UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A INFORMATION

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SUNPOWER INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUNPOWER INC.
45700 Northport Loop East
Fremont, California 94538

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Pacific Time on March 25, 2026

February 20, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of SUNPOWER INC., a Delaware corporation (“SunPower”, the “Company”, “we”, “us”, “our” and like expressions). The Special Meeting will be held virtually via a live webcast by registering online at www.proxydocs.com/SPWR at 11:00 a.m. Pacific Time on March 25, 2026. There will not be a physical location for the Special Meeting, and you will not be able to attend the Special Meeting in person. We encourage you to attend online and participate. We recommend that you log in a few minutes before 11:00 a.m. Pacific Time on March 25, 2026 to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting. The Special Meeting will be held for the following purposes:

1.      to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or “common stock”), as additional consideration pursuant to the Membership Interest Purchase Agreement, dated as of September 21, 2025, by and among SunPower Inc., Complete Solar, Inc., Chicken Parm Pizza LLC and Sunder Energy LLC in excess of 3,333,334 shares of the Company’s Common Stock;

2.      to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Common Stock that may be issuable upon the conversion of an additional $22,225,000 aggregate principal amount of the Company’s 7.00% Convertible Senior Notes due 2029 (the “7.00% Notes” and such additional $22,225,000 aggregate principal amount of 7.00% Notes, the “Additional 7.0% Notes”), which Additional 7.0% Notes may become issuable by the Company following the exercise of an additional purchase option for the Additional 7.0% Notes pursuant to the various Note Purchase Agreements, dated as of September 21, 2025, between the Company and the purchasers party thereto;

3.      to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Common Stock as post-closing consideration pursuant to the Membership Interest Purchase Agreement, dated as of November 21, 2025, by and among SunPower Inc., Ambia Holdings, Inc. and Ambia Energy, LLC in excess of 16,620,910 shares of the Company’s Common Stock;

4.      to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the increase of the aggregate commitment amount under the Amended White Lion Purchase Agreement (as defined in the accompanying Proxy Statement) from $30.0 million to $55.0 million shares of the Company’s Common Stock;

5.      to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Common Stock (a) pursuant to the Standby Equity Purchase Agreement, dated January 27, 2026 between YA II PN, Ltd. (“Yorkville”), and SunPower Inc. (the “Yorkville Purchase Agreement”) and (b) upon the conversion of convertible promissory notes issued to Yorkville in connection with the Yorkville Purchase Agreement, in an amount that may be equal to or exceed 20% of the Company’s Common Stock outstanding as of January 27, 2026;

6.      to approve an amendment to the Company’s 2023 Equity Incentive Plan, as amended, to reserve an additional 8,000,000 shares of Common Stock for issuance under the 2023 Equity Incentive Plan, as amended; and

7.      to transact such other business that may properly come before the Special Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice of Special Meeting.

The record date for the Special Meeting is January 30, 2026. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof.

Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. We expect to mail to our stockholders copies of all of the proxy materials on or about February 23, 2026. We are also furnishing proxy materials to our stockholders over the Internet, and you may read, print and download these proxy materials over the Internet at www.proxydocs.com/SPWR.

Your vote is important. Whether or not you are able to attend the Special Meeting online, it is important that your shares be represented. Please vote as soon as possible.

If you have any questions, would like additional copies of the Proxy Statement or need assistance with voting, please contact our proxy solicitor, Georgeson LLC, at (866) 946-2155 or by email at sunpower@georgeson.com.

On behalf of our Board of Directors, thank you for your participation in this important process.

By Order of the Board of Directors,

/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer and Executive Chairman
Fremont, California
February 20, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2026

Pursuant to the rules of the SEC, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. We expect to mail to our stockholders copies of all of the proxy materials on or about February 23, 2026.

We are also furnishing proxy materials to our stockholders over the Internet, and you may read, print and download these proxy materials over the Internet at www.proxydocs.com/SPWR.

You are cordially invited to attend the Special Meeting online. Your vote is important. Whether or not you expect to attend the Special Meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting. Even if you have voted by proxy, you may still vote online if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

YOUR VOTE IS IMPORTANT

i

SUNPOWER INC.
45700 Northport Loop East
Fremont, California 94538

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on March 25, 2026

GENERAL INFORMATION

The proxy materials for our special meeting of stockholders (the “Special Meeting”) include the Notice of Special Meeting of Stockholders, this Proxy Statement the attached proxy card, and the other annexes attached to this Proxy Statement (collectively, the “proxy materials”). The proxy materials for the Special Meeting are first being mailed on or about February 23, 2026 to stockholders of record as of the Record Date (as defined below).

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving the proxy materials?

You are receiving this Proxy Statement and the other proxy materials from us because you own shares of our common stock, $0.0001 par value per share (the “Common Stock” or “common stock”), as of the Record Date. This Proxy Statement describes the matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

Thurman J. Rodgers and Nicolas Wenker were named by the Board of Directors as proxy holders. Messrs. Rodgers and Wenker will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, please complete, sign and return your proxy card, or vote on the Internet, in advance of the Special Meeting just in case you are unable to attend. You can always decide to vote online during the Special Meeting. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

When is the record date for the Special Meeting?

The Board of Directors set the record date for the Special Meeting as the close of business on January 30, 2026 (the “Record Date”).

How do I attend, participate in, and ask questions during the Special Meeting?

We will be hosting the Special Meeting via live webcast only. Any stockholder can attend the Special Meeting live online at www.proxydocs.com/SPWR. The Special Meeting will start at 11:00 a.m. Pacific Time on March 25, 2026.

In order to enter the Special Meeting, you will need the control number, which is included on your proxy card or voting instruction form if you are a stockholder of record of shares of our Common Stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of Common Stock in a “street name.” Instructions on how to attend and participate are available at www.proxydocs.com/SPWR. We recommend that you log in a few minutes before 11:00 a.m. Pacific Time to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.

If you would like to submit a question during the Special Meeting, you may log in to www.proxydocs.com/SPWR using your control number and by following the applicable instructions. The webcast will open 15 minutes before the start of the Special Meeting.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will find posted our rules of conduct for the Special Meeting when you log in prior to its start. During the question-and-answer session of the Special Meeting, we will address questions pertinent to meeting matters, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to appropriate questions in the allotted time, we may limit each stockholder to one question. Please refer to the rules of conduct for additional guidelines regarding the Special Meeting.

What if I have technical difficulties or trouble accessing the Special Meeting?

Beginning at 11:00 a.m. Pacific Time and during the virtual Special Meeting, we will have a support team ready to assist stockholders with technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.proxydocs.com/SPWR.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Special Meeting. On the Record Date, there were 113,599,624 shares of Common Stock outstanding and entitled to vote. Holders of our shares of Common Stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Special Meeting.

A list of stockholders of record will be available for inspection by stockholders of record online during the Special Meeting for those that attend. In addition, for the ten days prior to the Special Meeting, the stockholder list will be available upon request via IR@sunpower.com for examination by any stockholder for any purpose relating to the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or by proxy in advance. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by proxy in advance of the Special Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account, and your broker, bank or other agent will request voting instructions from you. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Special Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Special Meeting.

What am I voting on?

The following matters are schedule for a vote:

•        Proposal No. 1 — to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our Common Stock as additional consideration pursuant to the Membership Interest Purchase Agreement (the “Sunder MIPA”), dated as of September 21, 2025, by and among SunPower, Complete Solar, Inc., Chicken Parm Pizza LLC (the “Sunder Member”) and Sunder Energy LLC (“Sunder Energy” or “Sunder”) in excess of 3,333,334 shares of our Common Stock (the “Sunder Consideration Share Limit”);

•        Proposal No. 2 — to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our Common Stock that may be issuable upon the conversion of an additional $22,225,000 aggregate principal amount of our 7.00% Convertible Senior Notes due 2029 (the “7.00% Notes” and such additional $22,225,000 aggregate principal amount of 7.00% Notes, the “Additional 7.0% Notes”), which Additional 7.0% Notes may become issuable by us following the exercise of an additional purchase option for the Additional 7.0% Notes pursuant to the various Note Purchase Agreements, dated as of September 21, 2025, between SunPower and the purchasers party thereto (collectively, the “September 2025 NPAs”);

•        Proposal No. 3 — to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our Common Stock as post-closing consideration pursuant to the Membership Interest Purchase Agreement (the “Ambia MIPA”), dated as of November 21, 2025, by and among SunPower, Ambia Holdings, Inc. (the “Ambia Member”) and Ambia Energy, LLC (“Ambia Energy” or “Ambia”) in excess of 16,620,910 shares of our Common Stock (the “Ambia Consideration Share Limit”);

•        Proposal No. 4 — to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the increase of the aggregate commitment amount under the Amended White Lion Purchase Agreement (as defined below) from $30.0 million to $55.0 million shares of our Common Stock;

•        Proposal No. 5 — to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock (a) pursuant to the Standby Equity Purchase Agreement (the “Yorkville Purchase Agreement”), dated as of January 27, 2026, between SunPower and YA II PN, Ltd. (“Yorkville”) and (b) upon the conversion of convertible promissory notes issued to Yorkville in connection with the Yorkville Purchase Agreement, in an amount that may be equal to or exceed 20% of our Common Stock outstanding as of January 27, 2026; and

•        Proposal No. 6 — to approve an amendment to our 2023 Equity Incentive Plan, as amended, to reserve an additional 8,000,000 shares of common stock for issuance the 2023 Equity Incentive Plan, as amended.

Additionally, you may be asked to: (a) approve an adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated votes at the time of the Special Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Special Meeting or to approve Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5 or Proposal No. 6; and (b) transact such other business that may properly come before the Special Meeting or any adjournment thereof.

What are the effects on current stockholders if these proposals are approved?

The proposals included in this Proxy Statement for approval at the Special Meeting relate to the issuance of additional shares of Common Stock in accordance with the requirements under Nasdaq Listing Rules 5635(a), 5635(c) and 5635(d). If all or any of the proposals to be voted on at the Special Meeting are approved, current stockholders may experience significant dilution of their current equity ownership in SunPower as a result.

The number of shares of Common Stock that may be issued as a result of each proposal and associated dilution to current stockholders is summarized below (based on 113,599,624 shares outstanding on the Record Date.)

Proposal	Potential Shares of Common Stock Issuable	Related Dilution to Existing Holders(1)
Proposal No. 1	If Proposal No. 1 is approved, we may issue an additional 6,666,666 shares of Common Stock pursuant the Sunder MIPA	5.5%
Proposal No. 2	If Proposal No. 2 is approved, we may issue an additional $22,225,000 principal amount of Additional 7.0% Notes that will be convertible into up to 12,865,496 shares of Common Stock.	10.2%

Proposal	Potential Shares of Common Stock Issuable	Related Dilution to Existing Holders(1)
Proposal No. 3	If Proposal No. 3 is approved, we may issue an additional 11,700,000(2) shares of Common Stock pursuant to the Ambia MIPA.	9.3%
Proposal No. 4	If Proposal No. 4 is approved, we may sell and issue an additional $25.0 million shares of Common Stock pursuant to the Amended White Lion Purchase Agreement, which we currently estimate would equal approximately 15,600,000(3) additional shares of Common Stock.	12.1%
Proposal No. 5	If Proposal No. 5 is approved, we may sell and issue shares of Common Stock and additional Promissory Notes to Yorkville convertible into shares of Common Stock in an amount equal to or greater than 20% of our Common Stock outstanding on January 27, 2026. Currently, we have issued Yorkville a Promissory Note in the original principal amount of $1,900,000. For purposes of this dilution calculation, we have assumed that we will issue Yorkville a total of $20,000,000 principal amount of Promissory Notes convertible into 12,500,000(4) shares of our Common Stock.	9.9%
Proposal No. 6	If Proposal No. 6 is approved, we may issue additional equity awards pursuant to our 2023 Equity Incentive Plan, as amended, relating to an additional 8,000,000 shares of our Common Stock.	6.6%

____________

(1)      Related dilution percentages are calculated by dividing the total potential shares of Common Stock issuable for the related proposal by the sum of the shares of Common Stock outstanding as of the Record Date, plus the additional potential shares of Common Stock issuable for the related proposal.

(2)      Pursuant to the Ambia MIPA, we have agreed to issue the Ambia Member an additional $9,375,000 shares of our Common Stock on the six-month anniversary of the closing under the Ambia MIPA and an additional $9,370,000 shares of our Common Stock on the 12-month anniversary of the closing under the Ambia MIPA. The actual number of shares issuable to the Ambia Member will depend on the 20-day trailing volume-weighted average price (“VWAP”) of our Common Stock at the time of issuance of these shares in the future and cannot be calculated as of the date of this Proxy Statement. For purposes of the dilution calculation presented in the table above, we have assumed that the additional $18,750,000 shares of Common Stock issuable under the Ambia MIPA will be issued based on an assumed VWAP of $1.60 per share.

(3)      The actual number of shares of our Common Stock that may be sold and issued pursuant to the Amended White Lion Purchase Agreement as a result of the increase of the commitment amount to $55.0 million cannot be calculated at this time, as the actual number of shares of Common Stock issuable will depend on the VWAP of our Common Stock at the time of the individual transactions pursuant to the Amended White Lion Purchase Agreement. For purposes of the dilution calculation presented in the table above, we have assumed that the additional $25,000,000 shares of Common Stock that we may elect to issue under the Amended White Lion Purchase Agreement will be sold and issued based on an assumed VWAP of approximately $1.60 per share.

(4)      The actual number of shares of Common Stock issuable upon the conversion of $20,000,000 principal amount of Promissory Notes depends on the price of our Common Stock at the time of conversion. To be consistent with the dilution calculations presented in the table above, the dilution percentage relating to Yorkville assumes we issue $20,000,000 principal amount of Promissory Notes and that all such notes are convertible into shares of our Common stock based on a $1.60 per share conversion price.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy, Thurman J. Rodgers, Chief Executive Officer, and Nicolas Wenker, Chief Legal Officer, to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any other business to be presented for consideration at the Special Meeting.

How do I vote?

For the proposals to be considered at the Special Meeting, you may vote “For” or “Against” or “Abstain” from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Special Meeting or (2) in advance of the Special Meeting by proxy through the internet, by telephone or by completing and returning the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.

•        To vote online during the Special Meeting, follow the instructions provided on the Special Meeting portal, starting at 11:00 a.m. Pacific Time on March 25, 2026. The webcast will open 15 minutes before the start of the Special Meeting.

•        To vote in advance of the Special Meeting through the internet, go to www.proxydocs.com/SPWR to complete an electronic proxy card. You will be asked to provide the control number from the proxy card or voting instruction form. Your internet vote must be received by the start of the meeting on March 25, 2026 to be counted.

•        To vote in advance of the Special Meeting by telephone, dial (866) 994-3906 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your telephone vote must be received by the start of the meeting on March 25, 2026 to be counted.

•        To vote in advance of the Special Meeting using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

If you have any questions, would like additional copies of the Proxy Statement or need assistance with voting, please contact our proxy solicitor, Georgeson LLC, at:

51 West 52nd Street, 6th Floor
New York, NY 10019
Shareholders, Banks and Brokers
Call Toll Free: (866) 946-2155
Email: sunpower@georgeson.com

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from us. Simply follow the voting instructions received from your broker, bank or other agent to ensure that your vote is counted. To vote online at the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6 are “non-routine” matters. Accordingly, your broker, bank or other agent may not vote your shares on any of these proposals without your instructions. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this Proxy Statement.

If you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” and in favor of each of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6. If any other matter is properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have hired Georgeson LLC to assist in the proxy solicitation process. We have agreed to pay Georgeson LLC a fee of approximately $25,000, plus customary costs and expenses for these services.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the notices you receive to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Special Meeting in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the internet.

•        You may send a timely written notice that you are revoking your proxy to our Secretary at SunPower Inc., 45700 Northport Loop East, Fremont, California 94538.

•        You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6, votes “For” and “Against,” as well as abstentions.

Abstentions and broker non-votes, if any, will have no effect and will not be counted towards the vote total for each of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Broker non-votes, if any, will have no effect on Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6.

As a reminder, if you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

To approve each of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5 and Proposal No. 6, each such proposal must receive the affirmative vote of the holders of a majority of the total votes cast on the applicable in person or by proxy at the Special Meeting, provided that a quorum is present.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Special Meeting online or represented by proxy. On the Record Date, there were 113,599,624 shares outstanding and entitled to vote. The inspector(s) of election appointed for the Special Meeting will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Special Meeting by virtual attendance or represented by proxy may adjourn the Special Meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Am I entitled to dissenters’ or appraisal rights?

No. Our stockholders are not entitled to any dissenters’ or appraisal rights in connection with any of the proposals at the Special Meeting.

When are stockholder proposals and director nominations due for the 2026 Annual Meeting of stockholders?

Stockholder Proposals.

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting, our Secretary must have been received the written proposal at our principal executive offices no later than that December 26, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

SunPower Inc.
Attention: Secretary
45700 Northport Loop East
Fremont, California 94538

Our Amended and Restated Bylaws (the “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an Special Meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our Board of Directors, or a duly authorized committee of our Board of Directors, or (iii) properly brought before the meeting in accordance with our Bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our Bylaws and must be received by our Secretary at our principal executive offices not earlier than the close of business on January 29, 2026 and not later than the close of business on February 28, 2026.

In the event that we hold the 2026 Annual Meeting more than 30 days before or after the one-year anniversary of the 2025 annual meeting of stockholders, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2026 Annual Meeting and no later than the close of business on the later of the following two dates:

•        the 90th day prior to the 2026 Annual Meeting; or

•        the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such Special Meeting, we are not required to present the proposal for a vote at such annual meeting.

Director Nominations.

Holders of our Common Stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance-Nominating and Corporate Governance Committee.”

Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement pursuant to Rule 14a-8 under the Exchange Act.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules in connection with our 2026 Annual Meeting, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the date of 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of 2026 Annual Meeting is first made by us.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying proxy materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in the proxy materials that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements about:

•        The anticipated benefits of the acquisitions of Sunder Energy and Ambia Energy, including our ability to integrate these and other acquired businesses, to fund and meet the liquidity needs of the acquired businesses, to retain key employees of the acquired businesses, to take advantage of growth opportunities and to realize the expected benefits of such acquisitions;

•        our financial and business performance following our acquisitions of Sunder and Ambia, including financial projections and business metrics, and our ability to manage our costs;

•        the rationales and benefits stated for the proposals (and related facts, circumstances and assumptions) made in this Proxy Statement;

•        anticipated or potential consequences outlined in this Proxy Statement concerning the failure of our stockholders to approve the proposals made in this Proxy Statement;

•        our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        our anticipated usage of the 2023 Plan (as defined below) during 2026 and in future years, and our expectation that grants of equity awards under the 2023 Plan will align our employees’ interests with the interests of our stockholders, the anticipated benefits of broadly-distributed equity incentives, that our use of equity-based compensation allows us to conserve case, and that equity-based compensation is an essential component in our competition for employees and top talent;

•        our future capital requirements, the sufficiency of our cash, and sources and uses of cash, including cash required to service our current and future borrowings; and

•        our ability to obtain funding for our operations and future growth, including in connection with the integration of our acquisitions, and our ability to raise capital and refinance our existing debt.

The forward-looking statements contained in these proxy materials are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described Annex A — “Risk Factors” and elsewhere in these proxy materials. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks in Annex A — “Risk Factors” and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read these proxy materials, together with the documents we have filed with the SEC, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of these proxy materials, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

THE SUNDER ENERGY ACQUISITION

Overview and Business Conducted by Sunder Energy

As previously disclosed in our Current Report on Form 8-K filed with the SEC on September 26, 2025, and as further summarized below, we completed our acquisition of Sunder Energy on September 24, 2025.

Sunder Energy provides a third-party solar energy sales force to initiate and execute contracts with customers throughout the United States. Sunder Energy’s sales force works with solar installation companies in which Sunder Energy acts as the agent for each transaction entered. Sunder Energy earns revenue from contracts sold to customers for solar installations performed by third-party installation companies. Following our acquisition of Sunder Energy, we now operate Sunder Energy as a new business segment, and we now report Sunder Energy as a separate business segment.

Summary Term Sheet and Background of the Sunder Energy Acquisition

The following summary term sheet provides an overview of material information regarding the Sunder MIPA and our acquisition of Sunder Energy. The following summary may not contain all information that is important to you. You should read these entire proxy materials for a more complete understanding of the Sunder MIPA and our acquisition of Sunder Energy. The Sunder MIPA is included with the proxy materials as Annex B.

•        On September 21, 2025, we entered into the Sunder MIPA with the Sunder Member and Sunder Energy.

•        On September 24, 2025, we, the Sunder Member and Sunder Energy closed the transactions under the Sunder MIPA (the “Sunder Closing”).

•        Upon the Sunder Closing, on September 24, 2025, we acquired 100% of the equity interests of Sunder Energy, and Sunder Energy became our wholly-owned subsidiary.

•        In consideration for the acquisition of Sunder Energy, at the Sunder Closing, we (a) paid the Sunder Member $20,000,000 in cash, (b) issued a promissory note to the Sunder Member in the principal amount of $20,000,000 (the “Sunder Note”), and (c) issued 3,333,334 shares of our Common Stock.

•        As deferred consideration, and subject to stockholder approval of Proposal No. 1 at the Special Meeting, we agreed to issue an additional 3,333,333 shares of Common Stock on the 12-month anniversary of the Sunder Closing, and a further 3,333,333 shares of Common Stock on the 18-month anniversary of the Sunder Closing (such 6,666,666 shares of Common Stock are referred to as the “Sunder Additional Consideration Shares”);

•        SunPower, in its sole discretion, may elect to pay cash lieu of issuing the Sunder Additional Consideration Shares (the “Cash In Lieu Consideration”). If we elect to pay the Cash In Lieu Consideration, we will deliver a written notice of such election to the Sunder Member at least five business days prior to the 12- or 18-month anniversary of the Sunder Closing, as applicable. If we elect to pay the Cash In Lieu Consideration, we will pay the Sunder Member an amount in cash equal to number of Sunder Additional Consideration Shares that otherwise would have been issuable multiplied by the VWAP of the our Common Stock for the 30-trading day period ending on the business day that is two days immediately preceding the applicable date on which the Sunder Additional Consideration Shares are issuable (such amount, the “Cash In Lieu Amount”), and 50% of the Cash In Lieu Amount will be paid on the three-month anniversary of the applicable share issuance date, and the remaining Cash In Lieu Amount shall be paid on the six-month anniversary of the applicable share issuance date.

•        The share consideration payable under the Sunder MIPA was issued in a transaction exempt from the registration requirements of the Securities Act. In accordance with the Sunder MIPA, we have filed a registration statement with the SEC for the resale to the public under the Securities Act of the shares issued to date under the Sunder MIPA, and we will file further registration statements in respect of the Sunder Additional Consideration Shares when they are issued in the future. To comply with applicable Nasdaq rules, including Listing Rule 5635(a), the Sunder MIPA provides that we may not issue any Sunder Additional Consideration Shares in excess of the Sunder Consideration Share Limit, which equaled approximately 19.99% of our Common Stock outstanding on the date we signed the Sunder MIPA.

•        The Sunder Note bears interest at the rate of 7.0% per annum, compounded quarterly.

•        The maturity date under the Sunder Note is May 15, 2026.

•        Additionally, in connection with the Sunder Energy acquisition, we made inducement grants to three key employees of Sunder Energy as a material inducement to employment with SunPower following the closing of the acquisition. These inducement grants consist of time-based restricted stock units (“RSUs”) for a total of 2.7 million shares of SunPower common stock, with 20% of the RSUs vesting one year after grant and the remainder vesting in equal monthly installments thereafter until the fifth anniversary of the grant date, with such vesting subject to the RSU recipient’s continuous service through each vesting date. The RSUs are also subject to accelerated vesting in the event the RSU recipient’s employment is terminated by the Company without cause.

•        The Sunder MIPA includes customary representations and warranties, covenants, and indemnities, in each case under the circumstances and subject to certain limitations set forth in the Sunder MIPA. The indemnification obligations under the Sunder MIPA are subject to customary deductibles and caps. Our primary source of recovery for indemnifiable damages is set off for such damages against the amounts payable by us under the Sunder Note and the deferred consideration shares issuable following the Sunder Closing.

Background of the Sunder Energy Acquisition

The following is a summary of the background of the negotiations relating to the Sunder MIPA and Sunder Energy acquisition.

We regularly evaluate our business and strategic priorities. Our reviews focus on, among other things, our operations, financial condition, available sources of capital, strategic relationships and strategic options. We regularly review strategic options that include potential acquisitions.

In the course of these reviews, in early 2025, our management identified Sunder Energy as a potential acquisition target. Subsequently, in early 2025 and during April 2025, our management, including our Chief Executive Officer, met with the principals of Sunder Energy to explore a potential acquisition.

Subsequently, during May 2025, we and Sunder Energy negotiated a non-binding letter of intent for our potential acquisition of Sunder Energy, and we initiated an assessment of potential financing options for the acquisition. During such time, we also undertook an initial due diligence review of Sunder Energy.

During August 2025 and early September 2025, we and Sunder Energy advanced our discussions, and we completed further due diligence; and we and Sunder Energy entered into a non-binding letter of intent. During the remainder of September 2025, our outside legal counsel and outside legal counsel to Sunder Energy negotiated the Sunder MIPA and other transaction documents. Also, during September 2025, we negotiated the offering of our 7.00% additional notes in order to finance the cash purchase price payable under the Sunder MIPA at closing.

Our board of directors approved the Sunder MIPA and related transactions on September 21, 2025.

Among other reasons, we viewed Sunder Energy as an attractive acquisition target because of the expected downstream revenue that SunPower would be able to capture from Sunder Energy’s customers in the engineering, procurement and construction business, and our expectations for revenue synergies. The transaction also allowed us to hire an experienced management team and employee base. Further, Sunder Energy enjoyed a reputation as a top leader in the world of solar sales through superior training and technology tools. Sunder Energy’s excellence in its field of focus had also enabled it to achieve metrics superior to ours in key areas such as the percentage of projects achieving revenue after reaching the contract stage. Sunder Energy also excelled in marketing and had become the top partner of one of the solar industry’s leading financiers.

On September 21, 2025, we, the Sunder Member, and Sunder Energy executed the Sunder MIPA, and we entered into Note Purchase Agreements for the sale and issuance of $22 million aggregate principal amount of the 7.0% Notes.

We closed the sale and issuance of such 7.0% Notes on September 23, 2025, and we closed the transactions under the Sunder MIPA on September 24, 2025. The material terms of the 7.0% Notes are further described in Proposal No. 2 below.

Potential Issuance of Additional 7.0% Notes

The September 2025 NPAs entered into on September 21, 2025 provide that we will seek approval under applicable Nasdaq Listing Rules for the issuance of further shares of our Common Stock issuable upon the conversion of $22,225,000 aggregate principal amount of Additional 7.0% Notes that we may become issuable by us following the exercise of purchase options for such Additional 7.0% Notes pursuant o the terms of the September 2025 NPAs. If Proposal No. 2 in this Proxy Statement is approved at the Special Meeting, we are required to deliver written notice to the holders who entered into September 2025 NPAs, and such holders will have the option to purchase Additional 7.0% Notes, in an aggregate amount not to exceed $22,225,000. The material terms of the 7.0% Notes and further information relating to the Additional 7.0% Notes is provided in Proposal No. 2 below.

No Vote Is Required to Approve the Acquisition of Sunder Energy

The transactions under the Sunder MIPA, and our acquisition of Sunder Energy, have already closed. You are not being asked to vote to approve (and you do not have the right to vote to approve) the Sunder MIPA or the acquisition of Sunder Energy. Instead, as further discussed in Proposal No. 1 below, we are seeking your vote to authorize the issuance of Sunder Additional Consideration Shares in excess of the Sunder Consideration Share Limit in accordance with applicable Nasdaq rules.

Regulatory Approvals

Except for the approvals required under applicable Nasdaq Listing Rules with respect to the Sunder Consideration Share Limit and the Sunder Additional Consideration Shares as more fully described in Proposal No. 1 below, the transactions under the Sunder MIPA were not subject to federal or state regulatory requirements or approvals.

Accounting Treatment

The Sunder Energy acquisition was accounted for as a business combination in accordance with ASC 805, Business Combinations. The financial results of Sunder Energy have been included in our unaudited condensed consolidated financial statements since the date of acquisition.

Sunder Energy Financial Information and Management’s Discussion and Analysis of Financial Condition and Results of Operations

Financial Information

The audited financial statements of Sunder Energy for the years ended December 31, 2024 and December 31, 2023 (including the related notes to financial statements), and the unaudited financial statements of Sunder Energy for the six months ended June 30, 2025 and June 30, 2024 (including the related notes to financial statements), are included with these proxy materials. See “INDEX TO FINANCIAL STATEMENTS” below.

Sunder Energy Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of operations for the fiscal year ended December 31, 2024 compared to the fiscal year ended December 31, 2023

In this section, we discuss Sunder Energy’s results operations for fiscal 2024 compared to fiscal 2023. We discuss Sunder Energy’s cash flows and current financial condition under “— Liquidity and Capital Resources” below.

•        Sunder Energy’s revenues decreased from $56.9 million in fiscal 2023 to $44.2 million in fiscal 2024, primarily as a result of contract portfolio mix based on timing of when the performance obligation is met, as well as lower customer contract volume.

•        Sales commissions decreased during the same period from $46.8 million in fiscal 2023 to $37.5 million in fiscal 2024, primarily as a result of reduced customer sales during the same period.

•        Sunder Energy’s total operating expenses decreased from $63.6 million in fiscal 2023 to $54.8 million in fiscal 2024, primarily as a result of the reduction in sales commissions.

•        Sunder Energy recorded approximately $4.5 million of other income during fiscal 2024 relating to insurance proceeds received for business litigation and cash received via a litigation funding and investment agreement.

•        Sunder Energy’s net loss decreased from $(6.8) million in fiscal 2023 to $(6.2) million in fiscal 2024, primarily as a result of other income recognized during fiscal 2024.

Results of operations for the six months ended June 30, 2025 compared to the six months ended June 30, 2024

In this section, we discuss Sunder Energy’s results operations for the six-month periods ended June 30, 2025 and June 30, 2024.

•        Sunder Energy’s revenues increased from $11.9 million for the six months ended June 30, 2024 to $40.0 million for the six months ended June 30, 2025 primarily as a result of higher customer contract volumes due to overall growth in the solar industry from 2024 to 2025.

•        Sunder Energy’s sales commissions also increased during this same period from $10.7 million to $33.3 million, primarily as a result of increased sales activities.

•        Additionally, Sunder Energy’s general and administrative expenses increased from $5.8 million for the six months ended June 30, 2024 to $11.5 million for the six months ended June 30, 2025, primarily as a result of increased revenue due to overall growth with the solar industry from 2024 to 2025.

•        As a result of the increases in sales commissions and general and administrative expenses, Sunder Energy’s total operating expenses increased from $17.2 million for the six months ended June 30, 2024 to $45.6 million for the six months ended June 30, 2025.

•        Sunder Energy’s net loss increased from $(4.6) million for the six months ended June 30, 2024 to approximately $(5.7) million for the six months ended June 30, 2025, primarily as a result of the increase in total revenue during the same period, offset by the increases in sales commissions and general and administrative expenses during the same period.

Liquidity and capital resources

As of the fiscal year ended December 31, 2024 and as of the six months ended June 30, 2025, Sunder Energy had incurred net losses for the prior two years and the six months ended June 30, 2025. Prior to SunPower’s acquisition of Sunder Energy, operations were previously funded by capital contributions by the Sunder Member, an unsecured line of credit, as well as from cash flows generated from Sunder Energy business operations. Following SunPower’s acquisition of Sunder Energy, Sunder Energy now operates as a separate business segment of SunPower, and its operations are funded by SunPower.

The Sunder Member

The Sunder Member was the sole equity holder of Sunder Energy as of immediately prior to the Sunder Closing. There was no established trading marker for the equity interests of Sunder Energy. As a result of the transactions under the Sunder MIPA, Sunder Energy is now a wholly-owned subsidiary of SunPower.

Certain Interests of the Sunder Member and the Sunder Member’s Equity Holders

Certain key equity holders of the Sunder Member became our employees in connection with the acquisition of Sunder Energy. As a result of such employees’ ownership of equity interests in the Sunder Member, such employees have a material interest in the further equity- and cash-based consideration payable by SunPower to the Sunder Member pursuant to the Sunder MIPA. Those Sunder Members who are now our employees also received grants of restricted stock units from SunPower in connection with the Sunder Energy acquisition.

Interests of SunPower’s Directors and Officers in the Sunder Energy Acquisition

The beneficial ownership of our common stock is as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management.” We expect that our directors and executive officers will vote their shares in favor of each of the proposals to be presented at the Special Meeting.

THE AMBIA ENERGY TRANSACTION

Overview and Business Conducted by Ambia Energy

As previously disclosed in our Current Report on Form 8-K filed with the SEC on November 24, 2025, and as further summarized below, we completed our acquisition of Ambia Energy on November 21, 2025.

Ambia Energy is a residential solar energy system installer and operates in various markets throughout the United States.

Summary Term Sheet and Background of the Ambia Energy Acquisition

The following summary term sheet provides an overview of material information regarding the Ambia MIPA and our acquisition of Ambia Energy. The following is a summary and may not contain all information that is important to you. You should read these entire proxy materials for a more complete understanding of the Ambia MIPA and our acquisition of Ambia Energy. The Ambia MIPA is included with the proxy materials as Annex C.

•        On November 21, 2025, we entered into the Ambia MIPA with the Ambia Member and Ambia Energy.

•        On November 21, 2025, we, the Ambia Member and Ambia Energy closed the transactions under the Ambia MIPA (the “Ambia Closing”).

•        Upon the Ambia Closing, on November 21, 2025, we acquired 100% of the equity interests of Ambia Energy, and Ambia Energy became our wholly-owned subsidiary.

•        In consideration for the acquisition of Ambia Energy, at the Ambia Closing, we issued to the Ambia Member 10,243,924 shares of Common Stock.

•        As deferred consideration, and subject to stockholder approval at the Special Meeting, we agreed to issue an additional $9.375 million shares of Common Stock on the six-month anniversary of the Ambia Closing and an additional $9.375 million shares of Common Stock on the 12-month anniversary of the Ambia Closing (collectively, the “Additional Ambia Shares”). The actual number of Additional Ambia Shares issuable by us on the six- and 12-month anniversaries of the Ambia Closing will be determined based on the 20-day trailing VWAP of our Common Stock after market close on the business day immediate prior to the issuance date of the applicable shares; provided that such value for the calculation of the actual number of shares issuable by us will not be more than $2.8102 per share or less than $1.4988 per share. Additionally, the number of Additional Ambia Shares issuable by us to the Ambia Member is subject to adjustment pursuant to customary working capital and balance sheet adjustment terms and subject to offset for certain indemnifiable damages in accordance with the Ambia MIPA.

•        The share consideration payable under the Ambia MIPA was issued in a transaction exempt from the registration requirements of the Securities Act. In accordance with the Ambia MIPA, we have filed a registration statement with the SEC for the resale to the public under the Securities Act of the shares of Common Stock issued at the Ambia Closing, and we will file further registration statements in respect of the Additional Ambia Shares when they are issued in the future. To comply with applicable Nasdaq rules, including Listing Rule 5635(a), the Ambia MIPA provides that we may not issue any Additional Ambia Shares in excess of the Ambia Consideration Share Limit, which equaled approximately 19.99% of our Common Stock outstanding on the date we signed the Ambia MIPA.

•        Additionally, in connection with the Ambia Energy acquisition, we made inducement grants to two key employees of Ambia Energy as a material inducement to employment with SunPower following the closing of the acquisition. These inducement grants consist of time-based RSUs for a total of 2.0 million shares of SunPower common stock, with 20% of the RSUs vesting one year after grant and the remainder vesting in equal monthly installments thereafter until the fifth anniversary of the grant date, with such vesting subject to the RSU recipient’s continuous service through each vesting date. The RSUs are also subject to accelerated vesting in the event the RSU recipient’s employment is terminated by the Company without cause.

•        The Ambia MIPA includes customary representations and warranties, covenants, and indemnities, in each case under the circumstances and subject to certain limitations set forth in the Ambia MIPA. The indemnification obligations under the Ambia MIPA are subject to customary deductibles and caps. Our primary source of recovery for indemnifiable damages is set off for such damages against the deferred consideration shares issuable following the Ambia Closing.

Background of the Ambia Energy Acquisition

The following is a summary of the background of the negotiations relating to the Ambia MIPA and Ambia Energy acquisition.

As noted above in our discussion of the Sunder Energy acquisition, we regularly evaluate our business and strategic priorities. Our reviews focus on, among other things, our operations, financial condition, available sources of capital, strategic relationships and strategic options. We regularly review strategic options that include potential acquisitions.

In the course of these reviews, during 2025, our management identified Ambia Energy as a potential acquisition target. In October 2025, our management, including our Chief Executive Officer, met with the principals of Ambia Energy to explore a potential acquisition.

Subsequently, during October 2025 and early November 2025, we and Ambia Energy negotiated a non-binding letter of intent for our potential acquisition of Ambia Energy. During such time, we also initiated our due diligence review of Ambia Energy.

During November 2025, we and Ambia Energy advanced our discussions and we completed further due diligence; and we and Ambia Energy entered into a non-binding letter of intent. During November 2025, our outside legal counsel and outside legal counsel to Ambia Energy negotiated the Ambia MIPA and other transaction documents.

Among other reasons, we viewed Ambia Energy as an attractive acquisition target because of anticipated revenue synergies, and the transactions allowed us to hire an experienced management team and employee base. Further, Ambia Energy had earned a reputation for operational excellence, including superior cycle times that could be applied to our business by taking advantage of Ambia Energy’s learnings and expertise. Other examples of synergistic benefits included Ambia Energy’s knowledge of the customer experience journey and how to improve customer satisfaction metrics such as NPS scores.

Our board of directors approved the Ambia MIPA and related transactions, and on November 21, 2025, we, the Ambia Member, and Ambia Energy executed the Ambia MIPA, and we closed the Ambia Energy transaction on November 21, 2025.

No Vote Is Required to Approve the Acquisition of Ambia Energy

The transactions under the Ambia MIPA, and our acquisition of Ambia Energy, have already closed. You are not being asked to vote to approve (and you do not have the right to vote to approve) the Ambia MIPA or the acquisition of Ambia Energy. Instead, as further discussed in Proposal No. 3 below, we are seeking your vote to authorize the issuance of Additional Ambia Shares in excess of the Ambia Consideration Share Limit in accordance with applicable Nasdaq rules.

Regulatory Approvals

Except for the approvals required under applicable Nasdaq Listing Rules as more fully described in Proposal No. 3 below, the transaction sunder the Ambia MIPA were not subject to federal or state regulatory requirements or approvals.

Accounting Treatment

The Ambia Energy acquisition was accounted for as a business combination in accordance with ASC 805, Business Combinations. The financial results of Ambia Energy have been included in our unaudited condensed consolidated financial statements since the date of acquisition.

Ambia Energy Financial Information and Management’s Discussion and Analysis of Financial Condition and Results of Operations

Financial Information

The audited financial statements of Ambia Energy for the year ended December 31, 2024 (including the related notes to financial statements), and the unaudited financial statements of Sunder Energy for the nine months ended September 30, 2025 and September 30, 2024 (including the related notes to financial statements) are included with these proxy materials. See “INDEX TO FINANCIAL STATEMENTS” below.

Ambia Energy Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

In this section, we discuss Ambia Energy’s results of operations for the nine-month periods ended September 30, 2025 and September 30, 2024. We discuss Ambia Energy’s financial condition under “— Liquidity and Capital Resources” below.

•        Ambia Energy’s revenues increased from approximately $28.1 million for the nine-month period ended September 30, 2024 to approximately $61.1 for the nine-month period ended September 30, 2025, primarily as a result of increased solar installation combined with storage volume due to overall growth with the solar industry from 2024 to 2025.

•        Ambia Energy’s cost of revenues increased during the same period from approximately $20.5 million to $32.6 million, primarily as a result of the increased sales and related revenues, and Ambia’s gross profits increased during the same period from approximately $7.6 million to $28.5 million as a result.

•        Ambia Energy’s cost of commissions also increased from approximately $8.0 million for the nine-month period ended September 30, 2024 to approximately $16.0 million for the nine-month period ended September 30, 2025, primarily as a result of increased sales during the related periods.

•        Primarily as a result of increased sales commissions as well as increased general and administrative expenses, Ambia Energy’s total operating expenses increased from approximately $16.5 million for the nine-month period ended September 30, 2024 to approximately $28.4 million for the nine-month period ended September 30, 2025.

•        Ambia Energy’s net loss declined from approximately $(9.8) million for the nine-month period ended September 30, 2024 to approximately $(1.2) million for the nine-month period ended September 30, 2025, primarily as a result of an increase in revenue offset by increases in total operating expenses.

Liquidity and Capital Resources

As of December 31, 2024, Ambia Energy had a working capital surplus of approximately $665,000 and stockholders’ deficit of approximately $7,032,000. For the year ended December 31, 2024, Ambia Energy had a net loss of approximately $6,253,000 and used cash in operating activities of approximately $6,322,000. As of September 30, 2025, Ambia Energy had a working capital surplus of approximately $347,000 and stockholders’ deficit of approximately $8,229,000. For the nine months ended September 30, 2025, Ambia Energy had a net loss of approximately $1,197,000 and used cash in operating activities of approximately $1,186,000. Prior to SunPower’s acquisition of Ambia Energy, Ambia Energy financed its operations from amounts funded by investors, cash flows generated from operations and lines of credit provided by related parties. Following SunPower’s acquisition of Ambia Energy, Ambia Energy is a wholly-owned subsidiary of SunPower and its operations are funded by SunPower.

The Ambia Member

The Ambia Member was the sole equity holder of Ambia Energy as of immediately prior to the closing under the Ambia MIPA. There was no established trading marker for the equity interests of Ambia Energy. As a result of the transactions under the Ambia MIPA, Ambia Energy is now a wholly-owned subsidiary of SunPower.

Certain Interests of the Ambia Member and the Ambia Member’s Equity Holders

Certain key equity holders of the Ambia Member became our employees in connection with the acquisition of Ambia Energy. As a result of such employees’ ownership of equity interests in the Ambia Member, such employees have a material interest in the further equity- and cash-based consideration payable by SunPower to the Ambia Member pursuant to the Ambia MIPA. Those Ambia Member who are now our employees, also received grants of restricted stock units from SunPower in connection with the Ambia Energy acquisition.

Interests of SunPower’s Directors and Officers in the Ambia Energy Acquisition

The beneficial ownership of our common stock is as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management.” We expect that our directors and executive officers will vote their shares in favor of each of the proposals to be presented at the Special Meeting.

PROPOSAL NO. 1

To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of our Common Stock as the Sunder Additional Consideration Shares pursuant to the Sunder MIPA in excess of the Sunder Consideration Share Limit

Background

Pursuant to the Sunder MIPA, we are required to obtain stockholder approval to issue the Sunder Additional Consideration Shares in accordance with the Sunder MIPA in excess of the Sunder Consideration Share Limit. The Sunder MIPA and related transactions are more fully summarized above under “THE SUNDER ENERGY TRANSACTION.”

Requirement for Stockholder Approval

Our common stock is listed on Nasdaq and, as such, we are subject to the listing rules and requirements (the “Nasdaq Listing Rules”) of The Nasdaq Stock Market LLC (the “Nasdaq”). Nasdaq Listing Rule 5635(a) requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue more than 20% of its then outstanding shares of common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of our Common Stock pursuant the Sunder MIPA and the share of Common Stock issuable upon the conversion of any Additional 7.0% Notes are aggregated together for determining whether stockholder approval is required under Nasdaq Listing Rule 5635(a). While stockholder approval of the Sunder Energy acquisition was not required under Nasdaq rules, nor was it required at the time we issued 7.0% Notes pursuant to the September 2025 NPAs, in order to permit the issuance of Sunder Additional Consideration Shares in excess of the Sunder Consideration Share Limit, we must first obtain stockholder approval of the issuance of those shares of Common Stock in excess of the Sunder Consideration Share Limit in accordance with Nasdaq Listing Rule 5635(a).

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of Proposal No. 1 at the Special Meeting, then we will not be able to issue the Sunder Additional Consideration Shares or the Additional 7.0% Notes. In such event, we may, at our option, pay the Cash In Lieu Amount with respect to the Sunder Additional Consideration Shares, which likely would require additional financing to be undertaken by SunPower. Such financing may involve the issuance of SunPower securities at prices that are more dilutive to SunPower stockholders than the issuance of the Sunder Additional Consideration Shares. Alternatively, we could call for a further special meeting (or include a proposal at our annual meeting) to seek approval to issue the Sunder Additional Consideration Shares in accordance with Nasdq Listing Rule 5635(a). As a result, failure to approve the Proposal No. 1 would increase our operating costs and expenses, as well as divert management’s time and attention from the Company’s operations to continue to seek stockholder approval for the issuance of the Sunder Additional Consideration Shares.

Interests of Certain Parties

As further discussed above, certain equity holders of the Sunder Member are employees of SunPower. Proposal No. 1 is in the interest of such employees, as well as the other equity holders of the Sunder Member. Approval of Proposal No. 1 will be beneficial for them.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the total votes cast on the proposal is required for approval of Proposal No. 1. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of the Additional Notes Conversion Shares that may be issuable upon the conversion of $22,225,000 aggregate principal amount of Additional 7.0% Notes, which Additional 7.0% Notes may become issuable by us following the exercise of an additional purchase option for the Additional 7.0% Notes pursuant to the various September 2025 NPAs

Background

On September 21, 2025, we and the various purchasers of the 7.0% Notes issued in connection with the acquisition of Sunder Energy entered into the September 2025 NPAs. The September 2025 NPAs provide that we will seek approval under applicable Nasdaq Listing Rules of the issuance of further shares of our common stock upon the conversion of an additional $22,225,000 aggregate principal amount of Additional 7.0% Notes that we may be required to issue pursuant to the September 2025 NPAs. If this Proposal No. 2 is approved at the Special Meeting, we are required to deliver written notice to the holders party to the September 2025 NPAs, and such holders then shall have the option to purchase Additional 7.0% Notes pursuant to the terms of the September 2025 NPAs.

The Additional 7.0% Notes would be issuable pursuant further note purchase agreements and the Indenture, dated September 16, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The proceeds of the Additional 7.0% Notes would be used to pay off the Sunder Note and for general corporate purposes, including but not limited to working capital.

Summary of General Terms of the 7.0% Notes

The Additional 7.0% Notes would have the same terms as SunPower’s outstanding 7.0% Notes The 7.0% Notes are general unsecured obligations of the Company and will mature on July 1, 2029, unless earlier converted, redeemed, or repurchased. Interest on the 7.0% Notes accrues at a rate of 7.0% per year from September 16, 2024 and will be payable semiannually in arrears on January 1 and July 1 of each year. On or after September 16, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 7.0% Notes may convert all or any portion of their 7.0% Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms, conditions and limitations provided in the Indenture.

The conversion rate for the 7.0% Notes was initially 467.8363 shares of Common Stock per $1,000 principal amount of 7.0% Notes In accordance with certain make-whole terms under the Indenture, such conversion rate is currently 584.7953 shares of Common Stock per $1,000 principal amount of 7.0% Notes. The conversion rate for the 7.0% Notes is subject to further adjustment from time to time in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the 7.0% Notes or if the Company delivers a notice of redemption in respect of the 7.0% Notes, the Company will, under certain circumstances, increase the conversion rate of the 7.0% Notes for a holder who elects to convert its 7.0% Notes in connection with such a corporate event that occurs prior to the maturity date, or if the Company delivers a notice of redemption in respect of the 7.0% Notes.

The Company may not redeem the 7.0% Notes prior to September 16, 2026. The Company may redeem for cash all or any portion of the 7.0% Notes, at its option, subject to the conditions and requirements of the Indenture, (i) on or after September 16, 2026 and prior to July 1, 2029, if the last reported sale price of the Common Stock has been at least 150% of the conversion price for the 7.0% Notes then in effect for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the 7.0% Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the 7.0% Notes. If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their 7.0% Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 7.0% Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the 7.0% Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the 7.0% Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•        default in any payment of interest on any 7.0% Convertible Note due 2029 when due and payable and the default continues for a period of 30 days;

•        default in the payment of principal of any 7.0% Convertible Note due 2029 when due and payable on the maturity date, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•        failure by the Company to comply with its obligation to convert the 7.0% Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;

•        failure by the Company to give a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for five business days;

•        failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•        failure by the Company to comply with any of the other agreements in the Indenture or the 7.0% Notes for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the 7.0% Notes then outstanding;

•        default by the Company or any significant subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness with a principal amount in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of 7.0% Notes then outstanding in accordance with this Indenture;

•        certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries; and

•        a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any significant subsidiary, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the 7.0% Notes then outstanding shall automatically become due and payable. If an event of default with respect to the 7.0% Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 7.0% Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding 7.0% Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the 7.0% Notes.

The Indenture provides that the Company shall not, and shall not permit any subsidiary, to incur any indebtedness that ranks senior to the 7.0% Notes and that is secured by a perfected first priority security interests in the assets of the Company or any of its subsidiaries; provided, however, the Company and its subsidiaries may incur or issue: (a) any Indebtedness that is authorized by holders of at least 51% in aggregate principal amount of 7.0% Notes then outstanding in accordance with the Indenture; and (b) for the avoidance of doubt, any securitization financings that may be completed from time to time by the Company and/or its subsidiaries.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the 7.0% Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

Requirement for Stockholder Approval

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(a) requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue more than 20% of its then outstanding shares of common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of Common Stock pursuant to the Sunder MIPA and in connection with the conversion of the 7.0% Notes issued pursuant to the September 2025 NPAs, and issuable upon the conversion of any Additional 7.0% Notes, are aggregated together for determining whether stockholder approval is required under Nasdaq Listing Rule 5635(a). While stockholder approval of the Sunder Energy acquisition was not required under Nasdaq rules, nor was it required at the time of closing of issuance of 7.0% Notes on September 23, 2025 pursuant to the September 2025 NPAs, the September 2025 NPAs require that we solicit shareholder approval for the issuance of shares of common stock issuable upon conversion of the Additional 7.0% Notes in accordance with the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(a).

Consequences of Not Approving this Proposal

The failure of the Company’s stockholders to approve this proposal will not negate the existing terms of the 7.0% Notes that are outstanding on the Record Date, the September 2025 NPAs or the Indenture, which will remain a binding obligation of the Company.

Additional Financing for Payoff of Sunder Note

However, if this Proposal No. 2 is not approved, then the holders under the September 2025 NPAs will not have the option to purchase Additional 7.0% Notes, and the Company will be required to seek alternative financing to pay off the Sunder Note. The Company may not have the capital necessary to fully satisfy its ongoing business needs (in addition to paying off the Sunder Note), the effect of which would adversely impact future operating results, and result in a delay in or modification or abandonment of its business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to pay off the Sunder Note, which financing may not be available on advantageous terms and which may result in the incurrence of additional transaction expenses, and such financings may be at prices and on terms more dilutive to the Company’s stockholders than the terms of the Additional 7.0% Notes. To the extent that the Company engages in such transactions to raise additional capital, the current stockholders could be substantially diluted.

Potential Event of Default Under Sunder Note

If Proposal No. 2 is not approved (or if the parties to the September 2025 NPAs do not exercise their rights to purchase Additional 7.0% Notes), and if the Company does not have sufficient funds to pay off the obligations under the Sunder Note when due in May 2026, then the Company may suffer an event of default under Sunder Note, which could have significant negative consequences for the Company and its stockholders. An event of default could harm the Company’s financial condition, force the Company to reduce or cease operations or could result in the Company declaring bankruptcy.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of total votes cast on the proposal is required for approval of Proposal No. 2. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of the Additional Ambia Shares pursuant to the Ambia MIPA in excess of the Ambia Consideration Share Limit

Background

Pursuant to the Ambia MIPA, we are required to obtain stockholder approval to issue the Additional Ambia Shares pursuant to the Ambia MIPA in excess of the Ambia Consideration Share Limit. The Ambia MIPA and related transactions are more fully summarized above under “THE AMBIA ENERGY TRANSACTION.”

Requirement for Stockholder Approval

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(a) requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue more than 20% of its then outstanding shares of common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of shares of Common Stock at the Ambia Closing under the Ambia MIPA and the issuance of the Additional Ambia Shares are aggregated together for determining whether stockholder approval is required under Nasdaq Listing Rule 5635(a). While stockholder approval of the Ambia Energy acquisition was not required under Nasdaq rules, nor was it required at the time we issued shares of Common Stock at the Ambia Closing, in order to permit the issuance of the Additional Ambia Shares pursuant to the Ambia MIPA, we must first obtain stockholder approval of the issuance of shares of Common Stock in excess of the Ambia Consideration Share Limit in accordance with Nasdaq Listing Rule 5635(a).

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of Proposal No. 3 at the Special Meeting, then we will not be able to issue the Ambia Additional Shares. In such event, we would call for a further special meeting (or include a proposal at our annual meeting) to seek approval to issue the shares of our Common Stock in excess of the Ambia Consideration Share Limit in accordance with Nasdq Listing Rule 5635(a). As a result, failure to approve the Proposal No. 3 would increase our operating costs and expenses, as well as divert management’s time and attention from the Company’s operations to continue to seek stockholder approval of such proposal.

Interests of Certain Parties

As further discussed above, certain equity holders of the Ambia Member are employees of SunPower. Proposal No. 3 is in the interest of such employees, as well as the other equity holders of the Ambia Member. Approval of Proposal No. 3 will be beneficial to them.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the total votes cast on the proposal is required for approval of Proposal No. 3. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the increase of the aggregate commitment amount under the Amended White Lion Purchase Agreement from $30.0 million to $55.0 million shares of our Common Stock

Background

On January 11, 2026, the Company and White Lion entered into Amendment No. 3 (the “Amendment No. 3”) to the Amended White Lion Purchase Agreement. Amendment No. 3 increased, subject to approval by the Company’s stockholders, the commitment amount under the Amended White Lion Purchase Agreement from $30.0 million to $55.0 million shares of Common Stock (the “Commitment Amount”), which the Company may elect to sell to White Lion pursuant to the Amended White Lion Purchase Agreement, from time to time in the Company’s sole discretion, during the period ending on the earlier of December 31, 2027 and the date on which White Lion has purchased an aggregate number of shares of the Company’s Common Stock in value equal to the Commitment Amount (the “Commitment Period”).

Our stockholders are being asked to approve the increase in the Commitment Amount from $30.0 million to $55.0 million in accordance with Nasdaq Listing Rule 5635(d) and the terms of Amendment No. 3.

Summary of General Terms of the Amended White Lion Purchase Agreement

Pursuant to the Amended White Lion Purchase Agreement, we have the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30.0 million in aggregate gross purchase price of newly issued shares of our Common Stock (or if this Proposal No. 3 is approved at the Special Meeting, up to $55.0 million in aggregate gross purchase price of newly issued shares of our Common Stock), subject to certain limitations and conditions set forth in the Amended White Lion Purchase Agreement. Subject to the satisfaction of certain customary conditions, our right to sell shares to White Lion extends during the Commitment Period.

During the Commitment Period, subject to the terms and conditions of the Amended White Lion Purchase Agreement, we may notify White Lion when we exercise our right to sell shares of our Common Stock. We may deliver a Fixed Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where we can require White Lion to purchase up to a number of shares of Common Stock equal to the lesser of (i) $150,000 or (ii) 100% of Average Daily Trading Volume (as defined in the White Lion Purchase Agreement). We may also deliver a Rapid Purchase Notice (as defined in the Amended White Lion Purchase Agreement), where we may require White Lion to purchase up to a number of shares of Common Stock equal to the lesser of (i) 100% of the Average Daily Trading Volume and (ii) $2,000,000 divided by the highest closing price of the Common Stock over the most recent five business days immediately prior to the receipt of the notice. Further, we may deliver an Hour Rapid Purchase Notice (as defined in the Amended White Lion Purchase Agreement), where we may require White Lion to purchase up to a number of shares of Common Stock equal to the lesser of (i) five percent of the Average Daily Trading Volume (as defined in the Amended White Lion Purchase Agreement) on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of Common Stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one Business Day (as defined in the Amended White Lion Purchase Agreement) following the date on which the Hour Rapid Purchase Notice is delivered. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that we require White Lion to purchase will depend on the type of purchase notice that we deliver. For shares being issued pursuant to Fixed Purchase Notice, the purchase price per share will be equal to 90% of the lowest VWAP of the Common Stock that occurs during the five consecutive business days prior to the purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the average of the three lowest traded prices on the date that the notice is delivered. For shares being issued pursuant to an Hour Repaid Purchase Notice, White Lion will pay the Hour Rapid Purchase Investment Amount (as defined in Amendment No. 2) equal to the number of shares of Common Stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of the our Common Stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 9.99% of the number of shares of our Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a purchase notice.

We may deliver purchase notices under the Amended White Lion Purchase Agreement, subject to market conditions, and in light of our capital needs, from time to time and under the limitations contained in the Amended White Lion Purchase Agreement. Any proceeds that we receive under the Amended White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes.

The Company may also submit three hour rapid purchase notices to White Lion that, if accepted by White Lion and otherwise delivered in accordance with the Amended White Lion Purchase Agreement, would enable the Company to sell shares of Common Stock to White Lion based on the lowest traded price of the Common Stock during the three-hour valuation period following White Lion’s written acceptance of a three hour purchase notice.

The Company and White Lion will have the right to terminate the Amended White Lion Purchase Agreement in the event of a material breach by the other party and notice being sent by the non-breaching party to the breaching party. The Amended White Lion Purchase Agreement also automatically terminates upon the earlier of (i) the end of the Commitment Period, (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, and (iii) immediately upon the delisting of the Common Stock from The Nasdaq Global Market.

In consideration for the commitments of White Lion, as described above, we issued to White Lion 450,000 shares of our Common Stock, which were fully earned by White Lion at the time of issuance.

Also, we entered into a Registration Rights Agreement, dated July 16, 2024, with White Lion (the “RRA”), pursuant to which we filed a resale registration statement with the SEC covering the resale by While Lion of the shares of our Common Stock purchased by it under the White Lion Purchase Agreement. The RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified therein.

The foregoing description of the Amended White Lion Purchase Agreement, Amendment No. 3 and the RRA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended White Lion Purchase Agreement, Amendment No. 3 and the RRA, which are attached as Exhibits 10.23, 10.24, 10.25, 10.26 and 10.60, respectively, to the Registration Statement on Form S-1 filed by us with the SEC on January 14, 2026, and each is incorporated herein by reference.

Requirement for Stockholder Approval

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” For purposes of Nasdaq Listing Rule 5635(d), “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. As a result of this requirement, we conditioned the increase in the Commitment Amount under the Amended White Lion Purchase Agreement from $30.0 million to $55.0 million pursuant to Amendment No. 3 on the approval by our stockholders.

Effect on Current Stockholders of Issuance of Common Stock under the Amended White Lion Purchase Agreement

Each additional share of our Common Stock that would be issuable to White Lion if the Commitment Amount is increased would have the same rights and privileges as each share of our currently outstanding Common Stock. The issuance of shares of our Common Stock to White Lion pursuant to the terms of the Amended White Lion Purchase Agreement will not affect the rights of the holders of our outstanding Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock issuable to White Lion could adversely affect prevailing market prices of our shares of Common Stock.

Consequences of Not Approving this Proposal

We are not seeking the approval of our stockholders to authorize our entry into the Amended White Lion Purchase Agreement or any related documents, as we have already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this Proposal No. 4 will not negate the existing terms of the White Lion Purchase Agreement or the RRA, which will remain binding obligations of the Company.

If our stockholders do not approve this Proposal No. 4, we will be limited to the existing $30.0 million Commitment Amount pursuant to the Amended White Lion Purchase Agreement, and we would not be able to issue more than $30.0 million shares of Common Stock under the Amended White Lion Purchase Agreement. The Board and the management of the Company believe that the potential to use the full $55.0 million Commitment Amount under the Amended White Lion Purchase Agreement provides the Company flexibility in how it implements its business plans and ultimately generates value for its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the total votes cast on proposal is required for approval of Proposal No. 4. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

To approve, for purposes of complying with Nasdaq Listing Rules 5635(d), the issuance of shares of our Common Stock (a) pursuant to the Yorkville Purchase Agreement and (b) upon conversion of convertible promissory notes issued to Yorkville in connection with the Yorkville Purchase Agreement, in an amount that may be equal to or exceed 20% of our Common Stock outstanding as of January 27, 2026

Background

On January 27, 2026, we and Yorkville entered into the Yorkville Purchase Agreement. Under applicable Nasdaq Listing Rules, and pursuant to the Yorkville Purchase Agreement, in no event may we issue or sell to Yorkville shares of our Common Stock in excess of 22,381,878 shares (the “Yorkville Exchange Cap”), which is equal to 19.99% of our Common Stock outstanding immediately prior to the effective date of the Yorkville Purchase Agreement, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Yorkville Exchange Cap in accordance with Nasdaq Listing Rule 5635(d). In any event, we may not issue or sell any shares of Common Stock under the Yorkville Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. Pursuant to the Yorkville Purchase Agreement, we agreed to hold a special meeting of our stockholders within 90 days of the effective date of the Yorkville Purchase Agreement in order to seek approval from our stockholders of (i) the issuance of shares of common stock under the Yorkville Purchase Agreement in excess of the Yorkville Exchange Cap, and (ii) the issuance of the maximum number of shares of Common Stock issuable upon conversion of the Promissory Notes (as defined below).

Summary of Yorkville Purchase Agreement and Promissory Notes

Pursuant to the Yorkville Purchase Agreement, Yorkville will advance us, subject to the satisfaction of certain conditions as set forth in the Purchase Agreement, up to $20.0 million principal amount in two tranches (each, a “Pre-Paid Advance”), which will be evidenced by convertible promissory notes (the “Promissory Notes”). The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an event of default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on January 27, 2027, which maturity date may be extended at the option of Yorkville.

The Promissory Notes are convertible at a conversion price equal to the lower of (i) a price per share equal to 125% of the daily VWAP on the trading day prior to the issuance of each Promissory Note or (ii) 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date or other date of determination (but no lower than the “floor price” then in effect, subject to adjustment from time to time in accordance with the terms contained in the Promissory Notes).

The first tranche of the Pre-Paid Advance was disbursed on January 27, 2026, and we issued Yorkville a Promissory Note in the principal amount of $1.9 million. A second tranche of the Pre-Paid Advance in a principal amount of up to $18.1 million may be advanced on the second trading day after the registration statement relating to the Promissory Notes and the Yorkville Purchase Agreement first becoming effective and, subject to the satisfaction of certain additional conditions pursuant to the Yorkville Purchase Agreement.

At the closing of each tranche of the Pre-Paid Advance, Yorkville will advance to us the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 10% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount.

Pursuant to the Yorkville Purchase Agreement, and upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth therein, including the registration of shares of Common Stock issuable pursuant to the Purchase Agreement for resale, we will have the right, from time to time, until January 27, 2029, to require Yorkville to purchase up to an additional $25.0 million of shares of common stock (the “Yorkville Commitment Amount”), subject to certain limitations and conditions set forth in the Yorkville Purchase Agreement, by delivering written notice to Yorkville (an “Advance Notice”).

If there is no balance outstanding under the Promissory Notes, we may, in our sole discretion, select the amount of the Advance that we desire to issue and sell to Yorkville in each Advance Notice, subject to a maximum limit equal to 100% of the average of the daily volume traded of our common stock on the Nasdaq for the five consecutive trading days immediately preceding the delivery of an Advance Notice (the “Maximum Advance Amount”). If there is a balance outstanding under the Promissory Notes, we may only submit an Advance Notice (i) if an Amortization Event (as defined in the Promissory Notes) has occurred and our obligation to make prepayments under the Promissory Notes has not ceased, and (ii) the aggregate purchase price owed to us from such Advances (the “Advance Proceeds”) will be paid by Yorkville by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Notes. Pursuant to an Advance Notice, the shares will be issued and sold to Yorkville at a per share price equal to, at our election as specified in the relevant Advance Notice: (i) 96% of the market price for any period beginning at such time on such date that the Company of receives confirmation of receipt of such Advance Notice by Yorkville and ending on 4:00 p.m. Eastern time on the date of the applicable Advance Notice, or (ii) 97% of the market price for the three consecutive trading days commencing on the day such Advance Notice is deemed delivered pursuant to the terms of the Purchase Agreement.

We paid Yorkville a structuring and due diligence fee of $50,000 and issued to Yorkville 175,000 shares of Common Stock as a commitment fee.

Under the applicable Nasdaq Listing Rules, and pursuant to the Purchase Agreement, in no event may we issue or sell to Yorkville shares of our Common Stock under the Yorkville Purchase Agreement or upon conversion of the Promissory Notes in excess of the Yorkville Exchange Cap, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

In addition, we may not issue or sell any shares of common stock to Yorkville under the Yorkville Purchase Agreement or under the Promissory Notes, which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Yorkville and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of our Common Stock.

The Yorkville Purchase Agreement will automatically terminate on the earlier to occur of (i) January 27, 2029 or (ii) the date on which Yorkville has purchased from us under the Yorkville Purchase Agreement the Yorkville Commitment Amount in full. We may terminate the Yorkville Purchase Agreement at any time upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices under which we are yet to issue common stock and provided that we have paid all amounts owed to Yorkville pursuant to the Yorkville Purchase Agreement and the Promissory Notes. We and Yorkville may also agree to terminate the Yorkville Purchase Agreement by mutual written consent. Neither we nor Yorkville may assign or transfer our respective rights and obligations under the Yorkville Purchase Agreement, and no provision of the Yorkville Purchase Agreement may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

The Yorkville Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in the Yorkville Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

In connection with the Yorkville Purchase Agreement, we entered into a registration rights agreement with Yorkville pursuant to which we agreed to file a registration statement registering the resale of the common stock issuable upon conversion of the Promissory Notes, the 175,000 shares of Common Stock and, if applicable and in our discretion, additional Advances pursuant to the Yorkville Purchase Agreement.

Other than as stated above, we will control the timing and amount of any sales of common stock to Yorkville that we may elect, in our sole discretion, to effect from time to time during the term of the Yorkville Purchase Agreement. Actual sales of shares of common stock to Yorkville under the Yorkville Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the common stock and determinations by us as to the appropriate sources of funding for our business and our operations.

The net proceeds to us from sales that we elect to make to Yorkville under the Yorkville Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our common stock to Yorkville. We expect that any proceeds received by us from such sales to Yorkville will be used for general corporate purposes.

So long as the outstanding balance owed under outstanding Promissory Notes is more than $2.0 million, we will not (a) repay any loans to any executives or employees of the company or make any payments in respect of any related party debt (other than regular interest payments on outstanding debt) or (b) enter into any agreement relating to variable rate transactions. Notwithstanding the foregoing, (i) prior to the effectiveness of the registration statement of which this prospectus forms a part, we may engage in variable rate transactions under the Amended White Lion Purchase Agreement provided that the total gross proceeds of shares sold under the Amended White Lion Purchase Agreement shall not exceed $4.0 million in any 30-day period, and (ii) following the effectiveness of the registration statement of which this prospectus forms a part, we may use the Amended White Lion Purchase Agreement at any time if either (x) the outstanding balance owed under the Promissory Note(s) that are then outstanding is less than $2.0 million, or (y) an Amortization Event (as defined in the Yorkville Purchase Agreement) has occurred and the obligation of the Company to make monthly prepayments under the Promissory Note has not ceased, and the aggregate proceeds received by the Company from such offer and sale of shares pursuant to the Amended White Lion Purchase Agreement is used to pay the amounts outstanding under the Promissory Notes during the pendency of the Amortization Event.

We agreed that, during such time as the outstanding balance owed under the Promissory Notes that are then outstanding exceeds $2.0 million, without the consent of Yorkville, we shall not incur additional indebtedness (or grant any liens) other than Permitted Indebtedness (as defined in the Yorkville Purchase Agreement), including (i) indebtedness under outstanding Promissory Notes, (ii) indebtedness existing as of the date of the Yorkville Purchase Agreement and disclosed to Yorkville, (iii) certain subordinated indebtedness, (iv) indebtedness incurred pursuant to a receivables financing, factoring or accounts receivable securitization facility, subject to the additional conditions and requirements set forth in the Yorkville Purchase Agreement, (v) indebtedness incurred after the date of the Yorkville Purchase Agreement in an aggregate amount that does not exceed $1.0 million at any one time, and (vi) subject to the further requirements of the Yorkville Purchase Agreement, refinancings of the above.

Yorkville has agreed that none of Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the common stock or hedging transaction that establishes a net short position in the common stock during the term of the Yorkville Purchase Agreement.

Because the per share purchase price that Yorkville will pay for shares of common stock (the “Purchase Shares”) pursuant to any Advance that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable period for such Advance on the applicable purchase date for such Advance (the “Purchase Date”), as of the date of this proxy statement, we cannot determine the actual purchase price per share that Yorkville will be required to pay for any Purchase Shares that we may elect to sell to Yorkville under the Yorkville Purchase Agreement from and after the Effective Date and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Yorkville under the Yorkville Purchase Agreement from and after the effective date of the Yorkville Purchase Agreement.

Although the Yorkville Purchase Agreement provides that we may sell up to $25.0 million of our Common Stock to Yorkville, no Purchase Shares have been registered under the Securities Act for resale by Yorkville. If we elect to sell Purchase Shares to Yorkville under the Yorkville Purchase Agreement, we will need to register under the Securities Act additional shares of our Common Stock for resale by Yorkville which, will enable us to issue and sell to Yorkville such aggregate number of shares of Common Stock under the Yorkville Purchase Agreement as will be necessary in order for us to receive aggregate proceeds equal to Yorkville’s $25.0 million maximum aggregate purchase commitment available to us under the Yorkville Purchase Agreement.

The foregoing description of the Yorkville Purchase Agreement and the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Yorkville Purchase Agreement and the Promissory Note, which are attached as Exhibit 10.1 and Exhibit 4.1, respectively, to the Current Report on Form 8-K filed by us with the SEC on January 30, 2026, and each is incorporated herein by reference.

Requirement for Stockholder Approval

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules, including the Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” For purposes of Nasdaq Listing Rule 5635(d), “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

As a result of this requirement, we are required to seek stockholder approval to issue shares of our Common Stock pursuant to the Yorkville Purchase Agreement and upon conversion of the Promissory Notes in excess of the Yorkville Exchange Cap.

Effect on Current Stockholders of Issuance of Common Stock under Yorkville Purchase Agreement

Each additional share of our Common Stock that would be issuable to Yorkville as a result of conversion of the Promissory Notes or pursuant to the Yorkville Purchase Agreement would have the same rights and privileges as each share of our currently outstanding Common Stock. The issuance of shares of our Common Stock to Yorkville pursuant to the terms of the Yorkville Purchase Agreement will not affect the rights of the holders of our outstanding Common Stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock issuable to Yorkville could adversely affect prevailing market prices of our shares of Common Stock.

Consequences of Not Approving this Proposal

We are not seeking the approval of our stockholders to authorize our entry into the Yorkville Purchase Agreement or the issuance of Promissory Notes, as we have already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this Proposal No. 5 will not negate the existing terms of the Yorkville Purchase Agreement, the Promissory Notes or the related registration rights agreement, which will remain binding obligations of the Company.

If the stockholders do not approve this Proposal No. 5 and if we are not able to use the Yorkville Purchase Agreement or if the Promissory Notes are not convertible into shares of Common Stock, we may be unable to raise funds under the Yorkville Purchase Agreement, and we may be required to pay off any outstanding Promissory Notes in cash, which may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities. Should the proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the total votes cast on the proposal is required for approval of Proposal No. 5. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6

To approve an amendment to our 2023 Equity Incentive Plan, as amended, to reserve an additional 8,000,000 shares of Common Stock for issuance under the 2023 Equity Incentive Plan, as amended

Plan Amendment

Our Board of Directors has adopted resolutions approving, subject to approval by our stockholders, an amendment to our 2023 Equity Incentive Plan, as amended, to increase the number of shares of Common Stock available for grant under plan by reserving an additional 8,000,000 shares of Common Stock for issuance under the plan (the “Plan Amendment”). The 2023 Equity Incentive Plan, as amended and as further amended by the Plan Amendment is referred to below as the “Amended Plan” or the “2023 Plan”. The Plan Amendment is attached as Annex D to this Proxy Statement, and the Amended Plan is attached as Annex E to this Proxy Statement.

Except for the proposed increase in the number of shares of our Common Stock that may be issued pursuant to awards granted under the 2023 Plan and related conforming changes to Section 2(a) and Section 2(b) of the 2023 Plan, the Plan Amendment does not change any other term or provision of the 2023 Equity Incentive Plan, as amended, as in effect prior to the Plan Amendment.

Key Equity Compensation Principles and Objectives and Reasons for the Plan Amendment

Our Compensation Committee and our Board of Directors believe that equity-based compensation is a core element of our compensation programs. Further, the following business objectives and employee compensation and retention considerations were considered in connection with the proposed Plan Amendment.

•        Alignment of Interests:    We believe our equity-based compensation programs align our employees’ interests with the interests of our stockholders and that our equity-based compensation programs are essential to creating a culture of ownership among our employees.

•        Broadly-Distributed Equity Incentives:    Our Compensation Committee and our Board of Directors also believe that it is important to achieve the benefits of an ownership culture throughout the Company, and we grant equity-based compensation broadly to all levels of our employees.

•        Cash Conservation:    We are focused on making the Company profitable and generating positive cash flow. Our use of cash is also focused on investments that expand our revenue, in addition to funding the ongoing operations of our expanding business activities. By employing a broad-based equity compensation program, including in connection with our prior acquisition of SunPower and in the recent acquisitions of Sunder Energy, Ambia Energy and Cobalt Power Systems, Inc. (“Cobalt”), we believe we are able to attract and retain top talent, while also conserving the cash that would otherwise be needed to fund the cash-based employee compensation and incentives that we believe would be required for us to attract and retain our employees.

•        Equity-Based Compensation Needed to Attract Talent:    The competition for talented employees in our industry is intense, and we do not believe that we have the cash resources to create cash-based incentive programs sufficient enough to attract the employees and talent levels required to drive the growth of our business. Accordingly, we believe that our use of equity-based compensation is an essential component of our compensation programs and that equity awards are central to our employment value proposition and are needed for us to retain existing talent (including the employees we hired from SunPower, Sunder Energy and Ambia Energy) and to compete for top talent going forward.

Accordingly, we believe the dilution caused by the increase in the number of shares of Common Stock available for issuance under the 2023 Plan resulting from the Plan Amendment is reasonable given our financial objectives, as well as the need to compete for talent in a highly-competitive market for that talent, including grants for employees who have joined SunPower in connection with our acquisitions of Sunder Energy, Ambia Energy and Cobalt.

Dilution Analysis

We have evaluated the dilution potentially caused by the Plan Amendment. Our Board of Directors believes the potential dilutive impact of the increase in the number of shares of Common Stock proposed to be added under the 2023 Plan is reasonable in light of the objectives and other considerations summarized above.

The table below shows the potential dilution resulting from the Plan Amendment based on the number of shares of our Common Stock outstanding as of the January 30, 2026 and our fully-diluted capitalization as of January 30, 2026, the additional shares of Common Stock requested under the Plan Amendment, and the total equity awards outstanding and shares of Common Stock issued under the 2023 Plan as of January 30, 2026. We believe it is appropriate to measure dilution relative to our fully-diluted capitalization given the number of shares of Common Stock potentially issuable under our public and private warrants, our outstanding convertible notes, the outstanding forward purchase agreements, other outstanding convertible securities, as well as the additional shares issuable in connection with our acquisition of Sunder Energy, Ambia Energy and Cobalt.

We believe that the number of shares of Common Stock proposed to be added to the 2023 Plan by the Plan Amendment represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards, while also pursuing our objectives to (a) create a culture of ownership among our employee base, (b) align the interests of our employees and stockholders, (c) attract and retain top talent, and (d) reduce the amount of cash used in our compensation programs in order to build the amount of cash we have available to operate and grow our business.

Shares available under 2023 Plan Prior to Plan Amendment:
Total shares reserved under the 2023 Plan as of January 30, 2026 (including the January 1, 2026 evergreen increase)	36,573,109
Minus: Total awards and shares outstanding under the 2023 Plan as of January 30, 2026	17,080,849
Minus: Anticipated awards under 2023 Plan during remainder of 2026	14,700,000
Available shares for grant under 2023 Plan as of January 30, 2026 (prior to Plan Amendment but including the January 1, 2026 evergreen increase), less outstanding awards and shares as of January 30, 2026, less anticipated awards during 2026	4,792,260
Additional shares requested for the 2023 Plan under Plan Amendment:	8,000,000

Total potential 2023 Plan overhang (assuming Plan Amendment):(1)	44,573,109

Fully-diluted shares, including additional shares requested under Plan Amendment:(2)	311,214,128
Potential fully-diluted overhang percentage assuming Plan Amendment:	14.3%

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(1)      Total potential 2023 Plan overhang is calculated as the sum of: (a) the total shares of Common Stock that remain available for issuance under the 2023 Plan as of January 30, 2026 (including the additional evergreen shares added to the 2023 Plan on January 1, 2026 but prior to the Plan Amendment), plus (b) the total number of shares of Common Stock issued or issuable under awards made under the 2023 Plan as of January 30, 2026, plus (c) the 8,000,000 additional shares of Common Stock proposed to be added to the 2023 Plan by the Plan Amendment.

(2)      Fully-diluted shares calculated as the sum of: (a) 113,599,624 shares of Common Stock outstanding as of the Record Date, (b) 21,874,907 shares of Common Stock issuable upon exercise of our public and private warrants, (c) approximately 87,000,000 shares of Common Stock issuable upon conversion of our outstanding 7% Notes and 12% convertible promissory notes due 2029, and approximately 1,070,000 shares of Common Stock issuable upon conversion of the Promissory Note issued to Yorkville and outstanding as of January 30, 2026 (assuming a conversion price of $1.60 per share), (d) 5,618,488 shares of Common Stock issuable under forward purchase agreements, (e) 3,074,668 shares of Common Stock issuable under awards outstanding under our equity incentive plans other than the 2023 Plan as of January 30, 2026, (f) approximately 5,820,000 shares of Common Stock subject to warrants issuable to a service provider, (g) 17,080,849 shares of common stock issuable under awards outstanding under our 2023 Plan as of January 30, 2026, (h) 19,492,260 shares of Common Stock available for future issuance under the 2023 Plan (including the evergreen shares added to the 2023 Plan in January 2026) prior to the Plan Amendment, (i) 6,050,000 shares of Common Stock outstanding under RSUs issued outside of the 2023 Plan as Nasdaq inducement awards, (j) the 8,000,000 shares of Common Stock proposed to be added to the 2023 Plan by the Plan Amendment, (k) 6,666,666 shares of Common Stock payable to the Sunder Member under the Sunder MIPA, (l) 11,700,000 shares payable to the Ambia Member under the Ambia MIPA (assuming the remaining shares are issued based on a $1.60 VWAP), and (m) 4,166,666 shares payable to the selling stockholders under the Share Purchase Agreement, dated as of January 30, 2026, among SunPower, Cobalt Power Systems, Inc. and the selling stockholders party thereto (assuming such shares are issued based on a $1.60 VWAP). Fully-diluted shares does not include any further increase in the shares of Common Stock available for issuance under the 2023 Plan as a result of future evergreen increases.

Description of the Amended Plan

A summary description of the material features of the Amended Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the Amended Plan and is qualified by reference to the Plan Amendment and the Amended Plan attached hereto as Annex D and Annex E, respectively. Stockholders should refer to the Amended Plan for more complete and detailed information about the terms and conditions of the Amended Plan.

Eligibility.    Any individual who is an employee of SunPower or any of its affiliates, or any person who provides services to SunPower or its affiliates, including consultants and members of the Board of Directors, is eligible to receive awards under the Amended Plan at the discretion of the plan administrator.

Awards.    The Amended Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of SunPower’s affiliates.

Authorized Shares.    After giving effect to the Plan Amendment, the Company may issue awards under the 2023 Plan with respect to a up to 44,573,109 total shares of Common Stock under the 2023 Plan (which also includes all evergreen increases implemented through and including January 1, 2026). Additionally, the number of shares of Common Stock reserved for issuance under the Amended Plan will automatically increase on January 1 of each year, with the next increase on January 1, 2027 and ending on January 1, 2033, in an amount equal to the lesser of (1) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Common Stock determined by the Board of Directors prior to the date of the increase.

The unused shares subject to stock awards granted under the Amended Plan that expire, lapse or are terminated, settled in cash, withheld to satisfy the exercise or purchase price or to satisfy a tax withholding obligation with respect to an award, surrendered, repurchased, canceled without having been fully exercised, or forfeited, in any case, in a manner that results in SunPower not issuing any shares covered by the stock award, will, as applicable, become or again be available for stock award grants under the Amended Plan.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $1,000,000 in total value or (2) if such non-employee director is first appointed or elected to the Board of Directors during such calendar year, $1,500,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Plan Administration.    The Board of Directors, or a duly authorized committee thereof, will administer the Amended Plan and is referred to as the “plan administrator” herein. The Board of Directors may also delegate to one or more of the Company’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Amended Plan, the Board of Directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Options granted under the Amended Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with SunPower or any of SunPower’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with SunPower or any of SunPower’s affiliates ceases due to death or disability, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death, or 12 months following the date of disability. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of SunPower’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of SunPower’s total combined voting power or that of any of SunPower’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards will generally be granted in consideration for a participant’s services, but may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of Common Stock, a combination of cash and shares of Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with SunPower ends for any reason, SunPower may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with SunPower through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. A stock appreciation right granted under the Amended Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the Amended Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with SunPower or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with SunPower or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.    The Amended Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Common Stock.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure.    In the event there is a specified type of change in the capital structure of SunPower, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares subject to the Amended Plan, (2) the class(es) and maximum number of shares that may be issued pursuant to the exercise of incentive stock options, and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.    The following applies to stock awards under the Amended Plan in the event of a corporate transaction (as defined in the Amended Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with SunPower or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Amended Plan may be assumed, or continued by any surviving or acquiring corporation (or its parent company), or new awards may be issued by such surviving or acquiring corporation (or its parent company) in substitution of such awards, and any reacquisition or repurchase rights held by SunPower with respect to the stock award may be assigned to SunPower’s successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by SunPower with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction). Any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by SunPower with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction, over (ii) if applicable, any per share exercise price payable by such holder.

Plan Amendment or Termination.    The Board of Directors has the authority to amend, suspend, or terminate the Amended Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date the Board of Directors adopts the Amended Plan. No stock awards may be granted under the Amended Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the Amended Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended Plan. The Amended Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Nonstatutory Stock Options.    Generally, there is no taxation upon the grant of an NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is (or was) employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options.    The Amended Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding periods, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding periods, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. The Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards.    Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards.    Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights.    Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to the Company

Compensation of Covered Employees.    The ability of the Company to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

Golden Parachute Payments.    The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits

Generally, it is not possible to determine the specific amounts and types of awards that may be awarded under the Amended Plan because all awards under the Amended Plan are subject to the discretion of the Compensation Committee and the Board of Directors. However, we have communicated an intent to make certain awards to existing employees and contractors under the Amended Plan relating to approximately 14,700,000 shares of Common Stock, including to the former employees of Sunder Energy, Ambia Energy and Cobalt, and to independent contractors engaged by SunPower. The foregoing awards in respect of approximately 14,700,000 shares of Common Stock intended to be made under the Amended Plan are referred to as the “Intended Awards”. None of the Intended Awards are currently anticipated to be granted to our named executive officers, our other executive officers, or our directors.

Therefore, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future and a new plan benefits table is thus not provided, other than with respect to the Intended Awards, as summarized in the table below.

2023 Plan, as amended by Plan Amendment(1)

Name and Position	Dollar Value	Number of Shares of Common Stock Subject to Options and Restricted Stock Units
Thurman J. (T.J.) Rodgers	—	—
Wendell Laidley (Chief Financial Officer)	—	—
Jeanne Nguyen (former Chief Financial Officer)	—	—
Executive Group	—	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	14,700,000

____________

(1)      The amounts reflected in the table above represent the aggregate number of stock options and RSUs that are currently expected to be subject to the Intended Awards, all subject to the further approval of the Compensation Committee and the Board of Directors. The value of the Intended Awards to the non-executive officer employee group will be determined at the time such grants are actually made.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information as of December 29, 2025 relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by stockholders	17,080,850	$0.73	19,775,170
Equity compensation plans not approved by stockholders	—	—	—
Total	17,080,850	$0.73	19,775,170

____________

(1)      Excludes the additional shares added to the 2023 Plan as a result of the evergreen increase effective as of January 1, 2026.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the total votes cast on the proposal is required for approval of Proposal No. 6. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal No. 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of January 30, 2026 by:

•        each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock;

•        each of our directors and each of our named executive officers; and

•        all executive officers and directors of SunPower as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person in the table below, shares subject to options, warrants, convertible notes, other derivative securities or other rights held by that person that are currently exercisable, or will become exercisable within 60 days of January 12, 2026, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person in the table below.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Applicable percentages in the table below are based on 113,599,624 shares of Common Stock outstanding as of January 30, 2026.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock Outstanding
5% or Greater Stockholders:
Ecosystem Integrity Fund II, L.P.(2)	8,399,653	7.4%
Thurman J. (T.J.) Rodgers(3)	44,149,560	32.5%
Entities affiliated with Alyeska Investment Group, L.P.(4)	11,695,906	6.7%
Entities Affiliated with Kline Hill(5)	7,299,695	6.4%
Entities Affiliated with Carlyle Group(6)	7,211,351	6.3%
Executive Officers and Incumbent Directors and Director Nominees:
Thurman J. Rodgers(3)	44,149,560	32.5%
William J. Anderson(7)	2,777,727	2.4%
Antonio R. Alvarez(8)	201,009	*
Daniel Foley(9)	157,472	*
Devin Whatley(2)	8,591,602	7.6%
Tidjane Thiam(10)	292,825	*
Adam Gishen(11)	311,381	*
Ronald Pasek(12)	228,879	*
Chris Lundell(13)	377,443	*
Lothar Maier(14)	243,169	—
J. Daniel McCranie(15)	1,681,765	1.5%
Jamie Haenggi	—	—
Jeanne Nguyen(16)	35,374
Wendell Laidley	—	—
All directors and executive officers as a group (13 persons)	59,048,206	42.6%

____________

*        Less than one percent.

(1)      Unless otherwise indicated, the business address of each of the directors and executive officers of the Company listed in the table is c/o SunPower Inc., 1403 North 630 East, Orem, UT 84097.

(2)      Includes (i) 5,832,054 shares held by Ecosystem Integrity Fund II, L.P., of which Mr. Devin Whatley is the managing member of the general partner, (ii) 198,346 shares held by EIF CS SPV LLC, and (iii) 2,369,253 shares issuable pursuant to warrants exercisable within 60 days of January 30, 2026. Mr. Whatley serves as a director of the Company. The business address of each of Ecosystem Integrity Fund II, L.P., EIF CS SPV LLC and Mr. Whatley is 20 Richelle Court, Lafayette, California 94549. In the case of Mr. Whatley, also includes (i) 103,825 shares of common stock issuable upon settlement of restricted stock units, and (ii) 88,124 shares issuable pursuant to stock options exercisable within 60 days of January 30, 2026.

(3)      Includes (i) 485,562 shares held by Rodgers Capital, LLC, (ii) 8,843 shares held by Thurman J. Rodgers, (iii) 7,701,605 shares held by the Rodgers Massey Revocable Living Trust, (iv) 1,838,235 shares held by the Rodgers Massey Freedom and Free Markets Charitable Trust, (v) 724,416 shares issuable pursuant to warrants exercisable within 60 days of January 30, 2026, (vi) 116,601 shares issuable pursuant to stock options and restricted stock units exercisable or settleable within 60 days of January 30, 2026, (vii) 4,166,667 shares of common stock issued to the Rodgers Massey Freedom and Free Markets Charitable Trust pursuant to the Second SAFE, and (viii) 9,722,222 shares of common stock issued to the Rodgers Massey Freedom and Free Markets Charitable Trust pursuant to the Third SAFE. Additionally, the number of shares reflected in the table above include shares issuable upon conversion of the following convertible notes: (a) the Rodgers Massey Revocable Living Trust holds $18,000,000 principal amount of 12% Notes convertible into 10,714,285 shares of common stock, (b) the Rodgers Massey Revocable Living Trust and the Rodgers Massey Freedom and Free Markets Charitable Trust hold an aggregate of $8,000,000 principal amount of 7% Notes convertible into a total of 4,678,362 shares of common stock, (c) the Rodgers Massey Revocable Living Trust holds $5,000,000 principal amount of 12% Notes issued in July 2025 that are convertible into 2,793,296 shares of common stock, (d) the Rodgers Massey Freedom and Free Markets Charitable Trust holds an additional $2,000,000 principal amount of 12% Notes issued in November 2025 that are convertible into 1,253,918 shares of common stock, and (e) the Rodgers Massey Freedom and Free Markets Charitable Trust holds an additional $3,300,000 principal amount of 12% Notes issued in January 2026 that are convertible into 1,783,783 shares of common stock. In addition to the foregoing and the number of shares reflected in the table above, shares of common stock are issuable pursuant to the Third SAFE in accordance with the terms thereof in connection with a bona fide common stock financing completed by the Company.

(4)      Consists of shares of common stock issuable upon conversion of the 7% Notes. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. The registered address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(5)      Based solely on information obtained from a Schedule 13G filed by KHP Fund GP LLC (“KHP Fund GP”) on February 5, 2025. Includes (i) an aggregate of 2,383,534 shares of common stock held by Kline Hill Partners Fund LP (“KHP LP”), Kline Hill Partners IV SPV LLC (“KHP IV SPV”) and Kline Hill Partners Opportunity IV SPV LLC (“KHP Opportunity IV SPV”), (ii) an aggregate of 4,745,675 shares of common stock issuable upon the conversion of the outstanding convertible promissory notes held by KHP LP, KHP IV SPV and KHP Opportunity IV SPV and (iii) an aggregate of 170,486 shares of common stock issuable upon the exercise of warrants held by KHP LP, KHP IV SPV and KHP Opportunity IV SPV. KHP Fund GP is the general partner of KHP LP and may be deemed to share voting, investment and dispositive power with respect to these securities. Kline Hill Partners Fund IV LP (“KHP IV LP”) is the sole member of KHP IV SPV and may be deemed to share voting, investment and dispositive power with respect to these securities. KHP Fund IV GP is the general partner of KHP IV LP and may be deemed to share voting, investment and dispositive power with respect to these securities. KHP Opportunity IV LP is the sole member of KHP Opportunity IV SPV and may be deemed to share voting, investment and dispositive power with respect to these securities. KHP Fund IV GP is the general partner of KHP Opportunity IV LP and may be deemed to share voting, investment and dispositive power with respect to these securities. Michael Bego and Jared Barlow are the managing members of KHP Fund GP and KPH Fund IV GP and may be deemed to share voting, investment and dispositive power with respect to these securities. Other than those securities reported herein as being held directly by such securityholder, each of them disclaims any such beneficial ownership of such securities, except to the extent of their respective pecuniary interest. The business address for Kline Hill is 325 Greenwich Ave., 3rd Floor, Greenwich, CT 06830.

(6)     Based solely on information obtained form a Schedule 13G, as amended, filed by the Carlyle Group Inc. (“Carlyle”) and its affiliates on November 13, 2025. Includes (i) 1,258,970 shares of common stock held of record by CRSEF Solis Holdings, L.L.C. and (ii) 5,952,381 shares of common stock issuable upon the conversion of the 12% Notes held of record by CRSEF Solis Holdings, L.L.C. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities managed by CRSEF Lux GP S.a r.l., is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the sole shareholder of CRSEF Lux GP S.a r.l., which is a general partner of Carlyle CRSEF Solis Aggregator, S.C.Sp. The Carlyle Group Inc. is also the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities managed by

CRSEF Managing GP, L.P., is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of CRSEF GP, L.L.C., which is the general partner of CRSEF Managing GP, L.P., which is also a general partner of Carlyle CRSEF Solis Aggregator, S.C.Sp. Carlyle CRSEF Solis Aggregator, S.C.Sp. is the managing member of CRSEF Solis Holdings, L.L.C. Accordingly, each of the entities named above may be deemed to share beneficial ownership of the securities held of record by CRSEF Solis Holdings, L.L.C. Each of them disclaims any such beneficial ownership of such securities. The principal business office address for each of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008. The principal business office address for CRSEF Lux GP S.a r.l. is c/o The Carlyle Group, 2, avenue Charles de Gaulle, L-1653 Luxembourg, Luxembourg. The principal business office address for Carlyle CRSEF Solis Aggregator, S.C.Sp. is 9, rue de Bitbourg, L-1273 Luxembourg. The principal business office address for each of the remaining Reporting Persons is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004-2505.

(7)      Includes (i) 405,090 shares of common stock, (ii) 671,738 shares of common stock issued or issuable upon settlement of restricted stock units, (iii) 1,700,899 shares issuable pursuant to stock options r exercisable within 60 days of January 30, 2026, and (iv) 141,187 shares issuable pursuant to warrants exercisable within 60 days of January 30, 2026.

(8)      Includes (i) 106,577 shares of common stock issued or issuable upon settlement of restricted stock units and (ii) 94,452 shares issuable pursuant to stock options exercisable within 60 days of January 30, 2026.

(9)      Includes 157,472 shares of common stock.

(10)    Includes (i) 80,245 shares of common stock and 106,011 shares of common stock issued or issuable upon settlement of restricted stock units, (ii) 12,117 shares issuable pursuant to warrants exercisable within 60 days of January 30, 2026, and (iii) 94,452 shares issuable pursuant to stock options exercisable within 60 days of January 30, 2026.

(11)    Includes (i) 99,999 shares of common stock and 110,656 shares of common stock issued or issuable upon settlement of restricted stock units, (ii) 1,211 shares issuable pursuant to warrants exercisable within 60 days of January 30, 2026, and (iii) 99,515 shares issuable pursuant to stock options exercisable within 60 days of January 30, 2026.

(12)    Includes (i) 112,022 shares of common stock issued or issuable upon settlement of restricted stock units and (ii) 116,857 shares issuable pursuant to stock options exercisable within 60 days of January 30, 2026.

(13)    Includes (i) 103,825 shares of common stock issued or issuable upon settlement of restricted stock units and (ii) 273,618 shares issuable pursuant to stock options exercisable within 60 days of January 30, 2026.

(14)    Includes 243,169 shares of common stock issued or issuable upon settlement of restricted stock units.

(15)    Includes (i) 438,596 shares of common stock issuable upon conversion of $750,000 principal amount of 7% Notes held by the Dan and Kathy McCranie 2000 Revocable Trust, and (ii) 1,243,169 shares of common stock issued or issuable upon settlement of restricted stock units. Mr. McCranie serves as trustee of the Dan and Kathy McCranie 2000 Revocable Trust. Mr. McCranie disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein.

(16)    Includes 35,374 shares of common stock issued or issuable upon settlement of restricted stock units.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or notify us by sending a written request to: Attn: Secretary, SunPower Inc., 45700 Northport Loop East, Fremont, California 94538. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of SunPower’s securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of the DGCL.

Authorized and Outstanding Stock

As of the date of this proxy statement, our Certificate of Incorporation authorizes the issuance of 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value (the “preferred stock”). As of January 30, 2026, there were 113,599,624 shares of common stock issued and outstanding and no preferred shares of outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of SunPower’s directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by SunPower’s Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of SunPower’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of common stock will be entitled to receive an equal amount per share of all of SunPower’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of preferred stock have been satisfied.

Preemptive or Other Rights

The holders of common stock have no preemptive rights or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

SunPower’s Board has one class of directors and each director generally serves for a term of one year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

SunPower’s Board has authority to issue shares of preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the common stock, restricting dividends on SunPower’s capital stock, diluting the voting power of common stock, impairing the liquidation rights of SunPower’s capital stock, or delaying or preventing a change in control of SunPower.

SAFE Agreements and Related Common Stock Issued or Issuable

On January 31, 2024, we entered into the First SAFE with the Purchaser in connection with the Purchaser investing $1.5 million in the Company. On February 15, 2024, we entered into the Second SAFE with the Purchaser in connection with the Purchaser investing $3.5 million in the Company. On April 21, 2024, we entered into an amendment for each of our First SAFE and Second SAFE to convert the invested amounts into shares of our common stock. The conversion share price was $0.36, calculated as the product of (i) $0.45, the closing price of our common stock on April 19, 2024, multiplied by (ii) 80%. As a result of the conversion of the First SAFE and Second SAFE, 4,166,667 and 9,722,222 shares of our common stock, respectively, have been issued to the Purchaser.

On May 13, 2024, we entered into the Third SAFE with the Purchaser in connection with the Purchaser’s investment of $1,000,000. The Third SAFE is convertible into shares of common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which we issue and sell common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which is equal to 50% of the price per share of common stock sold in the Equity Financing. If we consummate a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1,000,000, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the common stock on May 13, 2024, multiplied by (ii) 50%.

Thurman J. Rodgers is a trustee of the Purchaser, the Executive Chairman of the SunPower Board, and the Chief Executive Officer of the Company.

Forward Purchase Agreements

In July 2023, SunPower’s predecessor entered into Forward Purchase Agreements with each of the FPA Sellers. Pursuant to the terms of the original Forward Purchase Agreements, the FPA Sellers could purchase through a broker in the open market, from holders of Shares other than the Company or affiliates thereof, the shares purchasable under the Forward Purchase Agreement (the “FPA Shares”). While the FPA Sellers had no obligation to purchase any Shares under the Forward Purchase Agreements, the aggregate total FPA Shares that could be purchased under the original Forward Purchase Agreements was no more than 6,720,000 in aggregate. The FPA Sellers could not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination as per the Amended and Restated Business Combination Agreement.

On December 18, 2023, the Company and the FPA Sellers entered into separate amendments to the Forward Purchase Agreements (the “FPA Amendments”). The FPA Amendments lower the reset floor price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10.0 million of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

On May 7, 2024 and May 8, 2024, respectively, the Company entered into the Sandia Second Amendment and the Polar Second Amendment to the Forward Purchase Agreements. The Second Amendments lower the reset price of each Forward Purchase Agreement from $3.00 to $1.00 per share and amend the VWAP trigger event to mean an event that occurs if the VWAP price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per FPA Share.

Subsequently, on June 14, 2024, the Company entered into the Sandia Third Amendment. The Sandia Third Amendment sets the reset price of each Forward Purchase Agreement to $1.00 per share and amends the VWAP trigger event to mean an event that occurs if the VWAP price (as defined in the Forward Purchase Agreement), for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share. In the event either Polar or Meteora amend their Forward Purchase Agreements to include different terms from the $1 reset price and VWAP trigger adjustment, or file a notice of a VWAP trigger event, as referenced herein, the Sandia Forward Purchase Agreement will be retroactively amended to reflect those improved terms and liquidity on the Sandia Forward Purchase Agreement, including any of the 1,050,000 shares that were sold upon execution of this document.

On July 17, 2024, the Company entered into the third amendment to the Polar Third Amendment, pursuant to which the Company and Polar agreed that most favored nation term of the Forward Purchase Agreement is applicable to all 2,450,000 shares subject to the Forward Purchase Agreement.

On July 15, 2025, SunPower and Meteora entered into an amendment to the Forward Purchase Agreement between Meteora and SunPower, and on July 16, 2025, SunPower and Sandia entered into an amendment to the Forward Purchase Agreement between Sandia and SunPower (collectively, the “Further FPA Amendments”). The Further FPA Amendments extend the valuation date to the earliest to occur of (a) July 17, 2026, (b) the date specified by the applicable Seller in a written notice to be delivered to the Company at such Seller’s discretion (which valuation date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP trigger event (x) a delisting event, (y) a registration failure or (z) unless otherwise specified therein, upon any additional termination event and (c) 90 days after delivery by SunPower of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period that occurs at least six months after the closing date of the transactions under the Amended and Restated Business Combination Agreement, dated as of May 26, 2023, among Freedom, the Company and the other parties thereto, the VWAP price is less than the then applicable reset price, provided that a registration statement was effective and available for the entire measurement period and remains continuously effective and available during the entire 90 day notice period.

The Further FPA Amendments further amend the definition of “Settlement Amount Adjustment” to provide that if the expected settlement amount determined by the VWAP price over the 15 scheduled trading days ending on but excluding the valuation date exceeds the settlement amount adjustment, then the settlement amount adjustment shall be deemed to be zero, and that if the settlement amount adjustment exceeds the settlement amount, then the settlement amount adjustment shall be paid, at SunPower’s option, in cash or shares of SunPower’s common stock.

The Further FPA Amendments also amend the definition of “Cash Settlement Payment Date” to provide that if the settlement adjustment amount exceeds the settlement amount, SunPower shall remit to the applicable seller the difference between (i) the settlement amount adjustment and (ii) the settlement amount. The Further FPA Amendments further provide that the settlement amount will be used solely as a calculation mechanism to determine any liability SunPower may owe to the Seller via the settlement amount adjustment, and notwithstanding anything to the contrary herein, the Seller shall not be required to remit the settlement amount to SunPower or return any portion of the prepayment amount.

Warrants

Each whole Public Warrant and Merger Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. The Public Warrants will expire on July 18, 2028 at 5:00 p.m., Eastern Time or earlier upon redemption or liquidation. The Merger Warrants expire on July 18, 2028 at 5:00 p.m., Eastern Time or earlier upon redemption or liquidation. However, no Public Warrants or Merger Warrants will be exercisable for cash unless SunPower has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and Merger Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 60 days from the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when it shall have failed to maintain an effective registration statement, exercise Public Warrants and Merger Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.

Pursuant to the warrant agreements, no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Upon the Closing, SunPower separated the units into shares of common stock and Public Warrants, and the Units stopped trading and were delisted from the NYSE.

The Private Warrants are identical to the Public Warrants underlying the Units except that (i) each Private Warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) such Private Warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The Working Capital Warrants are identical to the Private Warrants.

Once the warrants become exercisable, SunPower may redeem the outstanding warrants (except as described herein with respect to the Private Warrants and Working Capital Warrants):

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive the number of shares determined by reference to the table set forth below based on the redemption date and the “fair market value” of common stock;

•        if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

•        if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and as described above adjacent to the caption “Exercise Price”), the Private Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and as described below) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the VWAP of shares of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our shares outstanding immediately after giving effect to such exercise.

Redemption Date (period to expiration of warrants)	Fair Market Value of Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

Registration Rights

Pursuant to the Warrant Agreement dated February 25, 2021 between us and our Transfer Agent (the “Warrant Agreement”), we agreed to register the shares issuable upon exercise of the Warrants following the Closing of the Business Combination.

We, Freedom Acquisition I LLC, certain of our equity holders and certain of their respective affiliates, as applicable, and the other parties thereto, are party to an Amended and Restated Registration Rights Agreement, dated July 17, 2023 (the “A&R Registration Rights Agreement”), pursuant to which we granted customary registration rights to the parties thereto, including to register for resale, pursuant to Rule 415 under the Securities Act, certain of our securities held by the parties thereto.

The Sponsor and certain payees under certain of our outstanding indebtedness are entitled to certain registration rights relating to the Working Capital Warrants.

Demand Registration Rights under Forward Purchase Agreements and PIPE Subscription Agreements

Pursuant to the Forward Purchase Agreements, dated July 13, 2023, between the Company and the FPA Sellers, within 30 days after receipt of a written request from an FPA Seller, we are required to file a registration statement with the SEC registering the resale of all shares held by the applicable FPA Seller and to cause such registration statement to be declared effective. No FPA Seller has requested a registration statement to date under their Forward Purchase Agreements. The FPA Sellers are also parties to Subscription Agreements dated July 13, 2023 with SunPower’s predecessor that provided registration rights with respect to the subscribed shares.

Registration Rights Under Ayna Warrant

Pursuant to the warrant to purchase up to 6,000,000 shares of common stock (the “Ayna Warrant”) issued to Ayna.AI LLC (“Ayna”) on June 17, 2024, Ayna has piggy-back registration rights if we propose to register any of our common stock under the Securities Act in connection with a public offering of such securities solely for cash. Additionally, Ayna has Form S-3 demand registration rights if the Ayna Warrant has been exercised in full, we are eligible to use Form S-3, and Ayna requests that we file a Form S-3 registration statement with respect to all of the shares of common stock then held by Ayna. We filed such Form S-3 registration statement on December 30, 2024.

Registration Rights Under Exchange Agreement

Pursuant to the Exchange Agreement, we agreed to file a registration statement with respect to resale of 1,500,000 shares of common stock issued to Kline Hill and with respect to the shares of common stock issuable upon conversion of 12.00% Notes due 2029 issued to Kline Hill and Carlyle. We filed such Form S-3 registration statement with respect to the securities held by Kline Hill on December 30, 2024.

The White Lion Transaction Registration Rights Agreement

On July 16, 2024, we entered into the White Lion Purchase Agreement with White Lion. In connection with the White Lion Purchase Agreement, we entered into the RRA with White Lion providing for the resale of the shares purchased by White Lion under the White Lion Purchase Agreement. We completed the initial filing of such registration statement on July 24, 2024.

The Yorkville Registration Rights Agreement

In connection with the Yorkville Purchase Agreement, we entered into a registration rights agreement with Yorkville pursuant to which we agreed to file a registration statement registering the resale of the common stock issuable upon conversion of the Promissory Notes, the 175,000 shares of Common Stock and, if applicable and in our discretion, additional Advances pursuant to the Yorkville Purchase Agreement.

Registration Rights Under Note Purchase Agreements for 7.00% Notes due 2029

The note purchase agreements entered into by SunPower and certain purchasers of the 7.00% Notes due 2029 require SunPower to file a registration statement with the SEC to register the resale of the maximum number of shares of common stock issuable upon conversion of the 7.00% Notes due 2029 and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing.

Registration Rights under Membership Interest Purchase Agreements and Share Purchase Agreement

The Membership Interest Purchase Agreement that we entered into on September 21, 2025 with the Company, Chicken Parm Pizza LLC and Sunder Energy LLC provides that we are required to file an initial registration statement on Form S-1 with the SEC with respect to the shares of our common stock issued and issuable as consideration for the acquisition of Sunder Energy on or before the six month anniversary of the closing date of the transactions under such Membership Interest Purchase Agreement.

The Membership Interest Purchase Agreement that we entered into on November 21, 2025 with Ambia Holdings, Inc. and Ambia Energy, LLC provides that we are required to file an initial registration statement on Form S-1 with the SEC with respect to the shares of our common stock issued and issuable as consideration for the acquisition of Ambia Energy within 10 calendar days after we file an amendment to our Current Report on Form 8-K to file the financial statements required to be filed by SunPower pursuant to Item 9.01(a)(3) of Current Report Form 8-K in respect of the transactions contemplated by the Ambia Membership Interest Purchase Agreement.

On January 30, 2026, we entered into a Share Purchase Agreement with Cobalt and the selling stockholders party thereto (the “Cobalt SPA”). The Cobalt SPA provides that we are required to file an initial registration statement on Form S-1 with the SEC with respect to the shares of our common stock issued and issuable as consideration for the acquisition of Cobalt on or before the date that is 20 calendar days following the date on which we file our Annual Report on Form 10-K with the SEC for the 2025 fiscal year.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Among other things, the Governing Documents:

•        authorize our Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•        provide that the authorized number of directors may be changed only by resolution of our Board;

•        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•        provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•        provide that Special Meetings of SunPower’s stockholders may be called by the chairperson of our Board, the chief executive officer or by our Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•        not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of all of the then-outstanding capital stock entitled to vote generally in the election of directors. The combination of these provisions will make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of SunPower by replacing our Board. Because the our Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce SunPower’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for SunPower’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of common stock.

Delaware Anti-Takeover Law

SunPower opted out of Section 203 of the DGCL. However, the Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to the date of the transaction, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        the interested stockholder owned at least 85% of our voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        on or subsequent to the consummation of the transaction, the business combination is approved by our Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with its affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 20% or more of our outstanding voting stock. These provisions may encourage companies interested in acquiring SunPower to negotiate in advance with our Board because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the SunPower Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•        any derivative action or proceeding brought on SunPower’s behalf;

•        any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of SunPower’s directors, officers, or other employees to SunPower or our stockholders;

•        any action or proceeding asserting a claim against SunPower or any of our directors, officers or other employees arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws;

•        any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder);

•        any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and

•        any action or proceeding asserting a claim against SunPower or any of our directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. The Certificate of Incorporation further provides that, unless SunPower consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

Continental Stock Transfer & Trust Company is the transfer agent for common stock and the warrant agent for the Warrants.

Listing of Common Stock and Warrants

Our common stock and Public Warrants are listed on Nasdaq under the symbols “SPWR” and “SPWRW,” respectively.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information that we file or furnish with the SEC electronically. We also maintain a website at https://www.sunpower.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Copies of our reports on Form 10-K, Form 10-Q, Form 8-K and registration statements on Form S-1, and amendments to those reports, may also be obtained, free of charge, electronically through our investor relations website located at investors.sunpower.com as soon as reasonably practical after we file such material with, or furnish it to, the SEC. Additionally, you may receive a copy of any and all information incorporated by reference into this proxy statement, without charge, upon request to SunPower Inc., 1403 North 630 East, Orem, UT 84097, (877) 299-4943, attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer and Executive Chairman
February 20, 2026

ANNEX A

RISK FACTORS

You should carefully consider the material risks described below before deciding how to vote your shares of SunPower common stock. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to our Businesses and Industry

We have a history of losses that may continue in the future; our management has identified conditions that raise substantial doubt about our ability to continue as a going concern; and we may not achieve profitability or generate positive cash flow.

Since our inception, we have incurred losses and negative cash flows from operations. Our net loss from continuing operations was $15.8 million in the thirteen weeks ended September 28, 2025. We have an accumulated deficit of $442.6 million as of September 28, 2025. We have accrued expenses and other current liabilities of $59.3 million, current debt of $21.5 million, and notes payable and derivative liabilities, net of current portion of $148.2 million as of September 28, 2025, as well as other current and long-term liabilities. We had cash and cash equivalents, excluding restricted cash, of $5.1 million as of September 28, 2025, which was held for working capital expenditures. These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding, either through external financial transactions or cash flows generated from operations, to meet our obligations and finance our operations.

If we are not able to secure adequate additional funding, either through external financial transactions or cash flows generated from operations, when needed, we will need to reevaluate our operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact our business, results of operations and future prospects. There can be no assurance that in the event we require additional financing, such financing will be available on terms that are favorable, or at all.

We may not achieve profitability or positive cash flow for a number of reasons, including declines in revenue, as well as increases in costs of our products, U.S. and global macroeconomic trends, including with respect to the impact of U.S. trade tariffs and the imposition of additional tariffs applicable to our industry or our products. In addition, we may be unable to identify further cost savings opportunities below present levels that would not adversely impact the functioning of our existing operations needed to meet customer and regulatory requirements. If we fail to generate sufficient revenue to support our operations, we may not be able to achieve profitability or generate sufficient cash flow to meet our financial obligations and our liquidity position will be negatively impacted. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Notes to Consolidated Financial Statements — (1) Organization — (c) Liquidity and Going Concern” for a further discussion of the other factors that may impact our liquidity position.

Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on our ability to achieve our intended business objectives.

We may need to raise additional funding to finance our operations. This additional financing may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to curtail planned programs or cease operations entirely.

Our operations have consumed significant amounts of cash since inception. We expect to incur significant operating expenses as we continue to grow our business, including expenses incurred in connection with acquisitions and the further integration of acquired businesses, including the SunPower Businesses, Sunder and Ambia. We believe that our operating losses and negative operating cash flows will continue into the foreseeable future.

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We had cash and cash equivalents of $5.1 million as of September 28, 2025. Our cash position raises substantial doubt regarding our ability to continue as a going concern for 12 months after the consolidated financial statements issuance. Further, we cannot guarantee that our business will generate sufficient cash flow from operations to fund our operations or liquidity needs. Over time, we expect that we will need to raise additional funds through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with our principal sources of liquidity, any significant unplanned or accelerated expenses and new strategic investments.

We will require substantial additional capital to continue operations. Such additional capital might not be available when we need it and our actual cash requirements might be greater than anticipated. Additionally, the ability to raise additional financing depends on numerous factors that are outside our control, including general economic and market conditions, interest rates, the health of financial institutions, investors’ and lenders’ assessments of our prospects and the prospects of the solar industry in general. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to stockholders, and our financial condition, results of operations, business and prospects could be materially and adversely affected. If the financial markets become difficult or costly to access, including due to rising interest rates, inflation, fluctuations in exchange rates or other changes in geopolitical or economic conditions, including, without limitation, with respect to tariffs and trade policies, our ability to raise additional capital may be negatively impacted. Our failure to raise capital in the future would have a negative impact on our ability to expand our business.

Raising additional funds may cause dilution to existing stockholders and/or may restrict our operations or require us to relinquish proprietary rights.

To the extent that we raise additional capital by issuing equity or convertible debt securities, our existing stockholders may experience substantial dilution, and the terms of these issued securities may include liquidation or other preferences that adversely affect the rights of our existing common stockholders. For example, we may issue debt or equity securities under our shelf registration statement, through our at-the-market offering facility, through our existing equity line of credit or we may issue additional debt or equity securities in private transactions. Any agreements for future debt or preferred equity financings, if available, may involve covenants limiting or restricting our ability to take specific actions, such as raising additional capital, incurring additional debt, making capital expenditures or declaring dividends. Our ability to use our at-the-market offering facility may be constrained by the size of our non-affiliate market capitalization, our trading volume and other factors, and there can be no assurance regarding the price at which we will be able to sell such shares, and any sales of our common stock under our at-the-market offering facility may be at prices that result in additional dilution to our existing stockholders. If we incur additional debt, the debt holders, together with holders of our outstanding Convertible Senior Notes (as defined below), would have rights senior to holders of common stock to make claims on our assets, and the terms of any future debt could restrict our operations, including our ability to pay dividends on our common stock.

We have identified material weaknesses in our internal controls over financial reporting. If we are unable to maintain effective internal controls over financial reporting and disclosure controls and procedures, the accuracy and timeliness of our financial and operating reporting may be adversely affected, and confidence in our operations and disclosures may be lost.

In connection with the preparation and audit of our financial statements for the year ended December 29, 2024, our management identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that a reasonable possibility exists that a material misstatement of annual or interim financial statements would not be prevented or detected on a timely basis. The material weaknesses are as follows:

The Company did not maintain controls to execute the criteria established in the COSO Framework for (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring activities.

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Each of the control deficiencies identified below constitute material weaknesses, either individually or in the aggregate.

Control Environment.    The Company did not maintain an effective control environment and identified the following material weakness: the Company lacked appropriate policies and resources to develop and operate effective internal control over financial reporting and a lack of appropriate and consistent IT policies given the significant volume of financially relevant IT changes, which contributed to the Company’s inability to properly analyze, record and disclose accounting matters timely and accurately.

This control environment material weakness also contributed to the other material weaknesses identified below.

Risk Assessment.    The Company did not design and implement an effective risk assessment and identified a material weakness relating to: (i) identifying, assessing, and communicating appropriate objectives, (ii) identifying and analyzing risks to achieve these objectives, and (iii) identifying and assessing changes in the business that could impact the system of internal controls.

Control Activities.    The Company did not design and implement effective control activities and identified the following material weakness:

•        Ineffective design and operation of certain control activities due to significant personnel changes throughout 2024. Control deficiencies, which aggregate to a material weakness, occurred within substantially all areas of financial reporting.

Information and Communication.    The Company did not design and implement effective information and communication activities and identified the following material weaknesses:

•        The Company did not design and maintain effective general information technology controls over logical access and program change management for our key information systems used to support the financial reporting process. Specifically, management did not maintain effective controls to ensure proper segregation of duties related to user administration and other privileged access functions and in implementing program changes in information systems. Due to the pervasive nature of these deficiencies, business process controls that are dependent upon information from these systems were also not effective.

•        The Company did not have adequate processes and controls for communicating information among the accounting, finance, operations, and legal departments, necessary to support the proper functioning of internal controls.

Monitoring Activities.    The Company did not design and implement effective monitoring activities and identified the following material weaknesses: (i) failure to adequately monitor compliance with accounting policies, procedures and controls related to substantially all areas of financial reporting; and (ii) failure to properly select, develop and perform ongoing evaluations of the components of internal controls (including the monitoring of service providers’ control environments).

These material weaknesses described in the paragraphs above contributed to material accounting errors identified and corrected during the audit of the Company’s financial statements. If we fail to adequately remediate these material weaknesses, there could be material misstatements that may not be prevented or detected.

We have taken certain steps, such as recruiting additional personnel, in addition to utilizing third-party consultants and specialists, to supplement our internal resources, to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. Although we plan to complete this remediation process as quickly as possible, we cannot estimate how long it will take. We cannot assure that the measures we have taken to date, and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in internal control over financial reporting or that such measures will prevent or avoid potential future material weaknesses.

If we are not able to maintain effective internal control over financial reporting and disclosure controls and procedures, or if material weaknesses are discovered in future periods, a risk that is significantly increased in light of the complexity of our business, we may be unable to accurately and timely report our financial position, results of operations, cash flows or key operating metrics, which could result in late filings of the annual and quarterly reports under the Exchange Act, restatements of financial statements or other corrective disclosures, an inability to access commercial lending markets, defaults under its secured revolving credit facility and other agreements, or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity.

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Our failure to prepare and timely file our periodic reports with the SEC limits our access to the public markets to raise debt or equity capital.

We did not file our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 within the timeframe required by the SEC, our Quarterly Report on Form 10-Q for the quarter ended September 28, 2025 or the amendment required to our Current Report originally filed on September 26, 2025 relating to the Sunder acquisition. Accordingly, we are not currently eligible to use a registration statement on Form S-3 that would allow us to continuously incorporate by reference our SEC reports into the registration statement, to use “shelf” registration statements to conduct offerings, or to use our at-the-market offering facility until approximately one year from the date we have regained and maintain status as a current filer. Our inability to use Form S-3 may significantly impair our ability to raise necessary capital to fund our operations and execute our strategy. If we seek to access the capital markets through a registered offering during the period of time that we are unable to use Form S-3, we may be required to publicly disclose the proposed offering and the material terms thereof before the offering commences, we may experience delays in the offering process due to SEC review of a Form S-1 registration statement and we may incur increased offering and transaction costs and other considerations. If we are unable to raise capital through a registered offering, we would be required to conduct our equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under the Nasdaq rules, or seek other sources of capital. The foregoing limitations on our financing approaches could prevent us from pursuing transactions or implementing business strategies that would be beneficial to our business.

Changes in international trade policies, tariffs, or trade disputes could significantly and adversely affect our business, revenues, margins, results of operations, and cash flows.

On February 7, 2018, safeguard tariffs on imported solar cells and modules (“CSPV”) went into effect pursuant to Proclamation 9693, which approved recommendations to provide relief to U.S. manufacturers and impose safeguard tariffs on imported solar cells and modules, based on the investigations, findings, and recommendations of the U.S. International Trade Commission (the “International Trade Commission”). On February 4, 2022, President Biden issued Proclamation 10339 extending the existing safeguard measures on U.S. imports of CSPV products by an additional four years until February 6, 2026. Since 2022, modules are subject to a tariff rate of approximately 15%. Cells are subjected to a tariff-rate quota, under which the first 5 GW of cell imports each year will be exempt from tariffs, and cells imported after the 5 GW quota has been reached will be subject to the same 14.75% tariff as modules in the first year, with the same 0.25% decline in each of the three subsequent years. The tariff-free cell quota applies globally, without any allocation by country or region.

The tariffs could materially and adversely affect our business and results of operations. While solar cells and modules based on interdigitated back contact technology remain excluded from these safeguard tariffs, our solar products based on other technologies continue to be subject to the safeguard tariffs, which will remain in place until February 6, 2026. Although we are actively engaged in efforts to mitigate the effect of these tariffs, there is no guarantee that these efforts will be successful.

In addition to the safeguard action, which imposes additional duties and tariffs rate quotas on solar panel and cell imports from all sources, solar cells and panels from various countries are also subject to U.S. antidumping, and countervailing duty (AD/CVD) actions in the United States. The U.S. Department of Commerce (the “Department of Commerce”) maintains antidumping and countervailing duty orders on solar cells as well as panels produced in China. In 2022, the Department of Commerce found that solar product producers in Cambodia, Malaysia, Thailand, and Vietnam were circumventing the China AD/CVD actions. As a result, imports of solar products from these countries may be treated as if they are of Chinese origin and therefore subject to the aforementioned antidumping and countervailing duty orders. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar installers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide AD/CVD action now applies to imports from those countries that contain Chinese-origin inputs. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, on May 15, 2024 the Department of Commerce initiated antidumping and

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countervailing duty investigations of CSPV products from Cambodia, Malaysia, Thailand, and Vietnam. On October 1 and November 29, 2024, the Department of Commerce announced its preliminary affirmative determinations in the antidumping duty and countervailing duty investigations, respectively. The final determinations are scheduled to be announced on or before April 21, 2025

Uncertainty surrounding the implications of existing tariffs affecting the U.S. solar market and potential trade tensions between the U.S. and other countries has caused and is likely to cause further market volatility, price fluctuations, supply shortages, and project delays, any of which could harm our business, and the pursuit of mitigating actions may divert substantial resources from other projects.

Further, the Uyghur Forced Labor Prevention Act may inhibit importation of certain solar modules or components. In addition, the imposition of tariffs is likely to result in a wide range of impacts to the U.S. solar industry and the global manufacturing market, as well as our business in particular. Such tariffs could materially increase the price of our solar products and result in significant additional costs to the company, its resellers, and the resellers’ customers, which could cause a significant reduction in demand for the company’s solar power products and greatly reduce our competitive advantage.

Our business depends in part on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits or incentives or the ability to monetize them could adversely impact our business.

U.S. federal, state and local government bodies provide incentives to end users, distributors, system integrators and manufacturers of solar energy systems to promote solar electricity in the form of rebates, tax credits and other financial incentives such as system performance payments, payments for renewable energy credits associated with renewable energy generation and the exclusion of solar energy systems from property tax assessments. These incentives enable us to lower the price charged to customers for energy and for solar energy systems. However, these incentives may expire on a particular date, end when the allocated funding is exhausted or be reduced or terminated as solar energy adoption rates increase. These reductions or terminations often occur without warning.

The Inflation Reduction Act (“IRA”) extended and modified prior law applicable to U.S. federal tax credits that are available with respect to solar energy systems. Under the IRA, the following tax credits are available: (i) a production tax credit under Code Section 45 (for facilities that are place in service after December 31, 2025) (the “PTC”) in connection with the installation of certain solar facilities and energy storage technology, (ii) an investment tax credit under Code Section 48 (for facilities that begin construction before January 1, 2025) and Code Section 48E (for facilities that are placed in service after December 31, 2024) (the “ITC”) in connection with the installation of certain solar facilities and energy storage technology, and (iii) a residential clean energy credit (the “Section 25D Credit”) in connection with the installation of qualifying property that uses solar energy to generate electricity for residential use.

Prior to the IRA, the PTC for solar facilities had phased out and was no longer available. The IRA reinstated the PTC for solar facilities. The PTC available to a taxpayer in 2024 and prior taxable years under Code Section 45 generally is equal to a certain rate multiplied by the kilowatt hours of electricity produced by the taxpayer from solar energy at a facility owned by it and sold to an unrelated party during that taxable year. The base rates for the PTC under Code Section 45 is 0.3 cents (adjusted for inflation). This rate is increased to 1.5 cents (adjusted for inflation) for projects that (i) have a maximum net output of less than one megawatt (measured in alternating current), (ii) begin construction before January 29, 2023, or (iii) meet certain prevailing wage and apprenticeship requirements. It also may be increased for projects that include a certain percentage of components that were produced in the U.S., projects that are located in certain energy communities, and projects that are located in low-income communities. The PTC under Code Section 45Y, the successor to Code Section 45 that is applicable for taxable years after 2024, generally is similar to the PTC under Code Section 45 but includes certain different terms and qualification requirements.

The PTC under Code Section 45Y is the successor to the tax credit under Code Section 45 and is applicable for taxable years after 2024. The PTC under Code Section 45Y generally is equal to the PTC outlined above that is available under Code Section 45, including providing for the same increased credit rates under the same circumstances. The PTC under Code Section 45Y applies to kilowatt hours of electricity produced at a “qualified facility,” which generally is a facility, such as a solar energy facility, that generates electricity and has a greenhouse gas emission rate that is not greater than zero. The tax credit phases out over four years based on the later of either the U.S. Treasury determining that the annual greenhouse gas emission from the production of electricity in the U.S. is equal to or less than 25% of the annual greenhouse gas emissions from the production of electricity in the U.S. for 2022 or 2032. The credit is

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phased out from 100% for construction beginning in the first calendar year after such date to 75% in the second year, 50% in the third year, and 0% in the fourth year. A facility is not eligible for the PTC under Code Section 45Y if a tax credit already is allowed with respect to the facility under Code Section 45, 48 or 48E, or certain other tax credit provisions, for the taxable year or any prior taxable year.

The ITC available under Code Section 48E is the successor provision of Code Section 48 and is applicable for taxable years after 2024. The ITC under Code Section 48 generally is equal to the ITC outlined above under Code Section 48, including generally providing for the same increased credit rates under the same circumstances. The ITC under Code Section 48E applies to investments in a “qualified facility” and “energy storage technology”. A “qualified facility” for these purposes generally is the same as described for the PTC under Code Section 45Y and “energy storage technology” is defined by reference to such term in Code Section 48. The ITC available under Code Section 48E includes the same phase out schedule as outlined above with respect to the PTC under Code Section 45Y. The ITC under Code Section 48E is subject to recapture if the Internal Revenue Service determines that the greenhouse gas emissions rate for the facility exceeds a certain threshold. A facility is not eligible for the ITC under Code Section 48E if a tax credit already is allowed with respect to the facility under Code Section 45, 45Y or 48, or certain other tax credit provisions, for the taxable year or any prior taxable year. As discussed below, the US Congress has proposed to eliminate the ITC by the end of 2025.

The Section 25D Credit available to a taxpayer is equal to the “applicable percentage” of expenditures for property that uses solar energy to generate electricity for use in a dwelling unit located in the U.S. and used as a residence by the taxpayer. The applicable percentage is 26% for such systems that are placed in service before January 1, 2022, 30% for such systems that are placed in service after December 31, 2021 and before January 1, 2033, 26% for such systems that are placed in service in 2033, and 22% for such systems that are placed in service in 2034. The Section 25D Credit is scheduled to expire effective January 1, 2035. The availability of the Section 25D Credit may impact the prices of its solar energy systems and overall value proposition our solar systems provide to customers.

Reductions in, eliminations of, or expirations of, governmental incentives could adversely impact results of operations and our ability to compete in this industry by increasing the cost of capital, causing us to increase the prices of our energy and solar energy systems and reduce the size of our addressable market. In particular, in May 2025, the US Congress has proposed to eliminate the ITC by the end of 2025. Elimination of ITCs will have an adverse impact on the demand for solar system and installation services.

The U.S. federal tax credits discussed above have certain legal and operational requirements. There may be uncertainty as to how such requirements promulgated under the IRA are interpreted. If Internal Revenue Service guidance regarding implementation of the IRA is viewed by investors as unclear, tax credit financing may be delayed or downsized, harming our ability to secure financing for customers. Our failure to either (i) interpret the new requirements under the IRA regarding among other things, prevailing wage, apprenticeship, domestic content, siting in an “energy community,” accurately or (ii) adequately update our supply-chain, manufacturing, installation, and record-keeping processes to meet such requirements, may result a partial or full reduction in the related U.S. federal tax benefit, and our customers, financiers and shareholders may require us to indemnify them for certain of such reductions.

We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced reporting requirements applicable to these companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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•        reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•        exemptions from the requirements of holding nonbinding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may be different from companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in total annual gross revenues; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our IPO.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” as defined in the Exchange Act, which generally would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including providing only two years of audited financial statements, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation our periodic reports and proxy statements, unless we are also an accelerated filer, in which case different requirements will apply.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our securities and the trading price of our securities may be more volatile.

Macroeconomic conditions in our domestic and international markets, as well as inflation concerns, instability of financial institutions, rising interest rates, and recessionary concerns may adversely affect our industry, business and financial results.

Our business depends on the overall demand for our solar energy products and on the economic health and willingness of our customers and potential customers to purchase our products and services. As a result of macroeconomic or market uncertainty, including inflation concerns, rising interest rates, recessionary concerns, and geopolitical conflicts, customers may decide to delay purchasing our products and services or not purchase at all. In addition, a number of the risks associated with our business, which are disclosed in these risk factors, may increase in likelihood, magnitude or duration, and we may face new risks that we have not yet identified.

In the past, unfavorable macroeconomic and market conditions have resulted in sustained periods of decreased demand. Macroeconomic and market conditions could be adversely affected by a variety of political, economic or other factors in the U.S. and international markets, which could, in turn, adversely affect spending levels of installers and end users and could create volatility or deteriorating conditions in the markets in which we operate. Macroeconomic uncertainty or weakness could result in:

•        reduced demand for our products as a result of constraints on spending for solar energy systems by our customers and/or a reduction in government subsidies for renewable energy investments;

•        increased price competition for our products that may adversely affect revenue, gross margin and profitability;

•        the introduction of any disadvantageous trade regulations and import tariffs;

•        decreased ability to forecast operating results and make decisions about budgeting, planning and future investments;

•        decrease in the popularity of solar energy as a green energy solution;

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•        business and financial difficulties faced by our suppliers or other partners, including impacts to material costs, sales, liquidity levels, ability to continue investing in their businesses, ability to import or export goods, ability to meet development commitments and manufacturing capability; and

•        increased overhead and production costs as a percentage of revenue.

Reductions in customer spending in response to unfavorable or uncertain macroeconomic and market conditions, globally or in a particular region where we operate, would adversely affect our business, results of operations and financial condition.

Existing regulations and policies, including trade policies and tariffs, and changes to these regulations and policies, including changes to trade policies and tariffs, may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products and services.

The market for electric generation products is heavily influenced by federal, state and local government laws, geopolitical forces (such as trade policies and tariffs), regulations and policies concerning the electric utility industry in the U.S. and abroad, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and trade and policy changes that make solar power less competitive with other power sources could deter investment in the research and development of alternative energy sources as well as customer purchases of solar power technology, which could in turn result in a significant reduction in the demand for our solar power products. The market for electric generation equipment is also influenced by geopolitics, trade and local content laws, policies and tariffs, regulations and policies that can discourage growth and competition in the solar industry and create economic barriers to the purchase of solar power products, thus reducing demand for our solar products. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. We anticipate that our solar power products and our installation will continue to be subject to oversight and regulation in accordance with federal, state, local and foreign regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters. It is difficult to track the requirements of individual states or local jurisdictions and design equipment to comply with the varying standards. In addition, the U.S. and European Union, among others, have imposed tariffs or are in the process of evaluating the imposition of tariffs on solar panels, solar cells, polysilicon, and potentially other components. These and any other tariffs or similar taxes or duties may increase the price of our solar products and adversely affect our cost reduction roadmap, which could harm our results of operations and financial condition. We cannot predict what actions may be taken by the United States or other countries with respect to trade policies and tariffs or with respect to other policies and incentives that impact the solar industry, or that promote other forms of energy production over the solar industry. Any new regulations or policies pertaining our solar power products may result in significant additional expenses for our customers, which could cause a significant reduction in demand for our solar power products.

We rely on net metering and related policies to offer competitive pricing to customers in many of our current markets and changes to net metering policies may significantly reduce demand for electricity from residential solar energy systems.

Net metering is one of several key policies that have enabled the growth of distributed generation solar energy systems in the U.S., providing significant value to customers for electricity generated by their residential solar energy systems but not directly consumed on-site. Net metering allows a homeowner to pay his or her local electric utility for power usage net of production from the solar energy system or other distributed generation source. Homeowners receive a credit for the energy an interconnected solar energy system generates in excess of that needed by the home to offset energy purchases from the centralized utility made at times when the solar energy system is not generating sufficient energy to meet the customer’s demand. In many markets, this credit is equal to the residential retail rate for electricity and in other markets, such as Hawaii and Nevada, the rate is less than the retail rate and may be set, for example, as a percentage of the retail rate or based upon a valuation of the excess electricity. In some states and utility territories, customers are also reimbursed by the centralized electric utility for net excess generation on a periodic basis.

Net metering programs have been subject to legislative and regulatory scrutiny in some states and territories including, but not limited to, California, New Jersey, Arizona, Nevada, Connecticut, Florida, Maine, Kentucky, Puerto Rico and Guam. These jurisdictions, by statute, regulation, administrative order or a combination thereof, have recently adopted or are considering new restrictions and additional changes to net metering programs either on a state-wide

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basis or within specific utility territories. Many of these measures were introduced and supported by centralized electric utilities. These measures vary by jurisdiction and may include a reduction in the rates or value of the credits customers are paid or receive for the power they deliver back to the electrical grid, caps or limits on the aggregate installed capacity of generation in a state or utility territory eligible for net metering, expiration dates for and phasing out of net metering programs, replacement of net metering programs with alternative programs that may provide less compensation and limits on the capacity size of individual distributed generation systems that can qualify for net metering. Net metering and related policies concerning distributed generation also received attention from federal legislators and regulators.

In California, the California Public Utilities Commission (“CPUC”) issued an order in 2016 retaining retail-based net metering credits for residential customers of California’s major utilities as part of Net Energy Metering 2.0 (“NEM 2.0”). Under NEM 2.0, new distributed generation customers receive the retail rate for electricity exported to the grid, less certain non-by passable fees. Customers under NEM 2.0 also are subject to interconnection charges and time-of-use rates. Existing customers who receive service under the prior net metering program, as well as new customers under the NEM 2.0 program, currently are permitted to remain covered by them on a legacy basis for a period of 20 years. On September 3, 2020, the CPUC opened a new proceeding to review its current net metering policies and to develop Net Energy Metering 3.0 (“NEM 3.0”), also referred to by the CPUC as the NEM 2.0 successor tariff. NEM 3.0 was finalized on December 15, 2022 and includes several changes from previous net metering plans. The changes instituted by NEM 3.0 impacted the amount that homeowners with solar power will be able to recuperate when selling excess energy back to the utility grid. With NEM 3.0, the value of the credits for net exports are tied to the state’s Distributed Energy Resources Avoided Cost Calculator Documentation (“ACC”). Another significant change with NEM 3.0 relates to the netting period: the time period over which the utilities measure the clean energy being imported or exported. In general, longer netting periods have typically been advantageous for solar power customers because production can offset any consumption. NEM 3.0 will instead measure energy using instantaneous netting, which means interval netting approximately every 15 minutes. This will lead to more NEM customers’ electricity registering as exports, now valued at the new, lower ACC value. Overall, the institution on NEM 3.0 has resulted in a smaller market for residential solar systems and it is not certain that market conditions will improve or that NEM 3.0 will be amended or replaced with a more solar-friendly rate structure. Other states may adopt policies similar to NEM 3.0 that cause deterioration to other residential solar markets.

We utilize a limited number of suppliers of solar panels and other system components to adequately meet anticipated demand for our solar service offerings. Any shortage, delay or component price change from these suppliers or delays and price increases associated with the product transport logistics could result in sales and installation delays, cancellations and loss of market share.

We purchase solar panels, inverters and other system components from a limited number of suppliers for certain components, which makes us susceptible to quality issues, shortages and price changes. If we fail to develop, maintain and expand relationships with existing or new suppliers, we may be unable to adequately meet anticipated demand for our solar energy systems or may only be able to offer our systems at higher costs or after delays. If one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production, we may be unable to satisfy this demand due to an inability to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms.

In particular, there are a limited number of inverter and battery suppliers. Once we design a system for use with a particular inverter or battery, if that type of inverter or battery is not readily available at an anticipated price, we may incur additional delay and expense to redesign the system and source alternative inventory.

In addition, production of solar panels involves the use of numerous raw materials and components. Several of these have experienced periods of limited availability, particularly polysilicon, as well as indium, cadmium telluride, aluminum and copper. The manufacturing infrastructure for some of these raw materials and components has a long lead time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The prices for these raw materials and components fluctuate depending on global market conditions and demand and we may experience rapid increases in costs or sustained periods of limited supplies.

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Despite efforts to obtain components from multiple sources whenever possible, many suppliers may be single-source suppliers of certain components. If we cannot maintain long-term supply agreements or identify and qualify multiple sources for components, access to supplies at satisfactory prices, volumes and quality levels may be harmed. We may also experience delivery delays of components from suppliers in various global locations. In addition, while there are alternative suppliers and service providers that we could enter into agreements with to replace its suppliers on commercially reasonable terms, we may be unable to establish alternate supply relationships or obtain or engineer replacement components in the short term, or at all, at favorable prices or costs. Qualifying alternate suppliers or developing our own replacements for certain components may be time-consuming and costly and may force us to make modifications to our product designs.

Our need to purchase supplies globally and our continued international expansion further subjects us to risks relating to currency fluctuations. Any decline in the exchange rate of the U.S. dollar compared to the functional currency of component suppliers could increase component prices. In addition, the state of the financial markets could limit suppliers’ ability to raise capital if they are required to expand their production to meet our needs or satisfy our operating capital requirements. Changes in economic and business conditions, wars, governmental changes and other factors beyond our control or which we do not presently anticipate, could also affect suppliers’ solvency and ability to deliver components on a timely basis. Any of these shortages, delays or price changes could limit our growth, cause cancellations or adversely affect profitability and the ability to compete in the markets in which we operate effectively.

Our business substantially focuses on solar service agreements and transactions with residential customers

Our business substantially focuses on solar service agreements and transactions with residential customers. Our energy system sales to homeowners utilize power purchase agreements (“PPAs”), leases, loans and other products and services. We currently offer PPAs and leases through LightReach, Mosaic, EverBright, LLC, and other financial institutions. If we were unable to arrange new or alternative financing methods for PPAs and leases on favorable terms, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

If we fail to manage operations and growth effectively, we may be unable to execute our business plan, maintain high levels of customer service or adequately address competitive challenges.

We have experienced significant growth in recent periods as measured by our number of customers; we intend to continue efforts to expand our business within existing and new markets. This growth has placed, and any future growth may place, a strain on management, operational and financial infrastructure. Our growth requires our management to devote a significant amount of time and effort to maintain and expand relationships with customers, dealers and other third parties, attract new customers and dealers, arrange financing for growth and manage expansion into additional markets.

In addition, our current and planned operations, personnel, information technology and other systems and procedures might need to be revised to support future growth and may require us to make additional unanticipated investments in its infrastructure. Our success and ability to further scale our business will depend, in part, on our ability to manage these changes in a cost-effective and efficient manner.

If we cannot manage operations and growth, we may be unable to meet expectations regarding growth, opportunity and financial targets, take advantage of market opportunities, execute our business strategies or respond to competitive pressures. This could also result in declines in quality or customer satisfaction, increased costs, difficulties in introducing new offerings or other operational difficulties. Any failure to effectively manage our operations and growth could adversely impact our reputation, business, financial condition, cash flows and results of operations.

We have incurred losses and may be unable to achieve or sustain profitability in the future.

We generated net losses of $16.9 million in the thirteen weeks ended September 28, 2025, and we have incurred net losses in the past, including $56.5 million in the fiscal year ended December 29, 2024. We have an accumulated deficit of $442.6 million as of September 28, 2025. Additionally, as of September 28, 2025, we had long-term indebtedness of $182.8 million. We will continue to incur net losses as spending increases to finance the expansion of operations, installation, engineering, administrative, sales and marketing staffs, spending increases on brand awareness and other sales and marketing initiatives and implement internal systems and infrastructure to support the company’s growth.

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We do not know whether revenue will grow rapidly enough to absorb these costs, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on results of operations. Our ability to achieve profitability depends on a number of factors, including but not limited to:

•        Growing the customer base;

•        Maintaining or further lowering the cost of capital;

•        Reducing the cost of components for our solar service offerings;

•        Growing and maintaining our sales partner network;

•        Growing our direct-to-consumer and New Homes business to scale; and

•        Reducing operating costs by lowering customer acquisition costs and optimizing our design and installation processes and supply chain logistics.

Even if we do achieve profitability, we may be unable to sustain or increase profitability in the future.

A material drop in the retail price of utility-generated electricity or electricity from other sources could adversely impact our ability to attract customers, which would harm our business, financial condition, and results of operations.

We believe a homeowner’s decision to buy solar energy from us is primarily driven by a desire to lower electricity costs. Decreases in the retail prices of electricity from utilities or other energy sources would harm our ability to offer competitive pricing and could harm its business. The price of electricity from utilities could decrease as a result of:

•        the construction of a significant number of new power generation plants, including nuclear, coal, natural gas or renewable energy technologies;

•        the construction of additional electric transmission and distribution lines;

•        a reduction in the price of natural gas or other natural resources as a result of new drilling techniques or other technological developments, a relaxation of associated regulatory standards, or broader economic or policy developments;

•        energy conservation technologies and public initiatives to reduce electricity consumption;

•        subsidies impacting electricity prices, including in connection with electricity generation and transmission; and

•        development of new energy technologies that provide less expensive energy.

A reduction in utility electricity prices would make the purchase of our solar service offerings less attractive. If the retail price of energy available from utilities were to decrease due to any of these or other reasons, we would be at a competitive disadvantage. As a result, we may be unable to attract new homeowners and growth would be limited.

We face competition from both traditional energy companies and renewable energy companies.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large utilities. Our primary competitors are the traditional utilities that supply energy to potential customers. We compete with these utilities primarily based on price, predictability of price and the ease by which customers can switch to electricity generated by our solar energy systems. If we cannot offer compelling value to its customers based on these factors, then our business will not grow. Utilities generally have substantially greater financial, technical, operational and other resources than us. As a result of their greater size, these competitors may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Utilities could also offer other value added products and services that could help them compete with us even if the cost of electricity they offer is higher than ours. In addition, a majority of utilities’ sources of electricity are non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by our solar energy systems.

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Our growth strategy depends on the widespread adoption of solar power technology.

The distributed residential solar energy market is at a relatively early stage of development compared to fossil fuel-based electricity generation. If additional demand for distributed residential solar energy systems fails to develop sufficiently or takes longer to develop than we anticipate, the company may be unable to originate additional solar service agreements and related solar energy systems and energy storage systems to grow the business. In addition, demand for solar energy systems and energy storage systems in our targeted markets may not develop to the extent it anticipates. As a result, we may need to successfully broaden our customer base through origination of solar service agreements and related solar energy systems and energy storage systems within its current markets or in new markets we may enter.

Many factors may affect the demand for solar energy systems, including, but not limited to, the following:

•        availability, substance and magnitude of solar support programs including government targets, subsidies, incentives, renewable portfolio standards and residential net metering rules;

•        the relative pricing of other conventional and non-renewable energy sources, such as natural gas, coal, oil and other fossil fuels, wind, utility-scale solar, nuclear, geothermal and biomass;

•        performance, reliability and availability of energy generated by solar energy systems compared to conventional and other non-solar renewable energy sources;

•        availability and performance of energy storage technology, the ability to implement such technology for use in conjunction with solar energy systems and the cost competitiveness such technology provides to customers as compared to costs for those customers reliant on the conventional electrical grid; and

•        general economic conditions and the level of interest rates.

The residential solar energy industry is constantly evolving, which makes it difficult to evaluate our prospects. We cannot be certain if historical growth rates reflect future opportunities or its anticipated growth will be realized. The failure of distributed residential solar energy to achieve, or its being significantly delayed in achieving, widespread adoption could have a material adverse effect on our business, financial condition and results of operations.

Our business could be adversely affected by seasonal trends, poor weather, labor shortages, and construction cycles.

Our business is subject to significant industry-specific seasonal fluctuations. In the U.S., many customers make purchasing decisions towards the end of the year in order to take advantage of tax credits and residential solar sales tend to decline during the winter months. In addition, sales in the new home development market are often tied to construction market demands, which tend to follow national trends in construction, including declining sales during cold weather months.

Natural disasters, terrorist activities, political unrest, economic volatility, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, avian flu and monkeypox, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict operations and services, incur significant costs to protect its employees and facilities, or result in regional or global economic distress, which may materially and adversely affect business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, future disruptions in access to bank deposits or lending commitments due to bank failures and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the U.S. and other countries across the globe with significant disruption to financial markets. Any one or more of these events may impede our operation and delivery efforts and adversely affect sales results, or even for a prolonged period of time, which could materially and adversely

Annex A-12

affect our business, financial condition, and results of operations. We cannot predict the full effects the supply chain constraints will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties.

We are exposed to the credit risk of customers and our finance partners, and payment delinquencies on accounts receivables.

Defaults by customers and the financial institutions that fund some of our customers’ solar systems have not been material to date, but we expect that the risk of customer defaults or financial partner defaults may increase as we grow our business. For example, Sunnova Energy International, Inc. (“Sunnova”), a major provider of financing for solar systems, announced that substantial doubt exists regarding its ability to continue as a going concern. While the Company does not use Sunnova for any of its customer financing, if any of our financing partners experience liquidity concerns or stop funding projects, we may incur significant losses or project delays. If any of our customers are unable to make milestone payments on systems purchased in cash, our revenue and costs could be adversely affected. If economic conditions worsen, certain of our customers or finance partners may face liquidity concerns and may be unable to satisfy their payment obligations to us on a timely basis or at all, which could have a material adverse effect on our financial condition and results of operations.

We may not realize the anticipated benefits of past or future acquisitions, including the transactions under the asset purchase agreement with the SunPower Debtors, the Sunder Acquisition and the Ambia Acquisition, and integration of these acquisitions may disrupt our business.

In November 2022, we acquired The Solaria Corporation (“Solaria”), after which Complete Solar was renamed “Complete Solaria, Inc.” (and which was subsequently renamed “SunPower Inc.”) In October 2023, we subsequently sold solar panel assets of Solaria, including intellectual property and customer contracts, to Maxeon Solar Technologies, Ltd., which resulted in an impairment loss of $147.5 million and loss on disposal of $1.8 million. On September 30, 2024, we completed the acquisition of the Acquired SunPower Assets under the APA with the SunPower Debtors, which resulted in our acquisition of the SunPower Businesses and a significant expansion of our business operations and headcount. On September 21, 2025, we entered into an agreement to acquire Sunder and completed the Sunder Acquisition effective September 24, 2025. On November 21, 2025, we entered into an agreement to acquire Ambia and completed the Ambia Acquisition on November 21, 2025. In the future, we may acquire additional companies, project pipelines, products, or technologies, or enter into joint ventures or other strategic initiatives. Our ability as an organization to integrate acquisitions is unproven. We may not realize the anticipated benefits of our acquisitions or any other future acquisition or the acquisition may be viewed negatively by customers, financial markets or investors.

Any acquisition has numerous risks, including, but not limited to, the following:

•        difficulty in assimilating the operations and personnel of the acquired company;

•        difficulty in effectively integrating the acquired technologies or products with current products and technologies;

•        difficulty in maintaining controls, procedures and policies during the transition and integration;

•        disruption of ongoing business and distraction of management and employees from other opportunities and challenges due to integration issues;

•        difficulty integrating the acquired company’s accounting, management information and other administrative systems;

•        inability to retain key technical and managerial personnel of the acquired business;

•        inability to retain key customers, vendors, and other business partners of the acquired business;

•        inability to achieve the financial and strategic goals for the acquired and combined businesses;

•        incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact operating results;

Annex A-13

•        failure of due diligence processes to identify significant issues with product quality, legal and financial liabilities, among other things;

•        inability to assert that internal controls over financial reporting are effective; and

•        inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

•        inability to rebuild trust with home builders due to the bankruptcy of the SunPower Debtors.

•        inability to obtain advantageous financing arrangements with financiers in order to pass the saving on to customers.

We may be required to file claims against other parties for infringing its intellectual property that may be costly and may not be resolved in its favor.

To protect our intellectual property rights and to maintain competitive advantage, we have filed, and may continue to file, suits against parties we believe infringe or misappropriate our intellectual property. Intellectual property litigation is expensive and time-consuming, could divert management’s attention from our business, and could have a material adverse effect on our business, operating results, or financial condition, and our enforcement efforts may not be successful. In addition, the validity of our patents may be challenged in such litigation. Our participation in intellectual property enforcement actions may negatively impact our financial results.

Developments in technology or improvements in distributed solar energy generation and related technologies or components may materially adversely affect demand for our offerings.

Significant developments in technology, such as advances in distributed solar power generation, energy storage solutions such as batteries, energy storage management systems, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of distributed or centralized power production may materially and adversely affect demand for our offerings and otherwise affect our business. Future technological advancements may result in reduced prices to consumers or more efficient solar energy systems than those available today, either of which may result in current customer dissatisfaction. We may not be able to adopt these new technologies as quickly as its competitors or on a cost-effective basis.

Additionally, recent technological advancements may impact our business in ways not currently anticipated. Any failure by us to adopt or have access to new or enhanced technologies or processes, or to react to changes in existing technologies, could result in product obsolescence or the loss of competitiveness of and decreased consumer interest in its solar energy services, which could have a material adverse effect on its business, financial condition and results of operations.

Our business is subject to complex and evolving data protection laws. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, increased cost of operations or otherwise harm its business.

Consumer personal privacy and data security have become significant issues and the subject of rapidly evolving regulation in the U.S. Furthermore, federal, state and local government bodies or agencies have in the past adopted, and may in the future adopt, more laws and regulations affecting data privacy. For example, the state of California enacted the California Consumer Privacy Act of 2018 (“CCPA”) and California voters recently approved the California Privacy Rights Act (“CPRA”). The CCPA creates individual privacy rights for consumers and places increased privacy and security obligations on entities handling the personal data of consumers or households. The CCPA went into effect in January 2020 and it requires covered companies to provide new disclosures to California consumers, provides such consumers, business-to-business contacts and employees new ways to opt-out of certain sales of personal information, and allows for a new private right of action for data breaches. The CPRA modifies the CCPA and imposes additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The CCPA and the CPRA may significantly impact the Company’s business activities and require substantial compliance costs that adversely affect its business, operating results,

Annex A-14

prospects and financial condition. To date, we have not experienced substantial compliance costs in connection with fulfilling the requirements under the CCPA or CPRA. However, we cannot be certain that compliance costs will not increase in the future with respect to the CCPA and CPRA or any other recently passed consumer privacy regulation.

Outside the U.S., an increasing number of laws, regulations, and industry standards may govern data privacy and security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”) and the United Kingdom’s GDPR (“UK GDPR”) impose strict requirements for processing personal data. Under the EU GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. Non-compliance with the UK GDPR may result in substantially similar adverse consequences to those in relation to the EU GDPR, including monetary penalties of up to £17.5 million or 4% of worldwide revenue, whichever is higher.

In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the U.S. or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom have significantly restricted the transfer of personal data to the U.S. and other countries whose privacy laws it believes are not adequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the U.S. in compliance with law, such as the EEA and UK’s standard contractual clauses, these mechanisms are subject to legal challenges, and there is no assurance that the Company can satisfy or rely on these measures to lawfully transfer personal data to the U.S. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the U.S., or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of its operations, the need to relocate part of or all of its business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against its processing or transferring of personal data necessary to operate its business. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of Europe for allegedly violating the EU GDPR’s cross-border data transfer limitations.

Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations and policies, could result in additional cost and liability to us damage our reputation, inhibit sales and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to our business may limit the use and adoption of, and reduce the overall demand for, its solutions. If we are not able to adjust to changing laws, regulations and standards related to privacy or security, our business may be harmed.

Any unauthorized access to or disclosure or theft of personal information we gather, store or use could harm our reputation and subject us to claims or litigation.

We receive, store and use personal information of customers, including names, addresses, e-mail addresses, and other housing and energy use information. We also store information of dealers, including employee, financial and operational information. We rely on the availability of data collected from customers and dealers in order to manage our business and market our offerings. We take certain steps in an effort to protect the security, integrity and confidentiality of the personal information collected, stored or transmitted, but there is no guarantee inadvertent or unauthorized use or disclosure will not occur or third parties will not gain unauthorized access to this information despite our efforts. Although we take precautions to provide for disaster recovery, our ability to recover systems or data may be expensive and may interfere with normal operations. Also, although we obtain assurances from such third parties that they will use reasonable safeguards to secure their systems, we may be adversely affected by unavailability of their systems or unauthorized use or disclosure or its data maintained in such systems. Because techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, our suppliers or vendors and our dealers may be unable to anticipate these techniques or to implement adequate preventative or mitigation measures.

Annex A-15

Cyberattacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, disruption of customers’ operations, loss or damage to data delivery systems, unauthorized release of confidential or otherwise protected information, corruption of data and increased costs to prevent, respond to or mitigate cybersecurity events. In addition, certain cyber incidents, such as advanced persistent threats, may remain undetected for an extended period.

Unauthorized use, disclosure of or access to any personal information maintained by us or on the behalf of us, whether through breach of our systems, breach of the systems of our suppliers, vendors or dealers by an unauthorized party or through employee or contractor error, theft or misuse or otherwise, could harm our business. If any such unauthorized use, disclosure of or access to such personal information were to occur, our operations could be seriously disrupted and we could be subject to demands, claims and litigation by private parties and investigations, related actions and penalties by regulatory authorities.

In addition, we could incur significant costs in notifying affected persons and entities and otherwise complying with the multitude of federal, state and local laws and regulations relating to the unauthorized access to, use of or disclosure of personal information. Finally, any perceived or actual unauthorized access to, use of or disclosure of such information could harm our reputation, substantially impair our business, financial condition and results of operations. While we currently maintain cybersecurity insurance, such insurance may not be sufficient to cover against claims, and we cannot be certain that cyber insurance will continue to be available on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim.

If we fail to comply with laws and regulations relating to interactions by the company or its dealers with current or prospective residential customers could result in negative publicity, claims, investigations and litigation and adversely affect financial performance.

Our business substantially focuses on home improvement contracts for the installation of solar systems for residential customers. We offer leases, loans and other products and services directly to consumers and through sales partners in our dealer networks, who utilize sales people employed by or engaged as third-party service providers of such contractors. We and our dealers must comply with numerous federal, state and local laws and regulations that govern matters relating to interactions with residential consumers, including those pertaining to consumer protection, marketing and sales, privacy and data security, consumer financial and credit transactions, mortgages and refinancings, home improvement contracts, warranties and various means of customer solicitation, including under the laws described below in “As sales to residential customers have grown, we have increasingly become subject to substantial financing and consumer protection laws and regulations.” These laws and regulations are dynamic and subject to potentially differing interpretations and various federal, state and local legislative and regulatory bodies may initiate investigations, expand current laws or regulations, or enact new laws and regulations regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we and our dealers do business, acquire customers and manage and use information collected from and about current and prospective customers and the costs associated therewith. We and our dealers strive to comply with all applicable laws and regulations relating to interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner inconsistent from one jurisdiction to another and may conflict with other rules or our practices or the practices of our dealers.

Although we require dealers to meet consumer compliance requirements, we do not control dealers and their suppliers or their business practices. Accordingly, we cannot guarantee they follow ethical business practices such as fair wage practices and compliance with environmental, safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative dealers or suppliers, which could increase costs and have a negative effect on business and prospects for growth. Violation of labor or other laws by our dealers or suppliers or the divergence of a dealer or supplier’s labor or other practices from those generally accepted as ethical in the U.S. or other markets in which the company does or intends to do business could also attract negative publicity and harm the business.

From time to time, we have been included in lawsuits brought by the consumer customers of certain contractors in our networks, citing claims based on the sales practices of these contractors. We cannot be sure that a court of law would not determine that we are liable for the actions of the contractors in our networks or that a regulator or state attorney general’s office may hold us accountable for violations of consumer protection or other applicable laws by. Our risk mitigation processes may not be sufficient to mitigate financial harm associated with violations of applicable

Annex A-16

law by our contractors or ensure that any such contractor is able to satisfy its indemnification obligations to us. Any significant judgment against us could expose it to broader liabilities, a need to adjust our distribution channels for products and services or otherwise change our business model and could adversely impact the business.

We may be unsuccessful in introducing new services and product offerings.

We intend to introduce new offerings of services and products to both new and existing customers in the future, including home automation products and additional home technology solutions. We may be unsuccessful in significantly broadening our customer base through the addition of these services and products within current markets or in new markets the company may enter. Additionally, we may not be successful in generating substantial revenue from any additional services and products introduced in the future and may decline to initiate new product and service offerings.

Damage to our brand and reputation or change or loss of use of our brand could harm our business and results of operations.

We depend significantly on our reputation for high-quality products, excellent customer service and the brand name “SunPower” to attract new customers and grow our business. If we fail to continue to deliver solar energy systems or energy storage systems within the planned timelines, if our offerings do not perform as anticipated or if we damage any of our customers’ properties or delays or cancels projects, our brand and reputation could be significantly impaired. Future technological improvements may allow the company to offer lower prices or offer new technology to new customers; however, technical limitations in our current solar energy systems and energy storage systems may prevent us from offering such lower prices or new technology to existing customers.

In addition, given the sheer number of interactions our personnel or dealers operating on our behalf have with customers and potential customers, it is inevitable that some customers’ and potential customers’ interactions with us or dealers operating on our behalf will be perceived as less than satisfactory. This has led to instances of customer complaints, some of which have affected our digital footprint on rating websites and social media platforms. If we cannot manage hiring and training processes to avoid or minimize these issues to the extent possible, our reputation may be harmed and our ability to attract new customers would suffer.

In addition, if we were to no longer use, lose the right to continue to use or if others use the “SunPower” brand, we could lose recognition in the marketplace among customers, suppliers and dealers, which could affect our business, financial condition, results of operations and would require financial and other investment and management attention in new branding, which may not be as successful.

Our success depends on the continuing contributions of key personnel, including Thurman J. Rodgers. If we are unable to attract and retain key employees and qualified personnel, our business and prospects could be harmed.

We rely heavily on the services of our key executive officers and other key employees, in particular Thurman J. Rodgers, and the loss of services of any principal member of the management team or other key employees could adversely affect our operations. There have been, and from time to time there may continue to be, changes in our management team resulting from the hiring or departure of executives and key employees, or the transition of executives within our business, which could disrupt our business. For example, during 2023 and 2024, we had turnover in key positions, including our Chief Executive Officer and our Chief Financial Officer. As a result of the SunPower Acquisition, we also appointed new employees to key positions and restructured our management reporting lines. Such changes in our executive management team or workforce may be disruptive to our business, divert management’s attention, result in a loss of knowledge and negatively impact employee morale. If we encounter further turnover or difficulties associated with the transition or departure of our executive officers and key employees, or if we are unsuccessful in recruiting new personnel or in retaining and motivating existing personnel, our operations may be disrupted, which could harm our business.

We are investing significant resources in developing new members of management as we complete our restructuring and strategic transformation, including as a result of the SunPower Acquisition. We also anticipate that over time we will need to hire a number of highly skilled technical, sales, marketing, administrative, and accounting personnel. The competition for qualified personnel is intense in this industry. We may not be successful in attracting and retaining sufficient numbers of qualified personnel to support its anticipated growth. We cannot guarantee that any employee will remain employed with us for any definite period of time since all employees, including key executive officers, serve at-will and may terminate their employment at any time for any reason.

Annex A-17

Labor is subject to external factors that are beyond our control, including our industry’s highly competitive market for skilled workers and leaders, cost inflation, and workforce participation rates. As we build our brand and become more well known and grow globally, there is increased risk that competitors or other companies will seek to hire our personnel. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects.

If we or our dealers or suppliers fail to hire and retain sufficient employees and service providers in key functions, our growth and ability to timely complete customer projects and successfully manage customer accounts would be constrained.

To support growth, we and our dealers need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians and sales and project finance specialists. Competition for qualified personnel in this industry has increased substantially, particularly for skilled personnel involved in the installation of solar energy systems. We and our dealers also compete with the homebuilding and construction industries for skilled labor. These industries are cyclical and when participants in these industries seek to hire additional workers, it puts upward pressure on us and our dealers’ labor costs. Companies with whom our dealers compete to hire installers may offer compensation or incentive plans that certain installers may view as more favorable. As a result, our dealers may be unable to attract or retain qualified and skilled installation personnel. The further unionization of the industry’s labor force or the homebuilding and construction industries’ labor forces could also increase our dealers’ labor costs.

Shortages of skilled labor could significantly delay a project or otherwise increase dealers’ costs. Further, we need to continue to increase the training of the customer service team to provide high-end account management and service to homeowners before, during and following the point of installation of its solar energy systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards established by us. If we are unable to hire, develop and retain talented customer service or other personnel, we may not be able to grow our business.

Our operating results and ability to grow may fluctuate from quarter to quarter and year to year, which could make future performance difficult to predict and could cause operating results for a particular period to fall below expectations.

Our quarterly and annual operating results and its ability to grow are difficult to predict and may fluctuate significantly. We have experienced seasonal and quarterly fluctuations in the past and expect to experience such fluctuations in the future. In addition to the other risks described in this “Risk Factors” section, the following factors could cause operating results to fluctuate:

•        expiration or initiation of any governmental rebates or incentives;

•        significant fluctuations in customer demand for our solar energy services, solar energy systems and energy storage systems;

•        our dealers’ ability to complete installations in a timely manner;

•        our and our dealers’ ability to gain interconnection permission for an installed solar energy system from the relevant utility;

•        the availability, terms and costs of suitable financing;

•        the amount, timing of sales and potential decreases in value of Solar Renewable Energy Certificates;

•        our ability to continue to expand its operations and the amount and timing of expenditures related to this expansion;

•        announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments;

•        changes in our pricing policies or terms or those of competitors, including centralized electric utilities;

Annex A-18

•        actual or anticipated developments in competitors’ businesses, technology or the competitive landscape; and

•        natural disasters or other weather or meteorological conditions.

For these or other reasons, the results of any prior quarterly or annual periods should not be relied upon as indications of our future performance.

Our ability to obtain insurance on the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.

Our insurance policies cover legal and contractual liabilities arising out of bodily injury, personal injury or property damage to third parties and are subject to policy limits.

However, such policies do not cover all potential losses and coverage is not always available in the insurance market on commercially reasonable terms. In addition, we may have disagreements with insurers on the amount of recoverable damages and the insurance proceeds received for any loss of, or any damage to, any of our assets may be claimed by lenders under financing arrangements or otherwise may not be sufficient to restore the loss or damage without a negative impact on its results of operations. Furthermore, the receipt of insurance proceeds may be delayed, requiring us to use cash or incur financing costs in the interim. To the extent our experiences covered losses under its insurance policies, the limit of our coverage for potential losses may be decreased or the insurance rates it has to pay increased. Furthermore, the losses insured through commercial insurance are subject to the credit risk of those insurance companies. While we believe our commercial insurance providers are currently creditworthy, we cannot assure such insurance companies will remain so in the future.

We may not be able to maintain or obtain insurance of the type and amount desired at reasonable rates. The insurance coverage obtained may contain large deductibles or fail to cover certain risks or all potential losses. In addition, our insurance policies are subject to annual review by insurers and may not be renewed on similar or favorable terms, including coverage, deductibles or premiums, or at all. If a significant accident or event occurs for which we are not fully insured or the company suffers losses due to one or more of its insurance carriers defaulting on their obligations or contesting their coverage obligations, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to breaches of our information technology systems, which could lead to disclosure of internal information, damage to our reputation or relationships with dealers, suppliers, and customers, and disrupt access to online services. Such breaches could subject us to significant reputational, financial, legal, and operational consequences.

Our business requires the use and storage of confidential and proprietary information, intellectual property, commercial banking information, personal information concerning customers, employees, and business partners, and corporate information concerning internal processes and business functions. Malicious attacks to gain access to such information affects many companies across various industries, including ours.

Where appropriate, we use encryption and authentication technologies to secure the transmission and storage of data. These security measures may be compromised as a result of third-party security breaches, employee error, malfeasance, faulty password management, or other irregularity or malicious effort, and result in persons obtaining unauthorized access to data.

We devote resources to network security, data encryption, and other security measures to protect our systems and data, but these security measures cannot provide absolute security. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, target end users through phishing and other malicious techniques, and/or may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventative measures. As a result, we may experience a breach of our systems in the future that reduces our ability to protect sensitive data. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving team members, contractors and temporary staff. If we experience,

Annex A-19

or are perceived to have experienced, a significant data security breach, fail to detect and appropriately respond to a significant data security breach, or fail to implement disclosure controls and procedures that provide for timely disclosure of data security breaches deemed material to our business, including corrections or updates to previous disclosures, we could be exposed to a risk of loss, increased insurance costs, remediation and prospective prevention costs, damage to our reputation and brand, litigation and possible liability, or government enforcement actions, any of which could detrimentally affect our business, results of operations, and financial condition.

We may also share information with contractors and third-party providers to conduct business. While we generally review and typically request or require such contractors and third-party providers to implement security measures, such as encryption and authentication technologies to secure the transmission and storage of data, those third-party providers may experience a significant data security breach, which may also detrimentally affect our business, results of operations, and financial condition as discussed above. See also under this section, “We may be required to file claims against other parties for infringing its intellectual property that may be costly and may not be resolved in our favor.” We rely substantially upon trade secret laws and contractual restrictions to protect our proprietary rights, and, if these rights are not sufficiently protected, our ability to compete and generate revenue could suffer.

As sales to residential customers have grown, we have increasingly become subject to consumer protection laws and regulations.

As we continue to seek to expand our retail customer base, our activities with customers are subject to consumer protection laws that may not be applicable to other businesses, such as federal truth-in-lending, consumer leasing, telephone and digital marketing, and equal credit opportunity laws and regulations, as well as state and local finance laws and regulations. Claims arising out of actual or alleged violations of law may be asserted against us by individuals or governmental entities and may expose the company to significant damages or other penalties, including fines. In addition, our affiliations with third-party dealers may subject the company to alleged liability in connection with actual or alleged violations of law by such dealers, whether or not actually attributable to us, which may expose us to significant damages and penalties, and we may incur substantial expenses in defending against legal actions related to third-party dealers, whether or not ultimately found liable.

The competitive environment in which we operate often requires the undertaking of customer obligations, which may turn out to be costlier than anticipated and, in turn, materially and adversely affect our business, results of operations and financial condition.

We are often required, at the request of our end customer, to undertake certain obligations such as:

•        system output performance warranties; and

•        system maintenance.

Such customer obligations involve complex accounting analyses and judgments regarding the timing of revenue and expense recognition, and in certain situations these factors may require us to defer revenue or profit recognition until projects are completed or until contingencies are resolved, which could adversely affect revenues and profits in a particular period.

We are subject to risks associated with construction, cost overruns, delays, regulatory compliance and other contingencies, any of which could have a material adverse effect on its business and results of operations.

We are a licensed contractor in certain communities that we service and are ultimately responsible as the contracting party for every solar energy system installation. A significant portion of our business depends on obtaining and maintaining required licenses in various jurisdictions. All such licenses are subject to audit by the relevant government agency. Our failure to obtain or maintain required licenses could result in the termination of certain of our contracts. For example, we hold a license with California’s Contractors State License Board (the “CSLB”) and that license is currently under probation with the CSLB. If we fail to comply with the CSLB’s law and regulations, it could result in termination of certain of our contracts, monetary penalties, extension of the license probation period or revocation of its license in California. In addition, we may be liable, either directly or through its solar partners, to homeowners for any damage we cause to them, their home, belongings or property during the installation of our systems. For example, we either directly or through its solar partners, frequently penetrate homeowners’ roofs during the installation process

Annex A-20

and may incur liability for the failure to adequately weatherproof such penetrations following the completion of construction. In addition, because the solar energy systems we or our solar partners deploy are high voltage energy systems, we may incur liability for failing to comply with electrical standards and manufacturer recommendations.

Further, we or our installation partners may face construction delays or cost overruns, which may adversely affect our or our sales partners’ ability to ramp up the volume of installation in accordance with our plans. Such delays or overruns may occur as a result of a variety of factors, such as labor shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties, any of which could lead to increased cancellation rates, reputational harm and other adverse effects.

In addition, the installation of solar energy systems, energy storage systems, and other energy-related products requiring building modifications are subject to oversight and regulation in accordance with national, state, and local laws and ordinances relating to building, fire, and electrical codes, safety, environmental protection, utility interconnection and metering, and related matters. We also rely on certain employees to maintain professional licenses in many of the jurisdictions in which we operate, and the failure to employ properly licensed personnel could adversely affect our licensing status in those jurisdictions. It is difficult and costly to track the requirements of every individual authority having jurisdiction over our installations and to design solar energy systems to comply with these varying standards. Any new government regulations or utility policies pertaining to our systems may result in significant additional expenses to homeowners and us and, as a result, could cause a significant reduction in demand for solar service offerings.

While we have a variety of stringent quality standards that the company applies in the selection of its solar partners, we do not control our suppliers and solar partners or their business practices. Accordingly, we cannot guarantee that they follow our standards or ethical business practices, such as fair wage practices and compliance with environmental, safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative suppliers or contractors, which could increase costs and result in delayed delivery or installation of our products, product shortages or other disruptions of its operations. Violation of labor or other laws by our suppliers and solar partners or the divergence of a supplier’s or solar partners’ labor or other practices from those generally accepted as ethical in the U.S. or other markets in which we do business could also attract negative publicity and harm our business, brand and reputation in the market.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant penalties, operational delays and adverse publicity.

The installation and ongoing operations and maintenance of solar energy systems and energy storage systems requires individuals hired by us, our dealers, or third-party contractors, potentially including employees, to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires these individuals to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulation by the Occupational Safety and Health Administration (“OSHA”) and the Department of Transportation (“DOT”) and equivalent state and local laws. Changes to OSHA or DOT requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If we fail to comply with applicable OSHA or DOT regulations, even if no work-related serious injury or death occurs, we may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. Because individuals hired by us or on our behalf to perform installation and ongoing operations and maintenance of the company’s solar energy systems and energy storage systems, including its dealers and third-party contractors, are compensated on a per project basis, they are incentivized to work more quickly than installers compensated on an hourly basis. While we have not experienced a high level of injuries to date, this incentive structure may result in higher injury rates than others in the industry and could accordingly expose the company to increased liability. Individuals hired by or on behalf of us may have workplace accidents and receive citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage its reputation and competitive position and adversely affect the business.

Annex A-21

Our business has benefited from the declining cost of solar energy system components, but it may be harmed if the cost of such components stabilizes or increases in the future.

Our business has benefited from the declining cost of solar energy system components and to the extent such costs stabilize, decline at a slower rate or increase, our future growth rate may be negatively impacted. The declining cost of solar energy system components and the raw materials necessary to manufacture them has been a key driver in the price of our solar energy systems, and the prices charged for electricity and customer adoption of solar energy. Solar energy system component and raw material prices may not continue to decline at the same rate as they have over the past several years or at all. In addition, growth in the solar industry and the resulting increase in demand for solar energy system components and the raw materials necessary to manufacture them may also put upward pressure on prices. An increase of solar energy system components and raw materials prices could slow growth and cause business and results of operations to suffer. Further, the cost of solar energy system components and raw materials has increased and could increase in the future due to tariff penalties, duties, the loss of or changes in economic governmental incentives or other factors.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

It is possible our solar energy systems or energy storage systems could injure customers or other third parties or our solar energy systems or energy storage systems could cause property damage as a result of product malfunctions, defects, improper installation, fire or other causes. Any product liability claim we face could be expensive to defend and may divert management’s attention. The successful assertion of product liability claims against us could result in potentially significant monetary damages, potential increases in insurance expenses, penalties or fines, subject the company to adverse publicity, damage our reputation and competitive position and adversely affect sales of solar energy systems or energy storage systems. In addition, product liability claims, injuries, defects or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions to the industry as a whole and may have an adverse effect on our ability to expand its portfolio of solar service agreements and related solar energy systems and energy storage systems, thus affecting our business, financial condition and results of operations.

Our warranty costs may exceed the warranty reserve.

We provide warranties that cover parts performance and labor to purchasers of our solar modules. We also have legacy warranty and performance obligations from our former business manufacturing solar panels. We maintain a warranty reserve on our financial statements, and our warranty claims may exceed the warranty reserve. Any significant warranty expenses could adversely affect our financial condition and results of operations. Significant warranty problems could impair our reputation which could result in lower revenue and a lower gross margin.

We are subject to legal proceedings and regulatory inquiries and may be named in additional claims or legal proceedings or become involved in regulatory inquiries, all of which are costly, distracting to our core business and could result in an unfavorable outcome or harm our business, financial condition, results of operations or the trading price for our securities.

We are involved in claims, legal proceedings that arise from normal business activities. In addition, from time to time, third parties have asserted and may in the future assert claims against us. We evaluate all claims, lawsuits and investigations with respect to their potential merits, our potential defenses and counter claims, settlement or litigation potential and the expected effect on us. In the event that we are involved in significant disputes, including the legal claims noted below, or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time-consuming legal proceedings that could result in any number of outcomes. Although outcomes of such actions vary, any claims, proceedings or regulatory actions initiated by or against us whether successful or not, could result in expensive costs of defense, costly damage awards, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of significant operational resources or some other harm to the business. In any of these cases, our business, financial condition or results of operations could be negatively impacted. We make a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, estimated settlements, legal rulings,

Annex A-22

advice of legal counsel and other information and events pertaining to a particular matter. Depending on the nature and timing of any such controversy, an unfavorable resolution of a matter could materially affect our future business, financial condition or results of operations, or all of the foregoing, in a particular quarter.

On February 22, 2024, the court in the case issued an order against certain subsidiaries of the Company which awarded Siemens approximately $6.9 million. On March 15, 2024, Siemens filed a motion seeking to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre- and post-judgment interest on April 5, 2024. On June 17, 2024, the court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. We have appealed these judgments. On August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add the Company as a judgement debtor. Our subsidiaries opposed the Siemens motion. The court heard the motion by submission on April 3, 2025, but has not yet issued a ruling. The Company recognized $6.9 million as a legal loss related to this litigation in 2023, and in 2024, the Company recorded an additional accrual for $2.0 million for attorneys’ fees, expenses, and pre-judgment interest, in accrued expenses and other current liabilities within its consolidated balance sheet as of December 29, 2024. This legal loss was recognized in fiscal 2024 in loss from discontinued operations, net of tax on the consolidated statements of operations and comprehensive loss. The Company recorded a liability of $6.9 million as a legal loss related to this litigation, excluding amounts for attorneys’ fees and costs, in accrued expenses and other current liabilities within its consolidated balance sheets at each of March 30, 2025 and December 29, 2024. On December 4, 2025, the Company entered into a Settlement Agreement with Siemens Government Technologies, Inc. and Siemens Industry, Inc. to resolve a case in the Circuit Court of Fairfax County, Virginia and other related cases as well as to resolve potential claims related to Siemens’ Atwater Wastewater Treatment Plant. In exchange for full releases, the Company agreed to pay Siemens $9.5 million spread across four payments to be made at the end of each calendar quarter during fiscal 2026. If the Company successfully engages in any form of new financing or new debt worth $1.0 million or more, or successfully obtains shareholder approval for the issuance of additional shares in connection with the raise of additional funds and/or any merger or acquisition activity, the next due quarterly payment to Siemens (if any) becomes immediately due and payable. The settlement payment to Siemens is secured by a first-priority continuing security interest in $9.5 million of Company collateral. This security interest is reduced on a one-to-one basis as the settlement payments are made. For additional information regarding the Company’s litigation matter with Siemens, please see “Business — Legal Proceedings — Siemens Litigation.”

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified directors and officers.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we had not done previously.

If any issues in complying with those requirements are identified (for example, if we or the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the SunPower Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Annex A-23

Our ability to use net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history and do not expect to become profitable in the near future and may never achieve profitability. Under current U.S. federal income tax law, unused losses for the tax year ended December 31, 2017 and prior tax years will carry forward to offset future taxable income, if any, until such unused losses expire, and unused federal losses generated after December 31, 2017 will not expire and may be carried forward indefinitely but will be only deductible to the extent of 80% of current year taxable income in any given year. Many states have similar laws.

In addition, both current and future unused net operating loss (“NOL”) carryforwards and other tax attributes may be subject to limitation under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in equity ownership by certain stockholders over a three-year period. The Business Combination may have resulted in an ownership change for us and, accordingly, our NOL carryforwards and certain other tax attributes may be subject to limitations (or disallowance) on their use after the Business Combination. Our NOL carryforwards may also be subject to limitation as a result of prior shifts in equity ownership. Additional ownership changes in the future could result in additional limitations on our NOL carryforwards. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations.

Risks Related to our Common Stock and Other Securities

Our directors, executive officers and principal stockholders will continue to have significant influence over our company, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our 5% stockholders and their affiliates, in the aggregate, beneficially own approximately 30.4% of the outstanding shares of our common stock, based on the number of shares outstanding as of January 12, 2026. As a result, these stockholders, if acting together, will be able to significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

The trading price of our common stock may be volatile, and you could lose all or part of your investment.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to us;

Annex A-24

•        our ability to develop product candidates;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving us;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our securities available for public sale

•        any major change in our board of directors or management;

•        sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who currently cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who currently cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. If we obtain additional coverage and any new analyst issues, an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price could decline.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to general market and economic conditions and an active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. If our securities are not listed on, or become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If we fail to meet all applicable requirements of Nasdaq and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

If we are unable to satisfy the Nasdaq criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock; reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage of us; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from Nasdaq may negatively impact our reputation and, consequently, our business.

There can be no assurance that we will maintain compliance with the requirements for listing our common stock on Nasdaq. On April 28, 2025, we received a letter from the Listing Qualifications staff of Nasdaq (the “Nasdaq Staff”) indicating that, as a result of our delay in filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), we were not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter had no immediate effect on the listing or trading of our common stock or warrants. The Nasdaq listing rules require Nasdaq-listed companies to timely file all required periodic reports with the SEC. The Nasdaq letter stated that, under Nasdaq rules, the Company

Annex A-25

had 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements. We filed our 2024 Form 10-K on April 30, 2025. Subsequently, on November 19, 2025, we received a from the Nasdaq staff indicating that, as a result of our delay in filing the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2028 (the “Q3 Form 10-Q”), we were not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter relating to our Q3 Form 10-Q had no immediate effect on the listing or trading of our common stock or warrants. The Nasdaq letter stated that, under Nasdaq rules, the Company had 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements. We filed the Q3 Form 10-Q on December 19, 2025.

If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•        a limited amount of analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future.

Sales of a substantial number of our common stock in the public market by our shareholders could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline.

Provisions in our Certificate of Incorporation and Bylaws and provisions of the Delaware General Corporation Law may delay or prevent an acquisition by a third party that could otherwise be in the interests of shareholders.

Our Certificate of Incorporation and Bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

•        advance notice requirements for stockholder proposals and director nominations;

•        provisions limiting stockholders’ ability to call special meetings of stockholders and to take action by written consent;

•        restrictions on business combinations with interested stockholders;

•        no cumulative voting; and

•        the ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions by such acquirer.

These provisions of our Certificate of Incorporation and Proposed Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for the shares of our common stock in the future, which could reduce the market price of our common stock.

Annex A-26

The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the U.S. for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Certificate of Incorporation provides that, unless otherwise consented to by us in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings:

•        any derivative action or proceeding brought on behalf of us;

•        any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders, employees or agents to us or our stockholders;

•        any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents relating to any provision of the Delaware General Corporation Law (“DGCL”) or our Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and

•        any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware, in each such case unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Our Certificate of Incorporation will further provide that, unless otherwise consented to by us in writing to the selection of an alternative forum, the federal district courts of the U.S. will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person in connection with any offering of our securities, asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities will be deemed to have notice of and consented to this provision.

Although our Certificate of Incorporation contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and, therefore, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

We may be required to repurchase up to 5,618,488 shares of common stock from the investors with whom we entered into Forward Purchase Agreements in connection with the closing of the Business Combination, which would reduce the amount of cash available to us to fund our growth plan.

On and around July 13, 2023, FACT entered into separate Forward Purchase Agreements (the “Forward Purchase Agreements”) with each of (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”); (ii) Polar Multi-Strategy Master Fund (“Polar”), and (iii) Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP (collectively, “Sandia”, and each of Meteora, Polar, and Sandia, individually, an “FPA Investor”, and together, the “FPA Investors”), pursuant to which FACT (now SunPower Inc. (f/k/a Complete Solaria, Inc.) following the closing of the Business Combination) agreed to purchase in the aggregate, on the date that is 24 months after the closing date of the Forward Purchase Agreements (the “Maturity Date”), up to

Annex A-27

5,618,488 shares of common stock then held by the FPA Investors (subject to certain conditions and purchase limits set forth in the Forward Purchase Agreements). Pursuant to the terms of the Forward Purchase Agreements, each FPA Investor further agreed not to redeem any of the FACT Class A Ordinary Shares owned by it at such time. The per price at which the FPA Investors have the right to sell the shares to us on the Maturity Date will not be less than $5.00 per share. On December 18, 2023, the Company and each FPA Investor entered into separate amendments to the Forward Purchase Agreements (the “First Amendments”). The First Amendments lower the reset floor price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10,000,000 of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment. On May 7 and 8, 2024, respectively, the Company entered into separate amendments to the Forward Purchase Agreements (the collectively the “Second Amendments”) with Sandia (the “Sandia Second Amendment”) and Polar (the “Polar Second Amendment”). The Second Amendments lower the reset price of each Forward Purchase Agreement from $3.00 to $1.00 per share and amend the VWAP Trigger Event provision to read: “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.” The Sandia Second Amendment is not effective until the Company executes similar amendments with both Polar and Meteora. Subsequently, on June 14, 2024, the Company entered into an amendment to the Forward Purchase Agreement with Sandia (the “Sandia Third Amendment”). The Sandia Third Amendment sets the reset price of each Forward Purchase Agreement to $1.00 per share and amends the VWAP Trigger Event provision to read: “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.” In the event either Polar or Meteora amend their Forward Purchase Agreements to include different terms from the $1.00 reset price and VWAP trigger adjustment, or file a notice of a VWAP trigger event, as referenced herein, the Sandia Forward Purchase Agreement will be retroactively amended to reflect those improved terms and liquidity on the Sandia Forward Purchase Agreement, including any of the 1,050,000 shares that were sold upon execution of the Sandia Forward Purchase Agreement. On July 17, 2024, the Company entered into the third amendment to the Forward Purchase Agreement with Polar (the “Polar Third Amendment”), pursuant to which the Company and Polar agreed that Section 2 (Most Favored Nation) of the Forward Purchase Agreement is applicable to all 2,450,000 shares subject to the Forward Purchase Agreement. On July 15, 2025, the Company and Meteora entered into an amendment to the FPA between Meteora and the Company, on July 16, 2025, the Company and Sandia entered into an amendment to the FPA between Sandia and the Company, and on August 1, 2025, the Company and Polar entered in an amendment to the FPA between Polar and the Company (collectively, the “FPA Amendments”). The FPA Amendments extend the valuation date applicable to the Forward Purchase Agreements (the “Valuation Date”) to the earliest to occur of (a) July 17, 2026, (b) the date specified by Meteora or Sandia, as applicable, in a written notice to be delivered to the Company at their discretion and (c) 90 days after delivery by us of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period that occurs at least six months after the closing date of the transactions under the Amended and Restated Business Combination Agreement entered into on May 26, 2023, the applicable volume-weighted average price (“VWAP Price”) is less than the then applicable reset price, provided that a registration statement was effective and available for the entire measurement period and remains continuously effective and available during the entire 90 day notice period. The FPA Amendments further amend the definition of “Settlement Amount Adjustment” to provide that if the expected Settlement Amount (as defined in the FPA Amendments) determined by the VWAP Price over the 15 scheduled trading days ending on but excluding the valuation date exceeds the Settlement Amount Adjustment, then the Settlement Amount Adjustment shall be deemed to be zero, and that if the Settlement Amount Adjustment exceeds the Settlement Amount, then the Settlement Amount Adjustment shall be paid, at the Company’s option, in cash or shares of our common stock. The FPA Amendments also amend the definition of “Cash Settlement Payment Date” to provide that if the Settlement Amount Adjustment exceeds the Settlement Amount, we shall remit to the applicable seller the difference between (i) the Settlement Amount Adjustment and (ii) the Settlement Amount. The FPA Amendments further provide that the Settlement Amount will be used solely as a calculation mechanism to determine any liability the Company may owe to the applicable seller via the Settlement Amount Adjustment, and notwithstanding anything to the contrary, the applicable seller shall not be required to remit the Settlement Amount to the Company or return any portion of the Prepayment Amount.

Annex A-28

If the FPA Investors hold some or all of the 5,618,488 forward purchase agreement shares on the Maturity Date, and the per share trading price of our common stock is less than the per share price at which the FPA Investors have the right to sell the common stock to us on the Maturity Date, we would expect that the FPA Investors will exercise this repurchase right with respect to such shares. In the event that we are required to repurchase these forward purchase agreement shares, or in the event that the Forward Purchase Agreements are terminated, the amount of cash arising from the Business Combination that would ultimately be available to fund our liquidity and capital resource requirements would be reduced accordingly, which would adversely affect our ability to fund our growth plan in the manner we had contemplated when entering into the Forward Purchase Agreements.

Warrants to purchase shares of our common stock may not be exercised at all or may be exercised on a cashless basis and we may not receive any cash proceeds from the exercise of such warrants.

The exercise price of warrants to purchase shares of our common stock may be higher than the prevailing market price of the underlying shares of common stock. The exercise price of such warrants is subject to market conditions and may not be advantageous if the prevailing market price of the underlying shares of common stock is lower than the exercise price. The cash proceeds associated with the exercise of such warrants to purchase our common stock are contingent upon our stock price. The value of our common stock will fluctuate and may not align with the exercise price of such warrants at any given time. If such warrants are “out of the money,” meaning the exercise price is higher than the market price of our common stock, there is a high likelihood that warrant holders may choose not to exercise their warrants. As a result, we may not receive any proceeds from the exercise of such warrants.

Furthermore, with regard to certain warrants to purchase shares of our common stock that were issued in a private placement at the time of FACT’s IPO and warrants issued to certain selling securityholders in connection with conversion of working capital loans, it is possible that we may not receive cash upon their exercise, since these warrants may be exercised on a cashless basis. A cashless exercise allows warrant holders to convert the warrants into shares of our common stock without the need for a cash payment. Instead of paying cash upon exercise, the warrant holder would receive a reduced number of shares based on a predetermined formula. As a result, the number of shares issued through a cashless exercise will be lower than if the warrants were exercised on a cash basis, which could impact the cash proceeds we receive from the exercise of such warrants.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including 12.00% Notes due 2029 and the 7.00% Convertible Senior Notes due 2029 (the 7.00% Notes due 2029 and with the 12.00% Notes due 2029, collectively, the “Convertible Senior Notes”), depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. Additionally, as a result of the delayed filing of our Annual Report on Form 10-K for the year ended December 29, 2024 and, subsequently, our Quarterly Report on Form 10-Q for the quarter ended September 28, 2025, we incurred additional interest under the Convertible Senior Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Convertible Senior Notes.

The conversion features of the Convertible Senior Notes may adversely affect our financial condition and operating results.

The holders of Convertible Senior Notes will be entitled to convert their notes at and during specified periods at their option. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), at maturity, we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity.

Annex A-29

Certain provisions in the indentures or other agreements governing the Convertible Senior Notes may delay or prevent an otherwise a beneficial takeover attempt of us.

Certain provisions in the indentures or other agreements governing the Convertible Senior Notes may make it more difficult or expensive for a third party to acquire us. For example, the indentures and other agreements governing the Convertible Senior Notes will require us to repurchase the Convertible Senior Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the Convertible Senior Notes and/or increase the conversion rate, which could make it costlier for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

Conversion of the Convertible Senior Notes may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the Convertible Senior Notes may dilute the ownership interests of our stockholders. Upon conversion of the Convertible Senior Notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock. If we elect to settle our conversion obligation in shares of our common stock or a combination of cash and shares of our common stock, any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Senior Notes may encourage short selling by market participants because the conversion of the Convertible Senior Notes could be used to satisfy short positions, or anticipated conversion of the Convertible Senior Notes into shares of our common stock could depress the price of our common stock.

The accounting method for the Convertible Senior Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Convertible Senior Notes on our balance sheet, accruing interest expense for the Convertible Senior Notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board (“FASB”) published Accounting Standards Update (“ASU”) 2020-06 (“ASU 2020-06”), which simplified certain of the accounting standards that apply to convertible notes. ASU 2020-06 eliminated the cash conversion and beneficial conversion feature modes used to separately account for embedded conversion features as a component of equity. Instead, an entity would account for convertible debt or convertible preferred stock securities as a single unit of account, unless the conversion feature requires bifurcation and recognition as derivatives. Additionally, the guidance requires entities to use the “if-converted” method for all convertible instruments in the diluted earnings per share calculation and to include the effect of potential share settlement for instruments that may be settled in cash or shares. ASU 2020-06 became effective for us beginning on January 1, 2022.

In addition, we expect that the shares of common stock underlying the Convertible Senior Notes will be reflected in our diluted earnings per share using the “if converted” method, in accordance with ASU 2020-06. Under that method, diluted earnings per share would generally be calculated assuming that all the Convertible Senior Notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share to the extent we are profitable in the future, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Convertible Senior Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Convertible Senior Notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders or holders of affiliate notes convert their notes or affiliate notes, respectively, following the satisfaction of those conditions and could materially reduce our reported working capital.

Annex A-30

Future sales (including potential sales of securities to White Lion pursuant to the White Lion Purchase Agreement), or the perception of future sales, by us or our stockholders in the public market could cause the market price for the common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the us to sell equity securities in the future at a time and at a price that it deems appropriate. In the future, we may issue our securities to raise capital or in connection with investments or acquisitions. The amount of shares of common stock issued or issuable upon exercise or conversion of securities issued in connection with a capital raise or an investment or acquisition could constitute a material portion of the then-outstanding shares of our common stock. Any issuance of additional securities in connection with capital raising activities, investments or acquisitions may result in additional dilution to our stockholders.

Annex A-31

ANNEX B

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

COMPLETE SOLARIA, INC.,

as Parent

COMPLETE SOLAR, INC.,

as Buyer

CHICKEN PARM PIZZA LLC,

as the Member

and

SUNDER ENERGY LLC

as the Company

dated as of September 21, 2025

Annex B Page Nos.
ARTICLE I DEFINITIONS		B-1
1.1	Definitions	B-1
ARTICLE II MEMBERSHIP INTEREST PURCHASE		B-12
2.1	Purchase and Sale	B-12
2.2	Pre-Closing Statement and Closing Cash Consideration	B-12
2.3	Closing	B-12
2.4	Closing and Post-Closing Payments	B-13
2.5	Closing Deliveries	B-14
2.6	Post-Closing Adjustment and Payments	B-15
2.7	Final Adjustment Payment	B-16
2.8	Withholding	B-16
2.9	Consideration Shares	B-16
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		B-17
3.1	Due Incorporation; No Subsidiaries	B-17
3.2	Due Authorization; Enforceability	B-18
3.3	Consents and Approvals; No Conflicts	B-18
3.4	Capitalization	B-18
3.5	Personal Property	B-19
3.6	Financial Statements; No Undisclosed Liabilities; Books and Records	B-19
3.7	Absence of Certain Changes	B-20
3.8	Legal Compliance	B-20
3.9	Tax Matters	B-20
3.10	Intellectual Property	B-21
3.11	Contracts	B-24
3.12	Employee Benefits	B-25
3.13	Employment and Labor Matters	B-27
3.14	Permits; Licenses	B-28
3.15	Litigation	B-28
3.16	Real Property	B-28
3.17	Environmental Matters	B-29
3.18	Service Providers and Customers	B-29
3.19	Anti-Corruption, Economic Sanctions and Export Controls	B-29
3.20	Regulatory Matters	B-30
3.21	Social Media Accounts	B-31
3.22	Bank Accounts; Power of Attorney	B-31
3.23	Certain Payments	B-31
3.24	Product Specifications; Warranties	B-31
3.25	Insurance	B-32
3.26	Privacy	B-32
3.27	No Broker	B-33
3.28	Transactions with Affiliates	B-33
3.29	No Outstanding Fees or Commissions	B-33
3.30	Ownership of Company Interests	B-33
3.31	Independent Investigation	B-33
3.32	No Other Representations and Warranties	B-34

Annex B-i

Annex B Page Nos.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MEMBER		B-34
4.1	Due Authorization; Enforceability	B-34
4.2	Consents and Approvals; No Conflicts	B-34
4.3	Title	B-34
4.4	Litigation	B-34
4.5	Interested Party Transactions	B-35
4.6	No Broker	B-35
4.7	Investment Purpose	B-35
4.8	Independent Investigation	B-35
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT		B-36
5.1	Organization	B-36
5.2	Authority Relative to Agreement	B-36
5.3	Consents and Approvals; No Conflicts	B-36
5.4	No Broker	B-36
5.5	Sufficiency of Funds	B-36
5.6	Litigation	B-36
5.7	SEC Filings; Parent Financials; Internal Controls	B-37
5.8	Independent Investigation	B-37
5.9	No Other Representations and Warranties	B-38
ARTICLE VI COVENANTS		B-38
6.1	General	B-38
6.2	Notices and Consents to Third Parties	B-38
6.3	Operation of Business	B-38
6.4	Full Access	B-40
6.5	Notification of Certain Matters	B-40
6.6	Employee Matters; Company Compensation Plan	B-40
6.7	Preparation and Filing of Tax Returns; Tax Contests; Tax Actions	B-41
6.8	Transfer Taxes	B-41
6.9	Tax Refunds	B-41
6.10	Indemnification	B-42
6.11	No Solicitation of Transactions	B-42
6.12	Press Releases and Public Announcements	B-42
6.13	Confidentiality	B-42
6.14	Payoff Letters	B-43
6.15	Registration Rights	B-43
6.16	Lock up; Transfer Management	B-44
6.17	Further Assurances	B-45
ARTICLE VII CONDITIONS TO THE CLOSING		B-45
7.1	Conditions to Obligations of the Company, Member and Parent	B-45
7.2	Additional Conditions to the Obligations of Buyer and Parent	B-45
7.3	Additional Conditions to the Obligations of the Company and Member	B-46
ARTICLE VIII TERMINATION		B-46
8.1	Termination	B-46
8.2	Effect of Termination	B-47

Annex B-ii

Annex B Page Nos.
ARTICLE IX INDEMNIFICATION AND RELATED MATTERS		B-47
9.1	Survival Period	B-47
9.2	Indemnification of Buyer and Parent	B-48
9.3	Indemnification of Member	B-49
9.4	Third Party Claims	B-49
9.5	Limitations	B-50
9.6	Materiality	B-50
9.7	Adjustments to Total Consideration	B-51
9.8	No Effect	B-51
ARTICLE X GENERAL PROVISIONS		B-51
10.1	Notices	B-51
10.2	Amendment and Modification; Waiver	B-52
10.3	Succession and Assignment	B-52
10.4	Entire Agreement	B-52
10.5	Severability	B-52
10.6	No Third-Party Beneficiaries	B-52
10.7	Governing Law; Venue	B-52
10.8	Waiver of Jury Trial	B-52
10.9	Specific Performance	B-53
10.10	Certain Damages and Exclusive Remedies	B-53
10.11	Expenses	B-53
10.12	Brokers	B-53
10.13	Legal Representation	B-53
10.14	Headings	B-54
10.15	Construction	B-54
10.16	Incorporation of Exhibits and Disclosure Schedule	B-54
10.17	Counterparts	B-54
Exhibits
Exhibit A	Sample Closing Statement
Exhibit B	Investor Questionnaire
Exhibit C	Offer Letters
Exhibit D	Seller Note

Annex B-iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement”), dated as of September 21, 2025 (the “Agreement Date”), is entered into by and among Sunder Energy LLC, a Delaware limited liability company (the “Company”), Complete Solaria, Inc., a Delaware corporation (“Parent”), Complete Solar, Inc., a Delaware corporation (“Buyer”), and Chicken Parm Pizza LLC, a Delaware limited liability company (the “Member”, and, together with the Company and Buyer, the “Parties”).

RECITALS

WHEREAS, as of the Agreement Date, the Member is the beneficial and record owner of 100% of the Interests of the Company (the “Company Interests”);

WHEREAS, as of the Agreement Date, each of Eric Nielsen, Max Britton and Devon Glassman have (a) accepted and executed an employment offer letter from Buyer or an Affiliate thereof attached as Exhibit C (together with all schedules and exhibits thereto, the “Offer Letters”) and (b) executed and delivered to Parent a non-competition agreements (the “Non-Competition Agreements”), with the Offer Letters and Non-Competition Agreements to each become effective upon the Closing; and

WHEREAS the Member desires to sell, transfer, convey, assign and deliver to Buyer, and Buyer desires to purchase, acquire and accept from the Member, the Company Interests on the terms and conditions and for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1         Definitions. The following terms when used in this Agreement shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 2.6(d).

“Acquisition Transaction” has the meaning set forth in Section 6.11.

“Adjustment Amount” means the net amount (which may be positive or negative) of all increases or decreases to the Closing Cash Consideration pursuant to Section 2.6.

“Affiliate” means any Person that, directly or indirectly, through one or more Persons, controls, is controlled by or is under common control with the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Agreement” means this Membership Interest Purchase Agreement, including all Exhibits and Schedules hereto.

“Agreement Date” has the meaning set forth in the introduction.

“Ancillary Agreements” means the Seller Note and such other agreements entered into in connection with the transactions under this Agreement and listed on Schedule 1.1.

“Books and Records” has the meaning set forth in Section 3.6(c).

“Business Day” means any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York, generally are closed or authorized by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Cap” has the meaning set forth in Section 9.2(b).

Annex B-1

“Cash Amount” means, as of immediately prior to the Closing, the aggregate amount of all cash (excluding any Restricted Cash) and cash equivalents of the Company, subject to the following: (a) the Cash Amount shall exclude checks written, outbound wire transfers and drafts that are issued by the Company but uncleared as of immediately prior to the Closing; and (b) the Cash Amount shall include checks received, inbound wire transfers and drafts deposited for the account of the Company as of immediately prior to the Closing.

“Cash In Lieu Amount” has the meaning set forth in Section 2.4(d).

“Cash In Lieu Consideration” has the meaning set forth in Section 2.4(d).

“Cash In Lieu Notice” has the meaning set forth in Section 2.4(d).

“Closing” has the meaning set forth in Section 2.3.

“Closing Cash Consideration” means the initial amount payable by Parent on the Closing Date for the Company Interests and equal to the sum of: (a) $20,000,000, plus (b) the Estimated Working Capital Overage (if any), plus (c) the Estimated Cash Amount, less (d) the Estimated Debt Amount, less (e) the Estimated Transaction Expense Amount, and less (f) the Estimated Working Capital Underage (if any), and less (g) the amounts payable under the Company Compensation Plan at Closing as set forth on Schedule 6.6(e).

“Closing Date” has the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the preamble.

“Company Compensation Plan” means the Company Compensation Plan, dated July 1, 2024, as amended by that certain Company Compensation Plan dated July 14, 2025.

“Company Contract” has the meaning set forth in Section 3.11(a).

“Company Data” means all data in any medium, including Confidential Information and Protected Information, in the possession, custody, or control of the Company, or otherwise held or processed on the Company’s behalf.

“Company Debt” means, as of any time, without duplication, the aggregate amount of all Indebtedness of the Company.

“Company Interests” has the meaning set forth in the recitals.

“Company IP” means the Company Products, the Company-Owned IP, the Licensed Intellectual Property and all other Intellectual Property to which the Company otherwise has rights.

“Company IP Agreement” means any Contract concerning rights in Intellectual Property to which the Company is a party or beneficiary or by which any of the Company’s properties or assets may be bound, including any (a) license of Intellectual Property by the Company to any Person or to the Company by any Person, (b) Contract between the Company and any Person relating to Licensed Intellectual Property, (c) Contract between the Company and any Person relating to the transfer, development, maintenance or use of Intellectual Property, or the development or transmission of any data related thereto, and (d) order governing the use, validity or enforceability of Intellectual Property.

“Company LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of October 30, 2023, between the Company and the Member.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Plan” has the meaning set forth in Section 3.12(a).

“Company Products” means all products, services, and other Intellectual Property designed, developed, created, manufactured, marketed, licensed, sold, distributed or performed by or on behalf of the Company on or prior to the Closing, and all other products, services, Intellectual Property, and additional features and functionality required to be designed, developed, manufactured, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Subsidiary pursuant to any Contract to which the Company is a party prior to Closing.

Annex B-2

“Company Service Provider” has the meaning set forth in Section 3.13(a).

“Confidential Information” has the meaning set forth in Section 6.13.

“Confidentiality Agreement” means the confidentiality agreement contained in that certain Service Provider Agreement, dated October 21, 2024, between the Company and Buyer.

“Consideration Share Limit” has the meaning set forth in Section 2.4(d).

“Consideration Shares” means a number of shares of Parent Common Stock equal to (a) 10,000,000 shares of Parent Common Stock issuable by Parent to Member pursuant to Section 2.4(d), minus (b) any shares of Parent Common Stock reduced from such amount pursuant to Section 9.5, minus (c) the total number of shares of Parent Common Stock issuable pursuant to the Company Compensation Plan and as set forth on Schedule 6.6(e).

“Consumer Protection Law” means the Federal Trade Commission Act, 15 U.S.C. §§ 41-58; the FTC Green Guides, 16 C.F.R. Part 260; the FTC Endorsement Guides, 16 C.F.R. Part 255; any analogous state Laws for the protection of consumers; and any state common Law giving consumers rights to challenge or recover for any false, deceptive or unsubstantiated claims.

“Contract” means any written or oral contract, agreement, license, lease (including but not limited to the leases for Leased Real Property), sales order, purchase order, indenture, deed, trust, mortgage, note, bond, warrant, instrument, undertaking, arrangement, commitment or terms of use, including “click through” terms of use (including all amendments, supplements and modifications thereto).

“Damages” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys’, accountants’ and experts’ fees and expenses.

“Debt Amount” means the aggregate amount of Company Debt and the unpaid Taxes of the Company for Pre-Closing Tax Periods as of or immediately prior to Closing.

“Debt Payoff Letter” means one or more payoff letters specifying the aggregate amount of the Company’s Liability (including unpaid principal, accrued and unpaid interest, prepayment penalties, breakage costs and premiums in connection with the repayment thereof) that will be outstanding as of the Closing under any Company Debt, which payoff letters shall include a per diem amount from the date of such Debt Payoff Letter through the Closing Date and shall state that, if payment of the amounts set forth therein is paid to the parties entitled to such amounts on the Closing Date, such parties will terminate and release any and all Liens that they or their Affiliates may have with respect to the Company or any of its assets and will deliver evidence thereof to Parent (including UCC-3 termination statements) and will take all actions necessary to effectuate such release (including executing and delivering to Parent all reasonably necessary documentation in form suitable for filing with all appropriate Governmental Authorities).

“Deductible” has the meaning set forth in Section 9.2(b).

“Deferred Consideration Shares” has the meaning set forth in Section 2.4(d).

“Deferred Consideration Shares Issuance Date” has the meaning set forth in Section 2.4(d).

“Disclosure Schedule” has the meaning set forth in the preamble of ARTICLE III.

“Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to this Agreement, the earlier of the (A) six (6) months after the Closing Date and (B) second (2nd) Business Day after the date Parent is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by Parent pursuant to this Agreement, the earlier of the (A) seventy-fifth (75th) calendar day following the date on which Buyer was required to file such additional Registration Statement and (B) second (2nd) Business Day after the date Parent is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

Annex B-3

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in § 3(3) of ERISA) and any other compensatory, employee benefit, or restrictive covenant plan, program, policy, agreement, arrangement or commitment, including any bonus or other incentive plan, plan for deferred compensation, profit-sharing, options to acquire stock, stock appreciation rights, stock purchases, or other equity-based plans or arrangements, employee health, life or other welfare benefit plan, severance arrangement or policy, any employment or consulting agreement, any change in control agreement or arrangement, any Tax gross-up agreement or arrangement, any plan, arrangement, agreement, program or commitment to provide for insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, leave of absence, life or accident benefits (including any voluntary employee benefits association (as defined in § 501(c)(9) of the Code) providing for the same or other benefits) or other arrangement, whether or not terminated, whether or not in writing or oral and whether or not subject to ERISA.

“Employment Matters” has the meaning set forth in Section 6.6(a).

“Equity Interest” means any share capital, capital stock, partnership or limited liability company interest or other equity, profits or voting interest, or any security or evidence of Indebtedness convertible into or exchangeable for any share capital, capital stock, partnership or limited liability company interest or other equity, profits or voting interest, or any right, warrant, option, or other Contracts to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of § 414 of the Code or § 4001(a)(14) of ERISA.

“Estimated Cash Amount” has the meaning set forth in Section 2.2(b).

“Estimated Closing Statement” has the meaning set forth in Section 2.2(b).

“Estimated Debt Amount” has the meaning set forth in Section 2.2(b).

“Estimated Transaction Expense Amount” has the meaning set forth in Section 2.2(b).

“Estimated Working Capital Amount” has the meaning set forth in Section 2.2(b).

“Estimated Working Capital Overage” has the meaning set forth in Section 2.2(b).

“Estimated Working Capital Underage” has the meaning set forth in Section 2.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” has the meaning set forth in Section 3.19(c)(i).

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all regulations with respect thereto.

“FERC” means the Federal Energy Regulatory Commission.

“Filing Deadline” means the six-month anniversary of the Closing Date.

“Final Closing Cash Consideration” means an amount equal to (a) the Closing Cash Consideration, plus (b) any Adjustment Amount payable to Member, minus (c) the amount payable under the Company Compensation Plan at Closing as set forth on Schedule 6.6(e).

“Final Closing Statement” has the meaning set forth in Section 2.6(e).

“Final Determination Date” has the meaning set forth in Section 2.6(e).

“Financial Statements” has the meaning set forth in Section 3.6(a).

“FPA” means the Federal Power Act, as amended, including the regulations of the FERC thereunder.

Annex B-4

“Fundamental Representations” means: (a) in the case of the Company, the representations and warranties set forth in Section 3.1 [Due Incorporation; No Subsidiaries], Section 3.2 [Due Authorization; Enforceability], Section 3.3(b) [No Conflicts], Section 3.4 [Capitalization], and Section 3.27 [No Broker]; (b) in the case of Member, the representations and warranties set forth in Section 4.1 [Due Authorization; Enforceability], Section 4.2 [Consents and Approvals; No Conflicts], Section 4.3 [Title], Section 4.6 [No Broker]; and (c) in the case of Buyer and Parent, the representations and warranties set forth in Section 5.1 [Organization], Section 5.2 [Authority Relative to Agreement], Section 5.3(b)(ii) [No Conflicts], and Section 5.4 [No Broker].

“GAAP” means generally accepted accounting principles in the United States.

“Government Bid” means any offer, bid, quotation or proposal to sell products or services made or provided by the Company that, if accepted or awarded, could lead to a Government Contract.

“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, purchase order, task order, delivery order, change order or other contractual commitment of any kind, between the Company and (a) a Governmental Authority, (b) any prime contractor to a Governmental Authority in its capacity as a prime contractor, or (c) any subcontractor with respect to any Contract described in clauses (a) or (b) above. A task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract to which it relates.

“Governmental Authority” means any (a) principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal or foreign government; (c) governmental or quasi-governmental authority of any nature (including any governmental authority, division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) individual, entity or body exercising, or entitled to exercise, any governmental executive, legislative, judicial, administrative, regulatory, audit, investigative, police, military or taxing authority or power on behalf of the above noted entities.

“Hazardous Materials” means all materials, wastes, articles, chemicals, microorganisms or substances, whether natural or manufactured, defined by, or regulated or controlled under, any HSE Law, including, without limitation, petroleum and petroleum products, asbestos, radon, lead, toxic mold, Legionella bacteria, radioactive materials, per- and polyfluorinated compounds and polychlorinated biphenyls.

“HSE Laws” means all applicable Laws, and standards used by Governmental Authorities to implement Laws, concerning the protection of human health, safety or the environment (including indoor and outdoor air, soil gas, surface water, ground water, land, surface or subsurface strata, flora, fauna and natural and cultural resources), including, without limitation, (a) Laws imposing Liability in connection with or imposing cleanup, investigatory or remediation obligations relative to any Release or threatened Release of pollutants, hazardous substances, hazardous materials, toxic microorganisms and wastes; (b) Laws otherwise related to the use, manufacturing, production, generation, handling, transportation, treatment, storage, disposal, emission, distribution, labeling, testing or processing of any pollutants, hazardous substances, hazardous materials and wastes; (c) Laws related to occupational and community health and safety; and (d) Laws related to toxic or harmful chemicals, intermediates, products, byproducts, co-products articles and wastes, whether in the form of pure substances, mixtures, articles, or otherwise. HSE Laws shall include, without limitation, the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health and Safety Code § 25249.5 et seq.; Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq.; Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq.; Clean Air Act, 42 U.S.C. § 7401, et seq.; Occupational Health and Safety Act, 21 U.S.C. § 651, et seq.; Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; and Comprehensive Environmental Response, Compensation and Liability Act of 1980, § 9601 et seq.; and any other related federal, state or foreign Laws, in each case as the same may be amended from time to time.

“Indebtedness” of a Person means: (a) all indebtedness of such Person for borrowed money, whether or not contingent (including accrued but unpaid interest thereon, prepayment penalties, breakage costs, fees, expenses or similar charges arising as a result of the discharge of any such Indebtedness) whether under any loan agreement, credit agreement, promissory note, bond, debenture, line of credit or other evidence of indebtedness or otherwise;

Annex B-5

(b) all obligations of such Person for the deferred purchase price of property, securities, assets or services (including any potential future earn-out or milestone payments, holdback releases, or similar contingent payments, other than current liabilities taken into account in the calculation of the Working Capital Amount); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, including, in each case, accrued but unpaid interest thereon; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (e) all obligations, contingent or otherwise, with respect to letters of credit or similar instruments; (f) all leases capitalized and all obligations under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions; (g) delinquent trade accounts, accrued expenses and other payables that are more than ninety (90) days overdue (unless such amounts are being contested in good faith); (h) unfunded or underfunded Liabilities under any Employee Benefit Plan; (i) all earned but unpaid employee bonuses or commissions and deferred compensation obligations of such Person; (j) any unpaid severance payable or other claims due to any current or former employee or service provider initiated by such Person prior to the Closing (but excluding any Transaction Expenses); (k) the aggregate amount of all Taxes (including any “applicable employment taxes”) deferred by the Company under Section 2302 of the Coronavirus Aid, Relief and Economic Safety Act (as amended) with respect to any Pre-Closing Tax Period; and (m) all Indebtedness of other Persons (as described in clauses (a) through (k)) directly or indirectly guaranteed by such Person.

“Indemnified Party” has the meaning set forth in Section 9.4.

“Indemnified Taxes” means (a) all Taxes imposed on or with respect to the Company or the Member or any of their Affiliates for any Pre-Closing Tax Period, (b) any and all Taxes of any Person (other than the Company) imposed on the Company (or any predecessor of any of the foregoing) as a transferee or successor, pursuant to any Law, rule, regulation, by Contract or otherwise, which Taxes relate to an obligation arising before the Closing, (c) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations section 1.1502-6 or any analogous or similar state, local, or foreign Tax Laws, and (d) any Transfer Taxes the Member is liable for pursuant to Section 6.8, in each case, excluding amounts already included in the Debt Amount.

“Independent Contractor” means any individual who provides services to the Company, other than as an employee, including without limitation interns and individuals providing services through an individual contract, a third-party agency or consulting firm, as an agent of the Company or otherwise.

“Initial Consideration Shares” has the meaning set forth in Section 2.4(d).

“Intellectual Property” means all intellectual or industrial property of any kind or nature, whether owned, licensed (as licensor or licensee), or used, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including:

(a)         patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications (including provisional applications), foreign counterparts thereof, inventions, discoveries, and ideas (whether or not patentable), indicia of invention ownership (including certificates of invention, petty patents and patent utility models) issued by any Governmental Authority and invention disclosure associated with any of the foregoing (collectively, “Patents”);

(b)         registered and unregistered trademarks, service marks, assumed, fictional, business and trade names, trade dress, logos, brand names, certification marks and other similar designations of source, association or origins, and applications, registrations and renewals for any of the foregoing, together with the goodwill associated therewith and common law rights thereto;

(c)         works of authorship and expressions, whether or not copyrightable, registered and unregistered copyrights in both published works and unpublished works, including copyrights in computer software, and all registrations, applications for registration and renewals for any of the foregoing;

(d)         know-how, trade secrets, confidential or proprietary information and materials (including customer lists, business and technical information, data, databases, data compilations and collections, tools, process technology, plans, and drawings) and all rights therein, whether or not patentable;

(e)         rights in semiconductor chip products and mask works (as defined in Section 901 of the Copyright Act of 1976) and all registrations, applications for registration and renewals therefor;

Annex B-6

(f)          all (i) software (including firmware and other software embedded in hardware devices), software code (including source code and executable or object code), programs, operating systems, subroutines, files, records, schematics, interfaces, APIs, data files, protocols, algorithms, models, methodologies and implementations thereof; (ii) development tools, descriptions and flow charts; (iii) data, meta data, databases and compilations of data, whether machine readable or otherwise; (iv) programmer’s annotations, notes, documentation, product user manuals, training materials and other specifications and work product therefor used to designed, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded ((i) through (iv) collectively, “Software”); and (v) other technology, formulae, procedures, processes, methods, techniques, systems, specifications, designs, models, devices, prototypes, schematics, manuals and development tools;

(g)         rights in internet websites, internet domain names, web addresses, URLs, web pages, Social Media Accounts and keywords, any content and data thereon or relating thereto and registrations and applications for registration of any of the foregoing; and

(h)         all economic, moral and other rights in and tangible embodiments of any of (a)-(g), including any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover and retain, any such damages.

“Interest” means an “Interest” under the Company LLC Agreement.

“Investor Questionnaire” means the investor questionnaire attached to this Agreement as Exhibit B.

“IRS” means the Internal Revenue Service or any successor agency or authority.

“IT Systems” means any and all electronic data processing, information, recordkeeping, communications, telecommunications, operating, account management, inventory management, and all other computer or information technology systems, equipment and assets, including related documentation, materials, media and specifications, that are owned, purported to be owned, contracted for, licensed, leased, used or held for use by the Company and its Subsidiaries, including any and all such (a) computers, software, hardware, servers, peripherals, routers, hubs, switches, circuits, networks, data communications lines, telecommunications equipment and infrastructure and other technology-related plants and equipment, including databases, workstations, switches, and communication facilities; (b) software; (c) websites and web pages, social media sites and social media pages, applications (including mobile applications), and application programming interfaces (APIs), including all related content of the foregoing, including data, data files, programs, scripts, design, layout, text, graphics, images, animation and sound; and (d) cloud services and infrastructure, such as software as a service (SaaS), platform as a service (PaaS) or infrastructure as a service (IaaS).

“Key Suppliers” has the meaning set forth in Section 3.18.

“Knowledge” means, with respect to any Person, the actual knowledge, after reasonable investigation, of the specified Person. In the case of the Knowledge of the Company, “Knowledge of the Company” means the actual knowledge, after reasonable investigation, of Eric Nielson, Max Britton and Devon Glassman.

“Law” means any law (including common law), statute, code, regulation, ordinance, rule, order, decree, judgment, injunction, consent decree, enforceable contractual term, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 3.16(a).

“Liability” means any debt, liability, loss, duty, prohibition or obligation of any nature, whether pecuniary or not, asserted or unasserted, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, incurred or consequential, known or unknown and whether due or to become due.

“Licensed Intellectual Property” means all Intellectual Property owned by a Person other than the Company which the Company has the right to use pursuant to a license or other Contract.

Annex B-7

“Lien” means any mortgage, pledge, lien, encumbrance, collateral assignment, security interest, easement, encroachment, restriction (including restriction on use), option, deed of trust, title retention, conditional sale or other security arrangement, or any license, order or charge, or any adverse claim of title, ownership or use, or agreement of any kind restricting transfer, or any other right of any third party or encumbrance whatsoever.

“made available” means that the subject documents or other materials were included in and available at the designated online data site hosted by the Company at least two (2) Business Days prior to the date of this Agreement.

“Material Adverse Effect” means any fact, occurrence, condition, development, circumstance, effect or change that, individually or when taken together with all such other facts, occurrences, conditions, developments, circumstances, effects or changes, (a) is or would reasonably be expected to be materially adverse to the Company or its business, results of operations, condition (financial or otherwise) or (b) prevents or would reasonably be expected to prevent the Company from consummating the transactions contemplated hereby; provided that with respect to clause (a) of this definition, a “Material Adverse Effect” shall not include any fact, occurrence, condition, development, circumstance, effect or change to the extent arising out of or attributable to (i) general economic, regulatory or political conditions, (ii) conditions generally affecting the industries in which the Company operates, (iii) any changes in the financial or capital markets in the United States or any other country or region in the world, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Parent, (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof enacted or implemented after the date of this Agreement, (vii) any natural or man-made disaster or acts of God; (viii)  any epidemics, pandemics, disease outbreaks, or other public health emergencies, (ix) any failure by the Company to meet any projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); in the case of each of the foregoing clauses (i) through (viii), to the extent such changes do not disproportionately affect the Company, as compared to other companies in the industry in which the Company operates.

“Member” has the meaning set forth in the preamble.

“Nasdaq” means the NASDAQ Global Market.

“Non-Competition Agreement” has the meaning set forth in the preamble.

“Notice of Disagreement” has the meaning set forth in Section 2.6(b).

“OFAC” has the meaning set forth in Section 3.19(c).

“Offer Letter” has the meaning set forth in the preamble.

“Operating Permits” has the meaning set forth in Section 3.14.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means (i) the certificate of incorporation or articles of incorporation, as applicable, and the bylaws of a corporation; (ii) the certificate of formation and limited liability company agreement of a limited liability company (including, in the case of the Company, the Company LLC Agreement); (iii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iv) any amendment to any of the foregoing.

“Parent” has the meaning set forth in the Preamble.

“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Parent Indemnified Party” has the meaning set forth in Section 9.2(a).

“Parent Stockholder Approval” means such approval as required by the applicable law, including, without limitation, the rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Rule 5635(a) thereunder, from the stockholders of Parent with respect to the issuance of Consideration Shares in excess of the Consideration Share Limit.

Annex B-8

“Parties” has the meaning set forth in the preamble.

“Permits” means any permit, license, certification (including certificate of occupancy), approval, authority or other franchise granted by any Governmental Authority or other Person.

“Permitted Liens” means: (a) Liens for or in respect of Taxes that are (i) not yet due and payable or (ii) being contested in good faith by appropriate Proceedings and, in each case, for which adequate reserves have been established on the Financial Statements; (b) other than in connection with the real property, mechanics’ and similar Liens for labor, materials or supplies levied, assessed or imposed against the assets of the Company that arise or are incurred in the Ordinary Course of Business for amounts that are (i) not yet due and payable or (ii) being contested in good faith by appropriate Proceedings, none of which has been perfected. For purposes of this Agreement, “Permitted Liens” shall not include any Liens securing any Indebtedness; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property; and (d) other than with respect to owned real property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business.

“Permitted Transfer” has the meaning set forth in Section 2.9(d).

“Permitted Transferee” has the meaning set forth in Section 2.9(d).

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other business entity or Governmental Authority.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such period ending on the Closing Date.

“Pre-Closing Tax Refund” has the meaning set forth in Section 6.9.

“Privacy and Security Laws” means all (a) applicable Laws concerning the privacy, data protection, processing, transfer or security of Protected Information, including the following and their implementing regulations, if applicable: Health Insurance Portability and Accountability Act (HIPAA), the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, data security applicable Laws, including those established by the California Consumer Privacy Act, Massachusetts Data Privacy Act, data breach notification applicable Laws, consumer protection applicable Laws, the General Data Protection Regulation (EU) 2016/679, the European Union Data Protection Directive 95/46/EC (and implementing regulations adopted by applicable European Union member states), applicable Laws and regulations relating to the transfer of Protected Information and any other privacy laws, regulations, rules or orders issued by the Government of India; (b) all applicable Laws concerning the security of the Company’s products, services, and Systems; (c) all Contracts to which the Company is a party or is otherwise bound that relate to Protected Information or protecting the security or privacy of information or IT Systems; (d) the Company’s internal and posted policies and notices relating to Protected Information and/or the privacy and security of the Company Products, IT Systems and Company Data; (e) any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing), and to the extent applicable, Payment Card Industry Data Security Standard and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.

“Proceeding” means any action, claim, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any court, Governmental Authority, referee, trustee, mediator or other entity.

“Proposed Closing Statement” has the meaning set forth in Section 2.6(a).

“Protected Information” means any information, in any form, that (a) is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Company, is capable of identifying an individual); or (b) is considered personal data or otherwise governed, regulated or protected by one or more Privacy and Security Laws.

“PUHCA” means the federal Public Utility Holding Company Act of 2005, as amended, including the regulations of the FERC thereunder.

Annex B-9

“Registrable Securities” means (i) the Consideration Shares and (ii) any capital stock of the Company issued or issuable with respect to the Consideration Shares, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Statement” means a registration statement or registration statements of Parent filed under the Securities Act covering the Registrable Securities.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing into or through the environment (including, without limitation, the abandonment or discarding of containers, tanks, closed receptacles, articles, debris, structures and equipment containing any Hazardous Material, whether held separately or integrated structurally or chemically).

“Representative” means the officers, directors, principals, employees, advisors, auditors, attorneys, agents, bankers and other representatives of a Person.

“Required Registration Amount” means, as of any time of determination, the maximum number of Consideration Shares issued or issuable pursuant to this Agreement.

“Resale Registration Statement” has the meaning set forth in Section 6.17(a).

“Responsible Party” has the meaning set forth in Section 9.4.

“Restricted Cash” means any cash which is not freely usable by the Company because it is subject to restrictions, limitations or Taxes on use or distribution by Law, Contract or otherwise, including restrictions on dividends and repatriations or any other form of restriction.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Cash Payment” means an amount equal to (a) $20,000,000, minus any offsets thereto pursuant to Section 2.7(a) and Section 9.5(a), and minus (b) the amounts payable under the Company Compensation Plan in connection with such Second Cash Payment as set forth on Schedule 6.6(e); and, for the avoidance of doubt, the Second Cash Payment is payable in cash by Parent to Member on May 15, 2026 and subject to the Seller Note.

“Securities Act” has the meaning set forth in Section 3.4(a).

“Seller Note” has the meaning set forth in Section 2.5(b)(iii).

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized processing of Protected Information or other Company Data, (b) inadvertent, unauthorized, and/or unlawful sale, or rental of Protected Information or other Company Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Company Products or the IT Systems.

“Selling Holder Questionnaire” means the selling holder questionnaire attached to this Agreement as Exhibit B.

“Share Restrictions” has the meaning set forth in Section 6.16(a).

“Social Media Account Names” has the meaning set forth in Section 3.20.

“Social Media Accounts” means any and all accounts, profiles, pages, feeds, registrations and other presences on or in connection with any (a) social media or social networking website or online service, (b) blog or microblog, (c) mobile application, (d) photo, video or other content-sharing website, (e) virtual game world or virtual social world, (f) rating and review website, (g) wiki or similar collaborative content website or (h) message board, bulletin board, or similar forum.

“Staff” has the meaning set forth in Section 6.14(b).

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

Annex B-10

“Subsidiary” means, as to any Person, any other Person controlled by such Person, whether directly or indirectly through one or more intermediaries.

“Tax Claim” has the meaning set forth in Section 6.7(c).

“Tax Return” means any return, report or other information or filing supplied or required to be supplied to a Governmental Authority or Person in connection with any Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (a) all taxes, charges, fees, duties, levies or other assessments (including income, withholding, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment and social security taxes) that are imposed by any Governmental Authority, whether disputed or not, and such term includes any interest, penalties or additions to tax attributable thereto or attributable to any nonpayment thereof and (b) any Liability for any item described in clause (a) (or measured by reference to such item) pursuant to Contract, as transferee or successor, by operation of law (including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law) or otherwise.

“Termination Date” has the meaning set forth in Section 8.1(b)(ii).

“Total Consideration” means an amount equal to the sum of (a) the Final Closing Cash Consideration, plus (b) the Second Cash Payment, plus (c) the Consideration Shares issuable pursuant to this Agreement (or the Cash In Lieu Consideration).

“Transaction” means, collectively, the transactions contemplated by this Agreement and the Ancillary Agreements.

“Transaction Expense Amount” means the Transaction Expenses unpaid as of or immediately prior to the Closing.

“Transaction Expense Payoff Letters” means one or more payoff letters, invoices or other written evidence in respect of the full amount of all Transaction Expenses outstanding as of the Closing Date, which payoff letter, invoice or other written evidence shall include a per diem amount from the date of such payoff letter, invoice or other written evidence through the Closing Date and shall state that, if payment of the amounts set forth therein is paid to the parties entitled to such amounts on the Closing Date, such parties will terminate and release any and all Liens that they or their Affiliates may have with respect to the Company or any of its assets and will deliver evidence thereof to Parent.

“Transaction Expenses” means (without duplication) any fees, costs, expenses or other payments for which the Company is liable incurred by or on behalf of any the Member, the Company, any officer, employee or Independent Contractor or any other Person related to or in connection with the negotiation, preparation, execution and the performance of, or which become due and payable solely as a result of this Agreement, the Ancillary Agreements or the Transaction, including (a) fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives and consultants, (b) amounts paid to third parties in connection with obtaining any consent, waiver or approval required to be obtained in connection with the consummation of the transactions under this Agreement, (c) all bonuses, incentive compensation, commissions, termination payments, retention or other change-in-control, separation, severance, tax gross-up or other transaction-related payments or compensation to be paid by the Company to any current or former employee or service provider of the Company or other third party in connection with the Transaction (whether paid or provided before, on or following the Closing Date and whether or not in connection with any other event, including any termination of service, but excluding any payments or benefits triggered by actions of the Company or a Company affiliate (including Buyer and Parent) to the extent such actions are taken after the Closing), (d) the employer portion of any withholding, payroll or similar Taxes incurred in connection with or related to this Agreement or the transactions contemplated by this Agreement or any Ancillary Agreements, and (e) all other miscellaneous out-of-pocket expenses or costs, in each case, incurred by or on behalf of the Member or the Company arising from, incurred in connection with or related to the transactions contemplated by this Agreement or any Ancillary Agreements.

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“Transfer” has the meaning set forth in Section 6.16(a).

“Transfer Taxes” has the meaning set forth in Section 6.8.

“Treasury Regulations” means the regulations of the U.S. Department of the Treasury promulgated pursuant to the Code.

“Working Capital Amount” means an amount equal to, as of or immediately prior to the Closing, (a) the aggregate of all current assets of the Company, less (b) all current liabilities of the Company; provided, however, for this purpose current assets and current liabilities, as applicable, of the Company and its Subsidiaries shall not include (1) the Cash Amount plus any Restricted Cash, (2) the Debt Amount, (3) the Transaction Expense Amount, and (4) payroll Taxes and related withholdings.

“Working Capital Overage” means (a) if the Working Capital Amount has a value greater than the value of the Working Capital Target, then the amount of the difference between the Working Capital Target and the Working Capital Amount and (b) otherwise, zero.

“Working Capital Target” means an amount equal to $[***].

“Working Capital Underage” means (a) if the Working Capital Amount has a value less than the value of the Working Capital Target, then the amount of the difference between the Working Capital Target and the Working Capital Amount and (b) otherwise, zero.

ARTICLE II
MEMBERSHIP INTEREST PURCHASE

2.1         Purchase and Sale. At the Closing, on the terms and subject to the conditions set forth in this Agreement, Member shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Member, all of Member’s right, title and interest in and to the Company Interests, free and clear of all Liens, in exchange for receiving the Total Consideration payable in accordance with this Agreement.

2.2         Pre-Closing Statement and Closing Cash Consideration.

(a)            No later than three (3) Business Day prior to the Closing Date, the Company shall deliver to Parent a draft of the Estimated Closing Statement and shall accept such changes and comments thereto made by Parent in good faith on such draft.

(b)           No later than one Business Day prior to the Closing Date, the Company shall deliver to Parent a written statement, incorporating such comments as may be required pursuant to Section 2.2(a), and certified by an officer of Member (the “Estimated Closing Statement”), setting forth (without duplication) good faith estimates of: (i) the Cash Amount (the “Estimated Cash Amount”); (ii) the Debt Amount (the “Estimated Debt Amount”); (iii) the Transaction Expense Amount (the “Estimated Transaction Expense Amount”); (iv) the Working Capital Amount (the “Estimated Working Capital Amount”); (v) the Working Capital Overage (if any) (the “Estimated Working Capital Overage”) or the Working Capital Underage (if any) (the “Estimated Working Capital Underage”); and (vi) based on such estimates, the calculation of the Closing Cash Consideration. The Estimated Closing Statement shall be prepared in accordance with this Agreement and the example closing statement as of August 31, 2025 and attached as Exhibit A.

2.3         Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall, subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, be held at such place and time as the Parties shall mutually agree, or remotely by electronic exchange of documents and signatures, no later than the second Business Day following the date on which the conditions set forth in ARTICLE VII (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) are satisfied or, if permitted, waived in accordance with this Agreement or at such other time as the Parties may mutually agree. The date on which the Closing is to occur is hereinafter referred to as the “Closing Date.” The foregoing notwithstanding, if the Closing Date pursuant to this Section 2.3 would be a Business Day on or before September 23, 2025, the Parent may elect to defer the Closing Date until September 26, 2025.

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2.4         Closing and Post-Closing Payments.

(a)            On the Closing Date, Parent, on behalf of Buyer, shall (a) pay to Member an amount equal to the Closing Cash Consideration, which amount shall be paid by wire transfer of immediately available funds to an account designated by the Member to Parent in writing no later than three Business Days prior to the Closing Date, and (b) deliver to Member the Seller Note in respect of the Second Cash Payment.

(b)            With respect to each Debt Payoff Letter, on the Closing Date, Parent shall pay the amount of Company Debt and associated Liabilities set forth therein to the lender or Persons entitled thereto, which amounts shall be paid in accordance with the instructions set forth in the applicable Debt Payoff Letter.

(c)            With respect to each Person entitled to receive a portion of the Estimated Transaction Expense Amount, on the Closing Date, Parent shall pay the amount of such portion of the Estimated Transaction Expense Amount set forth in the applicable Transaction Expense Payoff Letter, which shall be paid to such Person in accordance with the instructions provided no later than five Business Days prior to Closing (which instructions may, for the avoidance of doubt, provide for any such payment to be made to the Company for further payment at Closing to the applicable Person).

(d)            On the Closing Date, Parent shall deliver written instructions to its transfer agent issuing to Member a number of shares of Parent Common Stock equal to 3,333,334 of the Consideration Shares minus the number of shares of Parent Common Stock issuable pursuant to the Company Compensation Plan as set forth on Schedule 6.6(e) (such shares issuable to the Member less the shares of Parent Common Stock reduced therefrom pursuant to this Section 2.4(d), the “Initial Consideration Shares”). Thereafter,

(i)          on the 12-month anniversary of the Closing Date, Parent shall deliver written instructions to its transfer agent issuing to Member a number of shares of Parent Common Stock equal to 3,333,333 additional Consideration Shares minus the number of shares of Parent Common Stock issuable pursuant to the Company Compensation Plan as set forth on Schedule 6.6(e); and

(ii)         on the 18-month anniversary of the Closing Date, Parent shall deliver written instructions to its transfer agent issuing to Member 3,333,333 additional Consideration Shares to Member minus the number of shares of Parent Common Stock issuable pursuant to the Company Compensation Plan as set forth on Schedule 6.6(e) (the Consideration Shares issuable to Member pursuant to this clause (ii) and the foregoing clause (i) less the number of shares of Parent Common Stock reduced therefrom pursuant to (i) above and this clause (ii), the “Deferred Consideration Shares”).

(e)            Notwithstanding anything to the contrary in this Agreement, for purposes of ensuring Parent’s compliance with the rules and regulations of The Nasdaq Stock Market, including Nasdaq Listing Rule 5635(a), the total number of shares of Parent Common Stock that Parent may issue pursuant to this Agreement shall be limited to the 3,333,334 Initial Consideration Shares (the “Consideration Share Limit”), except that the limitation under this Section 2.4(e) shall not apply in the event that Parent (i) obtains the Parent Stockholder Approval or (ii) obtains a written opinion from counsel to Parent that such Parent Stockholder Approval is not required, which opinion shall be reasonably satisfactory to Parent. Parent shall use its reasonable best efforts to obtain the Parent Stockholder Approval in connection with its 2026 annual meeting of stockholders.

(f)             Parent, in its sole discretion, may elect to pay cash to the Member or other applicable Persons in lieu of issuing Deferred Consideration Shares (such cash payments in lieu of issuing Deferred Consideration Shares in accordance with this paragraph, the “Cash In Lieu Consideration”). If Parent pays the Cash In Lieu Consideration with respect to any of the Deferred Consideration Shares issuable pursuant to either Section 2.4(d)(i) or Section 2.4(d)(ii), Parent shall deliver a written notice of such election to the Member at least five (5) Business Days prior to the twelve (12)-month or eighteen (18)-month anniversary of the Closing Date (as applicable, the “Deferred Consideration Shares Issuance Date”) (the “Cash In Lieu Notice”). If Parent delivers a Cash In Lieu Notice, Parent shall pay Member or other applicable Persons a cash payment equal to the product of the number of Deferred Consideration Shares that are subject to the Cash In Lieu Notice multiplied by the volume-weighted average price of the Parent Common Stock as quoted on Nasdaq for the 30-trading day period ending on the Business Day two (2) days immediately preceding the applicable Deferred Consideration Shares Issuance Date (such amount, the “Cash In Lieu Amount”), and fifty percent (50%) of the applicable Cash In Lieu Amount shall be paid on the three (3)-month anniversary of the applicable Deferred Consideration Shares Issuance Date and the remaining Cash In Lieu Amount shall be paid on the six (6)-month anniversary of the applicable Deferred Consideration Shares Issuance Date.

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(g)            Member agrees that, until the date that is the six-month anniversary of the Closing Date, Member shall not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, assign, pledge or dispose of, directly or indirectly, any shares of the Initial Consideration Shares, (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Initial Consideration Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Initial Consideration Shares, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Initial Consideration Shares, or (4) publicly disclose the intention to do any of the foregoing. Notwithstanding, upon prior written notice to Parent, subject to compliance with Parent’s insider trading policies and procedures (which shall apply to Member by virtue of Member being controlled by Persons who will be employees of Parent and its Affiliates following the Closing), and subject to applicable Laws (including the Securities Act and Rule 144 thereof), Member may sell such number of Initial Consideration Shares in open market sales up to an amount equal to the Taxes payable by Member in respect of Member’s realized gains from the sale of the Interests to Parent and Buyer pursuant to this Agreement. Following Parent’s written request, Member shall provide Parent a reasonably detailed summary of such Taxes payable and any supporting documents related thereto as reasonably requested by Parent.

2.5         Closing Deliveries. The following deliveries shall be made at the Closing.

(a)            The Company and Member, as applicable, shall deliver or cause to be delivered to Parent:

(i)          Officer’s Certificate. A certificate of an officer of the Company, dated the Closing Date, to the effect that the conditions specified in Sections 7.2(a)-(b) have been fulfilled.

(ii)         Secretary’s Certificate. A certificate, dated as of the Closing Date, signed by the secretary of the Company (A) certifying that attached thereto are current, complete and accurate copies of the Organizational Documents of the Company in effect immediately prior to the Closing, (B) attaching a recent good standing certificate of the Company, duly certified by the Delaware Secretary of State, (C) certifying that attached thereto are true and correct copies of the resolutions duly adopted by the sole manager of the Company authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (D) certifying as to the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement, the Ancillary Agreements and all other documents, instruments or agreements related hereto or thereto or to be executed by the Company.

(iii)        Tax Documentation. A valid and duly executed IRS Form W-9 by the Member.

(iv)        Membership Interest Assignment. Membership interest assignment agreement or other applicable instruments of transfer duly executed by the Member.

(v)         Ancillary Agreements. Each of the Ancillary Agreements to which the Company or Member, as applicable, are party (other than this Agreement) duly executed by the Company or Member, as applicable.

(vi)        Payoff Letters. The Debt Payoff Letters and Transaction Expense Payoff Letters contemplated by Section 6.14.

(vii)       Third Party Consents. The consents from the third parties set forth on Schedule 3.3, duly executed by the applicable Persons party thereto.

(viii)      Resignations and Releases. Resignations and releases of all of the officers and managers of the Company, in form and substance satisfactory to Parent, each effective as of the Closing.

(ix)        Questionnaires. A true and complete Investor Questionnaire executed and delivered by each participant in the Company Compensation Plan.

(x)         Lock Up Agreements. Lock up agreements with respect to the Consideration Shares, in such form as reasonably required by Parent.

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(xi)        Other Deliveries. The documents, instruments and certificates reasonably requested by Parent to be delivered by the Company or the Member at or prior to the Closing and set forth on Schedule 2.5(a).

(b)            Parent shall deliver or cause to be delivered to the Company, for the benefit of the Company and Member:

(i)          Closing Cash Consideration and Initial Consideration Shares. Payment of the Closing Cash Consideration pursuant to Section 2.4 and issuance of the Initial Consideration Shares pursuant to Section 2.4(d).

(ii)         Certificate. A certificate of a duly authorized representative of Parent, dated the Closing Date, to the effect that the conditions specified in Section 7.3 have been fulfilled.

(iii)        Seller Note. A secured promissory note issued by Parent in favor of Member (the “Seller Note”) in the principal amount equal to the Second Cash Payment, in the form set forth on Exhibit D.

(iv)        Other Deliveries. Any other documents, instruments and certificates required to be delivered by the Parent pursuant to this Agreement.

2.6         Post-Closing Adjustment and Payments.

(a)            Delivery of Closing Statement. As promptly as practicable, but not later than ninety (90) days after the Closing, Parent shall deliver to Member a statement (the “Proposed Closing Statement”) setting forth Parent’s good faith determination (each, without duplication) of: (i) the Cash Amount; (ii) the Debt Amount; (iii) the Transaction Expense Amount; (iv) the Working Capital Amount; (v) the Working Capital Overage (if any) or the Working Capital Underage (if any), and based on such estimates, (vi) the determination of the Total Consideration. Parent shall cause the Company and its Representatives to provide Member and its agents reasonable access during normal business hours upon not less than three Business Days’ prior notice, to the books and records of the Company for the purpose of reviewing the Proposed Closing Statement. The Parent shall prepare the Proposed Closing Statement.

(b)            Notice of Disagreement. In the event Member disputes the correctness of the Proposed Closing Statement, Member shall notify Parent in writing of its objections within forty-five (45) days after receipt of the Proposed Closing Statement and shall set forth, in writing and in reasonable detail, the reasons for Member’s objections (a “Notice of Disagreement”) and its proposed calculation of the correct amounts. Member shall not be entitled to deliver more than one Notice of Disagreement or to amend or otherwise modify the Notice of Disagreement after delivery thereof.

(c)            Initial Method of Resolution. During the fifteen (15) days immediately following the delivery of any Notice of Disagreement (or such longer period as the Parent and Member may mutually agree), Parent and Member shall seek in good faith to resolve any differences that they may have with respect to any matter specified in such Notice of Disagreement. During such period, Parent and Member and their respective agents shall each have access to the other party’s working papers, trial balances and similar materials prepared in connection with the other party’s preparation of the Proposed Closing Statement and the Notice of Disagreement, as the case may be. The matters set forth in any such written resolution executed by Parent and Member shall be final and binding on the Parties on the date of such written resolution.

(d)            Dispute Resolution Procedure. If, at the end of the period referred to in Section 2.6(c), Parent and Member have not been able to resolve, in writing, all differences that they may have with respect to any matter specified in such Notice of Disagreement, Parent and Member shall submit to a nationally recognized independent accounting or financial consulting firm that is experienced in dispute resolutions of the type contemplated hereby and acceptable to Parent and Member (the “Accounting Firm”) for review and resolution of solely those matters specified in such Notice of Disagreement that remain in dispute (and as to no other matter), and the Accounting Firm shall reach a final, binding resolution of such matters, which final resolution shall not be subject to collateral attack for any reason and shall be (i) in writing and signed by the Accounting Firm, (ii) limited to a determination of the financial and accounting matters reflected in the Notice of Disagreement and within the range of the amount of each item in dispute contested by Member and Parent on an item by item basis, (iii) furnished to Parent and Member as soon as practicable after the items in dispute have been referred to the Accounting Firm, which shall not be more

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than sixty (60) days after such referral, (iv) made in accordance with this Agreement and (v) conclusive and binding upon the parties on the date of delivery of such written resolution. Parent and Member agree to execute, if requested by the Accounting Firm, a reasonable engagement letter in customary form. Parent and Member agree to reasonably cooperate with the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable.

(e)            Final Closing Statement. The Proposed Closing Statement shall become the “Final Closing Statement” (i) on the earlier of (w) the 31st day following the delivery of the Proposed Closing Statement if a Notice of Disagreement has not been delivered to Parent by Member, (x) the date upon which Member acknowledges in writing that it has no objections to the Proposed Closing Statement, (y) the date of resolution of all matters set forth in the Notice of Disagreement pursuant to Section 2.6(b) and (z) the date upon which the Accounting Firm reaches a final, binding resolution of solely those matters specified in any Notice of Disagreement pursuant to Section 2.6(d), (ii) with such changes as are necessary to reflect matters resolved pursuant to any written resolution executed pursuant to Section 2.6(c), on the date such resolution is executed, if all outstanding matters are resolved through such resolution and (iii) with such changes as are necessary to reflect the Accounting Firm’s resolution of matters in dispute, on the date the Accounting Firm delivers its final, binding resolution pursuant to Section 2.6(d). The date on which the Proposed Closing Statement shall become the Final Closing Statement pursuant to the immediately foregoing sentence is referred to as the “Final Determination Date”.

(f)             Dispute Resolution Expenses. Parent and Member shall each pay their own costs and expenses incurred in connection with the dispute resolution procedures contemplated by this Section 2.6. The fees, costs and expenses of the Accounting Firm shall be split by Parent and Member 50-50, provided, however, that if the Accounting Firm’s determination differs from the calculations contained in the Notice of Disagreement by more than 10%, all fees, costs and expenses of the Accounting Firm shall be borne by the party whose calculation is deemed incorrect.

2.7         Final Adjustment Payment.

(a)            No later than two Business Days following the Final Determination Date:

(i)          if the Adjustment Amount is positive, the principal amount of the Seller Note shall be increased automatically by an amount equal to the Adjustment Amount.

(ii)         if the Adjustment Amount is negative, the principal amount of the Seller Note shall be reduced automatically by the absolute value of the Adjustment Amount.

(b)            Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Tax Law), any amount paid in respect of the Adjustment Amount to Member pursuant to this Section 2.7 shall be treated by the Parties for all Tax purposes as an adjustment to the Transaction consideration.

2.8         Withholding. Parent, Buyer, the Company, and Member shall each be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other applicable Tax Law; provided, however, Parent, Buyer, the Company and Member shall provide advance notice as soon as reasonably practicable prior to withholding upon any Person and shall reasonably cooperate to reduce or eliminate such withholding; provided, however, the foregoing undertaking shall not apply in respect of any withholdings made by Parent, Buyer or the Company in respect of any amounts paid or payable pursuant to the Company Compensation Plan or in accordance with Schedule 6.6(e). To the extent that any amounts are so deducted and withheld and remitted to the appropriate Governmental Authority, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.9         Consideration Shares.

(a)            The Consideration Shares constitute “restricted securities” under the Securities Act and may not be transferred absent registration under the Securities Act or an exemption therefrom. Any such transfer shall be subject to compliance with applicable state securities Laws.

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(b)            Member undertakes not to conduct any short selling, enter into any equity swaps or any similar arrangements having an effect on the price of Parent’s securities on market place from the date of this Agreement until and including the Closing Date. To ensure compliance with the restrictions imposed by this Agreement, Parent may issue appropriate “stop-transfer” instructions to its transfer agent. Parent shall not be required (i) to transfer on its books any Consideration Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Consideration Shares, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Consideration Shares has been purportedly so transferred.

(c)            Each book-entry security entitlement representing any Consideration Shares (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) issued to or held by the Member in accordance with the terms hereof shall bear the following legends (or substantially similar legends, in addition to any other legends required by law, the Parent’s Organizational Documents or any other agreement to which the Member is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THE SECURITIES MAY NOT BE USED IN HEDGING TRANSACTIONS UNLESS IN COMPLIANCE WITH THE ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE OR IN ACCORDANCE WITH REGULATION S OF THE ACT.”

(d)            Notwithstanding the foregoing, and subject to the further restrictions set forth in Section 2.4(g) and Section 6.16, Member may transfer Consideration Shares in a transaction that does not constitute a sale under Rule 144(i) to an Affiliate of Member or (ii) to any one or more partners, stockholders or members of the Member; provided, however, that (A) Member shall give Parent written notice prior to the time of such transfer stating the name and address of the transferee and identifying the shares being transferred to the transferee, and (B) if reasonably requested by Parent, such transferee shall agree in writing, in form and substance reasonably satisfactory to Parent, to be bound by the provisions of this Section 2.9 and Section 6.16. Any such transfer of such shares pursuant to this Section 2.9(d) is referred to as a “Permitted Transfer,” and any such transferee of shares pursuant to this Section 2.9(d) is referred to herein as a “Permitted Transferee.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Member represents and warrants to Parent and Buyer as of the date of this Agreement and as of the Closing Date, except as set forth in the corresponding schedule of the disclosure schedule delivered by Member to Parent concurrently with the execution of this Agreement (the “Disclosure Schedule”) as follows:

3.1         Due Incorporation; No Subsidiaries.

(a)            The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties as presently owned, leased and operated and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified or to be in good standing would not have a Material Adverse Effect. The Company has made available to Parent complete and accurate copies of the Organizational Documents for the Company.

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(b)            The Company does not have and has never had any Subsidiaries and does not own and has never owned, directly or indirectly, any equity investment or other ownership interest in any Person.

(c)            The Company’s business was never undertaken by any predecessor entity or other Person, and Member has only undertaken the business of marketing and selling solar panel products through the Company.

3.2         Due Authorization; Enforceability.

(a)            The Company has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and no other limited liability company action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party, the performance by the Company of such obligations or the consummation by the Company of such transactions.

(b)            This Agreement has been duly and validly executed and delivered by the Company and the Ancillary Agreements to which the Company is a party shall have been duly and validly executed and delivered by the Company on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of the Company, and each of its Ancillary Agreements when executed and delivered by the Company (assuming the due authorization, execution and delivery by the other parties thereto) shall constitute a legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

3.3         Consents and Approvals; No Conflicts.

(a)            No consent, authorization or approval of, filing or registration with any Governmental Authority is necessary in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby.

(b)            The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any Law or other restriction of any Governmental Authority applicable to the Company; (ii) violate any provision of the Organizational Documents of the Company; (iii) except as set forth on Schedule 3.3, require any consent, authorization or approval under, violate or conflict with, result in a breach of, or termination of, or constitute a default under, or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of the Company or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any of the assets or properties of the Company, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Company Contract set forth on Schedule 3.11(a); or (iv) permit the acceleration or maturity of any Indebtedness of the Company, except in the cases of clauses (i) and (iii), where the violation, breach, conflict, default or failure to give notice or obtain consent would not have a Material Adverse Effect.

3.4         Capitalization.

(a)            All of the issued and outstanding Company Interests have been duly authorized for issuance, are validly issued and are fully paid and non-assessable. All issued and outstanding Company Interests have been issued pursuant to valid exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and all other applicable securities laws.

(b)            Schedule 3.4(b) sets forth a true and correct list of each record holder of the outstanding shares of Company Interests, and the percentage of Company Interests held by each such record holder. The issued and outstanding Company Interests set forth on Schedule 3.4(b) constitute all of the outstanding Equity Interests of the Company as of the Agreement Date, and since the Company’s formation, no other Person, other than any Person listed on Schedule 3.4(b), has ever owned (beneficially or of record) or had any rights in respect of any Equity Interest

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of the Company. None of the issued and outstanding Company Interests are subject to or issued in violation of any Lien, purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Organizational Documents or any other Contract to which the Company, Member or any other Person is or was a party. Other than as set forth on Schedule 3.4(b), there are no: (i) authorized or outstanding Equity Interests of the Company; (ii) other Contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any Equity Interests of the Company or that grant the holder thereof any right to vote on, or veto, any actions by the Company or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of any Equity Interest of the Company; or (iii) outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or interests with respect to the Company.

(c)            Except as set forth in Schedule 3.4(c): (A) there are no outstanding Contracts of the Company (i) restricting the purchase, sale or transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Company Interests or any other Equity Interest of the Company; (B) neither the Company nor Member is a party to or bound by, and there is not, any member agreement, control agreement, voting trust agreement or other Contract, plan or understanding relating to the purchase, repurchase, sale, acquisition, disposition, holding, voting, dividend, ownership or transfer rights or restrictions of any Equity Interests of the Company; and (C) Company has no obligation to purchase, redeem or otherwise acquire any Equity Interest of the Company or any Equity Interest therein from any Person. The Company has made available to Parent complete and accurate copies of each item set forth in Schedule 3.4(c).

3.5         Personal Property.

(a)            The Company has valid title to all assets owned or purported to be owned by it, and a valid and enforceable leasehold interest in and to all tangible personal property leased by the Company, in each case that is used in the business of the Company, free and clear of all Liens, except for Permitted Liens. Such assets are in good operating condition and repair and suitable for use in the Ordinary Course of Business (ordinary wear and tear excepted), have been maintained in accordance with industry practice and constitute all of the tangible assets necessary to enable the Company to conduct its business in substantially the same manner as conducted by the Company prior to the Closing.

3.6         Financial Statements; No Undisclosed Liabilities; Books and Records.

(a)            The Company has made available to Parent (i) audited balance sheets and statements of income of the Company as of and for the fiscal year ended December 31, 2024 and December 31, 2023, and (ii) unaudited balance sheets and statements of income of the Company as of and for the six month period ended June 30, 2025, and such financial statements are set forth on Schedule 3.6(a)(i) (collectively, the “Financial Statements”). The Financial Statements (including any notes thereto) were prepared from, are in accordance with and accurately reflect the books and records of the Company, are complete and accurate and present fairly in all material respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods, subject, in the case of interim financial statements, to normal and recurring year-end adjustments and the absence of notes. The Financial Statements have been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the period involved.

(b)            The Company has no liabilities, obligations or commitments of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) those which are adequately reflected or reserved against in the interim balance sheet as of June 30, 2025; and (ii) those which have been incurred in the Ordinary Course of Business since the June 30, 2025 and which are not material in amount and less than $100,000 in the aggregate.

(c)            The books and records of the Company (the “Books and Records”) are accurate and complete and have been fully, properly and accurately maintained in accordance with the requirements of Law, in each case in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The information set forth in the Books and Records constitutes all of the information reasonably necessary for Parent to own, operate and administer in all material respects the business of the Company in the same manner and on the same terms as owned, operated and administered as of the date of this Agreement. The membership schedules of the Company made available to Parent are true, correct and complete as of the date of this Agreement.

Annex B-19

3.7         Absence of Certain Changes.

(a)            Since June 30, 2025, the Company has conducted its business in the Ordinary Course of Business in all material respects and there has not occurred any change, event, effect, circumstance or development which has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(b)            Without limiting the generality of the foregoing, except as set forth on Schedule 3.7, since June 30, 2025, the Company has not taken any action or omitted to take any action that would have resulted in a violation of Section 6.3 if such Section 6.3 had been in effect from and after June 30, 2025.

3.8         Legal Compliance.

(a)            Except as set forth on Schedule 3.8(a), the Company and its Affiliates have, for the past three (3) years, materially complied with all applicable Laws, including Laws related to properties, sales practices, employment practices, terms and conditions of employment, labor relations and collective bargaining, leave laws, workers’ compensation, unemployment compensation, immigration, income tax, notice for plant closings and mass layoffs, wages and hours, safety, occupational health and safety and civil rights. The Company (or, to the Knowledge of the Company, any other Person) has not received any notice, which has not been dismissed or otherwise disposed of, that the Company has not so materially complied in with any applicable Law. The Company has not been charged or threatened in writing with, and, to the Knowledge of the Company, the Company is not under investigation with respect to, any material violation of any Law. The Company materially complies with applicable Law in connection with acquiring customer and business leads.

(b)            Except as set forth on Schedule 3.8(b), there are no pending or, to the Knowledge of the Company, threatened, disputes or controversies between the Company and any Governmental Authority, or investigation or inquiry by any such Governmental Authority specifically affecting the Company or that would reasonably be expected to prevent or delay consummation of the transactions contemplated hereby. Neither the Company nor any of its Affiliates is a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any Governmental Authority, nor have any of them been advised by any such Governmental Authority that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case specifically affecting the Company or that would prevent or delay consummation of the transactions contemplated hereby.

3.9         Tax Matters.

(a)            All income and other material Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed and all such Tax Returns are correct and complete in all material respects. All material amounts of Taxes due and payable by or with respect to the Company (whether or not shown on any Tax Return) have been timely paid in full.

(b)            The Company has complied with all applicable Laws in all material respects relating to the collection, withholding and payment of Taxes in connection with any amounts paid or owing to any employee, Independent Contractor, creditor, member, or any other third party and has timely collected, withheld and paid over to the appropriate Governmental Authority all material amounts required to be so collected, withheld or paid over under all applicable Laws.

(c)            There is no action or audit currently proposed, threatened in writing or pending against, or with respect to, the Company in respect of any Taxes. No written notice of any audit or other administrative or court Proceeding with respect to Taxes and no notice of deficiency or proposed Tax adjustment has been received by the Company or any other Person with respect to the income, assets, operations or business of the Company.

(d)            No claim has ever been made by any Governmental Authority that the Company is or may be subject to taxation by a jurisdiction in which it does not file Tax Returns.

(e)            The Company has never received (and is not subject to) any ruling from any Tax authority or other Governmental Authority and has not entered into (and is not subject to) any agreement with a Tax authority or other Governmental Authority.

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(f)             There are not now any extensions of time in effect with respect to the dates on which any Tax Return of the Company were or are now due to be filed, other than automatic extensions obtained in the Ordinary Course of Business.

(g)            There are no outstanding waivers or agreements by or on behalf of the Company for the extension of time for the assessment of any Taxes or any deficiency thereof and the Company has not waived any statute of limitations in respect of Taxes.

(h)            There are no Liens for Taxes against any asset of the Company (other than Permitted Liens).

(i)            The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Law), (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or (v) change in any method of accounting, or use of an improper method of accounting, for any Pre-Closing Tax Period.

(j)             The Company does not have any Liability for Taxes of any Person under Treasury Regulations section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise.

(k)            The Company is not party to any Tax sharing, allocation, indemnity or similar agreement or arrangement pursuant to which the Company will have any obligation to make any payments after Closing, other than any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not the allocation of Taxes.

(l)             Within the past two years, the Company has not distributed stock of another Person, or has had its interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(m)           The Company has not engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(n)            The Company has not had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the country of its formation.

(o)            The Company has been taxed since its inception as either a partnership or a disregarded entity for U.S. federal income tax purposes. The Company has never had in effect an election to be treated as a corporation for U.S. federal, state or local income tax purposes.

(p)            Notwithstanding anything in this Agreement to the contrary, nothing in Section 3.9 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount, reduction, availability or usability of any net operating loss, capital loss, Tax credits, Tax asset or similar Tax attributes of the Company.

3.10       Intellectual Property.

(a)            The Company owns or otherwise has valid, legally enforceable and sufficient rights to use all Company IP. The rights of the Company in the Company IP constitutes all of the Intellectual Property used in or necessary to conduct the business of the Company as conducted and planned to be conducted by the Company. There is no Intellectual Property other than the Company IP that is material to or necessary for the continuation of the business of the Company immediately after the Closing in substantially the same manner as conducted on the date hereof and planned to be conducted.

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(b)            Schedule 3.10(b) sets forth a complete and accurate list of, and separately identifies, all registrations of (and pending applications to register) Company IP and all material unregistered Company IP and sets forth, for each item, the full legal name of the owner of record, applicable jurisdiction, status, application or registration number and date of application, registration or issuance, as applicable. All such registered Intellectual Property is subsisting and to the knowledge of the Company, valid and enforceable in the applicable jurisdictions, and all registration, maintenance and renewal fees currently due in connection therewith, if any, have been paid and all documents, recordation and certificates in connection with such Intellectual Property currently required to be filed, if any, have been filed with the relevant governmental authority for the purposes of prosecuting, maintaining and perfecting such Intellectual Property and recording the applicable Company’s ownership interests therein.

(c)            The Company is the sole and exclusive owner of all Company-Owned IP, free of all payment obligations and other Liens and the Company-Owned IP is not subject to any judgments or limitations or restrictions on use or otherwise. There is no Proceeding, judgment, Contract or other arrangement that prohibits or restricts the Company from carrying on its business anywhere in the world or from any use of the Company IP. No Person has any rights in the Company IP that could cause any reversion or renewal of rights in favor of that Person or termination of an acquired company’s rights in the Company IP.

(d)            The Company has valid licenses to use and license, as the case may be, the Licensed Intellectual Property, subject only to the terms of the applicable Company IP Agreements. Schedule 3.10(d) sets forth a complete and accurate list of all Company IP Agreements, identifying therein all Licensed Intellectual Property. Prior to the date hereof, the Company has furnished to Parent complete and accurate copies of all Company IP Agreements required to be listed, or that are otherwise identified, in Schedule 3.10(d). The Company is in compliance in all respects with all of its obligations under each Company IP Agreement, there has been no breach of any Company Contract relating to Company IP by the Company that is continuing and unremedied and the Company has not received any notice of any default or any event that, with the giving of notice or lapse of time or both, would constitute a default under (or other breach of) any Company IP Agreement. None of the Company IP Agreements grant any third party exclusive rights to or under any Company IP or grant any third party the right to sublicense any Company IP. Except with respect to the agreements listed in Schedule 3.10(d), the Company is not obligated to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property. The Company has paid all royalties, fees and other amounts that may have been due prior to the Closing Date to any Person with respect to the Licensed Intellectual Property.

(e)            All Company IP Agreements are, to the Knowledge of the Company, valid, binding and enforceable by the Company against the other parties thereto, and, to the knowledge of the Company, such other parties, are in compliance with the terms and conditions of the Company IP Agreements. As of Closing, no other party to any Company IP Agreement has threatened in writing to terminate any of the rights of the Company in such Company IP Agreement, and, to the Knowledge of the Company, no valid basis for such termination exists.

(f)             Neither the Company IP nor the conduct by the Company of its business infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any other Person or constitutes unfair competition or unfair trade practices under the Laws of any jurisdiction.

(g)            There are no Proceedings pending (or, to the Knowledge of the Company, threatened) against the Company or involving any Company Product or which have been asserted against the Company (including in the form of offers to obtain a license), (i) alleging that the Company IP or the use by the Company of any Company IP infringes, misappropriates, dilutes or violates the Intellectual Property of any Person, (ii) challenging the validity, use, enforceability, registrability, ownership or rights of the Company with respect to any Company-Owned IP or (iii) by the Company alleging any infringement, misappropriation, dilution or violation by any Person of any Company IP. Company is not subject to any outstanding or prospective order (including any motion or petition therefor) that restricts or impairs the use of any Company IP. The Company has not received any formal written opinion of counsel that any Company IP or the operation of the businesses of the Company infringes, misappropriates, dilutes or violates any Intellectual Property of any other Person.

(h)            To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or violating, and, no Person has infringed, misappropriated, diluted or violated, any Company-Owned IP. The Company has not commenced or threatened any Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Company IP or breach of any Contract involving the Company IP.

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(i)             The Company has not entered into any Contract with any Person in connection with, and the Company is not otherwise obligated to indemnify any Person against, any claim of infringement, misappropriation or other violation of or conflict with the Intellectual Property of any other Person. The Company has not agreed to indemnify, defend or otherwise hold harmless any other Person with respect to Damages resulting or arising from the Company IP, except under those Contracts summarized or described in Schedule 3.10(i).

(j)             The Company has taken all commercially reasonable steps necessary to protect and preserve trade secrets and other confidential information included in the Company IP. The Company has taken all commercially reasonable steps necessary to comply with all duties of the Company to protect the confidentiality of information provided to the Company by any other Person. No confidential information, trade secret or other Company IP has been disclosed by the Company or any other Person (including employees, consultants, Independent Contractors or agents of the Company) to any third Person in any material respect, except pursuant to valid and appropriate non-disclosure or license agreements that have not been breached. Neither the Company nor any of its Affiliates has ever disclosed or delivered to any escrow agent or any other Person any of the source code relating to any Company IP, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any such source code to any Person.

(k)            To the Knowledge of the Company, no current or former employee or Independent Contractor of the Company is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of Company IP or has any right, license, claim or interest whatsoever in or with respect to any Company IP.

(l)             Except as set forth on Schedule 3.10(l), none of the Company IP was developed using any Governmental Authority or university funding or facilities, nor was it obtained from a Governmental Authority or university. The Company is not a member of, and the Company is not obligated to license or disclose any Intellectual Property to, any official or de facto standards setting or similar organization or to any organization’s members.

(m)           No Software in any Company Product or other Company IP is subject to any material obligation that, or contains, links, incorporates, is derived from, is distributed with, is combined with, or is being or was developed using open source software in a manner that, would (1) impose or could impose a requirement or condition that any Software of the Company or their respective Affiliates or any Company Product (i) be disclosed or distributed in source code form, (ii) be licensed under terms that permit making modifications or derivative works, (iii) be licensed, conveyed or redistributable at no charge to subsequent licensees or be subject to any restriction on the consideration to be charged for the distribution thereof or (iv) be subject to a requirement that any patents related to such software are either licensed to or may not be asserted against, recipients of such software; (2) otherwise imposes or could impose any other material limitation, restriction, or condition on the right or ability of the Company to use or distribute any software or Company Product. With respect to any open source Software that is or has been used in any way, the Company has been and is in compliance with all applicable licenses with respect thereto.

(n)            All material Software included in the Company IP is functional and operates substantially in accordance with the specifications and documentation relating to that software. The Company has in its possession the full and complete source code for the software included in the Company Products and for systems developed by or on behalf of the Company, and has documented all such source code in a professional manner that is reasonably sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Software and systems in accordance with the Company’s obligations to its customers. No source code for Software owned by the Company has been made available to any escrow agent, customer or other third party (other than employees and Independent Contractors of Company for use in the performance of services for the Company), and Company does not have any obligation to make available any such source code to any third party. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse in time or both) will, or could reasonable be expected to, result in the delivery, license or disclosure of any such source code to any Person.

(o)            To the Knowledge of the Company, none of the Company Products or the IT Systems (i) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of any data) that adversely affects the use, functionality, or performance of such Company Product or IT System or any product or system containing or used in conjunction

Annex B-23

with such Company Product or IT System; (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Product or IT System or any product or system containing or used in conjunction with such Company Product or IT System; or (iii) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) damaging or destroying any data or file without the user’s consent.

(p)            The IT Systems are in good working order and condition and have been used and maintained in accordance with their documentation, manufacturer requirements and applicable insurance policies. The Company has not experienced any material defect in design, workmanship or material of the IT Systems, and the IT Systems have all of the performance capabilities, processing capacity, resources, characteristics and functions necessary for the conduct of the business of the Company. To the Knowledge of the Company, there have not been any failures, errors or breakdowns in the IT Systems used in the operation of the business which have caused any material disruption or interruption with respect to the business of the Company.

(q)            To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, or any other limitation with respect to, any Company IP; (ii) a breach of or default under any Company IP Agreement (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; (iv) the grant or transfer to any other Person of any license or other right or interest under, to or in any Company IP; (v) the Company or any of its Affiliates granting to any Person any ownership interest in, covenant not to sue, access to, license or other right with respect to any Company IP; or (vi) the Company or any of its Affiliates or any Company IP being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or personnel (except as expressly agreed to in this Agreement by the Parties). After the Closing, the Buyer will possess the same rights to the Company IP as the Company possessed immediately prior to the Closing without the payment of any additional amounts or consideration other than fees, royalties or payments which the Company would otherwise have been required to pay had the Closing not occurred.

3.11       Contracts.

(a)            Schedule 3.11(a) sets forth a complete and accurate list of each of the following Contracts to which the Company is a party or pursuant to which any of its assets is bound (collectively with the Contracts set forth on Schedule 3.11(a), the “Company Contracts”):

(i)          any Contracts, other than Employee Benefit Plans, containing requirements of noncompetition or of non-solicitation, exclusive-dealing Contracts (including Contracts containing exclusive purchase, exclusive supply or exclusive distribution provisions) or any other Contracts or obligations that limit or restrict (A) the ability of the Company or any of its Subsidiaries to solicit customers or employees, or (B) the localities in which, all or any portion of the business of the Company or any of its Subsidiaries, is or could be conducted;

(ii)         any Contracts that contain “most favored nation” provisions;

(iii)        any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other similar agreements or instruments relating to Indebtedness of the Company or any of its Subsidiaries;

(iv)        any Contract (excluding Employee Benefit Plans, leases for the Leased Real Property and Contracts with Key Suppliers and Key Customers) that, on its face, involves an individual payment to or from the Company in excess of $50,000 during (A) the twelve (12)-month period prior to the date of this Agreement or (B) the twelve (12)-month period ending on the one (1)-year anniversary of the date of this Agreement;

(v)         any Contract providing for the disposition or acquisition of any Subsidiaries, divisions, lines of business, or material assets, except for the disposition or acquisition of assets in the ordinary course of business;

Annex B-24

(vi)        any Contracts relating to the acquisition or pending acquisition by the Company of any subsidiaries, divisions, lines of business, operations or assets material to the Company;

(vii)       any Contract with a Key Supplier or a Key Customer;

(viii)      each Contract to which the Company or any of its Subsidiaries is a party for the ownership of interests in, or loans or advances to, any partnership, joint venture, pooling or co-investment arrangements;

(ix)        any Contract of the Company or any of its Subsidiaries with any labor union or any collective bargaining agreement;

(x)         any Contracts with any Governmental Authority;

(xi)        any Contracts with Affiliates;

(xii)       any Contracts for the employment of any individual on a full-time, or part-time basis, including employment Contracts, retention Contracts or severance Contracts with any employees of the Company or any of its Subsidiaries, that, in each case, (A) provide for compensation of greater than $50,000 per annum and (B) are not terminable without material penalty or without more than thirty (30) days’ notice;

(xiii)      any Contracts requiring payments by the Company of greater than $50,000 per annum whereby a Person provides consulting or similar services to the Company or any of its Subsidiaries regarding customer service or administrative services;

(xiv)      any mortgages, pledges, security Contracts, deeds of trust, hypothecations or other Contracts granting a Lien on any property or assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(xv)       any Company IP Agreements;

(xvi)      any Contracts providing for registration rights with respect to any Company Interests or requiring the holder thereof to vote in accordance with the terms of such Contract; and

(xvii)     any Contracts granting any right of first refusal or right of first offer or similar right to acquire any assets material to the Company or its Subsidiaries.

(b)           Except as described in Schedule 3.11(b): (i) each Company Contract (A) constitutes a valid and binding obligation of the Company and (B) is enforceable against the Company, and, to the Knowledge of the Company, the other party thereto, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies; (ii) the Company has performed all material obligations required to be performed by it to date under the Company Contracts and the Company is not now, nor to the Knowledge of the Company, is alleged to be, in breach of or default in any material respect under any Company Contract; and (iii) to the Knowledge of the Company, no counterparty is now in breach of or default in any material respect under any Company Contract. The Company has not received any written notice of the intention of any other party to a Company Contract to terminate any Company Contract prior to the expiration of the term (including renewal terms) thereof, or to amend the material terms of any Company Contract outside of the Ordinary Course of Business. The Company has made available to Parent correct and complete copies of each written (and summaries of each verbal) Company Contract (including all written amendments, modifications and supplements thereto).

3.12       Employee Benefits.

(a)            Schedule 3.12(a) sets forth a complete and accurate list of each material Employee Benefit Plan (i) that the Company sponsors or maintains or to which the Company contributes or has an obligation to contribute for the benefit of any current or former Company Service Provider or director, or (ii) with respect to which the Company has any Liability (contingent or otherwise) (each, a “Company Plan”). No Company Plan is maintained outside the United States.

Annex B-25

(b)            A complete and accurate copy of each Company Plan, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been supplied to Parent. In the case of any Company Plan which is not in written form, Parent has been supplied with a substantially complete and accurate description of such Company Plan. A complete and accurate copy of the most recent actuarial report, summary plan description and IRS determination, opinion or advisory letter with respect to each Company Plan, to the extent applicable, has been supplied to Parent.

(c)            Each Company Plan (and each related trust, insurance Contract or fund) has, for the prior three (3) years, been maintained, funded and administered in material accordance with the terms of such Company Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and any other applicable Law, and no event has occurred which will or could cause any such Company Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

(d)            Each Company Plan intended to be qualified under § 401(a) of the Code is so qualified, or is maintained pursuant to a volume submitter or prototype document for which it may properly rely on the applicable opinion or advisory letter.

(e)            Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with any other event) obligate the Company to (i) pay any bonus, separation, severance, termination or other payment to any Company Service Provider or director, (ii) accelerate the time of payment or vesting or increase the amount of compensation due under any Company Plan, (iii) cause any Company Service Provider or director to accrue, receive or increase any benefits under any Company Plan, (iv) result in a limitation on the ability of the Company to amend or terminate any Company Plan, or (v) require any trust funding in connection with a Company Plan.

(f)             No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could subject any Person to Liability for Tax under § 4999 of the Code or cause the loss of a deduction to the Company under § 280G of the Code.

(g)            Neither the Company nor any of its ERISA Affiliates, either currently or at any time in the past six (6) years, maintains or maintained, contributes or contributed to, sponsors or sponsored or otherwise has or had any Liability (contingent or otherwise) with respect to (i) a pension plan subject to Title IV of ERISA or §§ 412 or 430 of the Code, (ii) a multiemployer plan as defined in § 3(37) of ERISA, (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). The Company has no Liability for providing, under any Company Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and § 4980B of the Code or similar state Law. There are no pending or, to the Knowledge of the Company, threatened, Proceedings with respect to any Company Plan (other than routine claims for benefits in the Ordinary Course of Business) which could result in any Liability to Buyer or Parent (whether direct or indirect) and, to the Knowledge of the Company, there are no facts or circumstances which could give rise to (or be expected to give rise to) any such Proceedings, audits or claims. None of the assets of any Company Plan are invested in employer securities or employer real property.

(h)            During the prior three (3) years, there have been no fiduciary failures, prohibited transactions or other acts or omissions by the Company or, to the Knowledge of the Company, any other Person with respect to the Company Plans, that have given rise to or may give rise to interest, fines, penalties, Taxes or related charges under ERISA, the Code or other applicable Law. Each Company Plan has been operated in documentary and operational compliance with § 409A and § 457A of the Code.

(i)             Each Company Plan which constitutes a “group health plan” (as defined in § 607(i) of ERISA or § 4980B(g)(2) of the Code), including any plans of current and former ERISA Affiliates, have, for the prior three (3) years, been operated in material compliance with applicable Law, including the continuation coverage requirements of § 4980B of the Code and § 601 of ERISA and the portability and nondiscrimination requirements of §§ 9801 and 9802 of the Code and §§ 701-707 of ERISA, to the extent such requirements are applicable.

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(j)             All contributions, insurance premiums and payments with respect to each Company Plan have, for the prior three (3) years, been timely made when due or, if not yet due, have been accrued in accordance with past custom and practice for the Company. Actuarially adequate accruals for all obligations under the Company Plans are reflected in the financial statements of the Company as required pursuant to GAAP.

(k)            There have been no statements, either written or oral, or communications made or materials provided to any Company Service Provider or former employee of the Company by any Person that provide for or could be construed as a contract or promise (i) by the Company to provide for any pension, welfare or other insurance-type benefits to any such Company Service Provider or former employee, whether before or after retirement, other than benefits under the Company Plans or (ii) regarding continued employment or terms and conditions of employment with Buyer (or an Affiliate of Buyer) or the Company following the Closing.

3.13       Employment and Labor Matters.

(a)            Schedule 3.13(a) sets forth a complete and accurate list of each employee of the Company and each Independent Contractor (each such employee and Independent Contractor, a “Company Service Provider”) and in the case of each such Company Service Provider, the following information, if applicable: (a) name and title or position; (b) date of hire or commencement of service; (c) whether such individual is an employee of the Company, an Independent Contractor who provides services to the Company through an individual contract or an Independent Contractor who provides services to the Company through a third party agency, full-time or part-time, whether hourly or salaried and whether exempt or non-exempt; (d) original hire date or service start date, and if a Company Service Provider was previously terminated and been rehired, the date of such termination, the date such Company Service Provider was rehired or recommenced services and any applicable adjusted service date; (e) whether absent from active employment or service and, if so, the date such absence commenced; (f) in the case of employees, annual salary and, if applicable, target bonus; and (g) accrued unused vacation, sick and other paid-time-off eligibility.

(b)            A complete and accurate copy of each employee handbook or manual and each personnel policy applicable to employees of the Company has been supplied to Parent.

(c)            (i) The Company is not currently (and has not been during the prior three (3) years,) party to, is not in the process of negotiating and is not bound by any collective bargaining agreement or relationship with any labor organization and no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (ii) to the Knowledge of the Company, no Company Service Provider (A) has expressed any present intention to terminate his or her employment or services generally or as a result of the transactions contemplated hereby or (B) has indicated that he or she is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any other Person (other than the Company) that would be material to the performance of such employee’s employment duties or services to the Company or the ability of the Company to conduct its business; (iii) except as set forth on Schedule 3.13(c) there is no (and there has not been during the prior three (3) years any ) employment-related or unfair labor practice Proceeding, complaint, grievance, inquiry or obligation of any kind, pending or, to the Knowledge of the Company, threatened in any forum, related to an alleged violation or breach by the Company (or its officers or managers) of any Law or Contract; and (iv) to the Knowledge of the Company, no employee or agent of the Company has at any time during the prior three (3) years committed any act or omission giving rise to Liability for any violation or breach identified in clause (iii).

(d)            The Company and its Affiliates have been in compliance during the prior three (3) years in all material respects with all applicable Laws in respect of labor, labor relations, employment and employment practices, including, without limitation, any provisions thereof relating to terms and conditions of employment, wages and hours, social security contributions, tax withholdings, occupational safety and health, employee and contractor classification, equal employment opportunity, overtime regulation, immigration control, drug testing, termination pay, vacation pay, paid time off, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and the Company is not liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing.

(e)            Except as set forth on Schedule 3.13(e)(i), there are no employment Contracts, retention Contracts or severance Contracts between any employee of the Company and the Company (or, to the Knowledge of the Company, between any employee of the Company and any other person). Except as set forth on Schedule 3.13(e)(ii), the Company has made timely and proper payment of all amounts payable with respect to employees and

Annex B-27

consultants, including all wages, commissions, bonuses, severance payments, consulting payments, reimbursements, other amounts due pursuant to any employment or consulting agreement, and withholding for income and employment Taxes, or otherwise have made appropriate accruals on their books.

(f)             Except as set forth on Schedule 3.13(f), within the past three (3) years, the Company has not entered into a settlement agreement with any Company Service Provider resolving allegations of sexual harassment by an officer or an employee of the Company, and there have not been any Proceedings pending, or to the Knowledge of the Company, threatened against or related to the Company, in each case, involving allegations of sexual harassment by any employee in a managerial or executive position.

3.14       Permits; Licenses. Schedule 3.14 sets forth a complete and accurate list of all of the material Permits that are required for the Company to own, lease and operate its property and assets or to lawfully operate its business as currently conducted by it or as currently proposed to be conducted (collectively, the “Operating Permits”). The Company holds each of the Operating Permits in the Company’s name, and, to the Knowledge of the Company, all of the Operating Permits are valid and in full force and effect. The Company is not in default under, and, to the Knowledge of the Company, no condition exists that with or without notice or lapse of time or both would constitute a default under, any Operating Permit. The Company has not received any notice in writing from any Governmental Authority that it is in violation of or in default under any Operating Permit. None of the Operating Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

3.15       Litigation. Schedule 3.15 sets forth a complete and accurate list of each material instance in which the Company (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge related to the Company or (b) is a party to any Proceeding of, in, or before any Governmental Authority related to the Company. Other than as set out on Schedule 3.15, there are no Proceedings pending or, to the Knowledge of the Company, threatened by or against or affecting the Company or any of its Affiliates or any of their assets or properties, with respect to this Agreement or the Ancillary Agreements, or in connection with the transactions contemplated hereby or thereby.

3.16       Real Property.

(a)           Schedule 3.16(a) sets forth a complete and accurate description of all real property leased or otherwise occupied by the Company (the “Leased Real Property”), specifying the street address, the current lessor/owner and lessee and current use of each parcel of Leased Real Property. The Company has made available to Parent complete and accurate copies of all leases to which the Company is a party, including any subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements, with respect thereto. To the Knowledge of the Company, each lease of a parcel of Leased Real Property constitutes the valid, binding and enforceable obligation of the Company and is in full force and effect in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Neither the Company, nor, to the Knowledge of the Company, any other party is in breach of or in violation or default under any lease or other Contract relating to the Leased Real Property, and, to the Knowledge of the Company, no event has occurred which, with or without notice or lapse of time or both, would result in a breach, violation or default of any such Contract. The Company has not received any notice in writing from, or given any notice to, any other party indicating that the Company, or such other applicable party, is in breach, violation or default under any such Contract. The Company has exclusive possession of the Leased Real Property. Neither the whole nor any material portion of the Leased Real Property has been damaged or destroyed by fire or other casualty which has not been repaired and restored in all material respects. All buildings, structures, improvements and fixtures constituting all or any portion of the Leased Real Property are in sufficiently good operating condition and repair.

(b)            The Leased Real Property constitutes all of the real property rights currently owned and leased, or occupied in connection with the conduct of the business of the Company.

(c)            The Company does not own any real property.

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3.17       Environmental Matters.

(a)         The Company is, and for the past three (3) years has been, in material compliance with all applicable HSE Laws. All of the Company’s raw materials, intermediates and products are, and at all times have been, in material compliance with all applicable HSE Laws.

(b)         The Company has all Permits required by HSE Laws for its operations and business. To the Knowledge of the Company, all such Permits are in full force and effect and shall be maintained in full force and effect through the Closing. No suspension or cancellation of such Permits has been threatened in writing, and there is no basis for believing that any such Permit will not be renewable upon expiration. Where applicable, timely applications to renew such Permits are being prepared or have been filed.

(c)         The Company has not received any written notice, report or request for information, and there are no Proceedings pending or, to the Knowledge of the Company, threatened which allege a violation of, or Liability pursuant to, any HSE Law or to a Release or threatened Release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased, used or used as a disposal site by the Company or its Affiliates.

(d)         There has been no release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased, used or used as a disposal site by the Company or its Affiliates that has given, or is reasonably likely to give rise in the future, to any Liability under any HSE Law.

(e)         To the Knowledge of the Company, no notice, lien or other restriction relating to the presence of Hazardous Materials or otherwise arising under any HSE Law has been placed on any property or facility now or previously owned, leased or used by the Company.

(f)          The Company has not retained or assumed, by contract or operation of Law, any material liabilities or obligations of third parties under HSE Laws.

(g)         The Company has made available to Parent any and all reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents related to Liabilities under HSE Laws, the Release or threatened Release of Hazardous Materials and compliance with HSE Laws, in each case of, for or by the Company.

3.18       Service Providers and Customers. Schedule 3.18(a) sets forth a true, complete and correct list for the 12-month period ended on August 31, 2025 of the ten (10) largest suppliers of goods and services measured by the expenditure of the Company during such period (the “Key Suppliers”). Schedule 3.18(b) sets forth a true, complete and correct list for the 12-month period ended August 31, 2025 of the ten (10) largest Company customers measured by revenues of the Company during such period (the “Key Customers”). No Key Supplier or Key Customer has reduced or otherwise discontinued, or, to the Knowledge of the Company, threatened to reduce or discontinue, supplying such goods, materials or services to, or purchasing services from, the Company or any of its Affiliates on commercially reasonable terms.

3.19       Anti-Corruption, Economic Sanctions and Export Controls.

(a)            The Company is not currently a party to any Government Contract, the period of performance for which has not expired and which remains in effect as of the date of this Agreement, and the Company has not made any Government Bid that has not expired and for which an award has not been issued as of the date of this Agreement.

(b)            Since the date that is five years prior to the date hereof, neither the Company, nor to the Knowledge of the Company, any director, manager, officer, employee or agent of the Company has, in connection with the business of the Company: (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment or offered, promised or authorized the payment of anything of value to any foreign or domestic government officials or employees of any foreign or domestic political parties or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any Person in violation of applicable Law; (iii) made any other payment in violation of Law to any official of any Governmental Authority, including but not limited to, bribes, gratuities, kickbacks, lobbying expenditures, political contributions or contingent fee payments; (iv) violated any applicable money laundering or anti-terrorism law or regulation; or (v) otherwise taken any action which would cause the Company to be in violation of the FCPA, as amended, or any other applicable anti-corruption Law.

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(c)            Except as set forth in Schedule 3.19(c):

(i)          The Company is in compliance in all material respects with all applicable statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), the U.S. Department of Energy’s regulations at 10 C.F.R. Part 810 and Executive Orders based on the authority vested in the President under the International Emergency Economic Powers Act (IEEPA), as amended, the Trading with the Enemy Act (TWEA) and other U.S. sanctions laws implemented by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); and sanctions administered by the U.S. Department of State, including, but not limited to nonproliferation sanctions and sanctions under the Iran Sanctions Act of 1996, as amended (50 U.S.C § 1701 note) (collectively, and any successors or replacements thereof, the “Export Control Laws”). Since the date that is three years prior to the date hereof, the Company has not received written communication from any Governmental Authority of any actual or alleged material violation, breach or noncompliance with the Export Control Laws.

(ii)         The Company is in compliance in all material respects with the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of Treasury and Section 999 of the Internal Revenue Code, and all Laws and regulations administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security.

(iii)        Since the date that is five years prior to the date hereof, the Company has not (A) entered into a consent agreement with the Directorate of Defense Trade Controls, or (B) had any fines or penalties imposed by the State or Commerce Departments or OFAC in connection with violations of the Export Control Laws. The Company does not have any open investigations, voluntary disclosures or enforcement actions that are currently being reviewed by the State or Commerce Departments or OFAC.

3.20       Regulatory Matters.

(a)            The Company is not subject to regulation by a “state commission” as defined in 18 C.F.R. § 1.101(k) or other Governmental Authority as a “public utility” (or similar designation) under applicable Law. The Company has not engaged in the marketing of electric energy and does not own, or operate facilities used for the generation, transmission or distribution of electric energy for sale. The execution and delivery of this Agreement and the consummation of the Transactions do not require the Company to seek or obtain any authorization from the FERC under Sections 203 or 204 of the FPA. The Company is not subject to regulation under PUHCA, whether by exemption or otherwise.

(b)            The Company has not filed and is not currently required to file any tariff, contract or other instrument for the approval of or acceptance by the FERC in order to provide its products and services. The consummation of the Transaction foes not and will not require the prior approval of the FERC, or any other agency within the United States Department of Energy, or of any “state commission” as defined in 18 C.F.R. § 1.101(k).

(c)            The Company is not subject to any Laws and regulations of any states in which it currently operates as such Laws and regulations relate to the rates of electric utilities and the financial and organizational regulation of electric utilities, and the Company has not files, and has not been required to file, any tariff, contract or instrument for the approval or acceptance of any state energy regulatory agency. No state has requested and received from the FERC any permission to apply any state energy regulation to the Company.

(d)            The sales of the Company products and services and the installation and energization of any Company products does not violate any franchise or certified territory of any electric utility under state Law.

(e)            The installation and energization of Company products has been consistent with the applicable interconnection requirements for the applicable energy utility and the regulations of any applicable “state commission” as defined in 18 C.F.R. § 1.101(k).

(f)             No suit, Proceeding, investigation, inquiry, or other legal or administrative proceeding by any Governmental Authority or by any other Person has been or is pending or, to the Knowledge of the Company, threatened which (i) asserts that the Company is a public utility under the FPA or a public-utility company under PUHCA, (ii) alleges that the Company has violated or is in violation of 18 C.F.R. § 1c.2, or (iii) alleges that the sales

Annex B-30

of Company products and services by the Company or the installation and energization of any Company products by the Company are not legal or permitted under the FPA or applicable state Law relating to the rates of electric utilities and the financial and organizational regulation of electric utilities, or violate the rights of any electric utility under any applicable state Law relating to the rates of electric utilities and the financial and organizational regulation of electric utilities.

(g)            Except as set forth on Schedule 3.20(g), the Company has not received any written notice of any alleged claim, violation of, or liability under any Consumer Protection Law which has not been cured prior to the date of this Agreement or for which there may be any remaining liability. All claims made by the Company in any advertising, marketing and promotion by any means (including, but not limited to, training materials for salesmen or distributors, labels, catalogs and websites) relating to the environmental, financial, economic or any other attributes of any Company products or services are truthful, non-deceptive, substantiated and otherwise in compliance with all applicable Laws, including, without limitation, Consumer Protection Law. The Company operates its business in accordance with all applicable Laws, including, without limitation, Consumer Protection Laws.

3.21       Social Media Accounts. Schedule 3.21 sets forth a true, correct and complete list of all Social Media Accounts that the Company uses, operates or maintains, including in connection with marketing or promoting any Company products or services. Schedule 3.21 also lists, for each such Social Media Account, any account name(s), user name(s), nickname(s), display name(s), handle(s), and other identifiers registered or used by or for the Company with respect to such Social Media Account (collectively, “Social Media Account Names”). All use of the Social Media Accounts complies with and has complied with (a) all terms and conditions, terms of use, terms of service and other Contracts applicable to such Social Media Accounts and (b) applicable Law. Each current and former employee, contractor and consultant of the Company has entered into a Contract that (a) provides that the Company, and not such employee, contractor or consultant, owns and controls the Social Media Accounts and Social Media Account Names (including all associated information and content and all relationships, interactions and communications with fans, followers, visitors, commenters, users and customers) and (b) requires each such employee, contractor or consultant to relinquish to the Company all Social Media Account Names, passwords, and other log-in information for the Social Media Accounts upon termination of employment or engagement or at any other time upon the Company’s request.

3.22       Bank Accounts; Power of Attorney. Set forth in Schedule 3.22(a) is a complete and correct list of each bank account or safe deposit box of the Company, the names and locations of all banks in which the Company has accounts or safe deposit boxes, and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company.

3.23       Certain Payments. Neither the Company nor, to the Knowledge of the Company, any of its directors, officers, representatives, agents or employees, (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (d) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.24       Product Specifications; Warranties.

(a)            Each Company product sold, licensed, distributed, delivered or otherwise provided by the Company has been in conformity in all material respects with all applicable product specifications, contractual commitments, express and implied warranties and applicable Law, and the Company has no material Liability (and there is no basis for any Proceeding, complaint, claim or demand against the Company giving rise to any material Liability) for violations thereof. No Company product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale in any material respect. The Company has made available to Parent true, correct and complete copies of the standard terms and conditions for each Company product (containing applicable guaranty, warranty, and indemnity provisions). To the Company’s Knowledge, no component, assembly, part, product or other hardware purchased, licensed, leased or otherwise acquired or obtained from any manufacturer, supplier or other Person and incorporated into any Company product has been or is subject to any voluntary or involuntary recall, market withdrawal, safety alert or similar action.

(b)            Schedule 3.24(b) sets forth all pending claims, and all claims threatened in writing against the Company for warranty, guarantee (including, but not limited to, any power production guarantee), material back charge, rejection of deliverables in connection with the provision of any services, or other claims for damages

Annex B-31

against the Company by any Person arising from any Company products or services, in each case for amounts in excess of $100,000 per claim or in the case of multiple claims of the same nature or type, where the aggregate value of such claims exceeds $1,000,000 in any calendar year.

3.25       Insurance. Set forth in Schedule 3.25 is a true, correct and complete list of all insurance policies held by or applicable to the Company setting forth, in respect of each such policy, the policy name, carrier, term, type and amount of coverage. Such insurance policies are in full force and effect and are for such amounts as are sufficient for all material requirements of Law and all Contracts. No notice of cancellation or termination has been received by the Company with respect to any of such insurance policies and the Company has not received notice of any retroactive material upward adjustment in premiums under any such insurance policies. No event has occurred, including the failure by the Company to give any notice or information, or the Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under, or would permit the termination or modification of, any such insurance policies.

3.26       Privacy.

(a)            The Company has (i) complied in all material respects with all (A) Privacy and Security Laws governing the receipt, collection, use, storage, processing, sharing, security, disposal, disclosure, or transfer of Protected Information that is collected or possessed by or otherwise subject to the control of the Company and (B) all of the Company’s policies regarding privacy and data security, including all privacy policies and similar disclosures published on the Company’s websites or otherwise communicated to individuals, and (ii) implemented and maintained commercially reasonable measures sufficient to provide reasonable assurance that the Company has and remains in material compliance with such Privacy and Security Laws and that the Company will not acquire, fail to secure, share or use such Protected Information in a manner inconsistent with (W) such Privacy and Security Laws, (X) any notice to or consent from the provider of Protected Information, (Y) any policy adopted by the Company, (Z) any contractual commitment made by the Company, (AA) any privacy policy or privacy statement from time to time published or otherwise made available by the Company to the Persons to whom the Protected Information relates, and (BB) the payment card industry data security standards, with respect to any payment card data collected or handled by the Company, or by third parties on the Company’s behalf.

(b)            With respect to all Protected Information collected by or on behalf of the Company, the Company has at all times taken all steps that either are required by applicable Privacy and Security Laws or are otherwise reasonably necessary to protect such Protected Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technical and physical security of such Protected Information. The Company has commercially reasonable safeguards in place to protect Protected Information in its possession or control from unauthorized access or disclosure, including by its employees, independent contractors and consultants. Except as set forth on Schedule 3.26(b), In the past three (3) years, there have been no Security Incidents.

(c)            The transfer of Protected Information in connection with the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Laws or the Company’s privacy policies as they currently exist or as they existed at any time during which any of the Protected Information was collected or obtained. The Company is not subject to any contractual requirements or other legal obligations that, following the Closing, would prohibit the Company or Parent from receiving, using or disclosing Protected Information in the manner in which the Company receives, uses and discloses such Protected Information prior to the Closing.

(d)            In connection with each third-party servicing, outsourcing or similar arrangement involving the third party’s acquisition of or access to Protected Information provided by or on behalf of the Company, the Company has contractually obligated any such third party to (i) comply with the Privacy and Security Laws applicable with respect to Protected Information, (ii) take reasonable steps to protect and secure the Protected Information from unauthorized disclosure, (iii) restrict use of the Protected Information to those authorized or required under the servicing, outsourcing or similar arrangement, and (iv) certify or guarantee the return or adequate destruction of the Protected Information.

(e)            Except for disclosures of information required by Privacy and Security Law, authorized by the provider of Protected Information or described in the Company’s privacy policies, the Company has not sold, rented or otherwise made available, and does not sell, rent or otherwise make available, to third parties any Protected Information.

Annex B-32

(f)             In the past three (3) years, the Company has not received any notice of any written claims, investigations, or alleged violations of Privacy and Security Laws with respect to Protected Information collected or possessed by or otherwise subject to the control of the Company, and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such violation. Except as set forth on Schedule 3.26(f), in the past three (3) years, there has been no incident involving a breach in the security of or compromise to the integrity or availability of Protected Information within the Company’s possession or control; and no third party to whom the Company has provided access to Protected Information has notified the Company of (i) any unauthorized acquisition, access, use or disclosure of any such Protected Information that would trigger a notification or reporting requirement under any Privacy and Security Laws, (ii) any attempted or successful unauthorized access, use, disclosure, modification, or destruction of such Protected Information, or (iii) any interference with any database, network, or information system that could materially affect the privacy or security of such Protected Information.

3.27       No Broker. Except as set forth on Schedule 3.27, there is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates that is entitled to any fee or commission from the Company or its Affiliates in connection with the transactions contemplated hereby.

3.28       Transactions with Affiliates. There are no agreements, contracts, plans, arrangements or other transactions between or among the Company, on the one hand, and any Affiliate of the Company or Member, as applicable, or officer, director, shareholder or member of the Company or Member, as applicable, or any Affiliate of the Company or Member, as applicable, on the other hand.

3.29       No Outstanding Fees or Commissions. Except as set forth on Schedule 3.29, the Company does not have any outstanding unpaid obligations with respect to any referral fee, commission, success fee or similar obligation, regardless of whether any such obligation remains subject to one or more contingencies.

3.30       Ownership of Company Interests. Upon the Closing, Buyer will be the sole record and beneficial owner of one hundred percent (100%) of the issued and outstanding Company Interests, free and clear of any Liens (other than restrictions under applicable securities laws). Immediately following the Closing, neither Member, nor any other Person (other than Buyer), will have any direct or indirect equity interest, option, warrant, convertible security, or other right to acquire any Company Interest or other ownership interest in the Company, or any right to participate in the profits, losses, or distribution of assets of the Company, other than rights expressly set forth in this Agreement to receive payments hereunder.

3.31       Independent Investigation.

(a)            The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Parent and its Affiliates, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Parent, Buyer and their Affiliates for such purpose.

(b)            The Company acknowledges that (i) none of Buyer, Parent, nor any other Person on behalf of Buyer or Parent has made any representation or warranty, expressed or implied, as to Buyer, Parent or the Parent Common Stock, or the accuracy or completeness of any information regarding Buyer, Parent or the Parent Common Stock furnished or made available to the Company and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in ARTICLE V of this Agreement, (ii) in determining to enter into this Agreement, the Company has not relied on any representation or warranty from Buyer, Parent or any other Person on behalf of Buyer, Parent or their Affiliates, or upon the accuracy or completeness of any information regarding the regarding the Buyer, Parent or the Parent Common Stock furnished or made available to the Company and its Representatives, other than those representations and warranties expressly set forth in ARTICLE IV of this Agreement, and (iii) none of the Buyer, Parent or any other Person acting on behalf of Buyer or Parent shall have any liability to the Company or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of Buyer, Parent or their Affiliates, the future business, operations, or affairs of Buyer, Parent or their Affiliates, except as expressly set forth in ARTICLE V of this Agreement.

Annex B-33

3.32       No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Disclosure Schedules), none of the Member, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Member or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives (including any information, documents or material made available to Parent, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MEMBER

Member represents and warrants to Buyer and Parent as of the date of this Agreement and as of the Closing Date, except as set forth in the corresponding schedule of the Disclosure Schedule as follows:

4.1         Due Authorization; Enforceability.

(a)            Member has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and limited liability company action on the part of Member is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party, the performance by the Company and Member of such obligations or the consummation by Member of such transactions.

(b)            This Agreement has been duly and validly executed and delivered by Member and the Ancillary Agreements to which Member is a party shall have been duly and validly executed and delivered by Member on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Member, and each of its Ancillary Agreements when executed and delivered by Member (assuming the due authorization, execution and delivery by the other parties thereto) shall constitute a legal, valid and binding obligation of Member, in each case enforceable against Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

4.2         Consents and Approvals; No Conflicts. The execution and delivery by Member of this Agreement and the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any Law or other restriction of any Governmental Authority applicable to Member; or (ii) except as set forth on Schedule 4.2, require any consent, authorization or approval under, violate or conflict with, result in a breach or termination of, constitute a default under or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of Member or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any of the assets or properties of the Company, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Member is a party or by which Member or any of its assets or properties are bound.

4.3         Title. Member is the sole record and beneficial owner of all Company Interests issued and outstanding as of the Agreement Date, and has good and marketable title to the Company Interests, free and clear of all Liens.

4.4         Litigation. No Proceeding or investigation of any nature is pending or, to Member’s Knowledge, threatened, against Member with respect to the Company Interests or Member’s execution, delivery and performance of this Agreement or any Ancillary Agreement to which it will be a party or the consummation of the Transaction. No Proceeding or investigation of any nature is pending, or to Member’s Knowledge, threatened, against Member that would, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Member’s ability to consummate the Transaction. No Proceeding or investigation of any nature is pending or, to the Member’s Knowledge, threatened, against Member before any arbitrator or court or other Governmental Authority which (a) if

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adversely determined, would be reasonably likely to have a Material Adverse Effect, or (b) challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken in connection herewith or therewith, including Member’s sale and transfer of the Company Interests to Buyer hereunder.

4.5         Interested Party Transactions.

(a)            Member (nor any sibling, descendant or spouse of any of such Persons, or any trust, partnership, corporation or other entity in which any of such Persons has or has had an economic interest) does not have (i) an economic interest in any Person that purchases from or sells or furnishes to the Company any goods or services or (ii) a beneficial interest in any agreement to which the Company is a party or by which they or their properties or assets are bound, other than as a result of Member’s Company Interests; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any Person” for purposes of this Section 4.5(a).

(b)            Member has not agreed to, or assumed, any obligation or duty to guaranty or otherwise assumed or incurred any obligation or liability of the Company or any of its Affiliates.

4.6         No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Member or any of its Affiliates that is entitled to any fee or commission from the Member or its Affiliates in connection with the transactions contemplated hereby.

4.7         Investment Purpose. Member is acquiring the Consideration Shares for Member’s own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Member is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Member acknowledges that it is informed as to the risks of the Transaction and of the ownership of the Consideration Shares. Member acknowledges that the Consideration Shares have not been registered under the Securities Act or any state or foreign securities Laws and that the Consideration Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Consideration Shares are registered under any applicable state or foreign securities Laws or are sold pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. Member acknowledges that the Consideration Shares will contain a legend in their book entry form consistent with the foregoing.

4.8         Independent Investigation.

(a)            Member has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Parent and its Affiliates, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Parent, Buyer and their Affiliates for such purpose.

(b)            Member acknowledges that (i) none of Buyer, Parent, nor any other Person on behalf of Buyer or Parent has made any representation or warranty, expressed or implied, as to Buyer, Parent or the Parent Common Stock, or the accuracy or completeness of any information regarding Buyer, Parent or the Parent Common Stock furnished or made available to Member and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in ARTICLE V of this Agreement, (ii) in determining to enter into this Agreement, Member has not relied on any representation or warranty from Buyer, Parent or any other Person on behalf of Buyer, Parent or their Affiliates, or upon the accuracy or completeness of any information regarding the regarding the Buyer, Parent or the Parent Common Stock furnished or made available to Member and its Representatives, other than those representations and warranties expressly set forth in ARTICLE IV of this Agreement, and (iii) none of the Buyer, Parent or any other Person acting on behalf of Buyer or Parent shall have any liability to Member or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of Buyer, Parent or their Affiliates, the future business, operations, or affairs of Buyer, Parent or their Affiliates, except as expressly set forth in ARTICLE V of this Agreement.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer represents and warrants to the Company and Member as of the date of this Agreement and as of the Closing Date as follows:

5.1         Organization. Each of Buyer and Parent is a corporation validly existing and in good standing under the Laws of the State of Delaware.

5.2         Authority Relative to Agreement. Each of Buyer and Parent has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and, as applicable, thereunder, and to consummate the transactions contemplated hereby and, as applicable, thereby, and no other action or proceeding on the part of Buyer and Parent, as applicable, is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party, the performance by it of such obligations or the consummation of such transactions. This Agreement and the Ancillary Agreements to which it is a party, have been duly and validly executed and delivered by each of Buyer and Parent, as applicable. This Agreement and each Ancillary Agreement to which each of Buyer and Parent is a party (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Buyer and Parent, as applicable, in each case enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

5.3         Consents and Approvals; No Conflicts.

(a)            No consent, authorization or approval of, filing or registration with any Governmental Authority is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

(b)            The execution and delivery by Buyer of this Agreement and, as applicable, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not: (i) violate any Law or other restriction of any Governmental Authority applicable to Buyer; (ii) violate any provision of the Organizational Documents of Buyer; (iii) require any consent, authorization or approval under, violate or conflict with, result in a breach or termination of, constitute a default under or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of Buyer or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any assets or properties of Buyer, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Buyer is a party or by which Buyer or any of its assets or properties are bound; or (iv) permit the acceleration or maturity of any Indebtedness of Buyer or Indebtedness secured by any of their material assets or properties.

5.4         No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Subsidiaries that is entitled to any fee or commission from Buyer or its Subsidiaries in connection with the transactions contemplated hereby.

5.5         Sufficiency of Funds. Parent has, or will have, in immediately available funds, the funds to pay the full amount of the Closing Cash Consideration and, when required to be paid, the Second Cash Payment pursuant to Article I.

5.6         Litigation. There are no Proceedings pending or, to the knowledge of Parent, threatened against Buyer, Parent or any Affiliates thereof that would reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby or Buyer’s or Parent’s, as applicable, ability to perform its obligations hereunder or thereunder.

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5.7         SEC Filings; Parent Financials; Internal Controls.

(a)            Parent, in the last three (3) years and through the date of this Agreement, has filed all forms, reports, schedules, statements, registration statements, prospectuses, and other documents required to be filed or furnished by Parent with the SEC under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Reports”), which SEC Reports are all available on the SEC’s website through EDGAR, and will file all such SEC Reports required to be filed or furnished subsequent to the date of this Agreement.

(b)            The SEC Reports (x) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, as applicable, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.8, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c)            As of the date of this Agreement, the Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq under the symbol “SPWR.” In the last three (3) years, Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. There is no action or proceeding pending or, to the Knowledge of Buyer, threatened against Parent, by Nasdaq or the SEC with respect to any intention by such entity to deregister or terminate the listing of the Parent Common Stock.

(d)            The financial statements and notes of Parent contained or incorporated by reference in the SEC Reports (the “Parent Financials”), fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Buyer at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(e)            There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent or Buyer, in their capacity as such, and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)             As of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the Knowledge of Parent, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.8         Independent Investigation.

(a)            Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Member and the Company for such purpose.

(b)            Buyer acknowledges that (i) none of the Member, the Company, nor any other Person on behalf of the Member or the Company has made any representation or warranty, expressed or implied, as to the Company or the Company Interests, or the accuracy or completeness of any information regarding the Company or the Company Interests furnished or made available to Buyer and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in ARTICLE III and ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules), (ii) in determining to enter into this Agreement, Buyer has not relied on any representation or warranty from the Member, the Company or any other Person on behalf of the Member or the Company, or upon the accuracy or completeness of any information regarding the regarding the Company or the Company Interests furnished or made available to Buyer and its Representatives, other than those representations and warranties expressly set forth in ARTICLE III or
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ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules), and (iii) none of the Member, the Company or any other Person acting on behalf of the Member or the Company shall have any liability to Buyer or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of the Company or the future business, operations, or affairs of the Company, except as expressly set forth in ARTICLE III or ARTICLE IV of this Agreement (including the related portions of the Disclosure Schedules).

5.9         No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV, none of Parent, Buyer or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Parent or Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding Parent or Buyer furnished or made available to the Member or the Company and their Representatives (including any information, documents or material made available to Company or the Member, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Parent or Buyer, or any representation or warranty arising from statute or otherwise in law.

ARTICLE VI
COVENANTS

6.1         General. Each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, as promptly as reasonably practicable, in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the Closing conditions set forth in ARTICLE VII).

6.2         Notices and Consents to Third Parties. The Company shall give notices to all necessary third parties and shall use reasonable best efforts to obtain all of the consents necessary for the consummation of the transactions contemplated hereby, including any such consents set forth in the Disclosure Schedule; provided, however, that the Company shall not seek any consent from, or deliver any notice to, any party to any Contract of the Company without the prior written consent of Parent. Each Party shall give any notices to, make any filings with and use reasonable best efforts to obtain any authorizations, consents and approvals of Governmental Authorities and other Persons which, if not obtained or made, would reasonably be expected to have an adverse effect on the ability of the Parties to consummate the transactions contemplated hereby. Subject to applicable Law, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to applicable Law: (a) the Company shall promptly furnish Parent with copies of nonconfidential notices, applications, consent solicitations or other communications received by the Company from any third party or Governmental Authority with respect to the transactions contemplated by this Agreement; (b) the Company shall provide Parent a reasonable opportunity to review and approve in advance any proposed nonconfidential notices, applications, consent solicitations or other communication given or made by the Company to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) the Company shall consider in good faith Parent’s views with respect to, and confer in good faith with Parent to resolve, any disagreement as to the nature or content of such communication.

6.3         Operation of Business. Prior to the Closing, the Company shall not (and Member shall cause the Company not to) engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business, except such actions that are specifically required to be taken, or transactions that are specifically required to be entered into, by this Agreement. Prior to the Closing, the Company shall (and Member shall cause the Company to) use commercially reasonable efforts to preserve intact its operations and relationships with third parties, including the goodwill of customers, suppliers and others having business relations with the Company, to keep available the services of its present employees and to maintain all of its assets in adequate operating condition. Without limiting the generality of the foregoing, except (i) with the prior written consent of Parent or (ii) as required by applicable Law or specifically required by this Agreement, prior to the Closing, the Company shall not:

(a)            authorize or effect any amendment to, replacement of or otherwise change its Organizational Documents;

(b)            issue, sell, deliver, transfer, repurchase, redeem, acquire or pledge any Equity Interests or authorize any of the foregoing, or grant any options, warrants, convertible securities, profits interests or other rights to purchase or obtain any of its Equity Interests or adjust, split, combine, subdivide or reclassify any Equity Interests;

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(c)            declare, set aside or pay any distribution in respect of any class or series of its Equity Interests;

(d)            enter into any new Contract that would be a Company Contract if entered into before the date hereof or make any material modification or amendment to, or waive any material right under, or terminate, any existing Company Contract;

(e)            enter into any transaction or Contract with an Affiliate;

(f)             sell, lease, license, transfer or otherwise fail to maintain, dispose or permit the cancellation, abandonment or dedication to the public domain of any of the property rights (including Intellectual Property) or assets of the Company, other than any such disposition that is expressly required pursuant to the terms of a Contract of the Company as such terms exist on the date hereof;

(g)            mortgage, pledge or subject any of its assets to any Lien (other than Permitted Liens);

(h)            create, incur, assume or guarantee any Indebtedness in excess of $50,000 or enter into any swap or other off-balance sheet transaction for its own account, or enter into any economic arrangement having the economic effect of any of the foregoing;

(i)             discharge, pay or otherwise satisfy any Lien or pay any obligation or Liabilities in excess of $50,000 in the aggregate or cancel, forgive, waive, release, settle or compromise any Indebtedness owed to the Company;

(j)             sell, lease, license, exchange, abandon or otherwise dispose of, any Leased Real Property;

(k)            make or authorize any capital expenditures or commitment for capital expenditures other than expenditures or commitments that are in the Ordinary Course of Business and not in excess of $10,000 individually and $50,000 in the aggregate;

(l)             cause or permit any insurance policies of the Company to lapse or become voidable or omit to do anything whereby any indemnity may be denied in respect of any actual, potential or pending claim;

(m)           other than claims in respect of Taxes (which are governed by clause (q) below), pay any amount in respect of, settle or compromise any Proceeding;

(n)            enter into any new line of business or discontinue any business of the Company;

(o)            enter into or adopt a plan or agreement of recapitalization, reorganization, merger or consolidation or adopt a plan of complete or partial liquidation or dissolution;

(p)            (i) make, revoke or amend any material Tax election, (ii) compromise any claim, investigation, audit or controversy related to a material amount of Taxes, (iii) consent to or execute any extension or waiver of the limitation period applicable to any Tax claim or assessment or waiver of any other restrictions on a Tax claim or assessment, (iv) enter into or amend any Tax agreement with a Tax authority, (v) file any amended Tax Return or claim for a refund of a material amount of Taxes or surrender any right to claim a refund of Taxes or (vi) adopt or change any annual Tax accounting period or change any method of Tax accounting;

(q)            grant, increase or accelerate the payment of the base salary or other cash compensation, retirement benefits, retention benefits, change in control benefits or severance benefits of any employee, officer, director or Independent Contractor of the Company or make any grants of new awards pursuant to any incentive or equity plan or arrangement of the Company to any employee, officer, director or Independent Contractor of the Company or any other Person who is or has performed services for the Company or any Affiliate, other than in the Ordinary Course of Business;

(r)             hire or promote any employees or Independent Contractors, other than such hires or promotions in the Ordinary Course of Business to replace terminating or terminated employees or Independent Contractors, in each case where such individual so hired or promoted has annual salary and other compensation that does not exceed $100,000 in the aggregate;

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(s)             enter into, adopt, amend or terminate any collective bargaining agreement or other similar Contract with any labor organization;

(t)             establish or adopt any new Employee Benefit Plan or terminate or materially amend any Company Plan; or

(u)            agree or otherwise commit to take any of the actions prohibited by the foregoing.

6.4         Full Access. The Company and Member shall permit Parent and its Representatives to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, Representatives, personnel data, books, records (including Tax records), Contracts and documents of or pertaining to the Company and permit Parent to make such reasonable inspections thereof and inquiries as Parent may reasonably request, and furnish Parent with such operating data and other information as Parent may from time to time reasonably request.

6.5         Notification of Certain Matters. Each of Parent, Buyer, Member and the Company shall give prompt notice to the other of any fact, change, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, changes, events and circumstances known to it, to have or to result in any Material Adverse Effect or (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein.

6.6         Employee Matters; Company Compensation Plan.

(a)            Prior to the Closing, the Company and Member shall not (and the Company and Member shall ensure that none of their Representatives) issue any communication (including any electronic communication) to any employee of the Company regarding post-Closing employment matters in connection with this Agreement, including post-Closing employee benefit plans and compensation (collectively, “Employment Matters”), without the prior written approval of Parent (with such approval not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, (i) the Company and Member agree that they shall consult with Parent prior to the Company or Member effecting any communications to the employees of the Company relating to Employment Matters and that Parent shall have the right to review and comment on any such written communications and (ii) the Company and Member shall not make any representations (on behalf of Parent or its Affiliates) relating to Employment Matters.

(b)            If, at least 10 Business Days prior to the Closing Date, if Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the Closing Date. In the event that Buyer requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least five Business Days prior to the Closing Date; provided that, prior to amending or terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions or amendments for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).

(c)            No provision of this Agreement (i) shall require Parent to continue to employ any particular Company Service Provider following the Closing Date for any particular period of time or prevent or restrict in any way the right of Parent or its Affiliates to terminate, reassign, promote or demote any Company Service Provider (or to cause any of the foregoing actions) at any time, or to change (or cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such Company Service Providers, (ii) shall be construed to prohibit Parent from amending or terminating any employee benefit program, (iii) shall constitute or be construed as an amendment of any employee benefit program or (iv) shall create or be intended to create any third-party beneficiary rights.

(d)            As a material inducement to the commencement of the employment of Messrs. Nielsen, Britton and Glassman with Parent or one of its Subsidiaries, promptly following Closing, Parent will grant each of Messrs. Nielsen, Britton and Glassman an employment inducement award within the meaning of Nasdaq Listing Rule 5635(c) as further described on Schedule 6.6(d) under the heading “Employment Inducement Awards”. Additionally, following the Closing, Parent, through the compensation committee of Parent’s board of directors, will design and implement an equity incentive program as further described on Schedule 6.6(d) under the heading “Equity Incentive Program”. Awards under such Equity Incentive Program shall be allocated among the Company Service Providers as

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determined by Parent in consultation with the Company’s senior leadership. Such Equity Incentive Program will be subject to all of the terms and conditions set forth in Parent’s equity incentive plans (as may be amended from time to time), in the recipient’s offer letter and in a restricted stock unit agreement to be entered into between the participants in such Equity Incentive Program and Parent.

(e)            Parent shall cause to be paid to the Company Service Providers in accordance with the Company’s payroll and payment processes and procedures, and subject to, if applicable, applicable withholdings, the cash amounts and shares of Parent Common Stock as set forth in, and subject to the terms set forth in Schedule 6.6(e).

6.7         Preparation and Filing of Tax Returns; Tax Contests; Tax Actions.

(a)            The Member shall prepare and timely file or cause to be prepared and timely filed (and the expenses related thereto shall be Transaction Expenses for purposes of this Agreement), all Tax Returns of the Company for any Pre-Closing Tax Period that are due after Closing and for any Straddle Period; provided, however, that the Member shall provide drafts of such Tax Returns to Parent at least 20 days prior to the due date for filing any such Tax Return that relates to income Taxes (and as soon as practicable in the case of all other Tax Returns). Member shall consider in good faith any reasonable comments to such Tax Returns proposed in writing by Parent at least 10 days prior to the due date for filing any such Tax Return. Member shall pay to Parent, within five days following any demand by Parent, with respect to such Tax Returns, an amount equal to the amount of Taxes shown as due on such Tax Returns to the extent not already included in the Debt Amount; provided, however, with respect to such Tax Returns for a Straddle Period, the amount owed by Member shall be an amount equal to the portion of such Taxes shown as due on such Tax Returns which relates to the portion of such Straddle Period ending on the Closing Date (as determined pursuant to Section 6.7(b) below).

(b)            In the case of any Straddle Period, the amount of any Taxes for the Pre-Closing Tax Period shall be determined based on a closing of the books as of the close of business on the Closing Date; provided, however, that in the case of a Tax not based on income, receipts, proceeds, profits or similar items, the amount of any Taxes for the Pre-Closing Tax Period shall be equal to the amount of Tax for the entire Straddle Period, multiplied by a fraction the numerator of which is the total number of days from the beginning of the Straddle Period through and including the Closing Date and the denominator of which is the total number of days in the Straddle Period.

(c)            Parent shall promptly notify Member of the assertion by any Governmental Authority of any claim, or the commencement by any Governmental Authority of any suit, action or other proceeding principally with respect to any Tax liability of the Company for any Pre-Closing Tax Period (each, a “Tax Claim”); provided, however, that the failure to give such prompt notice shall not affect Member’s indemnification obligations under this Agreement except to the extent the Member is materially prejudiced thereby. For the avoidance of doubt, in the event of a conflict between this Section 6.7(c) and Section 9.4, Section 9.4 shall control.

(d)            The Parent shall not, and shall not permit any of its Affiliates (including, after the Closing for the avoidance of doubt, the Company) to, (i) make, revoke or amend any Tax election with respect to the Company that is retroactively effective on or before the Closing Date, (ii) file, re-file, supplement, or amend any Tax Return of the Company for any Pre-Closing Tax Period that was originally due on or before the Closing Date (taking into account any applicable extensions), (iii) voluntarily approach any taxing authority regarding any Taxes or Tax Returns of the Company that were originally due on or before the Closing Date (taking into account any applicable extensions), or (iv) take any action on the Closing Date (other than as contemplated by this Agreement) that would create a Tax liability on the Closing Date or increase the Member’s indemnification obligations pursuant to Article IX.

6.8         Transfer Taxes. All state and local transfer, sales, filing, recordation, use, stamp, registration or other similar Taxes and fees resulting from the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid 50% by Member and 50% by the Parent. The party required by applicable law shall prepare and file the necessary Tax returns or other documentation. The Parties shall pay for such preparation and filing in the same manner as Transfer Taxes.

6.9         Tax Refunds. Any refund of or credit against Taxes of the Company or its Subsidiaries relating to a Pre-Closing Tax Period (or any election to apply the right to such a refund as a payment of, or a credit against, future Taxes) (a “Pre-Closing Tax Refund”), will be credited to the Member, subject to any set off. Parent will promptly pay, or cause to be paid, the amount of any such Pre-Closing Tax Refund, including the amount of interest received thereon and net of any reasonable, documented expenses associated with securing such refund, to the Member upon receipt (or

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use) of such Pre-Closing Tax Refund by Parent including, following the Closing, the Company and its Subsidiaries or any of their Affiliates (it being understood that in the case of an election to use any such refund as a payment of, or a credit against, future Taxes, such refund will be considered to be used at the time such election is made). Parent shall use commercially reasonable efforts to assist Member in securing any Pre-Closing Tax Refunds to which it may be entitled pursuant to this Section 6.9.

6.10       Indemnification. The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former officers of the Company (the “Indemnified Officers”) as provided under its Organizational Documents or any indemnification, employment or other similar agreements between any Indemnified Officer and the Company as in effect on the date of this Agreement and listed on Schedule 6.10, shall survive the Closing and shall continue in full force and effect from and after the Closing in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, Buyer (i) shall cause the Organizational Documents of the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the Indemnified Officers than are set forth as of the date of this Agreement, subject to applicable Law, and (ii) shall perform and discharge, or cause to be discharged, all obligations to provide, in accordance with such Organizational Documents, such indemnity, exculpation and advancement of expenses during such six (6) year period. The provisions of this Section 6.10 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Officers and their respective heirs and assigns. The provisions of this Section 6.10 shall be binding on Buyer and all its successors and assigns. In the event that Buyer or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of Buyer shall assume or succeed to the obligations set forth in this Section 6.10. The foregoing notwithstanding the indemnification rights provided under this Section 6.10 shall not apply in respect of any amounts payable to any Parent Indemnified Party pursuant to ARTICLE IX hereof.

6.11       No Solicitation of Transactions. The Company and Member will not, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets of the Company or Equity Interests of the Company other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) facilitate, knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Until the earlier of (A) the Closing and (B) the date on which this Agreement is terminated in accordance with its terms, the Company shall immediately notify Parent orally and in writing if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing. The Company shall, and shall cause its Representatives to, (x) immediately cease and cause to be terminated any existing discussions or negotiations with any other Persons (other than Parent) conducted heretofore with respect to the Acquisition Transaction, (y) terminate access to all such other Persons to any data room related to the Company, and (z) request all such other Persons to return or destroy all due diligence materials provided to such other Persons pursuant to the terms of any confidentiality agreement between the Company and such other Persons. The Company agrees not to release any third party from the confidentiality provisions of any agreement to which the Company is a party.

6.12       Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement related to the subject matter of this Agreement prior to or at the Closing without the prior consent of the other Parties; provided that nothing in this Section 6.12 shall prevent any Party from: (a) making any disclosure it believes in good faith it is required to make by applicable Law (including the rules and regulations of the Securities and Exchange Commission and any Nasdaq rules or listing requirements, in all cases as in effect from time to time), in which case the disclosing Party shall use its reasonable best efforts to advise the other Party prior to making the disclosure, or (b) enforcing its rights hereunder.

6.13       Confidentiality. From and after the Closing, Member shall hold, and shall use commercially reasonable efforts to cause his Representatives to hold, in strict confidence from, and not disclose to, any Person (other than any such Representative) all non-public documents and information concerning the Company or the operations of its business, either furnished to it by Buyer, Parent or their respective Affiliates or Representatives, or to which the

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Member otherwise had access at any time (including prior to the Closing Date) in connection with this Agreement or the transactions contemplated hereby or the conduct of business prior to the Closing, including all non-public information associated with the Company or the operations of its business (“Confidential Information”), except to the extent that such documents or information can be shown by the Company to have been: (a) previously known by the Person receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no disclosure by the Member; or (c) lawfully acquired by the Member after the Closing Date from another source that is not under an obligation to Parent, Buyer or another Person to keep such documents and information confidential. In the event that the Member is requested or required by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process to disclose any Confidential Information, such Person shall (i) provide Parent with prompt notice so that Parent may seek a protective order or other appropriate remedy or, in Parent’s sole discretion, waive compliance with the provisions of this Section 6.13 and (ii) cooperate with Parent, at Parent’s expense, in any effort Parent undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained or Parent waives compliance with the provisions of this Section 6.13, the disclosing Person shall (x) disclose to the Person compelling disclosure only that portion of the Confidential Information that the disclosing Person is advised, by its counsel, is legally required and shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Confidential Information so disclosed (to the extent available) and (y) use reasonable best efforts to promptly furnish to Parent a copy (in whatever form or medium) of such Confidential Information that it intends to furnish.

6.14       Payoff Letters. No later than five Business Days prior to the Closing Date, the Company shall deliver to Parent (a) all Debt Payoff Letters and (b) a Transaction Expense Payoff Letters in respect of the full amount of Transaction Expenses, in each case in form and substance reasonably satisfactory to Parent and executed by the applicable Indebtedness payoff recipient or party to whom the Transaction Expenses are owed.

6.15       Registration Rights.

(a)            Parent shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 (or if Parent is then-eligible to use Form S-3, Parent may elect to file the initial Registration Statement on Form S-3) covering the resale of all of the Registrable Securities; provided, that such initial Registration Statement shall register for resale at least the number of Consideration Shares equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC. Parent shall use its reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b)            In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, Parent shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement, or both, so as to cover at least the Required Registration Amount as of the Business Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than 30 days after the necessity therefor arises (but taking account of any position of the staff of the SEC (the “Staff”) with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). Parent shall use its best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Parent Common Stock available for resale under the applicable Registration Statement is less than the total number of Consideration Shares then-issuable under this Agreement (and after taking into account any limitations to such issuance imposed by this Agreement).

(c)            The Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement), as initially filed, shall include the Registrable Securities of Member and any permitted transferee thereof for whom Parent has received properly completed Selling Holder Questionnaires on or before the Closing Date.

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(d)            Notwithstanding the foregoing obligations, if Parent furnishes to Member a certificate signed by an authorized officer of Parent stating that in the good faith judgment of Parent it would be materially detrimental to the Company for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to comply with requirements under the Securities Act or Exchange Act, then Parent shall have the right to defer taking action with respect to such filing or to otherwise suspend the use of such Registration Statement, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly.

(e)            It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 6.14 with respect to the Registrable Securities that Member shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Member’s Registrable Securities.

(f)             Parent shall notify Member promptly upon discovery that, or upon the discovery of the happening of any event as a result of which, the Resale Registration Statement or any supplement to any prospectus forming a part of the Resale Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, use commercially reasonable efforts to supplement or amend such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made. After the Resale Registration Statement becomes effective, Parent shall notify Member of any request by the SEC that Parent amend or supplement such Resale Registration Statement or prospectus, and Parent shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Resale Registration Statement.

(g)            All of the expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of Parent’s outside counsel and independent accountants of Parent shall be paid by Parent. Parent shall not be responsible for any selling expenses of Member or any other selling stockholder in connection with the Resale Registration Statement.

(h)            Parent shall use commercially reasonable efforts to cause the Consideration Shares being issued to be approved for listing (subject to notice of issuance) on the Nasdaq effective as of the Closing.

6.16       Lock up; Transfer Management.

(a)            Member agrees that it shall not, and shall cause and direct each of its Affiliates not to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, transfer or assign (with or without consideration), lend or otherwise dispose of the Consideration Shares, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by Member or someone other than Member), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Consideration Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of the Consideration Shares, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above; provided, however, that nothing herein shall prevent Member from making a Permitted Transfer so long as the Permitted Transferee agrees in a written agreement (which must be provided to Parent before the Permitted Transfer is effective) that (x) any Consideration Shares transferred pursuant to the Permitted Transfer remain subject to restrictions identical to, and remaining in place for the same duration as, those contained in this Section 6.16 otherwise applicable to the Consideration Shares as if no

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such Permitted Transfer had occurred (the “Share Restrictions”), and (y) Parent shall be made an express third party beneficiary of such agreement with the right to enforce the Share Restrictions against the Permitted Transferee. Member represents and warrants that Member is not currently, and has not caused or directed any of its Affiliates to be or become, a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any prohibited Transfer of Consideration Shares.

(b)            Member acknowledges and agrees that all certificates representing the Consideration Shares of Parent (and the shares of every other person to which Member has made a Permitted Transfer subject to the restrictions contained in this Section 6.16) shall bear a legend or legends referencing the restrictions applicable to such shares under this Section 6.16, which legend shall state in substance:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO VOLUME TRADING RESTRICTIONS AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE ISSUER. SUCH VOLUME TRADING RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.”

6.17       Further Assurances. From and after the Closing Date, Member shall, from time to time, at Parent’s request, promptly execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, in form and substance reasonably satisfactory to Parent, as Parent may reasonably require in order to comply with the provisions of this Agreement or consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE VII
CONDITIONS TO THE CLOSING

7.1         Conditions to Obligations of the Company, Member and Parent. The respective obligations of the Company, Member, Buyer and Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, to the extent permitted by applicable Law, the waiver by the applicable Party) of the following conditions on or before the Closing Date:

(a)            No Injunction. At the Closing Date, there shall be no (i) injunction, restraining order or decree of any Governmental Authority of competent jurisdiction in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or (ii) applicable Law of any federal or state Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(b)            Required Authorizations. All consents, authorizations, orders or approvals of each Governmental Authority required to effect the transactions contemplated by this Agreement shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated.

7.2         Additional Conditions to the Obligations of Buyer and Parent. The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement are further subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

(a)            Representations and Warranties. (i) Each of the Fundamental Representations of the Company and Member shall be true and correct as written as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and (ii) each of the other representations and warranties of the Company and Member set forth in ARTICLE III shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except in the case of this clause (ii) for such failures to be true and correct that would, individually or when taken together with all such other failures to be true and correct, have had or resulted in or could reasonably be expected to have or result in a Material Adverse Effect.

(b)            Performance of Covenants. The Company and Member shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

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(c)            Offer Letters and Non-Competition Agreements. (i) Eric Nielsen; (ii) Max Britton; and (iii) Devon Glassman shall each have executed and delivered Offer Letters and Non-Competition Agreements, each such Person shall have become an employee of Buyer (or an Affiliate of Buyer), and such Person shall have taken any action to invalidate or repudiate the Offer Letters or the Non-Competition Agreements, in whole or in part.

(d)            No MAE. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(e)            No Proceedings. No Proceeding shall have been commenced that seeks or would reasonably be expected to restrain, prohibit or make illegal the consummation of the transactions contemplated by this Agreement.

(f)             Required Consents. Parent shall have received written evidence reasonably satisfactory to it that all consents, waivers, approvals, authorizations, notices, permits and estoppels listed on Schedule 7.2(f) have been received.

(g)            Debt Payoff Letters. Buyer shall have received an executed Debt Payoff Letter and Transaction Expense Payoff Letter from the persons listed on Schedule 7.2(g).

(h)            Deliveries. Delivery shall have been made of the documents contemplated by Section 2.5(a).

7.3         Additional Conditions to the Obligations of the Company and Member. The obligations of the Company and Member to consummate the transactions contemplated by this Agreement are further subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

(a)            Representations and Warranties. (i) Each of the Fundamental Representations of Buyer and Parent shall be true and correct as written as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and (ii) each of the other representations and warranties of Buyer and Parent set forth in ARTICLE V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except in the case of this clause (ii) for such failures to be true and correct that would, individually or when taken together with all such other failures to be true and correct, prevent or would reasonably be expected to have a Material Adverse Effect on the ability of Buyer and Parent to timely consummate the transactions contemplated hereby.

(b)            Performance of Covenants. Each of Buyer and Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

(c)            Deliveries. Delivery shall have been made of the documents contemplated by Section 2.5(b).

ARTICLE VIII
TERMINATION

8.1         Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as provided below:

(a)            The Company, Member, Buyer and Parent may terminate this Agreement by mutual consent at any time prior to the Closing.

(b)            Parent and Buyer may terminate this Agreement by giving written notice to the Company:

(i)          in the event the Company or Member breaches any representation, warranty or covenant contained in this Agreement if (A) such breach, individually or in the aggregate with other breaches, would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) to not be satisfied, (B) Parent has notified the Company of the breach and (C) the breach has continued without cure for a period

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of 10 days after the notice of breach or is not capable of cure within such 10-day period; provided that the Buyer and Parent are not then in material breach of any representation, warranty or covenant contained in this Agreement;

(ii)         if the Closing shall not have occurred on or before September 30, 2025 (the “Termination Date”) (unless the failure to close by such date results from a material breach by Buyer or Parent of any representation, warranty or covenant contained in this Agreement); or

(iii)        if there is any (i) final and non-appealable injunction, restraining order or decree of any Governmental Authority of competent jurisdiction in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or (ii) applicable Law of any federal or state Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(c)            the Company or Member may terminate this Agreement by giving written notice to Parent:

(i)          in the event Buyer or Parent breaches any representation, warranty or covenant contained in this Agreement if (A) such breach, individually or in the aggregate, would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) to not be satisfied, (B) the Company has notified Parent of the breach and (C) the breach has continued without cure for a period of 10 days after the notice of breach or is not capable of cure within such 10-day period; provided that neither the Company nor Member is not then in material breach of any representation, warranty or covenant contained in this Agreement;

(ii)         if the Closing shall not have occurred on or before the Termination Date (unless the failure to close by such date results from a material breach by the Company or Member of any representation, warranty or covenant contained in this Agreement); or

(iii)        if there is any (i) final and non-appealable injunction, restraining order or decree of any Governmental Authority of competent jurisdiction in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or (ii) applicable Law of any federal or state Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

8.2         Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, (a) this Agreement shall be void and of no further force and effect, (b) the transactions contemplated by this Agreement shall be abandoned without further action by any Party and (c) all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Parties, their respective Affiliates or their respective directors, officers or shareholders, except for any Liability with respect to any breach of this Agreement prior to such termination and except for this Section 8.2 and ARTICLE X, which shall survive the termination of this Agreement.

ARTICLE IX
INDEMNIFICATION AND RELATED MATTERS

9.1         Survival Period. The Parties agree that: (a) the Fundamental Representations shall survive the Closing and continue in full force and effect until the fifth (5th) anniversary of the Closing Date (unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such Fundamental Representations, in which case the applicable Fundamental Representation shall survive as to such claim until such claim has been finally resolved); (b) the representations and warranties of the Company contained in Section 3.9 [Tax Matters] shall survive the Closing and continue in full force and effect until sixty (60) days following the expiration of the applicable statutes of limitation; (c) in the event of fraud by the Company, the Member, any Affiliate of the Member, Buyer or Parent, as applicable, in respect of any representation or warranty made by the Company, Member, Buyer or Parent, as applicable, in this Agreement or in any officer’s certificate required to be delivered under this Agreement, the related representations and warranties shall survive the Closing and continue in full force and effect until ninety (90) days following the expiration of the applicable statutes of limitation; and (d) all of the other representations and warranties of the Company, Member, Buyer and Parent contained in ARTICLE III, ARTICLE IV and ARTICLE V shall expire

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on the first (1st) anniversary of the Closing Date (unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such representations and warranties, in which case the applicable representation and warranty shall survive as to such claim until such claim has been finally resolved). None of the Parties shall have any Liability whatsoever with respect to any representation or warranty in this Agreement unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. All covenants and other agreements contained in this Agreement shall survive the Closing in accordance with their respective terms until the expiration of the applicable statutes of limitation.

9.2         Indemnification of Buyer and Parent.

(a)            Subject to the other provisions of this ARTICLE IX, Member shall indemnify Parent, Buyer and their respective Affiliates and their respective Representatives (the “Parent Indemnified Parties” and each, a “Parent Indemnified Party”) from and against any and all Damages incurred by any Parent Indemnified Party in connection with, relating to or arising from any of the following:

(i)          any breach or inaccuracy of any representation or warranty of the Company or Member contained in this Agreement or in any officer’s certificate required to be delivered by the Company under this Agreement;

(ii)         any breach by the Company or Member of any of their covenants contained in this Agreement;

(iii)        the Adjustment Amount, if any, payable to Parent pursuant to Section 2.7;

(iv)        Indemnified Taxes;

(v)         any fraud in the making of any representations and warranties of the Company or Member in this Agreement or in any officer’s certificate required to be delivered by the Company or Member under this Agreement; and

(vi)        the matters set forth on Schedule 9.2(a)(vi).

(b)            Notwithstanding anything set forth in Section 9.2(a) to the contrary,

(i)          the Parent Indemnified Parties shall be entitled to indemnification pursuant to Section 9.2(a)(i) with respect to any claim for indemnification pursuant to Section 9.2(a)(i) only if the aggregate Damages to all Parent Indemnified Parties (without duplication) with respect to all claims for indemnification pursuant to Section 9.2(a)(i) exceed $425,000 (the “Deductible”), whereupon (subject to the provisions of Section 9.2(b)(ii)) the Parent Indemnified Parties shall be entitled to indemnification in full for Damages subject to indemnity pursuant to Section 9.2(a)(i) in excess of the amount of the Deductible; provided, however, that the Deductible shall not apply to the indemnification described in Section 9.2(a)(i) with respect to the Company’s Fundamental Representations, the representations and warranties of the Company under Section 3.9 [Tax Matters] or with respect to fraud by the Company in the making of any representations or warranties of the Company in this Agreement or in any officer’s certificate required to be delivered by Company under this Agreement; and

(ii)         the indemnification to which the Parent Indemnified Parties shall be entitled pursuant to Section 9.2(a)(i) shall not exceed $7,000,000 (the “Cap”); provided, however, that the Cap shall not apply to the indemnification described in Section 9.2(a)(i) with respect to (A) the Fundamental Representations, (B) the representations and warranties of the Company under Section 3.9 [Tax Matters] or (C) with respect to fraud by the Company in the making of any representations or warranties of the Company in this Agreement or in any officer’s certificate required to be delivered by Company under this Agreement.

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9.3         Indemnification of Member.

(a)            Subject to the other provisions of this ARTICLE IX, Buyer shall indemnify Member from and against any and all Damages incurred by Member in connection with, relating to or arising from any of the following:

(i)          any breach or inaccuracy of any representation or warranty of Buyer or Parent contained in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement;

(ii)         any breach by Buyer or Parent of any of their respective covenants contained in this Agreement; or

(iii)        any fraud in the making of any representations and warranties of Buyer or Parent in this Agreement or in any officer’s certificate required to be delivered by Parent under this Agreement.

(b)            Notwithstanding anything set forth in Section 9.3(a) to the contrary,

(i)         Member shall be entitled to indemnification pursuant to Section 9.3(a)(i) with respect to any claim for indemnification pursuant to Section 9.3(a)(i) only if the aggregate Damages to Member (without duplication) with respect to all claims for indemnification pursuant to Section 9.3(a)(i) exceed the Deductible, whereupon (subject to the provisions of Section 9.3(b)(ii)) Member shall be entitled to indemnification in full for Damages subject to indemnity pursuant to Section 9.3(a)(i) in excess of the Deductible; provided, however, that the Deductible shall not apply to the indemnification described in Section 9.3(a)(i) with respect to Buyer’s and Parent’s Fundamental Representations or with respect to fraud by Buyer or Parent in the making of any representations or warranties of Buyer or Parent in this Agreement or in any officer’s certificate required to be delivered by Parent under this Agreement; and

(ii)         the indemnification to which Member shall be entitled pursuant to Section 9.3(a)(i) shall not exceed the Cap; provided, however, that the Cap shall not apply to the indemnification described in Section 9.3(a)(i) with respect to (A) Buyer’s and Parent’s Fundamental Representations or (B) fraud by Buyer or Parent in the making of any representations or warranties of Buyer or Parent in this Agreement or in any officer’s certificate required to be delivered by Parent under this Agreement.

9.4         Third Party Claims. If any action at Law, suit in equity or other Proceeding is instituted by or against a third party with respect to which any Parent Indemnified Party or Member (such party, the “Indemnified Party”) believes is reasonably likely to result in Damages under this ARTICLE IX, such Indemnified Party shall promptly notify Member (in the case of a Parent Indemnified Party) or Parent (in the case of Member) (such notified Party, the “Responsible Party”) of such action or suit; provided that any delay or failure to so notify shall not impact the availability of indemnification hereunder. The Responsible Party shall, promptly and in no event later than five (5) days after receipt of the notice, notify such Indemnified Party whether the Responsible Party elects to conduct and control such action or suit, but only after confirming in writing to such Indemnified Party that it accepts responsibility to indemnify such Indemnified Party for all Damages arising from such action or suit. Unless and until the Responsible Party delivers the foregoing notice, such Indemnified Party shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its sole discretion, unless the third-party claimant and such Indemnified Party provide to the Responsible Party an unqualified release from all Liability in respect of such action or suit and such settlement, compromise or judgment does not involve any nonmonetary penalty or admission of fault or Liability, in which case the Responsible Party shall promptly cause to be paid to such Indemnified Party in accordance with this ARTICLE IX the amount of any Damages in respect of such action or suit. If the Responsible Party provides the foregoing notice, the Responsible Party shall have the right to conduct and control, at its sole expense and with counsel of its choice (which counsel must be reasonably satisfactory to such Indemnified Party), such action or suit, and such Indemnified Party shall reasonably cooperate in connection therewith; provided that the Responsible Party shall not settle such action or suit without the prior consent of such Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless the third-party claimant and the Responsible Party provide to such Indemnified Party an unqualified release from all Liability in respect of such action or suit and such settlement, compromise or judgment does not involve

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any nonmonetary penalty or admission of fault or Liability on the part of such Indemnified Party or its Affiliates. Such Indemnified Party may participate in the defense of such action or suit that is defended by the Responsible Party with counsel of its choice; provided, however, that the fees and expenses of such Indemnified Party’s counsel shall be paid by such Indemnified Party unless (i) the Responsible Party has agreed in writing to pay such fees and expenses, (ii) such Indemnified Party shall have reasonably determined based on the advice of counsel that a conflict or potential conflict exists between the Responsible Party and such Indemnified Party that would make such separate representation advisable or there are one or more factual or legal defenses available to such Indemnified Party that are different or in addition to those that are available to the Responsible Party, (iii) the action or suit involves the seeking of non-monetary relief which, if granted, could reasonably be expected to materially and adversely affect the business of such Indemnified Party or its Affiliates, (iv) the amount of potential Damages exceeds the amount that is available for indemnification hereunder, after taking into account all other claims made or reasonably anticipated, or (v) the Responsible Party ceases to diligently defend the action or suit, in all of which cases such counsel shall be at the expense of the Responsible Party.

9.5         Limitations and Other Agreements.

(a)            Any payment to a Parent Indemnified Party in respect of any claim for indemnification properly asserted by any Parent Indemnified Party under Section 9.2(a) shall first reduce the amount of the Second Cash Payment in accordance with the terms of the definition thereof until the earlier of the date on which the Second Cash Payment has either been paid or reduced to $0.00, after which Parent shall next seek recourse against the Consideration Shares issuable pursuant to this Agreement (or the Cash In Lieu Consideration payable pursuant to this Agreement, if applicable), and after which, Parent may next seek recourse against the Member directly. Additionally, Parent may set off indemnifiable Damages against any amounts payable pursuant to Section 6.4.

(b)            Any payment by the Member or Buyer or Parent pursuant to Section 9.2 or Section 9.3, as applicable, in respect of any indemnification properly asserted by any Indemnified Party shall be limited to the amount of any Damages that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by an Indemnified Party in respect of any such claim (net of any deductible or any other expense incurred by the Indemnified Party in obtaining such recovery).

(c)            No Indemnified Party shall be entitled to double recovery for any indemnifiable Damages even though such Damages may have resulted from the breach of more than one of the representations, warranties, agreements and covenants in this Agreement.

(d)            Except with respect to any Damages arising from any fraud by the Company, the Member or their Affiliates, the Member shall not be liable for any Damages in excess of the aggregate cash consideration actually paid to the Member under this Agreement and, as and if applicable, the value of the Consideration Shares on the date issuable under this Agreement (or the Cash In Lieu Consideration payable pursuant to this Agreement, if applicable).

(e)            Notwithstanding anything to the contrary set forth herein, the Parent Indemnified Parties shall have no right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (A) are attributable to Tax periods (or portions thereof) beginning after the Closing Date, (B) are due to the unavailability in any Tax period (or portion thereof) beginning after the Closing Date of any net operating losses, credits or other Tax attribute from a Tax period (or portion thereof) ending on or before the Closing Date, (C) result from transactions or actions taken by Buyer, Parent or any of their Affiliates (including, for the avoidance of doubt, the Company) after the Closing that are not specifically contemplated by this Agreement, (D) result from any Parent financing transaction, or (E) do not arise from a third party claim.

(f)             Member covenants and agrees not to terminate, dissolve, liquidate or wind up Member until the later of (i) five years following the Closing Date and (ii) the resolution of all claims and matters relating to Item 1. set forth on Schedule 9.2(a)(vi).

9.6         Materiality. For purposes of this ARTICLE IX, each representation or warranty in this Agreement shall be interpreted without reference or giving effect to any materiality qualification or limitation set forth in such representation and warranty, including the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect” (which instead shall be read as any adverse effect), and like expressions.

Annex B-50

9.7         Adjustments to Total Consideration. All indemnification payments under this ARTICLE IX shall be treated as an adjustment to the Total Consideration for all Tax purposes except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).

9.8         No Effect. No investigation by any Party or its Representatives prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement. The waiver by a Party of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or any other remedy provided for herein based on such representations, warranties, covenants or agreements.

ARTICLE X
GENERAL PROVISIONS

10.1       Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (i) when delivered personally to the recipient or by email (with acknowledgement of a complete transmission), on the day of delivery, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

(a)         if to Parent or Buyer at:

Complete Solaria, Inc.
1403 North 630 East
Orem, UT 84097
Attn: Chief Legal Officer
Email: [***]

with a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP
250 W 55th Street
New York, NY 10019
Attn: Michael Penney
Email: [***]

(b)         if to the Company, at:

Sunder Energy LLC
1750 W. 11400 S., Suite 110
South Jordan, UT 84095
Attn: Eric Nielsen
Email: [***]

with a copy to (which shall not constitute notice):

Paul Hastings LLP
200 Clarendon Street
Boston, MA 02116
Attn: Ian Engstrand
Email: [***]

(c)         if to the Member, at:

Chicken Parm Pizza LLC
1750 West 11400 South, Suite 110
South Jordan, Utah 84095Attn: Eric Nielsen
E-mail: [***]

Annex B-51

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.2       Amendment and Modification; Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any condition or provision of this Agreement or any default, misrepresentation or breach of any representation, warranty, covenant or agreement hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party or Parties making such a waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of any representation, warranty, covenant or agreement hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

10.3       Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective personal representatives, heirs, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party; provided that Buyer and Parent may assign any or all of its rights, interests or obligations hereunder to one or more of its Affiliates.

10.4       Entire Agreement. This Agreement and the Confidentiality Agreement, together with any Exhibits and Schedules and the Ancillary Agreements, constitute the entire agreement among the Parties, and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10.5       Severability. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.6       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and other than the Parent Indemnified Parties and Member, which shall be express third party beneficiaries of ARTICLE IX.

10.7       Governing Law; Venue.

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(b)            Each Party to this Agreement (i) hereby agrees that any litigation, Proceeding or other legal action brought in connection with or relating to this Agreement or any matters contemplated hereby or thereby shall be brought exclusively in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, the United States District Court for the District of Delaware; (ii) irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or Proceeding; (iii) hereby agrees that service of process, summons, notice or other document by mail to such Party’s address set forth in Section 10.1 shall be effective service of process for any suit, action or other Proceeding brought in any such court; and (iv) hereby waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, Proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum.

10.8       Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all rights such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or related to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that it: (a) understands and has considered

Annex B-52

the implications of this waiver; (b) makes this waiver voluntarily; (c) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; and (d) has been induced to enter into this Agreement by, among other things, the mutual waiver in this Section 10.8.

10.9       Specific Performance. Each Party acknowledges and agrees that in the event of any actual or threatened breach of the provisions of this Agreement by the other Parties, irreparable damage will occur, no adequate remedy at Law would exist and damages would be difficult to determine, and in addition to any other remedies available for such breach or threatened breach, each Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party’s obligations under this Agreement by an action or actions for specific performance, injunction or other equitable relief in order to enforce or prevent any violations of (whether anticipatory, continuing or future) any of the provisions of this Agreement, without the necessity of proving irreparable harm or actual damages. The Parties agree to not seek and agree to waive any requirement for the securing or posting of a bond in connection with the seeking or obtaining of any relief pursuant to this Section 10.9.

10.10     Certain Damages and Exclusive Remedies. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable under this Agreement for any punitive, special, incidental or indirect Damages (including loss of revenue, diminution in value, and any damages based on any type of multiple), except to the extent awarded by a court of competent jurisdiction in connection with a third-party claim. Except as otherwise specifically provided herein (including with respect to the availability of specific performance as described in Section 10.9) or in the case of fraud on the part of a Party hereto in connection with the transactions contemplated by this Agreement, the remedies provided in ARTICLE IX hereof shall be the exclusive remedies of the Parties from and after the Closing in connection with any breach of any warranty made by the Company or the inaccuracy of any representation made by the Company in this Agreement any breach of any covenants applicable to the Company in this Agreement.

10.11     Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

10.12     Brokers. Regardless of whether the Closing shall occur, (a) the Company shall indemnify Buyer, Parent and their Affiliates against, and hold Buyer, Parent and their Affiliates harmless from, any Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by the Company or its Affiliates in respect of the transactions contemplated by this Agreement, and (b) Parent shall indemnify the Company, Member and their respective Affiliates against, and hold the Company, Member and their respective Affiliates harmless from, any Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by Buyer, Parent and their Affiliates in respect of the transactions contemplated by this Agreement.

10.13     Legal Representation.

(a)         It is acknowledged by each of the Parties that the Company and Member have retained Paul Hastings LLP (collectively, “Seller’s Counsel”) to act as their counsel in connection with the transactions contemplated hereby and that Seller’s Counsel has not acted as counsel for any other Party in connection with the transactions contemplated hereby and that none of the other Parties has the status of a client of any of Seller’s Counsel for conflict of interest or any other purposes as a result thereof. Member, Parent and Buyer hereby agree that, in the event that any dispute, or any other matter in which the interests of Member and its Affiliates, on the one hand, and Parent, Buyer and their Affiliates (including the Company), on the other hand, are adverse, arises after the Closing between Parent, Buyer or the Company, on the one hand, and Member and its Affiliates, on the other hand, Seller’s Counsel may represent any or all of Member and its Affiliates in such dispute even though the interests of Member and its Affiliates may be directly adverse to Parent, Buyer or the Company, and even though Seller’s Counsel formerly may have represented the Company in any matter substantially related to such dispute.

(b)        Member and its Affiliates and Parent, Buyer and their Affiliates (including the Company following the Closing with respect to Parent and Buyer), acknowledge and agree that, in connection with any future disputes, lawsuits, actions, proceedings, investigations or other matters, including any dispute between Parent, Buyer, the Company or any of its or their respective Affiliates, on the one hand, and Member or any of its Affiliates, on the other hand, or with or between any other Persons, with respect to the transactions contemplated by this Agreement, (i) as to all communications among Seller’s Counsel, the Company, Member

Annex B-53

or any of its Affiliates, the attorney-client privilege, attorney work product protection and the expectation of client confidence belongs solely to Member or its Affiliates (other than the Company), and may be controlled by member or its Affiliates (other than the Company), and shall not pass to or be claimed by Parent, Buyer, the Company, or any of their respective Affiliates and (ii) Seller’s Counsel may disclose to Member or its Affiliates any information learned by Seller’s Counsel in the course of its representation of Member, the Company or their respective Affiliates, whether or not such information is subject to attorney-client privilege, attorney work product protection, of Seller’s Counsel’s duty of confidentiality. Accordingly, Parent, Buyer and their Affiliates shall not have access to any such communications, or to the files of Seller’s Counsel, whether or not the Closing occurs. Without limiting the generality of the foregoing, upon and after the Closing, (A) to the extent that files of Seller’s Counsel constitute property of the client, only Member and its Affiliates shall hold such property rights and (B) Seller’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Parent, Buyer or the Company by reason of any attorney-client relationship between Seller’s Counsel and the Company or otherwise.

(c)         If and to the extent that, at any time subsequent to Closing, Parent, Buyer or any of their Affiliates (including the Company) shall have the right to assert or waive any attorney-client privilege with respect to any communication between the Company or its Affiliates and any Person representing them that occurred at any time prior to the Closing, Parent, Buyer, on behalf of itself and its Affiliates (including the Company), shall be entitled to waive such privilege only with the consent of Member.

10.14     Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.15     Construction.

(a)            The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(b)            Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)            Unless the context otherwise requires, as used in this Agreement, (i) “including” and its variants mean “including, without limitation” and its variants, and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (ii) words defined in the singular have the parallel meaning in the plural and vice versa; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, the Schedules and Exhibits hereto; (iv) all Sections and Schedules and Exhibits referred to herein are, respectively, Sections of, and Schedules and Exhibits to, this Agreement; (v) words importing any gender shall include other genders; (vi) a dollar figure ($) used in this Agreement means United States dollars; (vii) any reference to “days” means calendar days, unless Business Days are expressly specified; and (viii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(d)            A reference to a notice, consent or approval to be delivered under or pursuant to this Agreement means a written notice, consent or approval.

(e)            A reference to any Person includes such Person’s successors and assigns to the extent such successors or assigns are permitted by the terms of the applicable agreement.

(f)             All payments under or pursuant to this Agreement shall be made by wire transfer in United States dollars in immediately available funds.

10.16     Incorporation of Exhibits and Disclosure Schedule. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.17     Counterparts. This Agreement may be executed in one or more counterparts (including by means of electronic means such as .pdf form), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Annex B-54

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all as of the date first written above.

COMPANY:
SUNDER ENERGY LLC
By:	/s/ Eric Nielsen
Name:	Eric Nielsen
Title:	Authorized Officer
MEMBER:
CHICKEN PARM PIZZA LLC
By:	/s/ Eric Neilsen
Name:	Eric Neilsen
Title:	Authorized Officer
PARENT:
COMPLETE SOLARIA, INC.
By:	/s/ T.J. Rodgers
Name:	T.J. Rodgers
Title:	Chairman and Chief Executive Officer
BUYER:
COMPLETE SOLAR, INC.
By:	/s/ T.J. Rodgers
Name:	T.J. Rodgers
Title:	Chairman and Chief Executive Officer

[Signature Page to Membership Interest Purchase Agreement]

Annex B-55

ANNEX C

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

SUNPOWER INC.,

as Buyer

AMBIA HOLDINGS, INC.

the Member

and

AMBIA ENERGY, LLC

as the Company

dated as of November 21, 2025

Annex C Page Nos.
ARTICLE I DEFINITIONS.		C-1
1.1	Definitions.	C-1

ARTICLE II MEMBERSHIP INTEREST PURCHASE.		C-12
2.1	Purchase and Sale.	C-12
2.2	Pre-Closing Statement and Closing Consideration.	C-12
2.3	Closing.	C-12
2.4	Closing and Post-Closing Payments.	C-12
2.5	Closing Deliveries.	C-13
2.6	Post-Closing Adjustment.	C-14
2.7	Final Adjustment.	C-15
2.8	Withholding.	C-16
2.9	Consideration Shares.	C-16

ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.		C-16
3.1	Due Incorporation; No Subsidiaries.	C-16
3.2	Due Authorization; Enforceability.	C-17
3.3	Consents and Approvals; No Conflicts.	C-17
3.4	Capitalization.	C-17
3.5	Personal Property.	C-18
3.6	Financial Statements; No Undisclosed Liabilities; Books and Records.	C-18
3.7	Absence of Certain Changes.	C-19
3.8	Legal Compliance.	C-19
3.9	Tax Matters.	C-19
3.10	Intellectual Property.	C-20
3.11	Contracts.	C-23
3.12	Employee Benefits.	C-25
3.13	Employment and Labor Matters.	C-26
3.14	Permits; Licenses.	C-27
3.15	Litigation.	C-27
3.16	Real Property.	C-28
3.17	Environmental Matters.	C-28
3.18	[Reserved].	C-29
3.19	Anti-Corruption, Economic Sanctions and Export Controls.	C-29
3.20	Regulatory Matters.	C-29
3.21	Social Media Accounts.	C-30
3.22	Bank Accounts; Power of Attorney; Accounts Receivable.	C-30
3.24	Product Specifications; Warranties.	C-31
3.25	Insurance.	C-31
3.26	Privacy.	C-31
3.27	No Broker.	C-32
3.28	Transactions with Affiliates.	C-32
3.29	No Outstanding Fees or Commissions.	C-32
3.30	No Other Representations and Warranties.	C-32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE MEMBER.		C-33
4.1	Due Authorization; Enforceability.	C-33
4.2	Consents and Approvals; No Conflicts.	C-33
4.3	Title.	C-33
4.4	Litigation.	C-33

Annex C-i

Annex C Page Nos.
4.5	Interested Party Transactions.	C-33
4.6	No Broker.	C-34
4.7	Investment Purpose.	C-34
4.8	Independent Investigation.	C-34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER.		C-34
5.1	Organization.	C-34
5.2	Authority Relative to Agreement.	C-34
5.3	Consents and Approvals; No Conflicts.	C-35
5.4	No Broker.	C-35
5.5	No Other Representations and Warranties.	C-35

ARTICLE VI COVENANTS.		C-35
6.1	General.	C-35
6.2	Notices and Consents to Third Parties.	C-35
6.3	[Reserved].	C-36
6.4	Employee Matters.	C-36
6.5	Preparation and Filing of Tax Returns.	C-36
6.6	Transfer Taxes.	C-37
6.7	Indemnification.	C-37
6.8	Press Releases and Public Announcements.	C-37
6.9	Confidentiality.	C-37
6.10	Registration Rights.	C-38
6.11	Further Assurances.	C-39

ARTICLE VII [RESERVED].		C-39

ARTICLE VIII [RESERVED].		C-39

ARTICLE IX INDEMNIFICATION AND RELATED MATTERS.		C-39
9.1	Survival Period.	C-39
9.2	Indemnification of Buyer.	C-40
9.3	Indemnification of the Member.	C-40
9.4	Third Party Claims.	C-41
9.5	Limitations.	C-41
9.6	Materiality.	C-42
9.7	Adjustments to Total Consideration.	C-42
9.8	No Effect.	C-42

ARTICLE X GENERAL PROVISIONS.		C-42
10.1	Notices.	C-42
10.2	Amendment and Modification; Waiver.	C-43
10.3	Succession and Assignment.	C-43
10.4	Entire Agreement.	C-43
10.5	Severability.	C-43
10.6	No Third-Party Beneficiaries.	C-44
10.7	Governing Law; Venue.	C-44
10.8	Waiver of Jury Trial.	C-44
10.9	Specific Performance.	C-44
10.10	Certain Damages and Remedies.	C-44
10.11	Expenses.	C-44
10.12	Brokers.	C-45
10.13	Headings.	C-45
10.14	Construction.	C-45
10.15	Incorporation of Schedules.	C-45
10.17	Attorney-Client Privilege Preservation Provisions.	C-45

Annex C-ii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement”), dated as of November 21, 2025 (the “Agreement Date”), is entered into by and among Ambia Energy, Inc., a Utah limited liability company (the “Company”), SunPower Inc., a Delaware corporation (“Buyer”), and Ambia Holdings, Inc., a Delaware corporation (the “Member”).

RECITALS

WHEREAS, as of the Agreement Date, the Member is the beneficial and record owner of 100% of the membership interests of the Company (the “Company Interests”);

WHEREAS, as of the Closing Date, each of Conner Ruggio and Spencer Jensen have (a) accepted and executed an employment offer letter from Buyer or an Affiliate of Buyer (together with all schedules and exhibits thereto, the “Offer Letters”) and (b) executed and delivered to Buyer non-competition agreements (the “Non-Competition Agreements”); and

WHEREAS the Member desires to sell, transfer, convey, assign and deliver to Buyer, and Buyer desires to purchase, acquire and accept from the Member, the Company Interests on the terms and conditions and for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1         Definitions. The following terms when used in this Agreement shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 2.6(d).

“Adjustment Amount” means the net amount (which may be positive or negative) of all increases or decreases to the First Post-Closing Consideration Share Value or Second Post-Closing Consideration Share Value, as applicable, pursuant to Section 2.6.

“Affiliate” means any Person that, directly or indirectly, through one or more Persons, controls, is controlled by or is under common control with the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Agreement” means this Membership Interest Purchase Agreement, including all Schedules hereto.

“Agreement Date” has the meaning set forth in the introduction.

“Ancillary Agreements” means the other agreements entered in connection with the transactions under this Agreement and listed on Schedule 1.1.

“Basket” has the meaning set forth in Section 9.2(b).

“Books and Records” has the meaning set forth in Section 3.6(c).

“Business Day” means any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York, generally are closed or authorized by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Common Stock” means the common stock of Buyer, par value $0.0001 per share.

“Buyer Indemnified Party” has the meaning set forth in Section 9.2(a).

“Buyer Stockholder Approval” means such approval as required by the applicable law, including, without limitation, the rules and regulations of the Nasdaq Stock Market (or any successor entity), including Rule 5635(d) thereunder, from the stockholders of Buyer with respect to the issuance of Consideration Shares in excess of the Consideration Share Limit.

Annex C-1

“Cap” has the meaning set forth in Section 9.2(b).

“Cash Amount” means, as of immediately prior to the Closing, the aggregate amount of all cash (excluding any Restricted Cash) and cash equivalents of the Company, subject to the following: (a) the Cash Amount shall exclude checks written, outbound wire transfers and drafts that are issued by the Company but uncleared as of immediately prior to the Closing; and (b) the Cash Amount shall include checks received, inbound wire transfers and drafts deposited for the account of the Company as of immediately prior to the Closing.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Consideration Shares” means a number of shares of Buyer Common Stock issuable by Buyer on the Closing Date for the Company Interests and equal to the number obtained by dividing (a) the sum of (i) $18,750,000, plus (ii) the Estimated Working Capital Overage (if any), plus (iii) the Estimated Cash Amount, less (iv) the Estimated Debt Amount, less (v) the Estimated Transaction Expense Amount, and less (vi) the Estimated Working Capital Underage (if any), by (b) $1.8735.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” has the meaning set forth in the preamble.

“Company Contract” has the meaning set forth in Section 3.11(a).

“Company Data” means all data in any medium, including Confidential Information and Protected Information, in the possession, custody, or control of the Company, or otherwise held or processed on the Company’s behalf.

“Company Debt” means, as of any time, without duplication, the aggregate amount of all Indebtedness of the Company.

“Company IP” means the Company Products, the Company-Owned IP, the Licensed Intellectual Property and all other Intellectual Property to which the Company otherwise has rights.

“Company IP Agreement” means any Contract concerning rights in Intellectual Property to which the Company is a party or beneficiary or by which any of the Company’s properties or assets may be bound, including any (a) license of Intellectual Property by the Company to any Person or to the Company by any Person, (b) Contract between the Company and any Person relating to Licensed Intellectual Property, (c) Contract between the Company and any Person relating to the transfer, development, maintenance or use of Intellectual Property, or the development or transmission of any data related thereto, and (d) order governing the use, validity or enforceability of Intellectual Property.

“Company Interests” has the meaning set forth in the recitals.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Plan” has the meaning set forth in Section 3.12(a).

“Company Products” means all products, services, and other Intellectual Property designed, developed, created, manufactured, marketed, licensed, sold, distributed or performed by or on behalf of the Company on or prior to the Closing, and all other products, services, Intellectual Property, and additional features and functionality required to be designed, developed, manufactured, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Subsidiary pursuant to any Contract to which the Company is a party prior to Closing.

“Company Service Provider” has the meaning set forth in Section 3.13(a).

“Confidential Information” has the meaning set forth in Section 6.9.

“Confidentiality Agreement” means the confidentiality agreement entered into between the Company and Buyer in connection with the transactions contemplated by this Agreement.

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“Consideration Shares” means the sum of the Closing Consideration Shares, the First Post-Closing Consideration Shares and the Second Post-Closing Consideration Shares.

“Consideration Share Limit” has the meaning set forth in Section 2.4(c).

“Consumer Protection Law” means the Federal Trade Commission Act, 15 U.S.C. §§ 41-58; the FTC Green Guides, 16 C.F.R. Part 260; the FTC Endorsement Guides, 16 C.F.R. Part 255; any analogous state Laws for the protection of consumers; and any state common Law giving consumers rights to challenge or recover for any false, deceptive or unsubstantiated claims.

“Contract” means any written or oral contract, agreement, license, lease (including but not limited to the leases for Leased Real Property), sales order, purchase order, indenture, deed, trust, mortgage, note, bond, warrant, instrument, undertaking, arrangement, commitment or terms of use, including “click through” terms of use (including all amendments, supplements and modifications thereto).

“Damages” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’, accountants’ and experts’ fees and expenses.

“Debt Amount” means the aggregate amount of Company Debt and the unpaid Taxes of the Company for Pre-Closing Tax Periods as of or immediately prior to Closing.

“Debt Payoff Letter” means one or more payoff letters specifying the aggregate amount of the Company’s Liability (including unpaid principal, accrued and unpaid interest, prepayment penalties, breakage costs and premiums in connection with the repayment thereof) that will be outstanding as of the Closing under any Company Debt, which payoff letters shall include a per diem amount from the date of such Debt Payoff Letter through the Closing Date and shall state that, if payment of the amounts set forth therein is paid to the parties entitled to such amounts on the Closing Date, such parties will terminate and release any and all Liens that they or their Affiliates may have with respect to the Company or any of its assets and will deliver evidence thereof to Buyer (including UCC-3 termination statements) and will take all actions necessary to effectuate such release (including executing and delivering to Buyer all reasonably necessary documentation in form suitable for filing with all appropriate Governmental Authorities).

“Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to this Agreement, the 2nd Business Day after the date Buyer is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by Buyer pursuant to this Agreement, the earlier of the (A) 75th calendar day following the date on which Buyer was required to file such additional Registration Statement pursuant to this Agreement and (B) 2nd Business Day after the date Buyer is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in § 3(3) of ERISA) and any other compensatory, employee benefit, or restrictive covenant plan, program, policy, agreement, arrangement or commitment, including any bonus or other incentive plan, plan for deferred compensation, profit-sharing, options to acquire stock, stock appreciation rights, stock purchases, or other equity-based plans or arrangements, non-solicitation, non-competition or confidentiality agreement or policy, employee health, life or other welfare benefit plan, severance arrangement or policy, any employment or consulting agreement, any change in control agreement or arrangement, any Tax gross-up agreement or arrangement, any plan, arrangement, agreement, program or commitment to provide for insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, leave of absence, life or accident benefits (including any voluntary employee benefits association (as defined in § 501(c)(9) of the Code) providing for the same or other benefits) or other arrangement, whether or not terminated, whether or not in writing or oral and whether or not subject to ERISA.

“Equity Interest” means any share capital, capital stock, partnership or limited liability company interest or other equity, profits or voting interest, or any security or evidence of Indebtedness convertible into or exchangeable for any share capital, capital stock, partnership or limited liability company interest or other equity, profits or voting interest, or any right, warrant, option, or other Contracts to acquire any of the foregoing.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of § 414 of the Code or § 4001(a)(14) of ERISA.

“Estimated Cash Amount” has the meaning set forth in Section 2.2(b).

“Estimated Closing Statement” has the meaning set forth in Section 2.2(b).

“Estimated Debt Amount” has the meaning set forth in Section 2.2(b).

“Estimated Transaction Expense Amount” has the meaning set forth in Section 2.2(b).

“Estimated Working Capital Amount” has the meaning set forth in Section 2.2(b).

“Estimated Working Capital Overage” has the meaning set forth in Section 2.2(b).

“Estimated Working Capital Underage” has the meaning set forth in Section 2.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” has the meaning set forth in Section 3.19(c)(i).

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all regulations with respect thereto.

“FERC” means the Federal Energy Regulatory Commission.

“Filing Deadline” means the date that is 10 calendar days after the date on which the Buyer files its amendment to Current Report on Form 8-K to file the financial statements required to be filed by the Buyer pursuant to Item 9.01(a)(3) of Form 8-K in respect of the transactions contemplated by this Agreement.

“Final Closing Statement” has the meaning set forth in Section 2.6(e).

“Final Determination Date” has the meaning set forth in Section 2.6(e).

“Financial Statements” has the meaning set forth in Section 3.6(a).

“First Post-Closing Consideration Shares” means a number of shares of Buyer Common Stock equal to the number obtained by dividing (a) the First Post-Closing Consideration Share Value by (b) the 20-day trailing VWAP determined after market close on the Business Day immediately preceding the date on which the First Post-Closing Consideration Shares are issuable pursuant to Section 2.4(c) (the “First VWAP Value”); provided, however, solely for purposes of this clause (b) and the related calculation of the First Post-Closing Consideration Shares pursuant to this definition, in no event will the First VWAP Value be more than $2.8102 or less than $1.4988 per share.

“First Post-Closing Consideration Share Value” means (a) $9,375,000, (b) plus or minus, as applicable, the Adjustment Amount, and (c) less any indemnifiable Damages that may be set off against the First Post-Closing Consideration Share Value pursuant to Section 9.5(a).

“FPA” means the Federal Power Act, as amended, including the regulations of the FERC thereunder.

“Fundamental Representations” means: (a) in the case of the Company, the representations and warranties set forth in Section 3.1 [Due Incorporation; No Subsidiaries], Section 3.2 [Due Authorization; Enforceability], Section 3.3(b)(i), Section 3.4 [Capitalization], and Section 3.27 [No Broker]; (b) in the case of the Member, the representations and warranties set forth in Section 4.1 [Due Authorization; Enforceability], Section 4.2 [Consents and Approvals; No Conflicts], Section 4.3 [Title], Section 4.6 [No Broker]; and (c) in the case of Buyer, the representations and warranties set forth in Section 5.1 [Organization], Section 5.2 [Authority Relative to Agreement], Section 5.3(b)(ii) [No Conflicts], and Section 5.4 [No Broker].

“GAAP” means generally accepted accounting principles in the United States.

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“Governmental Authority” means any (i) principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal or foreign government; (iii) governmental or quasi-governmental authority of any nature (including any governmental authority, division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (iv) individual, entity or body exercising, or entitled to exercise, any governmental executive, legislative, judicial, administrative, regulatory, audit, investigative, police, military or taxing authority or power on behalf of the above noted entities.

“Government Bid” means any offer, bid, quotation or proposal to sell products or services made or provided by the Company that, if accepted or awarded, could lead to a Government Contract.

“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, purchase order, task order, delivery order, change order or other contractual commitment of any kind, between the Company and (a) a Governmental Authority, (b) any prime contractor to a Governmental Authority in its capacity as a prime contractor, or (c) any subcontractor with respect to any Contract described in clauses (a) or (b) above. A task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract to which it relates.

“Hazardous Materials” means all materials, wastes, articles, chemicals, microorganisms or substances, whether natural or manufactured, defined by, or regulated or controlled under, any HSE Law, including, without limitation, petroleum and petroleum products, asbestos, radon, lead, toxic mold, Legionella bacteria, radioactive materials, per- and polyfluorinated compounds and polychlorinated biphenyls.

“HSE Laws” means all applicable Laws, and standards used by Governmental Authorities to implement Laws, concerning the protection of human health, safety or the environment (including indoor and outdoor air, soil gas, surface water, ground water, land, surface or subsurface strata, flora, fauna and natural and cultural resources), including, without limitation, (a) Laws imposing Liability in connection with or imposing cleanup, investigatory or remediation obligations relative to any Release or threatened Release of pollutants, hazardous substances, hazardous materials, toxic microorganisms and wastes; (b) Laws otherwise related to the use, manufacturing, production, generation, handling, transportation, treatment, storage, disposal, emission, distribution, labeling, testing or processing of any pollutants, hazardous substances, hazardous materials and wastes; (c) Laws related to occupational and community health and safety; and (d) Laws related to toxic or harmful chemicals, intermediates, products, byproducts, co-products articles and wastes, whether in the form of pure substances, mixtures, articles, or otherwise. HSE Laws shall include, without limitation, the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health and Safety Code § 25249.5 et seq.; Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 1101 et seq.; Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq.; Clean Air Act, 42 U.S.C. § 7401, et seq.; Occupational Health and Safety Act, 21 U.S.C. § 651, et seq.; Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; and Comprehensive Environmental Response, Compensation and Liability Act of 1980, § 9601 et seq.; and any other related federal, state or foreign Laws, in each case as the same may be amended from time to time.

“Identified Supplier Dispute” means known disputes with suppliers for the Company, for which details have been made available to Buyer.

“Indebtedness” of a Person means: (a) all indebtedness of such Person for borrowed money, whether or not contingent (including accrued but unpaid interest thereon, prepayment penalties, breakage costs, fees, expenses or similar charges arising as a result of the discharge of any such Indebtedness) whether under any loan agreement, credit agreement, promissory note, bond, debenture, line of credit or other evidence of indebtedness or otherwise; (b) all obligations of such Person for the deferred purchase price of property, securities, assets or services (including any potential future earn-out or milestone payments, holdback releases, or similar contingent payments); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, including, in each case, accrued but unpaid interest thereon; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (e) all obligations, contingent or otherwise, with respect to letters of credit or similar instruments; (f) all leases capitalized and all obligations under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions; (g) delinquent trade

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accounts, accrued expenses and other payables that are more than ninety (90) days overdue (unless such amounts are being contested in good faith); (h) unfunded or underfunded Liabilities under any Employee Benefit Plan; (i) all earned but unpaid employee bonuses or commissions and deferred compensation obligations of such Person; (j) any unpaid severance payable or other claims due to any current or former employee or service provider initiated by such Person prior to the Closing (but excluding any Transaction Expenses); (k) the employer share of any payroll, withholding or similar Taxes related to any of the indebtedness referred to in clauses (h) though (j) above; (l) the aggregate amount of all Taxes (including any “applicable employment taxes”) deferred by the Company under Section 2302 of the Coronavirus Aid, Relief and Economic Safety Act (as amended) with respect to any Pre-Closing Tax Period; and (m) all Indebtedness of other Persons (as described in clauses (a) through (l)) directly or indirectly guaranteed by such Person.

“Indemnified Officers” has the meaning set forth in Section 6.9.

“Indemnified Party” has the meaning set forth in Section 9.4.

“Indemnified Taxes” means (a) all Taxes imposed on or with respect to the Company or the Member or any of its Affiliates for any Pre-Closing Tax Period, (b) any and all Taxes of any Person (other than the Company) imposed on the Company (or any predecessor of any of the foregoing) as a transferee or successor, pursuant to any Law, rule, regulation, by Contract or otherwise, which Taxes relate to an obligation arising before the Closing, (c) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations section 1.1502-6 or any analogous or similar state, local, or foreign Tax Laws, and (d) any Transfer Taxes, in each case, excluding amounts already included in the Debt Amount.

“Independent Contractor” means any individual who provides services to the Company, other than as an employee, including without limitation interns and individuals providing services through an individual contract, a third party agency or consulting firm, as an agent of the Company or otherwise.

“Intellectual Property” means all intellectual or industrial property of any kind or nature, whether owned, licensed (as licensor or licensee), or used, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including:

(a)         patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications (including provisional applications), foreign counterparts thereof, inventions, discoveries, and ideas (whether or not patentable), indicia of invention ownership (including certificates of invention, petty patents and patent utility models) issued by any Governmental Authority and invention disclosure associated with any of the foregoing (collectively, “Patents”);

(b)         registered and unregistered trademarks, service marks, assumed, fictional, business and trade names, trade dress, logos, brand names, certification marks and other similar designations of source, association or origins, and applications, registrations and renewals for any of the foregoing, together with the goodwill associated therewith and common law rights thereto;

(c)         works of authorship and expressions, whether or not copyrightable, registered and unregistered copyrights in both published works and unpublished works, including copyrights in computer software, and all registrations, applications for registration and renewals for any of the foregoing;

(d)         know-how, trade secrets, confidential or proprietary information and materials (including customer lists, business and technical information, data, databases, data compilations and collections, tools, process technology, plans, and drawings) and all rights therein, whether or not patentable;

(e)         rights in semiconductor chip products and mask works (as defined in Section 901 of the Copyright Act of 1976) and all registrations, applications for registration and renewals therefor;

(f)          all (i) software (including firmware and other software embedded in hardware devices), software code (including source code and executable or object code), programs, operating systems, subroutines, files, records, schematics, interfaces, APIs, data files, protocols, algorithms, models, methodologies and implementations thereof; (ii) development tools, descriptions and flow charts; (iii) data, meta data, databases and compilations of data, whether machine readable or otherwise; (iv) programmer’s annotations, notes, documentation, product user manuals,

Annex C-6

training materials and other specifications and work product therefor used to designed, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded ((i) through (iv) collectively, “Software”); and (v) other technology, formulae, procedures, processes, methods, techniques, systems, specifications, designs, models, devices, prototypes, schematics, manuals and development tools;

(g)         rights in internet websites, internet domain names, web addresses, URLs, web pages, Social Media Accounts and keywords, any content and data thereon or relating thereto and registrations and applications for registration of any of the foregoing; and

(h)         all economic and other rights in and tangible embodiments of any of (a)-(g), including any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover and retain, any such damages.

“IRS” means the Internal Revenue Service or any successor agency or authority.

“IT Systems” means any and all electronic data processing, information, recordkeeping, communications, telecommunications, operating, account management, inventory management, and all other computer or information technology systems, equipment and assets, including related documentation, materials, media and specifications, that are owned, purported to be owned, contracted for, licensed, leased, used or held for use by the Company and its Subsidiaries, including any and all such (a) computers, software, hardware, servers, peripherals, routers, hubs, switches, circuits, networks, data communications lines, telecommunications equipment and infrastructure and other technology-related plants and equipment, including databases, workstations, switches, and communication facilities; (b) software; (c) websites and web pages, social media sites and social media pages, applications (including mobile applications), and application programming interfaces (APIs), including all related content of the foregoing, including data, data files, programs, scripts, design, layout, text, graphics, images, animation and sound; and (d) cloud services and infrastructure, such as software as a service (SaaS), platform as a service (PaaS) or infrastructure as a service (IaaS).

“Knowledge” means, with respect to any Person, the actual knowledge, after reasonable investigation, of the specified Person. In the case of the Knowledge of the Company, “Knowledge of the Company” means the actual knowledge, after reasonable investigation, of the Member and each of Conner Ruggio and Spener Jensen.

“Law” means any law (including common law), statute, code, regulation, ordinance, rule, order, decree, judgment, injunction, consent decree, enforceable contractual term, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 3.16(a).

“Liability” means any debt, liability, loss, duty, prohibition or obligation of any nature, whether pecuniary or not, asserted or unasserted, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, incurred or consequential, known or unknown and whether due or to become due.

“Licensed Intellectual Property” means all Intellectual Property owned by a Person other than the Company which the Company has the right to use pursuant to a license or other Contract.

“Lien” means any mortgage, pledge, lien, encumbrance, collateral assignment, security interest, easement, encroachment, restriction (including restriction on use), option, deed of trust, title retention, conditional sale or other security arrangement, or any license, order or charge, or any adverse claim of title, ownership or use, or agreement of any kind restricting transfer, or any other right of any third party or encumbrance whatsoever.

“made available” means that the subject documents or other materials were included in and available at the designated online data site hosted by the Company at least two Business Days prior to the date of this Agreement.

“Material Adverse Effect” means any fact, occurrence, condition, development, circumstance, effect or change that, individually or when taken together with all such other facts, occurrences, conditions, developments, circumstances, effects or changes, (a) is or would reasonably be expected to be materially adverse to the Company or

Annex C-7

its business, assets, condition (financial or otherwise), Liabilities or results of operations, whether taken as a whole or separately, or (b) prevents or would reasonably be expected to prevent the Company from timely consummating the transactions contemplated hereby or performing its obligations hereunder; provided that with respect to clause (a) only, a “Material Adverse Effect” shall not include any fact, occurrence, condition, development, circumstance, effect or change to the extent arising out of or attributable to (i) any changes after the date hereof resulting from general economic, regulatory or political conditions, (ii) any changes after the date hereof in the financial or capital markets in the United States or any other country or region in the world, and (iii) any changes after the date hereof resulting from earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, climate change in the United States or any other country or region in the world, in the case of each of the foregoing clauses (i) through (iii), to the extent such changes do not disproportionately affect the Company, as compared to other companies in the industry in which the Company operates.

“Member” has the meaning set forth in the preamble.

“Nasdaq” means the NASDAQ Global Market.

“Non-Competition Agreement” has the meaning set forth in the preamble.

“Notice of Disagreement” has the meaning set forth in Section 2.6(b).

“OFAC” has the meaning set forth in Section 3.19(c).

“Offer Letter” has the meaning set forth in the preamble.

“Operating Permits” has the meaning set forth in Section 3.14.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means (i) the certificate of incorporation or articles of incorporation, as applicable, and the bylaws of a corporation; (ii) the certificate of formation and limited liability company agreement of a limited liability company; (iii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iv) any amendment to any of the foregoing.

“Parties” means, collectively, the Company Buyer and the Member, and each is a “Party”.

“Permits” means any permit, license, certification (including certificate of occupancy), approval, authority or other franchise granted by any Governmental Authority or other Person.

“Permitted Liens” means: (a) Liens for or in respect of Taxes that are (i) not yet due and payable or (ii) being contested in good faith by appropriate Proceedings and, in each case, for which adequate reserves have been established on the Financial Statements; and (b) other than in connection with the Real Property, mechanics’ and similar Liens for labor, materials or supplies levied, assessed or imposed against the assets of the Company that arise or are incurred in the Ordinary Course of Business for amounts that are (i) not yet due and payable or (ii) being contested in good faith by appropriate Proceedings, none of which has been perfected. For purposes of this Agreement, “Permitted Liens” shall not include any Liens securing any Indebtedness.

“Permitted Transfer” has the meaning set forth in Section 2.9(d).

“Permitted Transferee” has the meaning set forth in Section 2.9(d).

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other business entity or Governmental Authority.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such period ending on the Closing Date.

“Privacy and Security Laws” means all (a) applicable Laws concerning the privacy, data protection, processing, transfer or security of Protected Information, including the following and their implementing regulations, if applicable: Health Insurance Portability and Accountability Act (HIPAA), the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and

Annex C-8

Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, data security applicable Laws, including those established by the California Consumer Privacy Act, Massachusetts Data Privacy Act, data breach notification applicable Laws, consumer protection applicable Laws, the General Data Protection Regulation (EU) 2016/679, the European Union Data Protection Directive 95/46/EC (and implementing regulations adopted by applicable European Union member states), applicable Laws and regulations relating to the transfer of Protected Information and any other privacy laws, regulations, rules or orders issued by the Government of India; (b) all applicable Laws concerning the security of the Company’s products, services, and Systems; (c) all Contracts to which the Company is a party or is otherwise bound that relate to Protected Information or protecting the security or privacy of information or IT Systems; (d) the Company’s internal and posted policies and notices relating to Protected Information and/or the privacy and security of the Company Products, IT Systems and Company Data; (e) any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing), and to the extent applicable, Payment Card Industry Data Security Standard and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.

“Proceeding” means any action, claim, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any court, Governmental Authority, referee, trustee, mediator or other entity.

“Proposed Closing Statement” has the meaning set forth in Section 2.6(a).

“Protected Information” means any information, in any form, that (a) is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Company, is capable of identifying an individual); or (b) is considered personal data or otherwise governed, regulated or protected by one or more Privacy and Security Laws.

“PUHCA” means the federal Public Utility Holding Company Act of 2005, as amended, including the regulations of the FERC thereunder.

“Real Property” means the Leased Real Property.

“Registrable Securities” means (i) the Consideration Shares and (ii) any capital stock of the Company issued or issuable with respect to the Consideration Shares, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Statement” means a registration statement or registration statements of Buyer filed under the Securities Act covering the Registrable Securities.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing into or through the environment (including, without limitation, the abandonment or discarding of containers, tanks, closed receptacles, articles, debris, structures and equipment containing any Hazardous Material, whether held separately or integrated structurally or chemically).

“Representative” means the officers, directors, principals, employees, advisors, auditors, attorneys, agents, bankers and other representatives of a Person.

“Required Registration Amount” means, as of any time of determination, the maximum number of Consideration Shares issued or issuable pursuant to this Agreement.

“Resale Registration Statement” has the meaning set forth in Section 6.14(a).

“Responsible Party” has the meaning set forth in Section 9.4.

“Restricted Cash” means any cash which is not freely usable by the Company because it is subject to restrictions, limitations or Taxes on use or distribution by Law, Contract or otherwise, including restrictions on dividends and repatriations or any other form of restriction.

Annex C-9

“Routine Customer Disputes” means known disputes with customers of the Company and related regulatory complaints lodged in connection with those customer disputes, details of which have been made available to Buyer, which do not individually (or in the aggregate) constitute (or could constitute) a Material Adverse Effect on the Company.

“Routine Employee Claims” means known claims against employees of the Company lodged by the Company and for which details have been made available to Buyer.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Post-Closing Consideration Shares” means a number of shares of Buyer Common Stock equal to the number obtained by dividing (a) the Second Post-Closing Consideration Share Value by (b) the 20-day trailing VWAP after market close on the Business Day immediately preceding the date on which the Second Post-Closing Consideration Shares are issuable pursuant to Section 2.4(c) (the “Second VWAP Value”); provided, however, solely for purposes of this clause (b) and the related calculation of the Second Post-Closing Consideration Shares pursuant to this definition, in no event will the Second VWAP Value be more than $2.8102 or less than $1.4988 per share.

“Second Post-Closing Consideration Share Value” means (a) $9,375,000, (b) plus or minus, as applicable, the Adjustment Amount, and (c) less any indemnifiable Damages that may be set off against the Second Post-Closing Consideration Share Value pursuant to Section 9.5(a).

“Securities Act” has the meaning set forth in Section 3.4(a).

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized processing of Protected Information or other Company Data, (b) inadvertent, unauthorized, and/or unlawful sale, or rental of Protected Information or other Company Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Company Products or the IT Systems.

“Selling Holder Questionnaire” means a selling holder questionnaire in form and substance reasonably acceptable to Buyer.

“Social Media Accounts” means any and all accounts, profiles, pages, feeds, registrations and other presences on or in connection with any (a) social media or social networking website or online service, (b) blog or microblog, (c) mobile application, (d) photo, video or other content-sharing website, (e) virtual game world or virtual social world, (f) rating and review website, (g) wiki or similar collaborative content website or (h) message board, bulletin board, or similar forum.

“Social Media Account Names” has the meaning set forth in Section 3.20.

“Software” means computer software programs, including all source code, object code, systems, specifications, network tools, data, databases, firmware, designs and documentation thereto.

“Staff” has the meaning set forth in Section 6.14(b).

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means, as to any Person, any other Person controlled by such Person, whether directly or indirectly through one or more intermediaries.

“Tax Return” means any return, report or other information or filing supplied or required to be supplied to a Governmental Authority or Person in connection with any Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (a) all taxes, charges, fees, duties, levies or other assessments (including income, withholding, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, escheat, unclaimed property, severance, payroll, unemployment and social

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security taxes) that are imposed by any Governmental Authority, whether disputed or not, and such term includes any interest, penalties or additions to tax attributable thereto or attributable to any nonpayment thereof and (b) any Liability for any item described in clause (a) (or measured by reference to such item) pursuant to Contract, as transferee or successor, by operation of law (including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law) or otherwise.

“Total Consideration” means the sum of (a) the Closing Consideration Shares, plus (b) the First Post-Closing Consideration Shares, plus (c) the Second Post-Closing Consideration Shares.

“Transaction” means, collectively, the transactions contemplated by this Agreement and the Ancillary Agreements.

“Transaction Expense Amount” means the Transaction Expenses unpaid as of or immediately prior to the Closing.

“Transaction Expenses” means (without duplication) any fees, costs, expenses or other payments for which the Company is liable incurred by or on behalf of the Member, the Company, any officer, employee or Independent Contractor or any other Person related to or in connection with the negotiation, preparation, execution and the performance of, or which become due and payable solely as a result of this Agreement, the Ancillary Agreements or the Transaction, including (a) fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives and consultants, (b) amounts paid to third parties in connection with obtaining any consent, waiver or approval required to be obtained in connection with the consummation of the transactions under this Agreement, (c) all bonuses, incentive compensation, commissions, termination payments, retention or other change-in-control, separation, severance, tax gross-up or other transaction-related payments or compensation to be paid by the Company to any current or former employee or service provider of the Company or other third party in connection with the Transaction (whether paid or provided before, on or following the Closing Date and whether or not in connection with any other event, including any termination of service), (d) the employer portion of any withholding, payroll or similar Taxes incurred in connection with or related to this Agreement or the transactions contemplated by this Agreement or any Ancillary Agreements (including, for the avoidance of doubt, any such Taxes arising from or incurred in connection with or related to any of the foregoing in clause (d)), and (e) all other miscellaneous out-of-pocket expenses or costs, in each case, incurred by or on behalf of the Member or the Company arising from, incurred in connection with or related to the transactions contemplated by this Agreement or any Ancillary Agreements.

“Transaction Expense Payoff Letters” means one or more payoff letters, invoices or other written evidence in respect of the full amount of all Transaction Expenses outstanding as of the Closing Date, which payoff letter, invoice or other written evidence shall include a per diem amount from the date of such payoff letter, invoice or other written evidence through the Closing Date and shall state that, if payment of the amounts set forth therein is paid to the parties entitled to such amounts on the Closing Date, such parties will terminate and release any and all Liens that they or their Affiliates may have with respect to the Company or any of its assets and will deliver evidence thereof to Buyer.

“Transfer Taxes” has the meaning set forth in Section 6.5.

“Treasury Regulations” means the regulations of the U.S. Department of the Treasury promulgated pursuant to the Code.

“VWAP” means the per share volume-weighted average price of Buyer Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSLR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the applicable trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Buyer Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

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“Working Capital Amount” means an amount equal to, as of or immediately prior to the Closing, (a) the aggregate of all current assets of the Company, less (b) all current liabilities of the Company; provided, however, for this purpose current assets and current liabilities, as applicable, of the Company and its Subsidiaries shall not include (1) the Cash Amount plus any Restricted Cash, (2) the Debt Amount, (3) the Transaction Expense Amount, and (4) payroll Taxes and related withholdings.

“Working Capital Overage” means (a) if the Working Capital Amount has a value greater than the value of the Working Capital Target, then the amount of the difference between the Working Capital Target and the Working Capital and (b) otherwise, zero.

“Working Capital Target” means an amount equal to $1,132,690.

“Working Capital Underage” means (a) if the Working Capital Amount has a value less than the value of the Working Capital Target, then the amount of the difference between the Working Capital Target and the Working Capital and (b) otherwise, zero.

ARTICLE II
MEMBERSHIP INTEREST PURCHASE

2.1         Purchase and Sale. At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Member shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from the Member, all of the Member’s right, title and interest in and to the Company Interests that are the subject of the Membership Assignment Agreement, free and clear of all Liens, in exchange for receiving the Total Consideration payable in accordance with this Agreement.

2.2         Pre-Closing Statement and Closing Consideration.

(a)         No later than five Business Day prior to the Closing Date, the Company shall deliver to Buyer a draft of the Estimated Closing Statement and shall consider such changes and comments thereto made by Buyer in good faith on such draft and provided at least two Business Days prior to the Closing Date.

(b)         No later than one Business Day prior to the Closing Date, the Company shall deliver to Buyer a written statement, incorporating such comments as may be agreed upon pursuant to Section 2.2(a), and certified by the Member (the “Estimated Closing Statement”), setting forth (without duplication) good faith estimates of: (i) the Cash Amount (the “Estimated Cash Amount”); (ii) the Debt Amount (the “Estimated Debt Amount”); (iii) the Transaction Expense Amount (the “Estimated Transaction Expense Amount”); (iv) the Working Capital Amount (the “Estimated Working Capital Amount”); (v) the Working Capital Overage (if any) (the “Estimated Working Capital Overage”) or the Working Capital Underage (if any) (the “Estimated Working Capital Underage”); and (vi) based on such estimates, the calculation of the Closing Consideration Shares.

2.3         Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall, subject to the satisfaction or waiver of the conditions set forth in this Agreement, be held on the Agreement Date or at such place and time as the Parties shall mutually agree, or remotely by electronic exchange of documents and signatures subject to the conditions set forth in this Agreement (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) are satisfied or, if permitted, waived in accordance with this Agreement or at such other time as the Parties may mutually agree. The date on which the Closing is to occur is hereinafter referred to as the “Closing Date.”

2.4         Closing and Post-Closing Payments.

(a)         With respect to each Debt Payoff Letter, if applicable, on the Closing Date the Company shall pay the amount of Company Debt and associated Liabilities set forth therein to the lender or Persons entitled thereto, which amounts shall be paid in accordance with the instructions set forth in the applicable Debt Payoff Letter.

(b)         With respect to each Person entitled to receive a portion of the Estimated Transaction Expense Amount, if applicable, on the Closing Date the Company shall pay the amount of such portion of the Estimated Transaction Expense Amount set forth in the applicable Transaction Expense Payoff Letter, which shall be paid to such Person in accordance with the instructions provided no later than two Business Days prior to Closing (which instructions may, for the avoidance of doubt, provide for any such payment to be made to the Company for further payment at Closing to the applicable Person).

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(c)         On the Closing Date, Buyer shall deliver written instructions to its transfer agent issuing the Closing Consideration Shares. Thereafter,

(i)          on the six-month anniversary of the Closing Date, Buyer shall deliver written instructions to its transfer agent issuing the First Post-Closing Consideration Shares; and

(ii)         on the 12-month anniversary of the Closing Date, Buyer shall deliver written instructions to its transfer agent issuing the Second Post-Closing Consideration Shares.

Notwithstanding anything to the contrary in this Agreement, Buyer shall not issue any portion of the Consideration Shares if the issuance of the Consideration Shares would exceed 16,620,910 shares of Buyer Common Stock in the aggregate (the “Consideration Share Limit”) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or otherwise would exceed the aggregate number of shares of Buyer Common Stock that may be issued pursuant to the terms of this Agreement without approval by the shareholders of Buyer without breaching Buyer’s obligations under the rules or regulations of The NASDAQ Stock Market or such other national stock exchange on which the Buyer Common Stock is at such time listed (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregation of offerings under NASDAQ Listing Rule 5635(d), except that, in each case, such limitation shall not apply in the event that Buyer (i) obtains the Buyer Stockholder Approval or (ii) obtains a written opinion from counsel to Buyer that such approval is not required, which opinion shall be reasonably satisfactory to Buyer. Buyer shall use its reasonable best efforts to obtain the Buyer Stockholder Approval in connection with its 2026 annual meeting of Stockholders, which the Buyer undertakes to hold no later than May 15, 2026.

(d)         The Member agrees that, until the Effectiveness Deadline, the Member shall not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, assign, pledge or dispose of, directly or indirectly, any shares of the Closing Consideration Shares, (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Closing Consideration Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Closing Consideration Shares, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Closing Consideration Shares, or (4) publicly disclose the intention to do any of the foregoing.

2.5         Closing Deliveries. The following deliveries shall be made at the Closing.

(a)         The Company and the Member, as applicable, shall deliver or cause to be delivered to Buyer:

(i)          Officer’s Certificate. [Reserved].

(ii)         Secretary’s Certificate. A certificate, dated as of the Closing Date, signed by the secretary of the Company (A) certifying that attached thereto are current, complete and accurate copies of the Organizational Documents of the Company in effect immediately prior to the Closing, (B) attaching a recent good standing certificate of the Company, duly certified by the Utah Secretary of State, (C) attaching a recent good standing certificate of the Member, duly certified by the Delaware Secretary of State, (D) attaching a recent good standing certificate of the Company, duly certified by the Utah Secretary of State, (E) certifying that attached thereto are true and correct copies of the resolutions duly adopted by the board of managers of the Company and the board of directors of the Member authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (F) certifying as to the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement, the Ancillary Agreements and all other documents, instruments or agreements related hereto or thereto or to be executed by the Company.

(iii)        Tax Documentation. A valid and duly executed IRS Form W-9 by the Member.

(iv)        Membership Interest Assignment. Membership interest assignment agreement or other applicable instruments of transfer duly executed by the Member (the “Membership Interest Assignment”).

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(v)         Ancillary Agreements. Each of the Ancillary Agreements to which the Company or the Member, as applicable, are party (other than this Agreement) duly executed by the Company or the Member, as applicable.

(vi)        Payoff Letters. As applicable, the Debt Payoff Letters and Transaction Expense Payoff Letters contemplated by this Agreement.

(vii)       [Reserved].

(viii)      Resignations and Releases. Resignations and releases of all of the officers and managers of the Company, in form and substance satisfactory to Buyer, each effective as of the Closing.

(ix)        Other Deliveries. Any other documents, instruments and certificates reasonably requested by Buyer to be delivered by the Company or the Member at or prior to the Closing.

(b)         Buyer shall deliver or cause to be delivered to the Company, for the benefit of the Company and the Member:

(i)          Closing Consideration Shares. Issuance of the Closing Consideration Shares pursuant to Section 2.4.

(ii)         Certificate. [Reserved].

(iii)        Secretary’s Certificate. A certificate, dated as of the Closing Date, signed by the secretary of the Buyer (A) attaching a recent good standing certificate of the Buyer, duly certified by the Delaware Secretary of State, (B) certifying that attached thereto are true and correct copies of the resolutions duly adopted by the Board of Directors of the Buyer authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (C) certifying as to the incumbency, signature and authority of the officers of the Buyer authorized to execute, deliver and perform this Agreement, the Ancillary Agreements and all other documents, instruments or agreements related hereto or thereto or to be executed by the Buyer.

(iv)        Other Deliveries. Any other documents, instruments and certificates required to be delivered by the Buyer pursuant to this Agreement.

2.6         Post-Closing Adjustment.

(a)         Delivery of Closing Statement. As promptly as practicable, but not later than 90 days after the Closing, Buyer shall deliver to the Member a statement (the “Proposed Closing Statement”) setting forth Buyer’s good faith determination (each, without duplication) of: (i) the Cash Amount; (ii) the Debt Amount; (iii) the Transaction Expense Amount; (iv) the Working Capital Amount; (v) the Working Capital Overage (if any) or the Working Capital Underage (if any), and based on such estimates, (vi) the determination of the Total Consideration. Buyer shall cause the Company and its Representatives to provide the Member reasonable access during normal business hours upon not less than three Business Days’ prior notice, to the books and records of the Company for the purpose of reviewing the Proposed Closing Statement.

(b)         Notice of Disagreement. In the event the Member disputes the correctness of the Proposed Closing Statement, the Member shall notify Buyer in writing of its objections within 30 days after receipt of the Proposed Closing Statement and shall set forth, in writing and in reasonable detail, the reasons for the Member’s objections (a “Notice of Disagreement”) and its proposed calculation of the correct amounts. The Member shall not be entitled to deliver more than one Notice of Disagreement or to amend or otherwise modify the Notice of Disagreement after delivery thereof.

(c)         Initial Method of Resolution. During the 15 days immediately following the delivery of any Notice of Disagreement (or such longer period as the Buyer and the Member may mutually agree), Buyer and the Member shall seek in good faith to resolve any differences that they may have with respect to any matter specified in such Notice of Disagreement. During such period, Buyer and the Member and their respective agents shall each have access to the other party’s working papers, trial balances and similar materials prepared in connection with the

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other party’s preparation of the Proposed Closing Statement and the Notice of Disagreement, as the case may be. The matters set forth in any such written resolution executed by Buyer and the Member shall be final and binding on the Parties on the date of such written resolution.

(d)         Dispute Resolution Procedure. If, at the end of the period referred to in Section 2.6(c), Buyer and the Member have not been able to resolve, in writing, all differences that they may have with respect to any matter specified in such Notice of Disagreement, Buyer and the Member shall submit to a nationally recognized independent accounting or financial consulting firm that is experienced in dispute resolutions of the type contemplated hereby and acceptable to Buyer and the Member (the “Accounting Firm”) for review and resolution of solely those matters specified in such Notice of Disagreement that remain in dispute (and as to no other matter), and the Accounting Firm shall reach a final, binding resolution of such matters, which final resolution shall not be subject to collateral attack for any reason and shall be (i) in writing and signed by the Accounting Firm, (ii) limited to a determination of the financial and accounting matters reflected in the Notice of Disagreement and within the range of the amount of each item in dispute contested by the Member and Buyer on an item by item basis, (iii) furnished to Buyer and the Member as soon as practicable after the items in dispute have been referred to the Accounting Firm, which shall not be more than 60 days after such referral, (iv) made in accordance with this Agreement and (v) conclusive and binding upon the parties on the date of delivery of such written resolution. Buyer and the Member agree to execute, if requested by the Accounting Firm, a reasonable engagement letter in customary form. Buyer and the Member agree to reasonably cooperate with the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable.

(e)         Final Closing Statement. The Proposed Closing Statement shall become the “Final Closing Statement” (i) on the earlier of (w) the 31st day following the delivery of the Proposed Closing Statement if a Notice of Disagreement has not been delivered to Buyer by the Member, (x) the date upon which the Member acknowledges in writing that it has no objections to the Proposed Closing Statement, (y) the date of resolution of all matters set forth in the Notice of Disagreement pursuant to Section 2.6(b) and (z) the date upon which the Accounting Firm reaches a final, binding resolution of solely those matters specified in any Notice of Disagreement pursuant to Section 2.6(d), (ii) with such changes as are necessary to reflect matters resolved pursuant to any written resolution executed pursuant to Section 2.6(c), on the date such resolution is executed, if all outstanding matters are resolved through such resolution and (iii) with such changes as are necessary to reflect the Accounting Firm’s resolution of matters in dispute, on the date the Accounting Firm delivers its final, binding resolution pursuant to Section 2.6(d). The date on which the Proposed Closing Statement shall become the Final Closing Statement pursuant to the immediately foregoing sentence is referred to as the “Final Determination Date”.

(f)          Dispute Resolution Expenses. Buyer and the Member shall each pay their own costs and expenses incurred in connection with the dispute resolution procedures contemplated by this Section 2.6. The fees, costs and expenses of the Accounting Firm shall be split by Buyer, on the one hand, and the Member, on the other hand, 50%-50%, provided, however, that if the Accounting Firm’s determination differs from the calculations contained in the Notice of Disagreement by more than 10%, all fees, costs and expenses of the Accounting Firm shall be borne by the party whose calculation is deemed incorrect, and such fees, costs and expenses will be accounted for in the Adjustment Amount.

2.7         Final Adjustment.

(a)         No later than two Business Days following the Final Determination Date:

(i)          if the Adjustment Amount is positive, the First Post-Closing Share Consideration Value or the Second Post-Closing Share Consideration Value (if the First Post-Closing Shares have been issued prior to the Final Determination Date) shall be increased by an amount equal to the Adjustment Amount (in accordance with the definitions of First Post-Closing Share Consideration Value and Second Post-Closing Share Consideration Value, as applicable).

(ii)         if the Adjustment Amount is negative, the First Post-Closing Share Consideration Value or the Second Post-Closing Share Consideration Value (if the First Post-Closing Shares have been issued prior to the Final Determination Date) shall be decreased by an amount equal to the Adjustment Amount (in accordance with the definitions of First Post-Closing Share Consideration Value and Second Post-Closing Share Consideration Value, as applicable).

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(b)         Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Tax Law), any adjustment to the First Post-Closing Share Consideration Value and Second Post-Closing Share Consideration Value, as applicable, pursuant to this Section 2.7 shall be treated by the Parties for all Tax purposes as an adjustment to the Total Consideration.

2.8         Withholding. Buyer, the Company, and the Member shall each be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other applicable Tax Law. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.9         Consideration Shares.

(a)         The Consideration Shares constitute “restricted securities” under the Securities Act and may not be transferred absent registration under the Securities Act or an exemption therefrom. Any such transfer shall be subject to compliance with applicable state securities Laws.

(b)         Each book-entry security entitlement representing any Consideration Shares (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) issued to or held by the Member in accordance with the terms hereof shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THE SECURITIES MAY NOT BE USED IN HEDGING TRANSACTIONS UNLESS IN COMPLIANCE WITH THE ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE OR IN ACCORDANCE WITH REGULATION S OF THE ACT.”

(c)         Notwithstanding the foregoing, prior to the Effectiveness Deadline, the Member may transfer Consideration Shares in a transaction that does not constitute a sale under Rule 144 (i) to an Affiliate of the Member or (ii) to any one or more partners, stockholders or members of the Member; provided, however, that (A) the Member shall give Buyer written notice prior to the time of such transfer stating the name and address of the transferee and identifying the shares being transferred to the transferee, and (B) if reasonably requested by Buyer, such transferee shall agree in writing, in form and substance reasonably satisfactory to Buyer, to be bound by the provisions of this Section 2.9. Any such transfer of such shares pursuant to this Section 2.9(d) is referred to as a “Permitted Transfer,” and any such transferee of shares pursuant to this Section 2.9(d) is referred to herein as a “Permitted Transferee.” Following the Effectiveness Deadline, the provisions of this Section 2.9(c) shall not apply.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Company and the Member represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date as follows:

3.1         Due Incorporation; No Subsidiaries.

(a)         The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Utah, with all requisite power and authority to own, lease and operate its properties as presently owned, leased and operated and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction

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where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified or to be in good standing would not have a Material Adverse Effect. The Company has made available to Buyer complete and accurate copies of the Organizational Documents for the Company.

(b)        The Company does not have and has never had any Subsidiaries and does not own and has never owned, directly or indirectly, any equity investment or other ownership interest in any Person.

(c)        The Company’s business was never undertaken by any predecessor entity or other Person, and the Member has only undertaken the business of marketing and selling solar systems and related products and services through the Company.

3.2         Due Authorization; Enforceability.

(a)         The Company has full power and authority to execute and deliver this Agreement and its Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and no other limited liability company or other action or proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement or its Ancillary Agreements by the Company, the performance by the Company of such obligations or the consummation by the Company of such transactions.

(b)         This Agreement has been duly and validly executed and delivered by the Company and the Ancillary Agreements to which the Company is a party shall have been duly and validly executed and delivered by the Company on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of the Company, and each of its Ancillary Agreements when executed and delivered by the Company (assuming the due authorization, execution and delivery by the other parties thereto) shall constitute a legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

3.3         Consents and Approvals; No Conflicts.

(a)         No consent, authorization or approval of, filing or registration with any Governmental Authority is necessary in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby.

(b)         The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any material Law or other restriction of any Governmental Authority applicable to the Company, or its business; or (ii) violate any provision of the Organizational Documents of the Company.

3.4         Capitalization.

(a)         All of the issued and outstanding Company Interests have been duly authorized for issuance, are validly issued and are fully paid and non-assessable. All issued and outstanding Company Interests have been issued pursuant to valid exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and all other applicable securities laws.

(b)         The Member is the sole record holder of the outstanding shares of Company Interests. The issued and outstanding Company Interests held by the Member and that are the subject of the Membership Interest Assignment constitute all of the outstanding Equity Interests of the Company as of the Agreement Date. None of the issued and outstanding Company Interests are subject to or issued in violation of any Lien, purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Organizational Documents or any other Contract to which the Company, the Member or any other Person is or was a party. Other than the Company Interests, there are no: (i) authorized or outstanding Equity Interests of the Company; (ii) other Contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any Equity Interests of the Company or that (other than stockholder agreements of the Member listed on Schedule 3.4) grant the

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holder thereof any right to vote on, or veto, any actions by the Company or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of any Equity Interest of the Company; or (iii) outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or interests with respect to the Company.

(c)         Except as set forth in Schedule 3.4: (A) there are no outstanding Contracts of the Company (i) restricting the purchase, sale or transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Company Interests or any other Equity Interest of the Company; (B) neither the Company nor the Member is a party to or bound by, and there is not, any member agreement, control agreement, voting trust agreement or other Contract, plan or understanding relating to the purchase, repurchase, sale, acquisition, disposition, holding, voting, dividend, ownership or transfer rights or restrictions of any Equity Interests of the Company; and (C) Company has no obligation to purchase, redeem or otherwise acquire any Equity Interest of the Company or any Equity Interest therein from any Person. The Company has made available to Buyer complete and accurate copies of each item set forth in Schedule 3.4.

3.5         Personal Property.

(a)         The Company has valid title to all assets owned or purported to be owned by it, and a valid and enforceable leasehold interest in and to all tangible personal property leased by the Company, in each case that is used in the business of the Company, free and clear of all Liens, except for Permitted Liens and the liens identified on the UCC Report made available to Buyer. Such assets are in good operating condition and repair and suitable for use in the Ordinary Course of Business (ordinary wear and tear excepted), have been maintained in accordance with industry practice and constitute all of the tangible assets necessary to enable the Company to conduct its business in substantially the same manner as conducted by the Company prior to the Closing.

3.6         Financial Statements; No Undisclosed Liabilities; Books and Records.

(a)         The Company has made available to Buyer (i) audited balance sheets and statements of income of the Company as of and for the fiscal year ended December 31, 2024, (ii) reviewed balance sheets and statements of income of the Company as of and for the fiscal year ended December 31, 2023, and (iii) unaudited balance sheets and statements of income of the Company as of and for the nine month period ended September 30, 2025 (collectively, the “Financial Statements”). The Financial Statements (including any notes thereto) were prepared from, are in accordance with and accurately reflect the books and records of the Company, are complete and accurate and present fairly in all material respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods, subject to normal year-end adjustments in the case of interim financial statements, which are not expected to be material. The Financial Statements have been prepared in all material respects in accordance with GAAP.

(b)         The Financial Statements (including the notes thereto) make full and adequate disclosure of, and provision for, all material Liabilities of the Company as of such dates. Except for the Liabilities that are (a) set forth in the Financial Statements or (b) incurred since September 30, 2025 in the Ordinary Course of Business that are not material in the aggregate, the Company has no Liabilities.

(c)         The books and records and other data of the Company (the “Books and Records”) are accurate and complete and have been fully, properly and accurately maintained in accordance with the requirements of Law, in each case in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The information set forth in the Books and Records constitutes all of the information reasonably necessary for Buyer to own, operate and administer in all material respects the business of the Company in the same manner and on the same terms as owned, operated and administered as of the date of this Agreement. The membership schedules of the Company made available to Buyer are true, correct and complete as of the date of this Agreement.

Annex C-18

3.7         Absence of Certain Changes.

(a)         Since September 30, 2025, the Company has conducted its business only in the Ordinary Course of Business and there has not occurred any change, event, effect, circumstance or development which has resulted in or would reasonably be expected to result in a Material Adverse Effect.

3.8         Legal Compliance.

(a)         The Company and its Affiliates have complied, and since the formation of the Company have been in compliance, in all material respects with all applicable Laws, including Laws related to properties, sales practices, employment practices, terms and conditions of employment, labor relations and collective bargaining, leave laws, workers’ compensation, unemployment compensation, immigration, income tax, notice for plant closings and mass layoffs, wages and hours, safety, occupational health and safety and civil rights. Except for Routine Customer Disputes, the Company (or, to the Knowledge of the Company, any other Person) has not received any notice, which has not been dismissed or otherwise disposed of, that the Company has not so complied in any material respect with any applicable Law. Except for Routine Customer Disputes, the Company has not been charged or threatened with, and, to the Knowledge of the Company, the Company is not under investigation with respect to, any material violation of any Law which has not been dismissed or otherwise disposed of. The Company complies with applicable Law in all material respects in connection with acquiring customer and business leads.

(b)         Except for Routine Customer Disputes, there are no pending or, to the Knowledge of the Company, threatened, disputes or controversies between the Company and any Governmental Authority, or investigation or inquiry by any such Governmental Authority specifically affecting the Company or that would reasonably be expected to prevent or delay consummation of the transactions contemplated hereby. Except for Routine Customer Disputes, neither the Company nor any of its Affiliates is a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any Governmental Authority, nor have any of them been advised by any such Governmental Authority that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case specifically affecting the Company or that would prevent or delay consummation of the transactions contemplated hereby.

3.9         Tax Matters.

(a)         All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed and all such Tax Returns are correct and complete in all respects and prepared in compliance with all applicable Laws and regulations. All Taxes due and payable by or with respect to the Company (whether or not shown on any Tax Return) have been timely paid in full.

(b)         The Company has complied with all applicable Laws relating to the collection, withholding and payment of Taxes in connection with any amounts paid or owing to any employee, Independent Contractor, creditor, member, or any other third party and has timely collected, withheld and paid over to the appropriate Governmental Authority all amounts required to be so collected, withheld or paid over under all applicable Laws.

(c)         There is no action or audit currently proposed, threatened or pending against, or with respect to, the Company in respect of any Taxes. No notice of any audit or other administrative or court Proceeding with respect to Taxes and no notice of deficiency or proposed Tax adjustment has been received by the Company or any other Person with respect to the income, assets, operations or business of the Company.

(d)         No claim has ever been made by any Governmental Authority that the Company is or may be subject to taxation by a jurisdiction in which it does not file Tax Returns.

(e)         The Company has never received (and is not subject to) any ruling from any Tax authority or other Governmental Authority and has not entered into (and is not subject to) any agreement with a Tax authority or other Governmental Authority.

(f)          There are not now any extensions of time in effect with respect to the dates on which any Tax Return of the Company were or are now due to be filed.

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(g)         There are no outstanding waivers or agreements by or on behalf of the Company for the extension of time for the assessment of any Taxes or any deficiency thereof and the Company has not waived any statute of limitations in respect of Taxes.

(h)         There are no Liens for Taxes against any asset of the Company (other than Liens for Taxes which are not yet due and payable).

(i)          The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Law), (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) or (v) change in any method of accounting, or use of an improper method of accounting, for any Pre-Closing Tax Period.

(j)          The Company has never been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes.

(k)         The Company does not have any Liability for Taxes of any Person under Treasury Regulations section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise.

(l)          Except for the Routine Customer Disputes, the Company is not party to any Tax sharing, allocation, indemnity or similar agreement or arrangement pursuant to which the Company will have any obligation to make any payments after Closing.

(m)        The Company has not distributed stock of another Person, or has had its interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(n)         The Company has not engaged in any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b).

(o)         No Company Plan or Contract provides a gross-up or other indemnification by the Company for any Taxes that may be imposed for failure to comply with the requirements of Section 409A of the Code or for excise Taxes paid pursuant to Section 4999 of the Code.

(p)         The Company has not had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the country of its formation.

(q)         The Company is not and has never been a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(r)          The Member is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(s)          The Company is taxed as a disregarded entity for U.S. federal income tax purposes. The Company has never had in effect an election to be treated as a corporation for U.S. federal, state or local income tax purposes.

3.10       Intellectual Property.

(a)         The Company owns or otherwise has valid, legally enforceable and sufficient rights to use all Company IP. The rights of the Company in the Company IP constitutes all of the Intellectual Property used in or necessary to conduct the business of the Company as conducted and planned to be conducted by the Company. There is no Intellectual Property other than the Company IP that is material to or necessary for the continuation of the business of the Company immediately after the Closing in substantially the same manner as conducted on the date hereof and planned to be conducted.

Annex C-20

(b)         The Company has made available to Buyer all registrations of (and pending applications to register) Company IP and all material unregistered Company-Owned IP and sets forth, for each item, the full legal name of the owner of record, applicable jurisdiction, status, application or registration number and date of application, registration or issuance, as applicable. All such registered Intellectual Property is subsisting, valid and to the Knowledge of the Company, enforceable in the applicable jurisdictions, and all registration, maintenance and renewal fees currently due in connection therewith, if any, have been paid and all documents, recordation and certificates in connection with such Intellectual Property currently required to be filed, if any, have been filed with the relevant governmental authority for the purposes of prosecuting, maintaining and perfecting such Intellectual Property and recording the applicable Company’s ownership interests therein.

(c)         The Company is the sole and exclusive owner of all Company-Owned IP, free of all payment obligations and other Liens and the Company-Owned IP is not subject to any judgments or limitations or restrictions on use or otherwise. There is no Proceeding, judgment, Contract or other arrangement that prohibits or restricts the Company from carrying on its business anywhere in the world or from any use of the Company IP. No Person has any rights in the Company IP that could cause any reversion or renewal of rights in favor of that Person or termination of an acquired company’s rights in the Company IP.

(d)         The Company has valid licenses to use and license, as the case may be, the Licensed Intellectual Property, subject only to the terms of the applicable Company IP Agreements. The Company has made available to Buyer all Company IP Agreements. The Company is in compliance in all respects with all of its obligations under each Company IP Agreement, there has been no breach of any Contract relating to Company IP by the Company that is continuing and unremedied and the Company has not received any notice of any default or any event that, with the giving of notice or lapse of time or both, would constitute a default under (or other breach of) any Company IP Agreement. None of the Company IP Agreements grant any third party exclusive rights to or under any Company-Owned IP or grant any third party the right to sublicense any Company-Owned IP. Except payments related to Company IP Agreements, the Company is not obligated to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property. The Company has paid all royalties, fees and other amounts that may have been due prior to the Closing Date to any Person with respect to the Licensed Intellectual Property.

(e)         All Company IP Agreements are valid, binding and enforceable by the Company against the other parties thereto, and, to the Knowledge of the Company, such other parties, are in compliance with the terms and conditions of the Company IP Agreements. As of Closing, no other party to any Company IP Agreement has threatened to terminate any of the rights of the Company in such Company IP Agreement, and to the Knowledge of the Company, no valid basis for such termination exists.

(f)          Neither the Company IP nor the conduct by the Company of its business infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any other Person or constitutes unfair competition or unfair trade practices under the Laws of any jurisdiction.

(g)         There are no Proceedings pending (or, to the Knowledge of the Company, threatened) against the Company or involving any Company Product or which have been asserted against the Company (including in the form of offers to obtain a license), (i) alleging that the Company IP or the use by the Company of any Company IP infringes, misappropriates, dilutes or violates the Intellectual Property of any Person, (ii) challenging the validity, use, enforceability, registrability, ownership or rights of the Company with respect to any Company-Owned IP or (iii) by the Company alleging any infringement, misappropriation, dilution or violation by any Person of any Company IP. Company is not subject to any outstanding or prospective order (including any motion or petition therefor) that restricts or impairs the use of any Company IP. The Company has not received any formal written opinion of counsel that any Company IP or the operation of the businesses of the Company infringes, misappropriates, dilutes or violates any Intellectual Property of any other Person.

(h)         To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or violating, and, no Person has infringed, misappropriated, diluted or violated, any Company-Owned IP. The Company has not commenced or threatened any Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Company IP or breach of any Contract involving the Company IP.

Annex C-21

(i)          Except as contained in the Company IP Agreements, the Company has not entered into any Contract with any Person in connection with, and the Company is not otherwise obligated to indemnify any Person against, any claim of infringement, misappropriation or other violation of or conflict with the Intellectual Property of any other Person. Except as contained in the Company IP Agreements, the Company has not agreed to indemnify, defend or otherwise hold harmless any other Person with respect to Damages resulting or arising from the Company IP.

(j)          The Company has taken all commercially reasonable steps necessary to protect and preserve trade secrets and other confidential information included in the Company IP. The Company has taken all commercially reasonable steps necessary to comply with all duties of the Company to protect the confidentiality of information provided to the Company by any other Person. Except as alleged by the Company in the Routine Employee Claims, no confidential information, trade secret or other Company IP has been disclosed by the Company or any other Person (including, to the Company’s Knowledge, the employees, consultants, Independent Contractors or agents of the Company) to any third Person, except pursuant to valid and appropriate non-disclosure or license agreements that have not been breached. Neither the Company nor any of its Affiliates has ever disclosed or delivered to any escrow agent or any other Person any of the source code relating to any Company IP, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any such source code to any Person.

(k)         The Company has obtained from each current and former employee and Independent Contractor an executed proprietary information and invention assignment agreement (containing no exceptions or exclusions from the scope of its coverage) pursuant to which he, she or it (i) agrees to protect the confidential information of the Company that is material to the Company and (ii) assigns to the Company all material Intellectual Property created in the course of his, her or its employment or other relationship with the Company, without further consideration or any restrictions or obligations on the use or ownership of such Intellectual Property. To the Knowledge of the Company, except for the Routine Employee Claims none of those current or former employees or Independent Contractors has violated any of those Contracts. Except with respect to the Routine Employee Claims, to the Knowledge of the Company, no current or former employee or Independent Contractor of the Company is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of Company IP or has any right, license, claim or interest whatsoever in or with respect to any Company IP.

(l)          None of the Company IP was developed using any Governmental Authority or university funding or facilities, nor was it obtained from a Governmental Authority or university. The Company is not a member of, and the Company is not obligated to license or disclose any Intellectual Property to, any official or de facto standards setting or similar organization or to any organization’s members.

(m)        No Software in any Company Product or other Company IP is subject to an obligation that, or contains, links, incorporates, is derived from, is distributed with, is combined with, or is being or was developed using open source software in a manner that, would (1) impose or could impose a requirement or condition that any Software of the Company or their respective Affiliates or any Company Product (i) be disclosed or distributed in source code form, (ii) be licensed under terms that permit making modifications or derivative works, (iii) be licensed, conveyed or redistributable at no charge to subsequent licensees or be subject to any restriction on the consideration to be charged for the distribution thereof or (iv) be subject to a requirement that any patents related to such software are either licensed to or may not be asserted against, recipients of such software; (2) otherwise imposes or could impose any other limitation, restriction, or condition on the right or ability of the Company to use or distribute any software or Company Product. With respect to any open source Software that is or has been used in any way, the Company has been and is in compliance with all applicable licenses with respect thereto.

(n)         All Software included in the Company IP is functional and operates substantially in accordance with the specifications and documentation relating to that software. The Company has in its possession the full and complete source code for the software included in the Company Products and for systems developed by or on behalf of the Company, and has documented all such source code in a professional manner that is reasonably sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Software and systems in accordance with the Company’s obligations to its customers. No source code for Software owned by the Company has been made

Annex C-22

available to any escrow agent, customer or other third party (other than employees and Independent Contractors of Company for use in the performance of services for the Company), and Company does not have any obligation to make available any such source code to any third party. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse in time or both) will, or could reasonable be expected to, result in the delivery, license or disclosure of any such source code to any Person.

(o)         None of the Company Products or the IT Systems (i) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of any data) that materially adversely affects the use, functionality, or performance of such Company Product or IT System or any product or system containing or used in conjunction with such Company Product or IT System; (ii) materially fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Product or IT System or any product or system containing or used in conjunction with such Company Product or IT System; or (iii) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) damaging or destroying any data or file without the user’s consent.

(p)         The IT Systems are in good working order and condition and have been used and maintained in accordance with their documentation, manufacturer requirements and applicable insurance policies. The Company has not experienced any material defect in design, workmanship or material of the IT Systems, and the IT Systems have all of the performance capabilities, processing capacity, resources, characteristics and functions necessary for the conduct of the business of the Company. To the Knowledge of the Company, there have not been any failures, errors or breakdowns in the IT Systems used in the operation of the business which have caused any material disruption or interruption with respect to the business of the Company.

(q)         Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, or any other limitation with respect to, any Company IP; (ii) a breach of or default under any Company IP Agreement (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; (iv) the grant or transfer to any other Person of any license or other right or interest under, to or in any Company IP; (v) the Company or any of its Affiliates granting to any Person any ownership interest in, covenant not to sue, access to, license or other right with respect to any Company IP; or (vi) the Company or any of its Affiliates or any Company IP being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or personnel (except as expressly agreed to in this Agreement by the Parties). After the Closing, the Buyer will possess the same rights to the Company IP as the Company possessed immediately prior to the Closing without the payment of any additional amounts or consideration other than fees, royalties or payments which the Company would otherwise have been required to pay had the Closing not occurred.

3.11       Contracts.

(a)         The Company has made available to Buyer each of the following Contracts to which the Company is a party or pursuant to which any of its assets is bound (collectively the “Company Contracts”):

(i)          any Contracts containing requirements of noncompetition or of non-solicitation, exclusive-dealing Contracts (including Contracts containing exclusive purchase, exclusive supply or exclusive distribution provisions) or any other Contracts or obligations that purport to limit or restrict in any respect (A) the ability of the Company or any of its Subsidiaries to solicit customers or employees, or (B) the localities in which, all or any portion of the business of the Company or any of its Subsidiaries, is or could be conducted;

(ii)         any Contracts that contain “most favored nation” provisions;

(iii)        any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other similar agreements or instruments relating to Indebtedness of the Company or any of its Subsidiaries;

Annex C-23

(iv)        any Contract (excluding Employee Benefit Plans, leases for the Leased Properties, and ordinary course customer installation agreements for which forms have been made available to Buyer) that, on its face, involves an individual payment to or from the Company in excess of $50,000 during (A) the 12 month period prior to the date of this Agreement or (B) the 12 month period ending on the one-year anniversary of the date of this Agreement;

(v)         any Contract providing for the disposition or acquisition of any Subsidiaries, divisions, lines of business, or material assets, except for the disposition or acquisition of assets in the ordinary course of business;

(vi)        any Contracts relating to the acquisition or pending acquisition by the Company of any subsidiaries, divisions, lines of business, operations or assets material to the Company;

(vii)       [reserved];

(viii)      each Contract to which the Company or any of its Subsidiaries is a party for the ownership of interests in, or loans or advances to, any partnership, joint venture, pooling or co-investment arrangements;

(ix)        any Contract of the Company or any of its Subsidiaries with any labor union or any collective bargaining agreement;

(x)         any Contracts with any Governmental Authority;

(xi)        any Contracts with Affiliates;

(xii)       any Contracts for the employment of any individual on a full-time, part-time, consulting or other basis, including employment Contracts, retention Contracts or severance Contracts with any employees of the Company or any of its Subsidiaries, that, in each case, (A) provide for compensation of greater than $50,000 per annum and (B) are not terminable without material penalty or without more than 30 days’ notice;

(xiii)      any Contracts requiring payments by the Company of greater than $50,000 per annum whereby a Person provides consulting or similar services to the Company or any of its Subsidiaries regarding customer service or administrative services;

(xiv)      any mortgages, pledges, security Contracts, deeds of trust, hypothecations or other Contracts granting a Lien on any property or assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(xv)       any Company IP Agreements relating to Company-Owned IP;

(xvi)      any Contracts providing for registration rights with respect to any Company Interests or requiring the holder thereof to vote in accordance with the terms of such Contract; and

(xvii)     any Contracts granting any right of first refusal or right of first offer or similar right to acquire any assets material to the Company or its Subsidiaries.

(b)         To the Knowledge of the Company, (i) each Company Contract (A) constitutes a valid and binding obligation of the Company and (B) is enforceable against the Company, and, to the Knowledge of the Company, the other party thereto, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies; (ii) except for Routine Customer Disputes and the Identified Supplier Disputes, the Company has performed all material obligations required to be performed by it to date under the Company Contracts and the Company is not now, nor to the Knowledge of the Company, is alleged to be, in breach of or default in any material respect under any Company Contract; and (iii) except for the Identified Supplier Disputes, to the Knowledge of the Company, no counterparty is now in breach of or default in any material respect under any Company Contract. The Company has not received any written notice of the intention of any other party to a Company Contract to terminate any Company Contract prior to the expiration of the term (including renewal terms) thereof, or to amend

Annex C-24

the material terms of any Company Contract outside of the Ordinary Course of Business. The Company has made available to Buyer correct and complete copies of each written (and summaries of each verbal) Company Contract (including all written amendments, modifications and supplements thereto).

(c)         To the Knowledge of the Company, no Company Contract:

(i)          Contains requirements applicable to the Company respecting non-competition or of nonsolicitation, or exclusive dealing (including exclusive purchase, exclusive supply or exclusive distribution provisions), or purports to limit or restrict in any respect (A) the ability of the Company (or, following completion, of the Company, Buyer or its Affiliates) to solicit customers or employees or (B) the manner in which, or the localities in which, all or any portion of the business of the Company (or, following completion, of the Company, Buyer or its Affiliates), is or could be conducted;

(ii)         grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company (or, following completion, of the Company, Buyer or its Affiliates) to own, operate, sell, transfer, pledge or otherwise dispose any assets material to the Company;

(iii)        contains any “most favored nation” clause or other term providing preferential pricing or treatment to a third party; or

(iv)        relates to the divestiture or acquisition by the Company of any Subsidiaries, divisions, lines of business, operations or assets material to the Company.

3.12       Employee Benefits.

(a)         The Company has made available to Buyer each material Employee Benefit Plan (i) that the Company sponsors or maintains or to which the Company contributes or has an obligation to contribute for the benefit of any current or former Company Service Provider or director, or (ii) with respect to which the Company has any Liability (contingent or otherwise) (each, a “Company Plan”). No Company Plan is maintained outside the United States.

(b)         A complete and accurate copy of each Company Plan, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been supplied to Buyer. In the case of any Company Plan which is not in written form, Buyer has been supplied with a complete and accurate description of such Company Plan. A complete and accurate copy of the most recent actuarial report, summary plan description and IRS determination, opinion or advisory letter with respect to each Company Plan, to the extent applicable, has been supplied to Buyer.

(c)         Each Company Plan (and each related trust, insurance Contract or fund) has been maintained, funded and administered in accordance with the terms of such Company Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and any other applicable Law, and no event has occurred which will or could cause any such Company Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

(d)         Each Company Plan intended to be qualified under § 401(a) of the Code is so qualified, or is maintained pursuant to a volume submitter or prototype document for which it may properly rely on the applicable opinion or advisory letter.

(e)         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with any other event) obligate the Company to (i) pay any bonus, separation, severance, termination or other payment to any Company Service Provider or director, (ii) increase the amount of compensation due under any Company Plan, (iii) cause any Company Service Provider or director to accrue, receive or increase any benefits under any Company Plan, (iv) result in a limitation on the ability of the Company to amend or terminate any Company Plan, or (v) require any trust funding in connection with a Company Plan.

Annex C-25

(f)          No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could subject any Person to Liability for Tax under § 4999 of the Code or cause the loss of a deduction to the Company under § 280G of the Code.

(g)         Neither the Company nor any of its ERISA Affiliates, either currently or at any time in the past, maintains or maintained, contributes or contributed to, sponsors or sponsored or otherwise has or had any Liability (contingent or otherwise) with respect to (i) a pension plan subject to Title IV of ERISA or §§ 412 or 430 of the Code, (ii) a multiemployer plan as defined in § 3(37) of ERISA, (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). The Company has no Liability for providing, under any Company Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and § 4980B of the Code or similar state Law. There are no pending or, to the Knowledge of the Company, threatened, Proceedings with respect to any Company Plan (other than routine claims for benefits in the Ordinary Course of Business) which could result in any Liability to Buyer (whether direct or indirect) and, to the Knowledge of the Company, there are no facts or circumstances which could give rise to (or be expected to give rise to) any such Proceedings, audits or claims. None of the assets of any Company Plan are invested in employer securities or employer real property.

(h)         There have been no fiduciary failures, prohibited transactions or other acts or omissions by the Company or, to the Knowledge of the Company, any other Person with respect to the Company Plans, that have given rise to or may give rise to interest, fines, penalties, Taxes or related charges under ERISA, the Code or other applicable Law. Each Company Plan has been operated in documentary and operational compliance with § 409A and § 457A of the Code.

(i)          Each Company Plan which constitutes a “group health plan” (as defined in § 607(i) of ERISA or § 4980B(g)(2) of the Code), including any plans of current and former ERISA Affiliates, have been operated in compliance with applicable Law, including the continuation coverage requirements of § 4980B of the Code and § 601 of ERISA and the portability and nondiscrimination requirements of §§ 9801 and 9802 of the Code and §§ 701-707 of ERISA, to the extent such requirements are applicable.

(j)          All contributions, insurance premiums and payments with respect to each Company Plan have been timely made when due or, if not yet due, have been accrued in accordance with past custom and practice for the Company. Actuarially adequate accruals for all obligations under the Company Plans are reflected in the financial statements of the Company.

(k)         There have been no acts or omissions that would impair the ability of the Company to unilaterally amend or terminate any Company Plan.

(l)          There have been no statements, either written or oral, or communications made or materials provided to any Company Service Provider or former employee of the Company by any Person that provide for or could be construed as a contract or promise (i) by the Company to provide for any pension, welfare or other insurance-type benefits to any such Company Service Provider or former employee, whether before or after retirement, other than benefits under the Company Plans or (ii) regarding continued employment or terms and conditions of employment with Buyer or the Company following the Closing.

3.13       Employment and Labor Matters.

(a)         The Company has made available to Buyer a list of each employee of the Company and each Independent Contractor (each such employee and Independent Contractor, a “Company Service Provider”) and in the case of each such Company Service Provider, the following information, if applicable: (a) name and title or position; (b) date of hire or commencement of service; (c) whether such individual is an employee of the Company, an Independent Contractor who provides services to the Company through an individual contract or an Independent Contractor who provides services to the Company through a third party agency, full-time or part-time, whether hourly or salaried and whether exempt or non-exempt; (d) original hire date or service start date, and if a Company Service Provider was previously terminated and been rehired, the date of such termination, the date such Company Service Provider was rehired or recommenced services and any applicable adjusted service date; (e) whether absent from active employment or service and, if so, the date such absence commenced and the anticipated date of return to active

Annex C-26

employment or active service; (f) annual salary or annual consulting payments, as the case may be, and, if applicable, target bonus and other incentive compensation, such salary and other compensation data to include current information and such information for the prior 12-month period; and (g) accrued unused vacation, sick and other paid-time-off eligibility.

(b)         A complete and accurate copy of each employee handbook or manual and each personnel policy applicable to employees of the Company has been supplied to Buyer.

(c)         (i) The Company is not currently (and has not been since the formation of the Company) party to, is not in the process of negotiating and is not bound by any collective bargaining agreement or relationship with any labor organization and no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (ii) to the Knowledge of the Company, no Company Service Provider (A) has expressed any present intention to terminate his or her employment or services generally or as a result of the transactions contemplated hereby or (B) has indicated that he or she is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any other Person (other than the Company) that would be material to the performance of such employee’s employment duties or services to the Company or the ability of the Company to conduct its business; (iii) there are no outstanding employment-related or unfair labor practice Proceedings, complaint, grievance, inquiry or obligation of any kind, pending or, to the Knowledge of the Company, threatened in any forum, related to an alleged violation or breach by the Company (or its officers or managers) of any Law or Contract; and (iv) to the Knowledge of the Company, no employee or agent of the Company has at any time committed any act or omission giving rise to Liability for any violation or breach identified in clause (iii).

(d)         The Company and its Affiliates have been in compliance in all material respects with all applicable Laws in respect of labor, labor relations, employment and employment practices, including, without limitation, any provisions thereof relating to terms and conditions of employment, wages and hours, social security contributions, tax withholdings, occupational safety and health, employee and contractor classification, equal employment opportunity, overtime regulation, immigration control, drug testing, termination pay, vacation pay, paid time off, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and the Company is not liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing.

(e)         The Company has made timely and proper payment of all amounts payable with respect to employees and consultants, including all wages, commissions, bonuses, severance payments, consulting payments, reimbursements, other amounts due pursuant to any employment or consulting agreement, and withholding for income and employment Taxes, or otherwise have made appropriate accruals on their books.

(f)          Within the past three (3) years, the Company has not entered into a settlement agreement with any Company Service Provider resolving allegations of sexual harassment by an officer or an employee of the Company, and there have not been any Proceedings pending, or to the Knowledge of the Company, threatened against or related to the Company, in each case, involving allegations of sexual harassment by any employee in a managerial or executive position.

3.14       Permits; Licenses. The Company has made available to Buyer a list of all of the material Permits that are required for the Company to own, lease and operate its property and assets or to lawfully operate its business as currently conducted by it or as currently proposed to be conducted (collectively, the “Operating Permits”). The Company holds each of the Operating Permits in the Company’s name, and all of the Operating Permits are valid and in full force and effect. Except for the Routine Customer Disputes, the Company is not in default under, and, to the Knowledge of the Company, no condition exists that with or without notice or lapse of time or both would constitute a default under, any Operating Permit. Except for the Routine Customer Disputes, the Company has not received any notice from any Governmental Authority that it is in violation of or in default under any Operating Permit which has not been dismissed or otherwise disposed of.

3.15       Litigation. The Company has made available to Buyer a list of each instance in which the Company (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge related to the Company or (b) is a party to any Proceeding of, in, or before any Governmental Authority related to the Company. There are no Proceedings pending or, to the Knowledge of the Company, threatened by or against or affecting the Company or any of its Affiliates or any of their assets or properties, with respect to this Agreement or the Ancillary Agreements, or in connection with the transactions contemplated hereby or thereby.

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3.16       Real Property.

(a)         The Company has made available to Buyer a description of all real property leased or otherwise occupied by the Company (the “Leased Real Property”), specifying the street address, the current lessor/owner and lessee and current use of each parcel of Leased Real Property. The Company has made available to Buyer complete and accurate copies of all leases to which the Company is a party, including any subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements, with respect thereto. Each lease of a parcel of Leased Real Property constitutes the valid, binding and enforceable obligation of the Company and is in full force and effect in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Neither the Company, nor, to the Knowledge of the Company, any other party is in breach of or in violation or default under any lease or other Contract relating to the Leased Real Property, and no event has occurred which, with or without notice or lapse of time or both, would result in a breach, violation or default of any such Contract. The Company has not received any notice from, or given any notice to, any other party indicating that the Company, or such other applicable party, is in breach, violation or default under any such Contract. The Company has exclusive possession of the Leased Real Property. Neither the whole nor any material portion of the Leased Real Property has been damaged or destroyed by fire or other casualty which has not been repaired and restored in all material respects. All buildings, structures, improvements and fixtures constituting all or any portion of the Leased Real Property are in sufficiently good operating condition and repair.

(b)         The Leased Real Property constitutes all of the real property rights currently owned and leased, or occupied in connection with the conduct of the business of the Company.

(c)         The Company does not own any real property.

3.17       Environmental Matters.

(a)         The Company is, and since the formation of the Company has been, in compliance in all material respects with all applicable HSE Laws. To the Knowledge of the Company, all of the Company’s raw materials, intermediates and products are, and at all times have been, in compliance with all applicable HSE Laws.

(b)         The Company has all Permits required by HSE Laws for its operations and business. All such Permits are in full force and effect and shall be maintained in full force and effect through the Closing. No suspension or cancellation of such Permits has been threatened, and there is no basis for believing that any such Permit will not be renewable upon expiration. Where applicable, timely applications to renew such Permits are being prepared or have been filed.

(c)         The Company has not received any notice, report or request for information, and there are no Proceedings pending or, to the Knowledge of the Company, threatened which allege a violation of, or Liability pursuant to, any HSE Law or to a Release or threatened Release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased, used or used as a disposal site by the Company or its Affiliates.

(d)         There has been no release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased, used or used as a disposal site by the Company or its Affiliates that has given, or is reasonably likely to give rise in the future, to any Liability under any HSE Law.

(e)         To the Knowledge of the Company, no notice, lien or other restriction relating to the presence of Hazardous Materials or otherwise arising under any HSE Law has been placed on any property or facility now or previously owned, leased or used by the Company.

(f)          The Company has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under HSE Laws.

(g)         The Company has made available to Buyer any and all reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents related to Liabilities under HSE Laws, the Release or threatened Release of Hazardous Materials and compliance with HSE Laws, in each case of, for or by the Company.

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3.18       [Reserved].

3.19       Anti-Corruption, Economic Sanctions and Export Controls.

(a)         The Company is not currently a party to any Government Contract, the period of performance for which has not expired and which remains in effect as of the date of this Agreement, and the Company has not made any Government Bid that has not expired and for which an award has not been issued as of the date of this Agreement.

(b)         Since the date that is five years prior to the date hereof, neither the Company, nor to the Knowledge of the Company, any director, manager, officer, employee or agent of the Company has, in connection with the business of the Company: (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment or offered, promised or authorized the payment of anything of value to any foreign or domestic government officials or employees of any foreign or domestic political parties or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any Person in violation of applicable Law; (iii) made any other payment in violation of Law to any official of any Governmental Authority, including but not limited to, bribes, gratuities, kickbacks, lobbying expenditures, political contributions or contingent fee payments; (iv) violated any applicable money laundering or anti-terrorism law or regulation; or (v) otherwise taken any action which would cause the Company to be in violation of the FCPA, as amended, or any other applicable anti-corruption Law.

(c)

(i)          The Company is in compliance in all material respects with all applicable statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), the U.S. Department of Energy’s regulations at 10 C.F.R. Part 810 and Executive Orders based on the authority vested in the President under the International Emergency Economic Powers Act (IEEPA), as amended, the Trading with the Enemy Act (TWEA) and other U.S. sanctions laws implemented by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); and sanctions administered by the U.S. Department of State, including, but not limited to nonproliferation sanctions and sanctions under the Iran Sanctions Act of 1996, as amended (50 U.S.C § 1701 note) (collectively, and any successors or replacements thereof, the “Export Control Laws”). Since the date that is three years prior to the date hereof, the Company has not received written communication from any Governmental Authority of any actual or alleged material violation, breach or noncompliance with the Export Control Laws.

(ii)         The Company is in compliance in all material respects with the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of Treasury and Section 999 of the Internal Revenue Code, and all Laws and regulations administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security.

(iii)        Since the date that is five years prior to the date hereof, the Company has not (A) entered into a consent agreement with the Directorate of Defense Trade Controls, or (B) had any fines or penalties imposed by the State or Commerce Departments or OFAC in connection with violations of the Export Control Laws. The Company does not have any open investigations, voluntary disclosures or enforcement actions that are currently being reviewed by the State or Commerce Departments or OFAC.

3.20       Regulatory Matters.

(a)         The Company is not subject to regulation by a “state commission” as defined in 18 C.F.R. § 1.101(k) or other Governmental Authority as a “public utility” (or similar designation) under applicable Law. The Company has not engaged in the marketing of electric energy and does not own, or operate facilities used for the generation, transmission or distribution of electric energy for sale. The execution and delivery of this Agreement and the consummation of the Transactions do not require the Company to seek or obtain any authorization from the FERC under Sections 203 or 204 of the FPA. The Company is not subject to regulation under PUHCA, whether by exemption or otherwise.

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(b)         The Company has not filed and is not currently required to file any tariff, contract or other instrument for the approval of or acceptance by the FERC in order to provide its products and services. The consummation of the Transaction foes not and will not require the prior approval of the FERC, or any other agency within the United States Department of Energy, or of any “state commission” as defined in 18 C.F.R. § 1.101(k).

(c)         The Company is not subject to any Laws and regulations of any states in which it currently operates as such Laws and regulations relate to the rates of electric utilities and the financial and organizational regulation of electric utilities, and the Company has not files, and has not been required to file, any tariff, contract or instrument for the approval or acceptance of any state energy regulatory agency. No state has requested and received from the FERC any permission to apply any state energy regulation to the Company.

(d)         The sales of the Company products and services and the installation and energization of any Company products does not violate any franchise or certified territory of any electric utility under state Law.

(e)         The installation and energization of Company products has been consistent with the applicable interconnection requirements for the applicable energy utility and the regulations of any applicable “state commission” as defined in 18 C.F.R. § 1.101(k).

(f)          No suit, Proceeding, investigation, inquiry, or other legal or administrative proceeding by any Governmental Authority or by any other Person has been or is pending or, to the Knowledge of the Company, threatened which (i) asserts that the Company is a public utility under the FPA or a public-utility company under PUHCA, (ii) alleges that the Company has violated or is in violation of 18 C.F.R. § 1c.2, or (iii) alleges that the sales of Company products and services by the Company or the installation and energization of any Company products by the Company are not legal or permitted under the FPA or applicable state Law relating to the rates of electric utilities and the financial and organizational regulation of electric utilities, or violate the rights of any electric utility under any applicable state Law relating to the rates of electric utilities and the financial and organizational regulation of electric utilities.

(g)         Except for the Routine Customer Disputes, the Company has not received any written notice of any alleged claim, violation of, or liability under any Consumer Protection Law which has not been cured prior to the date of this Agreement or for which there may be any remaining liability. All claims made by the Company in any advertising, marketing and promotion by any means (including, but not limited to, training materials for salesmen or distributors, labels, catalogs and websites) relating to the environmental, financial, economic or any other attributes of any Company products or services are truthful, non-deceptive, substantiated and otherwise in compliance with all applicable Laws, including, without limitation, Consumer Protection Law. The Company operates its business in accordance with all applicable Laws, including, without limitation, Consumer Protection Laws.

3.21       Social Media Accounts. The Company has made available to Buyer a list of all Social Media Accounts that the Company uses, operates or maintains, including in connection with marketing or promoting any Company products or services, and, for each such Social Media Account, any account name(s), user name(s), nickname(s), display name(s), handle(s), and other identifiers registered or used by or for the Company with respect to such Social Media Account (collectively, “Social Media Account Names”). All use of the Social Media Accounts complies with and has complied with (a) all terms and conditions, terms of use, terms of service and other Contracts applicable to such Social Media Accounts and (b) applicable Law. Each current and former employee, contractor and consultant of the Company has entered into a Contract that (a) provides that the Company, and not such employee, contractor or consultant, owns and controls the Social Media Accounts and Social Media Account Names (including all associated information and content and all relationships, interactions and communications with fans, followers, visitors, commenters, users and customers) and (b) requires each such employee, contractor or consultant to relinquish to the Company all Social Media Account Names, passwords, and other log-in information for the Social Media Accounts upon termination of employment or engagement or at any other time upon the Company’s request.

3.22       Bank Accounts; Power of Attorney. Set forth in Schedule 3.22 is a complete and correct list of each bank account or safe deposit box of the Company, the names and locations of all banks in which the Company has accounts or safe deposit boxes, and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company.

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3.23       Certain Payments. Neither the Company nor, to the Knowledge of the Company, any of its directors, officers, representatives, agents or employees, (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (d) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.24       Product Specifications; Warranties.

(a)         Each Company product sold, licensed, distributed, delivered or otherwise provided by the Company has been in conformity in all material respects with all applicable product specifications, contractual commitments, express and implied warranties and applicable Law, and the Company has no material Liability (and there is no basis for any Proceeding, complaint, claim or demand against the Company giving rise to any material Liability) for violations thereof. No Company product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale in any material respect. The Company has made available to Buyer true, correct and complete copies of the standard terms and conditions for each Company product (containing applicable guaranty, warranty, and indemnity provisions). To the Company’s Knowledge, no component, assembly, part, product or other hardware purchased, licensed, leased or otherwise acquired or obtained from any manufacturer, supplier or other Person and incorporated into any Company product has been or is subject to any voluntary or involuntary recall, market withdrawal, safety alert or similar action.

(b)         To the Knowledge of the Company, except for the Routine Customer Disputes, there are no pending claims, and there have been not been in the past any claims, threatened in writing against the Company for warranty, guarantee (including, but not limited to, any power production guarantee), material back charge, rejection of deliverables in connection with the provision of any services, or other claims for damages against the Company by any Person arising from any Company products or services, in each case for amounts in excess of $100,000 per claim or in the case of multiple claims of the same nature or type, where the aggregate value of such claims exceeds $1,000,000 in any calendar year.

3.25       Insurance. The Company has made available to Buyer a list of all insurance policies held by or applicable to the Company setting forth, in respect of each such policy, the policy name, carrier, term, type and amount of coverage. Such insurance policies are in full force and effect and are for such amounts as are sufficient for all material requirements of Law and all Contracts. No notice of cancellation or termination has been received by the Company with respect to any of such insurance policies and the Company has not received notice of any retroactive material upward adjustment in premiums under any such insurance policies. No event has occurred, including the failure by the Company to give any notice or information, or the Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under, or would permit the termination or modification of, any such insurance policies.

3.26       Privacy.

(a)         The Company has (i) complied in all material respects with all (A) Privacy and Security Laws governing the receipt, collection, use, storage, processing, sharing, security, disposal, disclosure, or transfer of Protected Information that is collected or possessed by or otherwise subject to the control of the Company and (B) all of the Company’s policies regarding privacy and data security, including all privacy policies and similar disclosures published on the Company’s websites or otherwise communicated to individuals, and (ii) implemented and maintained commercially reasonable measures sufficient to provide reasonable assurance that the Company has complied and remains in compliance with such Privacy and Security Laws and that the Company will not acquire, fail to secure, share or use such Protected Information in a manner inconsistent with (A) such Privacy and Security Laws, (B) any notice to or consent from the provider of Protected Information, (C) any policy adopted by the Company, (D) any contractual commitment made by the Company, (E) any privacy policy or privacy statement from time to time published or otherwise made available by the Company to the Persons to whom the Protected Information relates, and (F) the payment card industry data security standards, with respect to any payment card data collected or handled by the Company, or by third parties on the Company’s behalf.

(b)         With respect to all Protected Information collected by or on behalf of the Company, the Company has at all times taken all steps that either are required by applicable Privacy and Security Laws or are otherwise reasonably necessary to protect such Protected Information against loss and against unauthorized access,

Annex C-31

use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technical and physical security of such Protected Information. The Company has commercially reasonable safeguards in place to protect Protected Information in its possession or control from unauthorized access or disclosure, including by its employees, independent contractors and consultants. There have been no Security Incidents.

(c)         The transfer of Protected Information in connection with the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Laws or the Company’s privacy policies as they currently exist or as they existed at any time during which any of the Protected Information was collected or obtained. The Company is not subject to any contractual requirements or other legal obligations that, following the Closing, would prohibit the Company or Buyer from receiving, using or disclosing Protected Information in the manner in which the Company receives, uses and discloses such Protected Information prior to the Closing.

(d)         In connection with each third-party servicing, outsourcing or similar arrangement involving the third party’s acquisition of or access to Protected Information provided by or on behalf of the Company, the Company has contractually obligated any such third party to (i) comply with the Privacy and Security Laws applicable with respect to Protected Information, (ii) take reasonable steps to protect and secure the Protected Information from unauthorized disclosure, (iii) restrict use of the Protected Information to those authorized or required under the servicing, outsourcing or similar arrangement, and (iv) certify or guarantee the return or adequate destruction of the Protected Information.

(e)         Except for disclosures of information required by Privacy and Security Law, authorized by the provider of Protected Information or described in the Company’s privacy policies, the Company has not sold, rented or otherwise made available, and does not sell, rent or otherwise make available, to third parties any Protected Information.

(f)          The Company has not received any notice of any claims, investigations, or alleged violations of Privacy and Security Laws with respect to Protected Information collected or possessed by or otherwise subject to the control of the Company, and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such violation. There has been no incident involving a breach in the security of or compromise to the integrity or availability of Protected Information within the Company’s possession or control; and no third party to whom the Company has provided access to Protected Information has notified the Company of (i) any unauthorized acquisition, access, use or disclosure of any such Protected Information that would trigger a notification or reporting requirement under any Privacy and Security Laws, (ii) any attempted or successful unauthorized access, use, disclosure, modification, or destruction of such Protected Information, or (iii) any interference with any database, network, or information system that could materially affect the privacy or security of such Protected Information.

3.27       No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates that is entitled to any fee or commission from the Company or its Affiliates in connection with the transactions contemplated hereby.

3.28       Transactions with Affiliates. Except as set forth in Schedule 3.28, there are no agreements, contracts, plans, arrangements or other transactions between or among the Company, on the one hand, and any Affiliate of the Company or the Member, as applicable, or officer, director, shareholder or member of the Company or the Member, as applicable, or any Affiliate of the Company or the Member, as applicable, on the other hand (except ordinary course employment agreements which are terminable at-will).

3.29       No Outstanding Fees or Commissions. The Company does not have any outstanding unpaid obligations with respect to any referral fee, commission, success fee or similar obligation, regardless of whether any such obligation remains subject to one or more contingencies.

3.30       No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including as qualified by any schedules hereto), none of the Member, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Member or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its Representatives (including any information, documents or material made available to Buyer, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE MEMBER

The Member represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

4.1         Due Authorization; Enforceability.

(a)         The Member has full power and authority to execute and deliver this Agreement and its Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and no other action or proceeding on the part of the Member is necessary to authorize the execution and delivery of this Agreement or its Ancillary Agreements by the Member, the performance by the Company and the Member of such obligations or the consummation by the Member of such transactions.

(b)         This Agreement has been duly and validly executed and delivered by the Member and the Ancillary Agreements to which the Member is a party shall have been duly and validly executed and delivered by the Member on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of the Member, and each of its Ancillary Agreements when executed and delivered by the Member (assuming the due authorization, execution and delivery by the other parties thereto) shall constitute a legal, valid and binding obligation of the Member, in each case enforceable against the Member in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

4.2         Consents and Approvals; No Conflicts. The execution and delivery by the Member of this Agreement and the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any Law or other restriction of any Governmental Authority applicable to the Member; or (ii) except as listed on Schedule 3.4, require any consent, authorization or approval under, violate or conflict with, result in a breach or termination of, constitute a default under or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of the Member or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any of the assets or properties of the Company, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Member is a party or by which the Member or any of its assets or properties are bound.

4.3         Title.

(a)         The Member is the sole record and beneficial owner of all Company Interests issued and outstanding as of the Agreement Date, and he has good and marketable title to the Company Interests, free and clear of all Liens.

(b)         Upon the Closing, Buyer will be the sole record and beneficial owner of 100% of the Equity Interests of the Company, free and clear of any Liens. Immediately following the Closing, neither the Member, or any other Person (other than the Buyer), will have any direct or indirect Equity Interest or other ownership interest in the Company, or any other right to participate in the profits or distribution of assets of the Company.

4.4         Litigation. No Proceeding or investigation of any nature is pending or, to the Member’s Knowledge, threatened, against the Member with respect to the Company Interests or the Member’s execution, delivery and performance of this Agreement or any Ancillary Agreement to which it will be a party or the consummation of the Transaction. No Proceeding or investigation of any nature is pending, or to the Member’s Knowledge, threatened, against the Member that would, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Member’s ability to consummate the Transaction. No Proceeding or investigation of any nature is pending or, to the Member’s Knowledge, threatened, against the Member before any arbitrator or court or other Governmental Authority which (a) if adversely determined, would be reasonably likely to have a Material Adverse Effect, or (b) challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken in connection herewith or therewith, including the Member’s sale and transfer of the Company Interests to Buyer hereunder.

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4.5         Interested Party Transactions.

(a)         Neither the Member nor any of its Affiliates has (i) an economic interest in any Person that purchases from or sells or furnishes to the Company any goods or services or (ii) a beneficial interest in any agreement to which the Company is a party or by which they or their properties or assets are bound, other than as a result of the Member’s Company Interests; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any Person” for purposes of this Section 4.5(a).

(b)         The Member has not agreed to, or assumed, any obligation or duty to guaranty or otherwise assumed or incurred any obligation or liability of the Company or any of its Affiliates.

4.6         No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Member or any of the Member’s Affiliates that is entitled to any fee or commission from the Member or the Member’s Affiliates in connection with the transactions contemplated hereby.

4.7          Investment Purpose. The Member is acquiring the Consideration Shares for the Member’s own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Member acknowledges that it is informed as to the risks of the Transaction and of the ownership of the Consideration Shares. The Member acknowledges that the Consideration Shares have not been registered under the Securities Act or any state or foreign securities Laws and that the Consideration Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and the Consideration Shares are registered under any applicable state or foreign securities Laws or are sold pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. The Member acknowledges that the Consideration Shares will contain a legend in their book entry form consistent with the foregoing.

4.8         Independent Investigation.

(a)         Member has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Buyer and its Affiliates, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Buyer and its Affiliates for such purpose.

(b)         Member acknowledges that (i) neither the Buyer nor any other Person on behalf of Buyer has made any representation or warranty, expressed or implied, as to Buyer or the Buyer Common Stock, or the accuracy or completeness of any information regarding Buyer or the Buyer Common Stock furnished or made available to Member and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in ARTICLE V of this Agreement, (ii) in determining to enter into this Agreement, Member has not relied on any representation or warranty from Buyer or any other Person on behalf of Buyer or its Affiliates, or upon the accuracy or completeness of any information regarding the regarding the Buyer or the Buyer Common Stock furnished or made available to Member and its Representatives, other than those representations and warranties expressly set forth in ARTICLE IV of this Agreement, and (iii) neither the Buyer or any other Person acting on behalf of Buyer shall have any liability to Member or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of Buyer or its Affiliates, the future business, operations, or affairs of Buyer or its Affiliates, except as expressly set forth in ARTICLE V of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and the Member as of the date of this Agreement and as of the Closing Date as follows:

5.1         Organization. Buyer is a corporation validly existing and in good standing under the Laws of the State of Delaware.

5.2         Authority Relative to Agreement. Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and, as applicable,

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thereunder, and to consummate the transactions contemplated hereby and, as applicable, thereby, and no other action or proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party, the performance by it of such obligations or the consummation of such transactions. This Agreement has been duly and validly executed and delivered by Buyer and the Ancillary Agreements shall have been duly and validly executed and delivered by Buyer, as applicable, on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Buyer and each Ancillary Agreement to which Buyer is a party, when executed and delivered (assuming the due authorization, execution and delivery by the other Parties), will constitute a legal, valid and binding obligation of Buyer, as applicable, in each case enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

5.3         Consents and Approvals; No Conflicts.

(a)         No consent, authorization or approval of, filing or registration with any Governmental Authority is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

(b)         The execution and delivery by Buyer of this Agreement and, as applicable, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any Law or other restriction of any Governmental Authority applicable to Buyer; (ii) violate any provision of the Organizational Documents of Buyer; (iii) require any consent, authorization or approval under, violate or conflict with, result in a breach or termination of, constitute a default under or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of Buyer or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any assets or properties of Buyer, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Buyer is a party or by which Buyer or any of its assets or properties are bound; or (iv) permit the acceleration or maturity of any Indebtedness of Buyer or Indebtedness secured by any of their material assets or properties; except in the cases of clauses (i), (iii) and (iv) as would not prevent or materially impede the ability of Buyer to consummate the transactions contemplated hereby.

5.4         No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Subsidiaries that is entitled to any fee or commission from Buyer or its Subsidiaries in connection with the transactions contemplated hereby, except for any such fee or commission that would be borne solely by Buyer or any of its Subsidiaries.

5.5         No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer or any of its Affiliates, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer or its Affiliates furnished or made available to the Member or the Company and their Representatives (including any information, documents or material made available to Company or the Member, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Parent or Buyer, or any representation or warranty arising from statute or otherwise in law.

ARTICLE VI
COVENANTS

6.1         General. Each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, as promptly as reasonably practicable, in order to consummate and make effective the transactions contemplated by this Agreement.

6.2         Notices and Consents to Third Parties. The Company shall give notices to all necessary third parties and shall use reasonable best efforts to obtain all of the consents necessary for the consummation of the transactions contemplated hereby; provided, however, that the Company shall not seek any consent from, or deliver any notice

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to, any party to any Contract of the Company without the prior written consent of Buyer. Each Party shall give any notices to, make any filings with and use reasonable best efforts to obtain any authorizations, consents and approvals of Governmental Authorities and other Persons which, if not obtained or made, would reasonably be expected to have an adverse effect on the ability of the Parties to consummate the transactions contemplated hereby. Subject to applicable Law, the Company and Buyer shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to applicable Law: (a) the Company shall promptly furnish Buyer with copies of nonconfidential notices, applications, consent solicitations or other communications received by the Company from any third party or Governmental Authority with respect to the transactions contemplated by this Agreement; (b) the Company shall provide Buyer a reasonable opportunity to review and approve in advance any proposed nonconfidential notices, applications, consent solicitations or other communication given or made by the Company to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) the Company shall consider in good faith Buyer’s views with respect to, and confer in good faith with Buyer to resolve, any disagreement as to the nature or content of such communication.

6.3         [Reserved].

6.4         Employee Matters.

(a)         The employment of any Company Service Provider following the Closing shall be subject to each individual’s satisfactory completion of Buyer’s standard employment processes and a background check (including a criminal background check), each of the kind imposed by Buyer and its Affiliates in the ordinary course with respect to all newly-hired similarly situated employees.

(b)         No provision of this Agreement (i) shall require Buyer to continue to employ any particular Company Service Provider following the Closing Date for any particular period of time or prevent or restrict in any way the right of Buyer or its Affiliates to terminate, reassign, promote or demote any Company Service Provider (or to cause any of the foregoing actions) at any time, or to change (or cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such Company Service Providers, (ii) shall be construed to prohibit Buyer from amending or terminating any employee benefit program, (iii) shall constitute or be construed as an amendment of any employee benefit program or (iv) shall create or be intended to create any third-party beneficiary rights.

(c)         As a material inducement to the commencement of the employment of Messrs. Ruggio and Jensen with Buyer or one of its Subsidiaries, promptly following Closing, Buyer will grant each of Messrs. Ruggio and Jensen an employment inducement award within the meaning of Nasdaq Listing Rule 5635(c) as further described on Schedule 6.4(c) under the heading “Employment Inducement Awards”. Additionally, following the Closing, Buyer, through the compensation committee of Buyer’s board of directors, will design and implement an equity incentive program as further described on Schedule 6.4(c) under the heading “Equity Incentive Program”. Awards under such Equity Incentive Program shall be allocated among the Company Service Providers as determined by Buyer in consultation with the Company’s senior leadership. Such Equity Incentive Program will be subject to all of the terms and conditions set forth in Buyer’s equity incentive plans (as may be amended from time to time), in the recipient’s offer letter and in a restricted stock unit agreement to be entered into between the participants in such Equity Incentive Program and Buyer.

6.5         Preparation and Filing of Tax Returns.

(a)         The Member shall prepare and timely file or cause to be prepared and timely filed (and the expenses related thereto shall be Transaction Expenses for purposes of this Agreement), all Tax Returns of the Company for any Pre-Closing Tax Period that are due after Closing and for any Straddle Period; provided, however, that the Member shall provide drafts of such Tax Returns to Buyer at least 20 days prior to the due date for filing any such Tax Return. The Member shall consider in good faith any reasonable comments to such Tax Returns proposed in writing by Buyer at least 10 days prior to the due date for filing any such Tax Return. The Member shall pay to Buyer, within five days following any demand by Buyer, with respect to such Tax Returns, an amount equal to the amount of Taxes shown as due on such Tax Returns to the extent not already included in the Debt Amount; provided, however, with respect to such Tax Returns for a Straddle Period, the amount owed by Members shall be an amount equal to the portion of such Taxes shown as due on such Tax Returns which relates to the portion of such Straddle Period ending on the Closing Date (as determined pursuant to Section 6.7(b) below).
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(b)         In the case of any Straddle Period, the amount of any Taxes for the Pre-Closing Tax Period shall be determined based on a closing of the books as of the close of business on the Closing Date; provided, however, that in the case of a Tax not based on income, receipts, proceeds, profits or similar items, the amount of any Taxes for the Pre-Closing Tax Period shall be equal to the amount of Tax for the entire Straddle Period, multiplied by a fraction the numerator of which is the total number of days from the beginning of the Straddle Period through and including the Closing Date and the denominator of which is the total number of days in the Straddle Period.

6.6         Transfer Taxes. All state and local transfer, sales, filing, recordation, use, stamp, registration or other similar Taxes and fees resulting from the transactions contemplated by this Agreement (“Transfer Taxes”) shall be the responsibility of the Buyer. Following the closing, the Buyer shall cause the Company to, at its expense, prepare and file all necessary Tax Returns and other documentation with respect to such Transfer Taxes as required by applicable Law.

6.7         Indemnification. The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former officers of the Company (the “Indemnified Officers”) as provided under the Company’s Organizational Documents or any indemnification, employment or other similar agreements between any Indemnified Officer and the Company as in effect on the date of this Agreement and listed on Schedule 6.9, shall survive the Closing and shall continue in full force and effect from and after the Closing in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, Buyer (i) shall cause the Organizational Documents of the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the Indemnified Officers than are set forth as of the date of this Agreement, subject to applicable Law, and (ii) shall perform and discharge, or cause to be discharged, all obligations to provide, in accordance with such Organizational Documents, such indemnity, exculpation and advancement of expenses during such six (6) year period. The provisions of this Section 6.9 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Officers and their respective heirs and assigns. The provisions of this Section 6.9 shall be binding on Buyer and all its successors and assigns. In the event that Buyer or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of Buyer shall assume or succeed to the obligations set forth in this Section 6.9. The foregoing notwithstanding the indemnification rights provided under this Section 6.9 shall not apply in respect of any amounts payable to any Buyer Indemnified Party pursuant to ARTICLE IX hereof.

6.8         Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement related to the subject matter of this Agreement at or after the Closing without the prior consent of the other Parties; provided that nothing in this Section 6.11 shall prevent any Party from: (a) making any disclosure it believes in good faith it is required to make by applicable Law (including the rules and regulations of the Securities and Exchange Commission and any Nasdaq rules or listing requirements, in all cases as in effect from time to time), in which case the disclosing Party shall use its reasonable best efforts to advise the other Party prior to making the disclosure, or (b) enforcing its rights hereunder.

6.9         Confidentiality. From and after the Closing, the Member shall hold, and shall use commercially reasonable efforts to cause his Representatives to hold, in strict confidence from, and not disclose to, any Person (other than any such Representative) all non-public documents and information concerning the Company or the operations of its business, either furnished to it by Buyer or Buyer’s Affiliates or Representatives, or to which the Member otherwise had access at any time (including prior to the Closing Date) in connection with this Agreement or the transactions contemplated hereby or the conduct of business prior to the Closing, including all non-public information associated with the Company or the operations of its business (“Confidential Information”), except to the extent that such documents or information can be shown by the Company to have been: (a) previously known by the Person receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no disclosure by the Member; or (c) lawfully acquired by the Member after the Closing Date from another source that is not under an obligation to Buyer or another Person to keep such documents and information confidential. In the event that the Member is requested or required by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process to disclose any Confidential Information, such Person shall (i) provide Buyer with prompt notice so that Buyer may seek a protective order or other appropriate remedy or, in Buyer’s sole discretion, waive compliance with the provisions of this Section 6.12 and (ii) cooperate with Buyer, at Buyer’s expense, in any effort Buyer undertakes to obtain a protective order or other remedy.

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In the event that such protective order or other remedy is not obtained or Buyer waives compliance with the provisions of this Section 6.12, the disclosing Person shall (x) disclose to the Person compelling disclosure only that portion of the Confidential Information that the disclosing Person is advised, by its counsel, is legally required and shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Confidential Information so disclosed (to the extent available) and (y) use reasonable best efforts to promptly furnish to Buyer a copy (in whatever form or medium) of such Confidential Information that it intends to furnish.

6.10       Registration Rights.

(a)         Buyer shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 (or if Buyer is then-eligible to use Form S-3, Buyer may elect to file the initial Registration Statement on Form S-3) covering the resale of all of the Registrable Securities (the “Resale Registration Statement”); provided that such initial Resale Registration Statement shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC. Buyer shall provide the Member, Company, and Company counsel a draft of the Registration Statement and each amendment thereto at least three (3) Business Days before it is filed, and Buyer shall use its reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b)         In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement, Buyer shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement, or both, so as to cover at least the Required Registration Amount as of the Business Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than 30 days after the necessity therefor arises (but taking account of any position of the staff of the SEC (the “Staff”) with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). Buyer shall use its best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Buyer Common Stock available for resale under the applicable Registration Statement is less than the total number of Consideration Shares then-issuable under this Agreement (and after taking into account any limitations to such issuance imposed by this Agreement).

(c)         The Resale Registration Statement (or any prospectus or prospectus supplement forming a part of such Resale Registration Statement), as initially filed, shall include the Registrable Securities of the Member and any Permitted Transferee thereof for whom Buyer has received properly completed Selling Holder Questionnaires.

(d)         Notwithstanding the foregoing obligations, if Buyer furnishes to the Member a certificate signed by an authorized officer of Buyer stating that in the good faith judgment of Buyer it would be materially detrimental to the Company for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential; or (iii) render Buyer unable to comply with requirements under the Securities Act or Exchange Act, then Buyer shall have the right to defer taking action with respect to such filing or to otherwise suspend the use of such Registration Statement, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly.

(e)         It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Section 6.14 with respect to the Registrable Securities that the Member shall furnish to Buyer such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Securities.

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(f)          Buyer shall notify the Member promptly upon discovery that, or upon the discovery of the happening of any event as a result of which, the Resale Registration Statement or any supplement to any prospectus forming a part of the Resale Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, use commercially reasonable efforts to supplement or amend such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made. After the Resale Registration Statement becomes effective, Buyer shall notify the Member of any request by the SEC that Buyer amend or supplement such Resale Registration Statement or prospectus, and Buyer shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep the Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Resale Registration Statement.

(g)         All of the expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of Buyer’s outside counsel and independent accountants of Buyer shall be paid by Buyer. Buyer shall not be responsible for any selling expenses of the Member or any other selling stockholder in connection with the Resale Registration Statement.

(h)         Buyer shall use commercially reasonable efforts to cause the Consideration Shares being issued to be approved for listing (subject to notice of issuance) on the Nasdaq effective as of the Closing.

6.11       Further Assurances. From and after the Closing Date, the Member shall, from time to time, at Buyer’s request, promptly execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably require in order to comply with the provisions of this Agreement or consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE VII
[RESERVED]

ARTICLE VIII
[RESERVED]

ARTICLE IX
INDEMNIFICATION AND RELATED MATTERS

9.1         Survival Period. The Parties agree that: (a) the Fundamental Representations shall survive the Closing and continue in full force and effect until the fifth anniversary of the Closing Date (unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such Fundamental Representations, in which case the applicable Fundamental Representation shall survive as to such claim until such claim has been finally resolved); (b) the representations and warranties of the Company contained in Section 3.9 [Tax Matters] shall survive the Closing and continue in full force and effect until 90 days following the expiration of the applicable statutes of limitation; (c) in the event of fraud by the Company, the Member, any Affiliate of the Member or Buyer, as applicable, in respect of any representation or warranty made by the Company, the Member or Buyer, as applicable, in this Agreement or in any officer’s certificate required to be delivered under this Agreement, the related representations and warranties shall survive the Closing and continue in full force and effect until 90 days following the expiration of the applicable statutes of limitation; and (d) all of the other representations and warranties of the Company, the Member and Buyer contained in ARTICLE III, ARTICLE IV and ARTICLE V shall expire on the first anniversary of the Closing Date (unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such representations and warranties, in which case the applicable representation and warranty shall survive as to such claim until such claim has been finally resolved). None of the Parties shall have any Liability whatsoever with respect to any representation or warranty in this Agreement unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. All covenants and other agreements contained in this Agreement shall survive the Closing in accordance with their respective terms until the expiration of the applicable statutes of limitation.

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9.2         Indemnification of Buyer.

(a)         Subject to the other provisions of this ARTICLE IX, each Member, severally and not jointly, shall indemnify Buyer and its Affiliates and their respective Representatives (the “Buyer Indemnified Parties” and each, a “Buyer Indemnified Party”) from and against any and all Damages incurred by any Buyer Indemnified Party in connection with, relating to or arising from any of the following:

(i)          any breach or inaccuracy of any representation or warranty of the Company or the Member contained in this Agreement or in any officer’s certificate required to be delivered by the Company under this Agreement;

(ii)         any breach by the Company or the Member of any of their covenants contained in this Agreement or any Ancillary Agreement;

(iii)        the Adjustment Amount, if any, payable to Buyer pursuant to Section 2.7;

(iv)        Indemnified Taxes;

(v)         any fraud in the making of any representations and warranties of the Company or the Member in this Agreement or in any officer’s certificate required to be delivered by the Company or the Member under this Agreement;

(vi)        the Former Promissory Notes (as defined on Schedule 3.28)

(b)         Notwithstanding anything set forth in Section 9.2(a) to the contrary,

(i)          the Buyer Indemnified Parties shall be entitled to indemnification pursuant to Section 9.2(a)(i) with respect to any claim for indemnification pursuant to Section 9.2(a)(i) only if the aggregate Damages to all Buyer Indemnified Parties (without duplication) with respect to all claims for indemnification pursuant to Section 9.2(a)(i) exceed $375,000 (the “Basket”), whereupon (subject to the provisions of Section 9.2(b)(ii)) the Buyer Indemnified Parties shall be entitled to indemnification in full for Damages subject to indemnity pursuant to Section 9.2(a)(i) from the first dollar of Damages (including all Damages subject to the Basket); provided, however, that the Basket shall not apply to the indemnification described in Section 9.2(a)(i) with respect to the Company’s Fundamental Representations, the representations and warranties of the Company under Section 3.9 [Tax Matters] or with respect to fraud by the Company in the making of any representations or warranties of the Company in this Agreement or in any officer’s certificate required to be delivered by Company under this Agreement; and

(ii)         the indemnification to which the Buyer Indemnified Parties shall be entitled pursuant to Section 9.2(a)(i) shall not exceed $7,500,000 (the “Cap”); provided, however, that the Cap shall not apply to the indemnification described in Section 9.2(a)(i) with respect to the Fundamental Representations, the representations and warranties of the Company under Section 3.9 [Tax Matters] or with respect to fraud by the Company in the making of any representations or warranties of the Company in this Agreement or in any officer’s certificate required to be delivered by Company under this Agreement.

9.3         Indemnification of the Member.

(a)         Subject to the other provisions of this ARTICLE IX, Buyer shall indemnify the Member from and against any and all Damages incurred by the Members in connection with, relating to or arising from any of the following:

(i)          any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement;

(ii)         any breach by Buyer of any of Buyer’s covenants contained in this Agreement or any Ancillary Agreement; or

(iii)        any fraud in the making of any representations and warranties of Buyer in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement.

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(b)         Notwithstanding anything set forth in Section 9.3(a) to the contrary,

(i)          The Member shall be entitled to indemnification pursuant to Section 9.3(a)(i) with respect to any claim for indemnification pursuant to Section 9.3(a)(i) only if the aggregate Damages to the Member (without duplication) with respect to all claims for indemnification pursuant to Section 9.3(a)(i) exceed the Basket, whereupon (subject to the provisions of Section 9.3(b)(ii)) the Member shall be entitled to indemnification in full for Damages subject to indemnity pursuant to Section 9.3(a)(i) from the first dollar of Damages (including all Damages subject to the Basket); provided, however, that the Basket shall not apply to the indemnification described in Section 9.3(a)(i) with respect to Buyer’s Fundamental Representations or with respect to fraud by Buyer in the making of any representations or warranties of Buyer in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement; and

(ii)         the indemnification to which the Member shall be entitled pursuant to Section 9.3(a)(i) shall not exceed the Cap; provided, however, that the Cap shall not apply to the indemnification described in Section 9.3(a)(i) with respect to Buyer’s Fundamental Representations or with respect to fraud by Buyer in the making of any representations or warranties of Buyer in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement;.

9.4         Third Party Claims. If any action at Law or suit in equity is instituted by or against a third party with respect to which any Buyer Indemnified Party or Member (such party, the “Indemnified Party”) believes is reasonably likely to result in Damages under this ARTICLE IX, such Indemnified Party shall promptly notify the Member (in the case of a Buyer Indemnified Party) or Buyer (in the case of the Member) (such notified Party, the “Responsible Party”) of such action or suit; provided that any delay or failure to so notify shall not impact the availability of indemnification hereunder. The Responsible Party shall, promptly and in no event later than five (5) days after receipt of the notice, notify such Indemnified Party whether the Responsible Party elects to conduct and control such action or suit, but only after confirming in writing to such Indemnified Party that it accepts responsibility to indemnify such Indemnified Party for all Damages arising from such action or suit. Unless and until the Responsible Party delivers the foregoing notice, such Indemnified Party shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its sole discretion, unless the third-party claimant and such Indemnified Party provide to the Responsible Party an unqualified release from all Liability in respect of such action or suit and such settlement, compromise or judgment does not involve any nonmonetary penalty or admission of fault or Liability, in which case the Responsible Party shall promptly cause to be paid to such Indemnified Party in accordance with this ARTICLE IX the amount of any Damages in respect of such action or suit. If the Responsible Party provides the foregoing notice, the Responsible Party shall have the right to conduct and control, at its sole expense and with counsel of its choice (which counsel must be reasonably satisfactory to such Indemnified Party), such action or suit, and such Indemnified Party shall reasonably cooperate in connection therewith; provided that the Responsible Party shall not settle such action or suit without the prior consent of such Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless the third-party claimant and the Responsible Party provide to such Indemnified Party an unqualified release from all Liability in respect of such action or suit and such settlement, compromise or judgment does not involve any nonmonetary penalty or admission of fault or Liability on the part of such Indemnified Party or its Affiliates. Such Indemnified Party may participate in the defense of such action or suit that is defended by the Responsible Party with counsel of its choice; provided, however, that the fees and expenses of such Indemnified Party’s counsel shall be paid by such Indemnified Party unless (i) the Responsible Party has agreed in writing to pay such fees and expenses, (ii) such Indemnified Party shall have reasonably determined based on the advice of counsel that a conflict or potential conflict exists between the Responsible Party and such Indemnified Party that would make such separate representation advisable or there are one or more factual or legal defenses available to such Indemnified Party that are different or in addition to those that are available to the Responsible Party, (iii) the action or suit involves the seeking of non-monetary relief which, if granted, could reasonably be expected to materially and adversely affect the business of such Indemnified Party or its Affiliates, (iv) the amount of potential Damages exceeds the amount that is available for indemnification hereunder, after taking into account all other claims made or reasonably anticipated, or (v) the Responsible Party ceases to diligently defend the action or suit, in all of which cases such counsel shall be at the expense of the Responsible Party.

9.5         Limitations.

(a)         Any payment to a Buyer Indemnified Party in respect of any claim for indemnification properly asserted by any Buyer Indemnified Party under Section 9.2(a)(i) (a) shall first reduce the First Post-Closing Consideration Share Value in accordance with the terms of the definition thereof until the earlier of the date on which

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the First Post-Closing Consideration Shares have been issued pursuant to this Agreement or the First Post-Closing Consideration Share Value has been reduced to $0.00, (b) next shall reduce the Second Post-Closing Consideration Share Value in accordance with the terms of the definition thereof until the earlier of the date on which the Second Post-Closing Consideration Shares have been issued pursuant to this Agreement or the Secon Post-Closing Consideration Share Value has been reduced to $0.00, and (c) thereafter, the Buyer Indemnified Parties may seek recourse against the Member directly.

(b)         Any payment by the Member or Buyer pursuant to Section 9.2 or Section 9.3, as applicable, in respect of any indemnification properly asserted by any Indemnified Party shall be limited to the amount of any Damages that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by an Indemnified Party in respect of any such claim (net of any deductible or any other expense incurred by the Indemnified Party in obtaining such recovery).

(c)         No Indemnified Party shall be entitled to double recovery for any indemnifiable Damages even though such Damages may have resulted from the breach of more than one of the representations, warranties, agreements and covenants in this Agreement.

9.6         Materiality. For purposes of this ARTICLE IX, each representation or warranty in this Agreement shall be interpreted without reference or giving effect to any materiality qualification or limitation set forth in such representation and warranty, including the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect” (which instead shall be read as any adverse effect), and like expressions.

9.7         Adjustments to Total Consideration. All indemnification payments under this ARTICLE IX shall be treated as an adjustment to the Total Consideration for all Tax purposes except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).

9.8         No Effect. No investigation by any Party or its Representatives prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement. The waiver by a Party of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or any other remedy provided for herein based on such representations, warranties, covenants or agreements.

ARTICLE X
GENERAL PROVISIONS

10.1       Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (i) when delivered personally to the recipient or by email (with acknowledgement of a complete transmission), on the day of delivery, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one Business Day after being sent to the recipient by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a reputable overnight courier service (charges prepaid) or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

(a)         if to Buyer at:

SunPower Inc.

1403 North 630 East

Orem, UT 84097

Attention: Chief Legal Officer

Email: [***]

with a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 W 55th Street

New York, NY 10019

Attn: Michael Penney

Email: [***]

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(b)         if to the Company, at:

Ambia Energy, LLC

c/o Clyde Snow & Sessions, PC

201 S. Main Street, Suite 2200

Salt Lake City, UT 84111

Attn: Brian A. Lebrecht

Email: [***]

with a copy to (which shall not constitute notice):

Clyde Snow & Sessions, PC

201 S. Main Street, Suite 2200

Salt Lake City, UT 84111

Attn: Brian A. Lebrecht

Email: [***]

(c)         if to the Member, at:

Ambia Holdings, Inc.

c/o Clyde Snow & Sessions, PC

201 S. Main Street, Suite 2200

Salt Lake City, UT 84111

Attn: Brian A. Lebrecht

Email: [***]

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.2       Amendment and Modification; Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any condition or provision of this Agreement or any default, misrepresentation or breach of any representation, warranty, covenant or agreement hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party or Parties making such a waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of any representation, warranty, covenant or agreement hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

10.3       Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective personal representatives, heirs, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party; provided that Buyer may assign any or all of its rights, interests or obligations hereunder to one or more of its Affiliates.

10.4       Entire Agreement. This Agreement and the Confidentiality Agreement, together with any Schedules and the Ancillary Agreements, constitute the entire agreement among the Parties, and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10.5       Severability. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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10.6       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and other than the Buyer Indemnified Parties, which shall be express third party beneficiaries of ARTICLE IX.

10.7       Governing Law; Venue.

(a)         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(b)         Each Party to this Agreement (i) hereby agrees that any litigation, Proceeding or other legal action brought in connection with or relating to this Agreement or any matters contemplated hereby or thereby shall be brought exclusively in the applicable state court in the State of Utah, Salt Lake County, or, if that court does not have jurisdiction, the United States District Court for the District of Utah; (ii) hereby consents and submits to personal jurisdiction in connection with any such litigation, Proceeding or action in any such court described in clause (i) of this Section 10.7(b) and to service of process upon it in accordance with the rules and statutes governing service of process; (iii) hereby waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, Proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum.

10.8       Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all rights such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or related to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that it: (a) understands and has considered the implications of this waiver; (b) makes this waiver voluntarily; (c) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; and (d) has been induced to enter into this Agreement by, among other things, the mutual waiver in this Section 10.8.

10.9       Specific Performance. Each Party acknowledges and agrees that in the event of any actual or threatened breach of the provisions of this Agreement by the other Parties, irreparable damage will occur, no adequate remedy at Law would exist and damages would be difficult to determine, and in addition to any other remedies available for such breach or threatened breach, each Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party’s obligations under this Agreement by an action or actions for specific performance, injunction or other equitable relief in order to enforce or prevent any violations of (whether anticipatory, continuing or future) any of the provisions of this Agreement, without the necessity of proving irreparable harm or actual damages. The Parties agree to not seek and agree to waive any requirement for the securing or posting of a bond in connection with the seeking or obtaining of any relief pursuant to this Section 10.9.

10.10     Certain Damages and Remedies. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable under this Agreement for any punitive, special, incidental or indirect damages, including lost profits, except to the extent (i) awarded by a court of competent jurisdiction in connection with a third-party claim or (ii) such damages arise out of, relate to, or are caused by fraud, willful misconduct or gross negligence; provided that nothing in this Section 10.10 shall restrict the ability of a Party to recover Damages that constitute lost profits or consequential damages to the extent that such Damages were the direct and reasonably foreseeable consequence of the relevant facts or circumstances giving rise to the claim hereunder. Except as otherwise specifically provided herein (including with respect to the availability of specific performance as described in Section 10.9) or in the case of fraud, willful misconduct or gross negligence, the remedies provided in ARTICLE X hereof shall be the exclusive remedies of the Parties from and after the Closing in connection with any breach of any warranty made by the Company or the inaccuracy of any representation made by the Company in this Agreement or the Ancillary Agreements or any breach of any covenants applicable to the Company in this Agreement or in any agreement or instrument contemplated by this Agreement.

10.11     Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

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10.12     Brokers. Regardless of whether the Closing shall occur, (a) the Member shall indemnify Buyer and its Affiliates against, and hold Buyer and its Affiliates harmless from, any Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by the Company, the Member or their Affiliates in respect of the transactions contemplated by this Agreement, and (b) Buyer shall indemnify the Company, Member and their respective Affiliates against, and hold the Company, Member and their respective Affiliates harmless from, any Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by Buyer and its Affiliates in respect of the transactions contemplated by this Agreement.

10.13     Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14     Construction.

(a)         The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(b)         Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)         Unless the context otherwise requires, as used in this Agreement, (i) “including” and its variants mean “including, without limitation” and its variants, and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (ii) words defined in the singular have the parallel meaning in the plural and vice versa; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, the Schedules hereto; (iv) all Sections and Schedules referred to herein are, respectively, Sections of, and Schedules to, this Agreement; (v) words importing any gender shall include other genders; (vi) a dollar figure ($) used in this Agreement means United States dollars; (vii) any reference to “days” means calendar days, unless Business Days are expressly specified; and (viii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(d)         A reference to a notice, consent or approval to be delivered under or pursuant to this Agreement means a written notice, consent or approval.

(e)         A reference to any Person includes such Person’s successors and assigns to the extent such successors or assigns are permitted by the terms of the applicable agreement.

(f)          All payments under or pursuant to this Agreement shall be made by wire transfer in United States dollars in immediately available funds.

10.15     Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.16     Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic means such as .pdf form), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.17     Attorney-Client Privilege Preservation Provisions. For purposes of this Section, “Privileged Communications” means any and all communications, memoranda, analyses, work product, drafts, notes, correspondence, and other materials (in any form or medium) that are subject to any attorney-client privilege, attorney work-product doctrine, common-interest privilege, joint-defense privilege, or any other applicable privilege or protection, in each case to the extent relating to: (a) the negotiation, evaluation, structure, financing, and documentation of the transactions contemplated by this Agreement; (b) any alternative transactions considered by the Member or its Affiliates; and/or (c) any pre-Closing dispute, claim, litigation, investigation, audit, or other proceeding asserted or threatened against the Member or its Affiliates, or against any of their respective representatives, in each case arising from or relating to facts, events, or circumstances occurring prior to the Closing. “Seller Counsel” means Clyde Snow & Sessions, P.C. and any other legal counsel that has represented the Company, Member, or their Affiliates in connection with any matter described in the definition of Privileged Communications. Notwithstanding anything to

Annex C-45

the contrary in this Agreement or in any document delivered at or prior to Closing, the Parties agree that all rights, protections, and privileges attaching to the Privileged Communications shall belong solely to, and be controlled by, the Member and its Affiliates (and not the Company or Buyer) after the Closing, and shall not pass to, be claimed by, or be used by Buyer or the Company. The Member and its Affiliates shall have the sole right, authority, and discretion to assert, waive, or otherwise control all privileges and protections with respect to the Privileged Communications, and Buyer shall not, and shall cause the Company and its Affiliates not to, assert, waive, or attempt to waive any such privilege or protection without Sellers’ prior written consent.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all as of the date first written above.

COMPANY:
AMBIA ENERGY, LLC
By:	/s/ Conner Ruggio
Name:	Conner Ruggio
Title:	Chief Executive Officer
MEMBER:
AMBIA HOLDINGS, INC.
By:	/s/ Conner Ruggio
Name:	Conner Ruggio
Title:	Chief Executive Officer
BUYER:
SUNPOWER INC.
By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

[Signature Page to Membership Interest Purchase Agreement]

Annex C-47

ANNEX D

Second Amendment

to SunPower Inc.

2023 Equity Incentive Plan, As Previously Amended

This Second Amendment (the “Amendment”) to the SunPower Inc. 2023 Equity Incentive Plan, as previously amended (the “Plan”), is made by SunPower Inc., a Delaware corporation (the “Company”), effective as of the date of its approval by the stockholders of the Company at the Company’s 2026 Special Meeting of Stockholders.

This Amendment was approved by the Company’s Board of Directors on February 10, 2026.

1.      Amendments.

a.      Section 2(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a)     Shares Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 44,573,109 shares of Common Stock (which number of shares of Common stock includes additional shares of Common Stock available for issuance as a result of automatic increases thereto through and including January 1, 2026, as contemplated by the next sentence). In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.”

b.      Section 2(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b)     Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 44,573,109 shares.”

2.      Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms of stock option award agreements, restricted stock units award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.

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ANNEX E

SUNPOWER INC.

2023 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JULY 2023

APPROVED BY THE STOCKHOLDERS: JULY 2023

As Amended by First Amendment and Second Amendment

1. GENERAL.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 44,573,109 shares of Common Stock (which number of shares of Common stock includes additional shares of Common Stock available for issuance as a result of automatic increases thereto through and including January 1, 2026, as contemplated by the next sentence). In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 44,573,109 shares.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

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(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A or unless such Awards otherwise comply with the requirements of Section 409A.

(c) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $1,000,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,500,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4. OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

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(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable

Annex E-3

tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

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(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSU Awards: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2) RSU Awards: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

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(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and the Participant will have no further right, title or interest in the Restricted Stock Award, the shares of Common Stock subject to the Restricted Stock Award, or any consideration in respect of the Restricted Stock Award and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan, (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

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(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction in which the Awards are not assumed in accordance with Section 6(c)(i). With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Section 409A of the Code.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights

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are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

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(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. TAX WITHHOLDING

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection

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with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

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(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after

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the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10. COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

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(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if

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the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A

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Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12. SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice.

(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants

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(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i) “Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the Acquiring Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the Acquiring Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the

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combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (i), (ii), (iii), (iv) or (v) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.

(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Complete Solaria, Inc., a Delaware corporation.

(o) “Compensation Committee” means the Compensation Committee of the Board.

(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

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(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), (iv) or (v) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.

(s) “Director” means a member of the Board.

(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v) “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Amended and Restated Business Combination Agreement by and among Freedom Acquisition I Corp., Jupiter Merger Sub I Corp., Jupiter Merger Sub II LLC, Complete Solar Holding Corporation and The Solaria Corporation, dated as of May 26, 2023, provided that this Plan is approved by the Company’s stockholders prior to such date.

(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x) “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(y) “Entity” means a corporation, partnership, limited liability company or other entity.

(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as

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their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

Annex E-19

(ii) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj) Non-Exempt Severance Arrangement means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn) “Option Agreement” means a written or electronic agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(qq) “Other Award Agreement” means a written or electronic agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(uu) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue

Annex E-20

targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.

(vv) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(ww) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx) “Plan” means this Complete Solaria 2023 Equity Incentive Plan.

(yy) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(zz) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

Annex E-21

(bbb) “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(ddd) “RSU Award Agreement” means a written or electronic agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(eee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(fff) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ggg) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(hhh) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(iii) “Securities Act” means the Securities Act of 1933, as amended.

(jjj) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(kkk) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(lll) “SAR Agreement” means a written or electronic agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(mmm) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(nnn) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ooo) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(ppp) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(qqq) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Annex E-22

Index to Financial Statements

SUNPOWER, INC.

AUDITED FINANCIAL STATEMENTS OF SUNPOWER INC.

SUNPOWER BUSINESSES

AUDITED COMBINED FINANCIAL STATEMENTS

Independent Auditor’s Report	F-105
Combined Balance Sheet as of September 29, 2024 and December 31, 2023	F-107
Combined Statement of Operations for the Thirty-Nine Weeks ended September 29, 2024 and Fiscal Year ended December 31, 2023	F-108
Combined Statement of Net Parent Investment as of September 29, 2024 and December 31, 2023	F-109
Combined Statement of Cash Flows for the Thirty-Nine Weeks ended September 29, 2024 and Fiscal Year ended December 31, 2023	F-110
Notes to Combined Financial Statements	F-111

SUNDER ENERGY LLC

UNAUDITED FINANCIAL STATEMENTS OF SUNDER ENERGY LLC

AUDITED FINANCIAL STATEMENTS OF SUNDER ENERGY LLC

AMBIA ENERGY, LLC

AUDITED FINANCIAL STATEMENTS OF AMBIA ENERGY, LLC

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information	F-184
Notes to Unaudited Pro Forma Combined Financial Statements	F-191

SUNPOWER INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands except share and per share amounts)

	September 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,072	$13,378
Accounts receivable, net	80,753	51,908
Inventories	8,694	22,110
Prepaid expenses and other current assets	20,830	8,206
Total current assets	115,349	95,602
Restricted cash	3,841	3,841
Property and equipment, net	3,670	5,493
Operating lease right-of-use assets	2,528	3,041
Intangible assets, net	38,956	17,385
Goodwill	42,911	18,476
Other noncurrent assets	1,085	628
Total assets	$208,340	$144,466

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$19,857	$7,980
Accrued expenses and other current liabilities(1)	59,271	56,081
Notes payable to related parties	21,500	1,500
Contract liabilities	9,713	10,003
SAFE Agreement with related party	497	384
Forward purchase agreement liabilities with related parties	—	1,274
Forward purchase agreement liabilities	4,301	2,220
Total current liabilities	115,139	79,442
Warranty provision, noncurrent	2,140	3,437
Warrant liability	4,683	1,561
Contract liabilities, noncurrent	1,713	918
Notes payable and derivative liabilities, net of current	148,205	92,638
Notes payable and derivative liabilities with related parties, net of current	34,572	53,193
Operating lease liabilities, net of current portion	1,335	2,263
Other long-term liabilities	12,869	8,553
Total liabilities	320,656	242,005

Commitments and contingencies (Note 12)

Stockholders’ (deficit):
Common stock, $0.0001 par value; Authorized 1,000,000,000 shares as of September 28, 2025, and December 29, 2024; issued and outstanding 89,167,963 and 73,784,645 shares as of September 28, 2025, and December 29, 2024, respectively.	14	14
Additional paid-in capital	330,083	313,661
Accumulated other comprehensive income	165	165
Accumulated deficit	(442,578)	(411,379)
Total stockholders’ (deficit)	(112,316)	(97,539)
Total liabilities and stockholders’ (deficit)	$208,340	$144,466

____________

(1)      Includes accrued interest due to related parties of $1.2 million and $2.2 million as of September 28, 2025, and December 29, 2024, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SUNPOWER INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands except share and per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Revenues(1)	$70,005	$5,536	$220,269	$20,068
Cost of revenues	37,965	8,693	126,970	21,834
Gross profit (loss)	32,040	(3,157)	93,299	(1,766)

Operating expenses:
Sales commissions	7,534	7,270	24,273	11,691
Sales and marketing	6,467	1,093	21,764	3,762
General and administrative	21,483	18,450	52,382	29,789
Total operating expenses	35,484	26,813	98,419	45,242
Loss from continuing operations	(3,444)	(29,970)	(5,120)	(47,008)
Interest expense(2)	(8,104)	(2,338)	(23,258)	(8,230)
Interest income	—	86	3	102
Other expense, net(3)	(4,256)	(65,684)	(1,724)	(66,234)
Gain on extinguishment of debt	—	19,948	—	19,948
Total other expense, net	(12,360)	(47,988)	(24,979)	(54,414)
Loss from continuing operations before income taxes	(15,804)	(77,958)	(30,099)	(101,422)
Income tax (provision)	—	—	—	(11)
Net loss from continuing operations	(15,804)	(77,958)	(30,099)	(101,433)
Loss from discontinued operations, net of tax	(1,100)	—	(1,100)	(2,007)
Net loss from discontinued operations, net of taxes	(1,100)	—	(1,100)	(2,007)
Net loss	(16,904)	(77,958)	(31,199)	(103,440)

Other comprehensive income:
Foreign currency translation adjustment	—	—	—	22
Comprehensive loss (net of tax)	$(16,904)	$(77,958)	$(31,199)	$(103,418)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(0.19)	$(1.03)	$(0.37)	$(1.64)
Net loss from discontinued operations per share attributable to common stockholders, basic and diluted	(0.01)	—	(0.01)	(0.03)
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(1.03)	$(0.38)	$(1.67)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	84,904,228	75,348,627	82,036,790	61,868,747

____________

(1)      Revenue is net of dealer fees attributable to related party of $0.3 million and $1.6 million in the thirteen and thirty-nine week periods ended September 28, 2025, respectively. Revenue is net of dealer fees attributable to related party of $1.6 million in each of the thirteen and thirty-nine week periods ended September 29, 2024. Refer to Note 16 — Related Party Transactions for details.

(2)      Includes related party interest expense and amortization of debt issuance costs of $1.8 million and $1.5 million in the thirteen week periods ended September 28, 2025, and September 29, 2024, respectively. Includes related party interest expense and amortization of debt issuance costs of $5.4 million and $5.6 million in the thirty-nine weeks periods ended September 28, 2025, and September 29, 2024, respectively.

SUNPOWER INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss — (Continued)
(in thousands except share and per share amounts)

(3)      Includes the following related party transactions (in millions):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Loss on issuance of derivative liabilities	$—	$(3.0)	$—	$(3.0)
(Loss) gain on remeasurement of derivative liabilities (Note 9 – Borrowings and Derivative Liabilities)	(0.3)	(22.8)	1.8	(22.8)
Gain (loss) due to change in fair value of Forward Purchase Agreements	—	2.8	0.1	1.8
Loss on conversion of SAFE Agreements to common stock	—	—	—	(1.3)
Change in fair value of SAFE Agreement	(0.1)	(0.9)	(0.1)	(0.9)
(Loss) gain due to change in fair value of Carlyle warrants	—	—	—	2.9

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SUNPOWER INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Stockholders’ Deficit

(in thousands except number of shares)

	Thirteen Weeks Ended September 28, 2025
	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ (Deficit)
	Shares	Amount
Balance as of June 29, 2025	82,325,722	$14	$318,311	$(425,674)	$165	$(107,184)
Exercise of common stock options	198,096	—	216	—	—	216
Stock-based compensation	—	—	4,174	—	—	4,174
Vesting of restricted stock units	2,310,811	—	—	—	—	—
Issuance of common stock	4,333,334	—	7,382	—	—	7,382
Net loss	—	—	—	(16,904)	—	(16,904)
Balance as of September 28, 2025	89,167,963	$14	$330,083	$(442,578)	$165	$(112,316)
	Thirteen Weeks Ended September 29, 2024
	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ (Deficit)
	Shares	Amount
Balance as of June 30, 2024	63,044,287	$13	$288,259	$(380,410)	$165	$(91,973)
Exercise of common stock options	282,966	—	432	—	—	432
Vesting of restricted stock units	88,215	—	—			—
Stock-based compensation	—	—	1,516	—	—	1,516
Issuance of common stock warrants	—	—	1,400			1,400
Issuance of common stock warrant for services	—	—	7,759	—	—	7,759
Exercise of common stock warrants	5,343,616	1	—			1
Issuance of common stock for exchange of debt	1,500,000	—	2,670	—	—	2,670
Issuance of common stock	2,718,837	—	6,143	—		6,143
Modification of warrant agreement	—	—	7,306	—		7,306
Net loss	—	—	—	(77,958)	—	(77,958)
Balance as of September 29, 2024	72,977,921	$14	$315,485	$(458,368)	$165	$(142,704)

SUNPOWER INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Stockholders’ Deficit — (Continued)

(in thousands except number of shares)

	Thirty-Nine Weeks Ended September 28, 2025
	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ (Deficit)
	Shares	Amount
Balance as of December 29, 2024	73,784,645	$14	$313,661	$(411,379)	$165	$(97,539)
Exercise of common stock options	731,671	—	775	—	—	775
Stock-based compensation	—	—	8,205	—	—	8,205
Vesting of restricted stock units	4,318,313	—	—	—	—	—
Exercise of common stock warrants	6,000,000	—	60	—	—	60
Issuance of common stock	4,333,334		7,382	—	—	7,382
Net loss	—	—	—	(31,199)	—	(31,199)
Balance as of September 28, 2025	89,167,963	$14	$330,083	$(442,578)	$165	$(112,316)
	Thirty-Nine Weeks Ended September 29, 2024
	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ (Deficit)
	Shares	Amount
Balance as of December 31, 2023	49,065,361	$7	$277,965	$(354,928)	$143	$(76,813)
Exercise of common stock options	373,003	—	492	—	—	492
Vesting of restricted stock units	88,215	—	—	—	—	—
Stock-based compensation	—	—	4,086	—	—	4,086
Issuance of common stock warrants	—	—	1,400	—		1,400
Issuance of common stock warrant for services	—	—	9,179	—	—	9,179
Issuance of common stock upon conversion of SAFE Agreements with related party	13,888,889	6	6,244	—	—	6,250
Exercise of common stock warrants	5,343,616	1	—	—	—	1
Issuance of common stock for exchange of debt	1,500,000	—	2,670	—	—	2,670
Issuance of common stock	2,718,837	—	6,143	—	—	6,143
Modification of warrant agreement	—	—	7,306	—	—	7,306
Net loss	—	—	—	(103,440)	—	(103,440)
Foreign currency translation adjustment	—	—	—	—	22	22
Balance as of September 29, 2024	72,977,921	$14	$315,485	$(458,368)	$165	$(142,704)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SUNPOWER INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands except number of shares)

	Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities from continuing operations
Net loss	$(31,199)	$(103,440)
Net loss from discontinued operations, net of income taxes	(1,100)	(2,007)
Net loss from continuing operations	(30,099)	(101,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	8,205	4,086
Non-cash interest expense	—	1,938
Non-cash lease expense	826	483
Depreciation and amortization	4,293	991
Provision for credit losses	4,159	3,065
Change in reserve for excess and obsolete inventory	—	131
Change in fair value of SAFE Agreement – related party	113	900
Change in fair value of forward purchase agreement liabilities(1)	807	(4,906)
Change in fair value of derivative liabilities(2)	(1,639)	37,875
Change in fair value of warrant liabilities	3,122	2,116
Amortization of debt issuance costs(3)	14,259	1,361
Non-cash income(4)	(474)	—
Loss on impairments and disposals	140	3,721
Accretion of debt in CS Solis – related party	—	3,872
Loss on conversion of SAFE Agreements to shares of common stock	—	1,250
Non-cash expense in connection with warrant issued for vendor services	—	5,410
Loss on issuance of derivative liability	—	24,688
Gain on debt extinguishment	—	(19,948)
Other financing costs	—	3,812
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable, net	(32,747)	14,735
Inventories	34,098	2,378
Prepaid expenses and other current assets	(12,462)	(3,185)
Other noncurrent assets	95	—
Accounts payable	11,692	(8,496)
Accrued expenses and other liabilities	(6,360)	(1,646)
Operating lease liabilities	(866)	(875)
Contract liabilities	(10,568)	(1,434)
Net cash used in operating activities	(13,406)	(29,111)

Cash flows from investing activities from continuing operations
Cash paid for acquisition, net of cash acquired	(20,689)	—
Capitalization of internal-use software costs	—	(1,044)
Net cash used in investing activities from continuing operations	(20,689)	(1,044)

SUNPOWER INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows — (Continued)

(in thousands except number of shares)

	Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024
Cash flows from financing activities from continuing operations
Proceeds from issuance of convertible notes, net of debt discount	20,000	68,725
Proceeds from issuance of convertible notes due to related parties	5,000	26,000
Payment of debt issuance costs	(200)	—
Finance lease payments	(1,528)	—
Principal repayment of note payable	—	(300)
Proceeds from issuance of common stock	1,682	6,143
Proceeds from exercise of common stock options	775	492
Proceeds from exercise of warrant for common stock	60	—
Proceeds from issuance of SAFE Agreements	—	6,000
Net cash provided by financing activities from continuing operations	25,789	107,060
Effect of exchange rate changes	—	22
Net (decrease) increase in cash, cash equivalents and restricted cash	(8,306)	76,927
Cash, cash equivalents, and restricted cash at beginning of period	17,219	6,416
Cash, cash equivalents, and restricted cash at end of period	$8,913	$83,343

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$9,811	$—
Cash paid for income taxes	—	10

Supplemental disclosure of noncash financing and investing activities:
Issuance of Seller Note as partial purchase consideration in Sunder acquisition	$20,000	$—
Issuance of shares of common stock and deferred consideration as partial purchase consideration in Sunder acquisition(5)	17,100
Cancellation of existing indebtedness in Exchange Agreement	—	65,872
Issuance of convertible notes in Exchange Agreement	—	31,452
Issuance of common stock in Exchange Agreement	—	2,220
Conversion of SAFE Agreements to shares of common stock with related party	—	5,000
Carlyle warrant modification	—	660
Operating lease right-of-use assets obtained in exchange for lease obligations	—	116
Issuance of common stock warrants	—	1,400
Measurement period adjustments related to the SunPower acquisition – (Refer to Note 3)

____________

(1)      Includes related party income of $0.1 million and $1.8 million in the thirty-nine week periods ended September 28, 2025, and September 29, 2024, respectively.

(2)      Includes related party remeasurement of gain of $1.8 million and loss of $22.8 million in the thirty-nine week periods ended September 28, 2025 and September 29, 2024, respectively.

(3)      Includes related party amortization expense of $2.7 million and $0.6 million in the thirty-nine week periods ended September 28, 2025 and September 29, 2024, respectively.

(4)      Includes related party non-cash income of $0.1 million in the thirty-nine week period ended September 28, 2025.

(5)      The deferred consideration paid and payable in connection with the Sunder acquisition was accounted for on the Company’s balance sheet as of September 28, 2025, as (i) $5.7 million within Additional paid-in capital, (ii) $5.7 million within Accrued expenses and other current liabilities, and (iii) $5.7 million within Other long-term liabilities.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(1) Organization

(a) Description of business

SunPower Inc. and Subsidiaries (“SunPower” or the “Company”) is the rebranded name of Complete Solaria, Inc.. The rebranding was effective April 22, 2025. References to the Company and SunPower include the same entity under its previous name of “Complete Solaria”.

The Company originally incorporated in Delaware under the name Complete Solaria, Inc. and is a residential solar installer that offers storage and home energy solutions to customers in North America. The Company was formed through Complete Solar Holding Corporation’s acquisition of The Solaria Corporation (“Solaria”). The Company is headquartered in Orem, Utah.

Complete Solar, Inc. (“Complete Solar”) was incorporated in Delaware on February 22, 2010. Through February 2022, the Company operated as Complete Solar, Inc., a single legal entity. In February 2022, the Company implemented a holding company reorganization (the “Reorganization”) in which the Company created and incorporated Complete Solar Holding Corporation (“Complete Solar Holdings”). As a result of the Reorganization, Complete Solar Holdings became the successor entity to Complete Solar, Inc. Subsequently, Complete Solar Holdings changed its name to “Complete Solaria, Inc.”

On July 18, 2023, the Company consummated a series of merger transactions contemplated by an Amended and Restated Business Combination Agreement entered into with wholly-owned subsidiaries of Freedom Acquisition I Corp. (“FACT”) (“Mergers”), equating to a reverse recapitalization for accounting purposes. Under the reverse recapitalization of accounting, FACT was treated as the acquired company for financial statement reporting purposes. This determination was based on the Company having a majority of the voting power of the post-combination company, the Company’s senior management comprising substantially all of the senior management of the post-combination company, and the Company’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Mergers were treated as the equivalent of a capital transaction in which Company issued stock for the net assets of FACT. The net assets of FACT were stated at historical cost, with no goodwill or other intangible assets recorded.

On August 5, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with SunPower Corporation and SunPower Corporation’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the Company’s purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors (“SunPower Acquisition”). The APA was entered into in connection with a voluntary petition filed by SunPower Corporation under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The SunPower Acquisition was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition in the Company’s fiscal fourth quarter on September 30, 2024.

On September 21, 2025, the Company and Complete Solar, Inc, a subsidiary of the Company, entered into a Membership Interest Purchase Agreement (“MIPA”) with Sunder Energy LLC (“Sunder”) and the seller, Chicken Parm Pizza LLC (“Seller/Member”), the sole member of Sunder. The acquisition of Sunder was completed on September 24, 2025, and the financial results of Sunder have been included in the Company’s unaudited condensed consolidated financial statements since the date of acquisition. Refer to Note 3 — Business Combinations for a description of Sunder.

The aforementioned acquisitions were accounted for as business combinations in accordance with ASC 805, Business Combinations as more fully described in Note 3 — Business Combinations.

The Company completed its legal renaming to SunPower Inc. in the period ended September 28, 2025.

(b) Liquidity and going concern

Since inception through September 28, 2025, the Company has incurred recurring losses and negative cash flows from operations. The Company’s loss from continuing operations was $30.1 million for the thirty-nine-week period ended September 28, 2025. As of that date, the Company had an accumulated deficit of $442.6 million, total debt of

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(1) Organization (cont.)

$204.3 million, and cash and cash equivalents, excluding restricted cash, of $5.1 million. The Company anticipates that operating losses and negative operating cash flows may continue in the near term, which raises substantial doubt about its ability to continue as a going concern.

Management is actively pursuing plans to mitigate these conditions, including obtaining additional capital resources through equity or debt financing and leveraging support from significant shareholders when necessary. Historically, the Company has raised funds through private placements of equity securities, issuance of convertible notes and debt, and proceeds from mergers. During the year, funding from significant shareholders, has supported working capital requirements, and similar measures may be considered in the upcoming periods.

Management plans to proactively position the Company to access capital markets once eligible and pursue strategic opportunities to strengthen liquidity. Given the one-year eligibility requirement for Form S-3 after regaining current filer status, the Company will focus on alternative financing options to maintain flexibility and efficiency in capital raising.

However, there can be no assurance that these plans will be successful or that financing will be available on favorable terms. If adequate funding cannot be secured, the Company may need to reevaluate its operating plan, which could include reducing expenditure, extending payment terms with suppliers, liquidating assets, or suspending certain programs.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited condensed consolidated financial statements are issued. The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

(2) Summary of Significant Accounting Policies

(a) Basis of presentation

The interim unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying interim condensed consolidated financial statements are unaudited and have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, these interim unaudited condensed consolidated financial statements do not include all the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, these interim unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 28, 2025, and the results of operations for the thirteen and thirty-nine week periods ended September 28, 2025 and September 29, 2024. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. These interim unaudited condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements and related notes for the fiscal year ended December 29, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 30, 2025.

The Company’s operates on a 52-to-53-week fiscal year that ends on the Sunday closest to December 31. The Company’s fiscal year for 2024 ended December 29, 2024. The Company’s third fiscal quarters for 2025 and 2024 in this report on Form 10-Q ended on September 28, 2025 (“Third Quarter 2025”) and September 29, 2024 (“Third Quarter 2024”), respectively.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(b) Cash and cash equivalents and restricted cash

The Company reconciles cash, cash equivalents, and restricted cash reported in its unaudited condensed consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s unaudited condensed consolidated statements of cash flows as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
Cash and cash equivalents	$5,072	$13,378
Restricted cash	3,841	3,841
Total cash, cash equivalents and restricted cash	$8,913	$17,219

(c) Estimated credit losses

The Company recognizes an allowance for credit losses at the time a receivable is recorded based on the Company’s estimate of expected credit losses, historical write-off experience, and current account knowledge, and adjusts this estimate over the life of the receivable as needed. The Company evaluates the aggregation and risk characteristics of a receivable pool and develops loss rates that reflect historical collections over the time horizon that the Company is exposed to credit risk, and payment terms or conditions that may materially affect future forecasts.

The Company performs ongoing credit evaluations of its customers’ financial condition when deemed necessary. The Company maintains an allowance for credit losses based on the expected collectability of all accounts receivable, which takes into consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends. The Company believes that its concentration of credit risk is limited because of the large number of customers, credit quality of the customer base, small account balances for most of these customers, and customer geographic diversification. The Company does not have any off-balance sheet credit exposure relating to its customers.

The following table summarizes the allowance for credit loss activity as of and for the periods ended (in thousands):

	Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024
Balance at beginning of year	$(1,701)	$(9,846)
Provision charged to earnings	(4,159)	(4,204)
Amounts written off, net of recoveries and other adjustments	1,048	1,041
Balance at end of period	$(4,812)	$(13,009)

(d) Contract liabilities

Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract. Total contract liabilities balances as of the respective dates are as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
Contract liabilities current and noncurrent	(11,426)	(10,921)

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

The Company typically invoices its customers upon completion of set milestones, generally upon installation of the solar energy system with the remaining balance invoiced upon passing final building inspection. Standard payment terms to customers range from 30 to 60 days. When the Company receives payment, or when such payment is unconditionally due from a customer prior to delivering goods or services to the customer under the terms of a customer agreement, the Company records this deferred revenue as a contract liability. Most installation projects are completed within 12-months. As such, a significant portion of the Company’s contract liabilities is reflected within current liabilities in the accompanying condensed consolidated balance sheets. Contract liabilities for installation projects expected to be completed beyond 12 months are classified as noncurrent obligations in the accompanying condensed consolidated balance sheets.

(e) Revenue recognition

Revenue is recognized for Residential Solar Installation and New Homes Business when a customer obtains control of promised products and services and the Company has satisfied its performance obligations which is the date by which substantially all of its design and installation is complete for a fully functioning solar power system to interconnect to the local power grid.

Installation includes the design of a solar energy system, the delivery of the components of the solar energy system (i.e., photovoltaic system, inverter, battery storage, etc.), installation services and services facilitating the connection of the solar energy system to the power grid. The Company accounts for these services as inputs to a combined output, resulting in a single service-based performance obligation.

The amount of revenue recognized reflects the consideration which the Company expects to be entitled to receive in exchange for the products and services. To achieve this core principle, the Company applies the following five steps:

Step 1.    Identification of the contract(s) with a customer;

Step 2.    Identification of the performance obligations in the contracts(s);

Step 3.    Determination of the transaction price;

Step 4.    Allocation of the transaction price to the performance obligations;

Step 5.    Recognition of the revenue when, or as, the Company satisfies a performance obligation.

Residential Solar Installation revenues

The Company’s Residential Solar Installation segment sells products through a network of installing and non-installing dealers and resellers, as well as its internal sales team. The Company’s contracts with customers include three primary contract types:

•        Cash agreements — The Company contracts directly with homeowners who purchase the solar energy system and related services from the Company. Customers are invoiced on a billing schedule, where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

•        Financing partner agreements — In its financing partner agreements, the Company contracts directly with homeowners for the purchase of the solar energy system and related services. The Company refers the homeowner to a financing partner to finance the system, and the homeowner makes payments directly to the financing partner. The Company receives consideration from the financing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

•        Power purchase agreements and lease agreements — The Company contracts directly with a leasing partner to perform the solar energy system installation, and the homeowner will finance the system through a power purchase agreement (or lease), which is signed with the Company’s leasing partner. The Company considers the leasing partner to be its customer, as the Company does not contract directly with the homeowner and the leasing partner takes ownership of the system upon the completion of installation. The Company receives consideration from the leasing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

New Homes Business revenues

The Company’s New Homes Business segment sells through a network of home builders as well as its internal sales team. The Company’s contracts with customers include two primary contract types:

•        Cash agreements — The Company contracts directly with homebuilders who purchase the solar energy system from the Company and are the customers in the transaction. The Company’s customers are invoiced upon the completion of installation.

•        Lease agreements — Prior to SunPower Debtor’s declaration of bankruptcy, certain homeowners had intended to lease a system from SunPower Debtors but were unable to consummate the transaction (as a result of SunPower Debtor’s declaration of bankruptcy). The in-process system inventory (installed on recently constructed homes) was acquired by the Company in connection with the SunPower Acquisition. The Company contracted directly with a leasing partner to facilitate the leasing of the system to the impacted homeowners. The Company considers the leasing partner to be its customer. Under the terms of the Company’s arrangement with the leasing partner, control is not transferred to the customer until the completed system is accepted by the customer. The Company receives consideration from the leasing partner following the acceptance of the system.

The Company’s performance obligation for both of these reportable segments is to design and install a fully functioning solar energy system. For all contract types (with the exception of New Homes Business Lease agreements), the Company recognizes revenue over time. The Company’s over-time revenue recognition begins when the solar power system is fully installed (as it is at this point that control of the asset begins to be transferred to the customer, and the customer retains the significant risks and rewards of ownership of the solar power system). The Company recognizes revenue using the input method based on direct costs to install the system and defers the costs of installation until such time that control of the asset transfers to the customer (installation). For New Homes Business Lease agreements, the Company considers the performance obligation to be satisfied at a point in time upon acceptance of the system by the customer.

Revenue is generally recognized at the transaction price contained within the agreement, net of the costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. The Company’s arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

The Company records deferred revenue for amounts invoiced that are received in advance of the provisioning of services. In certain contracts with customers, the Company arranges for a third-party financing partner to provide financing to the customer. The Company collects upfront from the financing partner and the customer will provide instalment payments to the financing partner. The Company records revenue in the amount received from the financing partner, net of any financing fees charged to the homeowner, which the Company considers to be a customer incentive. None of the Company’s contracts contain a significant financing component.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

Sunder

The Company earns revenue from contracts sold to customers for solar installations performed by third-party installation companies. The Company recognizes revenue at a point in time when Permission to Operate (“PTO”) is complete. The Company acts as an agent in these arrangements and records revenue on a net basis. The Company does not have significant financing components in its contracts. The Company does not provide warranty services and does not record a warranty reserve.

Costs to obtain and fulfill contracts

The Company’s costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales commission and cost of revenue, respectively. In addition, incentives the Company provides to its customers, such as discounts and rebates, are recorded net to the revenue the Company has recognized on the solar power system.

Disaggregation of revenue

Refer to the table below for the Company’s revenue recognized (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Residential Solar Installation
Revenue recognized over time	$38,579	$5,536	$114,097	$20,068
Total Residential Solar Installation	38,579	5,536	114,097	20,068

New Homes Business
Revenue recognized over time	9,443	—	40,075	—
Revenue recognized at a point in time	17,673	—	61,787	—
Total New Homes Business	27,116	—	101,862	—

Sunder
Revenue recognized at a point in time	4,310	—	4,310	—
Total Sunder	4,310	—	4,310	—
Total revenue	$70,005	$5,536	$220,269	$20,068

Total revenue recognized over time	$48,022	$5,536	$154,172	$20,068
Total revenue recognized at a point in time	21,983	—	66,097	—

All revenue was generated in the United States.

Remaining performance obligations

The Company elected the practical expedient not to disclose the remaining performance obligations for contracts that are less than one year in length.

Incremental costs of obtaining customer contracts

Incremental costs of obtaining customer contracts consist of sales commissions, which are costs paid to third-party vendors who source residential customer contracts for the sale of solar energy systems by the Company. The Company defers sales commissions and recognizes expenses in accordance with the timing of the related revenue recognition. Amortization of deferred commissions is recorded as sales commissions in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss. As of September 28, 2025 and December 29, 2024, deferred commissions were not material.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(f) Prepaid expenses and other current assets

The following table summarizes the components of prepaid expenses and other current assets:

	As of
	September 28, 2025	December 29, 2024
Deferred costs	$20,737	$3,759
Other	93	4,447
Total prepaid expenses and other current assets	$20,830	$8,206

(g) Recent accounting pronouncements

Accounting pronouncements adopted

In July 2025, the FASB issued ASU 2025-05 “Measurement of Credit Losses for Accounts Receivable and Contract Assets” which provides an update to all entities with a practical expedient when estimating expected credit losses. This ASU is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company adopted ASU 2025-05 in the thirteen week period ended September 28, 2025. The impact of the adoption was not material to the condensed consolidated financial statements.

Accounting pronouncements not yet adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The Company will adopt this ASU in its annual report for the fiscal year ending December 28, 2025. The Company is assessing the impact of adopting this guidance on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires the disaggregation of certain expenses in the notes of the financial statements to provide enhanced transparency into the expense captions presented on the face of the income statement. The FASB subsequently issued ASU 2025-01 “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date”, which amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in ASU 2024-03 in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of ASU 2024-03 is permitted. The Company is assessing the impact of adopting this guidance on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-04, Debt-Debt with Conversion and Other Options (Subtopic 470-20) (“ASU 2024-04”). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is currently evaluating the impact that the adoption of ASU 2024-04 may have on its consolidated financial statements.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

In March 2024, the FASB issued ASU 2024-02 “Codification Improvements-Amendments to Remove References to the Concepts Statements”, which removes various references to concepts statements from the FASB Accounting Standards Codification. This ASU is effective for the Company beginning in the first quarter of fiscal year 2026, with early adoption permitted. The Company expects the new guidance will have an immaterial impact on its consolidated financial statements and intends to adopt the guidance when it becomes effective in the first quarter of fiscal year 2026.

In September 2025, the FASB issued ASU 2025-06 “Targeted improvements to the Accounting for Internal-Use Software” which is an update to remove all references to prescriptive and sequential software development stages (referred to as “project stages”). This ASU is effective for all entities for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of an annual reporting period. The Company is currently evaluating the impact that the adoption of ASU 2025-06 may have on its consolidated financial statements.

(h) Changes in related parties

Transactions with CRSEF Solis Holdings, LLC and its affiliates (“Carlyle”), have been disclosed as related party transactions until it ceased being a significant shareholder in the Company. Beginning in the thirteen week period ended June 29, 2025, transactions with Carlyle are no longer deemed related party transactions. The Company continues to engage in transactions Carlyle as it is a creditor of the Company’s 12.0% senior unsecured convertible notes. Refer to Note 9 — Borrowings and Derivative Liabilities for additional information.

Polar Multi-Strategy Master Fund (“Polar”) ceased to be a related party, and as a result, beginning in the thirteen week period ended June 29, 2025, transactions with Polar are no longer deemed related party transactions. Transactions previously reported with Polar have been disclosed as related party transactions. The Company continues to have a forward purchase agreement obligation with Polar.

(3) Business Combinations

SunPower Acquisition

On September 30, 2024, commencing the Company’s fourth quarter of fiscal 2024, the Company completed the acquisition of certain assets and assumption of certain liabilities from SunPower Debtors for an aggregate cash consideration paid of $54.5 million, net of $1.0 million of cash acquired. Prior to its declaration of bankruptcy SunPower Debtors was a solar technology and energy services provider that offered fully integrated solar, storage, and home energy solutions to customers in the United States through an array of hardware, software, and “Smart Energy” solutions. The financial results of the SunPower Acquisition have been included in the Company’s unaudited condensed consolidated financial statements since the date of the SunPower Acquisition. This transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations.

Transaction costs incurred in connection with the close of the SunPower Acquisition totaled $7.2 million and were expensed by the Company and included in general and administrative expenses within the fourth quarter of the Company’s fiscal year ended December 29, 2024.

The fair values of assets acquired and liabilities assumed were based upon a preliminary valuation. Consistent with previous disclosures, the Company disclosed that further adjustments to the Company’s inventory were expected in the thirty-nine week period ended September 28, 2025. As of September 28, 2025, the Company finalized the fair value of the assets acquired and liabilities assumed. The inventory acquired related to 1) work-in-progress at various stages of completion as of the acquisition date for which further analysis was required in order to determine which systems could be sold to a financing partner (for which the remaining units determined to be sellable to that partner were resolved during the thirteen-weeks ended September 28, 2025) and 2) completed systems that were acquired as of the acquisition date for which uncertainty existed due to unsettled matters with the SunPower Bankruptcy Estate (which were resolved in connection with the Company’s settlement with the SunPower Bankruptcy Estate). The final determination of the fair values of the inventory and intangibles upon settlement of these matters resulted in a

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(3) Business Combinations (cont.)

revision to the inventory and intangibles with the offsetting adjustment to goodwill during the measurement period. The Company concluded that the finalization of the measurement period adjustment resulted in the recognition of $2.2 million of costs of goods in the thirteen week period ended September 28, 2025 that would have been recognized in the thirteen week period ended June 29, 2025 (which the Company concluded was not material to the financial statements for the thirteen- and thirty-nine week periods ended September 28, 2025).

The following table summarizes the provisional and final fair values of identifiable assets acquired and liabilities assumed and measurement period adjustments (in thousands):

	Provisional fair values	Measurement period adjustment	Final fair values as of September 28, 2025
Net assets acquired:
Cash	$1,000	$—	$1,000
Accounts receivable	16,614	—	16,614
Inventories	27,706	20,682	48,388
Prepaid expenses and other current assets	2,219	—	2,219
Property and equipment	5,867	—	5,867
Operating lease right-of-use assets	2,506	—	2,506
Other noncurrent assets	541	—	541
Intangibles	18,100	(2,206)	15,894
Deferred revenue	(7,361)	—	(7,361)
Accounts payable	(5,270)	—	(5,270)
Accrued expenses and other current liabilities	(13,955)	—	(13,955)
Operating lease liabilities	(2,963)	—	(2,963)
Other long-term liabilities	(8,980)	—	(8,980)
Fair value of net tangible assets acquired	36,024	18,476	54,500
Goodwill recognized	18,476	(18,476)	—
Consideration transferred	$54,500	$—	$54,500

Sunder Energy LLC Acquisition

On September 24, 2025 (“Closing”), the Company completed the acquisition of all assets and assumption of all liabilities of the Membership Interests of Sunder for aggregate consideration of $57.8 million. Sunder is a solar sales company. The Company acquired Sunder as a strategic acquisition to expand its overall market share and its penetration into more U.S. states. Per the terms of the MIPA, the Company acquired all of the outstanding membership interest of Sunder for (1) $20.7 million in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Member in the principal amount of $20.0 million (“Seller Note”); (3) and 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share), consisting of (i) 3,333,334 shares of the Company’s common stock and (ii) subject to approval of such issuances by the Company’s stockholders, (x) an additional 3,333,333 shares of the Company’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of the Company’s common stock to be issued on the 18-month anniversary of the Closing (“Deferred Consideration Shares”). In lieu of issuing the Deferred Consideration Shares, the Company, in its sole discretion, may elect to pay the Member a cash payment equal to the number of Deferred Consideration Shares otherwise issuable by the Company multiplied by the volume-weighted average price of the Company’s common stock as quoted on Nasdaq for the 30-trading day period ending two business days prior to the date on which the applicable Deferred Consideration Shares were otherwise issuable (“Cash in Lieu Amount”). If the Company elects to pay the Cash in Lieu Amount, 50% of the Cash in Lieu Amount will be paid on the three-month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable, with the remaining 50% of the Cash in Lieu Amount payable on the 6 month anniversary of the date on which the applicable

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(3) Business Combinations (cont.)

Deferred Consideration Shares were otherwise issuable. The shares of the Company’s common stock were valued at $17.1 million at the date of acquisition. The deferred consideration paid and payable in connection with the Sunder acquisition was accounted for on the Company’s balance sheet as of September 28, 2025, as (i) $5.7 million within Additional paid-in capital, (ii) $5.7 million within Accrued expenses and other current liabilities, and (iii) $5.7 million within Other long-term liabilities.

The total consideration is summarized as follows (in thousands):

Consideration
Cash	$20,689
Seller note	20,000
Equity 3.3 million shares of the Company’s common stock	5,700
Contingent consideration arrangement – up to 6.6 million shares of the Company’s common stock	11,400
Fair value of total consideration transferred	$57,789

The fair values of assets acquired and liabilities assumed were based upon a preliminary valuation, and the Company’s estimates and assumptions are subject to change within the measurement period. Due to the timing of the acquisition at the end of the September 28, 2025 quarterly period, the purchase price accounting remains open for the components of working capital, identification and valuation of intangibles and allocation of goodwill to reportable segments. The Company has elected the practical expedient within ASC 805-20-30-27 through 805-20-30-30 to recognize and measure contract liabilities in accordance with ASC 606 — Revenue from Contracts with Customers as if it had originated the acquired contract. Thus, the amount of any contract liabilities immediately prior to the acquisition will be the comparable amounts recognized in the determination of assets acquired and liabilities assumed by the Company.

The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Accounts receivable	$257
Prepaid expenses and other current assets	387
Property and equipment	241
Operating lease right-of-use assets	313
Other noncurrent assets	552
Intangibles	25,922
Contract liabilities	(11,073)
Accounts payable	(184)
Accrued expenses and other current liabilities	(1,322)
Operating lease liabilities	(215)
Fair value of net tangible assets acquired	14,878
Goodwill recognized	42,911
Consideration transferred	$57,789

As of the date of acquisition the intangible assets acquired and estimated useful lives were as follows:

	Estimated useful life	Amount
Customer related intangible	1 year	$9,279
Trademark – Sunder	5 years	2,427
Developed technology – Sunder	5 years	14,216
Balance at end of period		$25,922

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(3) Business Combinations (cont.)

Goodwill represents the excess of the preliminary estimated consideration transferred over the fair value of the net tangible and intangible assets acquired that is associated with the excess cash flows that the acquisition is expected to generate in the future. The goodwill is tax deductible.

The Sunder acquisition contributed $4.3 million in revenue and $0.3 million of income before income taxes for the period from the acquisition date to September 28, 2025.

Unaudited pro forma financial information

The following presents the unaudited pro forma consolidated financial information of the Company for the periods presented, as if the SunPower Acquisition and Sunder had been acquired as of January 1, 2024.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the acquisition of SunPower Acquisition or Sunder. The pro forma results do not necessarily reflect the actual results of operations of the combined business (in thousands).

	Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024
Pro forma revenue	$276,353	$319,639
Pro forma net loss from continuing operations	(45,402)	(364,510)

(4) Fair Value Measurements

The following table sets forth the Company’s financial assets and liabilities that are measured at fair value, on a recurring basis (in thousands):

	As of September 28, 2025
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,841	$—	$—	$3,841
Total	$3,841	$—	$—	$3,841

Financial Liabilities
July 2024 Notes derivative liability	$—	$—	$21,664	$21,664
July 2024 Notes derivative liability – related parties	—	—	13,940	13,940
September 2024 derivative liability	—	—	53,301	53,301
September 2024 derivative liability – related parties	—	—	5,922	5,922
July 2025 Note derivative liability – related party	—	—	3,468	3,468
September 2025 Notes derivative liability	—	—	16,274	16,274
Forward purchase agreement liabilities	—	—	4,301	4,301
Public warrants	—	—	2,588	2,588
Private placement warrants	—	—	1,880	1,880
Working capital warrants	—	—	215	215
SAFE Agreement with related party	—	—	497	497
Total	$—	$—	$124,050	$124,050

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(4) Fair Value Measurements (cont.)

	As of December 29, 2024
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,841	$—	$—	$3,841
Total	$3,841	$—	$—	$3,841

Financial Liabilities
July 2024 Notes derivative liability	$—	$—	$13,563	$13,563
July 2024 Notes derivative liability – related parties	—	—	21,127	21,127
September 2024 Notes derivative liability	—	—	55,474	55,474
September 2024 Notes derivative liability – related parties	—	—	6,958	6,958
Forward purchase agreement liabilities(1)	—	—	3,494	3,494
Public warrants	—	—	862	862
Private placement warrants	—	—	627	627
Working capital warrants	—	—	72	72
SAFE Agreement with related party	—	—	384	384
Total	$—	$—	$102,561	$102,561

____________

(1)      Includes $1.3 million due to related parties as of and December 29, 2024.

Subsequent to issuance, changes in the fair value of the derivative liabilities, liability classified warrants, forward purchase agreements and SAFEs are recorded within Other expense, net in the Company’s unaudited condensed consolidated statements of operations and comprehensive loss.

Derivative liabilities

The Company issued derivative liabilities in conjunction with the issuance of certain convertible notes in July 2024 September 2024 and July 2025 (as defined in Note 9 — Borrowings and Derivative Liabilities). The Company valued the derivative liabilities as of September 28, 2025, and December 29, 2024 using a binomial lattice model, which includes Level 3 unobservable inputs. The key inputs used were dividend yield, the Company’s common stock price, volatility, and risk-free rate of the derivative liabilities.

The July 2024 Notes derivative liability valuation included the following inputs:

	As of
	September 28, 2025	December 29, 2024
Coupon rate	12.0%	12.0%
Conversion rate	595.24	595.24
Conversion price	$1.68	$1.68
Common stock price	$1.77	$1.81
Risk-free rate	3.7%	4.43%
Volatility	73.9%	62.0%
Dividend yield	0.0%	0.0%

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(4) Fair Value Measurements (cont.)

The September 2024 Notes derivative liability valuation included the following inputs:

	As of
	September 28, 2025	December 29, 2024
Coupon rate	7.0%	7.0%
Conversion rate	467.84	467.84
Conversion price	$2.14	$2.14
Common stock price	$1.77	$1.81
Risk-free rate	3.7%	4.43%
Volatility	77.8%	66.6%
Dividend yield	0.0%	0.0%

The July 2025 Note derivative liability valuation included the following inputs:

As of September 28, 2025
Coupon rate	12.0%
Conversion rate	558.66
Conversion price	$1.79
Common stock price	$1.77
Risk-free rate	3.7%
Volatility	75.1%
Dividend yield	0.0%

The September 2025 Notes derivative liability valuation included the following inputs:

As of September 28, 2025
Coupon rate	7.0%
Conversion rate	467.84
Conversion price	$2.14
Common stock price	$1.77
Risk-free rate	3.7%
Volatility	77.8%
Dividend yield	0.0%

Public warrants

The public warrants are measured at fair value on a recurring basis. The public warrants were valued based on the closing price of the publicly traded instrument.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(4) Fair Value Measurements (cont.)

Private placement and working capital warrants

The private placement and working capital warrants are measured at fair value. The Company valued the private placement and working capital warrants, based on a Black-Scholes Option Pricing Method, which included the following inputs:

	As of
	September 28, 2025	December 29, 2024
Expected term	2.81 years	3.56 years
Expected volatility	169.0%	68.1%
Risk-free rate	3.65%	4.39%
Expected dividend yield	0.00%	0.00%

Forward purchase agreement liabilities

In the Third Quarter 2025, the Company entered into individual amendments with Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”), Sandia Investment Management LP (“Sandia”) and Polar (collectively, the “FPA Amendments”) which among other things, extended the valuation date applicable to each of the FPAs.

FPAs are measured at fair value on a recurring basis using a Monte Carlo simulation analysis. The expected volatility is determined based on the historical equity volatility of comparable companies over a period that matches the simulation period, which included the following inputs:

	As of
	September 28, 2025	December 29, 2024
VWAP	$1.86	$1.78
Simulation period	0.80 years	0.55 years
Risk-free rate	3.73%	4.28%
Volatility	84.8%	117%

SAFE agreement with related party

The SAFE Agreement was valued based on a conversion probability of 50% based on historical SAFE agreements and a 50% discount rate at the time of conversion as of September 28, 2025, and December 29, 2024.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(4) Fair Value Measurements (cont.)

Financial liabilities not measured at fair value on a recurring basis:

The July 2024 Notes, the September 2024 Notes, the July 2025 Note, and the September 2025 Notes were fair valued using a binomial lattice model, which includes Level 3, unobservable inputs. The key inputs used are consistent with those used to fair value the derivative liabilities as discussed under Derivative Liabilities above. The following table sets forth the Company’s financial liabilities that were not measured at fair value, on a non-recurring basis (in thousands):

	As of September 28, 2025
		Fair value
	Carrying value	Estimated fair value	Level 1	Level 2	Level 3	Total
Financial Liabilities
July 2024 Notes	$36,998	$34,187	$—	$—	$34,187	$34,187
July 2024 Notes – related parties	8,155	22,042	—	—	22,042	22,042
September 2024 Notes	15,750	78,563	—	—	78,563	78,563
September 2024 Notes – related parties	1,714	8,729	—	—	8,729	8,729
July 2025 Note – related party	1,373	6,250	—	—	6,250	6,250
September 2025 Notes	4,218	25,090	—	—	25,090	25,090
Total	$68,208	$174,861	$—	$—	$174,861	$174,861
	As of December 29, 2024
		Fair value
	Carrying value	Estimated fair value	Level 1	Level 2	Level 3	Total
Financial Liabilities
July 2024 Notes	$17,965	$21,390	$—	$—	$21,390	$21,390
July 2024 Notes – related parties	24,632	33,323	—	—	33,323	33,323
September 2024 Notes	5,636	77,245	—	—	77,245	77,245
September 2024 Notes – related parties	476	8,583	—	—	8,583	8,583
Total	$48,709	$140,541	$—	$—	$140,541	$140,541

(5) Other Intangible Assets

The Company’s other intangible assets were acquired in connection with the SunPower Acquisition and Sunder acquisition transactions. The following table represents the Company’s other intangible assets with finite useful lives as of September 28, 2025, and December 29, 2024 (in thousands):

As of September 28, 2025	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Customer related intangible	$9,279	$—	$9,279
Trademark – Blue Raven Solar(1)	7,094	(840)	6,254
Trademark – SunPower(1)	4,300	(520)	3,780
Trademark – Sunder	2,427	—	2,427
Developed technology(1)	4,500	(1,500)	3,000
Developed technology – Sunder	14,216	—	14,216
Total	$41,816	$(2,860)	$38,956

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(5) Other Intangible Assets (cont.)

As of December 29, 2024	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademark – Blue Raven Solar(1)	$8,400	$(210)	$8,190
Trademark – SunPower(1)	5,200	(130)	5,070
Developed technology(1)	4,500	(375)	4,125
Total	$18,100	$(715)	$17,385

____________

(1)      The gross carrying amounts as of September 28, 2025 reflect the final allocation of the purchase consideration in connection with the SunPower Acquisition. The gross carrying amounts as of December 29, 2024 were provisional amounts.

Aggregate amortization expense of intangible assets was $0.7 million and $2.1 million for the thirteen and thirty-nine week periods ended September 28, 2025, respectively. Amortization expense was zero in each of the thirteen and thirty-nine week periods ended September 29, 2024. Amortization expense is recognized within general and administrative expenses in the accompany unaudited condensed consolidated statements of operations and comprehensive loss.

(6) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	As of
	September 28, 2025	December 29, 2024
Accrued compensation and benefits	$5,983	$6,619
Professional fees	3,819	8,028
Installation costs	15,097	6,177
Accrued legal settlements	9,153	7,700
Accrued taxes	769	769
Accrued rebates and credits	5,769	7,641
Operating lease liabilities, current	1,689	1,412
Finance lease liabilities, current	1,924	2,053
Accrued warranty, current	1,229	2,531
Accrued interest(1)	3,640	4,523
Deferred consideration	5,700	—
Other accrued liabilities	4,499	8,628
Total accrued expenses and other current liabilities	$59,271	$56,081

____________

(1)      Includes related party accrued interest of $1.2 million and $2.2 million as of September 28, 2025 and December 29, 2024, respectively.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(7) Other Expense, Net

Other expense, net consists of the following (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Loss on issuance of derivative liabilities(1)	$—	$(24,688)	$—	$(24,688)
Change in fair value of derivative liabilities(2)	(2,034)	(37,875)	1,639	(37,875)
Change in fair value of forward purchase agreement liabilities(3)	(2,420)	7,728	(807)	4,906
Change in fair value of SAFE Agreement with related party	(79)	(900)	(113)	(900)
Change in fair value of FACT public, private placement and working capital warrants	(78)	(6,052)	(3,122)	(6,295)
Change in fair value of Carlyle Warrants with related party	—	—	—	2,869
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	1,310
Loss on conversion of SAFE Agreements to common stock with related party	—	—	—	(1,250)
Other financing costs	—	(3,812)	—	(3,812)
Other, net(4)	355	(85)	679	(499)
Total Other Expense, net	$(4,256)	$(65,684)	$(1,724)	$(66,234)

____________

(1)      Includes $3.0 million of related party expense in each of the thirteen and thirty-nine week periods ended September 29, 2024.

(2)      Includes a loss of $0.3 million and a gain of $1.8 million due to related parties in the thirteen and thirty-nine week periods ended September 28, 2025, respectively. Includes a loss of $22.8 million due to related parties in each of the thirteen and thirty-nine week periods ended September 29, 2024. Refer to Note 9 — Borrowings and Derivative Liabilities for details.

(3)      Includes a gain of zero and $0.1 million due to related parties for the thirteen and thirty-nine week periods ended September 28, 2025, respectively. Includes a gain from related parties of $2.8 million and $1.8 million due to related parties in the thirteen and thirty-nine week periods ended September 29, 2024, respectively.

(4)      Includes zero and $0.1 million of income due to related parties in the thirteen and thirty-nine week periods ended September 28, 2025, respectively.

(8) Capital Stock

The Company has authorized the issuance of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock as of September 28, 2025. No preferred stock has been issued and none are outstanding as of September 28, 2025.

Common stock purchase agreement

On July 16, 2024, the Company entered into a common stock purchase agreement with White Lion Capital, LLC (“White Lion”), as amended on July 24, 2024 (“White Lion SPA”), and a related registration rights agreement for an equity line of credit financing facility. Pursuant to the White Lion SPA, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30 million in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to the caps and certain limitations and conditions set forth in the White Lion SPA, including terms that restrict the ability of the Company to issue shares of common stock to White Lion that would result in White Lion beneficially owning more than 9.99% of the Company’s outstanding common stock.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(8) Capital Stock (cont.)

On August 14, 2024, the Company entered into Amendment No. 2 to the White Lion SPA (collectively with the White Lion SPA “White Lion Amended SPA”). The White Lion Amended SPA provides that the Company may notify White Lion to exercise the Company’s right to sell shares of its common stock by delivering an Hour Rapid Purchase Notice. If the Company delivers an Hour Rapid Purchase Notice, the Company shall deliver to White Lion shares of common stock not to exceed the lesser of (i) five percent of the Average Daily Trading Volume on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of common stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one Business Day following the date on which the Hour Rapid Purchase Notice is delivered. At such closing, White Lion will pay the Company the Hour Rapid Purchase Investment Amount equal to the number of shares of common stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of the Company’s common stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice.

Under the White Lion Amended SPA, the Company issued 1.0 million and 2.9 million shares of the Company’s common stock for proceeds of $1.7 million and $6.7 million in the thirty-nine week period ended September 28, 2025 and fiscal year ended December 29, 2024, respectively.

The Company has reserved shares of common stock for issuance related to the following:

	As of
	September 28, 2025	December 29, 2024
Common stock warrants	25,670,265	31,670,265
Employee stock purchase plan	3,174,434	2,628,996
Stock options and RSUs, issued and outstanding	20,553,533	11,979,368
Stock options and RSUs, authorized for future issuance	10,528,534	2,577,895
SAFE Agreement	2,750,000	2,750,000
Forward purchase agreements	6,720,000	6,720,0000
Convertible notes	77,821,528	58,579,636
Deferred consideration	6,666,666	—
Total shares reserved	153,884,960	116,906,160

Warrants

The potential number of shares of the Company’s common stock for outstanding warrants were as follows:

	Potential shares of common stock as of		Exercise price per share	Expiration date
	September 28, 2025	December 29, 2024
Liability classified warrants
Public Warrants	6,266,667	6,266,667	$11.50	July 18, 2028(1)
Private Placement Warrants	8,625,000	8,625,000	11.50	July 18, 2028(1)
Working Capital Warrants	716,668	716,668	11.50	July 18, 2028(1)
Total shares of common stock – liability classified warrants	15,608,335	15,608,335

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(8) Capital Stock (cont.)

	Potential shares of common stock as of		Exercise price per share	Expiration date
	September 28, 2025	December 29, 2024
Equity classified warrants
Series B Warrants (converted to common stock warrants)	5,054	5,054	$4.30	February 2026
Series C Warrants (converted to common stock warrants)	482,969	482,969	1.00	July 2026
Series C-1 Warrants (converted to common stock warrants)	173,067	173,067	0.01	January 2030
SVB Common Stock Warrants	2,473	2,473	0.38	2033
SVB Common Stock Warrants	2,525	2,525	0.62	2033
Promissory Note Common Stock Warrants	24,148	24,148	0.01	October 2031
July 2023 Common Stock Warrants	38,981	38,981	0.01	July 2028
Common Stock Warrants Issued in 2023 (“Merger Warrants”)	6,266,572	6,266,572	11.50	July 18, 2033
Ayna Warrant	—	6,000,000	0.01	June 2029
Cantor Warrant	3,066,141	3,066,141	1.68	June 2029
Total shares of common stock – equity classified warrants	10,061,930	16,061,930
Total potential shares of common stock	25,670,265	31,670,265

____________

(1)      The warrants expire five years after the Closing date of the Mergers, which date was July 18, 2023, or earlier upon redemption or liquidation.

Ayna warrant

On June 17, 2024, a warrant to purchase 6,000,000 shares of the Company’s common stock (“Ayna Warrant”) was issued to Ayna.AI LLC (“Ayna”) at an exercise price per share of $0.01, subject to the provisions and upon the terms and conditions set forth in the Ayna Warrant. At issuance, the fair value of the Ayna Warrant was determined to be $9.2 million, based on the intrinsic value of the Ayna Warrant and the $0.01 per share exercise price. The Ayna Warrant was set to expire on June 17, 2029. The issuance of the Ayna Warrant by the Company was in satisfaction of the compensation for services provided to the Company by Ayna under the terms of a statement of work (“Ayna SOW”), signed May 21, 2024 (and effective as of March 12, 2024), as incorporated into a master services agreement dated March 12, 2024. Under the Ayna SOW, Ayna provided services in connection with the anticipated return of the Company to cash-flow positive performance.

The Ayna Warrant was accounted for under ASC 718 Compensation — Stock Compensation as it met the conditions for equity classification and therefore, the Ayna Warrant was not subsequently remeasured in future periods. The Company recognized expense of $3.8 million and $5.4 million in the thirteen and thirty-nine week periods ended September 29, 2024, respectively.

The Ayna Warrant became fully exercisable for the 6,000,000 shares of the Company’s common stock on September 9, 2024. The Ayna Warrant was exercised in full for cash of $0.06 million in January 2025.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(8) Capital Stock (cont.)

Cantor warrant

In July 2024, the Company issued a warrant (“Cantor Warrant”) to a third-party service provider to purchase 3,066,141 shares of the Company’s common stock in exchange for services provided in the issuance of the July 2024 Notes (refer to Note 9 — Borrowings and Derivative Liabilities). The Cantor Warrant was immediately exercisable at a price of $1.68 per share and has an expiration date in July 2029. At issuance, the fair value of the Cantor Warrant was determined to be $1.4 million, of which $0.9 million was recorded as a debt discount and $0.5 million was attributable to the convertible notes issued in the Exchange Agreement (as defined in Note 9 — Borrowings and Derivative Liabilities) and reduced the gain on the troubled debt restructuring recognized in the Company’s annual consolidated statement of operations and comprehensive loss for fiscal 2024 as described in Note 9 — Borrowings and Derivative Liabilities. The fair value of the Cantor Warrant was derived using the Black-Scholes model with the following assumptions: expected volatility of 55%; risk-free interest rate of 4.2%; expected term of 5 years; and no dividend yield. The fair value of this warrant was recorded within additional paid-in capital on the Company’s unaudited condensed consolidated balance sheets and has not been subsequently remeasured in future periods as it met the conditions for equity classification.

Carlyle warrant

In February 2022, as part of a debt financing arrangement with Carlyle, the Company issued Carlyle a warrant to purchase 2,886,952 shares of Legacy Complete Solaria Common Stock at a price per share of $0.01. The warrant contained two tranches, the first of which was immediately exercisable for 1,995,879 shares of common stock. The second tranche expired on December 31, 2022, prior to becoming exercisable. In December 2023, Carlyle was issued a warrant to purchase an additional 2,190,604 shares of the Company’s common stock related to an anti-dilution provision under the then-existing debt arrangement with Carlyle.

In July 2023, and in connection with the closing of the Mergers, the Company entered into the Carlyle Warrant Amendment (as defined in Note 9 — Borrowings and Derivative Liabilities), Based on the exchange ratio included in the Mergers, the 1,995,879 outstanding warrants to purchase Legacy Complete Solaria Common Stock prior to modification were exchanged into warrants to purchase 1,995,879 shares of Complete Solaria Common Stock. The Carlyle Warrant Amendment required the Company to issue to Carlyle a warrant to purchase up to 2,745,879 shares of Company Common Stock at a price per share of $0.01, which was inclusive of the outstanding warrant to purchase 1,995,879 shares at the time of modification. The warrant, which expires on July 18, 2030, provided Carlyle with the right to purchase shares of Company Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of the Company’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that was ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that was thirty (30) days after the date of the agreement, if the original investment amount had not been repaid, an additional 150,000 shares; plus (d) on and after the date that was ninety (90) days after the date of the agreement, if the original investment amount had not been repaid, an additional 250,000 shares, in each case, of Company Common Stock at a price of $0.01 per share. The modification of the warrant resulted in the reclassification of previously equity-classified warrants to liability classification, which was accounted for in accordance with ASC 815 Derivatives and Hedging and ASC 718, Compensation — Stock Compensation.

The change in the fair value of the liability classified Carlyle Warrant through June 30, 2024, was recorded within Other expense, net in the accompanying condensed consolidated statements of operations and comprehensive loss. The change in the fair value of the Carlyle Warrant resulted in income of $2.9 million in the twenty-six week period ended June 30, 2024.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(8) Capital Stock (cont.)

On July 1, 2024, in connection with the Exchange Agreement, the Carlyle Warrant was modified, and the modification fixed the number of shares of the Company’s common stock that may be issued upon exercise of the Carlyle Warrant at 4,936,483. At the July 1, 2024, modification date, the Carlyle Warrant had a fair value of $7.3 million compared to its fair value of $6.6 million on June 30, 2024. The Company recognized this $0.7 million of expense related to the remeasurement of the Carlyle Warrant liability to its fair value within “Gain on Extinguishment of Debt” within the Company’s consolidated statement of operations and comprehensive loss in its fiscal 2024 consolidated results. The modification of the Carlyle Warrant also resulted in the reclassification of the Carlyle Warrant from liability to equity classification, resulting in an increase to additional paid-in capital of $7.3 million and a reduction in the warrant liability of $7.3 million.

Carlyle exercised the warrant for shares of the Company’s common stock in the fourth quarter of fiscal 2024.

(9) Borrowings and Derivative Liabilities

The Company’s borrowings and derivative liabilities consist of the following (in thousands):

	As of
	September 28, 2025	December 29, 2024
12.0% senior unsecured convertible notes
July 2024 Notes	$36,998	$17,965
July 2024 Notes derivative liability	21,664	13,563
July 2024 Notes – related parties	8,155	24,632
July 2024 derivative liability – related parties	13,940	21,127
July 2025 Note – related party	1,373	—
July 2025 Note – derivative liability – related party	3,468	—

7.0% senior unsecured convertible notes
September 2024 Notes	15,750	5,636
September 2024 Notes derivative liability	53,301	55,474
September 2024 Notes – related party	1,714	476
September 2024 Notes – derivative liability – related party	5,922	6,958
September 2025 Notes	4,218	—
September 2025 Notes derivative liability	16,274	—

Note payable to Seller – related party	20,000	—
Loan with related party	1,500	1,500
Total notes payable	204,277	147,331
Less current portion	(21,500)	(1,500)
Notes payable and convertible notes, net of current portion	$182,777	$145,831

As classified in the unaudited condensed consolidated balance sheets
Notes payable to related parties	21,500	1,500
Notes payable and derivative liabilities	148,205	92,638
Notes payable and derivative liabilities with related parties, net of current portion	34,572	53,193
Total notes payable	$204,277	$147,331

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(9) Borrowings and Derivative Liabilities (cont.)

12.0% senior unsecured convertible notes

July 2024 Notes

In July 2024, the Company issued $46.0 million of senior unsecured convertible notes (“July 2024 Notes”) to various lenders. Of the July 2024 Notes, $10.0 million were issued to a third party, $18.0 million were issued to a related party affiliated with the Company’s Chief Executive Officer and a director, Rodgers Revocable Trust, and $18.0 million were issued in exchange for the cancellation of indebtedness as discussed below of which $10.0 million were issued to Carlyle which was also deemed to be a related party at the date of the exchange. During the thirteen week period ended June 29, 2025, Carlyle was no longer deemed a related party to the Company. Refer to Note 2 (h) — Summary of Significant Accounting Policies — “Changes in related parties” for details. The July 2024 Notes bear interest at 12.0% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2025. The interest rate increases by 3% in the event of default. The July 2024 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $1.68 per share. Holders of the July 2024 Notes may convert at any time. The July 2024 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event. The conversion option was required to be bifurcated as a derivative liability, and the Company recorded an initial derivative liability of $28.7 million on the issuance date with a corresponding debt discount.

In connection with the issuance of the July 2024 Notes, the Company issued the Cantor Warrant, as described in Note 8 — Capital Stock, to purchase shares of the Company’s common stock. At issuance, the Cantor Warrant had a fair value of $1.4 million, of which $0.9 million was recorded as a debt discount, and $0.5 million was included in the calculation of the Company’s gain on the troubled debt restructuring as further described below in the Exchange Agreement. The effective interest rate is 33.4% and 31.7% on the July 2024 Notes’ principal amounts of $28.0 million and $18.0 million, respectively.

There are no financial covenants. The July 2024 Notes are not in default. However, due to the Company’s delayed filing of its Form 10-K for the year ended December 29, 2024, the Company was required to accrue incremental interest of 0.5% beginning April 16, 2025 through April 30, 2025, the date upon which the Form 10-K was filed. Due to the Company’s delayed filing of its Form 10Q for the third quarter ended September 28, 2025 (“Q3 2025 Form 10Q”), the Company was required to accrue incremental interest of 0.5% beginning November 17, 2025, through December 19, 2025, the date upon which the Q3 2025 Form 10Q was filed.

The carrying amount of the convertible July 2024 Notes, inclusive of the fair value of the derivative liabilities was as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
July 2024 Notes	$69,876	$70,348
July 2024 Notes derivative liability	35,604	34,690
Less Unamortized debt discount	(24,723)	(27,751)
Total carrying amount of July 2024 Notes	$80,757	$77,287

Contingent interest payable upon default and included in the July 2024 Notes was as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
Contingent interest payable	$2,359	$1,255
Contingent interest payable – related parties	—	1,575
Total contingent interest payable	$2,359	$2,830

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(9) Borrowings and Derivative Liabilities (cont.)

Interest expense and amortization of debt discount cost were as follows (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Interest expense	$1,410	$849	$4,182	$849
Amortization of debt discount	1,072	864	3,028	864
Total	$2,482	$1,713	$7,210	$1,713

Related parties’ portion of interest expense and amortization of debt discount included in the above amounts
Interest expense – related parties	$550	$546	$1,932	$546
Amortization of debt discount – related parties	421	526	1,391	526
Total – related parties	$971	$1,072	$3,323	$1,072

July 2025 Note — related party

On July 10, 2025, the Company issued a convertible promissory note (the “July 2025 Note”) to the Rodgers Revocable Trust in exchange for $5.0 million of proceeds received by the Company.

The July 2025 Note has a stated interest rate of 12.0%. The July 2025 Note is a general unsecured obligation of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the July 2025 Note will accrue at a rate of 12.00% per year from the date of issuance and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The July 2025 Note is convertible at the option of the holder at any time prior to the payment of the payment of the principal amount of the July 2025 Note in full. Upon conversion of the July 2025 Note, the Company will satisfy its conversion obligation by delivering shares of common stock and paying cash in respect of any fractional shares. The conversion rate of the July 2025 Note is initially equal to 558.6592 shares of common stock per $1,000 principal amount due under the July 2025 Note. The conversion rate is subject to adjustment from time to time pursuant to the terms of the July 2025 Note. The conversion option related to the July 2025 Note was required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $3.7 million on the issuance date. The July 2025 Note has an effective interest rate of 62.8%.

The carrying amount of the convertible July 2025 Note, inclusive of the fair value of the derivative liabilities was as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
July 2025 Note – related party	$5,000	$—
July 2025 Note derivative liability – related party	3,468	—
Less Unamortized debt discount	(3,627)	—
Total carrying amount of July 2025 Note – related party	$4,841	$—

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(9) Borrowings and Derivative Liabilities (cont.)

Interest expense and amortization of debt discount cost, all of which was with a related party were as follows (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Interest expense – related party	$138	$—	$138	$—
Amortization of debt discount – related party	53	—	53	—
Total – related party	$191	$—	$191	$—

7.0% senior unsecured convertible notes

On September 16, 2024, the Company entered into an Indenture agreement with U.S. Bank Trust Company, National Association, as trustee (the “Indenture”), for the issuance of 7.0% senior unsecured convertible notes (“7.0% Senior Notes”). The 7.0% Senior Notes issued under the Indenture bear interest at 7.0% per annum, and the interest is payable semiannually in arrears on January 1 and July 1 of each year beginning on January 1, 2025. The principal is payable in full at maturity on July 1, 2029. The 7.0% Senior Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of the 7.0% Senior Notes may convert at any time. The 7.0% Senior Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event. There are no financial covenants. As described below, the Company has issued multiple tranches under this Indenture.

September 2024 Notes

In September 2024, the Company issued $66.8 million of the 7.0% Senior Notes to various parties (the “September 2024 Notes”), $4.0 million of which were issued to Rodgers Family Freedom and Free Markets Charitable Trust (“Massey Charitable Trust”), a related party and $4.0 million were issued to Rodgers Revocable Trust (collectively with Massey Charitable Trust, “Massey Trusts”), also a related party. The conversion option related to the September 2024 Notes was required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $91.5 million on the issuance date. As the fair value of the derivative liability exceeded the proceeds received, the Company recorded a corresponding financing loss of $24.7 million and debt discount for $66.8 million as of the issuance date as further described below in the Exchange Agreement. In December 2024, the Company issued an additional $13.0 million of September 2024 Notes for cash. The Company recognized a $10.9 million debt discount in connection with these additional proceeds. The Company issued an additional $0.2 million of September 2024 Notes in the thirteen week period ended March 30, 2025. The effective interest rates are 27.6%, 47.3% and 7.0% on the September 2024 Notes’ principal amounts of $66.8 million, $13.0 million and $0.2 million, respectively.

The carrying amount of the convertible September 2024 Notes, inclusive of the fair value of the derivative liabilities was as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
September 2024 Notes	$80,000	$79,800
September 2024 Notes derivative liability	59,223	62,432
Less Unamortized debt discount	(62,536)	(73,688)
Total carrying amount of September 2024 Notes and derivative liabilities	$76,687	$68,544

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(9) Borrowings and Derivative Liabilities (cont.)

Interest expense and amortization of debt discount cost were as follows (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Interest expense	$1,431	$52	$4,253	$52
Amortization of debt discount	3,790	454	11,152	454
Total	$5,221	$506	$15,405	$506

Related parties’ portion of interest expense and amortization of debt discount included in the above amounts
Interest expense – related parties	$143	$6	$425	$6
Amortization of debt discount – related parties	422	54	1,253	54
Total – related parties	$565	$60	$1,678	$60

September 2025 Notes

On September 21, 2025, the Company issued an additional $22.0 million of the 7.0% Senior Notes (the “September 2025 Notes”) to various parties. The September 2025 Notes were issued pursuant to the Indenture. The September 2025 Notes contain a conversion option related to which requires bifurcation and recognition of a derivative liability, and the Company recorded a derivative liability of $15.4 million on the issuance date. The Company recognized a $2.2 million debt discount and $0.2 million of debt issuance costs in connection with the September 2025 Notes. The effective interest rate on the September 2025 Notes is 65.1%. The net proceeds of $19.6 million from the issuance of the September 2025 Notes were principally used to pay a portion of the cash consideration for the Company’s acquisition of Sunder.

The carrying amount of the convertible September 2025 Notes, inclusive of the fair value of the derivative liabilities was as follows (in thousands):

	As of
	September 28, 2025	December 29, 2024
September 2025 Notes	$22,000	$—
September 2025 Notes derivative liability	16,274	—
Less Unamortized debt discount	(17,782)	—
Total carrying amount of September 2025 Notes and derivative liabilities	$20,492	$—

Interest expense and amortization of debt discount cost were as follows (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Interest expense	$34	$—	$34	$—
Amortization of debt discount	26	—	26	—
Total	$60	$—	$60	$—

Note payable to Seller — related party

On September 24, 2025, the Company issued a note payable to the sellers of Sunder (“Seller Note”) to the Seller/Member in connection with the acquisition of 100% of the membership interests in Sunder. The Seller Note has an original principal amount of $20.0 million. The Seller Note bears interest at 7.0% per annum, compounded at the end of each calendar quarter. Interest is due and payable concurrent with the payment of the principal balance. The maturity date

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(9) Borrowings and Derivative Liabilities (cont.)

under the Seller Note is the earlier of (i) May 15, 2026 and (ii) the date on which all amounts under the Seller Note otherwise become due and payable following an event of default. The Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The Seller Note includes customary events of default, including: (a) the Company’s failure to pay the Seller Note when due, (b) the Company’s voluntary or involuntary bankruptcy, (c) the Company’s liquidation or dissolution, (d) a change of control of the Company, (e) the Company’s material breach of the covenants applicable to the Company under the Seller Note, subject to applicable cure periods, and (f) if any of the Company’s representations or warranties made in the Seller Note were untrue in any material respect when made. The Company concluded that since the sellers joined the Company and have a level of influence that is not insignificant, they are related parties of the Company and therefore the Seller Note is a related party obligation. Management concluded that the carrying value of the Seller Note approximates its fair value due to the short-term nature of the obligation. Interest expense recognized on the Seller Note was less than $0.1 million in the thirteen and thirty-nine week periods ended September 28, 2025.

Exchange Agreement

On July 1, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Carlyle, which was deemed to be a related party beginning in fiscal 2024 and ended as of March 30, 2025 as described in Note 2 (h) Summary of Significant Accounting Policies — Changes in related parties, and Kline Hill (as defined below) providing for:

(i)     the cancellation of all indebtedness, inclusive of the CS Solis Debt, owed to Carlyle by the Company, termination of all debt instruments by and between the Company and Carlyle (through the transfer of Carlyle’s interest in CS Solis, LLC, to the Company), and the satisfaction of all obligations owed to Carlyle by the Company under the terminated debt instruments;

(ii)    the issuance of a note for the principal amount of $10.0 million to Carlyle as part of the July 2024 Notes;

(iii)   the cancellation of all indebtedness owed to Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV, LLC (collectively “Kline Hill”). by the Company, termination of all debt instruments by and between the Company and Kline Hill, including the 2018 Bridge Notes, the revolving loan and a secured credit facility (“Secured Credit Facility”), and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments;

(iv)   the issuance of a note for the principal amount of $8.0 million to Kline Hill as part of the July 2024 Notes; and

(v)    the issuance of 1,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to Kline Hill (the “Shares”).

At the date of the cancellation under the Exchange Agreement, the Company’s indebtedness to CS Solis was $37.2 million and the indebtedness to Kline Hill was comprised of the 2018 Bridge Notes of $11.7 million, Revolving Loan balance assigned to Kline Hill of $3.9 million, and the Secured Credit Facility balance of $13.1 million.

The Company concluded that the transactions entered into in the Exchange Agreement represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms of the July 2024 Notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $19.8 million in the thirteen week and thirty-nine week periods ended September 29, 2024 and recorded an additional gain of $2.5 million in the fourth quarter of fiscal 2024 for an aggregate gain on troubled debt restructuring of $22.3 million in fiscal 2024.

Prior to the Exchange Agreement, the Company recorded accretion of the liability of the debt in CS Solis as related party interest expense of zero and $3.9 million in the thirteen and thirty-nine week periods ended September 29, 2024, respectively.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(9) Borrowings and Derivative Liabilities (cont.)

Interest expense recognized on the 2018 Bridge Notes was zero and $0.7 million in the thirteen and thirty-nine week periods ended September 29, 2024, respectively.

Interest expense on the Secured Credit Facility was zero and $1.0 million in the thirteen and thirty-nine week periods ended September 29, 2024, respectively.

Revolving loan with related party

Prior to entering into the Exchange Agreement, the Company had a revolving loan (“Aggregate Revolving Loan”) due to Kline Hill and Rodgers Revocable Trust, a related party. The Aggregate Revolving Loan had an annual interest rate equal to the greater of 7.75% or Prime plus 4.5%. In connection with the Exchange Agreement in July 2024, $3.5 million of the Revolving Loan, plus accrued interest owed to Kline Hill, was exchanged for a portion of the July 2024 Notes. The principal balance of $1.5 million (“Related Party Loan”) owing to the Rodgers Revocable Trust (plus accrued interest) remained outstanding as of September 28, 2025, and December 29, 2024. There are no financial covenants.

Interest expense recognized on the Aggregate Revolving Loan was less than $0.1 million in each of the thirteen week periods ended September 28, 2025 and September 29, 2024. Interest expense recognized on the Aggregate Revolving Loan was $0.2 million and $0.4 million in the thirty-nine week periods ended September 28, 2025, and September 29, 2024, respectively.

Of the total interest expense recognized on the Aggregate Revolving Loan, related party interest expense recognized was less than $0.1 million in each of the thirteen week periods ended September 28, 2025 and September 29, 2024, and $0.2 million and $0.4 million in the thirty-nine week periods ended September 28, 2025, and September 29, 2024.

(10) SAFE Agreements

First SAFE

On January 31, 2024, the Company entered into a Simple Agreement for Future Equity (“SAFE”) (the “First SAFE”) with the Rodgers Massey Freedom and Free Markets Charitable Trust (the “Purchaser”), a related party, affiliated with Thurman J. Rodgers, the Company’s Chief Executive Officer and a director, in connection with the Purchaser investing $1.5 million in the Company. The First SAFE did not accrue interest. The First SAFE was initially convertible into shares of the Company’s common stock, par value $0.0001 per share, upon the closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company would have issued and sold shares of its common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which was equal to the lower of (i) (a) $53.54 million divided by (b) the Company’s capitalization immediately prior to such Equity Financing (such conversion price, the “SAFE Price”), and (ii) 80% of the price per share of its common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the First SAFE, the Purchaser would have been automatically entitled to receive a portion of the proceeds of such liquidity event equal to the greater of (i) $1.5 million and (ii) the amount payable on the number of shares of common stock equal to (a) $1.5 million divided by (b)(1) $53.54 million divided by (2) the Company’s capitalization immediately prior to such liquidity event (the “Liquidity Price”), subject to certain adjustments as set forth in the First SAFE. The First SAFE was convertible into a maximum of 1,431,297 shares of the Company’s common stock, assuming a per share conversion price of $1.05, which is the product of (i) $1.31, the closing price per share of the Company’s common stock on January 31, 2024, multiplied by (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“First SAFE Amendment”) that converted the First SAFE investment of $1.5 million into 4,166,667 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the First SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to the First SAFE Agreement of $1.5 million, a credit to Additional paid-in-capital of $1.9 million and recognized expense of $0.4 million within Other expense, net in its unaudited condensed consolidated statement of operations in the Company’s second fiscal quarter ended June 30, 2024.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(10) SAFE Agreements (cont.)

Second SAFE

On February 15, 2024, the Company entered into a second SAFE (the “Second SAFE”) with the Purchaser, in connection with the Purchaser investing $3.5 million in the Company. The Second SAFE did not accrue interest. The Second SAFE was initially convertible into shares of the Company’s common stock upon the initial closing of an Equity Financing transaction at a per share conversion price which was equal to the lower of (i) the Second SAFE Price, and (ii) 80% of the price per share of the Company’s common stock sold in an Equity Financing transaction. If the Company consummated a change of control prior to the termination of the Second SAFE, the Purchaser would have been automatically entitled to receive an amount equal to the greater of (i) $3.5 million and (ii) the amount payable on the number of shares of the Company’s common stock equal to $3.5 million divided by the Liquidity Price, subject to certain adjustments as set forth in the Second SAFE. The Second SAFE was convertible into a maximum of 3,707,627 shares of the Company’s common stock, assuming a per share conversion price of $0.94, which is the product of (i) $1.18, the closing per share price of its common stock on February 15, 2024, multiplied by (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“Second SAFE Amendment”) that converted the Second SAFE investment of $3.5 million into 9,722,222 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the Second SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to the Second SAFE Agreement of $3.5 million, a credit to Additional paid-in-capital of $4.4 million and recognized expense of $0.9 million within Other expense, net in its unaudited condensed consolidated statement of operations in the Company’s second fiscal quarter ended June 30, 2024.

Third SAFE

On May 13, 2024, the Company entered into a third SAFE (the “Third SAFE”) with the Purchaser, in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of the Company’s common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its common stock in an Equity Financing transaction, at a per share conversion price which is equal to 50% of the price per share of the Company’s common stock sold in an Equity Financing. If the Company consummates a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of the Company’s common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the Company’s common stock on May 13, 2024, multiplied by (ii) 50%. Given that the Third SAFE may be settled in cash or a variable number of shares, the Company has accounted for the instrument as a liability at its fair value.

The estimated fair value of the Third SAFE was $0.5 million and $0.4 million as of September 28, 2025 and December 29, 2024, based upon the assumptions disclosed in Note 4 — Fair Value Measurements.

The change in the fair value of the Third SAFE is recorded within Other expense, net in the accompanying condensed consolidated statements of operations and comprehensive loss. The change in the fair value of the Third SAFE was expense of $0.1 million and $0.9 million in the thirteen week periods ended September 28, 2025 and September 29, 2024, respectively. The change in the fair value of the Third SAFE was expense of $0.1 million and $0.9 million in the thirty-nine week periods ended September 28, 2025 and September 29, 2024, respectively.

(11) Stock-Based Compensation

In July 2023, the Company’s board of directors adopted and stockholders approved the 2023 Incentive Equity Plan (the “2023 Plan”). The 2023 Plan became effective immediately upon the closing of the Amended and Restated Business Combination Agreement. Initially, a maximum number of 8,763,322 shares of SunPower common stock may be issued under the 2023 Plan. In addition, the number of shares of SunPower common stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1,

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(11) Stock-Based Compensation (cont.)

2033, in an amount equal to the lesser of (1) 4% of the total number of shares of SunPower’s common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of SunPower common stock determined by SunPower’s Board prior to the date of the increase. The maximum number of shares of SunPower common stock that may be issued on the exercise of incentive stock options (“ISOs”) under the 2023 Plan is three times the number of shares available for issuance upon the 2023 Plan becoming effective (or 26,289,966 shares).

Historically, awards were granted under the Amended and Restated Complete Solaria Omnibus Incentive Plan (“2022 Plan”), the Complete Solar 2011 Stock Plan (“2011 Plan”), the Solaria Corporation 2016 Stock Plan (“2016 Plan”) and the Solaria Corporation 2006 Stock Plan (“2006 Plan”) (together with the Company’s 2023 Incentive Equity Plan (“2023 Plan”), “the Plans”).

Under the Plans, the Company has granted service-based stock options and restricted stock units (“RSUs”). Compensation expense for stock options under the Company’s cliff vesting schedule is generally recognized equally over the vesting period of five years. RSUs granted during the fiscal year ended December 29, 2024 are also recognized equally over the vesting period of five years.

The information below summarizes the stock option activity under the Plans.

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding – December 29, 2024	9,997,233	$2.77	5.29	$6,356
Options granted	—
Options exercised	(712,467)	0.73		88
Options canceled	(4,874,689)	2.53
Outstanding – September 28, 2025	4,410,078	3.04		2,157
Vested and expected to vest – September 28, 2025	4,410,078	3.04		2,157
Vested and exercisable – September 28, 2025	2,364,439	6.98		722

The information below summarizes the RSU activity.

	Number of RSUs	Weighted Average Grant Date Fair Value
Unvested at December 29, 2024	1,982,135	$1.78
Granted	22,235,871	1.73
Vested and released	(4,318,313)	1.74
Cancelled or forfeited	(3,756,238)	1.73
Unvested at September 28, 2025	16,143,455	1.73

Stock-based compensation expense

Stock-based compensation expense was $4.2 million and $8.2 million in the thirteen and thirty-nine week periods ended September 28, 2025. Stock-based compensation expense was $1.5 million and $4.1 million in the thirteen and thirty-nine week periods ended September 29, 2024. As of September 28, 2025, unrecognized stock-based compensation costs related to service-based options and RSUs was $1.6 million and $29.4 million respectively, and such compensation cost is expected to be recognized over a weighted-average period of 2.8 years and 4.3 years, respectively.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(12) Commitments and Contingencies

Warranty provision

Activity by period relating to the Company’s warranty provision was as follows (in thousands):

	Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024
Warranty provision, beginning of period	$5,968	$4,849
Accruals for new warranties issued	3,238	830
Settlements, other	(5,837)	(932)
Warranty provision, end of period	$3,369	$4,747
Warranty provision, current	$1,229	$1,425
Warranty provision, noncurrent	2,140	3,322

Indemnification agreements

From time to time, in its normal course of business, the Company may indemnify other parties, with which it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. In the opinion of management, any liabilities resulting from these agreements would not have a material adverse effect on the business, financial position, results of operations, or cash flows of the Company.

Settlement of dispute with SunPower Debtors Bankruptcy Estate

Following the consummation of the acquisition of certain assets and assumption of certain liabilities of SunPower Debtors on September 30, 2024, certain matters pertaining to the acquisition were under dispute which included 1) amounts owed to and from the buyer and seller with respect to amounts in escrow related to the consideration transferred, 2) the right to the cash acquired in the acquisition, and 3) the right for the Company to sell and collect for certain solar systems that were acquired as a part of the acquisition that were sold or are to be sold to homebuilders within the New Homes Business. On June 25, 2025, all matters under dispute were resolved by the Company and the SunPower Bankruptcy Estate. Matters 1) and 2) were resolved such that no amounts will be paid (or received) by the Company. Matter 3) was resolved such that the Company has the right to sell the related inventory acquired and collect the underlying sales price for the sale of the solar system. In connection with each system sold, the Company is required to remit a portion of the sales price to the SunPower Bankruptcy Estate. The impact of the related settlement is not anticipated to be material.

Legal matters

The Company is a party to various legal proceedings and claims which arise in the ordinary course of business. The Company records a liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the reasonably possible loss. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Legal costs are expensed as incurred. Although claims are inherently unpredictable, the Company is not aware of any matters that may have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows. The Company has a loss contingency for legal settlements of $9.2 million and $7.7 million recorded within accrued expenses and other current liabilities in its unaudited condensed consolidated balance sheets at each of September 28, 2025 and December 29, 2024.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(12) Commitments and Contingencies (cont.)

SolarPark litigation

In January 2023, SolarPark Korea Co., LTD (“SolarPark”) demanded approximately $80.0 million during discussions between the Company and SolarPark. In February 2023, the Company submitted its statement of claim seeking approximately $26.4 million in damages against SolarPark. The ultimate outcome of this arbitration is currently unknown and could result in a material liability to the Company. However, the Company believes that the allegations lack merit and intends to vigorously defend all claims asserted. No liability has been recorded in the Company’s unaudited condensed consolidated financial statements as the likelihood of a loss is not probable at this time.

On March 16, 2023, SolarPark filed a complaint against Solaria and the Company in the U.S. District Court for the Northern District of California (“the court”). The complaint alleges a civil conspiracy involving misappropriation of trade secrets, defamation, tortious interference with contractual relations, inducement to breach of contract, and violation of California’s Unfair Competition Law. The complaint indicates that SolarPark has suffered in excess of $220.0 million in damages.

On May 11, 2023, SolarPark filed a motion for preliminary injunction to seek an order restraining the Company from using or disclosing SolarPark’s trade secrets, making or selling shingled modules other than those produced by SolarPark, and from soliciting solar module manufacturers to produce shingled modules using Solaria’s shingled patents. On May 18, 2023, the Company responded by filing a motion for partial dismissal and stay. On June 1, 2023, SolarPark filed an opposition to the Company’s motion for dismissal and stay and a reply in support of their motion for preliminary injunction. On June 8, 2023, the Company replied in support of its motion for partial dismissal and stay. On July 11, 2023, the court conducted a hearing to consider SolarPark’s and the Company’s respective motions. On August 3, 2023, the court issued a ruling, which granted the preliminary injunction motion with respect to any purported misappropriation of SolarPark’s trade secrets. The court’s ruling does not prohibit the Company from producing shingled modules or from utilizing its own patents for the manufacture of shingled modules. The court denied SolarPark’s motion seeking a defamation injunction. The court denied the Company’s motion to dismiss and granted the Company’s motion to stay the entire litigation pending the arbitration in Singapore. On September 1, 2023, the Company filed a Limited Notice of Appeal to appeal the August 2023 order granting SolarPark’s motion for preliminary injunction. On September 26, 2023, Solaria filed a Notice of Withdrawal of Appeal and will not appeal the Court’s Preliminary Injunction Order. Between August 2023 and March 2024, the parties were engaged in discovery negotiations and the Company produced documents to SolarPark. The Company produced its last set of documents on March 14, 2024. On August 14, 2025, the Court held a virtual hearing and revived the case. SolarPark subsequently amended the complaint, and the Company responded on October 14, 2025, with a motion to dismiss the complaint in its entirety. The Company also believes it has valid counterclaims to pursue against SolarPark. The litigation remains ongoing.

No liability has been recorded in the Company’s unaudited condensed consolidated financial statements as the likelihood of a loss is not probable at this time.

Siemens litigation

On July 22, 2021, Siemens Government Technologies, Inc. (“Siemens Government Technologies”) filed a lawsuit against Solaria Corporation in Fairfax Circuit Court (the “Court”) in Fairfax, Virginia. On July 27, 2023, Siemens Government Technologies moved to amend the complaint to add Siemens Industry Inc. as a co-plaintiff. This motion was granted on August 25, 2023. On October 23, 2023, Siemens Government Technologies and Siemens Industry Inc. (collectively, “Siemens”) and Solaria Corporation stipulated to add Solar CA, LLC as a co-defendant. Solaria Corporation and Solar CA, LLC (collectively, the “Subsidiaries”) are both wholly-owned subsidiaries of the Company. In the lawsuit, Siemens alleged that the Subsidiaries breached express and implied warranties under a purchase order that Siemens placed with the Subsidiaries for a solar module system. Siemens claimed damages of approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees.

On February 22, 2024, the Court issued an order against the Subsidiaries which awarded Siemens approximately $6.9 million, inclusive of the amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees, the amount of which would be determined at a later hearing. On March 15, 2024, Siemens filed a motion seeking

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(12) Commitments and Contingencies (cont.)

to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre- and post-judgment interest on April 5, 2024. On June 17, 2024, the Court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. The Company has appealed these judgments.

In addition to the above, on August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add the Company as a judgement debtor. The Subsidiaries opposed the Siemens motion. On June 30, 2025, the California court found that the Company should be added as a judgment debtor party in California. In addition, the parties argued the appeal of the underlying Virginia litigation on July 24, 2025. On September 23, 2025, the Virginia Court of Appeals issued a decision on the appeal, affirming the original lower court decision and judgment against the Company. The Alameda County litigation has continued with several upcoming deadlines related to the already-noticed appeal and Siemens’ motion for fees and costs. The Company continues pursuing global settlement negotiations with Siemens.

The Company recognized $6.9 million as a legal settlement loss related to this litigation as of December 31, 2023. In the thirteen week period ended September 28, 2025, the Company recorded an additional $1.1 million of expense within discontinued operations in its unaudited condensed consolidated statement of operations and comprehensive (loss) to bring the liability for legal settlement with Siemens to $8.0 million as of September 28, 2025. This liability is included within accrued expenses and other current liabilities in the Company’s unaudited condensed consolidated balance sheets.

The Company recorded expense of $2.0 million within discontinued operations in its unaudited condensed consolidated statement of operations and comprehensive (loss) in the thirty-nine week period ended September 29, 2024, for attorneys’ fees, expenses, and pre-judgment interest, and this liability was also recorded within accrued expenses and other current liabilities in the Company’s unaudited condensed consolidated balance sheets as of September 28, 2025, and December 29, 2024.

On December 4, 2025, the Company entered into a Settlement Agreement (“Settlement Agreement”) with Siemens to resolve a case in the Court and other related cases as well as to resolve potential claims related to Siemens’ Atwater Wastewater Treatment Plant. In exchange for full releases, the Company agreed to pay Siemens $9.5 million spread across four payments to be made at the end of each calendar quarter during 2026. If the Company successfully engages in any form of new financing or new debt worth $1.0 million or more, or successfully obtains shareholder approval for the issuance of additional shares in connection with the raise of additional funds and/or any merger or acquisition activity, the next due quarterly payment to Siemens (if any) becomes immediately due and payable. The settlement payment to Siemens is secured by a first-priority continuing security interest in $9.5 of Company collateral. This security interest is reduced on a one-to-one basis as the settlement payments are made.

Letters of credit

The Company had $3.5 million of outstanding letters of credit related to normal business transactions as of September 28, 2025 and December 29, 2024. These agreements require the Company to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder. As discussed in Note 2 — Summary of Significant Accounting Policies, the cash collateral in these restricted cash accounts was $3.8 million at each of September 28, 2025 and December 29, 2024.

(13) Income Taxes

As a result of the Company’s history of net operating losses, the Company has provided a full valuation allowance against its deferred tax assets. For each of the thirteen week periods ended September 28, 2025, and September 29, 2024, the Company recognized income tax expense of zero. For the thirty-nine week periods ended September 28, 2025, and September 29, 2024, the Company recognized income tax expense of zero and eleven thousand dollars, respectively.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(13) Income Taxes (cont.)

The One Big Beautiful Bill Act (“OBBBA”) was enacted on July 4, 2025. The OBBBA contains significant changes to corporate taxation, including accelerated deductions for capital expenditures, expensing of research and development costs incurred in the US, and increased deductibility of interest expense. The Company is currently evaluating the impact of OBBBA, but does not expect a material provision would impact the effective tax rate.

(14) Basic and Diluted Net Loss Per Share

The Company uses the two-class method to calculate net loss per share. No dividends were declared or paid in the thirteen and thirty-nine week periods ended September 28, 2025 and September 29, 2024.

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to common stockholders for the thirteen and thirty-nine week periods ended September 28, 2025 and September 29, 2024 (in thousands, except share and per share amounts):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Numerator:
Net loss from continuing operations	$(15,804)	$(77,958)	$(30,099)	$(101,433)
Net loss from discontinued operations	(1,100)	—	(1,100)	(2,007)
Net loss	$(16,904)	$(77,958)	$(31,199)	$(103,440)
Denominator:
Weighted average common shares outstanding, basic and diluted	84,904,228	75,348,627	82,036,790	61,868,747
Net loss per share, basic and diluted:
Continuing operations	$(0.19)	$(1.03)	$(0.37)	$(1.64)
Discontinued operations	(0.01)	—	(0.01)	(0.03)
Net loss	$(0.20)	$(1.03)	$(0.38)	$(1.67)

The computation of basic net loss per share attributable to common stockholders is inclusive of warrants with an insignificant exercise price. The Company’s calculation of the weighted average shares outstanding is inclusive of 234,610 warrants with an insignificant exercise price (which assumes that the warrants were outstanding as of the beginning of the period or the date of the grant, whichever is earlier) for each of the thirteen and thirty-nine week periods ended September 28, 2025, respectively. The computation of diluted net loss per share attributable to common stockholders is the same for the thirteen and thirty-nine week periods ended September 28, 2025 and September 29, 2024 because the inclusion of potential shares of common stock would have been anti-dilutive for the periods presented.

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been anti-dilutive:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Common stock warrants	25,670,265	31,670,265	25,670,265	31,670,265
Stock options and RSUs issued and outstanding	34,256,501	14,170,385	34,256,501	14,170,385
Convertible notes	77,821,528	58,579,636	77,821,528	58,579,636
Third SAFE Agreement	2,750,000	—	2,750,000	—
Forward Purchase Agreements	6,720,000	—	6,720,000	—
Deferred consideration shares	6,666,666	—	6,666,666	—
Total potential common shares excluded from diluted net loss per share	153,884,960	104,420,286	153,884,960	104,420,286

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(15) Segment Information

The segment information is presented on a basis that is consistent with the Company’s internal management reporting. The Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker (“CODM”). The CODM manages the Company and reports financial results based on three reportable segments which are the same as the Company’s operating segments. The CODM evaluates the performance of these reportable segments and allocates resources to make operating decisions based on certain financial information, including segmented internal income/(loss) prepared on a basis consistent with U.S. GAAP. The measurement criteria is based on their operating revenue and operating income (loss) and excluding any corporate costs which are not allocatable to the operating segments. The CODM’s measurement criteria does not include segment assets. During the periods presented, the Company reported its financial performance through the following three reportable segments; Residential Solar Installation, New Homes Business and Sunder.

Residential Solar Installation.    This segment performs solar system, storage and battery installations for residential homeowners.

New Homes Business.    This segment is new, as a result of the SunPower Acquisition which occurred in the fourth quarter of fiscal 2024. The Company developed a method to allocate direct expenses for the respective reportable segments. This segment performs solar system installations for new home builders.

Sunder.    This segment is new beginning in fiscal year 2025, as a result of the Sunder Acquisition which occurred late in the third quarter of fiscal 2025. This segment’s principal activity is a solar energy sales force to initiate and execute contracts with customers throughout the United States.

	Thirteen Weeks Ended
	September 28, 2025				September 29, 2024
(in thousands)	Residential Solar Installation	New Homes Business	Sunder	Total	Residential Solar Installation	New Homes Business	Sunder	Total
Operating revenues	$38,579	$27,116	4,310	$70,005	$5,536	$—	$—	$5,536

Less:
Cost of revenues	20,984	13,329	3,652	37,965	8,693	—	—	8,693
Sales commissions	7,479	55	—	7,534	7,270	—	—	7,270
Sales and marketing	4,781	1,686	—	6,467	1,093	—	—	1,093
General and administrative(1)	12,240	9,243	—	21,483	18,450	—	—	18,450
Operating (loss) income from continuing operations	(6,905)	2,803	658	(3,444)	(29,970)	—	—	(29,970)
Reconciliation of segment (loss) income from continuing operations before income taxes:
Unallocated amounts:
Interest expense				(8,104)				(2,338)
Interest income				—				86
Other expense, net				(4,256)				(65,684)
Gain on extinguishment of debt				—				19,948
(Loss) from continuing operations before income taxes				$(15,804)				$(77,958)

____________

(1)    For the thirteen weeks ended September 28, 2025, depreciation and amortization expense was $1.0 million, $0.3 million, and zero for the Residential Solar Installation, New Homes Business and Sunder reportable segments, respectively. For the thirteen weeks ended September 29, 2024, depreciation and amortization expense was $0.3 million for the Residential Solar Installation reportable segment.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(15) Segment Information (cont.)

	Thirty-Nine Weeks Ended
	September 28, 2025				September 29, 2024
(in thousands)	Residential Solar Installation	New Homes Business	Sunder	Total	Residential Solar Installation	New Homes Business	Sunder	Total
Operating revenues	$114,097	$101,862	4,310	$220,269	$20,068	$—	$—	$20,068

Less:
Cost of revenues	67,388	55,930	3,652	126,970	21,834	—	—	21,834
Sales commissions	22,882	1,391	—	24,273	11,691	—	—	11,691
Sales and marketing	19,591	2,173	—	21,764	3,762	—	—	3,762
General and administrative(1)	32,782	19,600	—	52,382	29,789	—	—	29,789
Operating (loss) income from continuing operations	(28,546)	22,768	658	(5,120)	(47,008)	—	—	(47,008)
Reconciliation of segment (loss) income from continuing operations before income taxes:
Unallocated amounts:
Interest expense				(23,258)				(8,230)
Interest income				3				102
Other expense, net				(1,724)				(66,234)
Gain on extinguishment of debt				—				19,948
(Loss) from continuing operations before income taxes				$(30,099)				$(101,422)

____________

(1)    In the thirty-nine weeks ended September 28, 2025, depreciation and amortization expense was $3.4 million, $0.9 million and zero for the Residential Solar Installation, New Homes Business and Sunder reportable segments, respectively. In the thirty-nine weeks ended September 29, 2024, depreciation and amortization expense was $1.0 million for the Residential Solar Installation reportable segment.

(16) Related Party Transactions

Refer to the following notes to the Company’s unaudited condensed consolidated financial statements for details regarding the related party transactions entered into by the Company; Note 1(a) — Description of Business; Note 2(i) — Summary of Significant Accounting Policies — Changes in related parties; Note 4 — Fair Value Measurements; Note 6 — Accrued Expenses and Other Current Liabilities; Note 7 — Other Expense, Net; Note 8 — Capital Stock; Note 9 — Borrowings and Derivative Liabilities, and Note 10 — SAFE Agreements. All other related party transactions are described herein.

The Company determined that SameDay Solar became a related party to the Company during fiscal year 2024. The Company’s revenue is net of dealer fees attributable to SameDay Solar of $0.3 million and $1.6 million in the thirteen and thirty-nine week periods ended September 28, 2025, respectively. The Company’s revenue is net of dealer fees attributable to SameDay Solar of $1.6 million in each of the thirteen and thirty-nine week periods ended September 29, 2024.

(17) Subsequent Events

Partial conversion of September 2024 Notes

Subsequent to September 28, 2025, holders of $10.6 million of the Company’s September 2024 Notes converted their September 2024 Notes into 6.2 million shares of common stock of the Company.

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(17) Subsequent Events (cont.)

Acquisition of Ambia Energy LLC

On November 11, 2025, the Company announced that it signed a non-binding letter of intent to acquire Ambia Energy, LLC (“Ambia”) located in Lindon, Utah in exchange for approximately $37.5 million of equity in SunPower, subject to customary closing conditions.

On November 21, 2025, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Ambia and Ambia Holdings, Inc., a Delaware corporation and the sole member of Ambia (the “Member”). The Company, Ambia and the Member completed the closing under the Membership Interest Purchase Agreement (the “Ambia Closing”) on November 21, 2025. At the Ambia Closing, the Company acquired all of the outstanding membership interests of Ambia from the Member for: (a) 10,243,924 shares (the “Closing Consideration Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”), issued at the Ambia Closing to the Member; and (b) the agreement to issue an additional $9.375 million of shares of Common Stock on the six-month anniversary of the Ambia Closing and an additional $9.375 million of shares of Common Stock on the 12-month anniversary of the Ambia Closing (such additional shares of Common Stock, the “Post-Closing Consideration Shares”). The issuance of the Post-Closing Consideration Shares is subject to approval by the Company’s stockholders following the Ambia Closing in accordance with the rules and regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5635(a)). The actual number of Post-Closing Consideration Shares issuable by the Company on the six- and 12-month anniversaries of the Ambia Closing will be determined based on the 20-day trailing volume-weighted average price of the Common Stock after market close on the business day immediate prior to the issuance date of the applicable shares (the “VWAP Value”); provided that the VWAP Value for the calculation of the actual number of Post-Closing Consideration Shares issuable by the Company will not be more than $2.8102 per share or less than $1.4988 per share. Additionally, the number of Post-Closing Consideration Shares issuable by the Company is subject to adjustment pursuant to customary working capital and balance sheet adjustment terms and subject to offset for certain indemnifiable damages in accordance with the Membership Interest Purchase Agreement. Pursuant to the terms and conditions of the Membership Interest Purchase Agreement, the Company agreed to register the Closing Consideration Shares and the Post-Closing Consideration Shares for resale to the public under the Securities Act of 1933, as amended. The Membership Interest Purchase Agreement includes customary representations and warranties, covenants, and indemnities, in each case under the circumstances and subject to certain limitations set forth in the Membership Interest Purchase Agreement. The indemnification obligations under the Membership Interest Purchase Agreement are subject to customary baskets and caps. The Company’s primary source of recovery for indemnifiable damages is set off of such damages against the Post-Closing Consideration Shares issuable by the Company following the Ambia Closing.

The initial accounting for this business combination is incomplete at this time due to the proximity of the Ambia Closing to the issuance date of these condensed consolidated financial statements.

NASDAQ Deficiency

On November 19, 2025, the Company received a letter from the Listing Qualifications staff of Nasdaq indicating that, as a result of the Company’s delay in filing its Q3 2025 Form 10Q, the Company was not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter had no immediate effect on the listing or trading of the Company’s common stock or warrants. The Nasdaq listing rules require Nasdaq-listed companies to timely file all required periodic reports with the SEC. The Nasdaq letter stated that, under Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements. The Company filed its Q3 2025 Form 10Q on December 19, 2025.

Issuance of 12% convertible senior unsecured convertible note to related party

On November 20, 2025, the Company issued a convertible promissory note in the original principal amount of $2.0 million (“November 2025 Note”) to a trust controlled by the Company’s CEO in exchange for cash. The November 2025 Note is a general unsecured obligation of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the November 2025 Note will be payable semiannually in arrears on

SUNPOWER INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

(17) Subsequent Events (cont.)

January 1 and July 1 of each year, beginning on January 1, 2026. The Note is convertible at the option of the holder at any time prior to the payment of the payment of the principal amount of the November 2025 Note in full. The conversion rate of the November 2025 Note is initially equal to 626.9592 shares of the Company’s common stock per $1,000 principal amount due under the November 2025 Note. The conversion rate shall be subject to adjustment from time to time pursuant to the terms of the November 2025 Note. The Company may not redeem the Note prior to July 5, 2026.

Siemens Settlement

As described in Note 12 — Commitments and Contingencies, the Company entered into a Settlement Agreement with Siemens on December 4, 2025 to resolve a case in the Court and other related cases as well as to resolve potential claims related to Siemens’ Atwater Wastewater Treatment Plant. Refer to Note 12 — Commitments and Contingencies for details.

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

SunPower Inc.

Fremont, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of SunPower Inc. (f/k/a Complete Solaria, Inc.) (the “Company”) as of December 29, 2024, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the fiscal year then ended, and the related notes collectively referred to as the “consolidated financial statements.” In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 29, 2024, and the results of its operations and its cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, and has negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2024.

Atlanta, Georgia

April 30, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Complete Solaria, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Complete Solaria, Inc. and subsidiaries (the “Company”) as of December 31, 2023, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows, for the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Notes 2 and 22 to the financial statements, the accompanying 2023 financial statements have been retrospectively adjusted for the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(c) to the consolidated financial statements, the Company has recurring net losses, accumulated deficit, negative cash outflows from operations and current debt outstanding that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(c). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

San Francisco, California

April 1, 2024 (April 30, 2025, as to the effects of the Company’s adoption of ASU 2023-07, Segment Reporting, as described in Notes 2 and 22).

We began serving as the Company’s auditor in 2022. In 2024 we became the predecessor auditor.

SUNPOWER INC.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 29, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$13,378	$2,593
Accounts receivable, net	25,842	26,281
Inventories	22,110	3,058
Prepaid expenses and other current assets	8,206	5,817
Contract assets, current portion	26,066	—
Total current assets	95,602	37,749
Restricted cash	3,841	3,823
Property and equipment, net	5,493	4,317
Operating lease right-of-use assets	3,041	1,235
Other noncurrent assets	628	198
Goodwill	18,476	—
Intangible assets, net	17,385	—
Total assets	$144,466	$47,322

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,980	$13,122
Accrued expenses and other current liabilities	56,081	27,870
Notes payable to related parties	1,500	—
Notes payable, net	—	28,657
Contract liabilities	10,003	2,423
SAFE Agreement with related party	384	—
Debt with CS Solis	—	33,280
Forward purchase agreement liabilities with related parties	1,274	3,232
Forward purchase agreement liabilities	2,220	599
Total current liabilities	79,442	109,183
Warranty provision, noncurrent	3,437	3,416
Warrant liability	1,561	9,817
Contract liabilities, noncurrent	918	1,055
Notes payable and derivative liabilities, net of current portion	92,638	—
Notes payable and derivative liabilities with related parties	53,193	—
Other long-term liabilities	8,553	—
Operating lease liabilities, net of current portion	2,263	664
Total liabilities	242,005	124,135

Commitments and contingencies (Note 19)

Stockholders’ (deficit):
Common stock, $0.0001 par value; Authorized 1,000,000,000 and 60,000,000 shares as of December 29, 2024 and December 31, 2023, respectively; issued and outstanding 73,784,645 and 49,065,361 shares as of December 29, 2024 and December 31, 2023, respectively	14	7
Additional paid-in capital	313,661	277,965
Accumulated other comprehensive loss	165	143
Accumulated deficit	(411,379)	(354,928)
Total stockholders’ (deficit)	(97,539)	(76,813)
Total liabilities and stockholders’ equity	$144,466	$47,322

The accompanying notes are an integral part of these consolidated financial statements.

SUNPOWER INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Fiscal Year Ended
	December 29, 2024	December 31, 2023

Revenues	$108,742	$87,616
Cost of revenues	69,240	69,828
Gross profit	39,502	17,788
Operating expenses:
Sales commissions	24,590	31,127
Sales and marketing	6,827	6,920
General and administrative	76,594	32,099
Total operating expenses	108,011	70,146
Loss from continuing operations	(68,509)	(52,358)
Interest expense(1)	(16,223)	(14,033)
Interest income	19	36
Other income (expense), net(2)	7,932	(29,862)
Gain on troubled debt restructuring(3)	22,337	—
Total Other expense	14,065	(43,859)
Loss from continuing operations before income taxes	(54,444)	(96,217)
Income tax benefit (provision)	—	20
Net loss from continuing operations	(54,444)	(96,197)
Loss from discontinued operations, net of taxes	(2,007)	(25,853)
Impairment loss from discontinued operations	—	(147,505)
Net loss from discontinued operations, net of taxes	(2,007)	(173,358)
Net loss	(56,451)	(269,555)
Other Comprehensive income:
Foreign currency translation adjustment	—	116
Comprehensive loss (net of tax)	$(56,451)	$(269,439)

Net loss from continuing operations per share attributable to common stockholders, basic	$(0.82)	$(3.89)
Net loss from discontinued operations per share attributable to common stockholders, basic	(0.03)	(1.05)
Net loss per share attributable to common stockholders, basic	$(0.85)	$(4.94)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic	66,655,837	24,723,370
Net loss from continuing operations per share attributable to common stockholders, diluted	$(1.19)	$(3.89)
Net loss from discontinued operations per share attributable to common stockholders, diluted	(0.03)	(1.05)
Net loss per share attributable to common stockholders, diluted	$(1.22)	$(4.94)
Weighted-average shares used to compute net loss per share attributable to common stockholders’, basic and diluted	75,793,548	24,723,370

____________

(1)      Includes interest expense to related parties of $7.6 million and $0.4 million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

(2)      Other income (expense), net in the fiscal year ended December 29, 2024 includes the following related party transactions; (i) $0.7 million of expense in connection with the conversion of SAFE Agreements into shares of common stock and the change in the fair value of SAFE Agreements (defined in the notes to the consolidated financial statements), (ii) $3.0 million of expense in connection with the loss on issuance of a derivative liability and $0.3 million of income due to the change in the value of derivative liabilities, and (iii) income of $0.1 million of expense in connection with the change in the fair value of forward purchase agreements.

Other income (expense), net in the fiscal year ended December 31, 2023, includes the following related party transaction; $0.7 million of expense for bonus shares issued in connection with the Mergers; $0.4 million of forward purchase agreements entered into and $9.1 million of change in the fair value of the forward purchase agreements; and $30.7 million of expense for shares issued in connection with the forward purchase agreements.

(3)      Gain includes $12.5 million with a related party in the fiscal year ended December 29, 2024. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

The accompanying notes are an integral part of these consolidated financial statements.

SUNPOWER INC.

Consolidated Statements of Stockholders’ Deficit

(in thousands, except number of shares)

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2023	19,932,429	$3	$190,624	$(85,373)	$27	$105,281
Conversion of 2022 Convertible Notes into common stock	5,460,075	2	40,950	—	—	40,952
Issuance of common stock upon the reverse capitalization, net of offering costs	13,458,293	2	4,586	—	—	4,588
Reclassification of prepaid PIPE	350,000	—	3,500	—	—	3,500
Reclassification of warrants between liabilities and equity	—	—	4,329	—	—	4,329
Reclassification of Legacy Complete Solaria Common stock into SunPower Common Stock	—	(1)	2	—	—	1
Issuance of common stock in connection with forward purchase agreements	1,050,000	—	4,777	—	—	4,777
Issuance of common stock in connection with forward purchase agreements due to related party	4,508,488	1	30,712	—	—	30,713
Issuance of common stock bonus shares in connection with Mergers	463,976	—	2,394	—	—	2,394
Residual Mergers proceeds	—	—	161	—	—	161
Modification of Carlyle Warrant	—	—	(10,862)	—	—	(10,862)
Issuance of restricted stock units	98,097	—	52	—	—	52
Issuance of common stock warrants	—	—	(3,516)	—	—	(3,516)
Issuance of common stock to related party	3,676,470	—	5,000	—	—	5,000
Exercise of common stock options	67,533	—	57	—	—	57
Stock-based compensation	—	—	5,199	—	—	5,199
Foreign currency translation	—	—	—	—	116	116
Net loss	—	—	—	(269,555)	—	(269,555)
Balance as of December 31, 2023	49,065,361	$7	$277,965	$(354,928)	$143	$(76,813)
Exercise of common stock options	398,883	—	532	—	—	532
Vesting of restricted stock units	669,059	—	—	—	—	—
Stock-based compensation	—	—	3,067	—	—	3,067
Issuance of common stock warrants	—	—	1,400	—	—	1,400
Issuance of common stock warrants for services	—	—	9,179	—	—	9,179
Issuance of common stock upon conversion of SAFEs	13,888,889	6	6,244	—	—	6,250
Exercise of common stock warrants	5,343,616	1	—	—	—	1
Issuance of common stock for exchange of debt	1,500,000	—	2,220	—	—	2,220
Issuance of common stock	2,918,837	—	7,144	—	—	7,144
Modification of Warrant Agreement	—	—	7,306	—	—	7,306
Offering costs of reverse recapitalization	—	—	(1,396)	—	—	(1,396)
Net loss	—	—	—	(56,451)	—	(56,451)
Foreign currency translation adjustment	—	—	—	—	22	22
Balance as of December 29, 2024	73,784,645	$14	$313,661	$(411,379)	$165	$(97,539)

The accompanying notes are an integral part of these consolidated financial statements.

SUNPOWER INC.

Consolidated Statements of Cash Flows

(in thousands, except number of shares)

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Cash flows from operating activities from continuing operations
Net loss	$(56,451)	$(269,555)
Loss from discontinued operations, net of income taxes	(2,007)	(173,358)
Net loss from continuing operations, net of tax	(54,444)	(96,197)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Stock-based compensation expense	3,067	3,364
Non-cash interest expense(1)	1,757	4,882
Accretion of debt in CS Solis(2)	3,872	6,579
Non-cash lease expense	816	947
Gain on troubled debt restructuring(8)	(22,337)	—
Loss on CS Solis debt extinguishment	—	10,338
Depreciation and amortization	2,736	930
Amortization of debt issuance costs(11)	5,842	—
Other financing costs	450	—
Provision for credit losses	9,132	4,274
Change in reserve for excess and obsolete inventory	—	6,148
Change in fair value of SAFE Agreements with related party	(616)	—
Loss on conversion of SAFE Agreements to shares of common stock with related party	1,250	—
Loss on sale of equity securities	—	4,154
Loss on issuance of derivative liability(3)	24,688	—
Change in fair value of derivative liabilities(12)	(33,986)	—
Change in fair value of warrant liabilities	(2,921)	(29,310)
Issuance of forward purchase agreements(4)	—	(76)
Change in fair value of forward purchase agreement liabilities(5)	(337)	3,906
Loss on issuance of common stock in connection with forward purchase agreements(6)	—	35,490
Non-cash expense in connection with warrants issued for vendor services	9,179	—
Loss on asset impairments and disposals	3,827	—
Loss on issuance of common stock bonus shares in connection with the Mergers(7)	—	2,394
Issuance of restricted stock units in connection with vendor services	—	52
Changes in operating assets and liabilities:
Accounts receivable	3,306	(12,106)
Contract assets, current portion	(21,451)	—
Inventories	8,654	1,544
Prepaid expenses and other current assets	(170)	(4,197)
Other noncurrent assets	111	1,132
Accounts payable	(10,412)	2,292
Accrued expenses and other current liabilities	14,071	(3,313)
Operating lease liabilities	(849)	(598)
Warranty provision, noncurrent	21	255

SUNPOWER INC.

Consolidated Statements of Cash Flows — (Continued)

(in thousands, except number of shares)

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Deferred revenue	82	(1,685)
Net cash used in operating activities from continuing operations	(54,662)	(58,802)
Net cash provided by operating activities from discontinued operations	—	190
Net cash used in operating activities	(54,662)	(58,612)
Cash flows from investing activities from continuing operations
Purchases of property and equipment	—	(35)
Capitalization of internal-use-software costs	(1,157)	(1,939)
Cash paid for acquisitions; net of cash acquired	(53,500)	—
Proceeds from the sale of equity securities	—	8,145
Net cash (used in) provided by investing activities	(54,657)	6,171

Cash flows from financing activities from continuing operations
Proceeds from issuance of notes payable, net of issuance cost		14,102
Principal repayment of notes payable	(300)	(9,803)
Proceeds from issuance of convertible notes, net of issuance cost	81,725	17,750
Proceeds from issuance of convertible notes to related parties	26,000	3,500
Proceeds from issuance of SAFE agreements	6,000	—
Proceeds from issuance of common stock	6,694	—
Proceeds from exercise of common stock options	532	57
Proceeds from Mergers and PIPE Financing	—	4,219
Proceeds from Mergers and PIPE Financing from related parties	—	15,600
Proceeds from common stock	—	5,000
Financing lease payments	(551)	—
Net cash provided by financing activities from continuing operations	120,100	50,425
Effect of exchange rate changes	22	116
Net increase (decrease) in cash, cash equivalents and restricted cash	10,803	(1,900)
Cash, cash equivalents, and restricted cash at beginning of period	6,416	8,316
Cash, cash equivalents, and restricted cash at end of period	$17,219	$6,416

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$77	$2,147
Cash paid during the year for income taxes	10	—

Supplemental schedule of noncash investing and financing activities:
Cancellation of existing indebtedness in Exchange Agreement(9)	$65,873	$—
Issuance of convertible notes in Exchange Agreement(10)	42,662	—
Issuance of common stock in Exchange Agreement	2,220	—
Conversion of SAFE Agreements to shares of common stock – related party	5,000	—
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	116	—
Offering costs	1,396	—
Warrants issued in debt issuance	860	—
Carlyle Warrant modification – related party	7,306	10,862
Conversion of 2022 Convertible notes into common stock	—	30,625
Issuance of common stock warrants	—	3,516

SUNPOWER INC.

Consolidated Statements of Cash Flows — (Continued)

(in thousands, except number of shares)

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Conversion of 2022 Convertible Notes into common stock	—	21,561
Conversion of 2022 Convertible Notes issued to related parties into common stock	—	19,390
Conversion of preferred stock into common stock	—	155,630
Issuance of common stock in connection with forward purchase agreements(5)	—	35,490
Issuance of common stock bonus shares in connection with the Mergers(6)	—	2,394
Recapitalization of Legacy Complete Solaria Common stock into SunPower Common Stock	—	1
Reclassification of investor deposit to PIPE funds	—	3,500
Reclassification of warrants between liabilities and equity	—	4,329

____________

(1)      Non-cash interest expense to related parties of zero and $0.4 million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(2)      Identified as a related party transaction in the fiscal year ended December 29, 2024.

(3)      Includes $3.0 million loss on a derivative liability issued to the Massey Trust (as later defined in Note 15 — Borrowings and Derivative Liabilities) a related party.

(4)      Issuance of forward purchase agreements includes other income from related parties of zero and $0.4 million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(5)      Change in fair value of forward purchase agreement liabilities from related parties was income of $0.1 million and ($9.1) million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(6)      Issuance of common stock in connection with forward purchase agreements includes other expense from related parties of zero and ($30.7) million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(7)      Issuance of common stock bonus shares to related parties in connection with the Mergers includes other expense of $0.7 million during the fiscal year ended December 31, 2023.

(8)      Gain includes $12.5 million with a related party in the fiscal year ended December 29, 2024. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

(9)      Includes related party debt cancellation of $37.2 million.

(10)    Includes $23.7 million issuance of convertible notes with related parties.

(11)    Includes $1.6 million of amortization of debt issuance costs with related parties.

(12)    Includes $0.3 million gain in connection with the change in the fair value of derivative liabilities issued to the Massey Trust and Carlyle (as later defined in Note 15 — Borrowings and Derivative Liabilities) with related parties.

The accompanying notes are an integral part of these consolidated financial statements.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(1) Organization

(a) Description of Business

SunPower Inc. (f/k/a Complete Solaria, Inc.) (the “Company”) is a residential solar installer that offers storage and home energy solutions to customers in North America. The Company is headquartered in Fremont, California.

Complete Solar, Inc. (“Complete Solar”) was incorporated in Delaware on February 22, 2010. Through February 2022, the Company operated as a single legal entity as Complete Solar, Inc. In February 2022, the Company implemented a holding company reorganization (the “Reorganization”) in which the Company created and incorporated Complete Solar Holding Corporation (“Complete Solar Holdings”). As a result of the Reorganization, Complete Solar Holdings became the successor entity to Complete Solar, Inc. Subsequently, Complete Solar Holdings changed its name to “Complete Solaria, Inc.”

In October 2022, the Company entered into a business combination agreement, as amended on December 26, 2022 and January 17, 2023 (“Original Business Combination Agreement”) and as amended on May 26, 2023 (“Amended and Restated Business Combination Agreement”), with Jupiter Merger Sub I Corp., a Delaware corporation and a wholly owned subsidiary of Freedom Acquisition I Corp. (“FACT”) (“First Merger Sub”), Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of FACT (“Second Merger Sub”), Complete Solar Holding Corporation, a Delaware corporation, and The Solaria Corporation (“Solaria”), a Delaware corporation.

The transactions contemplated by the Amended and Restated Business Combination Agreement were consummated on July 18, 2023 (“Closing Date”). Following the consummation of the Merger on the Closing Date, FACT changed its name to “Complete Solaria, Inc.”

As part of the transactions contemplated by the Amended and Restated Business Combination Agreement, FACT affected a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the Delaware’s General Corporation Law (the “DGCL” or “Domestication”). On the Closing Date, following the Domestication, First Merger Sub merged with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of FACT (the “First Merger”), and immediately following the First Merger, the Company merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of FACT (the “Second Merger”), and Second Merger Sub changed its name to CS, LLC, and immediately following the Second Merger, Solaria merged with and into a newly formed Delaware limited liability company and wholly-owned subsidiary of FACT and changed its name to The Solaria Corporation LLC (“Third Merger Sub”), with Third Merger Sub surviving as a wholly-owned subsidiary of FACT (the “Additional Merger”, and together with the First Merger and the Second Merger, the “Mergers”).

In connection with the closing of the Mergers:

•        Each share of the Company’s capital stock, inclusive of shares converted from 2022 Convertible Notes, issued and outstanding immediately prior to the Closing (“Legacy Complete Solaria Capital Stock”) were cancelled and exchanged into an aggregate of 25,494,332 shares of Company Common Stock.

•        In July 2023, (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”); (ii) Polar Multi-Strategy Master Fund (“Polar”), and (iii) Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP (collectively, “Sandia”) (together, the “FPA Funding PIPE Investors”) entered into separate subscription agreements (the “FPA Funding Amount PIPE Subscription Agreements”) pursuant to which, the FPA Funding PIPE Investors subscribed for on the Closing Date, an aggregate of 6,300,000 shares of FACT Class A Ordinary Shares, less, in the case of Meteora, 1,161,512 FACT Class A Ordinary Shares purchased by Meteora separately from third parties through a broker in the open market (“Recycled Shares”) in connection with the Forward Purchase Agreements (“FPAs”). Subsequent to the Closing Date, the Company entered into an additional FPA Funding PIPE Subscription Agreement with Meteora, to subscribe for and purchase, and the Company agreed to issue and sell,

SUNPOWER INC.

Notes to Consolidated Financial Statements

(1) Organization (cont.)

an aggregate of 420,000 shares of Complete Solaria Common Stock. The Company issued shares of Company Common Stock underlying the FPAs as of the latter of the closing of the Mergers or execution of the FPAs.

•        All certain investors (the “PIPE Investors”) purchased from the Company an aggregate of 1,570,000 shares of Company Common Stock (the “PIPE Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $15.7 million (the “PIPE Financing”), including $3.5 million that was funded prior to the Closing Date, pursuant to subscription agreements (the “Subscription Agreements”). At the time of the PIPE Financing, Company issued an additional 60,000 shares to certain investors as an incentive to participate in the PIPE Financing.

•        On or around the Closing Date, pursuant to the New Money PIPE Subscription Agreements, certain investors affiliated with the New Money PIPE Subscription Agreements (“New Money PIPE Investors”) agreed to subscribe for and purchase, and the Company agreed to issue and sell to the New Money PIPE Investors an aggregate of 120,000 shares of Company Common Stock for a purchase price of $5.00 per share, for aggregate gross proceeds of $0.6 million. Pursuant to its New Money PIPE Subscription Agreement, the Company issued an additional 60,000 shares of Company Common Stock in consideration of certain services provided by it in the structuring of its FPA and the transactions described therein.

•        Subsequent to the Closing, the Company issued an additional 193,976 shares of Company Common Stock to the sponsors for reimbursing sponsors’ transfer to certain counterparties and issued an additional 150,000 shares of Company Common Stock to an FPA investor for services provided in connection with the Mergers.

•        In March 2023, holders of 23,256,504 of the originally issued 34,500,000 FACT Class A Ordinary shares exercised their rights to redeem those shares for cash, and immediately prior to the Closing there were 11,243,496 FACT Class A Ordinary Shares that remained outstanding. At the Closing, holders of 7,784,739 shares of Class A common stock of FACT exercised their rights to redeem those shares for cash, for an aggregate of approximately $82.2 million which was paid to such holders at Closing. The remaining FACT Class A Ordinary Share converted, on a one-for-one basis, into one share of Company Common Stock.

•        Each issued and outstanding FACT Class B Ordinary Share converted, on a one-for-one basis, into one share of Company Common Stock.

On August 18, 2023, the Company entered into a Non-Binding Letter of Intent to sell certain of the Company’s North American solar panel assets to Maxeon Solar Technologies, Ltd. (“Maxeon”).

On August 5, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with SunPower Corporation (“SunPower Corporation”) and SunPower Corporation’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the Company’s purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors (“SunPower Acquisition”). The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower Corporation was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets (as defined in the APA) effective September 30, 2024, in exchange for consideration of $54.5 million, net of $1.0 cash acquired. The acquisition transactions under the APA are referred to herein as the “Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.” Refer to Note 4 — Business Combination for a further discussion of the allocation of consideration transferred.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(1) Organization (cont.)

(b) Divestiture

In October 2023, the Company completed the sale of its solar panel business to Maxeon (“Divestiture”), pursuant to the terms of the Asset Purchase Agreement (the “Disposal Agreement”). The Company determined that the Divestiture represented a strategic shift in the Company’s business and qualified as a discontinued operation. Under the terms of the Disposal Agreement, Maxeon agreed to acquire certain assets and employees of the Company, for an aggregate purchase price of approximately $11.0 million consisting of 1,100,000 shares of Maxeon ordinary shares. In connection with the divestiture the Company recognized a net loss from discontinued operations of $2.0 million and $173.4 million in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. The Company subsequently sold all of its Maxeon shares received in the Divestiture and recognized a loss upon sale of $4.2 million which is classified within continuing operations as Other income (expense), net within the Company’s consolidated statement of operations and comprehensive loss in the year ended December 31, 2023.

Accordingly, the results of operations and cash flows relating to Solaria were reflected as discontinued operations in the consolidated statements of operations and comprehensive loss and consolidated statements of cash flows for the fiscal years ended December 29, 2024 and December 31, 2023.

Components of amounts reflected in the consolidated statements of operations and comprehensive loss related to discontinued operations are presented in the table, as follows (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Revenues	$—	$29,048
Cost of revenues	—	30,609
Gross loss	—	(1,561)
Operating expenses:
Sales and marketing	—	6,855
General and administrative	2,007	17,472
Total operating expenses	2,007	24,327
Loss from discontinued operations	(2,007)	(25,888)
Other income, net	—	31
Loss from discontinued operations before income taxes	(2,007)	(25,857)
Income tax benefit	—	4
Loss from discontinued operations, net of tax	(2,007)	(25,853)
Impairment loss from discontinued operations	—	(147,505)
Net loss from discontinued operations	$(2,007)	$(173,358)

(c) Liquidity and Going Concern

Since inception, the Company has incurred recurring losses and negative cash flows from operations. The Company incurred a net loss of $56.5 million during the fiscal year ended December 29, 2024 and had an accumulated deficit of $411.4 million and current debt of $1.5 million as of December 29, 2024. The Company had cash and cash equivalents, excluding restricted cash, of $13.4 million as of December 29, 2024. The Company believes that its operating losses and negative operating cash flows will continue into the foreseeable future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to obtain additional funding. Historically, the Company’s activities have been financed through private placements of equity securities, debt and proceeds from the Merger. If the Company is not able to secure adequate additional funding when needed, the Company will need to reevaluate its operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact the Company’s business,

SUNPOWER INC.

Notes to Consolidated Financial Statements

(1) Organization (cont.)

results of operations and future prospects. While the Company has been able to raise multiple rounds of financing, there can be no assurance that in the event the Company requires additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on the Company’s ability to achieve its intended business objectives.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

On March 10, 2025, the Company’s board of directors approved a change in the Company’s fiscal year end to have a 52-to-53-week fiscal year that ends on the Sunday closest to December 31. This change is effective for the fiscal year ended December 29, 2024.

(b) Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, as well as related disclosure of contingent assets and liabilities. Significant estimates and assumptions made by management include, but are not limited to, the determination of:

•        Fair value of warrant liabilities;

•        Fair value of the forward purchase agreements

•        Fair value of Simple Agreements for Future Equity Agreements (“SAFEs”)

•        The reserve methodology for inventory obsolescence;

•        The reserve methodology for product warranty;

•        The reserve methodology for the allowance for credit losses;

•        Fair value of the derivative liabilities; and

•        The measurement of stock-based compensation.

To the extent that there are material differences between these estimates and actual results, the Company’s financial condition or operating results will be affected. The Company bases its estimates on past experience and other assumptions that the Company believes are reasonable under the circumstances, and the Company evaluates these estimates on an ongoing basis. The Company has assessed the impact and management is not aware of any specific events or circumstances that required an update to the Company’s estimates and assumptions or materially affected the carrying value of the Company’s assets or liabilities as of the date of issuance of this report. These estimates may change as new events occur and additional information is obtained.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(c) Concentration of Risks

The Company is exposed to credit losses in the event of nonperformance by the counterparties to its financial and derivative instruments. Financial and derivative instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, contract receivables and forward purchase agreement assets. The Company’s cash and cash equivalents are on deposit with major financial institutions. Such deposits may be in excess of insured limits. The Company believes that the financial institutions that hold the Company’s cash are financially sound, and accordingly, minimum credit risk exists with respect to these balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. As of December 29, 2024, no customer had an outstanding balance that represented more than 10% of the total accounts receivable balance. As of December 31, 2023, two customers had an outstanding balance that represented 38% and 16% of the total accounts receivable balance.

Concentration of Customers

The Company defines major customers as those customers who generate revenues that exceed 10% of the Company’s annual net revenues. For the fiscal years ended December 29, 2024 and December 31, 2023, three customers and one customer represented 36% and 55% of gross revenues, respectively, all from the Residential Solar Installation reportable segment.

Concentration of Suppliers

For the fiscal year ended December 29, 2024, the Company expanded its preferred supplier list, as such there was no concentration of suppliers. For the fiscal year ended December 31, 2023, one supplier represented 40% of the Company’s inventory purchases.

(d) Cash and Cash Equivalents

The Company considers all highly liquid securities that mature within three months or less from the original date of purchase to be cash equivalents. The Company maintains the majority of its cash balances with commercial banks in interest bearing accounts. Cash and cash equivalents include cash held in checking and savings accounts and money market accounts consisting of highly liquid securities with maturity dates of three months or less from the original date of purchase. As of December 29, 2024 and December 31, 2023, the Company had cash balances of $13.4 million and $2.6 million, respectively, in excess of federally insured limits.

(e) Restricted Cash

The Company classifies all cash for which usage is limited by contractual provisions as restricted cash. The restricted cash consists of deposits in money market accounts, which is used as cash collateral backing letters of credit related to customs duty authorities’ requirements. The Company has presented these balances under restricted cash, as a long-term asset, in the consolidated balance sheets. The Company reconciles cash, cash equivalents, and restricted cash reported in its consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s consolidated statements of cash flows as follows (in thousands):

	As of
	December 29, 2024	December 31, 2023
Cash and cash equivalents	$13,378	$2,593
Restricted cash	3,841	3,823
Total cash, cash equivalents, and restricted cash	$17,219	$6,416

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(f) Estimated Credit Losses

The Company recognizes an allowance for credit loss at the time a receivable is recorded based on the Company’s estimate of expected credit losses, historical write-off experience, and current account knowledge, and adjusts this estimate over the life of the receivable as needed. The Company evaluates the aggregation and risk characteristics of a receivable pool and develops loss rates that reflect historical collections, current forecasts of future economic conditions over the time horizon that the Company is exposed to credit risk, and payment terms or conditions that may materially affect future forecasts.

The Company performs ongoing credit evaluations of its customers’ financial condition when deemed necessary. The Company maintains an allowance for credit losses based on the expected collectability of all accounts receivable, which takes into consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends. The Company believes that its concentration of credit risk is limited because of the large number of customers, credit quality of the customer base, small account balances for most of these customers, and customer geographic diversification.

The following table summarizes the allowance for credit losses as follows (in thousands):

	As of
	December 29, 2024	December 31, 2023
Balance at beginning of period	$(9,846)	$(4,812)
Provision charged to earnings	(9,132)	(5,083)
Amounts written off, net of recoveries and other adjustments	17,277	49
Balance at end of period	$(1,701)	$(9,846)

The Company does not have any off-balance sheet credit exposure relating to its customers. In fiscal year 2024, the Company identified customer accounts receivable balances that were deemed to be uncollectible, which were reserved and written off.

(g) Contract Assets and Contract Liabilities

Contract assets consist of unbilled receivables which represent revenue that has been recognized in advance of billing the customer. Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract. Total contract assets and contract liabilities balances as of the respective dates are as follows (in thousands):

	As of
	December 29, 2024	December 31, 2023
Contract assets	$26,066	$—
Contract liabilities current and noncurrent	10,921	3,478

During the fiscal year ended December 29, 2024, the increase in contract assets of $26.1 million was primarily driven by an increase in residential project sales that have met revenue recognition based on applicable milestones but have not been billed. The increase in contract assets and contract liabilities is primarily attributed to the SunPower Acquisition in fiscal year 2024.

The Company typically invoices its customers upon completion of set milestones, generally upon installation of the solar energy system with the remaining balance invoiced upon passing final building inspection. Standard payment terms to customers range from 30 to 60 days. When the Company receives payment, or when such payment is unconditionally due from a customer prior to delivering goods or services to the customer under the terms of a customer agreement, the Company records this deferred revenue as a contract liability. As installation projects are typically completed within 12-months, the Company’s contract liability is reflected within current liabilities in the

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

accompanying consolidated balance sheets. The amount of revenue recognized during the years ended December 29, 2024, and December 31, 2023, that was included in contract liabilities at the beginning of each period was $3.5 million and $2.1 million, respectively.

(h) Inventories

Inventories consist of solar panels and the components of solar energy systems all of which is classified as finished goods within current assets at December 29, 2024 and December 31, 2023. Inventory is valued using the average cost method. The Company identifies inventory which is considered obsolete or in excess of anticipated demand based on a consideration of marketability and product life cycle stage, component cost trends, demand forecasts, historical revenues, and assumptions about future demand and market conditions, and such inventory has been adjusted to its lower of cost or net realizable value.

(i) Revenue Recognition

Revenue is recognized for Residential Solar Installation and New Home Business when a customer obtains control of promised products and services and the Company has satisfied its performance obligations which is the date by which substantially all of its design and installation is complete for a fully functioning solar power system to interconnect to the local power grid.

Installation includes the design of a solar energy system, the delivery of the components of the solar energy system (i.e., photovoltaic system, inverter, battery storage, etc.), installation services and services facilitating the connection of the solar energy system to the power grid. The Company accounts for these services as inputs to a combined output, resulting in a single service-based performance obligation.

The amount of revenue recognized reflects the consideration which the Company expects to be entitled to receive in exchange for the products and services. To achieve this core principle, the Company applies the following five steps:

Step 1. Identification of the contract(s) with a customer;

Step 2. Identification of the performance obligations in the contracts(s);

Step 3. Determination of the transaction price;

Step 4. Allocation of the transaction price to the performance obligations;

Step 5. Recognition of the revenue when, or as, the Company satisfies a performance obligation.

Residential Solar Installation Revenues

The Company’s Residential Solar Installation segment sells products through a network of installing and non-installing dealers and resellers, as well as its internal sales team. The Company’s contracts with customers include three primary contract types:

•        Cash agreements — The Company contracts directly with homeowners who purchase the solar energy system and related services from the Company. Customers are invoiced on a billing schedule, where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

•        Financing partner agreements — In its financing partner agreements, the Company contracts directly with homeowners for the purchase of the solar energy system and related services. The Company refers the homeowner to a financing partner to finance the system, and the homeowner makes payments directly to the financing partner. The Company receives consideration from the financing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

•        Power purchase agreements and lease agreements — The Company contracts directly with a leasing partner to perform the solar energy system installation, and the homeowner will finance the system through a power purchase agreement (or lease), which is signed with the Company’s leasing partner. The Company considers the leasing partner to be its customer, as the Company does not contract directly with the homeowner and the leasing partner takes ownership of the system upon the completion of installation. The Company receives consideration from the leasing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

New Home Business Revenues

The Company’s New Homes Business sells through a network of home builders as well as its internal sales team. The Company’s contracts with customers include two primary contract types:

•        Cash agreements — The Company contracts directly with homebuilders who purchase the solar energy system from the Company and are the customers in the transaction. The Company’s customers are invoiced upon the completion of installation.

•        Lease agreements — Prior to the SunPower Corporation’s declaration of bankruptcy, certain homeowners had intended to lease a system from the SunPower Corporation, but were unable to consummate the transaction (as a result of SunPower’s declaration of bankruptcy). The in-process system inventory (installed on recently constructed homes) was acquired by the Company in connection with the SunPower Acquisition. The Company contracted directly with a leasing partner to facilitate the leasing of the system to the impacted homeowners. The Company considers the leasing partner to be its customer. Under the terms of the Company’s arrangement with the leasing partner, control is not transferred to the customer until the completed system is accepted by the customer. The Company receives consideration from the leasing partner following the acceptance of the system.

The Company’s performance obligation for both reportable segments is to design and install a fully functioning solar energy system. For all contract types (with the exception of New Homes Business Lease agreements), the Company recognizes revenue over time. The Company’s over-time revenue recognition begins when the solar power system is fully installed (as it is at this point that control of the asset begins to be transferred to the customer and the customer retains the significant risks and rewards of ownership of the solar power system). The Company recognizes revenue using the input method based on direct costs to install the system and defers the costs of installation until such time that control of the asset transfers to the customer (installation). For New Homes Business Lease agreements, the Company considers the performance obligation to be satisfied at a point in time upon acceptance of the system by the customer.

Revenue is generally recognized at the transaction price contained within the agreement, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. The Company’s arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probably that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

The Company records deferred revenue for amounts invoiced that are received in advance of the provisioning of services. In certain contracts with customers, the Company arranges for a third-party financing partner to provide financing to the customer. The Company collects upfront from the financing partner and the customer will provide installment payments to the financing partner. The Company records revenue in the amount received from the financing partner, net of any financing fees charged to the homeowner, which the Company considers to be a customer incentive. None of the Company’s contracts contain a significant financing component.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

Costs to obtain and fulfill contracts

The Company’s costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales commission and cost of revenue, respectively. In addition, incentives the Company provides to its customers, such as discounts and rebates, are recorded net to the revenue the Company has recognized on the solar power system.

Warranties

The Company typically provides a 10-year warranty on its solar energy system installations, which provides assurance over the workmanship in performing the installation, including roof leaks caused by the Company’s performance. For solar panel sales recognized prior to the Divestiture, the Company provides a 30-year warranty that the products will be free from defects in material and workmanship. The Company retained its warranty obligations associated with panel sales prior to the Divestiture.

When the revenues are recognized for the solar energy systems installations services, the Company accrues liabilities for the estimated future costs of meeting its warranty obligations. The Company makes and revises these estimates based primarily on the volume of new sales that contain warranties, historical experience with and projections of warranty claims, and estimated solar energy system and panel replacement costs. The Company records a provision for estimated warranty expenses in cost of revenues within the accompanying consolidated statements of operations and comprehensive loss. Warranty costs primarily consist of replacement materials and equipment and labor costs for service personnel.

Disaggregation of revenue

Refer to the table below for the Company’s revenue recognized (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Residential Solar Installations
Revenue recognized over time	$67,460	$84,858
Revenue recognized at a point in time	—	2,758
Total Residential Solar Installations	67,460	87,616

New Homes Business
Revenue recognized over time	32,205	—
Revenue recognized at a point in time	9,077	—
Total New Homes Business	41,282	—
Total revenue	$108,742	$87,616

For the fiscal years ended December 29, 2024, and December 31, 2023, all revenue recognized was generated in the U.S.

Remaining performance obligations

The Company elected the practical expedient not to disclose the remaining performance obligations for contracts that are less than one year in length. As of December 29, 2024, the Company has deferred $0.9 million associated with a long-term service contract, which will be recognized evenly through 2028. The Company had deferred $1.2 million associated with a long-term service contract as of December 31, 2023.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

Incremental costs of obtaining customer contracts

Incremental costs of obtaining customer contracts consist of sales commissions, which are costs paid to third-party vendors who source residential customer contracts for the sale of solar energy systems by the Company. The Company defers sales commissions and recognizes expenses in accordance with the timing of the related revenue recognition. Amortization of deferred commissions is recorded as sales commissions in the accompanying consolidated statements of operations and comprehensive loss. As of December 29, 2024 and December 31, 2023, deferred commissions were zero and $4.2 million, respectively, and classified within prepaid expenses and other current assets in the accompanying consolidated balance sheets.

(j) Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the current period. Repair and maintenance costs are expensed as incurred. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives of the assets:

Useful Lives
Manufacturing equipment	1 – 3 years
Internal-use software	3 – 5 years
Furniture & equipment	3 – 5 years
Leasehold improvements	Shorter of 3 to 5 years of the asset or the term of the lease.

(k) Internal-Use Software

The Company capitalizes costs to develop its internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, it is probable that the project will be completed, and the software will be utilized as intended. These costs include personnel and related employee benefits and expenses for employees who are directly associated with and who devote time to software projects, and external direct costs of materials and services consumed in developing or obtaining software. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to provide additional material functionality are capitalized and amortized over the estimated useful life of the related upgrade. During the fiscal years ended December 29, 2024 and December 31, 2023, the Company capitalized $1.2 million and $1.9 million, respectively, of internal-use software development costs. The remaining unamortized balance as of December 29, 2024 and December 31, 2023, of $0.2 million and $3.8 million, respectively, is included in property and equipment, net within the accompanying consolidated balance sheets.

(l) Cost of Revenues

Cost of revenues is comprised primarily of cost of material, internal labor costs, third-party subcontractors, design services, engineering personnel and employee-related expenses associated with permitting services, associated warranty costs, freight and delivery costs, depreciation, and amortization of internally developed software. Cost of revenues from these services is recognized when the Company transfers control of the product to the customer, which is generally upon installation.

(m) Advertising and Promotional Expenses

Advertising and promotional costs are expensed as incurred and included in sales and marketing expense in the accompanying consolidated statements of operations and comprehensive loss. Advertising costs were not material for the fiscal years ended December 29, 2024 and December 31, 2023.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(n) Income Taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company recognizes accrued interest and penalties, if any, related to unrecognized tax benefits in its income tax provision.

(o) Goodwill

The Company tests goodwill at the reporting unit level for impairment annually on the first day of the fourth quarter, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

The Company may elect to perform a qualitative assessment that considers economic, industry and company-specific factors. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company proceeds to a quantitative test. Quantitative testing requires a comparison of the fair value of each reporting unit to its carrying value. If the carrying value of the reporting unit exceeds its fair value, goodwill impairment is measured as the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill.

(p) Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive income (loss), net. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from the consolidation of its foreign entities and is reported net of their related tax effects.

(q) Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, ROU assets, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, and quoted market values, as considered necessary.

The Company recognized an impairment loss in the fiscal year ended December 29, 2024 as disclosed in Note 9 — Property and equipment, net. There were no impairment charges recorded in continuing operations for the fiscal year ended December 31, 2023.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(r) Intangible Assets, Net

Intangible assets are recorded at cost, less accumulated amortization. Amortization is recorded using the straight-line method. All intangible assets that have been determined to have definite lives are amortized over their estimated useful life as indicated below:

Useful Lives
Trademarks	10 years
Developed technology	3 years

(s) Stock-Based Compensation

The Company recognizes stock-based compensation expense over the requisite service period on a straight-line basis for all stock-based payments that are expected to vest to employees, non-employees and directors, including grants of employee stock options and other stock-based awards. Equity-classified awards issued to employees, non-employees such as consultants and non-employee directors are measured at the grant-date fair value of the award. Forfeitures are recognized as they occur. For accounting purposes, the Company estimates grant-date fair value of stock options using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock as of the grant date, the expected term of the option, the expected volatility of the price of the Company’s common stock and expected dividend yield.

(t) Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•        Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•        Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•        Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Financial assets and liabilities held by the Company measured at fair value every reporting period as of December 29, 2024 and December 31, 2023 include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, the warrant liabilities, FPAs, and derivative liabilities associated with the Company’s debt.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short-term nature (classified as Level 1).

The warrant liabilities, derivative liabilities and FPAs are measured at fair value using Level 3 inputs. The Company records subsequent adjustments to reflect the increase or decrease in estimated fair value at each reporting date within Other income (expense), net in its consolidated statements of operations and comprehensive loss.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(u) Net Loss Per Share

The Company computes net loss per share following ASC 260, Earnings Per Share. Basic net loss per share is measured as the loss attributable to common stockholders divided by the weighted average common shares outstanding during periods with undistributed losses. Diluted net loss per share of common stock is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method and if-converted method, as applicable. Securities that potentially have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the diluted loss per share calculation.

(v) Leases

The Company accounts for its leases following ASC 842, Leases. The Company determines if a contract is a lease or contains a lease at the inception of the contract and reassesses that conclusion if the contract is modified. The Company’s lease agreements generally contain lease and non-lease components. Payments under lease arrangements are primarily fixed. The Company combines lease and non-lease components and accounts for them together as a single lease component. All leases are assessed for classification as an operating lease or a finance lease. Each of operating lease right-of-use (“ROU”) assets and financed lease assets are presented separately on the Company’s consolidated balance sheets. Operating lease liabilities and finance lease obligations are separated into their respective current portion and non-current portions and are presented separately on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized on the date in which the lessor makes the underlying asset available for use, based upon the present value of the lease payments over the respective lease term. Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

The Company generally uses its incremental borrowing rate to discount the lease payments to present value. The estimated incremental borrowing rate is derived from information available at the lease commencement date. The Company’s lease terms include periods under options to extend or terminate the lease. Options to renew or extend leases beyond their initial term have been excluded from measurement of the ROU assets and lease liabilities as exercise of such options is not reasonably certain. The Company generally uses the base, non-cancellable, lease term when determining the lease assets and liabilities. The Company records a right-of-use asset which is calculated based on the amount of the lease liability, adjusted for any advance lease payments made, lease incentives received, and initial direct costs incurred. Right-of-use assets are subject to evaluation for impairment or disposal on a basis consistent with other long-lived assets.

The Company has elected, for all classes of underlying assets, not to recognize ROU assets and lease liabilities for leases with an initial term of twelve months or less. Lease cost for short-term leases is recognized on a straight-line basis over the lease term.

(w) Warrant Liabilities

The Company accounts for its warrant liabilities in accordance with the guidance in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, under which the warrants that do not meet the criteria for equity classification and must be recorded as liabilities. The warrant liabilities are measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, Fair Value Measurement, with any subsequent changes in fair value recognized in Other income (expense), net on the consolidated statements of operations and comprehensive loss. Refer to Note 5 — Fair Value Measurements and Note 14 — Warrants.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies (cont.)

(x) Forward Purchase Agreements

The Company accounts for its FPAs in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity, as the agreements embody an obligation to transfer assets to settle a forward contract. The FPAs are measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, Fair Value Measurement, with any subsequent changes in fair value recognized in Other income (expense), net on the consolidated statements of operations and comprehensive loss. Refer to Note 5 — Fair Value Measurements and Note 6 — Forward Purchase Agreements.

(y) Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The ASU expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective adoption. The Company adopted ASU 2023-07 in its fourth quarter of 2024 using a retrospective transition method. See Note 22 — Segment Information — for the Company’s disclosures reflecting the adoption.

(z) Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The Company is currently evaluating this ASU to determine its impact upon the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220) Reporting Comprehensive Income — Expense Disaggregation Disclosure. The objective of ASU 2024-03 is to disclose disaggregated information about certain income statement expense line items. ASU 2024-03 is effective for public companies starting in annual periods beginning after December 15, 2026. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

(3) Reverse Recapitalization

As discussed in Note 1 — Organization, on July 18, 2023, the Company consummated the Mergers pursuant to the Amended and Restated Business Combination Agreement. The Mergers was accounted for as a reverse recapitalization, rather than a business combination, for financial accounting and reporting purposes. Accordingly, the Company was deemed the accounting acquirer (and legal acquiree) and FACT was treated as the accounting acquiree (and legal acquirer). The Company was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The Company’s pre-combination stockholders have the majority of the voting power in the post-merged company;

•        Legacy Complete Solaria’s stockholders have the ability to appoint a majority of the Company’s Board of Directors;

•        Legacy Complete Solaria’s management team is considered the management team of the post-merged company;

SUNPOWER INC.

Notes to Consolidated Financial Statements

(3) Reverse Recapitalization (cont.)

•        Legacy Complete Solaria’s prior operations are comprised of the ongoing operations of the post-merged company;

•        The Company is the larger entity based on historical revenues and business operations; and

•        the post-merged company assumed the Company’s operating name at such time.

Under this method of accounting, the reverse recapitalization was treated as the equivalent of the Company issuing stock for the net assets of FACT, accompanied by a recapitalization. The net assets of FACT were stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Mergers are those of Legacy Complete Solaria. All periods prior to the Mergers have been retrospectively adjusted in accordance with the Amended and Restated Business Combination Agreement for the equivalent number of preferred or common shares outstanding immediately after the Mergers to effect the reverse recapitalization.

Upon the closing of the Mergers and the PIPE Financing in July 2023, the Company received net cash proceeds of $19.7 million. The following table reconciles the elements of the Mergers to the audited consolidated statements of cash flows and the audited consolidated statements of stockholders’ deficit for the year-ended December 31, 2023 (in thousands):

Recapitalization
Cash proceeds from FACT, net of redemptions	$36,539
Cash proceeds from PIPE Financing	12,800
Less: cash payment of FACT transaction costs and underwriting fees	(10,680)
Less: cash payment to FPA investors for rebates and recycled shares	(17,831)
Less: cash payment for Promissory Note	(1,170)
Net cash proceeds upon the closing of the Mergers and PIPE financing	19,658
Less: non-cash net liabilities assumed from FACT	(10,135)
Net contributions from the Mergers and PIPE financing upon closing	$9,523

Immediately upon closing of the Mergers, the Company had 45,290,553 shares issued and outstanding of Class A Common Stock. The following table presents the number of shares of Company Common Stock outstanding immediately following the consummation of the Mergers:

Recapitalization
FACT Class A Ordinary Shares, outstanding prior to Mergers	34,500,000
FACT Class B Ordinary Shares, outstanding prior to Mergers	8,625,000
Bonus shares issued to sponsor	193,976
Bonus shares issued to PIPE investors	120,000
Bonus shares issued to FPA investors	150,000
Shares issued from PIPE financing	1,690,000
Shares issued from FPA agreements, net of recycled shares	5,558,488
Less: redemption of FACT Class A Ordinary Shares	(31,041,243)
Total shares from the Mergers and PIPE Financing	19,796,221
Legacy Complete Solaria shares	20,034,257
2022 Convertible Note Shares	5,460,075
Shares of Company Common stock immediately after Mergers	45,290,553

In connection with the Mergers, the Company incurred direct and incremental costs of approximately $16.4 million related to legal, accounting, and other professional fees, which were offset against the Company’s additional paid-in capital. Of the $16.4 million, $5.8 million was incurred by Legacy Complete Solaria and $10.6 million was incurred by FACT. As of December 31, 2023, the Company made cash payments totaling $5.4 million to settle transaction costs. As a result of the Closing, the outstanding 2022 Convertible Notes were converted into shares of Company Common Stock.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(4) Business Combination

SunPower Acquisition

On September 30, 2024, the Company completed the acquisition of certain assets and assumption of certain liabilities of SunPower Corporation and its subsidiary debtors for an aggregate cash consideration paid of $54.5 million, net of $1.0 million of cash acquired. SunPower Corporation was a solar technology and energy services provider that offered fully integrated solar, storage, and home energy solutions to customers in the United States through an array of hardware, software, and “Smart Energy” solutions. The financial results of the SunPower Acquisition have been included in the Company’s consolidated financial statements since the date of Acquisition. This transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations.

Transaction costs incurred in connection with the close of the acquisition totaled $7.2 million and were expensed by the Company and are included in general and administrative expenses within the consolidated statements of operations and comprehensive loss for the fiscal year ended December 29, 2024.

The fair values of assets acquired and liabilities assumed were based upon a preliminary valuation, and the Company’s estimates and assumptions are subject to change within the measurement period. Due to the complexities of acquiring assets out of bankruptcy the purchase price accounting remains open for certain assets acquired and liabilities assumed. The primary areas that remain preliminary relate to the cash consideration for the transaction for balances remaining in escrow, fair value of intangible assets and goodwill. The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Cash	$1,000
Accounts receivable	11,999
Contract assets	4,615
Inventories	27,706
Prepaid expenses and other current assets	2,219
Property and equipment	5,867
Operating lease right-of-use assets	2,506
Other noncurrent assets	541
Intangibles	18,100
Deferred revenue	(7,361)
Accounts payable	(5,270)
Accrued expenses and other current liabilities	(13,955)
Operating lease liabilities	(2,963)
Other long-term liabilities	(8,980)
Fair value of net assets acquired	36,024
Consideration transferred	$54,500
Goodwill recognized	$18,476

Goodwill represents the excess of the preliminary estimated consideration transferred over the fair value of the net tangible and intangible assets acquired that is associated with the excess cash flows that the acquisition is expected to generate in the future and has been allocated to the Company’s Residential Solar Installation and New Homes Business reporting units. The goodwill is tax deductible.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(4) Business Combination (cont.)

The income approach, using the relief from royalty method, was used to value the trademarks, and the cost approach was used for developed technology. Significant assumptions included in the valuation of trademarks include projected revenues, the selected royalty rate, discount rate, and the economic life of the underlying asset. Significant assumptions included in the valuation of the acquired technology include the estimated costs to reconstruct the asset (inclusive of a third-party profit margin) as well as the value of the opportunity cost of foregone returns over the period that the Company has estimated to recreate the asset.

Contract assets and liabilities were measured at fair value using the cost approach which approximates the carrying value at date of acquisition.

The SunPower Acquisition contributed $83.8 million and $6.5 million in revenue and income before income taxes, respectively for the period from the acquisition date to fiscal year ended December 29, 2024.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information represents the consolidated financial statements of the Company for the periods presented, as if the acquisition occurred on January 1, 2023.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition. The pro forma results do not necessarily reflect the actual results of operations of the combined business (in thousands).

	Unaudited
	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Pro forma revenue	$381,860	$697,651
Pro forma net loss from continuing operations	(283,122)	(320,589)

(5) Fair Value Measurements

The following table sets forth the Company’s financial assets and liabilities that were measured at fair value, on a recurring basis (in thousands):

	As of December 29, 2024
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,841	$—	$—	$3,841
Total	$3,841	$—	$—	$3,841
Financial Liabilities
July 2024 derivative liability(1)	$—	$—	$34,690	$34,690
September 2024 derivative liability(1)	—	—	62,432	62,432
Forward purchase agreements(2)	—	—	3,494	3,494
Public warrants	—	—	862	862
Private placement warrants	—	—	627	627
Working capital warrants	—	—	72	72
SAFE Agreement with related party	—	—	384	384
Total	$—	$—	$102,561	$102,561

SUNPOWER INC.

Notes to Consolidated Financial Statements

(5) Fair Value Measurements (cont.)

	As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,823	$—	$—	$3,823
Total	$3,823	$—	$—	$3,823
Financial Liabilities
Carlyle Warrants	$—	$—	$9,515	$9,515
Public warrants	167	—	—	167
Private placement warrants	—	122	—	122
Working capital warrants	—	13	—	13
Replacement warrants	—	—	1,310	1,310
Forward purchase agreements(1)	—	—	3,831	3,831
Total	$167	$135	$14,656	$14,958

____________

(1)      A portion of these balances are with related parties. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

(2)      A portion of these balances are with related parties. Refer to Note 6 — Forward Purchase Agreements for details.

Subsequent to issuance, changes in the fair value of liability classified warrants, forward purchase agreements and SAFEs are recorded within other income (expense), net in the Company’s consolidated statements of operations and comprehensive loss.

Derivative liabilities

The Company issued derivative liabilities in conjunction with the issuance of certain convertible notes in July 2024 and September 2024 (refer to Note 15 — Borrowings and Derivative Liabilities). The Company valued the derivative liabilities as of their issuance date and as of December 29, 2024 using a binomial lattice model, which includes level 3 unobservable inputs. The key inputs used were dividend yield, the Company’s common stock price, volatility, risk-free rate and the expected term of the derivative liabilities. The derivative liability valuation included the following inputs as of December 29, 2024:

	September Notes	July Notes
Coupon rate	7.0%	12.0%
Conversion rate	467.84	595.24
Conversion price	$2.14	$1.68
Common stock price	$1.81	$1.81
Dividend Yield	0.0%	0.0%

Carlyle Warrants

As part of the Company’s amended and restated warrant agreement with CRSEF Solis Holdings, LLC and its affiliates (“Carlyle”), the Company issued Carlyle a warrant to purchase shares of Company Common Stock at a price per share of $0.01. Refer to Note 14 — Warrants for further details. In connection with an exchange of debt effective July 1, 2024, as discussed in Note 15 — Borrowings and Derivative Liabilities, the number of shares expected to be issued in connection with the Carlyle Warrant became fixed and the Carlyle Warrant was reclassified from liability to equity. Accordingly, the Carlyle Warrant is not subject to a fair value measurement as of December 29, 2024.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(5) Fair Value Measurements (cont.)

The Company valued the Carlyle Warrants as of December 31, 2023, based on a Black-Scholes Option Pricing Method, which included the following inputs:

As of December 31, 2023
Expected term	7.0 years
Expected volatility	77%
Risk-free interest rate	3.92%
Expected dividend yield	0.00%

Public Warrants

The public warrants are measured at fair value on a recurring basis. The public warrants were valued based on the closing price of the publicly traded instrument.

Private Placement and Working Capital Warrants

The private placement and working capital warrants are measured at fair value. The Company valued the private placement and working capital warrants, based on a Black-Scholes Option Pricing Method, which included the following inputs:

As of December 29, 2024
Expected term	3.56 years
Expected volatility	68.1%
Risk-free interest rate	4.39%
Expected dividend yield	0.00%

As of December 31, 2023, the private placement and working capital warrants were valued using observable inputs for similar publicly traded instruments.

Forward Purchase Agreement Liabilities

FPAs are measured at fair value on a recurring basis using a Monte Carlo simulation analysis. The expected volatility is determined based on the historical equity volatility of comparable companies over a period that matches the simulation period, which included the following inputs:

	As of
	December 29, 2024	December 31, 2023
VWAP	$1.78	$1.66
Simulation period	0.55 years	1.55 years
Risk-free rate	4.28%	4.48%
Volatility	117%	95%

SAFE Agreement

The SAFE Agreement was valued based on a conversion probability of 50% based on historical SAFE agreements and a 50% discount rate at the time of conversion as of December 29, 2024.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(5) Fair Value Measurements (cont.)

Replacement Warrants

There were no replacement warrants as of December 29, 2024. The Company valued the Replacement Warrants as of December 31, 2023, based on a Black-Scholes Option Pricing Method, which included the following inputs:

As of December 31, 2023
Expected term	0.3 years
Expected volatility	78.5%
Risk-free interest rate	5.4%
Expected dividend yield	0%

The following table sets forth the Company’s financial liabilities that were not measured at fair value, on a non-recurring basis (in thousands):

	As of December 29, 2024
		Fair value
	Carrying value	Estimated fair value	Level 1	Level 2	Level 3	Total
Financial Liabilities
12% Notes	$17,965	$21,390	$—	$—	$21,390	$21,390
12% Notes – related parties	24,632	33,323	—	—	33,323	33,323
7% Notes	5,636	77,245	—	—	77,245	77,245
7% Notes – related parties	476	8,583	—	—	8,583	8,583
Total	$48,709	$140,541	$—	$—	$140,541	$140,541

As of December 29, 2024, the 12% Notes and the 7% Notes were fair valued using a binomial lattice model, which includes Level 3, unobservable inputs. The key inputs used are consistent with those used to fair value the derivative liabilities as discussed under Derivative liabilities above.

(6) Forward Purchase Agreements

In July 2023, FACT and Legacy Complete Solaria, Inc. entered into FPAs with each of (i) Meteora; (ii) Polar, and (iii) Sandia (each individually, a “Seller”, and together, the “FPA Sellers”). In connection with the FPAs, the Company recognized other expense of $30.7 million in the fiscal year ended December 31, 2023 in connection with the issuance of 5,670,000 shares of the Company’s common stock to the related party FPA Sellers.

Pursuant to the terms of the FPAs, the FPA Sellers may purchase through a broker in the open market, from holders of shares other than the Company or affiliates thereof, FACT’s ordinary shares, par value of $0.0001 per share, (the “Shares”). While the FPA Sellers have no obligation to purchase any Shares under the FPAs, the aggregate total Shares that may be purchased under the FPAs shall be no more than 6,720,000 in aggregate. The FPA Sellers may not beneficially own greater than 9.9% of issued and outstanding Shares following the Mergers as per the Amended and Restated Business Combination Agreement.

The key terms of the forward contracts are as follows:

•        The FPA Sellers can terminate the transaction following the Optional Early Termination (“OET”) Date which shall specify the quantity by which the number of shares is to be reduced (such quantity, the “Terminated Shares”). Seller shall terminate the transaction in respect of any shares sold on or prior to the maturity date. The counterparty is entitled to an amount from the Seller equal to the number of terminated shares multiplied by a reset price. The reset price is initially $10.56 (the “Initial Price”) and is subject to a $5.00 floor.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(6) Forward Purchase Agreements (cont.)

•        The FPA contains multiple settlement outcomes. Per the terms of the agreements, the FPAs will (1) settle in cash in the event the Company is due cash upon settlement from the FPA Sellers or (2) settle in either cash or shares, at the discretion of the Company, should the settlement amount adjustment exceed the settlement amount. Should the Company elect to settle via shares, the equity will be issued in Company Common Stock, with a per share price based on the volume-weighted average price (“VWAP”) Price over 15 scheduled trading days. The magnitude of the settlement is based on the Settlement Amount, an amount equal to the product of: (1) Number of shares issued to the FPA Seller pursuant to the FPA, less the number of Terminated Shares multiplied by (2) the VWAP Price over the valuation period. The Settlement amount will be reduced by the Settlement Adjustment, an amount equal to the product of (1) Number of shares in the Pricing Date Notice, less the number of Terminated Shares multiplied by $2.00.

•        The Settlement occurs as of the Valuation Date, which is the earlier to occur of (a) the date that is two years after the date of the Closing Date of the Mergers (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of certain triggering events; and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period (the “Measurement Period”) that occurs at least 6 months after the Closing Date, the VWAP Price is less than the then applicable Reset Price.

The Company entered into four separate FPAs, three of which, associated with the obligation to issue 6,300,000 Shares, were entered into prior to the closing of the Mergers. Upon signing the FPAs, the Company incurred an obligation to issue a fixed number of shares to the FPA Sellers contingent upon the closing of the Mergers in addition to the terms and conditions associated with the settlement of the FPAs. The Company accounted for the contingent obligation to issue shares in accordance with ASC 815, Derivatives and Hedging, and recorded a liability and other income (expense), net based on the fair value of the obligation upon the signing of the FPAs. The liability was extinguished in July 2023 upon the issuance of Company Common Stock to the FPA sellers.

Additionally, in accordance with ASC 480, Distinguishing Liabilities from Equity, the Company determined that the forward contract is a financial instrument other than a share that represents or is indexed to obligations to repurchase the issuer’s equity shares by transferring assets, referred to herein as the “forward purchase liability” on its consolidated balance sheets. The Company initially measured the forward purchase liability at fair value and has subsequently remeasured it at fair value with changes in fair value recognized in earnings.

As of the closing of the Mergers and issuance of the Company Common Stock underlying the FPAs, the fair value of the prepaid FPAs was an asset balance of $0.1 million and was recorded on the Company’s consolidated balance sheets and within Other income (expense), net on the consolidated statements of operations and comprehensive loss.

On December 18, 2023, the Company and the FPA Sellers entered into separate amendments to the FPA (the “Amendments”). The Amendments lowered the reset floor price of each FPA from $5.00 to $3.00 and allow the Company to raise up to $10.0 million of equity from existing stockholders without triggering certain anti-dilution provisions contained in the FPA; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

On May 7 and 8, 2024, respectively, the Company entered into and executed separate amendments to the FPAs (collectively the “Second Amendments”) with Sandia (the “Sandia Second Amendment”) and Polar (the “Polar Second Amendment”). The Second Amendments lowered the reset price of each FPA from $3.00 to $1.00 per share and amended the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the

SUNPOWER INC.

Notes to Consolidated Financial Statements

(6) Forward Purchase Agreements (cont.)

VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share”. The Sandia Second Amendment is not effective until the Company executes similar amendments with both Polar and Meteora.

On June 14, 2024, the Company entered into and executed an amendment to the FPA with Sandia (the “Sandia Third Amendment”). The Sandia Third Amendment set the reset price of each FPA to $1.00 per share and amended the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.”

On July 17, 2024, the Company entered into an amendment to the FPA with Polar pursuant to which the Company and Polar agreed that Section 2 (Most Favored Nation) of the FPA is applicable to all 2,450,000 shares subject to the FPA.

Through the date of issuance of the Company Common Stock in satisfaction of the Company’s obligation to issue shares around the closing of the Mergers, the Company recorded $35.5 million to Other expense, in the fiscal year ended December 31, 2023, net associated with the issuance of 6,720,000 shares of Company Common Stock in association with the FPAs.

The FPA liability balance was $3.5 million and $3.8 million, as of December 29, 2024 and December 31, 2023, respectively. The Company concluded that $1.3 million and $3.2 million of the FPA liability was with related parties as of December 29, 2024 and December 31, 2023, respectively. The change in the fair value of the forward purchase liabilities amounted to income of $0.3 million and expense of $3.9 million for the fiscal years ended December 29, 2024 and December 31, 2023, respectively. The change in the fair value of the FPA liability with related parties was income of $0.1 million and expense of $8.7 million ($9.1 million of expense upon issuance, net of $0.4 million of income) in the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(7) Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	As of
	December 29, 2024	December 31, 2023
Inventory deposits	$3,407	$616
Deferred costs	3,759	—
Prepaid sales commissions	—	4,185
Other	1,040	1,016
Total prepaid expenses and other current assets	$8,206	$5,817

(8) Goodwill and Other Intangible Assets

On September 30, 2024, the Company completed the SunPower Acquisition. Goodwill presented on the Company’s consolidated financial statements represents Goodwill recognized from the SunPower Acquisition. The goodwill recognized was assigned to the Residential Solar Installation and New Homes Business reportable segments as $18.3 million and $0.2 million, respectively. The Company performed a qualitative assessment of goodwill and determined that at the acquisition date and the date at which the Company performed an impairment analysis, there were no relevant events or circumstances that would result in the reportable segment being less than its carrying amount. The Company concluded that as of December 29, 2024, there is no impairment.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(8) Goodwill and Other Intangible Assets (cont.)

Other Intangible Assets

The following table represents our other intangible assets with finite useful lives as of December 29, 2024 (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademark – Blue Raven Solar	$8,400	$(210)	$8,190
Trademark – SunPower	5,200	(130)	5,070
Developed technology	4,500	(375)	4,125
Total	$18,100	$(715)	$17,385

Aggregate amortization expense for intangible assets was $0.7 million and zero for the fiscal years ended December 29, 2024, and December 31, 2023, respectively. Amortization expense is recognized in general and administrative expenses in the consolidated statement of operations. No impairment loss was recorded for intangible assets for the fiscal year 2024. The weighted average remaining life of these intangible assets is 8.1 years as of December 29, 2024.

The estimated amortization expense related to intangible assets with finite useful lives is as follows (in thousands):

Fiscal Year	Estimated Amortization Expense
2025	$2,860
2026	2,860
2027	2,485
2028	1,360
2029	1,360
Thereafter	6,460
Total	$17,385

(9) Property and Equipment, Net

Property and equipment, net consist of the following (in thousands):

	As of
	December 29, 2024	December 31, 2023
Internal-use software	$420	$6,993
Manufacturing equipment	73	131
Furniture and equipment	724	96
Vehicles	5,174	—
Leasehold improvements	18	708
Total property and equipment	6,409	7,928
Less: accumulated depreciation and amortization	(916)	(3,611)
Total property and equipment, net	$5,493	$4,317

SUNPOWER INC.

Notes to Consolidated Financial Statements

(9) Property and Equipment, Net (cont.)

Depreciation and amortization expense on totaled $2.0 million and $0.9 million for the fiscal years ended December 29, 2024 and December 31, 2023. Finance leases are included within vehicles and makes up $3.9 million of the total balance as of fiscal year ended December 29, 2024.

The Company recognized a total of $3.8 million on impairment and loss on disposal of property and equipment for the fiscal year ended December 29, 2024 consisting primarily of $3.4 million relating to its proprietary HelioTrackTM software system. The Company impaired the value of its HelioTrackTM software as this software has no future use following the completion of the migration to software acquired in the SunPower Acquisition. There were no impairment charges on tangible assets recognized for the fiscal year ended December 31, 2023.

(10) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	As of
	December 29, 2024	December 31, 2023
Accrued compensation and benefits	$6,619	$3,969
Professional fees	8,028	—
Installation costs	6,177	—
Term loan and revolving loan amendment final payment fees	—	2,400
Accrued legal settlements	7,700	7,700
Accrued taxes	769	931
Accrued rebates and credits	7,641	677
Operating lease liabilities, current	1,412	607
Finance lease liabilities, current	2,053	—
Accrued warranty, current	2,531	1,433
Deferred financing fees	4,674	—
Accrued interest	1,982	—
Accrued interest due to related parties	2,541	—
Other accrued liabilities	3,954	10,153
Total accrued expenses and other current liabilities	$56,081	$27,870

(11) Employee Benefit Plan

The Company sponsors a 401(k) defined contribution and profit-sharing plan (“401(k) Plan”) for its eligible employees. This 401(k) Plan provides for tax-deferred salary deductions for all eligible employees. Employee contributions are voluntary. Employees may contribute the maximum amount allowed by law, as limited by the annual maximum amount as determined by the Internal Revenue Service. The Company may match employee contributions in amounts to be determined at the Company’s sole discretion. The Company made no contributions to the 401(k) Plan for the fiscal years ended December 29, 2024 and December 31, 2023.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(12) Other Income (Expense), Net

Other income (expense), net consist of the following (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Change in fair value of redeemable convertible preferred stock warrant liability	$1,310	$8,513
Change in fair value of Carlyle Warrants(1)	2,869	14,373
Change in fair value of FACT public, private placement and working capital warrants	(1,258)	6,424
Loss on conversion of SAFE agreements to common stock with related party	(1,250)	—
Change in fair value of SAFE Agreement with related party	616	—
Loss on sale of equity securities	—	(4,154)
Loss on CS Solis debt extinguishment	—	(10,338)
Bonus shares issued in connection with the Mergers(2)	—	(2,394)
Issuance of forward purchase agreements(3)	—	76
Change in fair value of forward purchase agreement liabilities(4)	337	(3,906)
Loss on issuance of shares in connection with the forward purchase agreements(5)	—	(35,490)
Loss on discontinued Solaria business and other, net	—	(2,966)
Loss on issuance of derivative liability(6)	(24,688)	—
Gain on remeasurement of derivative liabilities(7)	33,986	—
Other financing costs	(3,769)	—
Other, net	(221)	—
Total Other income (expense), net	$7,932	$(29,862)

____________

(1)      Deemed to be a related party in the fiscal year ended December 29, 2024. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

(2)      Includes $0.7 million of other expense for the fiscal year ended December 31, 2023, for bonus shares issued to related parties in connection with the Mergers.

(3)      Includes $0.4 million of other income for the fiscal year ended December 31, 2023, for forward purchase agreements entered into with related parties.

(4)      Includes income of $0.1 million and $9.1 million of other expenses for the fiscal years ended December 29, 2024, and December 31, 2023, for the change in fair value of FPAs entered into with related parties.

(5)      Includes $30.7 million of other expense the fiscal year ended December 31, 2023 for shares issued to related parties in connection with the forward purchase agreements.

(6)      Includes a loss of $3.0 million on the issuance of a derivative liability with a related party in the fiscal year ended December 29, 2024. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

(7)      Includes a gain of $0.3 million on the change in the fair value of derivative liabilities with related parties in the fiscal year ended December 29, 2024. Refer to Note 15 — Borrowings and Derivative Liabilities for details.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(13) Common Stock

The Company’s authorized capital stock comprises 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock as of December 29, 2024. No preferred stock has been issued and none are outstanding as of December 29, 2024.

Common Stock Purchase Agreements

On December 18, 2023, the Company entered into separate common stock purchase agreements (the “Purchase Agreements”) with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust (each a “Purchaser”, and together, the “Purchasers”). Pursuant to the terms of the Purchase Agreements, each Purchaser purchased 1,838,235 shares of common stock of the Company, par value $0.0001, (the “Shares”), at a price per share of $1.36, representing an aggregate purchase price of $5.0 million. The Purchasers paid for the shares in cash. Thurman J. Rodgers is a trustee of each Purchaser, Executive Chairman of the Company’s board of directors and Chief Executive Officer of the Company (“Rodgers” or “CEO”).

On July 16, 2024, the Company entered into a common stock purchase agreement with White Lion Capital, LLC (“White Lion”), as amended on July 24, 2024 (“White Lion SPA”), and a related registration rights agreement for an equity line of credit financing facility. Pursuant to the White Lion SPA, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time up to $30 million in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to the caps and certain limitations and conditions set forth in the White Lion SPA, including terms that restrict the ability of the Company to issue shares of common stock to White Lion that would result in White Lion beneficially owning more than 9.99% of the Company’s outstanding common stock.

On August 14, 2024, the Company entered into Amendment No. 2 to the White Lion SPA (collectively with the White Lion SPA “White Lion Amended SPA”). The White Lion Amended SPA provides that the Company may notify White Lion to exercise the Company’s right to sell shares of its common stock by delivering an Hour Rapid Purchase Notice. If the Company delivers an Hour Rapid Purchase Notice, the Company shall deliver to White Lion shares of common stock not to exceed the lesser of (i) five percent of the Average Daily Trading Volume on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of common stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one Business Day following the date on which the Hour Rapid Purchase Notice is delivered. At such closing, White Lion will pay the Company the Hour Rapid Purchase Investment Amount equal to the number of shares of common stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of the Company’s common stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice. Under the White Lion Amended SPA, the Company issued a total of 2.9 million shares of common stock for net proceeds of $6.7 million in the fiscal year ended December 29, 2024.

The Company has reserved shares of common stock for issuance related to the following:

	As of
	December 29, 2024	December 31, 2023
Common stock warrants	31,670,265	27,637,266
Employee stock purchase plan	2,628,996	2,628,996
Stock options and RSUs, issued and outstanding	11,979,368	11,774,743
Stock options and RSUs, authorized for future issuance	2,577,895	3,850,462
SAFE Agreement	2,750,000	—
Forward purchase agreements	6,720,000	—
Convertible notes	58,579,636	—
Total shares reserved	116,906,160	45,891,467

SUNPOWER INC.

Notes to Consolidated Financial Statements

(14) Warrants

Liability-classified warrants

Liability classified warrants are as follows (in thousands):

	As of
	December 29, 2024	December 31, 2023
Carlyle Warrant	$—	$9,515
Replacement warrants	—	1,310
Public warrants	862	167
Private placements warrants	627	122
Working capital warrants	72	13
Total liability classified warrants	$1,561	$11,127

Series D-7 Warrants (Converted to Common Stock Warrants “Replacement Warrants”)

In November 2022, the Company issued warrants to purchase 656,630 shares of Series D-7 preferred stock (the “Series D-7 warrants”) in conjunction with the Business Combination. The warrant contained two tranches. The first tranche of 518,752 shares of Series D-7 preferred stock was exercisable at an exercise price of $2.50 per share upon consummation of a merger transaction, or at an exercise price of $2.04 per share upon remaining private and had an expiration date of April 2024. The second tranche of 137,878 shares of Series D-7 preferred stock was exercisable at an exercise price of $5.00 per share upon consummation of a merger transaction, or at an exercise price of $4.09 per share upon remaining private and had an expiration date of April 2024. The fair value of the Series D-7 warrants was $2.4 million as of July 18, 2023 when the warrants were reclassified from redeemable convertible preferred stock warrant liability to additional paid-in capital, as the exercise price of the warrants was fixed at $2.50 per share of Company Common Stock for the first tranche and $5.00 per share of Company Common Stock for the second tranche upon the closing of the Mergers.

In October 2023, the Company entered into an Assignment and Acceptance Agreement (“Assignment Agreement”), (refer to Note 15 — Borrowings and Derivative Liabilities). In connection with the Assignment Agreement, the Company also entered into the First Amendment to Warrant to Purchase Stock Agreements with the holders of the Series D-7 warrants. Pursuant to the terms of the agreement, the warrants to purchase 1,376,414 shares of Series D-7 preferred stock converted into warrants to purchase 656,630 shares of common stock (the “Replacement Warrants”). As a result of the warrant amendment, the Company reclassified the Replacement Warrants from equity to liability. The Replacement Warrants were remeasured to fair value on the amendment effective date and the Company recorded subsequent changes in fair value within Other income (expense), net in its consolidated statements of operations and comprehensive loss.

The Replacement Warrants expired in April 2024 and the Company released the $1.3 million liability recognized in connection with the warranty liability. The $1.3 million of income was classified in Other income (expense), net within its consolidated statements of operations and comprehensive loss.

Public, Private Placement, and Working Capital Warrants

In conjunction with the Mergers, the Company, as accounting acquirer, was deemed to assume 6,266,667 warrants to purchase FACT Class A Ordinary Shares that were held by the sponsor at an exercise price of $11.50 (“Private Placement Warrants”) and 8,625,000 warrants to purchase FACT’s shareholders FACT Class A Ordinary Shares at an exercise price of $11.50 (“Public Warrants”). Subsequent to the Mergers, the Private Placement Warrants and Public Warrants are exercisable for shares of Company Common Stock and meet liability classification requirements since the warrants may be required to be settled in cash under a tender offer. In addition, Private Placement Warrants are

SUNPOWER INC.

Notes to Consolidated Financial Statements

(14) Warrants (cont.)

potentially subject to a different settlement amount as a result of being held by the Sponsor which precludes the Private Placement Warrants from being considered indexed to the entity’s own stock. Therefore, these warrants are classified as liabilities on the consolidated balance sheets.

The fair values of the warrant liabilities were $1.5 million and $0.3 million as of December 29, 2024, and December 31, 2023, respectively. The Company recorded a $1.2 million and $6.4 million increase in the fair value of these warrants for the fiscal years ended December 29, 2024 and December 31, 2023, respectively. These changes were recorded in Other income (expense), net in the Company’s consolidated statements of operations and comprehensive loss.

Additionally, at the closing of the Mergers, the Company issued 716,668 Working Capital warrants, which have identical terms as the Private Placement Warrants to the sponsor in satisfaction of certain liabilities of FACT. The warrants were fair valued at $0.3 million upon the closing of the Mergers, which was recorded in warrant liability on the Company’s consolidated balance sheets. As of December 29, 2024 and December 31, 2023, the Working Capital warrants had a fair value of $0.08 million and $0.01 million, respectively and the Company recorded the change in fair value of less than $0.07 million and $0.1 million in Other income (expense), net within the Company’s consolidated statements of operations and comprehensive loss in the years ended December 29, 2024 and December 31, 2023, respectively.

Previous Liability Classified Warrant Now Classified as Equity

Carlyle Warrant

In February 2022, as part of a debt financing from Carlyle (“CS Solis Debt”) (refer to Note 15 — Borrowings and Derivative Liabilities), the Company issued a warrant to Carlyle to purchase 2,886,952 shares of common stock (“Carlyle Warrant”). The warrant contained two tranches, the first of which was immediately exercisable for 1,995,879 shares of Legacy Complete Solaria common stock. The second tranche, which was determined to be a separate unit of account, expired on December 31, 2022 prior to becoming exercisable. At issuance, the relative fair value of the warrant was determined to be $3.4 million using the Black-Scholes model and was initially recorded within additional paid-in capital as it met the conditions for equity classification. The Carlyle Warrant has an exercise price of $0.01 per share.

In July 2023, and in connection with the closing of the Mergers, the Carlyle debt and warrants were modified. Based on the exchange ratio included in the Mergers, the 1,995,879 outstanding warrants to purchase Legacy Complete Solaria Common Stock prior to modification were exchanged into warrants to purchase 1,995,879 shares of Company Common Stock. As part of the modification, the warrant, which expires on July 18, 2030, provides Carlyle with the right to purchase shares of Company Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of the Company’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that is ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that is thirty (30) days after the date of the agreement, if the original investment amount has not been repaid, an additional 150,000 shares; plus (d) on and after the date that is ninety (90) days after the date of the agreement, if the original investment amount has not been repaid, an additional 250,000 shares, in each case, of Company Common Stock at a price of $0.01 per share. Of the additional warrants that become exercisable after the modification, the tranches of 350,000 warrants vesting ten days after the date of the agreement and 150,000 warrants vesting thirty days after the date of the agreement were exercisable as of October 31, 2023.

In December 2023, Carlyle was issued an additional warrant to purchase an additional 2,190,604 shares of the Company’s common stock related to an anti-dilution provision within the CS Solis Debt that provides for such additional warrants under such circumstances as provided within the CS Solis Debt.

The modification of the warrant resulted in the reclassification of previously equity-classified warrants to liability classification, which was accounted for in accordance with ASC 815 and ASC 718, Compensation — Stock Compensation. The fair value of the warrant liability was determined based on its intrinsic value, given a nominal exercise price. At issuance, the relative fair value of the warrant was determined to be $20.4 million using the Black-Scholes model with the following weighted average assumptions: expected term of 7 years; expected volatility

SUNPOWER INC.

Notes to Consolidated Financial Statements

(14) Warrants (cont.)

of 77.0%; risk-free interest rate of 3.9%; and no dividend yield. The Company recorded the fair value of the modified warrants as a warrant liability of $20.4 million, the pre-modification fair value of the warrants as a reduction to additional paid-in capital of $10.9 million and an expense of $9.5 million to Other income (expense), net in the fiscal year ended December 31, 2023, equal to the incremental value of the warrants upon the modification. As of December 31, 2023, the fair value of the warrant was $9.5 million, and the Company recorded an expense of $14.4 million as other income (expense), net on the consolidated statement of operations and comprehensive loss.

On July 1, 2024, in connection with the Exchange Agreement (as defined in Note 15 — Borrowings and Derivative Liabilities), the Carlyle Warrant was modified, and the modification fixed the number of shares of the Company’s common stock that may be issued upon exercise of the Carlyle Warrant at 4,936,483. At the modification date, the Carlyle Warrant had a fair value of $7.3 million. At the modification date, the Company recognized $0.7 million of expense related to the remeasurement of the liability which was classified within “Gain on Troubled Debt Restructuring” within the Company’s consolidated statement of operations and comprehensive loss. The modification of the warrant resulted in the reclassification of the previously liability-classified warrant to equity classification, resulting in an increase to additional paid-in capital of $7.3 million, a reduction in the warrant liability of $7.3 million.

The Company recorded income of $2.9 million and $14.4 million within Other income (expense), net in its consolidated statements of operations and comprehensive loss for the fiscal years ended December 29, 2024 and December 31, 2023, respectively, related to the Carlyle Warrant. The warrant remains outstanding as of December 29, 2024.

Equity Classified Warrants

Series B Warrants

In February 2016, the Company issued a warrant to purchase 5,054 shares of Series B preferred stock (the “Series B warrant”) in connection with a 2016 credit facility. The Series B warrant was immediately exercisable at an exercise price of $4.30 per share and has an expiration date of February 2026. The relative fair value of the Series B warrant at issuance was recorded as a debt issuance cost within other noncurrent liabilities upon issuance. The fair value of the Series B warrant was less than $0.1 million as of July 18, 2023, when the Series B warrant was reclassified from warrant liability to additional paid-in capital, upon the warrant becoming exercisable into shares of Company common stock upon the close of the Mergers. Prior to its reclassification during 2023, changes in the fair value of the liability-classified warrants were recorded in Other income (expense), net in the Company’s consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2023. The Series B warrant is not remeasured in future periods as it meets the conditions for equity classification. The warrants remain outstanding as of December 29, 2024.

Series C Warrants

In July 2016, the Company issued a warrant to purchase 148,477 shares of Series C preferred stock (the “Series C warrant”) in connection with the Series C financing. The Series C warrant agreement also provided for an additional number of Series C shares calculated on a monthly basis commencing on June 2016 based on the principal balance outstanding of the notes payable outstanding. The maximum number of shares exercisable under the Series C warrant agreement was 482,969 shares of Series C preferred stock. The Series C Warrant was immediately exercisable at an exercise price of $1.00 per share and has an expiration date of July 2026. The fair value of the Series C Warrant was $2.3 million as of July 18, 2023, when the Series C warrant was reclassified from redeemable convertible preferred stock warrant liability to additional paid-in capital, as the warrant became exercisable into shares of Company common stock upon the close of the Mergers. The Series C warrant is not remeasured in future periods as it meets the conditions for equity classification. The warrants remain outstanding as of December 29, 2024.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(14) Warrants (cont.)

Series C-1 Warrants

In January 2020, the Company issued a warrant to purchase 173,067 shares of common stock in conjunction with the Series C-1 preferred stock financing. The warrant was immediately exercisable at an exercise price of $0.01 per share and has an expiration date of January 2030. The warrant remains outstanding as of December 29, 2024. At issuance, the relative fair value of the warrant was determined to be $0.1 million using the Black-Scholes. The fair value of the warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheets. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

SVB Common Stock Warrants

In May and August 2021, the Company issued warrants to purchase 2,473 and 2,525 shares of common stock, respectively, in conjunction with the Fifth and Sixth Amendments to the Loan and Security Agreement (“Loan Agreement”) with Silicon Valley Bank (“SVB”). These warrants are immediately exercisable at exercise prices of $0.38 and $0.62 per share, respectively, and have expiration dates in 2033. The warrants remain outstanding as of December 29, 2024. The fair value of the warrant was recorded within additional paid-in-capital on the accompanying consolidated balance sheets. The warrants are not remeasured in future periods as they meet the conditions for equity classification.

Promissory Note Common Stock Warrants

In October 2021, the Company issued a warrant to purchase 50,000 shares of the Company’s common stock in connection with the issuance of a short-term promissory note. As of December 29, 2024, the warrant for 24,148 shares of the Company’s common stock remains unexercised. The warrant was immediately exercisable at an exercise price of $0.01 per share and has an expiration date of October 2031. The warrant remains outstanding as of December 29, 2024. The fair value of the warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheets. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

July 2023 Common Stock Warrants

In July 2023, the Company issued a warrant to a third-party service provider to purchase 38,981 shares of the Company’s common stock in exchange for services provided in obtaining financing at the Closing of the Mergers. The warrant was immediately exercisable at a price of $0.01 per share and has an expiration date of July 2028. At issuance, the fair value of the warrant was determined to be $0.2 million, based on the intrinsic value of the warrant and the $0.01 per share exercise price. As the warrant is accounted for as an equity issuance cost, the fair value of the warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheet. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

Warrant Consideration

In July 2023, in connection with the Mergers, the Company issued 6,266,572 warrants to purchase Company Common Stock to holders of Legacy Complete Solaria Redeemable Convertible Preferred Stock, Legacy Complete Solaria Common Stock. The exercise price of the common stock warrants is $11.50 per share and the warrants expire 10 years from the date of the Mergers. The warrant consideration was issued as part of the close of the Mergers and was recorded within additional paid-in capital, net of the issuance costs of the Mergers. As of December 29, 2024, this warrant remains outstanding. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(14) Warrants (cont.)

Ayna Warrant

On June 17, 2024, a warrant to purchase shares of the Company’s common stock (“Ayna Warrant”) was issued to Ayna.AI LLC (“Ayna”) for the purchase of 6,000,000 shares of the Company’s common stock at an exercise price per share of $0.01, subject to the provisions and upon the terms and conditions set forth in the Ayna Warrant. The Ayna Warrant expires on June 17, 2029. The issuance of the Ayna Warrant by the Company to Ayna is in satisfaction of the compensation for services provided to the Company by Ayna under the terms of a statement of work (“Ayna SOW”), signed May 21, 2024 (and effective as of March 12, 2024), as incorporated into a master services agreement dated March 12, 2024. Under the Ayna SOW, Ayna provides services in connection with the anticipated return of the Company to cash-flow positive performance. The Ayna Warrant became fully exercisable for the 6,000,000 shares on September 9, 2024 and Anya exercised the Ayna Warrant in full for cash in January 2025.

In lieu of exercising the Ayna Warrant for cash, Ayna may from time to time convert the Ayna Warrant, in whole or in part, into a number of shares of the Company’s common stock determined by dividing (a) the aggregate fair market value of the shares of the Company’s common stock or other securities otherwise issuable upon exercise of the Ayna Warrant minus the aggregate warrant price of such shares of the Company’s common stock by (b) the fair market value (“Ayna Warrant FMV”) of one share of the Company’s common stock.

If the Company’s shares of common stock are traded regularly in a public market, the Ayna Warrant FMV shall be the weighted average price for the 30 trading days ending on the trading day immediately before Ayna delivers its notice of exercise to the Company. If the Company’s shares of common stock are not regularly traded in a public market, the Company’s Board of Directors shall determine that the Ayna Warrant FMV in its reasonable good faith judgment. The foregoing notwithstanding, if Ayna advises the Company’s Board of Directors in writing that Ayna disagrees with such determination, then the Company and Ayna shall promptly agree upon a reputable investment banking firm or a third party independent appraiser to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fee and expenses shall be paid by Ayna.

At issuance, the fair value of the Ayna Warrant was determined to be $9.2 million, based on the intrinsic value of the Ayna Warrant and the $0.01 per share exercise price. As the Ayna Warrant is accounted for as stock-based compensation under ASC 718, the Ayna Warrant is recorded within additional paid-in capital on the consolidated balance sheets. The Ayna Warrant is not remeasured in future periods as it meets the conditions for equity classification. As the Ayna statement of work period is different than the date of the warrant agreement, the differences in dates cause an accrued expense for services rendered by Ayna. The Company recognized expenses incurred to date of $9.2 million for the fiscal year ended December 29, 2024, within General and administrative expenses on the Company’s consolidated statement of operations. The full amount of the Ayna Warrant, $9.2 million, was recorded within additional paid-in-capital as of December 29, 2024.

Cantor Warrant

In July 2024, the Company issued a warrant (“Cantor Warrant”) to a third-party service provider to purchase 3,066,141 shares of the Company’s common stock in exchange for services provided in the issuance of the 12% Notes (refer to Note 15 — Borrowings and Derivative Liabilities). The Cantor Warrant was immediately exercisable at a price of $1.68 per share and has an expiration date in July 2029. At issuance, the fair value of the Cantor Warrant was determined to be $1.4 million, of which $0.9 million was recorded as a debt discount and $0.5 million was attributable to the convertible notes issued in the Exchange Agreement and reduced the gain on the troubled debt restructuring (refer to Note 15 — Borrowings and Derivative Liabilities). The fair value of this warrant was derived using the Black-Scholes model with the following assumptions: expected volatility of 55%; risk-free interest rate of 4.2%; expected term of 5 years; and no dividend yield. The fair value of this warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheets and is not remeasured in future periods as it meets the conditions for equity classification.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(15) Borrowings and Derivative Liabilities

The Company’s borrowings and derivative liabilities consisted of the following (in thousands):

	As of
	December 29, 2024	December 31, 2023
12% Notes	$17,965	$—
12% Notes derivative liability	13,563	—
12% Notes – related parties	24,632	—
July 2024 derivative liability – related parties	21,127	—
7% Notes	5,636	—
7% Notes derivative liability	55,474	—
7% Notes – related party	476	—
7% Notes – derivative liability – related party	6,958	—
2018 Bridge Notes	—	11,031
Revolver Loan	1,500	5,168
Secured Credit Facility	—	12,158
Polar Settlement Agreement	—	300
Total Notes payable	147,331	28,657
Debt in CS Solis	—	33,280
Total notes payable and convertible notes, net	—	61,937
Less current portion	(1,500)	(61,937)
Notes payable and convertible notes, net of current portion	$145,831	$—

12% Senior Unsecured Convertible Notes

In July 2024, the Company issued $46.0 million of senior unsecured convertible notes (“12% Notes”) to various lenders. Of the 12% Notes, $18.0 million were issued to a related party affiliated with the Company’s Chief Executive Officer and a director, Rodgers Massey Revocable Living Trust, $18.0 million were issued in exchange for the cancellation of indebtedness as discussed below of which $10.0 million were issued to Carlyle which was also deemed to be a related party in the fiscal year ended December 29, 2024. The 12% Notes bear interest at 12% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2025. Upon default, principal and interest become immediately due and payable. The interest rate increases by 3% in the event of default. The 12% Notes are convertible into the Company’s common stock at the option of the holder at a conversion rate of $1.68 per share. Holders of 12% Notes may convert at any time. The 12% Notes may be declared due and payable at the option of the holder upon event of default and upon a qualifying change of control event. The conversion option is required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $28.7 million on the issuance date with a corresponding debt discount. In connection with the issuance of the 12% Notes, the Company issued the Cantor Warrant, as described in Note 14 — Warrants, to purchase shares of the Company’s common stock. At issuance, the Cantor Warrant had a fair value of $1.4 million, of which $0.9 million was recorded as a debt discount, and $0.5 million was included in the calculation of the Company’s gain on the troubled debt restructuring, as discussed above. As of December 29, 2024, the carrying amount of the convertible 12% Notes inclusive of the fair value of the derivative liability was $77.3 million, which reflects a derivative liability of $34.7 million and convertible notes of $70.4 million, less an unamortized debt discount of $27.8 million.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(15) Borrowings and Derivative Liabilities (cont.)

Interest expense recognized on the 12% Notes was $2.8 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total interest expense, related party interest expense was $1.7 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Debt discount expense recognized on the 12% Notes was $1.8 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total debt discount expense, related party expense was $1.1 million and zero in the fiscal years ended December 29, 2024, and December 31, 2023, respectively. There are no financial covenants. The 12% Notes are not in default. However, due to the Company’s delayed filing of its Form 10K for the year ended December 29, 2024, the Company will be required to pay incremental default interest of 0.5% beginning April 16, 2025, which will cease upon the Company’s filing of its Form 10K.

The effective interest rate is 33.4% and 31.7% on the 12% Notes’ principal amounts of $28.0 million and $18.0 million, respectively.

As of December 29, 2024, $1.3 million and $1.6 million of contingent interest which is payable upon default is included in the 12% Notes and 12% Notes — related parties, respectively.

7% Senior Unsecured Convertible Notes

In September 2024, the Company issued $66.8 million of senior unsecured convertible notes to various lenders (the “7% Notes”), $4.0 million of which were issued to Rodgers Family Freedom and Free Markets Charitable Trust (“Massey Charitable Trust”), a related party and $4.0 million were issued to Rodgers Massey Revocable Living Trust (collectively with Massey Charitable Trust, “Massey Trusts”), also a related party. The 7% Notes bear interest at 7% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2025. Upon default, principal and interest become immediately due and payable. The 7% Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of 7% Notes may convert at any time. The 7% Notes may be declared due and payable at the option of the holder upon event of default and upon a qualifying change of control event. The conversion option is required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $91.5 million on the issuance date. As the fair value of the derivative liability exceeds the proceeds received, the Company recorded a corresponding financing loss of $24.7 million and debt discount for $66.8 million as of the issuance date. In December 2024, the Company issued an additional $13.0 million of 7% Notes for cash. The Company recognized a $10.9 million debt discount in connection with these additional proceeds.

As of December 29, 2024, the carrying amount of the 7% Notes inclusive of the fair value of the derivative liability was $68.5 million, which reflects a derivative liability of $62.4 million and convertible notes of $79.8 million, less an unamortized debt discount of $73.7 million.

Interest expense recognized on the 7% Notes was $1.4 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total interest expense, related party interest expense was $0.2 million and zero in the fiscal years ended December 29, 2024 and 2023, respectively. Debt discount expense recognized on the 7% Notes was $4.0 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total debt discount expense, related party expense was $0.5 million and zero in the fiscal years ended December 29, 2024, and December 31, 2023, respectively. There are no financial covenants. The 7% Notes are not in default. However, due to the Company’s delayed filing of its Form 10K for the year ended December 29, 2024, the Company will be required to pay incremental default interest of 0.5% beginning April 16, 2025, which will cease upon the Company’s filing of its Form 10K.

The effective interest rate is 27.6% and 47.3% on the 7% Notes’ principal amounts of $66.8 million and $13.0 million, respectively.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(15) Borrowings and Derivative Liabilities (cont.)

Exchange Agreement

On July 1, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Carlyle and Kline Hill (as defined below) providing for:

(i)     the cancellation of all indebtedness, inclusive of the CS Solis Debt, owed to Carlyle by the Company, termination of all debt instruments by and between the Company and Carlyle (through the transfer of Carlyle’s interest in CS Solis, LLC, to the Company), and the satisfaction of all obligations owed to Carlyle by the Company under the terminated debt instruments;

(ii)    the issuance of a note for the principal amount of $10.0 million to Carlyle as part of the 12% Notes;

(iii)   the cancellation of all indebtedness owed to Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV, LLC (collectively “Kline Hill”). by the Company, termination of all debt instruments by and between the Company and Kline Hill, including the 2018 Bridge Notes, the revolving loan and the secured credit facility, and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments;

(iv)   the issuance of a note for the principal amount of $8.0 million to Kline Hill as part of the 12% Notes; and

(v)    the issuance of 1,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to Kline Hill (the “Shares”).

2018 Bridge Notes

In 2018, Solaria issued senior subordinated convertible secured notes (“2018 Notes”) totaling approximately $3.4 million in exchange for cash. The 2018 Notes were secured by substantially all of the assets of Solaria, bore interest at the rate of 8% per annum, and the investors were entitled to receive twice the face value of the 2018 Notes at maturity. In connection with an amendment in 2021 to extend the maturity date of the 2018 Notes, Solaria issued warrants to purchase shares of Series E-1 redeemable convertible preferred stock of Solaria. The warrants were exercisable immediately in whole or in part at and expire on December 13, 2031. As part of the Business Combination with the Company, the outstanding warrants issued were assumed by the parent company, the Company (which at such time had the name Complete Solaria, Inc.).

In December 2022, the Company entered into an amendment to the 2018 Notes further extending the maturity date from December 13, 2022 to December 13, 2023 in exchange for an increased repayment premium from 110% to 120% of the principal and accrued interest at the time of repayment. The amendment represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the amended terms resulted in a concession to the Company. As the future undiscounted cash payments under the modified terms exceeded the carrying amount of the 2018 Notes on the date of modification, the modification was accounted for prospectively. The incremental repayment premium was being amortized to interest expense using the effective interest rate method.

The 2018 Bridge Notes were settled as part of the Exchange Agreement. In connection with the Exchange Agreement, the balance of the 2018 Bridge Notes was exchanged for the 12% Notes. In July 2024, the Company issued the principal amount of $8.0 million of its 12% Notes and 1,500,000 shares of the Company’s common stock in exchange for the cancellation of all indebtedness with Kline Hill. At the date of the cancellation, such indebtedness was comprised of the 2018 Notes of $11.7 million, the portion of the Revolving Loan balance assigned to Kline Hill of $3.9 million, and the Secured Credit Facility balance of $13.1 million. The Company concluded that the exchange represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms of the 12% Notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $9.8 million.

Interest expense recognized on the 2018 Bridge Notes was $0.7 million and $1.2 million, for the fiscal year ended December 29, 2024 and December 31, 2023, respectively.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(15) Borrowings and Derivative Liabilities (cont.)

Revolving Loan

In October 2020, Solaria entered into a loan agreement (“SCI Loan Agreement”) with Structural Capital Investments III, LP (“SCI”).

The SCI Loan Agreement was comprised of two facilities, a term loan (the “Term Loan”) and a revolving loan (the “Revolving Loan”) (together “Original Agreement”) for $5.0 million each with a maturity date of October 31, 2023. The Term Loan was repaid prior to the acquisition of Solaria by Complete Solar.

The Revolving Loan had a term of thirty-six months, with the principal due at the end of the term and an annual interest rate of 7.75% or Prime rate plus 4.5%, whichever was higher. The SCI Loan Agreement required the Company to meet certain financial covenants relating to the maintenance of specified restricted cash balance, achieve specified revenue targets and maintain specified contribution margins (“Financial Covenants”) over the term of the Revolving Loan. The Revolving Loan was collateralized by substantially all assets and property of the Company.

Solaria had historically issued warrants to purchase shares of Series E-1 redeemable convertible preferred stock of Solaria (“SCI Series E-1 warrants”). The warrants were fully exercisable in whole or in part at any time during the term of the Original agreement. As part of the Business Combination with Complete Solar, all the outstanding SCI Series E-1 warrants were assumed by the parent company, the Company (which at such time had the name Complete Solaria, Inc.).

In October 2023, the Company entered into an Assignment Agreement whereby Structural Capital Investments III, LP assigned the SCI debt to Kline Hill and Rodgers Massey Revocable Living Trust for a total purchase price of $5.0 million. The Company identified this arrangement as a related party transaction, as discussed in Note 23 — Related Party Transactions. A portion of the SCI Revolving Loan was cancelled as part of the Exchange Agreement. In connection with the Exchange Agreement, the principal amount of $3.5 million of the Revolving Loan was exchanged for the 12% Notes. The principal portion of the Revolving Loan owing to the Rodgers Massey Revocable Living Trust of $1.5 million (plus accrued interest) remains outstanding as of December 29, 2024. The outstanding amount is due on demand plus accrued interest.

Interest expense recognized for the fiscal years ended December 29, 2024 and December 31, 2023, was $0.5 million and $0.5 million, respectively. Related party interest was $0.2 million in the year ended December 29, 2024. There are no financial covenants.

Secured Credit Facility

In December 2022, the Company entered into a secured credit facility agreement with Kline Hill Partners IV SPV LLC and Kline Hill Partners Opportunity IV SPV LLC (“Secured Credit Facility”). The Secured Credit Facility agreement allowed the Company to borrow up to 70% of the net amount of its eligible vendor purchase orders with a maximum amount of $10.0 million at any point in time. The purchase orders were backed by relevant customer sales orders which served as collateral. The amounts drawn under the Secured Credit Facility were eligible to be reborrowed provided that the aggregate borrowing did not exceed $20.0 million. The repayment terms under the Secured Credit Facility were (i) the borrowed amount multiplied by 1.15x if repaid within 75 days and (ii) the borrowed amount multiplied by 1.175x if repaid after 75 days. The Company could have repaid any borrowed amount without premium or penalty. Under the original terms, the Secured Credit Facility agreement was due to mature in April 2023. The Company set the balance outstanding as part of the Exchange Agreement, whereby the balance of $13.1 million of the Secured Credit Facility was exchanged for the 12% Notes.

The Secured Credit Facility outstanding was zero and $12.2 million, including accrued financing cost of $4.5 million as of December 29, 2024 and December 31, 2023, respectively. The Company recognized interest expense of $1.0 million and $3.5 million related to the Secured Credit Facility during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(15) Borrowings and Derivative Liabilities (cont.)

Polar Settlement Agreement

In September 2023, in connection with the Mergers, the Company entered into a settlement and release agreement with Polar Multi-Strategy Master Fund (“Polar”) for the settlement of a working capital loan that had been made by Polar to the Sponsor, prior to the closing of the Mergers. The settlement agreement required the Company to pay Polar $0.5 million in ten equal monthly installments and did not accrue interest. The balance outstanding was $0.3 million as of December 31, 2023. The remaining balance owed to Polar was paid in full in the fiscal year ended December 29, 2024.

Debt in CS Solis

As part of the Reorganization described in Note 1(a) Organization — Description of Business, the Company received cash and recorded debt for an investment by Carlyle. The investment was made pursuant to a subscription agreement, under which Carlyle contributed $25.6 million in exchange for 100 Class B Membership Units of CS Solis and the Company contributed the net assets of the Company in exchange for 100 Class A Membership Units. The Class B Membership Units were mandatorily redeemable by the Company on the three-year anniversary of the effective date of the CS Solis amended and restated LLC agreement (February 14, 2025). The Class B Membership Units accrued interest that was payable upon redemption at a rate of 10.5% (which was structured as a dividend payable based on 25% of the investment amount measured quarterly), compounded annually, and subject to increases in the event the Company declared any dividends. In connection with the investment by Carlyle, the Company issued to Carlyle a warrant to purchase 5,978,960 shares of the Company’s common stock at a price of $0.01 per share, of which, the purchase of 4,132,513 shares of the Company’s common stock is immediately exercisable. The Company has accounted for the mandatorily redeemable investment from Carlyle in accordance with ASC 480 and recorded the investment as a liability, which was accreted to its redemption value under the effective interest method. The Company recorded the warrants as a discount to the liability.

On July 17 and July 18, 2023, and in connection with obtaining consent for the Mergers, Legacy the Company, FACT and Carlyle entered into an Amended and Restated Consent to the Business Combination Agreement (“Carlyle Debt Modification Agreement”) and an amended and restated warrant agreement (“Carlyle Warrant Amendment”), which modified the terms of the mandatorily redeemable investment made by Carlyle in Legacy Complete Solaria.

The Carlyle Debt Modification Agreement accelerated the redemption date of the investment to March 31, 2024 subsequent to the modification. The acceleration of the redemption date of the investment resulted in the total redemption amount to be 1.3 times the principal at December 31, 2023. The redemption amount increased to 1.4 times the original investment as of March 31, 2024. Additionally, as part of the amendment, the parties entered into an amended and restated warrant agreement. As part of the Carlyle Warrant Amendment, the Company issued Carlyle a warrant to purchase up to 2,745,879 shares of Company Common Stock at a price per share of $0.01, which is inclusive of the outstanding warrant to purchase 1,995,879 shares at the time of modification. The warrant, which expires on July 18, 2030, provides Carlyle with the right to purchase shares of Company Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of the Company’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that is ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that is thirty (30) days after the date of the agreement, if the original investment amount has not been repaid, an additional 150,000 shares; plus (d) on and after the date that is ninety (90) days after the date of the agreement, if the original investment amount has not been repaid, an additional 250,000 shares, in each case, of Company Common Stock at a price of $0.01 per share. The warrants are classified as liabilities under ASC 815 and are recorded within warrant liability on the Company’s consolidated statements of operations and comprehensive loss.

The Company accounted for the modification of the long-term debt due CS Solis as a debt extinguishment in accordance with ASC 480 and ASC 470. As a result of the extinguishment, the Company recorded a loss on extinguishment, of $10.3 million, which is recorded within other income (expense), net in the consolidated statements of operations and comprehensive loss in the fiscal year ended December 31, 2023. The Company had a liability of $33.3 million in short-term debt due CS Solis on the consolidated balance sheet as of December 31, 2023. The Company recorded

SUNPOWER INC.

Notes to Consolidated Financial Statements

(15) Borrowings and Derivative Liabilities (cont.)

accretion of the liability as interest expense of $7.2 million for the fiscal year ended December 31, 2023, and made payments of interest expense of $0.6 million during the fiscal year ended December 31, 2023 Prior to the modification, during the fiscal years ended December 31, 2023 the Company recorded amortization of issuance costs as interest expense of $0.7 million.

The Company determined that the Carlyle was a related party beginning in 2024. In July 2024, the Company issued $10.0 million of senior unsecured convertible notes in exchange for the cancellation of all indebtedness with CS Solis of $37.2 million. The Company concluded that the exchange represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms under the convertible notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $12.5 million. The convertible notes have the same terms and conditions as the other convertible notes issued in July 2024 described above.

For the fiscal years ended December 29, 2024 and December 31, 2023, the Company recorded accretion of the liability as interest expense of $3.9 million and $2.7 million, respectively, and made no payments of interest expense.

For the fiscal years ended December 29, 2024 and December 31, 2023, the Company recorded amortization of issuance costs as interest expense of zero and $0.7 million, respectively.

2022 Convertible Notes

In connection with the Original Business Combination Agreement, the Company raised a series of convertible notes (“2022 Convertible Notes”) during the fiscal year ended December 31, 2022 with an aggregate purchase price of $12.0 million, and during the fiscal year ended December 31, 2023 for an additional total purchase price of $21.3 million. Of the $33.3 million 2022 Convertible Notes issued, $12.1 million was issued to five related parties. Additionally, as part of the acquisition of Solaria, the Company assumed a note from an existing investor for its fair value of $6.7 million. The note contained the same terms as the other 2022 Convertible Notes. The Company did not incur significant issuance costs associated with the 2022 Convertible Notes. The 2022 Convertible Notes accrued interest at a rate of 5% per annum. Immediately prior to the closing of the Mergers, the 2022 Convertible Notes were converted into the number of shares of common stock of the Company equal to (x) the principal amount together with all accrued interest of the 2022 Convertible Notes divided by 0.75, divided by (y) the price of a share of common stock of the Company used to determine the conversion ratio in the Amended and Restated Business Combination Agreement. This resulted in the issuance of 5,316,460 shares of Company common stock to the noteholders and no debt remains outstanding associated with the 2022 Convertible Notes as of December 31, 2023.

The Company recognized interest expense of $0.7 million related to the 2022 Convertible Notes during the fiscal year ended December 31, 2023. Of this interest expense, $0.4 million was with related parties.

(16) SAFE Agreements

First SAFE

On January 31, 2024, the Company entered into a Simple Agreement for Future Equity (“SAFE”) (the “First SAFE”) with the Rodgers Massey Freedom and Free Markets Charitable Trust (the “Purchaser”), a related party, affiliated with Thurman J. Rodgers, the Company’s Chief Executive Officer and a director, in connection with the Purchaser investing $1.5 million in the Company. The First SAFE did not accrue interest. The First SAFE was initially convertible into shares of the Company’s common stock, par value $0.0001 per share, upon the closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company would have issued and sold shares of its common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which was equal to the lower of (i) (a) $53.54 million divided by (b) the Company’s capitalization immediately prior to such Equity Financing (such conversion price, the “SAFE Price”), and (ii) 80% of the price per share of its common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the First

SUNPOWER INC.

Notes to Consolidated Financial Statements

(16) SAFE Agreements (cont.)

SAFE, the Purchaser would have been automatically entitled to receive a portion of the proceeds of such liquidity event equal to the greater of (i) $1.5 million and (ii) the amount payable on the number of shares of common stock equal to (a) $1.5 million divided by (b)(1) $53.54 million divided by (2) the Company’s capitalization immediately prior to such liquidity event (the “Liquidity Price”), subject to certain adjustments as set forth in the First SAFE. The First SAFE was convertible into a maximum of 1,431,297 shares of the Company’s common stock, assuming a per share conversion price of $1.05, which is the product of (i) $1.31, the closing price per share of the Company’s common stock on January 31, 2024, multiplied by (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“First SAFE Amendment”) that converted the First SAFE investment of $1.5 million into 4,166,667 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the First SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to SAFE Agreement of $1.5 million, a credit to Additional paid-in-capital of $1.9 million and recognized expense of $0.4 million within Other income (expense), net in its consolidated statement of operations for the fiscal year ended December 29, 2024.

Second SAFE

On February 15, 2024, the Company entered into a second SAFE (the “Second SAFE”) with the Purchaser, in connection with the Purchaser investing $3.5 million in the Company. The Second SAFE did not accrue interest. The Second SAFE was initially convertible into shares of the Company’s common stock upon the initial closing of an Equity Financing at a per share conversion price which was equal to the lower of (i) the Second SAFE Price, and (ii) 80% of the price per share of the Company’s common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the Second SAFE, the Purchaser would have been automatically entitled to receive an amount equal to the greater of (i) $3.5 million and (ii) the amount payable on the number of shares of the Company’s common stock equal to $3.5 million divided by the Liquidity Price, subject to certain adjustments as set forth in the Second SAFE. The Second SAFE was convertible into a maximum of 3,707,627 shares of the Company’s common stock, assuming a per share conversion price of $0.94, which is the product of (i) $1.18, the closing per share price of its common stock on February 15, 2024, (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“Second SAFE Amendment”) that converted the Second SAFE investment of $3.5 million into 9,722,222 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the Second SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to SAFE Agreement of $3.5 million, a credit to Additional paid-in-capital of $4.4 million and recognized expense of $0.9 million within Other income (expense), net in its consolidated statement of operations for the fiscal year ended December 29, 2024.

Third SAFE

On May 13, 2024, the Company entered into a third SAFE (the “Third SAFE”) with the Purchaser, in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of the Company’s common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its common stock in an Equity Financing, at a per share conversion price which is equal to 50% of the price per share of the Company’s common stock sold in the Equity Financing. If the Company consummates a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal

SUNPOWER INC.

Notes to Consolidated Financial Statements

(16) SAFE Agreements (cont.)

to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of the Company’s common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the Company’s common stock on May 13, 2024, multiplied by (ii) 50%. Given that the SAFE could be settled in cash or a variable number of shares, the Company has accounted for the instrument as a liability at its fair value.

As of December 29, 2024, the Company estimated the fair value of the Third SAFE at $0.4 million based upon the assumptions disclosed in Note 5 — Fair Value Measurements.

(17) Stock-Based Compensation

In July 2023, the Company’s board of directors adopted and stockholders approved the 2023 Incentive Equity Plan (the “2023 Plan”). The 2023 Plan became effective immediately upon the closing of the Amended and Restated Business Combination Agreement. Initially, a maximum number of 8,763,322 shares of Company Common Stock may be issued under the 2023 Plan. In addition, the number of shares of Company Common Stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to the lesser of (1) 4% of the total number of shares of the Company’s Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Company Common Stock determined by the Company’s Board prior to the date of the increase. The maximum number of shares of Company Common Stock that may be issued on the exercise of incentive stock options (“ISOs”) under the 2023 Plan is three times the number of shares available for issuance upon the 2023 Plan becoming effective (or 26,289,966 shares).

Historically, awards were granted under the Amended and Restated Complete Solaria Omnibus Incentive Plan (“2022 Plan”), the Complete Solar 2011 Stock Plan (“2011 Plan”), the Solaria Corporation 2016 Stock Plan (“2016 Plan”) and the Solaria Corporation 2006 Stock Plan (“2006 Plan”) (together with the 2023 Incentive Equity Plan of the Company (“2023 Plan”), “the Plans”).

Under the Plans, the Company has granted service-based stock options and restricted stock units (“RSUs”). Compensation expense for stock options under the Company’s cliff vesting schedule is generally recognized equally over the vesting period of five years. RSUs granted during the fiscal year ended December 29, 2024 are also generally recognized under the cliff vesting schedule that is recognized equally over the vesting period of five years.

The information below summarizes the stock option activity under the Plans.

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding-December 31, 2023	11,716,646	$3.48	8.53	$2,756
Options granted	6,121,251	0.93
Options exercised	(398,883)	0.77		39
Options canceled	(7,441,781)	0.17
Outstanding-December 29, 2024	9,997,233	2.77	5.29	6,356
Vested and expected to vest – December 29, 2024	9,997,233	2.77	5.29	6,356
Vested and exercisable – December 29, 2024	4,264,705	3.54	3.75	1,857

SUNPOWER INC.

Notes to Consolidated Financial Statements

(17) Stock-Based Compensation (cont.)

The information below summarizes the RSU activity.

	Number of RSUs	Weighted Average Grant Date Fair Value
Unvested at December 31, 2023	58,097	$2.07
Granted	2,593,097	1.78
Vested and released	(669,059)	1.73
Cancelled or forfeited	—	—
Unvested at December 29, 2024	1,982,135	1.79

The aggregate fair value of the Company’s stock options vested during 2024 and 2023 was $1.9 million and $3.8 million, respectively.

Determination of Fair Value

The Company estimated the grant-date fair value of stock options using the Black-Scholes-Merton option-pricing model. The determination of the fair value of each stock award using this option-pricing model is affected by the Company’s assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards. Stock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period of the respective award.

The following assumptions were used to calculate the fair value of stock-based compensation:

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Expected term (in years)	5.00 – 6.32	5.50 – 6.32
Expected volatility	58.45% – 62.39%	77.0%
Risk-free interest rate	3.81% – 4.71%	1.7% – 4.7%
Expected dividends	0.0%	0.0%

Expected term — The Company uses the simplified method to calculate the expected term of stock option grants to employees as the Company does not have sufficient comparable historical exercise data to provide a reasonable basis upon which to estimate the expected term of stock options granted to employees. The expected term equals the arithmetic average of the vesting term and the original contractual term of the option (generally 10 years).

Expected volatility — Due to the Company’s limited operating history and a lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of peer companies that are publicly traded. The historical volatility data was computed using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards.

Risk-free interest rate — The risk-free rate assumption is based on U.S. Treasury instruments with maturities similar to the expected term of the Company’s stock options.

Expected dividends — The Company has not issued any dividends in its history and does not expect to issue dividends over the life of the options and therefore has estimated the dividend yield to be zero.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(17) Stock-Based Compensation (cont.)

Fair value of common stock — Prior to the Mergers, fair value of the shares of common stock underlying the stock-based awards has historically been determined by the Board of Directors, with input from management. Because there has been no public market for the Company’s common stock prior to the Mergers, the Board of Directors has determined the fair value of the common stock on the grant-date of the stock-based award by considering a number of objective and subjective factors. Such factors include a valuation of the Company’s common stock performed by an unrelated third-party specialist, valuations of comparable companies, sales of the Company’s redeemable convertible preferred stock to unrelated third-parties, operating and financial performance, the lack of liquidity of the Company’s capital stock, as well as general and industry-specific economic outlooks. For financial reporting purposes, the Company considers the amount of time between the valuation date and the grant date to determine whether to use the latest common stock valuation or a straight-line interpolation between the two valuation dates. The determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.

Subsequent to the Mergers, the fair value of the shares of common stock underlying the stock-based awards is based on the price of the Company’s common stock in the open market on the date of the grant.

Stock-based compensation expense

The following table summarizes stock-based compensation expense and its allocation within the accompanying consolidated statements of operations and comprehensive loss (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Cost of revenues	$157	$84
Sales and marketing	598	487
General and administrative	2,312	2,252
Loss from discontinued operations, net of tax	—	2,376
Total stock-based compensation expense	$3,067	$5,199

As of December 29, 2024, there was a total of $15.1 million and $4.2 million unrecognized stock-based compensation costs related to service-based options and RSUs, respectively. Such compensation cost is expected to be recognized over a weighted-average period of approximately 2.2 years and 4.7 years, respectively.

In 2024 and 2023, the Company’s board of directors approved the modification to accelerate the vesting of 788,192 and 52,167 options, respectively, for employees that were terminated. Additionally, the board of directors approved an extension of the post termination exercise period for 4,343,172 and 280,412 vested options of terminated employees in the years ended December 29, 2024, and December 31, 2023, respectively. In connection with the modifications, the Company recorded incremental stock-based compensation expense of $0.7 million and $0.1 million in the fiscal years ended December 29, 2024, and December 31, 2023, respectively.

(18) Employee Stock Purchase Plan

The Company adopted the Employee Stock Purchase Plan (the “ESPP Plan”) in connection with the consummation of the Mergers in July 2023. All qualified employees may voluntarily enroll to purchase the Company’s common stock through payroll deductions at a price equal to 85% of the lower of the fair market values of the stock of the offering periods or the applicable purchase date. As of December 29, 2024, 2,628,996 shares were reserved for future issuance under the ESPP Plan.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(19) Commitments and Contingencies

Leases

The Company leases its facilities under non-cancelable operating lease agreements. The Company leases vehicles under finance lease agreements. Operating and financing lease activity for the fiscal years ended December 29, 2024 and 2023 is as follows (dollars in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Lease cost
Finance lease cost:
Amortization of right-of-use assets	$553	$—
Interest on lease liabilities	77	—
	630	—
Operating lease cost	1,003	1,380
Variable lease cost	—	342
Total lease cost	$1,633	$1,722
Other information
Cash paid for amounts included in the measurement of lease liabilities
Finance leases	$551	$—
Operating leases	1,039	1,047
Weighted-average remaining lease term (in years):
Finance leases	2	—
Operating leases	2.5	2.48
Weighted-average discount rate:
Finance Leases	7%	—%
Operating leases	9.5%	15.57%

Future minimum lease payments under non-cancellable leases are as follows as of December 29, 2024 (in thousands):

	Finance Leases	Operating Leases
Fiscal year ending
2025	$2,285	$1,687
2026	1,749	1,605
2027	247	801
Total undiscounted liabilities	4,281	4,093
Less: imputed interest	(352)	(413)
Total lease liabilities	$3,929	$3,680

As of December 29, 2024, the Company’s consolidated balance sheet classified the current portion of finance lease liabilities of $2.1 million and operating lease liabilities of $1.4 million within Accrued expenses and other current liabilities and the noncurrent portion of finance lease liabilities of $1.8 million and operating lease liabilities of $2.3 million within Other long-term liabilities.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(19) Commitments and Contingencies (cont.)

Warranty Provision

Activity by period relating to the Company’s warranty provision was as follows (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Warranty provision, beginning of period	$4,849	$3,981
Warranty liability from Business Combination	582	—
Accruals for new warranties issued	695	2,968
Settlements	(158)	(2,100)
Warranty provision, end of period	$5,968	$4,849
Warranty provision, current	$2,531	$1,433
Warranty provision, noncurrent	3,437	3,416

Indemnification Agreements

From time to time, in its normal course of business, the Company may indemnify other parties, with which it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. In the opinion of management, any liabilities resulting from these agreements will not have a material adverse effect on the business, financial position, results of operations, or cash flows of the Company.

Legal Matters

The Company is a party to various legal proceedings and claims which arise in the ordinary course of business. The Company records a liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the reasonably possible loss. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Legal costs are expensed as incurred. Although claims are inherently unpredictable, the Company is not aware of any matters that may have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows. The Company has recorded $7.7 million and $7.7 million as a loss contingency in accrued expenses and other current liabilities on its consolidated balance sheets as of December 29, 2024 and December 31, 2023, respectively.

SolarPark Litigation

In January 2023, SolarPark Korea Co., LTD (“SolarPark”) demanded approximately $80.0 million during discussions between the Company and SolarPark. In February 2023, the Company submitted its statement of claim seeking approximately $26.4 million in damages against SolarPark. The ultimate outcome of this arbitration is currently unknown and could result in a material liability to the Company. However, the Company believes that the allegations lack merit and intends to vigorously defend all claims asserted. No liability has been recorded in the Company’s consolidated financial statements as the likelihood of a loss is not probable at this time.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(19) Commitments and Contingencies (cont.)

On March 16, 2023, SolarPark filed a complaint against Solaria and the Company in the U.S. District Court for the Northern District of California (“the court”). The complaint alleges a civil conspiracy involving misappropriation of trade secrets, defamation, tortious interference with contractual relations, inducement to breach of contract, and violation of California’s Unfair Competition Law. The complaint indicates that SolarPark has suffered in excess of $220.0 million in damages.

On May 11, 2023, SolarPark filed a motion for preliminary injunction to seek an order restraining the Company from using or disclosing SolarPark’s trade secrets, making or selling shingled modules other than those produced by SolarPark, and from soliciting solar module manufacturers to produce shingled modules using Solaria’s shingled patents. On May 18, 2023, the Company responded by filing a motion for partial dismissal and stay. On June 1, 2023, SolarPark filed an opposition to the Company’s motion for dismissal and stay and a reply in support of their motion for preliminary injunction. On June 8, 2023, the Company replied in support of its motion for partial dismissal and stay. On July 11, 2023, the court conducted a hearing to consider SolarPark and the Company’s respective motions. On August 3, 2023, the court issued a ruling, which granted the preliminary injunction motion with respect to any purported misappropriation of SolarPark’s trade secrets. The court’s ruling does not prohibit the Company from producing shingled modules or from utilizing its own patents for the manufacture of shingled modules. The court denied SolarPark’s motion seeking a defamation injunction. The court denied the Company’s motion to dismiss and granted the Company’s motion to stay the entire litigation pending the arbitration in Singapore. On September 1, 2023, the Company filed a Limited Notice of Appeal to appeal the August 2023 order granting SolarPark’s motion for preliminary injunction. On September 26, 2023, Solaria filed a Notice of Withdrawal of Appeal and will not appeal the Court’s Preliminary Injunction Order. Between August 2023 and March 2024, the parties were engaged in discovery negotiations and the Company produced documents to SolarPark. The Company produced its last set of documents on March 14, 2024. Since then, SolarPark has been reviewing the documents, and the case has remained stayed.

No liability has been recorded in the Company’s consolidated financial statements as the likelihood of a loss is not probable at this time.

Siemens Litigation

On July 22, 2021, Siemens Government Technologies, Inc. (“Siemens Government Technologies”) filed a lawsuit against Solaria Corporation in Fairfax Circuit Court (the “Court”) in Fairfax, Virginia. On July 27, 2023, Siemens Government Technologies, moved to amend the complaint to add Siemens Industry Inc. as a co-plaintiff. This motion was granted on August 25, 2023. On October 23,2023, Siemens Government Technologies and Siemens Industry Inc. (collectively, “Siemens”) and Solaria Corporation stipulated to add Solar CA, LLC as a co-defendant. Solaria Corporation and Solar CA, LLC (collectively, the “Subsidiaries”) are both wholly-owned subsidiaries of the Company. In the lawsuit, Siemens alleged that the Subsidiaries breached express and implied warranties under a purchase order that Siemens placed with the Subsidiaries for a solar module system. Siemens claimed damages of approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees.

On February 22, 2024, the Court issued an order against the Subsidiaries which awarded Siemens approximately $6.9 million, inclusive of the amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorney’s fees, the amount of which would be determined at a later hearing. On March 15, 2024, Siemens filed a motion seeking to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre-and post-judgment interest on April 5, 2024. On June 17, 2024, the Court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. The Company has appealed these judgments.

In addition to the above, on August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add the Company as a judgement debtor. The subsidiaries opposed the Siemens motion. The court heard the motion by submission on April 3, 2025, but has not yet issued a ruling.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(19) Commitments and Contingencies (cont.)

The Company recognized $6.9 million as a legal loss related to this litigation in 2023, and in 2024, the Company recorded an additional accrual for $2.0 million for attorneys’ fees, expenses, and pre-judgment interest, in accrued expenses and other current liabilities within its consolidated balance sheet as of December 29, 2024. This legal loss was recognized in loss from discontinued operations, net of tax on the consolidated statements of operations and comprehensive loss. The Company recorded a liability of $6.9 million as a legal loss related to this litigation, excluding amounts for attorneys’ fees and costs, in accrued expenses and other current liabilities within its consolidated balance sheets at each of December 29, 2024 and December 31, 2023.

Letters of Credit

The Company had $3.5 million of outstanding letters of credit related to normal business transactions as of December 29, 2024. These agreements require the Company to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder. As discussed in Note 2 — Summary of Significant Accounting Policies, the cash collateral in these restricted cash accounts was $3.8 million as of December 29, 2024 and December 31, 2023, respectively.

(20) Income Taxes

The Company’s loss from continuing operations before provision for income taxes for the fiscal years ended December 29, 2024 and December 31, 2023, was as follows (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Domestic	$(54,444)	$(94,222)
Foreign	—	(1,995)
Total	$(54,444)	$(96,217)

The following is a reconciliation of the Company’s income tax applied at the federal statutory income tax rate compared to the income tax provision in its consolidated statements of operations for continuing operations. Certain prior year amounts have been reclassified to conform to the current year presentation (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Statutory federal income tax	$(11,433)	$(20,206)
State income taxes, net of federal tax benefits	(2,444)	7,833
Stock compensation	1,102	637
Fair value adjustments	(980)	(5,540)
Nondeductible items	1,332	141
Debt extinguishment	(6,571)	2,171
Foreign earnings taxed at different rates	—	419
Forward purchase agreements	—	9,780
Effect of changes in tax rates	706	—
Prior year adjustments	2,058	—
Valuation allowance	16,171	3,145
Other	59	1,600
Tax Provision	$—	$(20)

SUNPOWER INC.

Notes to Consolidated Financial Statements

(20) Income Taxes (cont.)

Significant components of our deferred tax assets and liabilities are as follows. Certain prior year amounts have been reclassified to conform to the current year presentation (in thousands):

	As of
	December 29, 2024	December 31, 2023
Deferred income tax assets
Net operating loss	$34,749	$17,957
Debt derivatives	24,591	—
Bad debt reserve	431	2,799
Stock based compensation	452	3,060
Lease liability	1,512	10
Other reserves	3,381	3,764
Interest expense carryover	7,005	5,503
Intangibles	1,279	32
Capitalized research and development	824	808
Other	3,336	5,827
Total	77,560	39,760
Valuation allowance	(55,714)	(38,407)
Net deferred tax assets	21,846	1,353
Deferred income tax liabilities
Convertible loan discount	(19,175)	(759)
Other	(2,671)	(594)
Total deferred tax liabilities	(21,846)	(1,353)
Net deferred tax assets	$—	$—

Management regularly assess its ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction by jurisdiction basis. In the event that the Company changes its determination as to the amount or realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. The Company’s management believes that, based upon a number of factors, it is more likely than not that all or some portion of the deferred tax assets will not be realized. Accordingly, for the fiscal years ended December 29, 2024, and December 31, 2023, the Company provided a valuation allowance against its U.S. net deferred tax assets of $55.7 million and $38.4 million, respectively. The valuation allowance increased by $17.3 million in the year ended December 29, 2024.

As of December 29, 2024, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $127.3 million and $106.7 million, respectively. Excluding $111.5 million of federal net operating losses which carryforward indefinitely, the net operating loss carryforwards will expire between 2030 and 2044.

The Internal Revenue Code (“IRC”) of 1986, as amended, imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses may be limited as prescribed under IRC Section 382. Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by IRC Section 382 and similar provisions. Such limitations may result in the expiration of these carryforwards before their utilization. The Company’s acquired net operating loss carryforwards have been reduced based on the estimated amount which will be lost due to these limitations. If the Company has experienced subsequent ownership changes, our losses may be

SUNPOWER INC.

Notes to Consolidated Financial Statements

(20) Income Taxes (cont.)

further limited, which may result in the expiration of net operating losses before utilization. To date, Company has not yet completed a Section 382 ownership change analysis. During the current year, the Company has undergone restructuring and strategic transformation, including the completion of the SunPower businesses. As a result of this change in facts and lack of certainty regarding the acquired losses of the legacy Solaria business, the Company has written off the remaining acquired net operating losses as the Company does not intend to pursue the potential tax benefits as it believes those benefits will be lost due to continuation of business enterprise rules. As a result, the corresponding uncertain tax position is also reversed as the Company does not intend to pursue utilization of those attributes.

The Company files income tax returns in the U.S for federal and various state jurisdictions as well as foreign jurisdictions each of which have varying statutes of limitations. The Company is in the process of filing returns for prior years, and the penalties related to the delinquent filings are not material. Due to the history of losses, the Company’s tax years remain open for examination by all tax authorities since inception. The Company is not currently under examination in any tax jurisdictions.

The Company has unrecognized tax benefit of zero and $53.1 million at December 29, 2024 and December 31, 2023, respectively. The reversal of the uncertain tax benefits would not affect the Company’s effective tax rate to the extent that it continues to maintain a full valuation allowance against its deferred tax assets. As outlined above, the reduction in the uncertain tax positions during the current period is a result of the Company’s decision to forgo the right to certain acquired attributes for which the Company does not intend to claim any tax benefits.

The Company applies the provisions set forth in FASB ASC Topic 740, Income Taxes, to account for the uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of income tax laws.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Unrecognized tax benefits as of beginning of year	$53,153	$1,335
Increases related to prior year tax positions	—	5
Increases related to current year tax positions	—	51,813
Decreases related to prior year tax positions	(53,153)	—
Unrecognized tax benefits as of end of year	$—	$53,153

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the statements of operations and comprehensive loss. Accrued interest and penalties are included as part of income tax payable in the consolidated balance sheets. No accrued interest or penalties have been recorded for the fiscal years ended December 29, 2024 and December 31, 2023.

The Company has not provided U.S. income or foreign withholding taxes on the undistributed earnings of its foreign subsidiary as of December 29, 2024 and December 31, 2023, because it intends to permanently reinvest such earnings outside of the U.S. If these foreign earnings were to be repatriated in the future, the related U.S. tax liability will be immaterial, due to the participation exemption put in place under the 2017 Tax Cuts and Jobs Act.

(21) Basic and Diluted Net Loss Per Share

The Company uses the two-class method to calculate net loss per share. No dividends were declared or paid for the fiscal years ended December 29, 2024 and December 31, 2023.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(21) Basic and Diluted Net Loss Per Share (cont.)

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to common stockholders for the fiscal years ended December 29, 2024 and December 31, 2023 (in thousands, except share and per share amounts):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Numerator for basic loss per share:
Net loss from continuing operations	$(54,444)	$(96,197)
Net loss from discontinued operations	(2,007)	(25,853)
Impairment loss from discontinued operations	—	(147,505)
Net loss	(56,451)	(269,555)
Numerator for diluted loss per share
Impact of 7% Notes derivative liability and interest expense, net of tax	(35,886)	—
Net loss	$(92,337)	$(269,555)
Denominator:
Weighted average shares:
Denominator for basic loss per share	66,655,837	24,723,370
Effect of dilutive securities:
7% Notes derivative liability	9,137,711	—
Denominator for diluted loss per share	75,793,548	24,723,370
Net loss per share:
Continuing operations – basic	$(0.82)	$(3.89)
Discontinued operations – basic	(0.03)	(1.05)
Net loss – basic	$(0.85)	$(4.94)

Continuing operations – diluted	$(1.19)	$(3.89)
Discontinued operations – diluted	(0.03)	(1.05)
Net loss – diluted	$(1.22)	$(4.94)

The computation of basic net loss per share attributable to common stockholders is inclusive of warrants with an insignificant exercise price. The Company’s calculation of the weighted average shares outstanding is inclusive of 3,427,324 warrants with an insignificant exercise price (which assumes that the warrants were outstanding as of the beginning of the period or the date of the grant, whichever is earlier) for the fiscal year ended December 29, 2024. The computation of diluted net loss per share attributable to common stockholders is inclusive of the impact of the Company’s 7% Notes (which were dilutive) using the if-converted method for the year ended December 29, 2024. The computation of basic and diluted net loss per share attributable to common stockholders is the same for the fiscal year ended December 31, 2023 because the inclusion of potential shares of common stock would have been anti-dilutive.

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been anti-dilutive:

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Common stock warrants	25,434,069	23,024,556
Convertible notes	27,364,717	—
Stock options and RSUs issued and outstanding	11,979,368	11,774,743
Potential common shares excluded from diluted net loss per share	64,778,154	34,799,299

SUNPOWER INC.

Notes to Consolidated Financial Statements

(22) Segment Information

The segment information is presented on a basis that is consistent with the Company’s internal management reporting. The Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker (“CODM”). The CODM manages the Company and report financial results based on two reportable segments which are the same as our operating segments. CODM evaluates the performance of these reportable segments and allocates resources to make operating decisions based on certain financial information, including segmented internal income/(loss) from continuing operations prepared on a basis consistent with U.S. GAAP. The measurement criteria is based on their operating revenue and operating income (loss) and excluding any corporate costs which are not allocatable to the operating segments. The CODM’s measurement criteria does not include segment assets. During the periods presented, the Company reported its financial performance through the following two reportable segments; Residential Solar Installation and New Homes Business.

Residential Solar Installation.    This segment performs solar system, storage and battery installations for residential homeowners.

New Homes Business.    This segment is new in fiscal year 2024 as a result of the SunPower Acquisition which occurred in the fourth quarter of fiscal 2024. The Company developed a method to allocate direct expenses for the respective reportable segments. This segment performs solar system installations for new home builders.

(in thousands)	Fiscal Year Ended December 29, 2024
	Residential Solar Installation	New Homes Business	Total
Operating revenues	$67,460	$41,282	$108,742

Less:
Cost of revenues	45,266	23,974	69,240
Sales commissions	23,388	1,202	24,590
Sales and marketing	6,827	—	6,827
General and administrative(1)	9,805	3,232	13,037
Operating income (loss)	(17,826)	12,874	(4,952)

Reconciliation of segment loss from continuing operations before income taxes:
Unallocated amounts:
General corporate expense	—	—	(63,557)
Interest expense	—	—	(16,223)
Interest income	—	—	19
Other income (expense), net	—	—	7,932
Gain on troubled debt restructuring	—	—	22,337
Loss from continuing operations before taxes	$—	$—	$(54,444)

____________

(1)      For the year ended December 29, 2024, depreciation and amortization expense was $2.6 million and $0.1 million for the Residential Solar Installation and New Homes Business reportable segments, respectively.

SUNPOWER INC.

Notes to Consolidated Financial Statements

(22) Segment Information (cont.)

(in thousands)	Fiscal Year Ended December 31, 2023
	Residential Solar Installation	New Homes Business	Total
Operating revenues	$87,616	$—	$87,616

Less:
Cost of revenues	69,828	—	69,828
Sales commissions	31,127	—	31,127
Sales and marketing	6,920	—	6,920
General and administrative(1)	32,099	—	32,099
Operating income (loss)	(52,358)	—	(52,358)

Reconciliation of segment loss from continuing operations before income taxes:
Unallocated amounts:
General corporate expense	—	—	—
Interest expense	—	—	(14,033)
Interest income	—	—	36
Other income (expense), net	—	—	(29,862)
Gain on troubled debt restructuring	—	—	—
Loss from continuing operations before taxes	$—	$—	$(96,217)

____________

(1)      For the year ended December 31, 2023, depreciation and amortization expense was $0.9 million for the Residential Solar Installation reportable segment.

Assets by segment are as follows (in thousands):

	As of
	December 29, 2024	December 31, 2023
Residential Solar Installation	$66,145	$47,322
New Homes Business	78,321	—
Total assets	$144,466	$47,322

(23) Related Party Transactions

Refer to the following notes to the Company’s consolidated financial statements for details regarding the related party transactions entered into by the Company; Note 1(a) — Description of Business; Note 3 — Reverse Recapitalization, Note 6 — Forward Purchase Agreements, Note 12 — Other Income (Expense), Net; Note 15 — Borrowings and Derivative Liabilities and Note 16 — SAFE Agreements. All other related party transactions are described herein.

In December 2023, the Company entered into separate common stock purchase agreements with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust, each a related party affiliated with Thurman J. Rodgers, the Company’s Chief Executive Officer and a director, for an aggregate purchase price of $5.0 million.

The Company determined that SameDay Solar became a related party in fiscal 2024 with which the Company does business. Revenue, cost of revenue and commission expense with SameDay Solar were $1.6 million and $0.6 million and $1.2 million for the fiscal year ended December 29, 2024.

Independent Auditor’s Report

The Audit Committee of the Board of Directors

SunPower Inc.

45700 Northport Loop East

Freemont, California, 94538, USA

Opinion

We have audited the combined financial statements of the SunPower Businesses (the Company), which comprise the combined balance sheets as of September 29, 2024 and December 31, 2023, and the related combined statements of operations, net parent investment, and cash flows for the 39 weeks ended September 29, 2024 and the year ended December 31, 2023, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of September 29, 2024 and December 31, 2023, and the results of its operations and its cash flows for the 39 weeks ended September 29, 2024 and the year ended December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the combined financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Atlanta, GA

December 16, 2024

SUNPOWER BUSINESSES COMBINED BALANCE-SHEET

(In thousands)

	As of
	September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,863	$3,830
Accounts receivable, net of allowance for doubtful accounts of $4,203 and $4,346 as of September 29, 2024 and December 31, 2023	42,294	32,078
Contract assets	35,759	27,945
Inventories	11,432	7,623
Prepaid expenses and other current assets	59,244	76,906
Total current assets	150,592	148,382

Property and equipment, net	9,557	11,757
Operating lease right-of-use assets	2,507	3,055
Goodwill	22,070	125,998
Other intangible assets, net	—	8,687
Other noncurrent assets	640	530
Total asset	$185,366	$298,409

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$69,047	$64,492
Accrued liabilities	32,584	32,674
Operating lease liabilities, current portion	908	838
Contract liabilities	19,058	19,117
Total current liabilities	121,597	117,121

Operating lease liabilities, net of current portion	2,055	2,746
Other long-term liabilities	8,980	11,208
Total liabilities	132,632	131,075

Net parent investment	52,734	167,334
Total liabilities and net parent investment	$185,366	$298,409

SUNPOWER BUSINESSES COMBINED STATEMENT OF OPERATIONS

(In thousands)

	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Revenues	$273,118	$610,035
Cost of revenues	173,062	345,217
Gross margin	100,056	264,818
Operating expenses:
Sales, general, and administrative	219,932	290,693
Loss on goodwill impairment	103,926	—
Research and development expenses	3,961	8,830
Total operating expenses	327,819	299,523
Operating loss	(227,763)	(34,705)
Interest expense	(285)	(436)
Other expense, net	(12)	(28)
Loss before income taxes	(228,060)	(35,169)
Benefit from (provision for) income taxes	572	(267)
Net loss	$(227,488)	$(35,436)

SUNPOWER BUSINESSES COMBINED STATEMENT OF NET PARENT INVESTMENT

(In thousands)

Net Parent Investment
As of January 1, 2023	$135,360
Net loss	(35,436)
Stock-based compensation	7,093
Change in net parent investment	60,317
As of December 31, 2023	$167,334
Net loss	(227,488)
Stock-based compensation	2,777
Change in net parent investment	110,111
As of September 29, 2024	$52,734

SUNPOWER BUSINESSES COMBINED STATEMENT OF CASH FLOWS

(In thousands)

	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Cash flows from operating activities:
Net loss	$(227,488)	$(35,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,646	10,944
Deferred tax (benefit) expense	(572)	267
Gain on disposal of fixed assets	(44)	(777)
Loss on goodwill impairment	103,926	—
Loss on intangible asset impairment	3,950	—
Stock-based compensation	2,777	7,093
Changes in operating assets and liabilities:
Accounts receivable	(10,216)	(5,235)
Contract assets	(7,814)	14,416
Inventories	(3,809)	5,219
Prepaid expenses and other assets	17,662	(14,311)
Operating lease right-of-use assets	548	732
Accounts payable and other accrued liabilities	4,555	(23,138)
Contract liabilities	(59)	(12,247)
Operating lease liabilities	(621)	(622)
Other current liabilities	1,643	(6,538)
Other long-term assets	(108)	(191)
Other long-term liabilities	(1,386)	(1,482)
Net cash used by operating activities	(108,410)	(61,306)
Cash flows from investing activities:
Purchases of property and equipment	(1,935)	(2,787)
Net cash used in investing activities	(1,935)	(2,787)
Cash flows from financing activities:
Payments for financing leases	(1,733)	(2,311)
Investment from parent	110,111	60,317
Net cash provided by financing activities	108,378	58,006
Net decrease in cash, and cash equivalents	(1,967)	(6,087)
Cash, and cash equivalents, beginning of period	3,830	9,917
Cash, and cash equivalents, end of period	$1,863	$3,830

Reconciliation of cash, and cash equivalents, cash to the combined balance sheets:
Cash and cash equivalents, current portion	1,863	3,830
Cash and cash equivalents, net of current portion	—	—
Total cash, and cash equivalents	$1,863	$3,830
Supplemental cash flow information
Cash paid for interest expenses	$285	$436
Noncash financing activities
Acquisition of vehicle financing leases	$270	$3,859

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION

Description of Business and Organization

Corporation (“SunPower” or the “Parent”) sold its Blue Raven Solar business, certain assets from its New Homes business, and its Non-Installing Dealer network (“SunPower Business” or the “Company”, “we,” “us,” or “our”) on September 30, 2024 to SunPower Inc. (f/k/a Complete Solaria, Inc.) (the “Company”) for cash consideration of $52.7 million.

SunPower Businesses, a carve-out business of SunPower Corporation, was a solar technology and energy services provider that offers fully integrated solar, storage, and home energy solutions to customers in the United States through an array of hardware, software, and “Smart Energy” solutions.

Blue Raven Solar

Blue Raven Solar (“BRS”) was a wholly owned subsidiary of SunPower Corporation. It is a fully-integrated originator and installer of homeowner-owned residential solar systems in America. Blue Raven’s product strategy is to focus exclusively on homeowner owned solar instead of Power Purchase Agreements or leased products which avoids reliance on federal incentives such as incentive tax credits. Blue Raven relies on a network of third-party financiers that extend loans to homeowners who wish to finance their solar system.

New Home Business

SunPower’s New Homes (“NH”) business sales channel executes agreements between SunPower and new home construction companies whereby SunPower supplies solar solutions to the home construction company so that buyers of new homes built by the home construction company include solar panels, charging stations and other solar-related power generation solutions.

Non-Installing Dealer Network

The Non-Installing Dealer (“ND”) business sales channel involves the sale of SunPower’s Solar Solutions to third-party dealers and resellers that markets and sells the SunPower Solar Solutions to end customers, with SunPower undertaking the actual installation and maintenance of the installed Solar Solutions.

Basis of Presentation and Preparation of Combination

The Company historically operated as consolidated business of SunPower Corporation (together with its subsidiaries). As such, separate financial statements have not historically been prepared for the Company. The combined financial statements have been derived from the consolidated financial statements and accounting records of SunPower Corporation and include Blue Raven Solar, LLC and its subsidiaries. These combined financial statements as of the thirty-nine weeks ended September 29, 2024 and fiscal year December 31, 2023 and for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023 and the combined notes to the financial statements are presented as carve-out financial statements and reflect the combined historical results of operations, balance sheet and cash flows of the Company in conformity with U.S. generally accepted accounting principles in the United States (“United States” or “U.S.,” and such accounting principles, “U.S. GAAP”).

The combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect the results of operations, financial position and cash flow would have been had it operated as a separate, stand-alone SunPower businesses during the periods presented. Intercompany balances and transactions within the Company have been eliminated in these combined financial statements, refer to Note 4. Related Party Transactions for additional details. Certain transactions between the Company and SunPower Corporation have been included in these combined financial statements. These transactions do not traditionally settle on a regular basis and are reflected as net parent investment within the statement of net parent investment in the combined financial statements.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

The combined balance sheet reflects among other things, all of the assets and liabilities that are specifically identifiable as being directly attributable to the Company, including net parent investment. Net parent investment represents SunPower’s historical investment in the Company and includes the accumulated deficit and the net effect of transactions with SunPower.

Our combined statement of operations include revenues and cost of revenues directly attributable and allocated to the Company including shared overhead costs such as facilities, support functions and services used by the Company. The Company relied on SunPower’s corporate, shared services, financing and supply chain functions for its business. Therefore, certain corporate and shared costs have been allocated to the Company including: (i) certain costs related to support functions that are provided on a centralized basis within SunPower, including expenses for executive oversight, treasury, tax, finance, legal, human resources, compliance, information technology, selling, research and development and other corporate functions and (ii) certain supply chain costs incurred by SunPower, including operation & maintenance, quality, product sourcing, engineering, and other supply chain support functions. These expenses have been allocated to the Company based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method primarily based on revenue or other allocation methods depending on the nature of the services.

Where allocations of SunPower Corporate overhead amounts were necessary, management believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the Company and consistently applied in the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred had the Company operated as a separate stand-alone entity during the periods presented.

SunPower utilized a centralized approach to treasury, cash management, operation and maintenance of solar systems and financing its operations. The cash and cash equivalents held by SunPower at the corporate level are not specifically identifiable to the Company and therefore have not been reflected in the Company’s combined balance sheet. Cash in the combined balance sheet represents cash held by legal entities of the Company that are specifically attributable to the Company. SunPower’s external debt and related expense have not been attributed to the Company for the periods presented because SunPower’s borrowings are neither directly attributable to the Company nor is the Company the legal obligor of such borrowings. Customer warranty obligations arising from the New Homes and Non-Installing Dealer businesses are legally the responsibility of SunPower Corporation and deemed not enforceable to the Company and as such are not presented within the combined financial statements. Any warranty represented on the combined balance sheet represents warranty obligation held by Blue Raven Solar.

Fiscal Periods

We have a 52-to-53-week fiscal year that ends on the Sunday closest to December 31. Accordingly, every fifth or sixth year will be a 53-week fiscal year. The current fiscal period, September 29, 2024, is a 39-week reporting period. The prior fiscal year, fiscal 2023, is a 52-week fiscal year.

Summary of Significant Accounting Policies

Management Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities reported in these combined financial statements and accompanying notes. We base our estimates on historical experience and various other assumptions believed to be reasonable. Our actual financial results could materially differ from those estimates. Significant estimates in these combined financial statements include revenue recognition, specifically nature and timing of satisfaction of performance obligations, standalone selling price of performance obligations, and variable consideration; credit losses, including estimating macroeconomic factors affecting historical recovery rate of receivables; inventory and project asset write-downs, valuation of contingencies such as litigation; the incremental borrowing rate used in discounting of lease liabilities; the fair value of indemnities provided to customers and other parties; and income taxes and tax valuation allowances.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Going Concern

The Company’s combined financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business.  However, the Company has reoccurring losses and cash used in operations in the past two years.  This condition, among others, raises substantial doubt about the ability of the Company to continue as a going concern.

Cash Equivalents

Highly liquid investments with original or remaining maturities of ninety days or less at the date of purchase are considered cash equivalents. As of September 29, 2024 and December 31, 2023, the Company maintained cash balances of $3.6 million and $3.8 million, respectively, in excess of federally insured limits. There were no cash equivalents as of September 29, 2024 and December 31, 2023.

Concentration of Credit Risk

We are exposed to credit losses in the event of nonperformance by the counterparties to our financial. Financial and derivative instruments that potentially subject us to concentrations of credit risk are primarily cash and cash equivalents, accounts receivable, and advances to suppliers. We regularly evaluate the credit standing of our counterparty financial institutions.

In addition, we recognize an allowance for credit loss at the time a receivable is recorded based on our estimate of expected credit losses, historical write-off experience, and current account knowledge, and adjust this estimate over the life of the receivable as needed. We evaluate the aggregation and risk characteristics of a receivable pool and develop loss rates that reflect historical collections, current forecasts of future economic conditions over the time horizon we are exposed to credit risk, and payment terms or conditions that may materially affect future forecasts.

We perform ongoing credit evaluations of our customers’ financial condition whenever deemed necessary. We maintain an allowance for doubtful accounts based on the expected collectability of all accounts receivable, which takes into consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends. We believe that our concentration of credit risk is limited because of our large number of customers, credit quality of the customer base, small account balances for most of these customers, and customer geographic diversification.

As of and for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, we had no customers that accounted for at least 10% of our accounts receivable balance and revenue.

Advertising Costs

The advertising costs are expensed as incurred, included in the combined income statement within Sales, general, and administrative expenses. Advertising costs incurred total $0.2 million and $0.7 million for the thirty-nine week period ended September 29, 2024 and the fiscal year ended December 31, 2023, respectively.

Contract Assets and Liabilities

Contract assets represent accounts receivable unbilled for transactions where revenue has been recognized in advance of billing the customer. Revenue may be recognized in advance of billing the customer, resulting in an amount recorded to “contract assets” or “accounts receivable, net” depending on the expected timing of payment for such unbilled accounts receivable. Once we have an unconditional right to consideration, we typically bill our customer and reclassify the “contract assets” to “accounts receivable, net.” Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Inventories

Inventories are accounted for on a first-in-first-out basis and are valued at the lower of cost or net realizable value. We evaluate the realizability of our inventories, based on assumptions about expected demand and market conditions. Our assumption of expected demand is developed based on our analysis of bookings, sales backlog, sales pipeline, market forecast, and competitive intelligence. Our assumption of expected demand is compared to available inventory, production capacity, available third-party inventory, and growth plans. In addition, expected demand by geography has changed historically due to changes in the availability and size of government mandates and economic incentives.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of prepaid commissions by the Company to its sales representatives on solar panel system sales and installation for which cash has been paid, but the expenses has not yet been incurred. Deferred costs represent costs to fulfill a contract which are associated with the installation of solar panel systems that are not yet complete. These costs include the costs of acquiring needed system components and the cost of labor to install the related systems. These costs are recognized in cost of revenue when the related performance obligations are met.

Property and Equipment, net

Property and equipment, net are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as presented below. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the remaining term of the lease. Repairs and maintenance costs are expensed as incurred.

Useful Lives in Years
Leasehold improvements	1 to 20
Vehicles	5 to 7
Computer equipment and software	2 to 7
Furniture and fixtures	3 to 5

Lease Accounting

We determine if an arrangement is or contains a lease at inception. Our operating lease agreements are primarily for real estate and are included within operating lease right-of-use (“ROU”) assets and operating lease liabilities on the combined balance sheets. Our finance lease agreements are for vehicle finance leases and are included within property and equipment, net, accrued liabilities, and other long-term liabilities on the combined balance sheets. We elected the practical expedient to combine our lease and related non-lease components for all our leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Variable lease payments that do not depend on an index or rate are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. We use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. ROU assets also include any lease prepayments made and exclude lease incentives. Many of our lessee agreements include options to extend the lease, which we do not include in our minimum lease terms unless they are reasonably certain to be exercised. Rental expense for lease payments related to our operating and finance leases is recognized on a straight-line basis over the lease term. In addition, for our finance leases, we recognize the interest on the financing component related to the leases.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

When events or changes in circumstances indicate that the carrying value of the right-of-use assets may not be recoverable, we compare its future undiscounted cash flow to the carrying value. If the carrying value exceeds the future undiscounted cash flow, an impairment loss is recognized to record the assets at fair value. Right-of-use assets, along with any other related long-lived assets, are periodically evaluated for impairment whenever events or circumstances indicate that their carrying values may not be fully recoverable. No impairment loss was recognized for either of the thirty-nine weeks ended September 29, 2024, and fiscal year ended December 31, 2023.

Accounts Receivables, Net

Accounts receivable are carried at original invoice amount less an allowance for doubtful accounts. Receivables consist of amounts due from third-party financing companies or from homeowners for solar panel systems installed and for which the Company has fulfilled its performance obligations under its contract. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable and is determined based on our historical collection experience, age of the receivable, knowledge of the customer and the condition of the general industry and economy.

We record changes in our estimate in the allowance for doubtful accounts through bad debt expense and relieve the allowance when the accounts are ultimately determined to be uncollectible. Bad debt expense is included in Sales, general, and administrative expenses within the Combined Statement of Operations.

Recoveries of accounts receivable previously written off are recorded when cash is received.

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Balance at the beginning of period	$4,347	$3,328
Bad debt expense	4,653	1,828
Write-off	(4,797)	(810)
Balance at end of period	$4,203	$4,346

Income Taxes

Deferred tax assets and liabilities are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and are measured using the enacted tax rates expected to be in effect during the year in which the basis difference reverses. Valuation allowances are provided against deferred tax assets when management cannot conclude that it is more likely than not that some portion or all deferred tax assets will be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

As applicable, interest and penalties on tax contingencies are included in “Benefit from (provision for) income taxes” in the combined statements of operations and such amounts were not material for any periods presented.

Revenue Recognition

Our revenue recognition policy follows guidance from Accounting Standards Codification 606, Revenue from Contracts with Customers (Topic 606) through the following five-step framework:

•        Identification of the contract, or contracts, with a customer;

•        Identification of the performance obligations in the contract;

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s revenue is composed of solar power system and government or utility rebates and incentives. We recognize revenue from contracts with customers when we have completed our performance obligations under an identified contract. The revenue is recognized in an amount that reflects the consideration for the corresponding performance obligations for the goods and services transferred.

The revenue recognition standard requires the capitalization of certain incremental costs of obtaining a contract. These incremental costs are deferred until installation is completed.

Solar Power Systems Sales

A majority of our revenue is generated by sales of fully functioning solar power systems to our customers. We sell our products through a network of installing and non-installing dealers and resellers. Usually, our performance obligation is to design and install a fully functioning solar energy system. We recognize revenue when the solar power system is fully installed and the final permit is received from the authority having jurisdiction, as we deem our performance obligation under the contract to be complete at such time, and the customer retains all of the significant risks and rewards of ownership of the solar power system. Our costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales, general, and administrative expense and cost of revenue, respectively. In addition, incentives we provide to our customers, such as discounts and rebates, are recorded net to the revenue we have recognized on the solar power system.

Revenue is generally recognized at transaction price, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

Government or Utility Rebates and Incentives

The Company applies for and receives state, local, and utility rebates and solar renewable energy credits (SRECs) in certain jurisdictions for power generated by solar energy systems it has sold to customers. The Company retains control of the rights to future SRECs and sells the SRECs generated from qualifying solar energy systems to a public utility pursuant to a Renewable Energy Credit Agreement. The terms of the agreement allow for the Company to bill the public utility in advance for the total amount of SRECs anticipated to be generated from each qualifying solar energy system over a 15-year period, commencing from the date such solar energy systems have been interconnected to the local power grid and granted permission to operate. The total contract prices is based on an agreed upon price per credit. The Company is required to make a collateral deposit with the public utility equal to 5% of the total contract price. As part of the agreement, the Company guarantees that the total number of SRECs generated by all of the identified solar energy systems will equal or exceed a total estimated amount. A guarantee liability related to the minimum SREC guarantee is recognized as a reduction to the transaction price, with subsequent changes in the guarantee liability recognized as operating income or expense, rather than a change in the transaction price. The Company recognizes revenue related to the sale of SRECs upon delivery to the public utility. During the thirty-nine weeks ended September 29, 2024 and December 31, 2023, revenue recognized related to rebates and SRECs was $1.7 million and $2.6 million, respectively.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Cost of Revenues

We include the following in cost of revenues: product-related costs, warranty costs, installer and engineering personnel and logistics costs, solar energy system operations, monitoring, and maintenance costs, freight costs, inventory write-downs, lead acquisition costs, quality control, design and proposal services and customer support, and employee-related expenses associated with proposal and permitting services.

Stock-Based Compensation

We provide stock-based awards to our employees, executive officers, and directors through various equity compensation plans including our employee stock option and restricted stock plans. We measure and record compensation expense for all stock-based payment awards based on estimated fair values. The fair value of restricted stock awards and units is based on the market price of our common stock on the date of grant. The vesting period for the stock-based awards is typically five years. Under current accounting guidance, we have made a policy election to estimate forfeitures at the date of grant, and we update such estimate on an annual basis. Our estimate of forfeitures is based on our historical activity, which we believe is indicative of expected forfeitures. In subsequent periods if the actual rate of forfeitures differs from our estimate, the forfeiture rates are required to be revised, as necessary. Changes in the estimated forfeiture rates can have a significant effect on stock-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.

We also grant performance share units to executive officers and certain employees that require us to estimate expected achievement of performance targets over the performance period. This estimate involves judgment regarding future expectations of various financial performance measures. If there are changes in our estimate of the level of financial performance measures expected to be achieved, the related stock-based compensation expense may be significantly increased or reduced in the period that our estimate changes.

Research and Development (“R&D”) Expenses

R&D expense consists primarily of salaries and related personnel costs, depreciation, and the cost of solar cell and solar panel materials and services used for the development of products, including experiments and testing. R&D costs are expensed as incurred, except for software development costs which qualify for capitalization.

Goodwill Impairment

We test goodwill impairment at least annually during the last day of the third fiscal quarter, or when events or changes in circumstances indicate that goodwill might be impaired. The evaluation of impairment is performed at the reporting unit level. We have the option to perform a qualitative assessment of goodwill prior to completing a quantitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including existing goodwill.

If goodwill is determined more likely than not to be impaired upon an initial assessment of qualitative factors, the next step is to compare the fair value of each reporting unit to its carrying value, including existing goodwill. Goodwill is considered impaired if the carrying value of a reporting unit exceeds its fair value. The amount of impairment is limited to the amount of goodwill allocated to the reporting unit.

In measuring the fair value of the reporting units, we make estimates and judgments about our future cash flows using a discounted cash flow or a transaction approach defined as Level 3 input under fair value measurement standards. The income approach, specifically a discounted cash flow analysis, includes assumptions for, among others, forecasted revenue, gross margin, operating income, working capital cash flow, perpetual growth rates and long-term discount rates, all of which require significant judgment by management. These assumptions also consider the current industry

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION (cont.)

environment and the resulting impact on our expectations for the performance of our business. The transaction approach, utilizes consummated transactions from a market participant to support the fair value of the net assets of the reporting unit. In the event that management determines that the value of goodwill has become impaired, we will incur an accounting charge for the amount of the impairment during the fiscal year in which the determination is made. Refer to Note 7. Goodwill and Other Intangible Assets for additional details on our goodwill impairment test performed during thirty-nine weeks ended September 29, 2024.

Accounting Pronouncements Not Yet Adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The Company is currently evaluating ASU 2023-09 to assess the impact to the Company’s income tax disclosures within the Company’s combined financial statements.

Note 2. REVENUE FROM CONTRACTS WITH CUSTOMERS

Our revenue for the thirty-nine weeks and the year ended September 29, 2024 and December 31, 2023 were $273.1 million and $610.0 million, respectively and consists mainly of solar power systems sales.

We recognize revenue from contracts with customers when we have completed our performance obligations under an identified contract. The revenue is recognized in an amount that reflects the consideration for the corresponding performance obligations for the goods and services transferred.

Revenue Disaggregation

(In Thousands)	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Revenue recognized at a point in time	$266,305	$602,199
Revenue recognized over time	6,813	7,836
	$273,118	$610,035

Contract Assets and Liabilities

Contract assets consist of unbilled receivables which represent revenue that has been recognized in advance of billing the customer, which is common for our residential cash and loan customers. Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract. Total contract assets and contract liabilities balances as of the respective dates are as follows:

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Contract assets	$35,759	$27,945
Contract liabilities	$19,058	$19,117

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 2. REVENUE FROM CONTRACTS WITH CUSTOMERS (cont.)

During the thirty-nine weeks ended September 29, 2024, we recognized revenue of $14.1 million that was included in contract liabilities as of December 31, 2023. During the year ended December 31, 2023, we recognized revenue of $27.6 million that was included in contract liabilities as of January 1, 2023.

Note 3. BALANCE SHEET COMPONENTS

Accounts Receivable, Net

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Accounts receivable, gross	$46,497	$36,424
Less: allowance for allowance for doubtful accounts	(4,203)	(4,346)
Accounts receivable, net	$42,294	$32,078

Inventories

The following table summarizes the components of inventories. The Company identifies inventory which is considered obsolete or in excess of anticipated demand based on a consideration of marketability and product life cycle stage, component cost trends, demand forecasts, historical revenues, and assumptions about future demand and market conditions to state inventory at the lower of cost or net realizable value.

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Finished goods	$8,142	$4,689
Raw materials	3,290	2,934
	$11,432	$7,623

The reserve for excess and obsolete inventory for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, was approximately $3.8 million and $0.01 million, respectively.

Prepaid Expenses and Other Current Assets

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Deferred costs	$56,345	$75,145
Prepaid insurance	1,094	73
Other prepaid expenses	1,805	1,688
	$59,244	$76,906

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 3. BALANCE SHEET COMPONENTS (cont.)

Property and Equipment, Net

Property and equipment as of thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, consisted of the following:

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Computer equipment	$2,048	$2,048
Software	6,597	4,669
Furniture and fixtures	1,563	1,563
Vehicles(1)	11,833	12,057
Leasehold improvement	69	69
Property and equipment, gross	22,110	20,406
Less: accumulated depreciation and impairment	(12,553)	(8,649)
Property and equipment, net	$9,557	$11,757

____________

(1).    Includes $8.7 million and $9.0 million of vehicles acquired via a financing lease as of September 29, 2024 and December 31, 2023, respectively.

Depreciation expense for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, was approximately $3.9 million and $4.6 million, respectively.

Other Noncurrent Assets

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Security deposits	$134	$140
Other non-current assets	506	390
	$640	$530

Accrued Liabilities

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Payroll and employee benefits	$7,369	$7,241
Legal fees	3,900	1,518
Finance lease liability – current	2,047	2,066
Customer rebates	5,715	7,362
Other accrued liabilities	13,553	14,487
	$32,584	$32,674

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 3. BALANCE SHEET COMPONENTS (cont.)

Other Long-term Liabilities

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Finance lease liability – noncurrent	$2,459	$4,200
Asset retirement obligation liability	74	70
Other noncurrent liabilities	6,447	6,366
Deferred tax liabilities	—	572
	$8,980	$11,208

Note 4. RELATED PARTY TRANSACTIONS

The accompanying Combined Financial Statements are prepared on a stand-alone basis and are derived from SunPower Corporation’s consolidated financial statements and accounting records.

Transactions between the Company and the Parent have been classified as related-party transactions. All related party transactions between the Company and Parent have been included in these combined financial statements. On the combined balance sheet, all related party balances are presented in net parent investment in the combined balance sheet as there is not a history of settling these transactions using cash.

Corporate Overhead Allocations

SunPower performed certain corporate functions, including executive oversight, treasury, tax, finance, legal, human resources, compliance, information technology, selling, research and development and other corporate functions on behalf of the Company. The expenses associated with these functions have been allocated based on direct usage or benefit where specifically identifiable, with the remainder allocated on a proportional cost allocation method based primarily on revenue, as applicable. The Company considers the expense methodology and resulting allocation to be reasonable for the period presented; however, the allocations may not be indicative of actual expenses that would have been incurred had the Company operated as an independent company for the period presented. Actual costs incurred had the Company been a stand-alone company would depend on several factors, including the chosen organizational structure and functions outsourced or performed by employees.

Cash Management

The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet as net parent investment. The Company historically has not regularly settled balances with SunPower Corporation and the Company has not funded its own operating and investing activities as this was done at the Parent.

Related Party Sales

There were no operational sales to or from SunPower for any of the periods presented.

Net Parent Investment

The Net Parent Investment for the thirty-nine weeks ended September 29, 2024 was $52,734.

The accompanying combined statement of net parent investment and combined statement of cash flows are prepared in accordance with U.S. GAAP. As a result of carveout methodology as described in the Basis of Presentation, differences exist related to noncash items between the combined statements of net parent investment and the combined statements of cash flows with regard to transfers to and from Parent.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 4. RELATED PARTY TRANSACTIONS (cont.)

The components of the net transfers to and from Parent as of thirty-nine weeks ended September 29, 2024 and twelve months ended December 31, 2023 are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Corporate allocations	$332,084	$228,140
Transfers from subsidiary to parent	(221,973)	(167,823)
Total net transfers from Parent per Statement of Changes in Net Parent Investment	$110,111	$60,317

Note 5. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. In accordance with ASC 450, Contingencies, the Company accrues reserves for outstanding lawsuits, claims and proceedings when a loss contingency is probable and can be reasonably estimated. There are no losses that are probable, estimable or reasonably possible as of September 29, 2024 and December 31, 2023.

Note 6. LEASES

We lease certain facilities under non-cancellable operating leases from third parties. Our operating leases are subject to renewal options for periods ranging from one year to ten years. We also lease certain vehicle finance leases which are cancellable with a fee and subject to renewal options of month-to-month after the initial term, and recorded and presented within “property and equipment, net” on our combined balance sheets refer to Note 3. Balance Sheet Components for additional details.

We have disclosed quantitative information related to the lease contracts we have entered into as a lessee by aggregating the information based on the nature of asset such that the assets of similar characteristics and lease terms are shown within one single financial statement line item.

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Operating lease cost	$795	$835
Finance lease cost:
Amortization of leased assets in property and equipment	$1,487	$2,371
Interest on lease obligation	285	436
Total finance lease cost	$1,772	$2,807

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 6. LEASES (cont.)

The tables below present the summarized quantitative information with regard to facility and equipment lease contracts we have entered into:

The future minimum lease payments to be paid under non-cancellable leases in effect as of September 29, 2024, are as follows:

As of September 29, 2024	Operating Lease	Financing Lease
October – December 2024	$267	$577
2025	1,095	2,285
2026	1,128	1,749
2027	802	247
Total lease payments	3,292	4,858
Less: imputed interest	(329)	(352)
Total	$2,963	$4,506

Other information related to leases (Supplemental Cash Flows Information) as of thirty-nine weeks ended September 29, 2024, and Fiscal year ended December 31, 2023, are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities – cash flows from operating leases	$5,517	$7,356
Right-of-use assets obtained in exchange for new operating lease obligations	—	—
Weighted-average remaining lease term – operating leases	2.98	3.72
Weighted-average discount rate – operating leases	7%	7%
Cash paid for amounts included in the measurement of lease liabilities finance leases	1,733	2,311
Right-of-use assets obtained in exchange for new finance lease obligations	—	2,531
Weighted-average remaining lease term – finance leases	2.01	2.73
Weighted-average discount rate – finance leases	7%	7%

Note 7. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

On October 4, 2021, we entered into a Securities Purchase Agreement to acquire all of the issued and outstanding membership interests of Blue Raven Solar Holdings, LLC (“Blue Raven”) and 35% of the issued and outstanding membership interests in Albatross Software, LLC, an affiliate of Blue Raven. Goodwill presented on our combined financial statements of $126.0 million as of December 31, 2023 represents Goodwill resulting from the acquisition of Blue Raven.

We test goodwill impairment at least annually during the last day of the third fiscal quarter, or when events or changes in circumstances indicate that goodwill might be impaired. The evaluation of impairment involves comparing the current fair value of our reporting unit to the book value (including goodwill). We have performed a quantitative assessment of goodwill to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. After assessing the totality of events and circumstances, specifically, the distressed sale of SunPower Businesses as further discussed in Note 10. Subsequent Events, we concluded that as of September 29, 2024, it is more likely than the fair value of our single reporting unit with goodwill is less than the book value. As such, we performed a quantitative assessment utilizing the transaction method and recognized a $103.9 million goodwill impairment for the thirty-nine weeks ended September 29, 2024. The impairment is recognized in loss on goodwill impairment.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 7. GOODWILL AND OTHER INTANGIBLE ASSETS (cont.)

Other Intangible Assets

The following table represents our other intangible assets with finite useful lives as of December 31, 2023. The intangible assets were written off during the thirty-nine weeks ended September 29, 2024 and we recognized a $3.9 million impairment loss. The impairment is recognized in sales, general, and administrative expenses. Amortization expense was $4.7 million for the thirty-nine weeks ended September 29, 2024, prior to the recognition of the impairment charge, and $6.3 million for the twelve months ended December 31, 2023.

	As of December 31, 2023
(In Thousands)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Developed technology	$3,700	$(2,775)	$925
Brand	15,800	(8,888)	6,912
Non-compete agreement	3,400	(2,550)	850
	$22,900	$(14,213)	$8,687

Note 8. INCOME TAXES

The income tax (benefit) expense has been calculated using the separate return method, which is meant to reflect how taxes would have been recorded had the Company filed its own return. The Company is not subject to examination by the U.S. federal and local income tax authorities due to the legal form of the sale of SunPower Businesses as described in Note 10. Subsequent Events.

As of the thirty-nine weeks ended September 29, 2024, and the fiscal year ended December 31, 2023, we recorded a net income tax (benefit) of $(572) thousand and expense of $267 thousand, respectively.

The components of the (benefit) expense for income taxes, net are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Current:
Federal:	$—	$—
State:	—	—
Total current	$—	$—
Deferred:
Federal:	$(554)	$262
State:	(18)	5
Total deferred	(572)	267
Income tax (benefit) expense	$(572)	$267

Income tax (benefit) expense differed from the amount computed by applying the federal statutory income tax rate of 21% to pretax income for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023 as a result of the impact of state income taxes, add backs for allocated stock based compensation, and the related valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and the amounts used for income tax purposes.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 8. INCOME TAXES (cont.)

Significant components of our deferred tax assets and liabilities are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Deferred tax assets:
Net operating loss	$41,822	$13,448
Intangibles assets	29,943	2,880
Capitalized research costs	1,003	835
Stock based compensation	269	140
Deferred lease liability	769	917
Accruals and reserves	4,684	2,763
Property and equipment	489	—
Other	493	147
Gross deferred tax assets	79,472	21,130
Valuation allowance	(77,964)	(20,185)
Total deferred tax assets	1,508	945

Deferred tax liabilities:
Right of use asset	(651)	(781)
Property and equipment	—	(180)
Prepaid expenses	(857)	(556)
Total deferred tax liabilities	(1,508)	(1,517)
Net deferred tax assets (liabilities):	$—	$(572)

We have assessed our ability to realize its deferred tax assets and has recorded a valuation allowance against such assets to the extent that, based on the weight of all available evidence, it is more likely than not that all or a portion of the deferred tax assets will not be realized. In assessing the likelihood of future realization of its deferred tax assets, we placed a significant amount of weight on the Company’s history of generating U.S. tax losses, including in the current year. The net change in the valuation allowance for the thirty-nine weeks ended September 29, 2024, was an increase of $57.8 million.

The net operating losses disclosed above were allocated within the carve-out financial statements based on historical losses and business operations of the SunPower Businesses, and are not available to the Company following the sale of SunPower Businesses to the Company further described in Note 10. Subsequent Events.

The Company recognizes interest and penalties related to unrecognized tax benefits in the income tax (benefit) expense provision. We account for income tax uncertainties using a threshold of more-likely than-not. There were no unrecognized tax benefits as of September 29, 2024 and December 31, 2023 that if recognized, would effect the effective tax rate.

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 9. STOCK-BASED COMPENSATION

The following table summarizes the stock-based compensation expense by line item in our combined statements of operations:

(In Thousands)	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Cost of revenues	$501	$1,279
Sales, general, and administrative	2,276	5,814
	$2,777	$7,093

Note 10. SUBSEQUENT EVENTS

In preparing these combined financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 16, 2024, the date the combined financial statements were available to be issued.

On August 5, 2024, SunPower Corporation entered into an Asset Purchase Agreement (the “APA”) with SunPower Inc. (f/k/a Complete Solaria, Inc. (the “Company”) providing for the sale and purchase of certain assets relating to SunPower Corporation’s Blue Raven Solar business and certain assets relating to the new homes and non-installing dealer network activities previously operated by SunPower (the “Acquired Assets”). The APA was entered into in connection with a voluntary petition filed by SunPower Corporation under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532 (“Bankruptcy Code”). The sale by SunPower Corporation was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets effective September 30, 2024, in consideration for a cash purchase price of $52.7 million.

SUNDER ENERGY LLC

BALANCE SHEETS

(Dollars in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$762	$1,524
Restricted cash	2,016	2,018
Accounts receivable, net	5,315	2,991
Due from related party	—	559
Prepaid expenses and other current assets	9,830	13,508
Total current assets	17,923	20,600
Property and equipment, net	260	298
Operating lease right-of-use assets	340	397
Other noncurrent assets	227	233
Total assets	$18,750	$21,528

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accounts payable	$810	$1,402
Accrued expenses and other current liabilities	11,881	6,511
Line of credit	2,250	2,250
Contract liabilities	14,431	17,231
Operating lease liability, current portion	125	119
Total current liabilities	29,497	27,513
Operating lease liability, net of current portion	237	302
Total liabilities	29,734	27,815

Commitments and contingencies (Note 12)

Member’s deficit	(10,984)	(6,287)
Total liabilities and member’s deficit	$18,750	$21,528

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

UNAUDITED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Six months ended June 30,
	2025	2024
Revenues	$40,012	$11,930
Operating expenses:
Sales commissions	33,339	10,765
Sales and marketing	771	628
General and administrative	11,458	5,886
Total operating expenses	45,568	17,279
Loss from operations	(5,556)	(5,349)
Interest expense	(168)	(86)
Interest income	33	—
Other income, net	10	815
Total other income (expense), net	(125)	729
Net loss	$(5,681)	$(4,620)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

UNAUDITED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

(Dollars in thousands)

Member’s deficit as of January 1, 2025	$(6,287)
Net loss	(5,681)
Capital contribution	1,000
Distributions	(16)
Member’s deficit as of June 30, 2025	$(10,984)
Member’s deficit as of January 1, 2024	$(3,675)
Net loss	(4,620)
Capital contribution	1,800
Distributions	(181)
Member’s deficit as of June 30, 2024	$(6,676)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(5,681)	$(4,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40	39
Non-cash lease expense	57	53
Provision for credit losses	433	251
Changes in operating assets and liabilities
Accounts receivable, net	(2,757)	(1,501)
Due from related entity	559	(519)
Prepaid expenses and other current assets	3,678	(8,214)
Other noncurrent assets	6	(34)
Accounts payable	(592)	29
Accrued expenses and other current liabilities	5,370	1,796
Contract liabilities	(2,800)	10,957
Operating lease liabilities	(59)	(53)
Net cash used in operating activities	(1,746)	(1,816)
Cash flows from investing activities
Purchases of property and equipment	(2)	(19)
Net cash used in investing activities	(2)	(19)
Cash flows from financing activities
Borrowing on line of credit	—	500
Capital contributions	1,000	1,800
Distributions	(16)	(181)
Net cash provided by financing activities	984	2,119
Net (decrease) increase in cash and cash equivalents	(764)	284
Cash and restricted cash at beginning of period	3,542	1,710
Cash and restricted cash at end of period	$2,778	$1,994

Cash	$762	$1,524
Restricted cash	2,016	2,018
Cash and restricted cash	$2,778	$3,542

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$130	$58

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION

Description of Business and Organization

Sunder Energy LLC (“the Company”) was established as a limited liability company in 2019 under the laws of the State of Delaware. The Company provides a third-party solar energy sales force to initiate and execute contracts with customers throughout the United States. The Company’s sales force works with solar installation companies in which the Company acts as the agent for each transaction entered.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”).

Summary of Significant Accounting Policies

Management Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities reported in these financial statements and accompanying notes. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable. Actual financial results could materially differ from those estimates. Significant estimates include financial credit losses, valuation of contingencies such as litigation and the incremental borrowing rate used in discounting of lease liabilities.

Concentration of Credit Risk

The Company’s financial instruments that may be exposed to concentrations of credit risk consist primarily of temporary cash investments and accounts receivable. The Company maintains its cash balances at financial institutions. At times, such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Customers, A, B and C accounted for 20%, 15% and 11%, of the Company’s revenue, respectively, for the six months ended June 30, 2025. Customers A, B and D accounted for 27%, 12% and 10% of the Company’s revenue, respectively, for the six months ended June 30, 2024.

As of June 30, 2025, Customers E and F accounted for 27% and 12%, respectively, of the Company’s trade accounts receivable balance. As of December 31, 2024, Customers E and G accounted for 50% and 12%, respectively, of the Company’s trade accounts receivable. As of December 31, 2023, there were no trade accounts receivable concentrations.

Restricted Cash

Restricted cash represents cash balances that are subject to contractual restrictions related to the Company’s litigation financing agreement. Restricted cash is included with cash and cash equivalents when reconciling beginning and ending balances on the Company’s statements of cash flows and is classified as current on the Company’s balance sheet based on the expected timing of its accessibility.

Accounts Receivable, Net

Trade accounts receivable represent amounts reported by the installation companies where revenue has been recognized but that have not been paid. The Company has amounts due from sales representatives related to transaction fees on advances to the sales representatives, commission and bonus overpayments, and contractor advances. Contractor advances have no set repayment terms and have been included as a current asset based on when repayment is expected.

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION (cont.)

The Company maintains an allowance for credit losses attributable to customers. These allowances are based upon current market conditions such as how installation partners are performing, if the installation partner is known to have financial or other performance issues, and historical losses incurred by the Company related to installation partners. The Company also maintains an allowance for credit losses attributable to amounts due from its sales representatives. The allowance for credit losses due from its sales representatives is estimated based upon an understanding of sales representatives’ selling activity, whether the sales representative is currently active, or if departed from the Company, the length of time that such sales representative was last active. Actual credit losses could differ from those estimates.

Prepaid expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid in advance for services to be received within one year, such as prepaid commissions, bonuses paid to sales representatives, and other customary prepaid expenses arising in the ordinary course of business. These amounts are recognized as expense when the associated services are utilized. Commissions are paid to sales representatives and recorded as prepaid commissions prior to the respective sale’s recognition as revenue by the Company. If the sale is cancelled, these commissions must be refunded to the Company. Commissions are recognized as Sales commissions within the Company’s statement of operations when the related revenue is recognized.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and are composed of personal property used in the business. Depreciation is computed using the straight-line method over the assets’ estimated useful lives that are estimated at 5 years or the remaining term of the lease for leasehold improvements, 5 years for computer equipment, and 7 years for furniture and fixtures. Expenditures for repairs and maintenance are charged to expense when incurred. Expenses for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. The lease classification is determined at the commencement date. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease during the lease term. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments during the lease term. Lease commencement is the date the Company has the right to control the property. The Company utilizes its incremental borrowing rate to discount the lease payments. Operating leases are expensed on a straight-line basis over the lease term. The Company recognizes an expense for these leases on a straight-line basis over the lease term. Short-term leases are those leases with an initial term of 12 months or less and are not recorded on the Company’s balance sheet. The Company did not have any short-term leases as of and for the periods ended June 30, 2025 and 2024.

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer for revenue not yet recognized. Such consideration is accounted for as contract liabilities prior to achieving permission to operate (“PTO”).

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers and related amendments, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services.

The Company earns sales revenue based on residential solar installation contracts for residential homeowners that are sold to installation companies in accordance with the Company’s contracts with those installation companies (the “Customer”). Upon entering into a sales contract, the requisite performance obligation of the Company is to assist the customer in the progress of the installation and obtain PTO. PTO typically occurs within 3 to 6 months after the initial sale, but can happen as early as two months or as late as twelve months after the sale.

When contracts are signed by customers, initial payments are received from the installation companies and are subsequently passed down directly to the sales representative who made the sale. If the homeowner in the end decides not to go through with the installation, this amount will be returned to the installation companies. Sales representatives are not entitled to receive commissions on a sale unless funds are received from the installation company for that sale. Total sales revenue for each contract is based on the size of the system, baseline rate, and funding method used. The Company records sales revenue at a point in time when the homeowner has received permission to turn the system on. The Company records revenue as the total amount to be paid out by the installation company to the Company. As the Company is only acting as the agent in the situation, it records revenue on a net basis.

The Company does not have any significant financing components. Due to being a service provider, the Company is not obligated to warranty installed systems, and therefore the Company has not recorded a reserve for warranty work.

Contract liabilities as of June 30, 2025 and December 31,2024 consist of deferred revenue of $14,431 and $17,231, respectively. Revenue for the six months ended June 30, 2025 that was included in the contract liabilities balance at the beginning of the period was $14,644.

Income Taxes

The Company’s income is passed through to the members for income tax purposes and therefore, no provision for federal and state income taxes has been provided for in these statements.

Tax penalties and interest, if any, would be classified with income tax expenses in the financial statements. No tax penalties or interest have been incurred or are recognized in the financial statements. Generally, three tax years remain subject to examination by tax jurisdictions.

Advertising and Promotions

All costs associated with advertising and promoting the Company’s goods and services are expensed in the years incurred. Advertising expense totaled $766 and $806 for the six months ended June 30, 2025 and 2024, respectively

Limited Liability of Member

Chicken Parm Pizza, LLC is the sole member (“Parent”, “Sole Member” or “Member”) of the Company. The rights and obligations as the Sole Member of the Company are governed by the Second Amended and Restated Limited Liability Company Agreement of Sunder Energy LLC dated as of October 30, 2023 (the “Operating Agreement”). The Operating Agreement provides that the liabilities of the Company shall be solely the liabilities of the Company, and the member shall not be obligated for any such liability solely by reason of being a member of the Company.

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Stock-Based Compensation

The Company entered into a Compensation Award plan and a liquidity-based bonus plan award with a cash settlement feature conditioned upon the closing of a liquidity event. These awards are classified as liability awards. Liability classified stock awards are remeasured at fair value each reporting period until settlement, with changes in fair value recognized in compensation expense.

The Company also entered incentive award agreements with certain employees under which the Parent company’s incentive units may be issued upon satisfaction of specified service and/or performance conditions. The awards are classified as equity awards in accordance with ASC 718, Compensation — Stock Compensation.

Note 2. GOING CONCERN AND SALE OF COMPANY

Management of the Company has assessed the Company’s liquidity position. As of June 30, 2025, the Company has incurred net losses for the past two years and the six months ended June 30, 2025, and is experiencing liquidity constraints. The members intend to provide additional capital contributions, as necessary, to fund operations and meet the Company’s financial obligations, however, there can be no assurance that such contributions will be made or if made, sufficient to fund the Company’s operations.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited financial statements are issued. The accompanying unaudited financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) between the Company, the Sole Member and Complete Solaria, Inc., and Complete Solar, Inc., a subsidiary of Complete Solaria (collectively “Complete Solaria”) to sell all of the member’s interest in Sunder. The sale of Sunder was completed on September 24, 2025. Refer to Note 14 — Subsequent Events, for a further discussion of the sale of the Company.

Note 3. ACCOUNTS RECEIVABLE, NET

Amounts comprising accounts receivable are as follows:

	As of
	June 30, 2025	December 31, 2024
Trade accounts receivable	$2,640	$1,199
Allowance for credit losses	(548)	(286)
Trade accounts receivable, net	2,092	913

Contractor advances receivable	$759	$786
Transaction fee receivable	9	20
Commissions overpayment receivable	2,942	1,574
Allowance for credit losses	(487)	(302)
Total due from sales representatives	3,223	2,078
Total accounts receivable, net	$5,315	$2,991

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 4. ALLOWANCE FOR CREDIT LOSSES

The allowances for credit losses for receivables by portfolio segment and the related activity for the six months ended June 30, 2025 and 2024, are as follows:

	As of and for the six months ended June 30, 2025
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$286	$1	$131	$170	$588
Provision for credit losses	248	(1)	(5)	191	433
Write-offs	—	—	—	—	—
Recoveries	14	—	—	—	14
Total	$548	$—	$126	$361	$1,035
	As of and for the six months ended June 30, 2024
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$—	$5	$46	$3	$54
Provision for credit losses	137	(1)	92	23	251
Write-offs	—	—	—	—	—
Recoveries	—	—	—	—	—
Total	$137	$4	$138	$26	$305

Note 5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Amounts comprising prepaid expenses and other current assets are as follows:

	As of
	June 30, 2025	December 31, 2024
Deferred commissions	$9,609	$12,840
Bonus install commitment	208	435
Other	13	233
Prepaid expenses and other current assets	$9,830	$13,508

The Company recognized $10,527 of commission expense in the six months ended June 30, 2025, that was included in the deferred commission balance at the beginning of the period.

Note 6. PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	As of
	June 30, 2025	December 31, 2024
Leasehold improvements	$202	$202
Furniture and fixtures	188	188
Computer equipment	75	73
Total cost	465	463
Less: accumulated depreciation and amortization	(205)	(165)
Property and equipment, net	$260	$298

Depreciation expense for the six months ended June 30, 2025 and 2024 was $40 and $39, respectively.

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses are as follows:

	As of
	June 30, 2025	December 31, 2024
Accrued salaries, wages and related expenses	$86	$120
Commissions payable	3,177	1,814
Legal fees payable	8,195	4,136
Accrued interest payable	84	47
Credit card obligation	22	101
Other	317	293
Total accrued expenses and other current liabilities	$11,881	$6,511

Note 8. LINE OF CREDIT

During the year ended December 31, 2023, the Company entered into an unsecured line of credit (“LOC”) agreement with a borrowing limit of $3,000. The LOC had a fixed interest rate of 7.5% and was scheduled to mature on June 30, 2025. The outstanding balance on the line was $2,250 as of June 30, 2025 and December 31, 2024. The LOC was repaid in September 2025 in connection with the sale of the membership interest in the Company. Refer to Note 2 — Liquidity Considerations and Sale of Company for discussion of the sale of the Company.

Note 9. LITIGATION FINANCING AND SETTLEMENT

As of December 31, 2023, the Company filed suit against the former exclusive installation company, Freedom Forever, LLC (“Freedom Forever”) for breach of contract. Freedom Forever filed a counter suit based on a similar claim. The parties completed discovery, and a hearing commenced on May 5, 2025.

During the six months ended June 30, 2024, the Company filed a claim for, and received, $800 in insurance proceeds for loss of key employees and for business litigation in connection with the dispute with Freedom Forever. Of this amount $500 was received from the Company’s insurance captive, a related party. Refer to Note 11 — Related Party Transactions for detail. These proceeds are presented within Other income, net on the statement of operations and member’s deficit.

In October 2024, the Company obtained litigation funding of $3,400 via a funding and investment agreement from a third party. The investment will be repaid upon settlement of the associated Freedom Forever lawsuit. If the outcome is in favor of the Company, then the investor will be repaid the full investment amount plus a multiple of the investment, dependent on timing between the closing date and the date of repayment. If the lawsuit is mutually settled or is in favor of the defendant, the Company may be liable to pay up to $2,000 to the investor and a portion of proceeds up to the original investment amount. The investor has a security interest in the proceeds of the lawsuit, and the Company may not encumber or pledge the proceeds to any other party. The repayment of the funding received is contingent upon future events which does not meet the criteria under ASC 470 — Debt (“ASC 470”), to be accounted for as debt. Accordingly, the Company concluded that while the litigation funding did not meet the criteria to be accounted for as debt under ASC 470, it may be accounted for as a contingent obligation under ASC 450 — Contingencies, with no balance sheet recognition as of the reporting date. The cash received via the funding and investment agreement has been recorded as other income on the Statement of Operations for the fiscal year December 31, 2024.

On July 15, 2025, the arbitrator issued a final and binding award in the Company’s arbitration proceeding against Freedom Forever. The Company was awarded $6,772 in net damages inclusive of interest of 10%. The decision fully resolves all claims between the parties as it relates to this matter and provides a clear and enforceable outcome in

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 9. LITIGATION FINANCING AND SETTLEMENT (cont.)

the Company’s favor. The Company is required to pay these proceeds to the investor that provided litigation funding. On September 22, 2025, the Company entered into a settlement agreement (“Settlement Agreement”) with Freedom Forever with respect to the Company’s outstanding litigation matters with Freedom Forever. The Settlement Agreement became a global settlement to include further resolution on the amount owed by Freedom Forever as a result of the arbitration decision. In full settlement of all pending matters, the Company subsequently agreed to a modification of the damage award from $6,772 to a $4,000 settlement with Freedom Forever. Freedom Forever agreed to pay the Company in four installments of $1,000 on or about October 6, 2025, November 5, 2025, December 5, 2025 and January 4, 2026. Management worked with the litigation finance investor and agreed that the Company would pay any of the $4,000 received from Freedom Forever to the litigation finance investor, plus an additional $250. The Company remitted the $250 on September 24, 2025. To date, none of the installment payments has been received from Freedom Forever and no amounts have been recognized in the financial statements related to the Settlement Agreement or payment of the litigation funding investment. The Company’s obligation to pay the litigation finance investor is only required when Freedom Forever makes a payment to the Company.

Note 10. LEASES

The Company leases certain office space through a non-cancelable operating lease. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. Leases may include one or more options to renew. The exercise of any lease renewal option is at the Company’s sole discretion.

The following presents the operating lease components recorded in the Company’s balance sheets as of June 30, 2025 and December 31, 2024:

	As of
	June 30, 2025	December 31, 2024
Operating lease right-of-use asset, net	$340	$397

Current portion of operating lease liability	$125	$119
Noncurrent portion of operating lease liability	237	302
Total operating lease liability	$362	$421

Cash paid for amounts included in the measurement of operating lease liabilities totaled $58 and $53 for the six months ended June 30, 2025 and 2024, respectively.

Because the Company generally does not have access to the rate implicit in a lease, the Company uses its incremental borrowing rate to determine the present value of its leases.

The following summarizes the weighted average remaining lease term and discount rates for the Company’s operating leases:

	As of
	June 30, 2025	December 31, 2024
Weighted average remaining lease term	2.67 years	3.17 years
Weighted average discount rate	6.5%	6.5%

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 10. LEASES (cont.)

The future maturities of the operating lease liabilities as of June 30, 2025, were as follows:

Years ending:
Remainder of 2025	$71
2026	147
2027	151
2028	25
Total lease payments	394
Less: imputed interest	(32)
Total	362

Lease expense is presented as rent under operating expenses on the statements of operations and member’s deficit.

Note 11. RELATED PARTY TRANSACTIONS

Enzy Technologies LLC (Enzy) is an entity related to the Company by common ownership. On April 1, 2024, the Company entered into a 41-month subscription agreement with Enzy for use of Enzy’s proprietary SaaS platform, for which monthly subscription fees were incurred. Furthermore, as Enzy was formerly part of the Company, the two entities continue to work closely together. The Company collected revenues for Enzy and paid certain shared expenses for Enzy’s benefit. Collections for Enzy and services received from Enzy totaled $50 and $536 for the six months ended June 30, 2025 and 2024, respectively. Expenses incurred for Enzy and fees charged to Enzy totaled $Nil and $924 for the six months ended June 30, 2025 and 2024, respectively. The Company has balances due from Enzy of $Nil and $559 as of June 30, 2025 and December 31, 2024, respectively. This balance is presented as due from related party on the Company’s balance sheets.

The Company had obtained a number of insurance policies to help protect the Company from potential losses through a captive insurance company related by common ownership. As discussed in Note 9 — Litigation Financing and Settlement, the Company received $500 in the year ended December 31, 2024, from this insurance captive in connection with a claim related to loss of key employees and business litigation related to its dispute with Freedom Forever.

The Company paid certain beneficial owners of the Company $17 per week, plus bonus compensation, in exchange for services provided as independent contractors. These payments are recorded within general and administrative expenses in the accompanying statements of operations and member’s equity deficit. The Company recognized expenses of $486 and $442 for the six months ended June 30, 2025 and 2024, respectively, related to these arrangements.

In 2025, the Company’s CEO directly paid $1,000 to certain legal firms for services provided to the Company. The Company’s CEO and the Sole Member entered into an arrangement on or around March 19, 2025 that resulted in the Sole Member and the Company recognizing this payment on behalf of the Company as a capital contribution to the Company.

Note 12. COMMITMENTS AND CONTINGENCIES

The Company may be involved in legal proceedings arising in the normal course of business. Management has concluded that no material legal reserves are required to be recorded as of June 30, 2025 and December 31, 2024.

During 2019, LGCY Power, LLC filed suit against the Company and certain of its officers alleging the violation of Utah Uniform Trade Secrets Act, intentional interference with existing and prospective economic relations, violation of the Lanham Act (15 U.S.C. § 1125), common law unfair competition, violation of state deceptive trade practices laws, violation of the Utah Computer Abuse and Data Recovery Act (Utah Code § 63D-3-101), and civil conspiracy. The plaintiff seeks damages of over $16,000. The Company disputes these claims and is vigorously defending this action. There is no trial date set. Losses associated with this litigation cannot be estimated.

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 13. STOCK BASED COMPENSATION

Incentive Stock Units (“Incentive Units”)

The Parent granted Incentive Units to certain employees of the Company commencing after October 2023 onwards pursuant to the Limited Liability Agreement of Chicken Parm Pizza LLC (the “Agreement”). The Incentive Units granted represent a right to participate in the future appreciation above a predetermined “hurdle amount”. The awards are subject to forfeiture and Company purchase rights based on the terms of the Incentive grant award. The Incentive Units are classified as equity-based awards due to the legal form and participation features of the awards. Any Incentive Units granted by the Company prior to October 2023 were all assigned over to the Parent as Units in the Parent. In respect of the Incentive Units issued by the Parent subsequent to October 2023, the related expense was pushed down to the Company.

There was no activity in the Incentive Units during the six months ended June 30, 2025. The number of outstanding Incentive Units was 46,574 at each of June 30, 2025, and December 31, 2024.

The Incentive Units were estimated to have $0 value at the time of the grant due to the high hurdle amount associated with these units and other factors relevant to valuation relating to the Company’s future growth and industry prospects. As such, the Company did not recognize any stock-based compensation relating to these Incentive Units for the six months ended June 30, 2025 and 2024. As of June 30, 2025 and December 31, 2024, unrecognized compensation cost related to unvested Incentive Units was $0.

Compensation Award (“Compensation Award”)

The Compensation Award provides for a percentage ownership in the Company. These awards entitle the holder to receive a payment from the Company with respect to each vested award held by the holder upon the closing of a Company transaction event (liquidity event) or distribution event, provided such holder is in continuous service with the Company upon the liquidity event or distribution event or was terminated during the thirty (30) calendar days prior to the closing of a Company transaction event as a result of his or her death or permanent disability. The Compensation Award and the liquidity-based bonus plan are liability-classified awards as the settlement at the time of a liquidity event will be in the same form of consideration as received, making the Compensation Award considered to have a cash settlement feature. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction.

A summary of the Compensation Award activity for the six months ended June 30, 2025 is presented below:

Percentage ownership
Compensation award outstanding, December 31, 2024	10%
Granted	0
Forfeitures	(1)
Compensation award outstanding, June 30, 2025	9%

The fair value of these awards at the grant date were estimated based on a number of factors including enterprise value, state of the industry and other relevant business conditions. The Company determined that the performance condition as it related to a liquidity event, was not probable, as such, no compensation cost was recognized for these Compensation Awards for the six months ended June 30, 2025 and 2024.

Liquidity Based Bonus Plan

The liquidity-based bonus plan requires a liquidity event for any payout to happen. The payment will be calculated based on a percentage of Incentive Units held by the employee at the time of the liquidity event multiplied by the amount of net proceeds from an equity sale or an asset sale, in either case capped to the hurdle amount per the

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 13. STOCK BASED COMPENSATION (cont.)

Incentive Unit agreement with the employee. The liquidity-based bonus plan requires a liquidity event in order for any payout to happen. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction. The Company determined that the performance condition as it related to a liquidity event was not probable, as such, no compensation cost was recognized for the bonus plan in either of the six months ended June 30, 2025 and 2024.

Note 14. SUBSEQUENT EVENTS

Management of the Company has evaluated subsequent events through January 9, 2026, which is also the date the financial statements were available to be issued. Except as noted in Note 2 — Liquidity Considerations and Sale of Company, Note 8 — Line of Credit, Note 9 — Litigation Financing and Settlement and below, no other subsequent events were noted during this evaluation that require recognition or disclosure in these financial statements.

On September 24, 2025 (“Closing”), the Member completed the sale of all assets and assumption of all liabilities of its Membership Interests in Sunder to Complete Solaria for aggregate consideration of $57,800. Per the terms of the MIPA, the Member sold all of the outstanding membership interest of Sunder for (1) $20,700 in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Sole Member in the principal amount of $20,000; (3) and 10,000,000 shares of Complete Solaria’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share), consisting of (i) 3,333,334 shares of Complete Solaria’s common stock and (ii) subject to approval of such issuances by the Complete Solaria’s stockholders, (x) an additional 3,333,333 shares of the Complete Solaria’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of Complete Solaria’s common stock to be issued on the 18-month anniversary of the Closing.

Independent Auditor’s Report

The Audit Committee of the Board of Directors

SunPower Inc.

Fremont, California

Opinion

We have audited the financial statements of Sunder Energy LLC (the Company), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in member’s deficit, and cash flows for the years ended December 31, 2024 and 2023, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Atlanta, GA

January 9, 2026

SUNDER ENERGY LLC
BALANCE SHEETS
(In thousands)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash	$1,524	$1,710
Restricted cash	2,018	—
Accounts receivable, net of allowance for credit losses of $588 and $54 as of December 31, 2024 and 2023, respectively	2,991	229
Due from related party	559	94
Prepaid expenses and other current assets	13,508	1,839
Total current assets	20,600	3,872
Property and equipment, net	298	349
Operating lease right-of-use assets	397	506
Other noncurrent assets	233	250
Total assets	$21,528	$4,977

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accounts payable	$1,402	$3,487
Accrued expenses and other current liabilities	6,511	255
Line of credit payable	2,250	2,000
Contract liabilities	17,231	2,381
Operating lease liabilities, current portion	119	108
Total current liabilities	27,513	8,231
Operating lease liabilities, net of current portion	302	421
Total liabilities	27,815	8,652

Commitments and Contingencies (Note 12)
Member’s deficit	(6,287)	(3,675)
Total liabilities and member’s deficit	$21,528	$4,977

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC
STATEMENTS OF OPERATIONS
(In thousands)

	Years Ended December 31,
	2024	2023
Revenues	$44,293	$56,928
Operating expenses:
Sales commissions	37,554	46,815
Sales and marketing	1,170	989
General and administrative	16,146	15,851
Total operating expenses	54,870	63,655
Loss from continuing operations	(10,577)	(6,727)
Interest expense	(180)	(18)
Interest income	18	1
Other income, net	4,525	1
Total other income (expense), net	4,363	(16)
Loss from continuing operations	(6,214)	(6,743)
Loss from discontinued operations	—	(60)
Net loss	$(6,214)	$(6,803)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC
STATEMENTS OF CHANGES IN MEMBER’S DEFICIT
(Dollars in thousands)

Member’s equity as of January 1, 2023	$6,330
Net loss	(6,803)
Distributions	(3,202)
Member’s deficit as of December 31, 2023	(3,675)
Net loss	(6,214)
Capital contribution	4,059
Distributions	(457)
Member’s deficit as of December 31, 2024	$(6,287)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC
STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities from continuing operations
Net loss	$(6,214)	$(6,803)
Net loss from discontinued operations, net of tax	—	(60)
Net loss from continuing operations	(6,214)	(6,743)
Adjustments to reconcile net loss from continuing operations to net cash from operating activities:
Depreciation and amortization	79	160
Provision for credit losses	1,759	3,677
Amortization of operating lease right-of-use asset	109	103
Changes in operating assets and liabilities:
Trade accounts receivable	(4,521)	(4)
Due from related party	(465)	(94)
Prepaid expenses and other current assets	(11,669)	(1,022)
Other noncurrent assets	17	(115)
Accounts payable	(2,085)	3,380
Accrued expenses	6,256	(1,125)
Contract liabilities	14,850	2,381
Operating lease liability	(108)	(80)
Net cash (used in) provided by operating activities from continuing operations	(1,992)	518
Cash flows from investing activities
Cash paid for purchase of property and equipment	(28)	(338)
Net cash used in investing activities from continuing operations	(28)	(338)
Cash flows from financing activities
Cash distribution to member	(457)	(3,202)
Cash contributions from member	4,059	—
Borrowings on the line of credit	500	2,000
Repayments on the line of credit	(250)	—
Net cash provided by (used in) financing activities from continuing operations	3,852	(1,202)
Net change in cash	1,832	(1,022)
Cash and restricted cash beginning of year	1,710	2,732
Cash and restricted cash end of year	$3,542	$1,710

Cash	$1,524	$1,710
Restricted cash	2,018	—
Total cash and restricted cash	$3,542	$1,710

Non-cash investing activities
Right-of-use assets acquired in exchange for operating lease liability	$—	$609
Supplemental cash flow information
Cash paid for interest	$152	$—

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION

Description of Business and Organization

Sunder Energy LLC (“the Company”) was established as a limited liability company in 2019 under the laws of the State of Delaware. The Company provides a third-party solar energy sales force to initiate and execute contracts with customers throughout the United States. The Company’s sales force works with solar installation companies in which the Company acts as the agent for each transaction entered.

In 2023, the Company began selling internally developed software as a service (“SaaS”). On October 20, 2023, the Company spun off the internally developed software assets into a separate entity under common ownership. The Company accounted for these activities as discontinued operations within its financial statements for the year ended December 31, 2023.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”).

Summary of Significant Accounting Policies

Management Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities reported in these financial statements and accompanying notes. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable. Actual financial results could materially differ from those estimates. Significant estimates include financial credit losses, valuation of contingencies such as litigation and the incremental borrowing rate used in discounting of lease liabilities.

Concentration of Credit Risk

The Company’s financial instruments that may be exposed to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable. The Company maintains its cash balances at financial institutions. At times, such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash. For the year ended December 31, 2024, the Company earned virtually all of its revenue from solar installation companies. Customer A, Customer B and Customer C accounted for 23%, 15%, and 10%, respectively, of the Company’s revenue for the year ended December 31, 2024. For part of the year ended December 31, 2023, the Company’s sales force worked exclusively with one solar installation company. The exclusive agreement, originally expiring in August 2024, was terminated on September 30, 2023. For the year ended December 31, 2023, 99% of total revenues was earned from this installation company. As of December 31, 2024, Customer D and Customer E accounted for 50% and 12%, respectively, of the Company’s trade accounts receivable. As of December 31, 2023, there were no trade accounts receivable concentrations.

Restricted Cash

Restricted cash represents cash balances that are subject to contractual restrictions related to the Company’s litigation financing agreement. Restricted cash is included with cash when reconciling beginning and ending balances on the Statements of Cash Flows and is classified as current on the Balance Sheets based on the expected timing of its use.

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Accounts Receivable, Net

Trade accounts receivable represent amounts reported by the installation companies where revenue has been recognized but that have not been paid. The Company has amounts due from sales representatives related to transaction fees on advances to the sales representatives, commission and bonus overpayments, and contractor advances. Contractor advances have no set repayment terms and have been included as a current asset based on when repayment is expected.

The Company maintains an allowance for credit losses attributable to customers. These allowances are based upon current market conditions such as how installation partners are performing, if the installation partner is known to have financial or other performance issues, and historical losses incurred by the Company related to installation partners. The Company also maintains an allowance for credit losses attributable to amounts due from its sales representatives. The allowance for credit losses due from its sales representatives is estimated based upon an understanding of sales representatives’ selling activity, whether the sales representative is currently active, or if departed from the Company, the length of time that such sales representative was last active. Actual credit losses could differ from those estimates.

Due from Related Party

Due from related party represents a loan receivable from Enzy Technologies LLC (“Enzy”) an entity related to the Company by common ownership. The Company collected revenues for Enzy and paid certain shared expenses for Enzy’s benefit.

Prepaid expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid in advance for services to be received within one year, such as prepaid commissions, bonuses paid to sales representatives, and other customary prepaid expenses arising in the ordinary course of business. These amounts are recognized as expense when the associated services are utilized. Commissions are paid to sales representatives and recorded as prepaid commissions prior to the respective sale’s recognition as revenue by the Company. If the sale is cancelled, these commissions must be refunded to the Company. Commissions are recognized as Sales commissions within the Company’s statement of operations when the related revenue is recognized.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and are composed of personal property used in the business. Depreciation is computed using the straight-line method over the assets’ estimated useful lives that are estimated at 5 years or the remaining term of the lease for leasehold improvements, 5 years for computer equipment, and 7 years for furniture and fixtures. Expenditures for repairs and maintenance are charged to expense when incurred. Expenses for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. The lease classification is determined at the commencement date. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease during the lease term. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments during the lease term. Lease commencement is the date the Company has the right to control the property. The Company utilizes its incremental borrowing rate to

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION (cont.)

discount the lease payments. Operating leases are expensed on a straight-line basis over the lease term. Short-term leases with an initial term of 12 months or less (of which there were none during the years ended December 31, 2024 and 2023) are not recorded on the balance sheets, and related lease payments are expensed on a straight-line basis over the term of the lease.

Other Noncurrent Assets

Other noncurrent assets represent a security deposit for the operating lease, noncurrent prepaid expenses, and bonus install commitments.

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer for revenue not yet recognized. Through October 2023, such consideration was accounted as contract liabilities prior to having the project installed. Thereafter, such consideration was accounted for as contract liabilities prior to achieving permission to operate (“PTO”).

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers and related amendments, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services.

The Company earns sales revenue based on residential solar installation contracts for residential homeowners that are sold to installation companies in accordance with the Company’s contracts with those installation companies (the “Customer”). Through October 2023, upon entering into a sales contract, the requisite performance obligation of the Company was to assist the customer in the progress of the installation. Subsequent to October 2023, upon entering into a sales contract, the requisite performance obligation of the Company is to assist the customer in the progress of the installation and obtain PTO. PTO typically occurs within 3 to 6 months after the initial sale, but can happen as early as two months or as late as twelve months after the sale.

When contracts are signed by customers, initial payments are received from the installation companies and are subsequently passed down directly to the sales representative who made the sale. If the homeowner in the end decides not to go through with the installation, this amount will be returned to the installation companies. Sales representatives are not entitled to receive commissions on a sale unless funds are received from the installation company for that sale. Total sales revenue for each contract is based on the size of the system, baseline rate, and funding method used. The Company records sales revenue at a point in time when the homeowner has received permission to turn the system on. The Company records revenue as the total amount to be paid out by the installation company to the Company. As the Company is only acting as the agent in the situation, it records revenue on a net basis.

For the year ended December 31, 2023, the Company also had revenue from the sale of software as a service (these operations were discontinued, See Note 14 — Discontinued Operations). This revenue is considered earned by the Company based on the contract period and is recognized over time. For the year ended December 31, 2023, the Company had gross revenue of $321 that was earned over time. Because of the spin off, there was no further revenue earned for the sale of software as a service for the year ended December 31, 2024.

The Company does not have any significant financing components. Due to being a service provider, the Company is not obligated to warranty installed systems and therefore the Company has not recorded a reserve for warranty work.

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION (cont.)

Contract liabilities as of December 31, 2024 and 2023 consist of deferred revenue of $17,231 and $2,381, respectively. The deferred revenue balance increased $14,850 from December 31, 2023 to December 31, 2024 primarily due to the Company’s transition to a new business model following the termination of its partnership with Freedom Forever LLC at the end of September 2023. Revenue for the year ended December 31, 2024 that was included in the contract liability balance at the beginning of the period was approximately $2,020.

Income Taxes

The Company’s income is passed through to the members for income tax purposes and therefore, no provision for federal and state income taxes has been provided for in these statements.

Tax penalties and interest, if any, would be classified with income tax expenses in the financial statements. No tax penalties or interest have been incurred or are recognized in the financial statements. Generally, three tax years remain subject to examination by tax jurisdictions.

Advertising and Promotions

All costs associated with advertising and promotions are expensed in the year incurred. Advertising and promotions expense totaled $1,393 and $1,791 for the years ended December 31, 2024 and 2023, respectively.

Member Ownership Interest and Limited Liability of Member

Prior to October 30, 2023, ownership interest in the Company consisted of multiple members. On October 30, 2023, the members of the Company (consisting of common and incentive unit holders) executed multiple simultaneous actions to effectuate the transfer of their interests in the Company from themselves to a new entity, Chicken Parm Pizza LLC (“CPP”). Among these actions was to create the new entity, CPP, with a membership structure that mirrored the Company’s membership structure. Additionally, the Company’s members unanimously consented to the transfer of their interests in the Company from themselves to CPP. Finally, each unit holder executed a “Unit Transfer Power” agreement in which they transferred their personal units in the Company to CPP. Upon completion of the transfer of their interests, CPP became the sole member of Sunder.

The rights and obligations of Chicken Parm Pizza, LLC as the sole member (“Parent”, “Sole Member” or “Member”) of the Company are governed by the Second Amended and Restated Limited Liability Company Agreement of Sunder Energy LLC dated as of October 30, 2023 (the “Operating Agreement”). The Operating Agreement provides that the liabilities of the Company shall be solely the liabilities of the Company, and the member shall not be obligated for any such liability solely by reason of being a member of the Company.

Stock-Based Compensation

The Company entered into a Compensation Award plan and a liquidity-based bonus plan award with a cash settlement feature conditioned upon the closing of a liquidity event. These awards are classified as liability awards. Liability classified stock awards are remeasured at fair value each reporting period until settlement, with changes in fair value recognized in compensation expense.

The Company also entered into incentive award agreements with certain employees under which the Parent company’s incentive units may be issued upon satisfaction of specified service and/or performance conditions. The awards are classified as equity awards in accordance with ASC 718, Compensation — Stock Compensation.

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 2. GOING CONCERN AND SALE OF COMPANY

Management of the Company has assessed the Company’s liquidity position. As of December 31, 2024, the Company has incurred net losses for the past two years and is experiencing liquidity constraints. The members intend to provide additional capital contributions, as necessary, to fund operations and meet the Company’s financial obligations, however, there can be no assurance that such contributions will be made or if made, sufficient to fund the Company’s operations.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited financial statements are issued. The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) between the Company, the Sole Member and Complete Solaria, Inc., and Complete Solar, Inc., a subsidiary of Complete Solaria (collectively “Complete Solaria”) to sell all of the Member’s interest in Sunder. The sale of Sunder was completed on September 24, 2025. Refer to Note 15 — Subsequent Events, for a further discussion of the sale of the Company.

Note 3. ACCOUNTS RECEIVABLE, NET

Amounts comprising accounts receivable, net are as follows:

	As of December 31,
	2024	2023
Trade accounts receivable	$1,199	$13
Allowance for credit losses	(286)	—
Trade accounts receivable, net	913	13

Contractor advances receivable	$786	$233
Transaction fee receivable	20	23
Commissions overpayment receivable	1,574	14
Allowance for credit losses	(302)	(54)
Total due from sales representatives	2,078	216
Total accounts receivable, net	$2,991	$229

Note 4. ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses for receivables by portfolio segment and the related activity for the year ended December 31, 2024 are as follows:

	As of and for the year ended December 31, 2024
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$—	$5	$46	$3	$54
Provision for credit losses	1,053	26	545	189	1,813
Write-offs	(767)	(24)	(414)	(20)	(1,225)
Recoveries	—	(5)	(46)	(3)	(54)
Total	$286	$2	$131	$169	$588

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 4. ALLOWANCE FOR CREDIT LOSSES (cont.)

The allowance for credit losses for receivables by portfolio segment and the related activity for the year ended December 31, 2023 are as follows:

	As of and for the year ended December 31, 2023
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$—	$—	$—	$—	$—
Provision for credit losses	4,157	5	1,041	3	5,206
Write-offs	(4,157)	—	(995)	—	(5,152)
Recoveries	—	—	—	—	—
Total	$—	$5	$46	$3	$54

Note 5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Amounts comprising prepaid expenses and other current assets are as follows:

	As of December 31,
	2024	2023
Deferred commissions	$12,840	$1,423
Bonus install commitment	435	234
Other	233	182
Prepaid expenses and other current assets	$13,508	$1,839

The Company recognized $1,247 of commission expense in the year ended December 31, 2024 that was included in the deferred commission balance at the beginning of the period.

Note 6. PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	As of December 31,
	2024	2023
Leasehold improvements	$202	$202
Furniture and fixtures	188	176
Computer equipment	73	57
Total cost	463	435
Less: accumulated depreciation and amortization	(165)	(86)
Property and equipment, net	$298	$349

Depreciation and amortization expense for the years ended December 31, 2024 and 2023 was $79 and $160, respectively.

Note 7. ACCRUED EXPENSES

Accrued expenses are as follows:

	As of December 31,
	2024	2023
Accrued salaries, wages and related expenses	$120	$124
Legal fees payable	4,136	—
Commissions payable	1,814	32
Accrued interest payable	47	19
Sales tax payable	—	41
Credit card obligation	101	39
Other	293	—
Total accrued expenses and other current liabilities	$6,511	$255

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 8. LINE OF CREDIT

During the year ended December 31, 2023, the Company entered into an unsecured line of credit (“LOC”) agreement with a borrowing limit of $3,000. The LOC had a fixed interest rate of 7.5% and was scheduled to mature on June 30, 2025. The outstanding balance on the line was $2,250 and $2,000 as of December 31, 2024, and 2023, respectively. The remaining available balance under the facility as of December 31, 2024 was $750.

As of December 31, 2024, the Company was not in compliance with certain financial covenants under its LOC agreement with SolarEdge Technologies, Inc, specifically related to the maximum additional external financing covenant. The breach in compliance was related to the litigation financing the Company received of $3,325 during 2024 discussed in Note 9 — Litigation Financing and Settlement. The covenant violation provided the lender the right to accelerate repayment of the outstanding balance at its discretion. The LOC was repaid in full in September 2025 in connection with the sale of the membership interest in the Company. Refer to Note 15 — Subsequent Events for details of the sale of the Company.

Note 9. LITIGATION FINANCING AND SETTLEMENT

As of December 31, 2023, the Company filed suit against the former exclusive installation company, Freedom Forever, LLC (“Freedom Forever”) for breach of contract. Freedom Forever filed a counter suit based on a similar claim. The parties completed discovery, and a hearing commenced on May 5, 2025.

During the year ended December 31, 2024, the Company filed a claim for, and received, $800 in insurance proceeds for loss of key employees and for business litigation in connection with the dispute with Freedom Forever. Of this amount $500 was received from the Company’s insurance captive, a related party. Refer to Note 11 — Related Party Transactions for detail. These proceeds are presented within Other income, net on the statement of operations and member’s deficit.

In October 2024, the Company obtained litigation funding of $3,400 via a funding and investment agreement from a third party. The investment will be repaid upon settlement of the associated Freedom Forever lawsuit. If the outcome is in favor of the Company, then the investor will be repaid the full investment amount plus a multiple of the investment, dependent on timing between the closing date and the date of repayment. If the lawsuit is mutually settled or is in favor of the defendant, the Company may be liable to pay up to $2,000 to the investor and a portion of proceeds up to the original investment amount. The investor has a security interest in the proceeds of the lawsuit and the Company may not encumber or pledge the proceeds to any other party. The repayment of the funding received is contingent upon future events which does not meet the criteria under ASC 470 — Debt (“ASC 470”), to be accounted for as debt. Accordingly, the Company concluded that while the litigation funding did not meet the criteria to be accounted for as debt under ASC 470, it may be accounted for as a contingent obligation under ASC 450 — Contingencies, with no balance sheet recognition as of the reporting dates. The cash received via the funding and investment agreement has been recorded as other income on the Statement of Operations for the fiscal year December 31, 2024.

On July 15, 2025, the arbitrator issued a final and binding award in the Company’s arbitration proceeding against Freedom Forever. The Company was awarded $6,772 in net damages inclusive of interest of 10%. The decision fully resolves all claims between the parties as it relates to this matter and provides a clear and enforceable outcome in the Company’s favor. The Company is required to pay these proceeds to the investor that provided litigation funding. On September 22, 2025, the Company entered into a settlement agreement (“Settlement Agreement”) with Freedom Forever with respect to the Company’s outstanding litigation matters with Freedom Forever. The Settlement Agreement became a global settlement to include further resolution on the amount owed by Freedom Forever as a result of the arbitration decision. In full settlement of all pending matters, the Company subsequently agreed to a modification of the damage award from $6,772 to a $4,000 settlement with Freedom Forever. Freedom Forever agreed to pay the Company in four installments of $1,000 on or about October 6, 2025, November 5, 2025, December 5, 2025 and January 4, 2026. Management worked with the litigation finance investor and agreed that the Company would pay any of the $4,000 received from Freedom Forever to the litigation finance investor, plus an additional $250. The Company remitted the $250 on September 24, 2025. To date, none of the installment payments has been received from

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 9. LITIGATION FINANCING AND SETTLEMENT (cont.)

Freedom Forever, and no amounts have been recorded in the Company’s financial statements related to the Settlement Agreement or payment of the litigation funding investment. The Company’s obligation to pay the litigation finance investor is only required when Freedom Forever makes a payment to the Company.

Note 10. LEASES

The Company leases certain office space through a non-cancelable operating lease. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. Leases with an initial term of 12 months or less are not recorded on the balances sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Leases may include one or more options to renew. The exercise of any lease renewal option is at the Company’s sole discretion.

The following summarizes the line items in the balance sheets which include amounts for operating leases:

	As of December 31,
	2024	2023
Operating lease right-of-use asset, net	$397	$506

Current portion of operating lease liability	$119	$108
Noncurrent portion of operating lease liability	302	421
Total operating lease liability	$421	$529

Cash paid for amounts included in the measurement of operating lease liabilities totaled $108 and $80 for the years ended December 31, 2024 and 2023, respectively.

Because the Company generally does not have access to the rate implicit in a lease, the Company uses its incremental borrowing rate to determine the present value of its leases.

The following summarizes the weighted average remaining lease terms and discount rates:

	As of December 31,
	2024	2023
Weighted average remaining lease term	3.17 years	4.17 years
Weighted average discount rate	6.5%	6.5%

The future maturities of the operating lease liabilities as of December 31, 2024, were as follows:

Year ending:
2025	$142
2026	147
2027	151
2028	25
Total lease payments	465
Less: imputed interest	(44)
Total	421

Lease expense is presented as rent under operating expenses on the statements of operations and member’s deficit.

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 11. RELATED PARTY TRANSACTIONS

The Company obtained a number of insurance policies to help protect the Company from potential losses through a captive insurance company related by common ownership. For the years ended December 31, 2024 and 2023, the Company had insurance expense to the captive of $0 and $651, respectively, which is presented within general and administrative expenses in the statements of operations. As discussed in Note 9 — Litigation Financing and Settlement, the Company received $500 in the year ended December 31, 2024, from this insurance captive in connection with a claim related to loss of key employees and business litigation related to its dispute with Freedom Forever.

On April 1, 2024, the Company entered into a 41-month subscription agreement with Enzy for use of Enzy’s proprietary SaaS platform, for which monthly subscription fees were incurred. Furthermore, as Enzy was formerly part of the Company, the two entities continue to work closely together. The Company collected revenues for Enzy and paid certain shared expenses for Enzy’s benefit. Collections for Enzy and services received from Enzy totaled $653 and $237 for the years ended December 31, 2024 and 2023, respectively. Expenses incurred for Enzy and fees charged to Enzy totaled $1,015 and $409 for the years ended December 31, 2024 and 2023, respectively. These transactions have resulted in a balance due to the Company from Enzy of $559 and $94 as of December 31, 2024 and 2023, respectively. This balance is presented as due from related party on the Company’s balance sheets.

The Company paid certain beneficial owners of the Company $17 per week, plus bonus compensation, in exchange for services provided as independent contractors. These payments are recorded within general and administrative expenses in the accompanying statements of operations and member’s deficit. The Company recognized expenses of $884 and $926 in the years ended December 31, 2024 and 2023, respectively, related to these arrangements.

Note 12. COMMITMENTS AND CONTINGENCIES

The Company may be involved in legal proceedings arising in the normal course of business. Management has concluded that no material legal reserves are required to be recorded as of December 31, 2024 and 2023.

During 2019, LGCY Power, LLC filed suit against the Company and certain of its officers alleging the violation of Utah Uniform Trade Secrets Act, intentional interference with existing and prospective economic relations, violation of the Lanham Act (15 U.S.C. § 1125), common law unfair competition, violation of state deceptive trade practices laws, violation of the Utah Computer Abuse and Data Recovery Act (Utah Code § 63D-3-101), and civil conspiracy. The plaintiff seeks damages of over $16,000. The Company disputes these claims and is vigorously defending this action. There is no trial date set. Losses associated with this litigation cannot be estimated and no loss has been recorded as of December 31, 2024 and 2023.

As of December 31, 2023, the Company filed suit against the former exclusive installation company, Freedom Forever, for breach of contract. Freedom Forever filed a counter suit based on a similar claim. The parties completed discovery, and a hearing commenced on May 5, 2025.

See Note 9 — Litigation Financing and Settlement for further detail on the resolution of the matter with Freedom Forever.

Note 13. STOCK-BASED COMPENSATION

Incentive Stock Units (“Incentive Units”)

The Parent granted Incentive Units to certain employees of the Company commencing after October 2023 onwards pursuant to the Limited Liability Agreement of Chicken Parm Pizza LLC (the “Agreement”). The Incentive Units granted represent a right to participate in the future appreciation above a predetermined “hurdle amount”. The awards are subject to forfeiture and Company purchase rights based on the terms of the Incentive grant award. The Incentive Units are classified as equity-based awards due to the legal form and participation features of the awards. Any Incentive Units granted by the Company prior to October 2023 were all assigned over to the Parent as Units in the Parent. In respect of the Incentive Units issued by the Parent subsequent to October 2023, the related expense was pushed down to the Company.

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 13. STOCK-BASED COMPENSATION (cont.)

A summary of the Incentive Units for the years ended December 31, 2024 and 2023 is presented below:

Incentive units
Incentive units outstanding, January 1, 2023	51,087
Granted	1,045
Forfeited	(8,000)
Incentive units outstanding, December 31, 2023	44,132
Granted	2,442
Incentive units outstanding, December 31, 2024	46,574

The Incentive Units were estimated to have de minimis value at the time of the grant due to the high hurdle amount associated with these units and other factors relevant to valuation relating to the Company’s future growth and industry prospects. As such, the Company did not recognize any stock-based compensation relating to these Incentive Units for the years ended December 31, 2024, and 2023. As of December 31, 2024, and 2023, unrecognized compensation cost related to unvested Incentive Units was de minimis.

Compensation Award (“Compensation Award”)

The Compensation Award provides for a percentage ownership in the Company. These awards entitle the holder to receive a payment from the Company with respect to each vested award held by the holder upon the closing of a Company transaction event (liquidity event) or distribution event, provided such holder is in continuous service with the Company upon the liquidity event or distribution event or was terminated during the thirty (30) calendar days prior to the closing of a Company transaction event as a result of his or her death or permanent disability. The Compensation Award and the liquidity-based bonus plan are liability-classified awards as the settlement at the time of a liquidity event will be in the same form of consideration as received, making the Compensation Award considered to have a cash settlement feature. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction.

A summary of the Compensation Award for the years ended December 31, 2024, and 2023 is presented below:

Percentage ownership
Compensation award outstanding, January 1, 2023	0%
Granted	0
Compensation award outstanding, December 31, 2023	0
Granted	10
Compensation award outstanding December 31, 2024	10%

The fair value of these awards at the grant date were estimated based on a number of factors including enterprise value, state of the industry and other relevant business conditions. The Company determined that the performance condition as it related to a liquidity event, was not probable, as such, no compensation cost was recognized for these Compensation Awards for the years ended December 31, 2024, and 2023.

Liquidity Based Bonus Plan

The liquidity-based bonus plan requires a liquidity event for any payout to happen. The payment will be calculated based on a percentage of Incentive Units held by the employee at the time of the liquidity event multiplied by the amount of net proceeds from an equity sale or an asset sale, in either case capped to the hurdle amount per the Incentive Unit agreement with the employee. The liquidity-based bonus plan requires a liquidity event in order for any

SUNDER ENERGY LLC
Notes to Financial Statements
(Dollars in thousands except per share amounts)

Note 13. STOCK-BASED COMPENSATION (cont.)

payout to happen. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction. The Company determined that the performance condition as it related to a liquidity event was not probable, as such, no compensation cost was recognized for the bonus plan for the years ended December 31, 2024 and 2023.

Note 14. DISCONTINUED OPERATIONS

On October 30, 2023, the Company discontinued operations of SaaS sales through a spin-off of internally developed software to a related party. In connection with this transaction, the Company entered into a shared services agreement (see Note 11 — Related Party Transactions). The Company will continue to provide administrative support to the new company for a set monthly fee.

Cash flows related to discontinued operations were not material. The discontinued operations included in the statement of operations and member’s deficit for the year ended December 31, 2023 are as follows:

Loss from continuing operations	$(6,743)
Discontinued operations:
Revenues	321
Cost of revenues	(66)
Loss on disposal of assets	(315)
Loss from discontinued operations	(60)
Net loss	$(6,803)

Note 15. SUBSEQUENT EVENTS

Management of the Company has evaluated subsequent events through January 9, 2026, which is also the date the financial statements were available to be issued. Except as noted in Note 2 — Liquidity Considerations and Sale of Company, Note 8 — Line of Credit, Note 9 — Litigation Financing and Settlement and below, no other subsequent events were noted during this evaluation that require recognition or disclosure in these financial statements.

On March 19, 2025, the Company was loaned $1,000 by its sole member, who in turn was loaned the funds by one of its owners under a convertible promissory note. This transaction was accounted for as a capital contribution.

On September 24, 2025 (“Closing”), the Member completed the sale of all assets and assumption of all liabilities of its Membership Interests in Sunder to Complete Solaria for aggregate consideration of $57,789. Per the terms of the MIPA, the Member sold all of the outstanding membership interest of Sunder for (1) $20,689 in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Sole Member in the principal amount of $20,000; (3) and 10,000,000 shares of Complete Solaria’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share), consisting of (i) 3,333,334 shares of Complete Solaria’s common stock and (ii) subject to approval of such issuances by the Complete Solaria’s stockholders, (x) an additional 3,333,333 shares of the Complete Solaria’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of Complete Solaria’s common stock to be issued on the 18-month anniversary of the Closing.

AMBIA ENERGY, LLC

Unaudited Balance Sheets

	As of September 30, 2025 (Unaudited)	As of December 31, 2024
Assets

Current assets:
Cash	$693,520	$1,043,269
Accounts receivable, net of allowance for credit losses of $225,000 and $123,000, respectively	1,293,174	1,010,295
Contract assets – unbilled revenues	5,715,605	4,601,890
Other receivables	485,863	366,027
Sales commissions receivable, net of allowance of $760,413 and $0, respectively	1,580,974	423,719
Deferred commissions	1,145,672	3,511,328
Deferred costs	3,943,059	6,137,615
Prepaid expenses and other current assets	343,410	531,238
Total current assets	15,201,277	17,625,381

Property and equipment, net	424,031	385,192
Operating lease right-of-use assets	2,856,409	740,654
Finance lease right-of-use assets	1,602,376	1,971,170
Deposits	181,510	116,819
Total assets	$20,265,603	$20,839,216

Liabilities and Member’s Deficit

Current liabilities:
Accounts payable	$2,489,153	$2,168,566
Accrued expenses	3,431,906	2,799,860
Accrued commissions	212,469	180,114
Merchant cash advance, net of debt discount	487,500	—
Related-party accounts payable	294,384	509,649
Deferred revenue	7,701,532	10,585,293
Current portion of operating lease liabilities	622,419	401,456
Current portion of finance lease liabilities	308,794	315,541
Total current liabilities	15,548,157	16,960,479

Operating lease liabilities, net of current portion	2,145,929	367,346
Finance lease liabilities, net of current portion	985,849	1,228,546
Related-party lines of credit	2,675,000	2,175,000
Related-party notes payable	7,140,109	7,140,109
Total liabilities	28,495,044	27,871,480

Commitments and contingencies
Member’s deficit	(8,229,441)	(7,032,264)
Total liabilities and member’s deficit	$20,265,603	$20,839,216

See accompanying notes to financial statements

AMBIA ENERGY, LLC

Unaudited Statements of Operations and Member’s Deficit

	Nine Months Ended September 30,
	2025	2024
Revenues	$61,075,725	$28,114,668
Cost of revenues	32,622,179	20,517,813
Gross profit	28,453,546	7,596,855

Operating expenses:
General and administrative	10,845,446	7,303,877
Commissions	16,003,211	8,043,929
Rent	1,038,258	888,362
Depreciation and amortization	494,567	236,304
Total operating expenses	28,381,482	16,472,472
Income from operations	72,064	(8,875,617)

Other income (expense):
Interest expense	(1,285,993)	(925,263)
Other income, net	16,752	(10,970)
Total other income (expense), net	(1,269,241)	(936,233)
Net loss	$(1,197,177)	$(9,811,850)

Member’s deficit, beginning of the period	$(7,032,264)	$(5,112,377)
Net loss	(1,197,177)	(9,811,850)
Member’s contribution and conversion of related-party notes payable	—	4,333,164
Member’s deficit, end of the period	$(8,229,441)	$(10,591,063)

See accompanying notes to financial statements

AMBIA ENERGY, LLC
Unaudited Statements of Cash Flows

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,197,177)	$(9,811,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of operating right-of-use assets	523,352	643,603
Depreciation and amortization	494,567	236,304
Changes in operating assets and liabilities
Accounts receivable	(282,879)	(413,593)
Contract assets – unbilled revenues	(1,113,715)	739,308
Other receivables	(119,836)	295,812
Sales commissions receivable	(1,157,255)	(134,894)
Inventories	—	74,447
Deferred costs and commissions	4,560,212	(848,215)
Prepaid expenses and other assets	187,828	(427,389)
Deposits	(64,691)	(13,337)
Accounts payable	106,122	539,602
Accrued expenses	369,546	3,229,015
Accrued commissions	32,355	395,000
Related-party accounts payable	(215,265)	51,411
Deferred revenue	(2,883,761)	(1,314,260)
Operating lease liabilities	(425,096)	(618,953)
Net cash used in operating activities	(1,185,693)	(7,377,989)

Cash flows from investing activities:
Purchase of property and equipment	(191,243)	(222,908)

Cash flows from financing activities:
Proceeds from related-party revolving lines of credit and notes payable	500,000	8,925,000
Payments on related-party revolving lines of credits and notes	—	(3,305,747)
Proceeds from member’s contribution	—	1,883,164
Merchant cash advance	1,750,000	—
Merchant cash repayments	(1,000,000)	—
Payments on finance lease liabilities	(222,813)	(363,900)
Net cash provided by financing activities	1,027,187	7,138,517

Net change in cash	(349,749)	(462,380)

Cash at beginning of period	1,043,269	728,639

Cash at end of period	$693,520	$266,259

Supplemental disclosure of cash flow information:

Cash paid for interest	$703,167	$50,441

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,424,642	$125,849
Increase in operating right-of-use assets and accounts payable for lessor owned tenant improvements paid by the Company	$214,465	$—
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$—	$1,169,095
Finance lease terminations	$26,631	$—
Conversion of related-party notes payable to member’s equity	$—	$2,450,000
Merchant cash advance accrued guaranteed interest payment	$262,500	$—

See accompanying notes to financial statements

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

1.      Nature of Operations

Organization

Ambia Energy, LLC was organized on March 24, 2021 as a Utah limited liability company. The Company is a residential solar energy system installer and operates in various markets throughout the United States. The Company is a wholly owned subsidiary of Ambia Holdings, Inc.

2.      Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, exceeds federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. Customers that comprise more than 10% of the Company’s accounts receivable or annual net sales are considered to be major customers. No residential customer accounted for more than 10% of sales or accounts receivable as of and for the nine months ended September 30, 2025 and 2024.

The Company’s residential customers generally pay for the transaction with financing. Significant lenders were as follows for the nine months ended September 30, 2025 and 2024:

	2025	2024
Lender A	27%	*
Lender B	19%	18%
Lender C	17%	*
Lender D	12%	*
Lender E	11%	72%

____________

*        Lender funded less than 10% of sales for the year.

Additionally, the following lenders owed a significant portion of the Company’s account receivable balance as of September 30, 2025 and 2024:

	2025	2024
Lender B	27%	47%
Lender E	*	32%
Lender A	*	10%

____________

*        Lender accounted for less than 10% of the accounts receivable balance.

Major vendors are defined as those vendors to which expenditures made by the Company are 10% or more of the Company’s total solar materials costs. The following was a major vendor for the nine months ended September 30, 2025 and 2024:

	2025	2024
Vendor A	89%	29%
Vendor B	*	10%

____________

*        Vendor did not represent more than 10% of expenditures.

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Lease Commitments

The Company leases certain office and warehouse space, and vehicles. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and whether the arrangement is an operating or finance lease, and only reassesses its determination if the terms and conditions of the arrangement are changed. For all arrangements where it is determined that a lease exists, the related right-of-use assets and lease liabilities are recorded within the balance sheet as either operating or finance leases. At inception or modification, the Company calculates the present value of lease payments using the implicit rate determined from the contract or the Company’s incremental borrowing rate applicable to the lease, which is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset. The present value is adjusted for prepaid lease payments, lease incentives, and initial direct costs (e.g. commissions). The Company’s leases may require fixed rental payments, variable lease payments based on usage or sales and fixed non-lease costs relating to the leased asset.

Variable lease payments are generally not included in the measurement of the right-of-use assets and lease liabilities. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Fixed non-lease costs, for example common-area maintenance costs, taxes, insurance, and maintenance, are excluded from the measurement of the right-of-use asset and lease liability as the Company separates lease and non-lease components.

Some leases include one or more options to renew, with renewal terms that can extend the lease term for up to three years. The exercise of lease renewal options is at the Company’s sole discretion. The depreciable life of the assets and leasehold improvements are limited by the expected term unless there is a transfer of title or purchase option reasonably certain of exercise.

Accounts Receivable, Contract Assets, and Allowance for Credit Losses

The Company records its accounts receivable and contract assets at sales value. The Company’s contract assets consist of revenues recognized by the Company, but for which the Company has not yet been able to contractually invoice for final payment. The Company has tracked historical loss information for its accounts receivable and contract assets and compiled historical credit loss percentages for customers who share similar risk characteristics considering current trends and forecasts. Management believes that the historical loss information it has compiled is a reasonable basis on which to determine expected credit losses for accounts receivable and contract assets held as of period end because the composition of the accounts receivable and contract assets at that date is consistent with that used in developing the historical credit-loss percentages (i.e. the similar risk characteristics of its customers and its lending practices have not changed significantly over time). Final payment of the Company’s accounts receivable is considered past due when payment has not been received within 30 days of the invoice date. Account balances are charged off against the allowance for credit losses when the probability for recovery is remote. Recoveries of receivables previously charged off are recorded when cash payment is received. As of September 30, 2025 and 2024, the allowance for credit losses was $225,000 and $0.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter) as follows:

Tools and gear	3 years
Computer equipment	3 years
Furniture	5 years
Vehicles	3 years
Office equipment	3 years
Leasehold improvements	1 – 5 years

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Upon sale or retirement of depreciable property, the costs and accumulated depreciation and amortization are removed from the related accounts, and any gain or loss is reflected in the statements of operations and member’s deficit.

Impairment of Long-Lived Tangible Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. When such factors and circumstances exist, the Company compares the estimated undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amounts over the fair values of those assets and is recorded in the period in which the determination is made. As of September 30, 2025 and 2024, management determined that the Company’s tangible assets were not impaired.

Income Taxes

The Company is organized as a limited liability company and is generally not subject to income taxes pertaining to operations; rather, the members of the limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the accompanying financial statements. The Company makes distributions to its member to pay income tax liabilities.

Generally accepted accounting principles require tax effects from an uncertain tax position to be recognized in the financial statements only if the position is more likely than not to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the more-likely-than-not threshold, the largest amount of tax benefit that is greater than 50% likely to be recognized upon ultimate settlement with the taxing authority is recorded. As of September 30, 2025 and 2024, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the financial statements. The Company is subject to routine audits by tax jurisdictions; however, there are currently no audits in progress.

Revenue Recognition and Deferred Revenue

The Company primarily generates its revenues from selling and installing solar energy systems. Revenues are recognized when control of installed solar systems is transferred to customers in an amount that reflects the consideration expected to be received by the Company in exchange for the installed solar system. The Company determines revenue recognition through the following steps:

•        Identification of the contract, or contracts, with a customer

•        Identification of the performance obligations in the contract

•        Determination of the transaction price

•        Allocation of the transaction price to the performance obligations in the contract

•        Recognition of revenue when, or as, each performance obligation is satisfied

A performance obligation is a promise in a contract to transfer a distinct service or product to the client, and it is the unit of account in the guidance for revenue recognition. The Company’s contracts have a single performance obligation, which is to either a) install a solar energy system or b) orchestrate the sale of a solar energy system which will be installed by a third party. The promise to transfer the services is not separately identifiable from other promises in those contracts, and therefore, those other promises are not distinct performance obligations.

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Installation Services

The Company’s principal performance obligation is to install a solar energy system. The Company recognizes revenue upon receiving notice of the completion of the final inspection of the respective solar energy system.

Revenue is recognized at the total contract price that the end residential customer has agreed to pay before any cost of financing incurred by the customer. The Company arranges financing for the customer with third-party financing companies. These third-party financing companies often withhold amounts to pay for solar panels and other materials for added security. The Company is the primary obligor in the transaction as it controls the price charged to end residential customers, bears the responsibility to install solar panels that meet regulatory requirements, and bears collection risk unless the customer is approved to finance the transaction with a third-party financing company.

HVAC and Roofing Services

The Company’s principal performance obligation is to complete the installation of the HVAC system or roof. The Company recognizes revenue upon the completion of the HVAC system or roof installation.

The following table presents the Company’s revenue disaggregated by revenue source (recognized at a point in time) for the nine months ended September 30, 2025 and 2024:

	2025	2024
Installation services revenue	$59,438,442	$28,114,668
HVAC revenue	990,177	—
Roofing revenue	647,106	—
	$61,075,725	$28,114,668

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled revenue (contract assets), and deferred revenue (contract liabilities) on the balance sheet. Amounts are billed as specific milestones are met, which may or may not align with when revenue is recognized. Specific billing milestones include: 1) 10% – 20% of the contract value is billed to the third-party lender upon contract signing; 2) an additional 70% of the contract value is billed to the third-party lender upon the solar system being installed; and 3) the final 10% – 20% of the contract value is billed to the third-party lender upon system receiving its permission to operate from the local jurisdiction. All revenue from solar system installations is recognized upon the system passing inspection by the local jurisdiction, which generally does not coincide with receiving a permission to operate and as a result the third payment for the final 10% – 20% from the lender is recorded as a contract asset — unbilled revenue until the permission to operate is received from the local jurisdiction.

The beginning and ending contract balances were as follows:

As of:	September 30, 2025	December 31, 2024	December 31, 2023
Accounts receivable	$1,293,174	$1,010,295	$155,801
Unbilled receivables	5,715,605	4,601,890	3,916,562
Deferred revenue	7,701,532	10,585,293	11,661,448

Limited Warranty

The Company provides a limited warranty of workmanship on its installation products for a period of ten years beginning on the date of installation completion. This warranty is limited to defects in materials and workmanship caused during installation, and to roof penetrations caused in the installation will be watertight. The Company estimates its liability for warranty claims based historical claim patterns and known conditions at the time. To date, warranty claims have been nominal. Accordingly, there was no warranty accrual recorded as of September 30, 2025 and December 31, 2024.

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Deferred Commissions

Costs Incurred to Acquire Customer Contracts

The Company recognizes an asset for incremental costs of obtaining a contract with the customer if management expects to recover these costs. Incremental costs are those that would not have been incurred if the contract had not existed. Examples of incremental costs often capitalized are sales commissions whereas examples of costs that would not be included are internal employee salaries, standard benefits, travel costs, and other/general legal costs. Sales commissions and related payroll taxes are the only incremental contract costs the Company incurs, which are paid out when installation is complete. As installations of customer solar systems are generally installed within 3 months resulting in the commissions being earned at that point-in-time, the Company applies the practical expedient under ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers and expenses all incremental costs to acquire customers contracts upon installation of the solar system.

Deferred Contract Fulfillment Costs

Prior to the installation and final inspection of a customer solar system, the Company incurs costs for design, equipment, permits, and other similar costs. These contract fulfillment costs are contract specific, enhance the asset (solar system) that will eventually be transferred to the customer, and are expected to be recovered as part of the transaction price associated with the contract. As a result, the Company capitalizes these costs as they are incurred and expenses them once the solar system passes final inspection.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2025 and 2024 totaled approximately $304,000 and $140,000, respectively.

Sales Tax

The Company collects sales and other taxes from certain customers and remits those taxes to governmental agencies. The Company reports the collection of these taxes on a net basis and such taxes are excluded from revenues.

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through January 12, 2026, which is the date the financial statements were available to be issued.

3.      Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow to support its operating and capital expenditure commitments. As of September 30, 2025, the Company had a working capital surplus of approximately $347,000 and stockholders’ deficit of approximately $8,229,000. For the nine months ended September 30, 2025, the Company had a net loss of approximately $1,197,000 and used cash in operating activities of approximately $1,186,000.

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025, resulting in the Company becoming a wholly owned subsidiary of SunPower, Inc. The acquisition of the Company effectively merged the Company’s operations into SunPower, Inc., which provided the Company with any additional liquidity that may have been needed.

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

4.      Property and Equipment

Property and equipment consisted of the following as of September 30, 2025 and December 31, 2024:

	2025	2024
Office equipment	$251,199	$—
Tools and gear	152,426	296,085
Computer equipment	95,530	54,392
Leasehold improvements	92,373	76,701
Vehicles	77,990	52,552
Furniture	32,400	30,946
	701,918	510,676
Less accumulated depreciation and amortization	(277,887)	(125,484)
	$424,031	$385,192

Depreciation and amortization expense on property and equipment was calculated on a straight-line basis and for the nine months ended September 30, 2025 and 2024 was $152,404 and $62,514, respectively. Amortization of right-of-use assets held under finance leases for the nine months ended September 30, 2025 and 2024 was $342,163 and $173,790, respectively; and is included in depreciation and amortization expense in the statements of operations and member’s deficit.

5.      Related-Party Notes Payable

The Company has entered into notes payable agreements with various related parties. Interest rates on these notes payable range from 8% to 13%. Some notes require quarterly interest payments, while others do not require interest to be paid until the maturity date. For all related-party notes payable, the principal amounts are not due until the maturity date which ranges from December 2026 to April 2033.

As of September 30, 2025, the future maturities of related-party notes payable are as follows:

For the year ending December 31:
2025 (Remainder)	$—
2026	3,100,000
2027	—
2028	—
2029	—
Thereafter	4,040,109
$7,140,109

6.      Related-Party Lines of Credit

The Company has entered into verbal line of credit agreements with related parties. These lines of credit have maximum balances of $500,000 to $1,400,000 and bear interest on their outstanding individual balances at an interest rate of 13%. Principal and interest are not due until the maturity date which range from May to July 2027.

As of September 30, 2025, the future maturities of related-party lines of credit are as follows:

For the year ending December 31:
2025 (Remainder)	$—
2026	—
2027	2,675,000
$2,675,000

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

7.      Merchant Cash Advance

The Company entered into a merchant cash advance lender agreement on April 22, 2025. Under the terms of the agreement, the Company received $1,000,000 in cash, exclusive of a transaction fee of 3.00%, or $25,000. The Company repaid the advance as of September 30, 2025, plus an additional $320,000, which is included as interest expense on the statements of operations and member’s deficit.

The Company entered into a merchant cash advance lender agreement on September 26, 2025. Under the terms of the agreement, the Company received $750,000 in cash, exclusive of a transaction fee of 3.00%, or $22,500. The amount to be repaid is as follows under the terms of the agreement:

•        Within 30 days, $862,500.

•        Within 60 days, $892,500.

•        Within 90 days, $922,500.

•        Within 120 days, $952,500.

•        After 120 days, $1,012,500.

The term of the agreement depends upon the Company’s cash receipts, and is calculated as 11.00% of receipts, as defined in the terms of the agreement. The estimated weekly payment is $21,094. Management estimates that the amount will not be repaid within 120 days and as of September 30, 2025 have accrued the additional $262,500 above the amount borrowed, which is included as part of accrued expenses on the balance sheet. The $262,500 is recorded as a debt discount against the merchant cash advance and is being amortized over the term of the advance to interest expense.

8.      Member’s Deficit

The Company is wholly owned by Ambia Holdings, Inc. and 100% of the membership interests outstanding are held by Ambia Holdings, Inc. A members liability is limited, and all such debts, obligations and liabilities of the Company are solely the debts and obligations of the Company.

9.      Commitments and Contingencies

Litigation

The Company is involved in legal proceedings from time to time arising in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.

Commitment to Former Employee

On November 7, 2024, the Company entered into a separation and release of claims agreement with an employee wherein the employee was paid a severance payment of approximately $42,000 in exchange for the employee’s release of claims and agreement to restrictive covenants. Contemporaneously with this agreement, the Company entered a loan agreement with this employee and committed to lend to this former employee up to $600,000 with draws occurring at a pre-defined rate during 2025 and 2026. Interest on the draw amounts earn 3% of the outstanding balance. Each draw will be fully forgiven 5 months after the disbursement if the former employee abides by the restrictive covenants, which are primarily non-compete and non-solicitation agreements. This former employee holds a less than 1% interest in the Company.

During the nine months ended September 30, 2025, the Company forgave $200,000 in draws. As of September 30, 2025 and December 31, 2024, the outstanding balance under this loan agreement was $200,000 and $400,000, respectively, and is included within accrued expenses on the balance sheet. If not forgiven, the entire balance under this agreement is due on January 15, 2028.

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

10.    Leases

Finance lease assets are recorded net of accumulated amortization of $632,934 and $187,249, respectively, as of September 30, 2025 and December 31, 2024.

The components of lease expense were as follows for the nine months ended September 30, 2025 and 2024:

Lease Cost	Classification	2025	2024
Operating	Rent	$611,224	$632,804

Finance:

Asset amortization	Depreciation and amortization	342,163	173,790
Interest on liability	Net interest expense	47,543	27,937
Net lease cost		$1,000,930	$834,531

The weighted average remaining lease terms and interest rates were as follows as of September 30, 2025 and December 31, 2024:

Lease Term and Discount Rate	2025	2024
Weighted average remaining lease term (years)
Operating leases	4.23	2.34
Finance leases	3.69	4.51
Weighted average discount rate
Operating leases	6.60%	4.25%
Finance leaess	4.31%	4.13%

The following table reconciles the undiscounted future cash flows for the next five years to the operating and finance lease liabilities recorded within the balance sheet as of September 30, 2025:

For the year ending December 31:	Operating	Finance
2025 (Remainder)	$187,097	$114,134
2026	570,490	364,512
2027	689,483	374,183
2028	759,660	399,923
2029	741,734	232,443
2030	312,086	—

Total lease payments	3,260,550	1,485,195
Less: interest	(492,202)	(190,552)
Present value of lease liabilities	$2,768,348	$1,294,643

Rent expense related to short-term leases for the nine months ended September 30, 2025 and 2024 was $224,202 and $36,513, respectively. Cash payments made for the nine months ended September 30, 2025 and 2024 that are included in the measurement of lease liabilities was $681,392 and $643,415, respectively.

11.     Related Party Transactions Not Disclosed Elsewhere

Sales Commissions Receivables

Sales commissions receivables consist of commissions receivable due from employees and contractors owed to the Company. As of September 30, 2025 sales commissions receivable was approximately $1,581,000, net of allowance of approximately $760,000. As of December 31, 2024, sales commissions receivable was approximately $424,000, net of allowance of $0.

AMBIA ENERGY, LLC
Notes to Unaudited Financial Statements

11.    Related Party Transactions Not Disclosed Elsewhere (cont.)

Related-Party Accounts Payable

A related-party entity will on occasion pay for bills on the Company’s behalf, and other amounts due to this entity arise over the normal course of business operations. As of September 30, 2025 and December 31, 2024, the Company owed approximately $294,000 and $510,000, respectively, to this entity.

Related-Party Accrued Interest

As of September 30, 2025 and December 31, 2024, accrued interest due to related parties of approximately $1,343,000 and $1,091,000, respectively, is included in accrued expenses in the balance sheet.

12.    Benefit Plan

The Company sponsors a defined contribution 401(k) retirement plan (the Retirement Plan). Employees are eligible to participate on the first day of the month coinciding with or next following the date they have completed six months of service and have attained 18 years of age. Employees may elect to contribute to the Retirement Plan subject to the limitations of the Internal Revenue Code (IRC). The Company makes a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 2% of each participant’s contribution. Participants are 100% vested in all contributions immediately. For the nine months ended September 30, 2025 and 2024, the Company made $219,037 and $148,663, respectively, in matching contributions to the plan.

13.    Subsequent Events

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025.

To the Members of
Ambia Energy, LLC

Opinion

We have audited the accompanying financial statements of Ambia Energy, LLC (the Company), which comprise the balance sheet as of December 31, 2024, and the related statement of operations and member’s deficit, and cash flows for the year then ended, and the related notes to financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with US GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043

In performing an audit in accordance with generally accepted auditing standards, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Tanner LLP

December 22, 2025

3300 N. Triumph Blvd., Suite 410, Lehi, UT 84043

AMBIA ENERGY, LLC.
Balance Sheet

As of December 31, 2024
Assets
Current assets:
Cash	$1,043,269
Accounts receivable, net of allowance for credit losses of $123,000	1,010,295
Contract assets – unbilled revenues	4,601,890
Other receivables	366,027
Sales commissions receivable	423,719
Deferred commissions	3,511,328
Deferred costs	6,137,615
Prepaid expenses and other current assets	531,238
Total current assets	17,625,381
Property and equipment, net	385,192
Operating lease right-of-use assets	740,654
Finance lease right-of-use assets	1,971,170
Deposits	116,819
Total assets	$20,839,216
Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$2,168,566
Accrued expenses	2,799,860
Accrued commissions	180,114
Related-party accounts payable	509,649
Deferred revenue	10,585,293
Current portion of operating lease liabilities	401,456
Current portion of finance lease liabilities	315,541
Total current liabilities	16,960,479
Operating lease liabilities, net of current portion	367,346
Finance lease liabilities, net of current portion	1,228,546
Related-party lines of credit	2,175,000
Related-party notes payable	7,140,109
Total liabilities	27,871,480
Commitments and contingencies
Member’s deficit	(7,032,264)
Total liabilities and member’s deficit	$20,839,216

See accompanying notes to financial statements

AMBIA ENERGY, LLC.
Statement of Operations and Member’s Deficit

For the Year Ended 2024
Revenues	$54,273,721
Cost of revenues	31,932,462
Gross profit	22,341,259
Operating expenses:
General and administrative	11,156,319
Commissions	14,399,701
Rent	1,198,814
Depreciation and amortization	401,665
Total operating expenses	27,156,499
Operating loss	(4,815,240)
Other expense:
Interest expense	(1,233,685)
Other expense	(204,126)
Total other expense	(1,437,811)
Net loss	$(6,253,051)
Member’s deficit, beginning of the year	$(5,112,377)
Member’s contribution	4,333,164
Net loss	(6,253,051)
Member’s deficit, end of the year	$(7,032,264)

See accompanying notes to financial statements

AMBIA ENERGY, LLC.
Statement of Cash Flows

For the Year Ended December 31, 2024

Cash flows from operating activities:
Net loss	$(6,253,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of operating right-of-use assets	759,705
Depreciation and amortization	401,665
Changes in operating assets and liabilities
Accounts receivable	(854,494)
Contract assets – unbilled revenues	(685,328)
Other receivables	(70,215)
Sales commissions receivable	143,272
Inventories	74,447
Deferred costs and commissions	(701,857)
Prepaid expenses and other assets	(323,190)
Deposits	(14,304)
Accounts payable	696,549
Accrued expenses	2,009,806
Accrued commissions	180,114
Related-party accounts payable	89,561
Deferred revenue	(1,076,155)
Operating lease liabilities	(698,091)
Net cash used in operating activities	(6,321,566)
Cash flows from investing activities:
Purchase of property and equipment	(335,303)
Cash flows from financing activities:
Proceeds from related-party notes payable and revolving lines of credit	8,925,000
Payments on related-party notes payable and revolving lines of credit	(3,305,747)
Payments on finance lease liabilities	(530,918)
Proceeds from members’ contribution	1,883,164
Net cash provided by financing activities	6,971,499
Net change in cash	314,630
Cash at beginning of year	728,639
Cash at end of year	$1,043,269
Supplemental disclosure of cash flow information:
Cash paid for interest	$235,503
Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$61,313
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	1,477,040
Conversion of related-party notes payable to members’ equity	2,450,000

See accompanying notes to financial statements

AMBIA ENERGY, LLC.

Notes to Financial Statements

1.      Nature of Operations

Organization

Ambia Energy, LLC was organized on March 24, 2021 as a Utah limited liability company. The Company is a residential solar energy system installer and operates in various markets throughout the United States. The Company is a wholly owned subsidiary of Ambia Holdings, Inc.

2.      Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, exceeds federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. Customers that comprise more than 10% of the Company’s accounts receivable or annual net sales are considered to be major customers. No residential customer accounted for more than 10% of sales or accounts receivable as of and for the year ended December 31, 2024.

The Company’s residential customers generally pay for the transaction with financing. Significant lenders were as follows for the year ended December 31:

2024
Lender A	64%
Lender B	26%
Lender C	10%

____________

*        Lender funded less than 10% of sales for the year.

Additionally, the following lenders owed a significant portion of the Company’s account receivable balance as of December 31:

2024
Lender A	46%
Lender B	31%
Lender D	10%

____________

*        Lender accounted for less than 10% of the accounts receivable balance.

Major vendors are defined as those vendors to which expenditures made by the Company are 10% or more of the Company’s total purchases. The following was a major vendor for the year ended December 31:

2024
Vendor A	58%

Lease Commitments

The Company leases certain office and warehouse space, and vehicles. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and whether the arrangement is an operating or finance lease, and only reassesses its determination if the terms and conditions of the arrangement are changed. For all arrangements where it is determined

AMBIA ENERGY, LLC.

Notes to Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

that a lease exists, the related right-of-use assets and lease liabilities are recorded within the balance sheet as either operating or finance leases. At inception or modification, the Company calculates the present value of lease payments using the implicit rate determined from the contract or the Company’s incremental borrowing rate applicable to the lease, which is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset. The present value is adjusted for prepaid lease payments, lease incentives, and initial direct costs (e.g. commissions). The Company’s leases may require fixed rental payments, variable lease payments based on usage or sales and fixed non-lease costs relating to the leased asset.

Variable lease payments are generally not included in the measurement of the right-of-use assets and lease liabilities. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Fixed non-lease costs, for example common-area maintenance costs, taxes, insurance, and maintenance, are excluded from the measurement of the right-of-use asset and lease liability as the Company separates lease and non-lease components.

Some leases include one or more options to renew, with renewal terms that can extend the lease term for up to three years. The exercise of lease renewal options is at the Company’s sole discretion. The depreciable life of the assets and leasehold improvements are limited by the expected term unless there is a transfer of title or purchase option reasonably certain of exercise.

Accounts Receivable, Contract Assets, and Allowance for Credit Losses

The Company records its accounts receivable and contract assets at sales value. The Company’s contract assets consist of revenues recognized by the Company, but for which the Company has not yet been able to contractually invoice for final payment. The Company has tracked historical loss information for its accounts receivable and contract assets and compiled historical credit loss percentages for customers who share similar risk characteristics considering current trends and forecasts. Management believes that the historical loss information it has compiled is a reasonable basis on which to determine expected credit losses for accounts receivable and contract assets held as of year end because the composition of the accounts receivable and contract assets at that date is consistent with that used in developing the historical credit-loss percentages (i.e. the similar risk characteristics of its customers and its lending practices have not changed significantly over time). Final payment of the Company’s accounts receivable is considered past due when payment has not been received within 30 days of the invoice date. Account balances are charged off against the allowance for credit losses when the probability for recovery is remote. Recoveries of receivables previously charged off are recorded when cash payment is received. As of December 31, 2024, the allowance for credit losses was $123,000.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter) as follows:

Tools and gear	3 years
Computer equipment	3 years
Furniture	5 years
Vehicles	3 years
Leasehold improvements	1 – 3 years

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Upon sale or retirement of depreciable property, the costs and accumulated depreciation and amortization are removed from the related accounts and any gain or loss is reflected in the statement of operations and member’s deficit.

AMBIA ENERGY, LLC.

Notes to Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Tangible Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. When such factors and circumstances exist, the Company compares the estimated undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amounts over the fair values of those assets and is recorded in the period in which the determination is made. As of December 31, 2024, management determined that the Company’s tangible assets were not impaired.

Income Taxes

The Company is organized as a limited liability company and is generally not subject to income taxed pertaining to operations; rather, the members of the limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the accompanying financial statements. The Company makes distributions to it member to pay income tax liabilities.

Generally accepted accounting principles require tax effects from an uncertain tax position to be recognized in the financial statements only if the position is more likely than not to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the more-likely-than-not threshold, the largest amount of tax benefit that is greater than 50% likely to be recognized upon ultimate settlement with the taxing authority is recorded. As of December 31, 2024, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the financial statements. The Company is subject to routine audits by tax jurisdictions; however, there are currently no audits in progress.

Revenue Recognition and Deferred Revenue

The Company primarily generates its revenues from selling and installing solar energy systems. Revenues are recognized when control of installed solar systems are transferred to customers in an amount that reflects the consideration expected to be received by the Company in exchange for the installed solar system. The Company determines revenue recognition through the following steps:

•        Identification of the contract, or contracts, with a customer

•        Identification of the performance obligations in the contract

•        Determination of the transaction price

•        Allocation of the transaction price to the performance obligations in the contract

•        Recognition of revenue when, or as, each performance obligation is satisfied

A performance obligation is a promise in a contract to transfer a distinct service or product to the client, and it is the unit of account in the guidance for revenue recognition. The Company’s contracts have a single performance obligation, which is to either a) install a solar energy system or b) orchestrate the sale of a solar energy system which will be installed by a third party. The promise to transfer the services is not separately identifiable from other promises in those contracts, and therefore, those other promises are not distinct performance obligations.

Installation Services

The Company’s principal performance obligation is to install a solar energy system. The Company recognizes revenue upon receiving notice of the completion of the final inspection of the respective solar energy system.

AMBIA ENERGY, LLC.

Notes to Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Revenue is recognized at the total contract price that the end residential customer has agreed to pay before any cost of financing incurred by customer. The Company arranges financing for the customer with third-party financing companies. These third-party financing companies often withhold amounts to pay for solar panels and other materials for added security. The Company is the primary obligor in the transaction as it controls the price charged to end residential customers, bears the responsibility to install solar panels that meet regulatory requirements, and bears collection risk unless the customer is approved to finance the transaction with a third-party financing company.

Sales Dealer Services

The Company’s principal performance obligation is to complete the sale of solar energy systems for third parties who then perform the installation. The Company recognizes revenue upon the closing of each sale in the amount of the fee they earn for closing the sale, as that is when the performance obligation is satisfied.

The following table presents the Company’s revenue disaggregated by revenue source (recognized at a point in time) for the year ended December 31:

2024
Installation services revenue	$54,164,441
Sales dealer revenue	109,280
$54,273,721

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled revenue (contract assets), and deferred revenue (contract liabilities) on the balance sheet. Amounts are billed as specific milestones are met, which may or may not align with when revenue is recognized. Specific billing milestones include: 1) 10% – 20% of the contract value is billed to the third-party lender upon contract signing; 2) an additional 70% of the contract value is billed to the third-party lender upon the solar system being installed; and 3) the final 10% – 20% of the contract value is billed to the third-party lender upon system receiving its permission to operate from the local jurisdiction. All revenue from solar system installations is recognized upon the system passing inspection by the local jurisdiction, which generally does not coincide with receiving a permission to operate and as a result the third payment for the final 10% – 20% from the lender is recorded as a contract asset — unbilled revenue until the permission to operate is received from the local jurisdiction.

The beginning and ending contract balances were as follows:

	December 31, 2024	January 1, 2024
Accounts receivable	$1,010,295	$155,801
Unbilled receivables	4,601,890	3,916,562
Deferred revenue	10,585,293	11,661,448

Limited Warranty

The Company provides a limited warranty of workmanship on its installation products for a period of ten years beginning on the date of installation completion. This warranty is limited to defects in materials and workmanship caused during installation, and to roof penetrations caused in the installation that they will be watertight. The Company bases its estimates on historical estimates and known conditions at the time. To date, warranty claims have been nominal. Accordingly, there was no warranty accrual recorded as of December 31, 2024.

AMBIA ENERGY, LLC.

Notes to Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Deferred Commissions

Costs Incurred to Acquire Customer Contracts

The Company recognizes an asset for incremental costs of obtaining a contract with the customer if management expects to recover these costs. Incremental costs are those that would not have been incurred if the contract did not exist. Examples of incremental costs often capitalized are sales commissions whereas examples of costs that would not be included are internal employee salaries, standard benefits, travel costs, and other/general legal costs. Sales commissions and related payroll taxes are the only incremental contract costs the Company incurs, which are paid out when installation is complete. As installations of customer solar systems are generally installed within 3 months resulting in the commissions being earned at that point-in-time, the Company applies the practical expedient under ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers and expenses all incremental costs to acquire customers contracts upon installation of the solar system.

Deferred Contract Fulfillment Costs

Prior to the installation and final inspection of a customer solar system, the Company incurs costs for design, equipment, permits, and other similar costs. These contract fulfillment costs are contract specific, enhance the asset (solar system) that will eventually be transferred to the customer, and are expected to be recovered as part of the transaction price associated with the contract. As a result, the Company capitalizes these costs as they are incurred, and expenses them once the solar system passes final inspection. The Company had $6,137,615 in deferred contract fulfillment costs classified as deferred costs in the accompanying balance sheet as of December 31, 2024.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2024 totaled approximately $291,000.

Sales Tax

The Company collects sales and other taxes from certain customers and remits those taxes to governmental agencies. The Company reports the collection of these taxes on a net basis and such taxes are excluded from revenues.

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through December 22, 2025, which is the date the financial statements were available to be issued.

3.      Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow in the future to support its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its operating expense obligations.

As of December 31, 2024, the Company had a working capital surplus of approximately $665,000 and stockholders’ deficit of approximately $7,032,000. For the year ended December 31, 2024, the Company had a net loss of approximately $6,253,000 and used cash in operating activities of approximately $6,322,000.

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025.

Management of the Company has evaluated these conditions and believes the Company’s working capital and sales from operations will allow the Company to fund operations and pay current liabilities. Additionally, the Company raised additional funds in 2025 (See Note 13) that will assist the Company with liquidity needs, and finally, management

AMBIA ENERGY, LLC.

Notes to Financial Statements

3.      Liquidity (cont.)

believes the pending acquisition of the Company as previously mentioned will provide sufficient liquidity for the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Although there can be no assurances, management believes that the capital raised and pending acquisition of the Company, combined with continued operational improvements as needed will provide the Company with the resources necessary to meet its liquidity needs for 12 months from the date the financial statements were available to be issued.

4.      Property and Equipment

Property and equipment consisted of the following as of December 31:

2024
Tools and gear	$296,085
Leasehold improvements	76,701
Vehicles	52,552
Computer equipment	54,392
Furniture	30,946
510,676
Less accumulated depreciation and amortization	(125,484)
$385,192

Depreciation and amortization expense on property and equipment was calculated on a straight-line basis and for the year ended December 31, 2024 was $101,680. Amortization of right-of-use assets held under finance leases was $299,985 for the year ended December 31, 2024; and is included in depreciation and amortization expense in the statement of operations and member’s deficit.

5.      Related-Party Notes Payable

The Company has entered into notes payable agreements with various related parties. Interest rates on these notes payable range from 8% to 13%. Some notes require quarterly interest payments, while others do not require interest to be paid until the maturity date. For all related-party notes payable, the principal amounts are not due until the maturity date which ranges from December 2026 to April 2033.

As of December 31, 2024, the future maturities of related-party notes payable are as follows:

For the year ending December 31:
2025	$—
2026	3,100,000
2027	—
2028	—
2029	—
Thereafter	4,040,109
$7,140,109

6.      Related-Party Lines of Credit

The Company has entered into verbal line of credit agreements with related parties. These lines of credit have maximum balances of $250,000 to $1,400,000 and bear interest on their outstanding individual balances at an interest rate of 13%. Principal and interest are not due until the maturity date which range from May to July 2027.

AMBIA ENERGY, LLC.

Notes to Financial Statements

6.      Related-Party Lines of Credit (cont.)

As of December 31, 2024, the future maturities of related-party lines of credit are as follows:

For the year ending December 31:
2025	$—
2026	—
2027	2,175,000
$2,175,000

7.      Member’s Deficit

The Company is wholly owned by Ambia Holdings, Inc. and a 100% of the membership interests outstanding are held by Ambia Holdings, Inc.

8.      Commitments and Contingencies

Litigation

The Company is involved in legal proceedings from time to time arising in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.

Commitment to Former Employee

On November 7, 2024, the Company entered into a separation and release of claims agreement with an employee wherein the employee was paid a severance payment of approximately $42,000 in exchange for the employee’s release of claims and agreement to restrictive covenants. Contemporaneously with this agreement, the Company entered a loan agreement with this employee and committed to lend to this former employee up to $600,000 with draws occurring at a pre-defined rate during 2025 and 2026. Interest on the draw amounts earn 3% of the outstanding balance. Each draw will be fully forgiven 5 months after the disbursement if the former employee abides by the restrictive covenants, which are primarily non-compete and non-solicitation agreements. This former employee holds a less than 1% interest in the Company.

During 2024 no amounts were forgiven. As of December 31, 2024, the outstanding balance under this loan agreement was $400,000, and is included within accrued liabilities on the balance sheet. If not forgiven, the entire balance under this agreement is due on January 15, 2028.

9.      Leases

Finance lease assets are recorded net of accumulated amortization of $313,445 as of December 31, 2024.

The components of lease expense were as follows for the year ended December 31:

Lease Cost	Classification	2024
Operating	Rent	$759,705
Finance:
Asset amortization	Depreciation and amortization	299,985
Interest on liability	Net interest expense	44,223
Net lease cost		$1,103,913

AMBIA ENERGY, LLC.

Notes to Financial Statements

9.      Leases (cont.)

The weighted average remaining lease terms and interest rates were as follows as of December 31, 2024:

Lease Term and Discount Rate	2024
Weighted average remaining lease term (years)
Operating leases	2.26
Finance leases	4.36
Weighted average discount rate
Operating leases	4.07%
Finance leaess	4.31%

The following table reconciles the undiscounted future cash flows for the next five years to the operating and finance lease liabilities recorded within the balance sheet as of December 31, 2024:

For the year ending December 31:	Operating	Finance
2025	$424,140	$375,721
2026	215,620	374,183
2027	93,048	374,183
2028	70,521	353,318
2029	—	231,674
Total lease payments	803,329	1,709,079
Less: interest	(34,527)	(164,992)
Present value of lease liabilities	$768,802	$1,544,087

10.    Related Party Transactions Not Disclosed Elsewhere

Sales Commissions Receivables

Sales commissions receivables consist of commissions receivable due from employees and contractors owed to the Company as of December 31, 2024 in the amount of approximately $424,000.

Related-Party Accounts Payable

A related-party entity will on occasion pay for bills on the Company’s behalf, and other amounts due to this entity arise over the normal course of business operations. As of December 31, 2024, the Company owed approximately $510,000 to this entity.

Related-Party Accrued Interest

As of December 31, 2024, accrued interest to related parties of approximately $1,091,000 is included in accrued expenses in the balance sheet.

Operating Lease

The Company leased certain office space from a related-party entity. This lease terminated on December 31, 2024. Amortization expense for the year ended December 31, 2024 was approximately $279,000, and is included in rent expense in the accompanying statement of operations and member’s deficit. The present value of the lease payments for this related-party lease was computed using a discount rate of 4.33%.

AMBIA ENERGY, LLC.

Notes to Financial Statements

11.    Benefit Plan

The Company sponsors a defined contribution 401(k) retirement plan (the Retirement Plan). Employees are eligible to participate on the first day of the month coinciding with or next following the date they have completed six months of service and have attained 18 years of age. Employees may elect to contribute to the Retirement Plan subject to the limitations of the Internal Revenue Code (IRC). The Company makes a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 2% of each participant’s contribution. Participants are 100% vested in all contributions immediately. For the year ending December 31, 2024, the Company made $217,639 in matching contributions to the plan.

12.    Subsequent Events

During the first quarter of 2025, existing related-party lenders loaned the Company a combined $500,000 in additional funds to increase maximum line of credit balances that were in place as of December 31, 2024.

In March 2025, the Company signed a lease agreement extending the lease for its main office through May 31, 2030. Total lease payments to be made during the 5 year extension are $3,533,133.

In April of 2025, the Company entered into a sale and purchase of future receivables agreement with a lender. This third-party lender lent the Company $1,000,000 and in return the Company agreed to pay the lender 8% of all cash collections from customers until a total of $1,320,000 has been paid. This agreement was paid in full in August 2025.

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025.

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements are derived from the historical consolidated financial statements of SunPower Inc. and Subsidiaries (the “Company”, “SunPower”) the historical combined financial statements of SunPower Businesses, the historical financial statements of Sunder Energy, LLC (“Sunder”) and the historical financial statements of Ambia Energy LLC (“Ambia”) and reflects (1) the acquisition of Ambia which closed on November 21, 2025 (the “Ambia Acquisition”), (2) the acquisition of Sunder which closed on September 24, 2025 (the “Sunder Acquisition”), (3) the acquisition of certain businesses from SunPower Corporation which closed on September 30, 2024 (the “SunPower Acquisition” and collectively with the Ambia Acquisition and Sunder Acquisition “Acquisitions”) and (4) the financing of the Acquisitions (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisitions has been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes and thus accounts for the Acquisitions as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The estimated fair values of the assets acquired and liabilities assumed and the related purchase price allocation for both Ambia and Sunder are provisional and have been made solely for the purpose of providing unaudited pro forma combined financial information. As a result of the foregoing, the pro forma adjustments for both Ambia and Sunder are provisional and have been made solely for the purpose of providing unaudited pro forma combined financial information.

The unaudited pro forma combined balance sheet as of September 28, 2025 gives pro forma effect to the Ambia Acquisition as if it had been consummated on September 28, 2025 and the pro forma adjustments related to the Financing of the Ambia Acquisition as described in Note 1 to these pro forma financial statements. The unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2024 combine the historical statements of operations of the Company, SunPower Businesses, Sunder and Ambia on a pro forma basis as if the Acquisitions and the Financing, summarized below, had been consummated on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma combined statements of operations for the thirty-nine week period ended September 28, 2025, combine the historical statements of operations of the Company, Sunder and Ambia on a pro forma basis as if the Sunder and Ambia Acquisitions and the financing of the Sunder and Ambia Acquisitions, summarized below, had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisitions.

The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the Unaudited Pro Forma Combined Financial Statements;

•        the historical audited financial statements of the Company for the fiscal year ended December 29, 2024 and the related notes in its Annual Report for such fiscal year;

•        the historical unaudited financial statements of the Company as of and for the thirty-nine weeks ended September 28, 2025 and the related notes in its Quarterly Report on Form 10-Q for such period;

•        the audited financial statements of Ambia as of and for the year ended December 31, 2024, and the unaudited financial statements of Ambia as of and for the nine months ended September 30, 2025 attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K;

•        the audited financial statements of Sunder as of and for the year ended December 31, 2024, and the unaudited financial statements of Sunder as of and for the six months ended June 30, 2025, which are attached as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K/A dated September 21, 2025 and filed on January 9, 2026;

•        the audited carveout financial statements of the SunPower Businesses as of and for the thirty-nine weeks ended September 29, 2024, which are attached as Exhibit 99.1 to the Current Report on Form 8-K/A dated September 30, 2024 and filed on December 16, 2024.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and Financing occurred on the dates indicated. Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of SunPower following the completion of the Acquisitions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF SEPTEMBER 28, 2025
(In thousands, except shares and per share data)

	SunPower Historical Balance Sheet	Ambia Energy LLC			Pro Forma Balance Sheet
		Historical Balance Sheet	Reclassification Adjustments (Note 3.A)	Transaction Adjustments (Note 3.B)
ASSETS
Current assets:
Cash and cash equivalents	$5,072	$694	$—	$—	$5,766
Accounts receivable, net	80,753	1,293	—	—	82,046
Other receivables	—	486	(486)	—	—
Inventories	8,694	—	—	3,943	12,637
Contract assets – unbilled receivables	—	5,716	—	—	5,716
Sales commissions receivable, net	—	1,581	(1,581)	—	—
Deferred commissions	—	1,146	—	(1,146)	—
Deferred costs	—	3,943	—	(3,943)	—
Prepaid expenses and other current assets	20,830	343	2,067	—	23,240
Total current assets	115,349	15,202	—	(1,146)	129,405
Restricted cash	3,841	—	—	—	3,841
Property and equipment, net	3,670	424	1,602	—	5,696
Finance lease right-of-use assets	—	1,602	(1,602)	—	—
Operating lease right-of-use assets	2,528	2,856	—	—	5,384
Intangible assets, net	38,956	—	—	—	38,956
Goodwill	42,911	—	—	44,618	87,529
Other noncurrent assets	1,085	—	182	—	1,267
Deposits	—	182	(182)	—	—
Total assets	$208,340	$20,266	$—	$43,472	$272,078

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$19,857	$2,489	$—	$—	$22,346
Related party accounts payable	—	294	—	—	294
Accrued expenses and other current liabilities	59,271	3,432	1,631	18,750	83,084
Notes payable to related parties	21,500	—	—	—	21,500
Contract liabilities	9,713	7,702	—	—	17,415
SAFE Agreement with related party	497	—	—	—	497
Forward purchase agreement liabilities	4,301	—	—	—	4,301
Accrued commissions	—	212	(212)	—	—
Merchant cash advance, net of discount	—	488	(488)	—	—
Current portion of operating lease liabilities	—	622	(622)	—	—

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF SEPTEMBER 28, 2025 — (Continued)
(In thousands, except shares and per share data)

	SunPower Historical Balance Sheet	Ambia Energy LLC			Pro Forma Balance Sheet
		Historical Balance Sheet	Reclassification Adjustments (Note 3.A)	Transaction Adjustments (Note 3.B)
Current portion of finance lease liabilities	—	309	(309)	—	—
Total current liabilities	115,139	15,548	—	18,750	149,437
Warranty provision, noncurrent	2,140	—	—	—	2,140
Warrant liability	4,683	—	—	—	4,683
Contract liabilities, noncurrent	1,713	—	—	—	1,713
Notes payable and derivative liabilities, net of current	148,205	—	—	—	148,205
Notes payable and derivative liabilities with related parties, net of current	34,572	—	9,815	—	44,387
Operating lease liabilities	1,335	2,146	—	—	3,481
Finance lease liabilities, net of current portion	—	986	(986)	—	—
Related party lines of credit	—	2,675	(2,675)	—	—
Related party notes payable	—	7,140	(7,140)	—	—
Other long-term liabilities	12,869	—	986	—	13,855
Total liabilities	320,656	28,495	—	18,750	367,901
Commitments and contingencies
Member’s deficit	—	(8,229)	—	8,229	—
Stockholders’ deficit					—
Preferred stock	—	—	—	—	—
Common stock	14	—	—	—	14
Additional paid-in-capital	330,083	—	—	16,493	346,576
Accumulated other comprehensive income	165		—	—	165
Accumulated deficit	(442,578)	—	—	—	(442,578)
Total stockholders’ deficit	(112,316)	—	—	16,493	(95,823)
Total liabilities and stockholders’ deficit	$208,340	$20,266	$—	$43,472	$272,078

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2025
(In thousands, except shares and per share data)

	SunPower Historical Results of Operations	Sunder Energy LLC				Ambia Energy LLC						Combined Pro Forma Results of Operations
		Historical Results of Operations	Transaction Adjustments (Note 4)		Pro Forma Results of Operations	Historical Results of Operations	Reclassification Adjustments (Note 4)		Transaction Adjustments (Note 4)		Pro Forma Results of Operations
Revenues	$220,269	$56,084	$—		$56,084	$61,076	$—		$—		$61,076	$337,429
Cost of revenues	126,970	—	2,132	(C)	2,132	32,622	—		—		32,622	161,724
Gross (loss) profit	93,299	56,084	(2,132)		53,952	28,454	—		—		28,454	175,705
Operating expenses
Sales commissions	24,273	45,615	—		45,615	16,003	—		—		16,003	85,891
Sales and marketing	21,764	1,251	—		1,251	—	—		—		—	23,015
General and administrative	52,382	15,916	364	(C)	16,280	10,845	1,533	(F)	—		12,378	81,040
Rent	—	—	—		—	1,038	(1,038)	(F)	—		—	—
Depreciation and amortization	—	—	—		—	495	(495)	(F)	—		—	—
Total operating expenses	98,419	62,782	364		63,146	28,381	—		—		28,381	189,946
Loss from continuing operations	(5,120)	(6,698)	(2,496)		(9,194)	73	—		—		73	(14,241)
Interest expense	(23,258)	(246)	(4,389)	(D)	(4,635)	(1,286)	—		—		(1,286)	(29,179)
Interest income	3	36	—		36	—	—		—		—	39
Other income (expense), net	(1,724)	320	—		320	17	—		—		17	(1,387)
Total other income (expense), net	(24,979)	110	(4,389)		(4,279)	(1,269)	—		—		(1,269)	(30,527)
Loss from continuing operations before income taxes	(30,099)	(6,588)	(6,885)		(13,473)	(1,196)	—		—		(1,196)	(44,768)
Income tax (provision) benefit	—	—	—		—	—	—		—		—	—
Net loss from continuing operations	$(30,099)	$(6,588)	$(6,885)		$(13,473)	$(1,196)	$—		$—		$(1,196)	$(44,768)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(0.37)											$(0.47)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	82,036,790		3,296,704	(E)	3,296,704				10,243,924	(G)	10,243,924	95,577,418

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 29, 2024
(In thousands, except shares and per share data)

	SunPower Historical Results of Operations	SunPower Businesses						Sunder Energy LLC				Ambia Energy LLC					Combined Pro Forma Results of Operations
		Historical Results of Operations	Reclassification Adjustments (Note 4)		Transaction Adjustments (Note 4)		Pro Forma Results of Operations	Historical Results of Operations	Transaction Adjustments (Note 4)		Pro Forma Results of Operations	Historical Results of Operations	Reclassification Adjustments (Note 4)		Transaction Adjustments (Note 4)	Pro Forma Results of Operations
Revenues	$108,742	$273,118	$—		$—		$273,118	$44,293	$—		$44,293	$54,274	$—		$—	$54,274	$480,427
Cost of revenues	69,240	173,062	—		—		173,062	—	2,843	(C)	2,843	31,932	—		—	31,932	277,077
Gross (loss) profit	39,502	100,056	—		—		100,056	44,293	(2,843)		41,450	22,342	—		—	22,342	203,350
Operating expenses
Sales commissions	24,590	—	33,398	(H)	—		33,398	37,554	—		37,554	14,400	—		—	14,400	109,942
Sales and marketing	6,827	—	13,257	(H)	—		13,257	1,170	—		1,170	—	—		—	—	21,254
General and administrative	76,594	—	177,238	(H)	(2,776)	(I)	174,462	16,146	9,764	(C)	25,910	11,156	1,601	(F)	—	12,757	289,723
Sales, general and administrative	—	219,932	(219,932)	(H)	—		—	—	—		—	—	—		—	—	—
Loss on goodwill impairment	—	103,926	—		—		103,926	—	—		—	—	—		—	—	103,926
Research and development	—	3,961	(3,961)	(H)	—		—	—	—		—	—	—		—	—	—
Rent	—	—	—		—		—	—	—		—	1,199	(1,199)	(F)	—	—	—
Depreciation and amortization	—	—	—		—		—	—	—		—	402	(402)	(F)	—	—	—
Total operating expenses	108,011	327,819	—		(2,776)		325,043	54,870	9,764		64,634	27,157	—		—	27,157	524,845
(Loss) income from continuing operations	(68,509)	(227,763)	—		2,776		(224,987)	(10,577)	(12,607)		(23,184)	(4,815)	—		—	(4,815)	(321,495)
Interest expense	(16,223)	(285)	—		(13,274)	(J)	(13,559)	(180)	(4,605)	(D)	(4,785)	(1,234)	—		—	(1,234)	(35,801)
Interest income	19	—	—		—		—	18	—		18	—	—		—	—	37
Other income (expense), net	7,932	(12)	—		—		(12)	4,525	—		4,525	(204)	—		—	(204)	12,241
Gain on troubled debt restructuring	22,337	—	—		—		—	—	—		—	—	—		—	—	22,337
Total other income (expense), net	14,065	(297)	—		(13,274)		(13,571)	4,363	(4,605)		(242)	(1,438)	—		—	(1,438)	(1,186)
Loss from continuing operations before income taxes	(54,444)	(228,060)	—		(10,498)		(238,558)	(6,214)	(17,212)		(23,426)	(6,253)	—		—	(6,253)	(322,681)
Income tax (provision) benefit	—	572	—		—		572	—	—		—	—	—		—	—	572
Net loss from continuing operations	$(54,444)	$(227,488)	$—		$(10,498)		$(237,986)	$(6,214)	$(17,212)		$(23,426)	$(6,253)	$—		$—	$(6,253)	$(322,109)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 29, 2024 — (Continued)
(In thousands, except shares and per share data)

	SunPower Historical Results of Operations	SunPower Businesses				Sunder Energy LLC				Ambia Energy LLC					Combined Pro Forma Results of Operations
		Historical Results of Operations	Reclassification Adjustments (Note 4)	Transaction Adjustments (Note 4)	Pro Forma Results of Operations	Historical Results of Operations	Transaction Adjustments (Note 4)		Pro Forma Results of Operations	Historical Results of Operations	Reclassification Adjustments (Note 4)	Transaction Adjustments (Note 4)		Pro Forma Results of Operations
Net loss from continuing operations per share attributable to common stockholders
Basic	$(0.82)														$(4.01)
Diluted	$(1.19)														$(4.01)
Weighted average shares used to compute net loss per share attributable to common stockholders:
Basic	66,655,837						3,333,334	(E)	3,333,334			10,243,924	(G)	10,243,924	80,233,095
Diluted	75,793,548						3,333,334	(E)	3,333,334			10,243,924	(G)	10,243,924	80,233,095

The accompanying notes are an integral part of these pro forma financial statements.

AMBIA ENERGY, LLC

Notes to Unaudited Pro Forma Combined Financial Statements

1.      Basis of Presentation

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma financial condition and results of operations of the Company based on the historical financial information of the Company, SunPower Businesses, Sunder and Ambia after giving effect to the Acquisitions and reclassifications and financing adjustments as set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not reflect any management adjustments for expected effects of the Acquisitions.

The unaudited pro forma combined statement of operations for the fiscal year ended December 29, 2024 combine the historical statements of operations of the Company, SunPower Businesses, Sunder and Ambia on a pro forma basis as if the Acquisitions and the Financing, had been consummated on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma combined statements of operations for the thirty-nine week period ended September 28, 2025, combine the historical statements of operations of the Company, Sunder and Ambia on a pro forma basis as if the Sunder and Ambia Acquisitions and the financing of the Sunder and Ambia Acquisitions had been consummated on January 1, 2024, the beginning of the earliest period presented.

SunPower Businesses Acquisition

On August 5, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with SunPower Corporation and SunPower Corporation’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the sale and purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors. The APA was entered into in connection with a voluntary petition filed by SunPower Corporation under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The SunPower Acquisition was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets (as defined in the APA) effective September 30, 2024, in the Company’s fourth fiscal quarter of 2024, in consideration for a cash purchase price of $54.5 million. The acquisition transaction under the APA is referred to herein as the “SunPower Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.”

The following table summarizes the final fair values of identifiable assets acquired and liabilities assumed and measurement period adjustments (in thousands):

Net assets acquired:
Cash	$1,000
Accounts receivable	16,614
Inventories	48,388
Prepaid expenses and other current assets	2,219
Property and equipment	5,867
Operating lease right-of-use assets	2,506
Other noncurrent assets	541
Intangibles	15,894
Deferred revenue	(7,361)
Accounts payable	(5,270)
Accrued expenses and other current liabilities	(13,955)
Operating lease liabilities	(2,963)
Other long-term liabilities	(8,980)
Fair value of net tangible assets acquired	54,500
Goodwill recognized	—
Consideration transferred	$54,500

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

1.      Basis of Presentation (cont.)

The historical results of the SunPower Businesses included in the pro forma combined statement of operations for the fiscal year ended December 29, 2024 include the historical results of operations for the SunPower Businesses from January 1, 2024 through September 29, 2024, which were derived from the audited carveout financial statements of the SunPower Businesses as of and for the thirty-nine weeks ended September 29, 2024.

Sunder Acquisition

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with Sunder Energy LLC (“Sunder” or “Sunder Acquisition”) and the seller, Chicken Parm Pizza LLC (“Seller/Member”), the sole member of Sunder. The acquisition of Sunder was completed in the Company’s third fiscal quarter on September 24, 2025, and the financial results of Sunder have been included in the Company’s unaudited condensed consolidated financial statements since the date of acquisition. On September 24, 2025 (“Sunder Closing”), the Company completed the acquisition of all assets and assumption of all liabilities of the Membership Interests of Sunder for aggregate consideration of $57.8 million. Sunder is a solar sales company.

Per the terms of the MIPA, the Company acquired all of the outstanding membership interest of Sunder for (1) $20.7 million in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Member in the principal amount of $20.0 million (“Seller Note”); (3) and 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share).

The total consideration is summarized as follows (in thousands except share data):

Consideration
Cash	$20,689
Seller note	20,000
3,333,334 shares of the Company’s common stock issued at Closing	5,700
Contingent consideration arrangement – up to 6,666,666 shares of the Company’s common stock to be issued	11,400
Fair value of total consideration transferred	$57,789

The fair values of assets acquired and liabilities assumed are based upon a provisional valuation of the assets acquired and liabilities assumed, and the Company’s estimates and assumptions are subject to change within the measurement period. Finalization of the fair values remains open for the components of working capital, identification and valuation of intangibles and allocation of goodwill.

The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Accounts receivable	$257
Prepaid expenses and other current assets	387
Property and equipment	241
Operating lease right-of-use assets	313
Other noncurrent assets	552
Intangibles	25,922
Contract liabilities	(11,073)
Accounts payable	(184)
Accrued expenses and other current liabilities	(1,322)
Operating lease liabilities	(215)
Fair value of net tangible assets acquired	14,878
Goodwill recognized	42,911
Consideration transferred	$57,789

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

1.      Basis of Presentation (cont.)

Goodwill represents the excess of the estimated consideration transferred over the fair value of the net tangible and intangible assets acquired that is associated with the excess cash flows that the acquisition is expected to generate in the future.

Ambia Acquisition

On November 21, 2025, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Ambia and Ambia Holdings, Inc., a Delaware corporation and the sole member of Ambia (“Ambia Holdings”). Ambia was the sole operating entity within Ambia Holdings.

The Company, Ambia and Ambia Holdings completed the closing under the Membership Interest Purchase Agreement (the “Ambia Closing”) on November 21, 2025. At the Ambia Closing, the Company acquired all of the outstanding membership interests of Ambia from Ambia Holdings for: (a) 10,243,924 shares (the “Ambia Closing Consideration Shares”) of common stock of the Company, issued at the Ambia Closing to Ambia Holdings; and (b) the agreement to issue an additional $9.375 million of shares of the Company’s common stock on each of the six-month anniversary of the Ambia Closing and the 12-month anniversary of the Ambia Closing (such additional shares of common stock, the “Deferred Ambia Consideration Shares”). The issuance of the Deferred Ambia Consideration Shares is subject to approval by the Company’s stockholders following the Closing in accordance with the rules and regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5635(a)).

The actual number of Deferred Ambia Consideration Shares issuable by the Company on the six- and 12-month anniversaries of the Closing will be determined based on the 20-day trailing volume-weighted average price of the Common Stock after market close on the business day immediate prior to the issuance date of the applicable shares (the “VWAP Value”); provided that the VWAP Value for the calculation of the actual number of Deferred Ambia Consideration Shares issuable by the Company will not be more than $2.8102 per share or less than $1.4988 per share. Additionally, the number of Deferred Ambia Consideration Shares issuable by the Company is subject to adjustment pursuant to customary working capital and balance sheet adjustment terms and subject to offset for certain indemnifiable damages in accordance with the Membership Interest Purchase Agreement.

The Company’s closing share price for its common stock of $1.61 on November 21, 2025 was used to fair value the shares issued at the Ambia Closing. The contingent consideration was derived as the requirement to issue $18.75 million of shares in two subsequent tranches of $9.375 million per tranche. The total consideration is summarized as follows (in thousands):

Consideration
10,243,924 shares of the Company’s common stock issued at Ambia Closing	$16,493
Deferred Ambia Consideration Shares	18,750
Fair value of total consideration	$35,243

The provisional fair value of identifiable assets acquired and liabilities assumed is summarized in Note 3.B.

Financing of the Acquisitions

SunPower Acquisition

The Company financed the SunPower Acquisition by issuing 7% convertible senior notes in September 2024 (the “September 2024 Notes”). The September 2024 Notes mature on July 1, 2029 and are convertible into the Company’s common stock at the option of the holder at a conversion rate of $2.14 per share. The September 2024 Notes will become immediately due and payable at the option of the holder in the event of default and upon a qualifying change of control event. The principal amount of the September 2024 Notes was $66.8 million and debt issuance costs of $66.8 million. In addition to the 7% interest, debt issuance costs are being amortized on a straight-line basis over the term of the September 2024 Notes.

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

1.      Basis of Presentation (cont.)

Sunder Acquisition

The acquisition of Sunder was financed as follows: (i) on September 21, 2025, the Company issued $22.0 million of 7% senior unsecured convertible notes (the “September 2025 Notes”), (ii) at closing on September 24, 2025, the Company issued a $20.0 million note to the sellers of Sunder (the “Seller Note”) and (iii) also at closing the Company agreed to issue 10.0 million shares of the Company’s stock which had a fair value of $17.1 million at the closing date of the Sunder acquisition.

The September 2025 Notes were issued pursuant to an Indenture agreement with U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The September 2025 Notes issued under the Indenture bear interest at 7.0% per annum, and the interest is payable semiannually in arrears on January 1 and July 1 of each year beginning on January 1, 2025. The principal is payable in full at maturity on July 1, 2029. The September 2025 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of the September 2025 Notes may convert at any time. The September 2025 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event.

The Seller Note has an original principal amount of $20.0 million. The Seller Note bears interest at 7.0% per annum, compounded at the end of each calendar quarter. Interest is due and payable concurrent with the payment of the principal balance. The maturity date under the Seller Note is the earlier of (i) May 15, 2026 and (ii) the date on which all amounts under the Seller Note otherwise become due and payable following an event of default. The Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The Company concluded that since the sellers joined the Company and have a level of influence that is not insignificant, they are related parties of the Company and therefore the Seller Note is a related party obligation.

The Sunder Acquisition was also financed through the issuance of shares of the Company’s common stock. The Company agreed to issue 10.0 million shares of the Company’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share). At closing the Company issued 3,333,334 shares of the Company’s common stock and subject to approval of such issuances by the Company’s stockholders, the Company will issue an additional 3,333,333 shares of the Company’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of the Company’s common stock to be issued on the 18-month anniversary of the Closing (“Deferred Consideration Shares”). In lieu of issuing the Deferred Consideration Shares, the Company, in its sole discretion, may elect to pay the Member a cash payment equal to the number of Deferred Consideration Shares otherwise issuable by the Company multiplied by the volume-weighted average price of the Company’s common stock as quoted on Nasdaq for the 30-trading day period ending two business days prior to the date on which the applicable Deferred Consideration Shares were otherwise issuable (“Cash in Lieu Amount”). If the Company elects to pay the Cash in Lieu Amount, 50% of the Cash in Lieu Amount will be paid on the three-month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable, with the remaining 50% of the Cash in Lieu Amount payable on the 6 month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable. The shares of the Company’s common stock were valued at $17.1 million at the date of acquisition. The deferred consideration paid and payable in connection with the Sunder acquisition was accounted for on the Company’s balance sheet as of September 28, 2025, as (i) $5.7 million within Additional paid-in capital, (ii) $5.7 million within Accrued expenses and other current liabilities, and (iii) $5.7 million within Other long-term liabilities. The transaction adjustments within the pro forma results of operations for the thirty-nine weeks ended September 28, 2025 and fiscal year ended December 29, 2024 present the shares of common stock issuable in connection with the Sunder acquisition Refer to Note 4.I within the Transaction Adjustments in the pro forma results of operations for the periods presented.

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

1.      Basis of Presentation (cont.)

Ambia Acquisition

The Ambia Acquisition was consummated through the issuance of shares of the Company’s common stock. At the Ambia Closing the Company paid initial consideration through the issuance of 10,243,924 shares of the Company’s common stock, a non-cash transaction. The Deferred Ambia Consideration Shares will also be paid in shares of the Company’s common stock.

2.      Sunder Year to Date Results through September 23, 2025

The historical pro forma results of Sunder for the period January 1, 2025 through September 23, 2025 were derived from the unaudited financial statements for the six months ended June 30, 2025 and interim results of operations for the period from July 1, 2025 through September 23, 2025 as follows (in thousands):

	Six Months Ended June 30, 2025	July 1, 2025 thru September 23, 2025	Year to Date Through September 23, 2025
Revenues	$40,012	$16,072	$56,084
Operating expenses
Sales commissions	33,339	12,276	45,615
Sales and marketing	771	480	1,251
General and administrative	11,458	4,458	15,916
Total operating expenses	45,568	17,214	62,782
Loss from operations	(5,556)	(1,142)	(6,698)
Interest expense	(168)	(78)	(246)
Interest income	33	3	36
Other income (expense), net	10	310	320
Total other income (expense), net	(125)	235	110
Loss from before income taxes	(5,681)	(907)	(6,588)
Income tax (provision) benefit	—	—	—
Net loss	$(5,681)	$(907)	$(6,588)

The historical pro forma results of Sunder for the year ended 2024 were derived from Sunder’s audited financial statements.

3.      Notes to the Unaudited Pro Forma Balance Sheet

The following adjustments were made related to the unaudited pro forma combined balance sheet as of September 28, 2025 for the acquisition of Ambia:

A.     Reclassification adjustments to conform the Ambia balance sheet accounts to the Company’s balance sheet accounts.

B.      Reflects the $35.2 million of stock consideration to consummate the Ambia Acquisition. Ambia’s closing balance sheet as of September 30, 2025 was used as a proxy to derive the pro forma balance sheet of SunPower inclusive of the acquisition of Ambia. Per ASC 805, the historical deferred commissions balance of $1.1 million on Ambia’s closing balance sheet is not included as an asset in the determination of assets acquired and is eliminated as shown in the transaction adjustments to derive the pro forma balance sheet. In addition, the deferred costs on Ambia’s historical balance sheet includes costs that the Company accounts for as inventory and therefore, the Company has classified such deferred costs as inventory in the provisional allocation of the purchase price and on the pro forma balance sheet. Based on Ambia’s closing balance sheet of September 30, 2025 and the consideration transferred, the pro forma balance

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

3.      Notes to the Unaudited Pro Forma Balance Sheet (cont.)

sheet reflects excess consideration of $44.6 million which is presented as goodwill in the Company’s pro forma balance sheet. The following table summarizes the provisional fair value of the identifiable assets acquired and liabilities assumed (in thousands):

Net assets as of September 30, 2025
Cash and cash equivalents	$694
Accounts receivable, net	1,293
Contract assets – unbilled receivables	5,716
Inventories	3,943
Prepaid expenses and other current assets	2,410
Property and equipment, net	2,026
Operating lease right-of-use assets	2,856
Other noncurrent assets	182
Accounts payable	(2,489)
Accounts payable due to related party	(294)
Accrued expenses and other current liabilities	(5,063)
Contract liabilities	(7,702)
Notes payable and lines of credit due to related parties	(9,815)
Operating lease liabilities, noncurrent	(2,146)
Other long-term liabilities	(986)
Total	(9,375)
Fair value of common stock issued (APIC)	16,493
Fair value of Deferred Ambia Consideration Shares (Accrued expenses and other current liabilities)	18,750
Total consideration	35,243
Goodwill	$44,618

As Ambia’s historical balance sheet as of September 30, 2025 was used to estimate the provisional fair values of the assets acquired and liabilities assumed, no intangible assets are included in the preliminary purchase price allocation, and therefore no amortization expense is included in the pro forma transaction adjustments for the Ambia Acquisition. The Company may recognize intangible assets as it updates the purchase price allocation during the measurement period, which would increase amortization expense, net loss from continuing operations, and net loss per share.

4.      Notes to the Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2024 and the thirty-nine week period ended September 28, 2025, are as follows:

C.     As of the acquisition date, the provisional components of Sunder intangibles acquired and their useful lives were as follows (in thousands):

	Estimated useful life	Amount
Customer related intangible	1 year	$9,279
Trademark – Sunder	5 years	2,427
Developed technology – Sunder	5 years	14,216
Intangible assets acquired		$25,922

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

4.      Notes to the Unaudited Pro Forma Combined Statements of Operations (cont.)

Intangible assets are amortized on a straight-line basis. This transaction adjustment reflects the pro forma amortization expense for the thirty-nine week period ended September 28, 2025, as if the acquisition occurred and corresponding intangible assets were established on January 1, 2024. The components of the pro forma amortization expense are as noted below (in thousands):

	Thirty-Nine Weeks Ended September 28, 2025	Fiscal Year Ended December 29, 2024
Customer related intangible	$—	$9,279
Trademark	364	485
Developed technology	2,132	2,843
Total pro forma amortization expense	$2,496	$12,607
Classified within cost of revenues	$2,132	$2,843
Classified within general and administrative expense	364	9,764

The above estimates of intangible assets’ fair values and useful lives are provisional and subject to change upon finalization of the fair values of the assets acquired.

D.     Transaction adjustment reflects (i) the impact of interest expense and amortization of debt issuance costs arising from the September 2025 Notes issued in connection with the acquisition of Sunder, assuming the September 2025 Notes were issued on January 1, 2024 and (ii) the impact of interest expense arising from the $20.0 million Seller Note issued in connection with the acquisition of Sunder, assuming the Seller Note was issued on January 1, 2024. The components of pro forma interest and amortization of debt issuance costs are as follows (in thousands):

	Thirty-Nine Weeks Ended September 28, 2025	Fiscal Year Ended December 29, 2024
September 2025 Notes	$3,244	$3,168
Seller Note	1,145	1,437
Total pro forma interest expense	$4,389	$4,605

E.      The pro forma results of operations include 3,333,334 shares of the Company’s stock issued at the date of the Sunder Acquisition. As of September 28, 2025, the historical weighted average shares outstanding included 36,630 shares issued in connection with the Sunder Acquisition. As such, incremental shares of 3,296,704 shares included in the pro forma shares outstanding as of September 28, 2025 is net of the 36,630 shares included in the historical weighted average shares outstanding. The 6,666,666 Deferred Consideration Shares were excluded from the computation of pro forma net loss per share because issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

F.      To conform the financial statement presentation for the Ambia Acquisition to the Company’s presentation within the Statements of Operations for the periods ended September 28, 2025 and December 29, 2024.

G.     The pro forma results of operations include 10,243,924 shares of the Company’s stock issued at the date of the Ambia Acquisition. The Deferred Ambia Consideration Shares were excluded from the computation of pro forma net loss per share because the issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

H.     To conform the financial statement presentation for the SunPower Acquisition to the Company’s presentation within the Statement of Operations for the fiscal year ended December 29, 2024.

AMBIA ENERGY, LLC
Notes to Unaudited Pro Forma Combined Financial Statements

4.      Notes to the Unaudited Pro Forma Combined Statements of Operations (cont.)

I.       The intangible assets and related useful lives of the SunPower Acquisition are as follows (in thousands):

	Estimated useful life	Amount
Trademark – Blue Raven	10 years	$7,094
Trademark – SunPower	10 years	4,300
Developed technology	3 years	4,500
Balance at end of period		$15,894

Intangible assets are amortized on a straight-line basis. This transaction adjustment reflects the pro forma amortization expense for the fiscal year ended December 29, 2024, as if the SunPower Acquisition occurred and corresponding intangible assets were established on January 1, 2024. The components of the pro forma amortization expense for the fiscal year ended December 29, 2024, are as noted below (in thousands):

	Total amortization of intangible assets	Included in historical results	Pro forma amortization
SunPower Acquisition
Trademark – Blue Raven	$709	$210	$499
Trademark – SunPower	430	130	300
Developed technology	1,500	375	1,125
Total pro forma SunPower Acquisition intangible asset amortization expense	$2,639	$715	$1,924

The historical results of operations of the SunPower Businesses for the period from January 1, 2024 through September 29, 2024, included intangible asset amortization of $4.7 million. As such, the transaction adjustment for the intangible assets includes the $1,924 of intangible asset amortization, net of the $4.7 million of intangible asset amortization included in the historical results of operations as noted below (in thousands):

Pro forma SunPower Acquisition intangible asset amortization expense	$1,924
Historical intangible asset amortization expense	(4,700)
SunPower pro forma intangible asset transaction adjustment	$(2,776)

All of the SunPower Acquisition intangible asset amortization expense is classified within general and administrative expense.

J.       Transaction adjustment reflects the impact of interest and amortization of debt issuance costs arising from the September 2024 Notes issued in connection with the SunPower Acquisition for the period from January 1, 2024 through September 29, 2024, assuming the September 2024 Notes were issued on January 1, 2024, The components of pro forma interest and amortization of debt issuance costs for the fiscal year ended December 29, 2024, are as follows (in thousands):

SunPower Acquisition – financing expense
September 2024 Notes	$18,598
Less amount included in the historical results of operations	(5,324)
SunPower pro forma interest expense	$13,274

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SunPower Inc. Special Meeting of Stockholders For Stockholders of record as of January 30, 2026 Wednesday, March 25, 2026 11:00 AM, Pacific Time Special Meeting to be held live via the Internet - please visit www.proxydocs.com/SPWR for more details. C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxydocs.com/SPWR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-994-3906 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SPWR YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Pacific Time, March 25, 2026 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Thurman J. Rodgers and Nicholas Wenker (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SunPower Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

SunPower Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 5 AND 6 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or “common stock”), as additional consideration pursuant to the Membership Interest Purchase Agreement, dated as of September 21, 2025, by and among SunPower Inc., Complete Solar, Inc., Chicken Parm Pizza LLC and Sunder Energy LLC in excess of 3,333,334 shares of the Company’s Common Stock. #P1# #P1# #P1# FOR 2. To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Common Stock that may be issuable upon the conversion of an additional $22,225,000 aggregate principal amount of the Company’s 7.00% Convertible Senior Notes due 2029 (the “7.00% Notes” and such additional $22,225,000 aggregate principal amount of 7.00% Notes, the “Additional 7.0% Notes”), which Additional 7.0% Notes may become issuable by the Company following the exercise of an additional purchase option for the Additional 7.0% Notes pursuant to the various Note Purchase Agreements, dated as of September 21, 2025, between the Company and the purchasers party thereto. #P2# #P2# #P2# FOR 3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Common Stock as post-closing pursuant to the Membership Interest Purchase Agreement, dated as of November 21, 2025, by and among SunPower Inc., Ambia Holdings, Inc. and Ambia Energy, LLC in excess of 16,620,910 shares of the Company’s Common Stock. #P3# #P3# #P3# FOR 4. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the increase of the aggregate commitment amount under the Amended White Lion Purchase Agreement (as defined in the accompanying Proxy Statement) from $30.0 million to $55.0 million shares of the Company’s Common Stock. #P4# #P4# #P4# FOR 5. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Common Stock (a) pursuant to the Standby Equity Purchase Agreement dated January 27, 2026 between YA II PN, Ltd. (“Yorkville”), and SunPower (the “Yorkville Purchase Agreement”) and (b) upon the conversion of convertible promissory notes issued to Yorkville in connection with the Yorkville Purchase Agreement, in an amount that may be equal to or exceed 20% of Company’s Common Stock outstanding as of January 27, 2026; #P5# #P5# #P5# FOR 6. To approve an amendment to the Company’s 2023 Equity Incentive Plan, as amended, to reserve an additional 8,000,000 shares of Common Stock for issuance under the 2023 Equity Incentive Plan, as amended; #P6# #P6# #P6# FOR Proposal_Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/SPWR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date